                                                Filed pursuant to Rule 424(b)(5)
                                                SEC File No. 333-40352


     TRAVELBYUS.COM LTD.                               AVIATION GROUP, INC.

       YOUR VOTE ON OUR PROPOSED BUSINESS COMBINATION IS VERY IMPORTANT

To the shareholders of Aviation Group and travelbyus.com:

     travelbyus.com and Aviation Group have agreed to combine our businesses through an arrangement under Ontario law. To complete the arrangement, we must obtain the approval of our shareholders and the final approval of an Ontario court.

     When the arrangement is completed, travelbyus.com will become an indirect subsidiary of Aviation Group. travelbyus.com shareholders will receive one exchangeable share of travelbyus.com for each common share they currently own. Every five exchangeable shares may be exchanged by the holder for one share of Aviation Group common stock, assuming Aviation Group effects a one-for-five reverse split of its common stock. Those exchangeable shares not previously exchanged will be automatically exchanged into Aviation Group common stock on January 1, 2003, or earlier upon certain events.

     Although Aviation Group will technically acquire travelbyus.com in the arrangement, the arrangement will result in a change in control of Aviation Group. When completed, we estimate that former travelbyus.com shareholders will own directly or indirectly approximately 97 million shares, or 95%, of Aviation Group's common stock. The arrangement is described in detail in this booklet.

     Aviation Group shareholders are also being asked to vote on additional proposals relating to the arrangement and certain other proposals. Some of these proposals are conditions to the completion of the arrangement. See "Other travelbyus.com Special Meeting Proposal" and "Other Aviation Group Special Meeting Proposals" in this booklet for detailed discussions of these other proposals.

     Aviation Group shareholders will vote at Aviation Group's special meeting on December 20, 2000, at 10:00 a.m., local time, at 700 North Pearl Street, Suite 2170, Dallas, Texas.

     travelbyus.com shareholders will vote at travelbyus.com's special meeting on December 20, 2000, at 11:00 a.m., local time, at the Royal York Hotel, 100 Front Street West, Toronto, Ontario.

     The travelbyus.com board of directors recommends that travelbyus.com shareholders vote for the arrangement proposal. The Aviation Group board of directors recommends that Aviation Group shareholders vote for the arrangement proposal and each of the other proposals.

     You should consider carefully the Risk Factors beginning on page 20 of this booklet.

     Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. You may vote your shares by completing and returning the enclosed proxy card. You may also cast your vote in person at the special meeting.

                                                Very truly yours,

/s/ BILL KERBY                                  /s/ LEE SANDERS
___________________________________________     ________________________________
William Kerby, Chief Executive Officer          Lee B. Sanders, Chairman
travelbyus.com ltd.                             Aviation Group, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This joint proxy statement/prospectus is dated November 8, 2000, and is first being mailed to shareholders on or about November 9, 2000. This joint proxy statement/prospectus also relates to the offer and sale by certain selling shareholders of the shares of Aviation Group common stock they have a right to obtain as a result of the arrangement.

                             [Aviation Group logo]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON DECEMBER 20, 2000


To the shareholders of Aviation Group, Inc.:

     You are hereby given Notice that a special meeting of shareholders of Aviation Group, Inc., a Texas corporation, will be held on December 20, 2000, beginning at 10:00 a.m., Dallas time, at Aviation Group's offices, 700 North Pearl Street, Suite 2170, Dallas, Texas to vote on:

     1. approval of a proposed arrangement pursuant to an arrangement agreement with travelbyus.com ltd., an Ontario corporation;

     2. approval of the amendment of our articles of incorporation in connection with the arrangement to increase the number of shares of our common stock authorized for issuance;

     3. approval of the amendment of our articles of incorporation in connection with the arrangement to change our name to travelbyus, Inc.;

     4. ratification, as required by Nasdaq rules, of warrants to purchase a total of 500,000 shares of our common stock at $1.50 per share issued to two of our executive officers;

     5. ratification, as required by Nasdaq rules, of certain securities issued or to be issued in connection with our acquisition of Global Leisure Travel, Inc. and the related financing;

     6.   approval of the amendment to Aviation Group's 1997 Stock Option Plan;

     7. ratification, as required by Nasdaq rules, of warrants to purchase a total of 150,000 shares of our common stock issued to three of our existing directors;

     8. approval of the amendment of our articles of incorporation to effect a one-for-five reverse split of our common stock; and

     9. such other business, if any, as may properly be brought before the meeting.

     Only holders of our common stock as of October 25, 2000, our record date, are entitled to notice of, and to vote at, this meeting or any adjournment of the meeting. The list of shareholders entitled to vote will be available for inspection by any shareholder at the offices of Aviation Group, 700 North Pearl Street, Suite 2170, Dallas, Texas, for ten days prior to the meeting.

     You are cordially invited to attend this meeting in person. If you cannot attend, please sign and date the enclosed proxy and mail it in the enclosed envelope.

                                     By order of the board of directors,


                                     /s/ LEE SANDERS
                                     ----------------------------------
                                     LEE SANDERS
                                     Chairman

Dallas, Texas
November 8, 2000

                             [travelbyus.com logo]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 20, 2000


To the shareholders of travelbyus.com ltd.:

     You are hereby given notice that a special meeting of shareholders of travelbyus.com ltd., an Ontario corporation, will be held on December 20, 2000, beginning at 11:00 a.m., Toronto time, at the Royal York Hotel, 100 Front Street West, Toronto, Ontario to vote on:

     1. a special resolution to approve a proposed arrangement pursuant to an arrangement agreement with Aviation Group, Inc., a Texas corporation, and its subsidiary;

     2. a proposed resolution to approve an amendment to travelbyus.com's stock option plan; and

     3. such other business, if any, as may properly be brought before the meeting.

     You have the right to dissent in connection with the arrangement and to be paid in cash the fair value of your travelbyus.com common shares, subject to certain conditions. This right is described in detail in the joint proxy statement/prospectus. If you are a beneficial owner of our common shares that are registered in the name of a broker, custodian, nominee or other intermediary, you are not entitled to exercise your dissenters' rights. Only registered owners of our common shares are entitled to dissent. The requirements relating to dissenters' rights must be strictly followed or these rights may be lost.

     We are providing this notice and joint proxy statement/prospectus to you pursuant to an interim order of the Ontario Superior Court of Justice dated November 7, 2000. You are being asked to consider and pass a special resolution to approve the arrangement under Section 182 of the Business Corporations Act (Ontario). Copies of the arrangement agreement, interim order and special resolution are attached to this booklet as Appendices A, C and F, respectively.

     Only holders of record of our common shares as of November 8, 2000, our record date, are entitled to vote at the meeting. Transferees after our record date may take steps to be added to the voters' list as described under "The Special Meetings--Subsequent Transferees of travelbyus.com Common Shares" in this booklet.

     Shareholders who are individuals may attend and vote at the meeting in person or by proxy. Shareholders that are corporations may attend and vote at the meeting by proxy or by a duly authorized representative.

     All shareholders are requested to complete and return, in the return envelope provided, the enclosed proxy card. Proxies must be received by:

                        Computershare Investor Services
                        100 University Avenue
                        Attention: Proxy Department
                        Toronto, Ontario M5J 2Y1

not later than 11:00 a.m., Toronto time, on December 18, 2000 in order to be valid for use at the meeting or, if the meeting is adjourned, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned meeting in order to be valid for use at the adjourned meeting.

     You have the right to appoint a person or company (who need not be a shareholder), other than the persons designated as proxyholders in the accompanying form of proxy, as proxyholder to represent you at the meeting. To do so, please strike out the names of the designated persons and insert the name of your chosen proxyholder in the blank space provided for that purpose in the form of proxy, or complete and sign another proper form of proxy.

     A proxy must be in writing and must be executed by you or by your attorney authorized in writing. If you execute and return the accompanying form of proxy, you may revoke it by an instrument in writing executed by you or your attorney authorized in writing and deposited either at the office of travelbyus.com (204-3237 King George Highway, South Surrey, British Columbia V4P 1B7), at any time up to and including the last business day preceding the day of the meeting, or with the chairman of the meeting on the day of the meeting prior to its commencement, or in any other manner permitted by law.

                                     By order of the board of directors,


                                     /s/ BILL KERBY
                                     -----------------------------------
                                     WILLIAM KERBY

November 8, 2000                     Chief Executive Officer

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
QUESTIONS AND ANSWERS ABOUT THE AVIATION GROUP/TRAVELBYUS.COM ARRANGEMENT.........................................     9

SUMMARY...........................................................................................................    11
     The Companies................................................................................................    11
     Proposal to Approve the Arrangement..........................................................................    12
     Board Recommendations of Arrangement.........................................................................    12
     Votes Required for Approval..................................................................................    12
     Opinions of Financial Advisors...............................................................................    12
     No Change in Aviation Group Shares...........................................................................    12
     Exchangeable Shares Received by travelbyus.com Shareholders in the Arrangement...............................    13
     Listings After the Arrangement...............................................................................    13
     Eligibility for Investment of Exchangeable Shares............................................................    13
     Board of Directors and Management of Aviation Group After the Arrangement....................................    13
     Ownership of Aviation Group and travelbyus.com After the Arrangement.........................................    13
     Share Ownership of Management; Voting Intention..............................................................    14
     Conflicts of Interest........................................................................................    14
     Dissenters' Rights...........................................................................................    14
     Federal Income Tax Considerations for travelbyus.com Shareholders............................................    14
     Conditions of the Arrangement................................................................................    15
     Termination of the Arrangement Agreement and Payment of Fees.................................................    16
     Accounting Treatment.........................................................................................    16
     Comparison of Shareholder Rights.............................................................................    16
     Regulatory Approval..........................................................................................    17
     Other travelbyus.com Proposal................................................................................    17
     Other Aviation Group Proposals...............................................................................    17
     Exchange Offer for Preferred Stock...........................................................................    19

RISK FACTORS......................................................................................................    20
     Non-Tax Risks Relating to the Arrangement....................................................................    20
     Tax Risks Relating to the Arrangement........................................................................    21
     Risks Relating to the Travel Business........................................................................    22
     Risks Relating to the e-Commerce Travel Business.............................................................    23
     Risks Relating to Exchangeable Shares or Aviation Group Common Stock.........................................    27
     Other Risks Relating to the Business of travelbyus.com.......................................................    28
     Other Risks Relating to Both Businesses After the Arrangement................................................    30

CURRENCY..........................................................................................................    32

WHERE YOU CAN FIND MORE INFORMATION...............................................................................    32

FORWARD-LOOKING STATEMENTS........................................................................................    33

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS..................................................    33

SELECTED CONSOLIDATED FINANCIAL DATA OF TRAVELBYUS.COM............................................................    34

SELECTED CONSOLIDATED FINANCIAL DATA OF AVIATION GROUP............................................................    35

COMPARATIVE MARKET DATA...........................................................................................    36

SELECTED COMPARATIVE PER SHARE DATA...............................................................................    37

THE SPECIAL MEETINGS..............................................................................................    38
     Times, Places and Dates......................................................................................    38
     Purposes of the Aviation Group Special Meeting...............................................................    38
     Purposes of the travelbyus.com Special Meeting...............................................................    38
     Record Dates; Quorum.........................................................................................    38
     Voting Rights; Votes Required for Approval...................................................................    39
     How You Can Vote.............................................................................................    39
     Solicitation of Proxies; Expenses............................................................................    40
     Other Matters................................................................................................    40
     Subsequent Transferees of travelbyus.com Common Shares.......................................................    41

PROPOSAL NO. 1 THE ARRANGEMENT....................................................................................    42
     General......................................................................................................    42
     Background of the Arrangement................................................................................    42
     Effect of the Arrangement....................................................................................    43
     Votes Required for Approval..................................................................................    44
     Regulatory Approval..........................................................................................    44
     Effective Time of Arrangement................................................................................    44
     Recommendation of the travelbyus.com Board of Directors......................................................    44
     Recommendation of the Aviation Group Board of Directors......................................................    46
     Fairness Opinion of travelbyus.com's Financial Advisor.......................................................    47
     Fairness Opinion of Aviation Group's Financial Advisor.......................................................    51
     Conflicts of Interests of Certain Persons in the Arrangement.................................................    58
     Accounting Treatment.........................................................................................    59
     Consequences under Securities Laws; Resale of Exchangeable Shares and Aviation Group Shares..................    59
     Ongoing Canadian Reporting Obligations.......................................................................    60
     Fees and Expenses............................................................................................    60
     Dissenters' Rights...........................................................................................    60
     Exchange of travelbyus.com Common Share Certificates.........................................................    61
     Treatment of Outstanding travelbyus.com Stock Options and Warrants...........................................    61
     Representations and Warranties...............................................................................    62
     Conditions of the Arrangement................................................................................    63
     Termination of the Arrangement Agreement and Payment of Fees.................................................    63
     Arrangement Mechanics........................................................................................    64
     Description of Exchangeable Shares...........................................................................    65
     Covenants....................................................................................................    68
     Management and Board of Directors After the Arrangement......................................................    69
     Listings After the Arrangement...............................................................................    69
     The Voting And Exchange Agreement............................................................................    69
     The Support Agreement........................................................................................    70

FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE ARRANGEMENT.....................................................    72
     Canadian Federal Income Tax Considerations...................................................................    72
     United States Federal Income Tax Considerations..............................................................    79

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.................................................................    85

DESCRIPTION OF AVIATION GROUP CAPITAL STOCK.......................................................................    93
     Common Stock.................................................................................................    93
     Preferred Stock..............................................................................................    93
     Warrants and Options.........................................................................................    96
     Convertible Debt Securities..................................................................................    97
     Transfer Agent, Registrar and Warrant Agent..................................................................    98

COMPARISON OF SHAREHOLDERS' RIGHTS................................................................................    99
     Vote Required for Extraordinary Transactions.................................................................    99
     Dissenters' Rights...........................................................................................    99
     Cumulative Voting and Classification of Board of Directors...................................................   100
     Amendment to Governing Documents.............................................................................   100
     Derivative Action............................................................................................   101
     Director Qualifications......................................................................................   101
     Fiduciary Duties of Directors................................................................................   101
     Indemnification of Officers and Directors....................................................................   101
     Director Liability...........................................................................................   102
     Special Meetings of the Shareholders.........................................................................   103
     Shareholder Action by Written Consent........................................................................   103
     Removal of Directors.........................................................................................   103
     No Pre-emptive Rights........................................................................................   103
     Inspection of Books and Records..............................................................................   103

OTHER TRAVELBYUS.COM SPECIAL MEETING PROPOSAL.....................................................................   105
     Proposal No. 2: Amendment to Stock Option Plan...............................................................   105

OTHER AVIATION GROUP SPECIAL MEETING PROPOSALS....................................................................   107
     Proposal No. 2: Amendment of the Articles of Incorporation to Increase Authorized Common Stock...............   107
     Proposal No. 3: Amendment of the Articles of Incorporation to Change the Name of Aviation Group..............   109
     Proposal No. 4: Ratification of Warrants to Purchase 500,000 Shares of Aviation Group Common Stock...........   109
     Proposal No. 5: Ratification of Certain Securities Issued or to be Issued in Connection With Aviation
              Group's Acquisition of Global Leisure Travel, Inc...................................................   110
     Proposal No. 6: Adoption of Amendment to Aviation Group's 1997 Stock Option Plan.............................   112
     Proposal No. 7: Ratification of Warrants to Purchase 150,000 Shares of Aviation Group Common Stock...........   112
     Proposal No. 8: Proposal to Amend the Articles of Incorporation to Effect a One-For-Five Reverse
              Stock Split.........................................................................................   113

TRAVELBYUS.COM....................................................................................................   117
     Business.....................................................................................................   117
     Legal Proceedings............................................................................................   126
     Management's Discussion and Analysis of Financial Condition and Results of Operation.........................   126
     Principal Shareholders of travelbyus.com.....................................................................   130
     Directors and Executive Officers.............................................................................   131
     Executive Compensation.......................................................................................   133
     Description of Share Capital.................................................................................   135
     Prior Sales..................................................................................................   136
     Interest of Management and Others in Material Transactions...................................................   137
     Auditors, Registrar and Transfer Agent.......................................................................   137

AVIATION GROUP....................................................................................................   138
     Business.....................................................................................................   138
     Properties...................................................................................................   143
     Legal Proceedings............................................................................................   144
     Selected Financial Data......................................................................................   144
     Management's Discussion and Analysis of Financial Condition and Results of Operations........................   144
     Principal Shareholders of Aviation Group.....................................................................   150
     Directors and Executive Officers.............................................................................   151
     Executive Compensation.......................................................................................   153
     Prior Sales..................................................................................................   156

     Certain Relationships and Related Transactions...............................................................   157

EXCHANGE OFFER TO SERIES B PREFERRED SHAREHOLDERS.................................................................   159

SELLING SHAREHOLDERS..............................................................................................   160

PLAN OF DISTRIBUTION..............................................................................................   161

LEGAL MATTERS.....................................................................................................   164

EXPERTS...........................................................................................................   164

OTHER MATTERS.....................................................................................................   165

INDEX TO FINANCIAL STATEMENTS.....................................................................................   166


Appendices:
     Appendix A - Arrangement Agreement
     Appendix B - Plan of Arrangement and Share Provisions for travelbyus.com ltd.
     Appendix C - Interim Order of Ontario Superior Court.
     Appendix D - Form of Voting and Exchange Trust Agreement
     Appendix E - Form of Support Agreement

     Appendix F - Special Resolution for travelbyus.com Shareholders on
                  Arrangement
     Appendix G - Fairness Opinion of Wellington West Capital Inc. Appendix H - Fairness Opinion of CIBC World Markets Corp.
     Appendix I - Ontario Dissenters' Rights Provisions

                             QUESTIONS AND ANSWERS
              ABOUT THE AVIATION GROUP/TRAVELBYUS.COM ARRANGEMENT

Q:   What is being proposed?

A: We intend to combine the businesses of Aviation Group, Inc. and travelbyus.com ltd. To accomplish this, we, the boards of directors of Aviation Group and travelbyus.com, are proposing an arrangement under Ontario law between travelbyus.com and an Ontario subsidiary of Aviation Group, subject to final approval of an Ontario court. Following consummation of these transactions, we expect to change the name of Aviation Group to travelbyus, Inc.

     When the arrangement is completed, travelbyus.com will become an indirect subsidiary of Aviation Group. travelbyus.com shareholders will receive one exchangeable share of travelbyus.com for each common share they currently own. Each exchangeable share may be exchanged by the holder for one share of Aviation Group common stock, subject to adjustment if Aviation Group effects a one-for-five reverse split as expected. The exchangeable shares not previously exchanged will be automatically exchanged into Aviation Group common stock on January 1, 2003, or earlier upon certain events.

Q:   Why is the business combination being proposed?

A: We have determined that the business combination is likely to benefit the shareholders of Aviation Group and travelbyus.com in several ways. The combined companies will create a content-rich, e-commerce-based provider of travel services of significant size. The companies believe they will have greater access to the U.S. capital markets to support future growth. By content-rich, we mean that the combined companies will have a wide range of travel products, services, functions and options available through its Web site. The combined companies will be larger, with a greater number of shareholders and greater equity capitalization than either Aviation Group or travelbyus.com alone.

     For travelbyus.com, the arrangement results in greater access to the U.S. capital markets, significantly expands its travel products by those offered by Aviation Group's subsidiary, Global Leisure Travel, Inc., and allows the sale of non- strategic assets of Aviation Group. For Aviation Group, the arrangement enables it to shift its assets and capital into an industry with significant growth opportunities. Since August 1999, Aviation Group has sought to sell its businesses to fund acquisitions with growth opportunities.

     Additionally, we believe that investors, especially institutional investors, are more likely to invest in the combined companies due to a larger market capitalization and the possible listing of Aviation Group common stock on the Nasdaq National Market. This should result in greater liquidity for existing investors. For the same reasons, we believe that the combined companies will be better able than either Aviation Group or travelbyus.com alone to attract new investors and, therefore, to obtain financing to pursue additional acquisitions and fund growth.

Q:   What will I receive in the arrangement?

A: Each common share in travelbyus.com will be converted into one exchangeable share of travelbyus.com. For example, if you own 100 common shares, you will receive 100 exchangeable shares. Every five exchangeable shares will be exchangeable, at the holder's election, into a share of Aviation Group common stock, assuming Aviation Group effects the one-for-five reverse stock split as proposed. Shareholders of travelbyus.com may immediately elect to receive Aviation Group common stock in exchange for their exchangeable shares.

     Each existing share of common stock of Aviation Group will remain outstanding and unchanged by the arrangement.

Q:   What vote is required to approve the arrangement?

A: To approve the arrangement, holders of at least two- thirds of the travelbyus.com common shares voted at the special meeting in person or by proxy must vote in favor of the arrangement. Holders of at least a majority of the shares of Aviation Group common stock represented at the special meeting in person or by proxy must also vote in favor of the arrangement. In addition, holders of at least two-thirds of the outstanding shares of Aviation Group common stock must approve an amendment to its articles of incorporation to increase its authorized number of shares of common stock.

Q:   What do I need to do now?

A: Carefully read this joint proxy statement/prospectus. If you choose to vote by proxy, complete the enclosed proxy card and indicate how you want to vote. Sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible. Mailing in a proxy card now will not prevent you from later canceling or revoking your proxy until the day of the special meeting.

Q:   Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new proxy card. You may also attend the special meeting of the company for which you are a shareholder and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted.

Q:   Where and at what time will the meetings be held?

A: The Aviation Group special meeting will be held on December 20, 2000, at the offices of Aviation Group at 700 North Pearl Street, Suite 2170, Dallas, Texas, at 10:00 a.m., local time.

     The travelbyus.com special meeting will be held on December 20, 2000, at the Royal York Hotel, 100 Front Street West, Toronto, Ontario, at 11:00 a.m., local time.

Q:   Should I send in my stock certificates now?

A: No. After the arrangement is completed, we will send travelbyus.com shareholders written instructions for exchanging their certificates representing common shares for certificates representing exchangeable shares and for exchanging their exchangeable shares for certificates representing shares of Aviation Group common stock instead of exchangeable shares. Aviation Group shareholders will keep their existing stock certificates.

Q:   When do the companies expect to complete the arrangement?

A: If the shareholders of each company approve the arrangement, we expect to obtain the necessary approval of the Ontario court at a hearing scheduled for December 27, 2000. The closing of the arrangement will occur promptly after the court's approval.

Q:   Will I have dissenters' rights in the arrangement?

A: Under applicable law, dissenters' rights are not available to the holders of Aviation Group common stock. Dissenters' rights are available to the holders of travelbyus.com common shares, as described in the section entitled "Proposal No. 1 The Arrangement-Dissenters' Rights" on page 60.

Q:   How will my shares be listed for trading?

A: The Aviation Group common stock is currently listed on the Nasdaq SmallCap Market and the Boston Stock Exchange. We have applied to list the Aviation Group common stock on the Nasdaq National Market, but Nasdaq has indicated it will not act on the application until after the arrangement is completed. We intend to apply to list the exchangeable shares on The Toronto Stock Exchange and the Aviation Group common stock on the Frankfurt Stock Exchange.

Q:   Whom should I call with questions?

A: Aviation Group shareholders should contact Lee Sanders, Chairman, at (214) 922-8100, ext. 1100, or by e-mail to "lsanders@aviationgroup.com." travelbyus.com shareholders should contact Peter Rooney at (905) 475-5111 or by e-mail to "Peter_Rooney@travelbyus.com."

     If you would like additional copies of this joint proxy statement/prospectus or related agreements or documents, you should contact Heather Martin at (604) 541-2400 or by e-mail to "Heather_Martin@travelbyus.com."

                                    SUMMARY

     This summary and the preceding questions and answers highlight selected information from this joint proxy statement/prospectus. They do not contain all of the information that is important to you. We encourage you to carefully read this entire joint proxy statement/prospectus and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this joint proxy statement/prospectus. References in this joint proxy statement/prospectus to "$" refer to U.S. dollars, unless otherwise indicated.

The Companies

     travelbyus.com ltd.                      Aviation Group, Inc.
     204-3237 King George Highway             700 North Pearl Street, Suite 2170
     South Surrey, British Columbia V4P 1B7   Dallas, Texas 75201
     (604) 541-2400                           (214) 922-8100

     travelbyus.com is an integrated travel company which provides travel services via the Internet, through 1-800 call centers and through traditional travel agencies. travelbyus.com's Web site, www.travelbyus.com, will provide
                                            ------------------
consumers with on-line travel options 24 hours per day. Through the travelbyus.com Web site, consumers will have the ability to browse travel options world-wide and book travel reservations. In addition to offering consumers travel options through the Internet, travelbyus.com will also offer the consumer travel options through 1-800 call centers and traditional travel agencies. For the nine months ended June 30, 2000, travelbyus.com had revenues of $12,016,173 and a net loss of $21,715,088. For the same period, it obtained 3%, 83% and 14% of its revenues from its Website, 1-800 call centers and travel agencies, respectively.

     Since April 1999, travelbyus.com has focused on completing strategic acquisitions to build the components of travelbyus.com's business model, which include product offerings, distribution, marketing and technology. travelbyus.com provides a broad range of travel products, targeted primarily at the leisure customer, including airline tickets, cruise packages and ground packages. travelbyus.com distributes such products to the consumer through the Internet and 1-800 call centers and will distribute through traditional travel agencies. It utilizes each distribution channel and traditional advertising sources for marketing purposes. travelbyus.com continuously seeks technology that allows it to distribute its products to the consumer effectively and offer consumers additional travel related options. As of October 20, 2000, the travelbyus.com Web site had destination content including descriptive text, pictures, maps, weather information and currency conversion rates. It also had vacation packages listed for Mexico, Hawaii, Florida, Colorado, Las Vegas, California, Caribbean, Europe and other popular destinations. In addition, vacation specials are available for specific products in each of these areas. These specials and packages are available for online reservation and booking. Airline, hotel, rental car and cruise reservations can be made outside of the context of a vacation package. During the first quarter of fiscal year 2001, travelbyus.com expects to implement advanced search technology that will significantly enhance and simplify the booking capabilities for airline tickets.


     Aviation Group provides services and products to airline companies and other aviation firms primarily in the United States. Aviation Group's business consists of painting and paint stripping services for commercial and freight aircraft and the manufacture, sale and repair of aircraft batteries and aircraft and truck weighing scales. For the fiscal year ended June 30, 2000, Aviation Group had revenues of $13,381,000, and a net loss of $7,128,000.

     In March 2000, Aviation Group acquired a controlling stock interest in Global Leisure Travel, Inc. Global Leisure is primarily engaged in the wholesale and retail sale of travel packages for both domestic and Pacific Island and Australian destinations. Travel packages created by Global Leisure include airline tickets, hotel accommodations, automobile rentals and other land components. Global Leisure contracts with vendors and primarily markets the packages directly to retail travel agents. Aviation Group acquired 100% ownership of Global Leisure in May 2000.

     Following closing of the arrangement, the combined companies will focus on developing and expanding the travelbyus.com travel business. Aviation Group's existing businesses, other than Global Leisure, are expected to be sold, with the proceeds to be directed toward the further implementation and expansion of the travel business.

Proposal to Approve the Arrangement

     This joint proxy statement/prospectus describes the proposed business combination of travelbyus.com and Aviation Group through an arrangement under Ontario law between travelbyus.com and Aviation Group's Ontario subsidiary pursuant to an arrangement agreement. The arrangement is subject to approval of the shareholders of both companies and final approval by an Ontario court. When the arrangement is completed, travelbyus.com will become an indirect subsidiary of Aviation Group. travelbyus.com shareholders will receive one exchangeable share of travelbyus.com for each common share they currently own. Assuming Aviation Group effects a one-for-five reverse stock split, as proposed, travelbyus.com shareholders may elect to exchange every five exchangeable shares they own or are entitled to receive for one share of Aviation Group common stock. The arrangement agreement is the primary legal document that governs the arrangement. The arrangement agreement is attached as Appendix A to this joint proxy statement/prospectus. We encourage you to read it in its entirety.

     Through this joint proxy statement/prospectus, the boards of directors of Aviation Group and travelbyus.com are asking the shareholders of Aviation Group and travelbyus.com, respectively, to approve the arrangement pursuant to the arrangement agreement. The approval by travelbyus.com shareholders of the arrangement will constitute approval of the special resolution attached as Appendix F to this joint proxy statement/prospectus.

Board Recommendations of Arrangement

     The board of directors of each company believes that the arrangement is fair to its shareholders and in their best interests and unanimously recommends that its shareholders vote "FOR" the approval of the arrangement pursuant to the arrangement agreement.

Votes Required for Approval

     The affirmative votes of at least two-thirds of the travelbyus.com common shares voted at the special meeting in person or by proxy are required to approve the proposed arrangement pursuant to the terms of the arrangement agreement.

     The affirmative votes of at least a majority of the shares of Aviation Group common stock represented at the special meeting in person or by proxy are required to approve the proposed arrangement pursuant to the terms of the arrangement agreement.

Opinions of Financial Advisors (see pages 47 and 51)

     The board of directors of travelbyus.com has received a written opinion dated May 11, 2000, from Wellington West Capital Inc. The opinion states that the exchange ratio for the arrangement was fair to the shareholders of travelbyus.com from a financial point of view.

     The board of directors of Aviation Group has received a written opinion dated May 3, 2000, from CIBC World Markets Corp. The opinion states that, as of May 3, 2000, the consideration to be received by the shareholders of travelbyus.com pursuant to the arrangement agreement was fair to the shareholders of Aviation Group from a financial point of view.

     These opinions are attached as Appendices G and H, respectively, to this joint proxy statement/prospectus. We encourage you to read them.

No Change in Aviation Group Shares

     After the arrangement, each certificate representing shares of Aviation Group common stock will, without any action on the part of Aviation Group shareholders, continue to represent the same Aviation Group common stock. Aviation Group shareholders do not need to exchange their stock certificates after the arrangement.

Exchangeable Shares Received by travelbyus.com Shareholders in the Arrangement

     travelbyus.com shareholders will receive one exchangeable share of travelbyus.com in exchange for each travelbyus.com common share held. The exchangeable shares will be securities of travelbyus.com. They will entitle their holders to dividends, distributions, and other rights that are, as nearly as practicable, economically equivalent to those of Aviation Group common stock. Through a voting trust, they will also entitle their holders to vote at meetings of Aviation Group shareholders.

     Assuming Aviation Group effects a one-for-five reverse stock split, as proposed, every five exchangeable shares will be exchangeable at the option of the holder for one share of Aviation Group common stock. We anticipate that most holders of exchangeable shares will elect to exchange their shares into Aviation Group common stock if they choose to sell their shares at a later date. Any remaining exchangeable shares not previously exchanged will be automatically exchanged into Aviation Group common stock on January 1, 2003, or earlier upon the occurrence of certain events, including the winding up or dissolution of Aviation Group or travelbyus.com. No fractional shares of Aviation Group common stock will be issued. Any fractional share of Aviation Group common stock will be rounded up to the next whole share of common stock.

     The reasons for structuring the transaction with exchangeable shares are to permit shareholders of travelbyus.com to defer realizing taxable capital gains until they exchange their exchangeable shares for Aviation Group shares and to permit Canadian institutional shareholders of travelbyus.com to continue to hold Canadian securities pending their orderly sale. See "Federal Income Tax Considerations Relating to the Arrangement."

Listings After the Arrangement

     The Aviation Group common stock is currently listed on the Nasdaq SmallCap Market and the Boston Stock Exchange under the symbols "AVGP" and "AVG," respectively. Aviation Group has applied for listing of the Aviation Group common stock on the Nasdaq National Market and intends to apply for a listing on the Frankfurt Stock Exchange. Nasdaq has indicated that it will not approve or disapprove the application until after the arrangement is completed.

     travelbyus.com intends to apply for listing of the exchangeable shares on The Toronto Stock Exchange under the symbol "TBU". Under the terms of the exchangeable shares, travelbyus.com will not be required to retain The Toronto Stock Exchange listing beyond December 31, 2001.

Eligibility for Investment of Exchangeable Shares

     If the exchangeable shares are listed on The Toronto Stock Exchange, under Ontario, Canada law they should not be foreign property for trusts governed by a registered retirement savings plan, a registered retirement income fund or a deferred profit sharing plan or for certain other persons to whom Part XI of the Income Tax Act (Canada) is applicable. The exchangeable shares will be qualified investments for trusts governed by a registered retirement savings plan, a registered retirement income fund or a deferred profit sharing plan.

Board of Directors and Management of Aviation Group After the Arrangement

     In connection with the closing of the arrangement, all of the current directors of travelbyus.com and Lee Sanders, currently Chairman and a director of Aviation Group, will be appointed as the directors of Aviation Group. The officers of travelbyus.com will become the officers of Aviation Group at the time the arrangement becomes effective. See "travelbyus.com-Directors and Executive Officers" on page 131.

Ownership of Aviation Group and travelbyus.com After the Arrangement

     If the arrangement is completed, Aviation Group will offer to issue approximately 97 million shares of Aviation Group common stock in exchange for all of the exchangeable shares. These shares will represent approximately 95% of the outstanding common stock of Aviation Group after consummation of the arrangement, assuming all exchangeable shares are exchanged. Current shareholders of Aviation Group will represent approximately 5% of the outstanding shares of Aviation Group, assuming all exchangeable shares are exchanged. Under the arrangement, an Ontario subsidiary of Aviation Group will be issued one travelbyus.com common share, which will be the only outstanding common share after the arrangement.

Share Ownership of Management; Voting Intention

     On the record date, Aviation Group directors and executive officers owned 1,175,333 outstanding shares of Aviation Group common stock representing approximately 23.7% of the outstanding shares. These directors and executive officers have indicated that they intend to vote "FOR" all of the proposals.

     On the record date, travelbyus.com directors and executive officers owned 11,047,403 outstanding travelbyus.com common shares representing approximately 11.4% of the outstanding shares. These directors and executive officers have indicated that they intend to vote "FOR" the arrangement proposal.

Conflicts of Interest (see page 58)

     The determinations of the boards of Aviation Group and travelbyus.com to participate in the arrangement may have been affected by conflicts of interest. In particular:

     - If approved by the shareholders of Aviation Group, three directors of Aviation Group will be able to exercise warrants to purchase an aggregate of 150,000 shares of Aviation Group common stock at the pre-transaction trading price of $1.50 per share at any time after completion of the arrangement until February 2005.

     - Two executive officers, directors and shareholders of travelbyus.com, William Kerby and John Fenyes, had been recently appointed and were serving as travelbyus.com's representatives on Aviation Group's board of directors at the time of and participated in the final approvals by the boards of directors of Aviation Group and travelbyus.com of the arrangement in early May 2000. These two directors had potential conflicts of interest as a result of their fiduciary duties to both travelbyus.com and Aviation Group.

     The directors of Aviation Group and travelbyus.com were aware of these interests and considered them before their final unanimous approvals of the arrangement.

Dissenters' Rights (see page 60)

     Under applicable law, Aviation Group shareholders do not have rights to dissent or to an appraisal of the value of their shares in connection with the arrangement.

     Holders of travelbyus.com common shares have the right to dissent as to the arrangement and to be paid in cash the fair value of their travelbyus.com common shares. Any holder of record of travelbyus.com common shares who objects to the arrangement has the right to obtain a cash payment for the fair value of his or her travelbyus.com common shares if the holder follows specific procedures required by Section 185 of the Ontario Business Corporations Act. Initially, a dissenting holder must deliver to travelbyus.com a demand for payment of the fair value of the holder's travelbyus.com common shares prior to 5:00 p.m., Toronto time, on the business day preceding the meeting. A copy of Section 185 is attached as Appendix I to this joint proxy statement/prospectus.

Federal Income Tax Considerations for travelbyus.com Shareholders (see page 72)


     Canada - In general, a Canadian resident who holds travelbyus.com common shares as capital property and deals at arm's length with travelbyus.com will be deemed to have disposed of such shares for proceeds of disposition equal to the adjusted cost base thereof immediately before the arrangement, to have acquired the rights under the support agreement and the voting and exchange trust agreement at a cost equal to the fair market value thereof, and to have acquired the exchangeable shares at a cost equal to the adjusted cost base of the holders' travelbyus.com common shares less the fair market value of these rights. Recently released proposed amendments to the Income Tax Act (Canada) may require holders of exchangeable shares or shares of Aviation Group common stock to report annually as income or loss on these shares annual changes in the value of the shares accruing after December 31, 2001. The amendments generally could be applicable to investments by Canadian residents in certain non-resident corporations. See "Federal Income Tax Considerations Relating to the Arrangement."

     United States - travelbyus.com intends to treat the arrangement as a "reorganization" within the meaning of the Internal Revenue Code. Accordingly, in general, a United States holder of travelbyus.com common shares as a capital asset should not recognize a gain or loss on the exchange of travelbyus.com common shares solely for exchangeable shares pursuant to the arrangement. See "Federal Income Tax Considerations Relating to the Arrangement." A subsequent exchange of exchangeable shares for Aviation Group common stock generally would result in the recognition of gain or loss.

     Tax matters are very complicated, and the tax consequences of the arrangement to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of the arrangement.

Conditions of the Arrangement

     Completion of the arrangement is dependent upon the fulfillment of a number of conditions, including the following material conditions:

     -    the final approval of the arrangement by the Ontario court;

     - the approval of the arrangement by the holders of at least a majority of the shares of Aviation Group common stock represented at the Aviation Group special meeting and the holders of at least two-thirds of the travelbyus.com common shares voted at the travelbyus.com special meeting in person or by proxy;

     - the execution by Aviation Group and travelbyus.com of the voting and exchange trust agreement and the support agreement;

     - the shares of Aviation Group common stock offered in exchange for exchangeable shares having been approved for listing on the American Stock Exchange or Nasdaq's SmallCap or National Market;

     - the exchangeable shares having been approved for listing on The Toronto Stock Exchange;

     -    all necessary consents from third parties having been obtained;

     - each party having performed its obligations under the arrangement agreement in all material respects;

     - no restraining order, injunction, order or decree of any court having been issued;

     -    the delivery of opinions of legal counsel;

     - travelbyus.com shareholders holding an aggregate of more than 5% of the outstanding common shares must not have exercised their dissent rights;

     - the filing by the parties of all documents and instruments required to be filed with governmental entities;

     - the approval by holders of at least two-thirds of the outstanding shares of Aviation Group common stock of an amendment to Aviation Group's articles of incorporation to increase its authorized number of shares of common stock; and

     - no action having been taken by any state or federal government or agency which would prevent the arrangement or impose material conditions on the arrangement.

     The arrangement agreement permits each of the parties to waive any of these conditions that are for its benefit. If a party elects to waive any of these conditions, this joint proxy statement/prospectus will be amended or supplemented, as appropriate, and will be recirculated to the affected shareholders if the waiver occurs prior to approval of the arrangement by the shareholders. If any of these material conditions to the arrangement are waived after the parties receive shareholder approval, the shareholders of a party adversely affected by the waiver will be asked to reapprove the arrangement.

Termination of the Arrangement Agreement and Payment of Fees

     The arrangement agreement may be terminated at any time prior to the effective date in the following circumstances:

     -    by mutual agreement;

     - by travelbyus.com or Aviation Group, if the transaction has not been consummated on or prior to December 31, 2000, so long as the terminating party has not failed to fulfill any material obligation under the arrangement agreement;

     - by travelbyus.com, if Aviation Group materially breaches any representation, warranty, covenant or agreement set forth in the arrangement agreement;

     - by Aviation Group, if travelbyus.com materially breaches any representation, warranty, covenant or agreement set forth in the arrangement agreement;

     - by travelbyus.com or Aviation Group, if the required approvals of the shareholders of both companies are not approved;

     - by travelbyus.com, if the board of directors of travelbyus.com determines that another proposed acquisition constitutes a superior proposal and travelbyus.com pays a termination fee of $1.0 million; and

     - by Aviation Group, if the board of directors of Aviation Group determines that another proposed acquisition constitutes a superior proposal and Aviation Group pays a termination fee of $1.0 million.

Accounting Treatment

     The combined companies will account for the transaction under the purchase method of accounting as if travelbyus.com had acquired Aviation Group and had been recapitalized under the capital structure of Aviation Group. Accordingly, the combined companies will record the assets and liabilities of Aviation Group as being acquired by travelbyus.com in the arrangement.

Comparison of Shareholder Rights (see page 99)

     The rights of travelbyus.com shareholders are currently governed by Ontario corporate law and by travelbyus.com's articles and bylaws. The rights of Aviation Group shareholders are currently governed by Texas corporate law and Aviation Group's articles and bylaws. If the arrangement is completed, the rights of travelbyus.com shareholders will change and their rights as Aviation Group shareholders will be governed by Texas corporate law and Aviation Group's articles and bylaws. Important differences in shareholder rights include the following:

     - the Ontario Business Corporations Act requires a board of directors of a company that has made a public distribution of its securities to be composed of at least three directors and that a majority of the directors of every corporation other than a non-resident corporation be Canadian residents. The Texas Business Corporation Act does not contain any residency requirements for directors.

     - the Ontario Business Corporations Act does not permit a limitation on a director's liability, while Texas law and the Aviation Group articles of incorporation limit the monetary liability of a director except for a breach of the duty of loyalty, intentional misconduct, a knowing law violation, a transaction from which a director received an improper benefit and a liability imposed by statute.

     - under the Ontario Business Corporations Act, a special meeting of the shareholders may be called by requisition to the board of directors by the holders of not less than five percent of the issued shares entitled to vote at the meeting. Under the bylaws of Aviation Group, a special meeting of the shareholders may be called by the holders of at least 10% of the outstanding shares entitled to vote at the meeting.

     - the Aviation Group bylaws provide for a board of directors staggered in three classes, with each class serving a term of three years. The travelbyus.com articles of incorporation and bylaws do not provide for a staggered board of directors.

     These different provisions may be less favorable to travelbyus.com shareholders than the corresponding provisions of Ontario corporate law and travelbyus.com's articles and bylaws. Some of these differences may have the effect of delaying, deferring or preventing a change in control in Aviation Group or other transactions that might involve a premium price for Aviation Group shares or otherwise be in the best interests of Aviation Group shareholders.

Regulatory Approval

     The arrangement requires approval of the Ontario Superior Court of Justice under the Ontario Business Corporations Act. A hearing to obtain a final order is set for December 27, 2000, at 10:00 a.m., Toronto time. At this hearing, any shareholder or other interested party who wishes to appear and be heard may do so but must serve a form of appearance on travelbyus.com before 4:00 p.m., Toronto time, on December 22, 2000. To issue the final order approving the arrangement, the court must be satisfied that travelbyus.com has complied with the required procedural formalities and that the plan of arrangement is not unfair or unreasonable and does not disregard in any substantial way the rights and interests of travelbyus.com's shareholders.

Other travelbyus.com Proposal

     Shareholders of travelbyus.com are also being asked to approve a proposal to amend the stock option plan of travelbyus.com. The amendment would increase the number of common shares that could be issued under the plan from 6,500,000 to 10,000,000.

Other Aviation Group Proposals

     Shareholders of Aviation Group are also being asked to approve six other proposals as summarized below:

     Proposed Amendments to the Articles of Incorporation of Aviation Group

     Proposal no. 2 is to increase the number of shares of Aviation Group common stock authorized under its articles of incorporation from 10,000,000 to 250,000,000 shares. The primary purposes of the proposed increase are to ensure that additional shares are available for issuance:

     - upon exchange of exchangeable shares in connection with the arrangement,

     - upon conversion of Series C convertible preferred stock being offered in exchange for outstanding Series B preferred stock, and

     - upon exercise of contingent Series A, B and C warrants issued by Aviation Group in connection with the acquisition of Global Leisure and related financing.

As illustrated in the following table, Aviation Group has sufficient authorized shares of common stock to cover its other commitments to issue shares. Approval of the proposal to increase the authorized shares is a condition to completion of the arrangement, which is a condition to completion of the exchange offer for the Series C preferred stock. Because by their terms the Series A, B and C warrants are exercisable only after approval by Aviation Group's shareholders of their issuance, the Aviation Group board authorized the issuance of the warrants knowing that approval would be solicited at the same time as the solicitation for the increase in the authorized number of shares of Aviation Group common stock to permit consummation of the arrangement. The exercisability of the Series A and B warrants is also conditional on approval by the shareholders of an increase in the number of authorized shares of common stock. The following table summarizes the needs for additional authorized shares of common stock based on existing commitments by Aviation Group's board of directors:

     Outstanding shares                                                           4,956,722
     Reserved for stock option plan                                                 150,000
     Reserved for other derivative securities                                     2,202,406
     Reserved for Series A convertible preferred                                  2,750,000
     Reserved for contingent warrants to directors and executive officers           650,000
     Reserved for contingent Series A, B and C warrants                           5,489,750
     Reserved for Series C preferred exchange offer                               3,558,000
     Reserved for travelbyus.com arrangement                                    111,000,000
                                                                               ------------
           Total outstanding reserved and committed shares                      130,106,878
     Less:   Number of shares currently authorized                              (10,000,000)
                                                                               ------------
             Deficiency in authorized shares                                    120,106,878
                                                                               ============


     Proposal no. 3 is to change the name of Aviation Group to "travelbyus, Inc." effective upon consummation of the arrangement. The purpose of the name change is to reflect the change in the primary business of Aviation Group after the arrangement.

     Proposal no. 6 is to increase the number of shares of Aviation Group common stock available for issuance under its 1997 stock option plan from 150,000 to
10.0 million, or 2.0 million if the reverse stock split is effected.

     Proposal no. 8 is to amend the articles of incorporation to effect a one-for-five reverse split of Aviation Group's common stock subject to completion of the arrangement.

     Ratification of Issuance of Securities of Aviation Group

     As required by Nasdaq rules, Aviation Group is seeking, in proposal no. 5, shareholder ratification of certain warrants and convertible preferred stock that were issued in connection with the acquisition of Global Leisure and the related financing. These securities include:

     - contingent Series A warrants to purchase 750,000 shares of common stock exercisable at $5 per share;

     - contingent Series B warrants to purchase 3,500,000 shares of common stock exercisable at $3 per share;

     - contingent Series C warrants to purchase 1,239,750 shares of common stock exercisable at $3 per share; and

     - 1,650 shares of Series A convertible preferred stock that are convertible into 2,750,000 shares of Aviation Group common stock, assuming a $6 conversion price.

In addition, Aviation Group is offering to exchange 2,153 shares of Series C convertible preferred stock for outstanding shares of Series B preferred stock. These shares of Series C convertible preferred stock, if issued, will be convertible into approximately 3,588,000 shares of Aviation Group common stock, assuming a $6 conversion price.

     The acquisition of Global Leisure and the issuance of related securities was structured and timed to allow for the immediate participation by Global Leisure and Aviation Group in the travelbyus.com business strategy. A failure to acquire control of Global Leisure promptly would have jeopardized Aviation Group's opportunity to effect a business combination with travelbyus.com. The Aviation Group board of directors believed that it was more important to Aviation Group and its shareholders to take advantage of this opportunity by entering into these transactions before obtaining shareholder approval. The Aviation Group board did, however, provide that the exercisability of the Series A, B and C warrants would be contingent on obtaining shareholder approval to comply with Nasdaq requirements.

     If shareholder approval is not obtained, the exchange offer of the Series C preferred stock for the Series B preferred stock will not proceed and the Series A, B and C warrants will not be exercisable. However, the Series A preferred stock would remain outstanding and might jeopardize the Nasdaq listing of the common stock. Aviation Group cannot unwind the acquisition of Global Leisure and related financings. Holders of warrants that do not become exercisable because of shareholder disapproval might make a claim for damages against Aviation Group, but the Aviation Group board does not believe Aviation Group should have any liability to these holders for the shareholder disapproval.

     As required by Nasdaq rules, Aviation Group is also seeking, in proposals nos. 4 and 7, shareholder ratification of the issuance of warrants to certain of its executive officers and directors. In February 2000, the board of directors of Aviation Group approved the grants of warrants to purchase an aggregate of 150,000 shares of Aviation Group common stock to three directors of Aviation Group and to purchase an aggregate of 500,000 shares of Aviation Group common stock to two executive officers of Aviation Group. The exercise price for these warrants is $1.50 per share. Both grants were subject to shareholder approval of the grants. The grant to the three directors was also subject to completion of the arrangement.

     Board of Directors Recommendation

     The Aviation Group board of directors recommends that you vote "FOR" all of the other proposals described above and elsewhere in this joint proxy statement/prospectus.

Exchange Offer for Preferred Stock (see page 159)

     Aviation Group is also offering to issue to holders of its Series B preferred stock one share of its Series C convertible preferred stock in exchange for each share of Series B preferred stock. The exchange of shares is conditional on completion of the arrangement. Holders of Series B preferred stock will receive a supplement to this joint proxy statement/prospectus that describes the exchange offer and related risks and compares the terms of the Series B preferred stock to the Series C convertible preferred stock. Aviation Group is required to conduct the exchange offer by the agreement under which travelbyus.com purchased Series B preferred stock from Aviation Group. The purpose is to provide the holders of Series B preferred the opportunity to obtain preferred stock that is freely transferable and convertible into common stock after completion of the arrangement.

                                 RISK FACTORS

     The following risk factors should be considered by holders of travelbyus.com common shares and by holders of Aviation Group common stock in evaluating whether to approve the arrangement. These factors should be considered in conjunction with the other information included elsewhere in this joint proxy statement/prospectus.

                   Non-Tax Risks Relating to the Arrangement

Aviation Group, travelbyus.com and Global Leisure have histories of losses, and the combined business of these three companies may continue to incur substantial losses even after the arrangement.

     Aviation Group has incurred net losses from operations in each fiscal period since its inception in December 1995. Global Leisure has incurred losses for each of the three years ending December 31, 1999. travelbyus.com has incurred losses since focusing its attention on the travel sector in mid-1999. travelbyus.com previously incurred losses in its discontinued precious metals exploration business. On a pro forma basis, for the nine months ended June 30, 2000, the combined companies incurred net losses of approximately $37.8 million. Even after the arrangement, we expect a net loss at least through calendar year 2000.

     Significant costs have been expended by travelbyus.com in designing and implementing its Web site, and additional costs are anticipated to be incurred to fund increased marketing initiatives, strategic alliances, enhancements to the Web site, and the consolidation of its operations in Reno, Nevada. travelbyus.com has incurred operating losses to date. Significant operating losses are anticipated through at least calendar year 2000 and may occur in subsequent calendar years. Additionally, travelbyus.com expects to compete with bigger, more established online travel agents such as Expedia and Travelocity, neither of which have achieved profitability.

     While management believes the travel products of the combined companies taken together with its Internet platform can permit the combined companies to generate profits beginning in calendar year 2001, our revenue may not grow as expected, and the combined companies may be unable to achieve profitability resulting in continued losses.

Expected benefits from the arrangement between Aviation Group and travelbyus.com may not be realized.

     A failure to realize the benefits anticipated from the arrangement could adversely affect the market value of the combined companies. See "Proposal No. 1 The Arrangement" on page 42 for a discussion of the anticipated benefits.

The ownership interest of current shareholders of Aviation Group will be substantially reduced, and a change of control of Aviation Group will occur.

     The current shareholders of Aviation Group will lose the ability to control the outcome of shareholder votes. Former travelbyus.com shareholders will initially have the power to vote approximately 95% of the outstanding votes at meetings of shareholders following completion of the arrangement.

Certain directors of Aviation Group and travelbyus.com had potential conflicts of interest in approving and recommending the arrangement.

     Three directors of Aviation Group have been granted certain warrants to purchase Aviation Group common stock. Their right to exercise these warrants is conditioned upon completion of the arrangement, as well as approval of Aviation Group's shareholders. The Aviation Group board authorized these warrants to reward the directors for past services and to incentivize the directors to maximize the trading price for Aviation Group's stock and to continue to serve as directors until completion of the arrangement. These directors had potential conflicts of interest as a result of these warrants.

     Two executive officers, directors and shareholders of travelbyus.com, William Kerby and John Fenyes, had been recently appointed and were serving as travelbyus.com's representatives on Aviation Group's board of directors at the time of the final approval by the boards of directors of travelbyus.com and Aviation Group of the arrangement in early May 2000. These two directors had potential conflicts of interest as a result of their fiduciary duties to both travelbyus.com and Aviation Group. See "Proposal No. 1 The Arrangement-Conflicts of Interest of Certain Persons in the Arrangement."

     The risk exists that these directors may have been influenced to approve and recommend the arrangement by their personal financial interests or the interests of travelbyus.com. Accordingly, they may not have been making decisions based solely on the best interests of Aviation Group or its shareholders. The Aviation Group board believes that neither its decision-making process nor its shareholders' interests were adversely affected by these potential conflicts.

                     Tax Risks Relating to the Arrangement

travelbyus.com shareholders may have to pay taxes upon exchange of exchangeable shares for Aviation Group common stock.

     When shareholders exchange exchangeable shares for shares of Aviation Group common stock, they may be required to pay tax on any gain they may have under the laws of Canada and the U.S. Tax consequences under the laws of Canada and the U.S. vary depending on:

     -    where the shareholder is a resident for tax purposes;

     - whether the shareholder exchanges exchangeable shares by way of redemption or exchange;

     -    how long the shareholder has held the exchangeable shares; and

     - the amount of outstanding exchangeable shares held by Aviation Group's Canadian subsidiary immediately after the exchange.

We strongly urge shareholders to consult with their tax advisor with respect to the tax consequences of the exchange of exchangeable shares for shares of Aviation Group common stock. See "Federal Income Tax Considerations Relating to the Arrangement."

Canadian taxes will be imposed on Canadians who acquire Aviation Group common stock.

     If a shareholder's exchangeable shares are redeemed or retracted, and

     - the shareholder is a Canadian resident holding exchangeable shares as capital property;

     -    the shareholder deals at arm's-length with Aviation Group; and

     -    the shareholder is not otherwise affiliated with Aviation Group;

then the shareholder will generally be treated as if he or she received a dividend equal to the amount paid to the shareholder on the redemption or retraction, less the paid-up capital of his or her exchangeable shares. If the net proceeds of disposition, less any deemed dividend, exceed the adjusted cost base for the exchangeable shares exchanged, the shareholder will also generally be treated as if he or she realized a capital gain to the extent of that excess. If the net proceeds of disposition, less any deemed dividend, are less than the adjusted cost base for the exchangeable shares that are exchanged, the shareholder will generally be treated as if he or she realized a capital loss to the extent of that shortfall.

     If shareholders otherwise exchange their exchangeable shares for shares of Aviation Group common stock, they will generally be considered to have realized a capital gain equal to the amount, if any, by which the net proceeds of disposition exceed the adjusted cost base for the exchangeable shares exchanged. If the net proceeds of disposition are less than the adjusted cost base for the exchangeable shares exchanged, the shareholder will generally be treated as if he or she realized a capital loss to the extent of that shortfall.

Aviation Group may be considered to be, or may become, a foreign investment entity under recently released proposed amendments to the Income Tax Act (Canada).

     Under proposed amendments to the Income Tax Act (Canada) released June 22, 2000, as amended by a press release issued September 7, 2000 by the Minister of Finance (Canada), Aviation Group may be, or may become, a foreign investment entity. If that occurs, certain Canadian residents who hold exchangeable shares or shares of Aviation Group common stock could be required annually to recognize as income (or loss) any increase or decrease in the value of those shares accruing after December 31, 2001. See "Federal Income Tax Considerations Relating to the Arrangement".

U.S. taxes will be imposed on U.S. persons who acquire Aviation Group's common stock.

     In most circumstances, "U.S. persons" for U.S. federal income tax purposes will generally recognize a gain or loss when they exchange exchangeable shares for shares of Aviation Group's common stock. This gain or loss will be equal to the difference between the fair market value of the shares of common stock received in the exchange and the basis in the exchangeable shares exchanged. The gain or loss will generally be a capital gain or loss, except that ordinary income may be recognized with respect to any declared but unpaid dividends on the exchangeable shares. A capital gain or loss will be a long-term capital gain or loss under current law if a shareholder's holding period for exchangeable shares is more than one year at the time of the exchange.

Aviation Group common stock is "foreign property" under the Income Tax Act (Canada) for RRSPs, RRIFs, DPSPs, registered pension plans, registered investments and certain other tax exempt entities, and may subject them to additional taxes, fees and expenses.

     Aviation Group common stock will always be "foreign property" under the Income Tax Act (Canada) for trusts governed by a registered retirement savings plan, a registered retirement income fund or a deferred profit sharing plan, and for registered pension plans, registered investments and certain other tax exempt entities. This treatment may be different from the treatment of the exchangeable shares, which should not be "foreign property" under the Income Tax Act (Canada) as long as they are listed on a prescribed stock exchange in Canada and travelbyus.com maintains a substantial Canadian presence within the meaning of the Income Tax Act (Canada). Accordingly, if you are such a holder, you should consult your own tax advisors before you exchange exchangeable shares for shares of Aviation Group common stock. Investing in Aviation Group common stock may not be an acceptable investment for such entities or may subject such entities to additional taxes, fees or expenses.

                     Risks Relating to the Travel Business

Adverse changes or interruptions in relationships with travel suppliers, distribution partners and other third party service providers could reduce revenue.

     If travelbyus.com or Global Leisure is unable to maintain or expand its relationships with travel suppliers, including airline, hotel, tour and car rental suppliers, its ability to offer and expand travel service offerings or lower-priced travel inventory could be reduced. Travel suppliers may not make their services and products available to travelbyus.com or Global Leisure on satisfactory terms, or at all. They may choose to provide their products and services only to competitors of travelbyus.com or Global Leisure. In addition, these travel suppliers may not continue to sell services and products through global distribution systems on terms satisfactory to travelbyus.com or Global Leisure. Any discontinuance or deterioration in the services provided by third parties, such as global distribution systems providers, could prevent customers from accessing or purchasing particular travel services through travelbyus.com or Global Leisure.

     The contracts of travelbyus.com or Global Leisure with travel suppliers are generally renewed on an annual basis and, in some cases, can be canceled at will by the supplier. If these suppliers cancel or do not renew the contracts, travelbyus.com or Global Leisure would not have the range or volume of services it requires to meet demand and its revenue would decline.

A decline in commission rates or the elimination of commissions by travel suppliers would reduce revenues.

     We expect that a substantial portion of travelbyus.com's revenue will come from the commissions paid by travel suppliers, such as hotel chains and airlines, for bookings made through its online travel service. Consistent with industry practices, these travel suppliers are not obligated to pay any specified commission rates for bookings made through it or to pay commissions at all. Over the last several years, travel suppliers have reduced commission rates substantially. For example, in October 1999, the major airlines announced reductions in the commissions they will pay travel agents from approximately 8% to 5% and a cap of $50.00 per ticket for domestic round trip ticket sales. We anticipate continued downward pressure on airline commission rates. Future reductions, if any, in commission rates that are not offset by lower operating costs from its Internet platform could have a material adverse effect on the operations of travelbyus.com.

Failure to maintain relationships with traditional travel agents could adversely affect travelbyus.com's and Global Leisure's business.

     Both travelbyus.com and Global Leisure have historically received, and expect to continue in the foreseeable future to receive, a significant portion of their revenue through relationships with traditional travel agents. Maintenance of good relations with these travel agents depends in large part on continued offerings of travel services in demand, timely payment of commissions based on sales and Web site support and availability. If travelbyus.com does not maintain good relations with travel agents, these agents could terminate their sales and promotion of its products.

Declines or disruptions in the travel industry could reduce travelbyus.com's revenue.

     Potential declines or disruptions in the travel industry include:

     - price escalation in the airline industry or other travel-related industries;

     -    airline or other travel related strikes;

     -    political instability and hostilities;

     -    bad weather;

     -    fuel price escalation;

     -    increased occurrence of travel-related accidents; and

     -    economic downturns and recessions.

               Risks Relating to the e-Commerce Travel Business

travelbyus.com and Aviation Group have only recently focused their businesses on the travel sector and their recent business experience in unrelated industries might not carry over into the business of being an Internet-based provider for travel services.

     Prior to 1999, travelbyus.com was a precious metals exploration company since its incorporation in 1986. Aviation Group has been in the business of providing services and products to airline companies since its inception in December 1995. The precious metals exploration and airline services and products industries are unrelated to the travel industry. Being a provider of e-commerce-based travel services is a developing business that is inherently riskier than businesses in the industries where the companies have established operating histories. Although some of the business experience gained in the unrelated industries may be beneficial, the lack of industry-specific or related experience or knowledge may lead to unfavorable operating results.

travelbyus.com has a limited operating history in the e-commerce travel business upon which to evaluate its business and prospects.

     Although the various businesses of travelbyus.com have operating experience in traditional travel services venues, its Web site was launched on January 21, 2000, and full integration of travelbyus.com's operations is not complete. For the nine months ended June 30, 2000, travelbyus.com had revenues from its Web site of Cdn $343,563. travelbyus.com has limited operating history upon which to evaluate its results in the e-commerce travel market.

     It is also difficult to evaluate travelbyus.com's prospective business because it faces the risks frequently encountered by early stage companies using new and unproven business models and entering new and rapidly evolving markets, such as online commerce. These risks include our potential failure to:

     -    attract additional travel suppliers and consumers to its services;

     -    maintain and enhance its brand;

     -    expand its service offerings;

     - operate, expand and develop its operations and systems efficiently;

     -    maintain adequate control of its expenses;

     -    raise additional capital;

     -    attract and retain qualified personnel;

     -    respond to technological changes; and

     -    respond to competitive market conditions.

Competition in the on-line travel industry is intense, and travelbyus.com may not be able to compete successfully.

     In recent years, the number of Web sites in the travel industry competing for customers' attention has increased rapidly. Future competition is expected to intensify given the relative ease with which new Web sites can be developed. travelbyus.com believes that the primary competitive factors affecting its business are brand recognition, Web site content, ease of use, price, fulfillment speed, customer support and reliability. Other factors that will affect travelbyus.com's ability to compete include market acceptance of travelbyus.com's products, its continued ability to attract experienced marketing, technology, operations and management talent and the success of travelbyus.com's marketing programs. If travelbyus.com does not compete successfully for customers in the intensely competitive online travel services market, particularly in promoting and differentiating its brand name from competitors, travelbyus.com will lose or be unable to gain customers. Some competitors have greater brand recognition and greater financial, technological, marketing and other resources than travelbyus.com. travelbyus.com competes with a variety of companies with respect to each product or service offered. These competitors include:

     - online travel agents, including Expedia, Travelocity, Trip.com and American Express Interactive, Inc.;

     - local, regional, national and international traditional travel agencies;

     - consolidators and wholesalers of airline tickets, hotels and other travel products, including online consolidators such as Cheaptickets.com and Priceline.com and online wholesalers such as Hotel Reservations Network, Inc.;

     - airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to the travelbyus.com website; and

     -    operators of travel industry reservations databases.

     In addition to the traditional travel agency channel, many travel suppliers also offer their travel services as well as third-party travel services directly through their own Web sites and by telephone. These travel suppliers include many suppliers with which we do business. In particular, five U.S. airlines, American Airlines, Continental Airlines, Delta Airlines, Northwest Airlines and United Airlines, have announced their intention to launch a direct- distribution Web site, named "Orbitz" in June 2001. Orbitz will offer a centralized marketplace for a number of airlines, integrating fare, scheduling, seating availability and booking data. Orbitz will also offer car, hotel, cruise and vacation packages. As the market for online travel services grows, we believe that travel suppliers, traditional travel agencies, travel industry information providers and other companies will increase their efforts to sell inventory from a wide variety of suppliers. travelbyus.com's operations may be unable to compete successfully with any current or future competitors.

     Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Some of our competitors may be able to secure services and products from travel suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns and commit more resources to Web site and systems development than we are able to devote. In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins. Competitive pressures faced by us could have a material adverse effect on our business, operating results and financial condition.

If the Internet as a medium for commerce does not develop as expected, travelbyus.com will not grow as it expects.

     Use of the Internet by consumers is at a relatively early stage of development. Market acceptance of the Internet as a medium for commerce is subject to a high level of uncertainty. travelbyus.com's ability to significantly increase revenue will require the development and widespread acceptance of the Internet as a medium for commerce. The Internet may not be a successful channel for selling travel services. Additionally, the Internet may not prove to be a viable commercial marketplace because of inadequate development for commerce of the necessary infrastructure, such as reliable network backbones, high speed modems and security procedures. The viability of the Internet for commerce may prove uncertain due to delays in the development and adoption of new standards and protocols to handle increased levels of Internet activity or due to increased government regulation or taxation. In addition, the nature of the Internet as an electronic marketplace may render it inherently more competitive than conventional commerce formats.

Regulation of domain names is evolving and changing, and travelbyus.com may not be able to maintain its domain name.

     travelbyus.com currently holds certain Web domain names, including the www.travelbyus.com domain name. The acquisition and maintenance of domain names
------------------
generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is expected to change in the near future. Requirements for holding domain names may be affected. As a result, travelbyus.com may not be able to acquire or maintain relevant domain names in all countries in which it conducts business. In addition, travelbyus.com may be unable to prevent third parties from acquiring domain names that are similar to or otherwise decrease the value of its trademarks and other proprietary rights. Any such inability would have a material adverse effect on travelbyus.com's business.

Evolving government regulation could impose taxes or other burdens on travelbyus.com's e-commerce business which could increase costs or decrease demand for travelbyus.com's products.

     Increased regulation of the Internet or different applications of existing laws might slow the growth in the use of the Internet and commercial online services. For example, U.S. legislation imposing limitations on the ability of states to tax Internet-based sales was enacted in 1998. The Internet Tax Freedom Act exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. If this legislation is not renewed when it terminates, state and local governments could impose taxes on Internet-based sales. These taxes could decrease the demand for travelbyus.com's products and services or increase travelbyus.com's costs of operations.

Software licensed from third parties could become unavailable, obsolete or incompatible with travelbyus.com's operations, Web site or products and adversely affect sales.

     Software licensed from other parties is incorporated into travelbyus.com's Web site. travelbyus.com intends to increase the capabilities of its operations and Web site by licensing additional software applications from other parties. travelbyus.com depends on the abilities of these other parties to deliver and support reliable software, as well as enhance their current, and develop new, applications on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. A significant interruption of the availability of any licensed software could adversely affect sales, unless travelbyus.com can replace this software with other software that performs similar functions.

Rapid technological changes may render travelbyus.com's Web site technology obsolete or decrease the attractiveness of travelbyus.com's services to consumers.

     If travelbyus.com fails to continually improve its Web site speed, functionality and customer service, travelbyus.com could lag behind its competitors or travelbyus.com's Web site could become obsolete. Competitors may develop technology to improve the performance of their Web sites or to lower their costs. travelbyus.com may have to incur substantial expenses to respond to these developments. If travelbyus.com fails to keep up with technological changes, it could fail to gain market share or increase revenue.

Security breaches in travelbyus.com's systems could damage its reputation and cause it to lose customers.

     The security of customers' confidential transaction data could be jeopardized by accidental or intentional acts of Internet users, current and former employees or others, or by computer viruses. travelbyus.com could lose customers and be liable for damages caused by these security breaches. Security breaches experienced by other electronic commerce companies could reduce consumers' confidence in the travelbyus.com Web site. Although travelbyus.com plans to continue to use encryption and authentication technology, these measures can be circumvented. The costs required to continually upgrade security measures could be prohibitively expensive and could result in delays or interruption of service.

travelbyus.com's computer and telecommunications systems may suffer system failures, capacity constraints and business interruptions which could increase operating costs and cause losses of customers.

     The interruption, impaired performance or insufficient capacity of travelbyus.com's computer and telecommunications systems could lead to interruptions or delays in service, loss of data or inability to process reservations. travelbyus.com's systems and operations can be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquake, tornado, employee error and similar events. While travelbyus.com continually reviews and seeks to upgrade its technical infrastructure and provide for certain system redundancies and back-up power to limit the likelihood of systems overload or failure, any damage, failure or delay that causes interruptions in operations could have a material adverse effect on travelbyus.com's business.

travelbyus.com's ability to increase revenue depends substantially on the continued use and growth of the Internet.

     Although travelbyus.com also sells its travel services and products through travel agents and 1-800 call centers, travelbyus.com's ability to significantly increase revenues will depend on performance of its Web site. In turn, Web site revenue will depend in large part on whether consumers will purchase significantly more travel services online than they do currently and whether the use of the Internet as a medium of commerce continues to grow or grows at the expected rate. Rapid growth in the use of the Internet and online services is a recent development which may not continue.

     Risks Relating to Exchangeable Shares or Aviation Group Common Stock

The exchangeable shares or Aviation Group's common stock price could fluctuate significantly, and you may be unable to resell your shares at a profit.

     The trading prices for small capitalization companies often fluctuate significantly. In addition, after the arrangement, Aviation Group may be viewed by investors as an Internet-related company engaged in electronic commerce. Market prices and trading volume for stocks of these types of companies have been volatile. If revenue or earnings are less than expected for any quarter, the market price of Aviation Group common stock could significantly decline, even if the decline in consolidated revenue or earnings is not reflective of any long-term problems with our business.

Aviation Group might fail to maintain a listing for its common stock.

     Aviation Group's common stock is presently listed on the Nasdaq SmallCap Market and the Boston Stock Exchange. Aviation Group has applied for listing of the common stock on the Nasdaq National Market and intends to apply for listing on the Frankfurt Stock Exchange. Nasdaq has indicated that it will not approve or disapprove the application until after the arrangement is completed. There can be no assurance that Aviation Group will be able to obtain a Nasdaq National Market listing. If Aviation Group fails to maintain a Nasdaq listing, the market value of its common stock would likely decline. As a result, holders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock.

Active trading markets for the exchangeable shares and the Aviation Group common stock may not develop or continue.

     While the listings of the Aviation Group common stock and the exchangeable shares are a condition to the closing of the arrangement, an active and liquid trading market for Aviation Group common stock or the exchangeable shares may not develop or be sustained in the future. In addition, we cannot predict the price at which the Aviation Group common stock or exchangeable shares will trade.

Exchangeable shares will become taxable Canadian property if they cease to be listed on a Canadian stock exchange

     Any capital gains realized by a shareholder who is not resident in Canada on a disposition of exchangeable shares that constitute taxable Canadian property, including on the redemption or exchange of an exchangeable share, would be taxable under the Income Tax Act (Canada), subject to relief under an applicable tax treaty. travelbyus.com intends to keep the exchangeable shares listed only until December 31, 2001, but the exchangeable shares will be automatically exchanged on January 1, 2003. See "Federal Income Tax Considerations Relating to the Arrangement-Shareholders Not Resident in Canada."

If delisted, the Aviation Group common stock will cease to be a "qualified investment" under the Income Tax Act (Canada) for RRSPs, RRIFs and DPSPs.

     If the Aviation Group common stock is delisted from Nasdaq and not listed on certain other stock exchanges, it will cease to be a "qualified investment" under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. In that case, these trusts and the annuitants of these trusts may be liable to pay penalty taxes.

The other equity securities of Aviation Group may limit the price growth potential of Aviation Group common stock.

     After completion of the arrangement, assuming all proposals are approved by shareholders, Aviation Group will have outstanding:

     - warrants and options to purchase an aggregate of 32,468,766 shares of common stock;

     - Series A and Series C preferred stock convertible into a total of 6,330,000 shares of common stock, assuming all shares of Series B preferred stock are exchanged in Aviation Group's exchange offer and a $6 conversion price.

In addition to limiting the trading price growth potential of Aviation Group common stock, these securities may impair Aviation Group's ability to raise needed capital by depressing the price at which it could sell Aviation Group common stock.

Certain provisions in Aviation Group's charter and bylaws and Texas law make a takeover of Aviation Group more difficult.

     Aviation Group's basic corporate documents and Texas law contain provisions that might enable its management to resist an attempted take over of Aviation Group. For example, the members of the board of directors are divided into three classes who serve staggered three-year terms. Aviation Group's board can also issue shares of common stock and preferred stock without stockholder approval in order to dilute and adversely affect various rights of a potential acquiror. The board could use other provisions to discourage, delay or prevent a change of control, a change of management or an acquisition of Aviation Group that you may find beneficial. These provisions could also make it more difficult for shareholders to elect directors and take other corporate action and could depress the price that investors are willing to pay for Aviation Group common stock.

No dividends on Aviation Group common stock may ever be declared.

     Dividends will not be paid unless and until they are declared by the Aviation Group board of directors. Holders of Aviation Group common stock will have no authority to compel the Aviation Group board to declare dividends.

Aviation Group's board of directors may authorize the issuance of additional incentive warrants to its officers and directors in the future outside of its existing stock option plan.

     The Aviation Group board has in the past authorized incentive warrants to be issued to its executive officers and directors and is seeking shareholder approval in this joint proxy statement/prospectus for the grant of similar warrants to executive officers and directors. These grants of warrants have been and are being made outside of Aviation Group's existing stock option plan and, according to Nasdaq's rules, require shareholder approval. The grant of similar warrants may be authorized in the future by the board of directors and may jeopardize the continued listing of Aviation Group's common stock. These kinds of warrants may also dilute the interests of existing shareholders.

            Other Risks Relating to the Business of travelbyus.com

travelbyus.com may not be able to obtain additional capital on reasonable terms, or at all, to fund additional cash acquisitions, and this inability may prevent travelbyus.com from taking advantage of opportunities, hurt its business and negatively impact its shareholders.

     travelbyus.com has historically made most of its acquisitions using all common shares or a combination of cash and common shares. travelbyus.com does not at this time have any commitments to make additional acquisitions for cash. Nevertheless, acquisitions may be undertaken that require cash capital to consummate. If adequate funds are not available on reasonable terms, or at all, travelbyus.com may be unable to take advantage of future opportunities to make additional acquisitions for cash. While travelbyus.com believes that it has sufficient capital resources from existing reserves, proposed private placements and on-going operations to satisfy on-going cash requirements for operations, Web site costs, planned acquisitions and material commitments, if capital requirements vary from those currently planned, or losses are greater than expected, additional financing may be required. If additional funds are raised through the issuance of debt or equity securities, the percentage ownership of existing shareholders may be diluted, the securities issued may have rights and preferences senior to those of shareholders, and the terms of the securities may impose restrictions on operations.

travelbyus.com may not be able to protect its intellectual property, causing the value of its services to decline.

     travelbyus.com relies on a combination of trademark, service mark, copyright and trade secret laws to protect its intellectual property. It also enters into confidentiality agreements with its suppliers, strategic partners and key employees and consultants. Unauthorized parties may copy or infringe upon aspects of travelbyus.com methodologies, copyrights, service marks or trademarks. Existing trade secret, copyright and trademark laws offer only limited protection. Effective trade secret, copyright and trademark protection may not be available in every country in which travelbyus.com may offer its services. Policing unauthorized use of its intellectual property is difficult. Competitors of travelbyus.com may independently develop similar methodologies and expertise, and travelbyus.com would have no claim against them. If travelbyus.com resorts to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive, and the outcome could be uncertain.

Claims against travelbyus.com alleging intellectual property infringement could result in litigation costs, monetary damages and the loss of valuable assets.

     Infringement claims, even if not true, could result in significant legal and other costs and may be a distraction to management. If any of these claims were to prevail, travelbyus.com could be forced to pay damages, comply with injunctions or stop providing certain of its services. Any of these events could harm the operating results of travelbyus.com.

If travelbyus.com does not manage its growth effectively, the quality of its services may suffer.

     travelbyus.com is growing rapidly and is subject to related risks, including capacity constraints and pressure on its internal systems and controls. The ability of travelbyus.com to manage its growth effectively requires it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of travelbyus.com to manage this growth would have a material adverse effect on its business, operations and prospects.

Because travelbyus.com depends on key personnel, their loss could harm its business.

     travelbyus.com's key personnel are: William Kerby, Jon Snyder, John Fenyes, Michael London, Gary Saner, and Peter Rooney. travelbyus.com may not be able to retain the services of these key personnel as no employment contract exists with Mr. Kerby or Mr. Rooney. The employment agreements with Messrs. Snyder and Fenyes expire in October 2001. The employment agreements for the other key personnel expire in 2003. These personnel would be difficult to replace. travelbyus.com does not carry any insurance covering the loss of any of these key personnel.

travelbyus.com may or may not merge with a German Internet company, Travel24.com AG.

     In June 2000, travelbyus.com entered into an agreement with Travel24.com AG to create a strategic partnership through a cross shareholding arrangement. The companies intend to negotiate a full merger proposal between them, to be completed no later than December 31, 2000. The terms of the proposed merger have not been negotiated. The companies may be unable to reach an agreement as to the terms of the merger, so the merger may never occur. It is expected that any merger will require shareholder approval.

         Other Risks Relating to Both Businesses After the Arrangement

Future acquisitions or investments could negatively affect the companies' operations and financial results or dilute the ownership percentage of shareholders of Aviation Group after the arrangement.

     While there are no current binding agreements not described in this joint proxy statement/prospectus, both companies expect to review acquisition and investment prospects that would complement or expand their current services or otherwise offer growth opportunities. Both companies have limited experience in acquisition activities and may have to devote substantial time and resources in order to complete potential acquisitions. Either company may not identify or complete acquisitions in a timely manner, on a cost-effective basis or at all. In the event of any future acquisitions, the companies could:

     - issue additional stock that would further dilute current shareholders' percentage ownership;

     -    incur debt;

     -    assume unknown or contingent liabilities; or

     - experience negative effects on reported operating results from acquisition-related charges and amortization of acquired technology, goodwill and other intangibles.

These transactions involve numerous risks that could harm operating results and cause the companies' stock prices to decline, including:

     -    potential loss of key employees of acquired organizations;

     - problems integrating the acquired business, including its information systems and personnel;

     -    unanticipated costs that may harm operating results;

     -    diversion of management's attention from business concerns;

     -    adverse effects on existing business relationships with customers; and

     - risks associated with entering an industry in which we have no or limited prior experience.

Any of these risks could harm the businesses and operating results.

               Risks Relating to the Business of Aviation Group

Aviation Group's earnings historically have been inadequate to cover fixed charges and preferred stock dividends and earnings may continue to be inadequate.

     Aviation Group's earnings were inadequate to cover fixed charges and preferred stock dividends for the fiscal years ended June 30 by $6,933,000 in 2000, $1,597,000 in 1999, $1,353,000 in 1998 and $497,000 in 1997. We expect earnings to continue to be inadequate through at least fiscal year 2001 and may continue to be inadequate in subsequent fiscal years.
Aviation Group may be unable to sell its current businesses on acceptable terms in the near future.

     Aviation Group has had discussions with various parties regarding the sale of its existing businesses. To date, no agreements have been reached on acceptable terms. Aviation Group intends to continue to investigate the sale of one or all of these businesses. If Aviation Group is unable to sell these businesses, a general economic downturn could adversely affect its financial results. Additionally, Aviation Group would also not have cash proceeds available to further the business objectives of the combined companies.

Failure to comply with environmental, health and safety regulations could negatively impact the business of Aviation Group.

     The Environmental Protection Agency and state and local regulatory authorities regulate Aviation Group's operations primarily with respect to:

     - the use, storage, handling, transportation and disposal of the substances used in aircraft stripping and painting operations; and

     -    disposal of batteries.

Operating permits for facilities are subject to revocation or modification and may not be renewed. Violations of these operating permits may result in substantial fines and civil or criminal sanctions. The operation of any facility that handles chemical substances involves risks of adverse environmental impact and worker exposure to toxic or harmful substances. Material costs or liabilities may be incurred to minimize these risks or to rectify any injury or damage. In addition, significant expenditures may be required to comply with environmental, health and safety laws and regulations that may be adopted or imposed in the future.

Failure to comply with Federal Aviation Administration regulations could negatively impact the financial condition of Aviation Group.

     The FAA regulates most of the business operations of Aviation Group. The painting and stripping business and the battery manufacturing and repair business must continue to comply with the requirements of the FAA and maintain the FAA's certifications of Aviation Group's subsidiaries. These certifications allow the subsidiaries to perform their services as well as other repair and maintenance services at their facilities. Loss of any necessary FAA certifications would have a material adverse effect on the operations and financial condition of Aviation Group and any plans to sell its current businesses.

                                   CURRENCY

     Unless otherwise indicated, all dollar amounts in this joint proxy statement/prospectus are expressed in United States dollars. For convenience, certain portions of this joint proxy statement/prospectus contain amounts which have been converted from Canadian dollars into United States dollars using an exchange rate of US$1 to Cdn$1.4828 based upon exchange rates at June 30, 2000, unless it is indicated that a different exchange rate was used for a specific conversion. This exchange rate may not represent the actual exchange rate at which Canadian dollars could be converted into United States dollars at any particular time in the future.

     The following table shows the rates of exchange for a Canadian dollar per US$1 in effect at the end of certain periods. The high and low rates of exchange for the periods and the average rate of exchange for the periods are also shown. All rates are based on the noon buying rate, certified by the Federal Reserve Bank of New York for customs purposes in New York City for cable transfers in Canadian dollars.

                                           Year Ended December 31 (Canadian Dollars)                Six Months
                                      ---------------------------------------------------           ----------
                                        1999       1998       1997       1996       1995       Ended June 30, 2000
                                        ----       ----       ----       ----       ----       -------------------
High for the period                   1.5302     1.5770     1.4398     1.3822     1.4238            1.5085
Low for the period                    1.4440     1.4075     1.3357     1.3310     1.3285            1.4350
Average for the period*               1.4827     1.4894     1.3893     1.3644     1.3689            1.4692
End of period                         1.4440     1.5375     1.4288     1.3697     1.3655            1.4798


On October 20, 2000, the noon buying rate in Canadian dollars reported by the Federal Reserve Bank of New York was US$1 = Cdn$1.5119.

______________
* The average for the period was calculated by averaging the noon buying rate or noon spot rate, as applicable, on the last business day of each month during the period.

                      WHERE YOU CAN FIND MORE INFORMATION

     travelbyus.com is a reporting issuer under the Alberta Securities Act, the British Columbia Securities Act, the Manitoba Securities Act, the Ontario Securities Act, the Quebec Securities Act and the Saskatchewan Securities Act. It files financial statements and management information circulars with the Alberta, British Columbia, Manitoba, Ontario, Quebec and Saskatchewan Securities Commissions. These commissions maintain a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commissions. Such reports, proxy and other information may be found on the Web site address, www.sedar.com. Certain securities of travelbyus.com are listed on The Toronto Stock Exchange under the symbol "TBU." Materials filed by travelbyus.com may be inspected at the offices of The Toronto Stock Exchange at 2 First Canadian Place, The Exchange Tower, Toronto, Ontario M5X 1J2.

     Aviation Group files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aviation Group's SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at "http://www.sec.gov." In addition, certain securities of Aviation Group are listed on the Nasdaq SmallCap Market under the symbol "AVGP." Materials filed by Aviation Group may be inspected at the offices of Nasdaq at 9801 Washingtonian Boulevard, Fifth Floor, Gaithersburg, Maryland 20878.

     Aviation Group has filed a registration statement on Form S-4 to register with the SEC the shares of Aviation Group common stock to be offered to travelbyus.com shareholders and shares of Aviation Group Series C preferred stock to be offered in exchange for its outstanding Series B preferred stock. Aviation Group has also filed a Schedule TO with the SEC relating to the exchange offer for the Series B preferred stock. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Aviation Group in addition to being a proxy statement of Aviation Group and travelbyus.com for the special meetings. As allowed by

SEC rules, this joint proxy statement/prospectus does not contain all the information contained in the registration statement or in the exhibits to the registration statement.

     Statements contained in this joint proxy statement/prospectus as to the provisions of the agreements or documents attached as appendices are qualified in all respects by reference to the appropriate appendix to this joint proxy statement/prospectus.

                          FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. These statements include, in particular, statements about our plans, strategies and prospects under the headings "Questions and Answers About the Aviation Group/travelbyus.com Arrangement," "Summary," "Proposal No. 1 The Arrangement," "Unaudited Pro Forma Combined Financial Information," "travelbyus.com" and "Aviation Group." You can identify certain forward-looking statements by our use of forward-looking terminology such as the words "may," "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to the factors described in the "Risk Factors" section and elsewhere in this joint proxy statement/prospectus.

       RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table summarizes the ratio of Aviation Group's earnings to fixed charges and preferred stock dividends at the dates set forth below:

                                                             Year Ended June 30,
                                         ----------------------------------------------------
                                           2000       1999       1998       1997       1996
                                         --------   --------   --------   --------   --------
Ratio of earnings to fixed
     charges and preferred                   **        **         **         **       1.96
     stock dividends

_____________________

** Earnings were inadequate to cover fixed charges and preferred stock dividends by $497,000, $1,353,000, $1,597,000 and $6,933,000 for the
     fiscal years ended June 30, 1997, 1998, 1999 and 2000, respectively.

                             SELECTED CONSOLIDATED
                       FINANCIAL DATA OF TRAVELBYUS.COM

     The selected consolidated financial data below is derived from the consolidated balance sheets of travelbyus.com (formerly LatinGold Inc.) as of December 31, 1995, 1996, 1997, 1998, September 30, 1999 and June 30, 2000
(unaudited), and consolidated statements of operations and deficit for the years ended December 31, 1995, 1996, 1997 and 1998, period from January 1, 1999 to September 30, 1999 and the nine-month periods ended June 30, 1999 and 2000 (unaudited). The selected consolidated financial data as of June 30, 2000, and for the nine-month periods ended June 30, 1999 and 2000, is derived from travelbyus.com's unaudited financial statements prepared using U.S. generally accepted accounting principles on a basis consistent with the audited consolidated financial statements and the accompanying notes of travelbyus.com. All amounts, other than share numbers, are in Canadian dollars. The following data is qualified in its entirety by, and should be read in conjunction with "travelbyus.com--Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the accompanying notes of travelbyus.com contained elsewhere in this joint proxy statement/prospectus.

                                                               Period From
                                  Nine Months    Nine Months   January 1, to
                                     Ended         Ended       September 30,                   Year Ended December 31,
                                                                              -----------------------------------------------------
                                 June 30, 2000  June 30, 1999      1999           1998           1997          1996        1995
                                 -------------  -------------  -------------  -----------   ------------   ------------  ----------
Revenue (5)                      $ 12,016,173   $         -    $         -    $         -   $          -   $    74,579   $  166,243
Net Income (Loss) Before
   Discontinued Operations
   and Extraordinary Item (3)     (21,070,196)     (654,333)    (1,697,820)      (238,354)    (4,339,078)     (130,473)      78,028
Income (Loss) before
   Extraordinary Item (2)(6)      (20,647,020)   (1,400,204)    (1,772,215)    (1,282,999)   (10,780,020)     (130,473)      78,028
Net Income (Loss)                 (21,715,088)   (1,400,204)    (1,772,215)    (1,282,999)   (10,780,020)     (130,473)      78,028
Basic and Fully Diluted Loss
   per Common Share From
   Continuing Operations                (0.32)        (0.04)   $     (0.05)   $     (0.01)  $      (0.28)  $     (0.01)  $     0.01
Basic and Fully Diluted
   Loss Per Share                       (0.33)        (0.04)         (0.05)         (0.07)         (0.69)        (0.01)        0.01
Weighted Average Number of
   Common Shares Outstanding       65,203,705    31,729,436     31,781,090     19,400,822     15,588,904    11,296,912    8,745,750

                                                                                     December 31,
                                                                ---------------------------------------------------
                           June 30, 2000  September 30, 1999       1998        1997          1996          1995
                           -------------  ------------------    ---------  -----------   -----------    -----------
Total Assets               $ 96,148,123     $ 12,465,014        $ 253,629  $ 1,609,404   $ 8,481,599    $ 1,747,110
Total Long Term Debt (1)      6,688,379        6,254,407                -            -             -      1,345,274
Other Data
Gross Bookings (4)           43,634,174                -                -            -             -              -

_____________
(1) During the period ended September 30, 1999, travelbyus.com raised Cdn$11.95 million from a debenture financing, with attached warrants. The debentures earn interest at 12.5% per annum, payable semi-annually. The debentures are to be repaid on September 9, 2001, with travelbyus.com retaining the right to repay the debentures in full at any time.

(2) During the period ended December 31, 1997, travelbyus.com, formerly LatinGold Inc., a gold exploration company with operations in Latin American countries, ceased operations on their Columbia properties and recognized a loss from discontinued operations of Cdn$6.4 million and, in addition, recognized a loss on write-off of marketable securities of Cdn$3.9 million.

(3) During the nine month period ended June 30, 2000, the increased loss is due to the development of new business opportunities in the travel sector.

(4) Management uses gross bookings as a key indicator of general business activity, success of promotional efforts, capacity to handle customer demand and efficiency of reservation agents. Gross bookings is not a financial measurement in accordance with generally accepted accounting principles and should not be considered in isolation or as a substitute for other information prepared in accordance with GAAP, and period-to-period comparisons of gross bookings are not necessarily meaningful as a measure of our revenues due to, among other things, changes in commission rates, and, as with operating results, should not be relied upon as an indication of future performance.

(5) In December 1999, the SEC issued Staff Accounting Bulletin No. 101-Revenue Recognition in Financial Statements. The guidelines focus on determining whether the company in substance acts as principal, agent or broker in a transaction, whether it takes title to the products, and whether it assumes the risks and rewards of ownership. travelbyus.com has considered these recent developments in determining its revenue recognition and reporting policies and believes its current policies are conservative and consistent with this guidance. However, it is possible that these evolving standards may allow or require travelbyus.com to amend its practices for the recognition and reporting of revenues.

(6) On March 9, 2000, travelbyus.com repaid $2,494,000 of debentures, resulting in an extraordinary loss on settlement of $1,068,068.

                             SELECTED CONSOLIDATED
                       FINANCIAL DATA OF AVIATION GROUP

     The selected consolidated financial data below is derived from Aviation Group's audited consolidated financial statements for the period from inception on December 5, 1995 through June 30, 1996 and the years ended June 30, 1997, 1998, 1999 and 2000. All amounts are in thousands of U.S. dollars. The following data is qualified in its entirety by, and should be read in conjunction with, "Aviation Group--Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the accompanying notes of Aviation Group contained elsewhere in this joint proxy statement/prospectus.


                                                                              Nine Months      Year Ended
                                        Year Ended June 30,                  Ended June 30,   September 30,
                        --------------------------------------------------   --------------   ------------
                           2000         1999          1998         1997        1996 (1)         1995 (1)
                        ----------   -----------   -----------   ---------   --------------   ------------
Revenue                 $13,381,000  $15,097,000   $11,043,000   $8,096,000     $3,881,000    $2,533,000
Income (loss) from
     continuing          (6,933,000)  (1,796,000)     (994,000)    (544,000)        34,000       342,000
     operations
Income (loss) from
      continuing
      operations per          (1.75)       (0.53)        (0.32)       (0.31)          0.02
      share - basic and
     diluted


                                                   June 30,
                         -------------------------------------------------------------
                            2000         1999         1998        1997        1996
                         -----------  -----------  -----------  ----------  ----------
Total assets             $63,744,000  $13,052,000  $11,600,000  $5,111,000  $4,524,000
Long-term obligations        728,000    1,319,000      919,000   1,392,000   1,350,000

_____________________________________
(1) The period prior to December 1995 includes the operations of Aviation Group's predecessors, Tri-Star Airline Services, Inc. and Tri-Star Aircraft Services, Inc.

                            COMPARATIVE MARKET DATA

     Aviation Group's shares of common stock are listed on the Nasdaq SmallCap Market and the Boston Stock Exchange under the ticker symbols "AVGP" and "AVG," respectively. travelbyus.com's common shares are listed on The Toronto Stock Exchange and the Winnipeg Stock Exchange under the ticker symbol "TBU" and on the Frankfurt Stock Exchange under the ticker symbol "TVB".

     The following table sets forth on a calendar year basis the quarterly high and low closing sale prices of Aviation Group common stock as reported by Nasdaq SmallCap Market and travelbyus.com common shares as reported by The Toronto Stock Exchange and the total trading volume for the indicated periods.

                                                Aviation Group                       travelbyus.com
                                                 Common Stock                         Common Shares
                                        ------------------------------        -----------------------------
                                                                                      (Canadian)
                                          High         Low      Volume         High       Low        Volume
                                        --------     -------    ------        ------     ------      ------
Calendar 1998
-------------

First Quarter......................      $ 8.375     $ 3.375   1,448,600       $0.16      $0.10     2,048,532
Second Quarter.....................        4.375       3.000   1,449,600        0.15       0.12     1,024,500
Third Quarter......................        3.875       2.250   1,100,900        0.15       0.07     1,467,600
Fourth Quarter.....................        3.250       1.625     791,300        0.09       0.07     5,266,400

Calendar 1999
-------------

First Quarter......................        2.938       1.781     635,800        0.34       0.06     4,710,100
Second Quarter.....................        2.250       1.250     641,300        0.73       0.22    26,599,500
Third Quarter......................        2.500       1.563     637,000        2.24       0.48    30,600,000
Fourth Quarter.....................        2.375       1.125     605,300        2.16       1.35    32,896,000

Calendar 2000
-------------

January............................        1.625       1.125      77,700        4.20       3.60     8,662,100
February...........................        4.625       1.000   1,152,000        5.00       3.70     8,472,000
March..............................        4.750       3.625   1,151,800        4.99       3.60     8,311,600
April..............................        3.438       1.875     373,200        3.95       2.01     3,552,800
May ...............................        3.063       1.875     405,800        3.40       2.20     3,991,584
June...............................        2.500       1.938     183,000        2.65       2.05     2,651,855
July...............................        2.000       1.500      82,200        2.05       1.32     4,302,093
August.............................        2.125       1.250     179,900        1.72       1.50     1,927,416
September..........................        2.000       1.281     172,400        1.85       1.32     3,270,875

     On February 25, 2000, the last full trading day prior to the public announcement of the arrangement, Aviation Group common stock closed on the Nasdaq SmallCap Market at $3 per share and the travelbyus.com common shares closed on The Toronto Stock Exchange at Cdn$3.90 per share.

     On October 20, 2000, the closing trading price for Aviation Group's common stock as reported by Nasdaq SmallCap Market was $1.0625. On October 20, 2000, the closing trading price for travelbyus.com's common shares as reported by The Toronto Stock Exchange was Cdn$1.03.

     As of October 1, 2000, Aviation Group had 61 holders of record of common stock and seven holders of record of redeemable common stock warrants. As of October 1, 2000, travelbyus.com had approximately 3,800 holders of record of common shares.

     Because the market price of Aviation Group common stock fluctuates, the market value of Aviation Group common stock that travelbyus.com shareholders may receive in the arrangement may increase or decrease prior to and following the arrangement. Shareholders are urged to obtain current market quotations for Aviation Group common stock and travelbyus.com common shares.

                      SELECTED COMPARATIVE PER SHARE DATA

     The following table sets forth selected combined historical per share data for Aviation Group and travelbyus.com, selected unaudited pro forma per share data for Aviation Group giving effect to the arrangement using the purchase method of accounting and the equivalent unaudited pro forma combined per share amounts for travelbyus.com. The pro forma combined data are not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the arrangement.

     The information shown below should be read in conjunction with the historical consolidated financial statements and notes thereto and the selected pro forma financial data for the combined company included elsewhere in this proxy statement.

                                                                  For the Nine Months Ended or As At June 30, 2000
                                                       -----------------------------------------------------------------------

                                                                                                               travelbyus.com
                                                        Aviation Group    travelbyus.com   Aviation Group         Pro Forma
                                                          Historical        Historical      Pro Forma /(1)/    Equivalent/(2)/
                                                        --------------    --------------   ---------------    ----------------
Net loss per common share from
     continuing operations........................        $   (1.59)      $   (0.22)          $ (0.35)           $  (1.75)
Book value per common share/(3)/..................             9.12            0.59              0.95                4.75


                                                                      For the Year Ended or As At September 30, 1999
                                                       -----------------------------------------------------------------------

                                                                                                              travelbyus.com
                                                        Aviation Group    travelbyus.com   Aviation Group         Pro Forma
                                                          Historical        Historical      Pro Forma/(1)/     Equivalent/(2)/
                                                        --------------    --------------   ---------------    ----------------
Net loss per common share from
     continuing operations/(4)/.......................    $     (0.53)       $   (0.04)        $    (0.26)       $   (1.30)
Book value per common share/(3)/......................           1.43             0.09

____________________

(1) The pro forma loss per share data for Aviation Group is presented as if the arrangement and certain other recent transactions as described in "Unaudited Pro Forma Combined Financial Statements" had occurred as of October 1, 1998.

(2) The equivalent per share amounts of travelbyus.com are calculated by multiplying pro forma net loss per Aviation Group common share and pro forma book value per Aviation Group common share (post-arrangement) by the exchange ratio of 5 to 1, assuming Aviation Group effects a one-for-five reverse split, as proposed.

(3) Book value per common share was calculated using shareholders' equity as reflected in the historical and pro forma financial statements divided by the number of Aviation Group or travelbyus.com common shares outstanding. The liquidation preference of the Aviation Group preferred stock is ignored for this purpose. It is intended that the net proceeds from the sale of certain Aviation Group assets and businesses will be applied to redeem preferred stock. The historical Aviation Group book value per common share for September 30, 1999 is as of June 30, 1999.

(4) The historical net loss per common share for Aviation Group for the year ended September 30, 1999 is based on its net loss for the year ended June 30, 1999.

Dividend Policies

     Aviation Group does not have a fixed dividend policy and has not paid any cash dividends on its common stock since its inception in 1995. Aviation Group does not anticipate that it will pay dividends in the foreseeable future. The payment of dividends in the future will depend upon, among other factors, the earnings, capital requirements and financial condition of Aviation Group.

     travelbyus.com does not have a fixed dividend policy and has not paid any cash dividends on its common shares since its inception in 1986. travelbyus.com does not anticipate that it will pay dividends in the foreseeable future. The payment of dividends in the future will depend upon, among other factors, the earnings, capital requirements and financial condition of travelbyus.com.

                             THE SPECIAL MEETINGS

Times, Places and Dates

     Aviation Group's special meeting of shareholders will be held at 10:00 a.m., Dallas time, on December 20, 2000, at the offices of Aviation Group, located at 700 North Pearl Street, Suite 2170, Dallas, Texas.

     travelbyus.com's special meeting of shareholders will be held at 11:00 a.m., Toronto time, on December 20, 2000, at the Royal York Hotel located at 100 Front Street West, Toronto, Ontario.

Purposes of the Aviation Group Special Meeting

     At the Aviation Group special meeting, Aviation Group shareholders will vote on a proposal to approve the arrangement pursuant to the terms of the arrangement agreement between Aviation Group, its Canadian subsidiary and travelbyus.com. Shareholders will also be asked to vote upon proposals to amend Aviation Group's articles of incorporation to:

     - increase the authorized number of shares of Aviation Group common stock from 10,000,000 to 250,000,000; and

     -    change the name of Aviation Group to "travelbyus, Inc."

In addition, Aviation Group shareholders will be asked to ratify:

     -    the amendment to Aviation Group's 1997 stock option plan;

     -    warrants issued to three directors of Aviation Group;

     -    warrants issued to two executive officers of Aviation Group; and

     - warrants and preferred stock issued or to be issued in connection with the acquisition of Global Leisure and the related financing.

Purposes of the travelbyus.com Special Meeting

     At the travelbyus.com special meeting, travelbyus.com shareholders will be asked to vote on a special resolution to approve an arrangement pursuant to the terms of the arrangement agreement between Aviation Group, its Canadian subsidiary and travelbyus.com. Shareholders will also be asked to vote upon a proposal to amend travelbyus.com's stock option plan to increase the number of common shares that may be issued under the plan from 6,500,000 to 10,000,000, and to consider such other business as may properly come before the meeting.

Record Dates; Quorum

     Shareholders of Aviation Group at the close of business on October 25, 2000, the record date, are entitled to receive notice of and to vote at the special meeting of shareholders and at any adjournments or postponements of this meeting. On the record date, approximately 61 holders of record held approximately 4,956,722 issued and outstanding shares of Aviation Group common stock. Holders of a majority of shares of Aviation Group common stock entitled to vote at the special meeting of shareholders, represented in person or by proxy, will constitute a quorum for the meeting. A quorum is necessary for a valid special meeting of shareholders.

     Shareholders of travelbyus.com at the close of business on November 8, 2000, the record date, are entitled to receive notice of and to vote at the special meeting of shareholders and at any adjournments or postponements of this meeting, subject to subsequent transferees taking the necessary steps to be added to the voters list. On the record date, approximately 3,800 holders of record held approximately 97 million issued and outstanding common shares of travelbyus.com. Holders of 10% of the outstanding travelbyus.com common shares, represented in person or by proxy, will constitute a quorum for the meeting. A quorum is necessary for a valid special meeting of shareholders.

Voting Rights; Votes Required for Approval

     Each holder of shares of Aviation Group common stock as of the record date will be entitled to cast one vote per share held at the special meeting of shareholders. In order to pass each proposal to amend Aviation Group's articles of incorporation, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Aviation Group common stock represented at the special meeting, in person or by proxy is required. For each other proposal to pass, the affirmative vote of the holders of a majority of the shares of Aviation Group common stock represented at the special meeting, in person or by proxy, is required.

     As of the record date, the directors and executive officers of Aviation Group were entitled to vote 1,175,333 shares, or approximately 23.7% of the outstanding Aviation Group common stock. These directors and executive officers have indicated their intent to vote in favor of the proposals to be presented at the Aviation Group special meeting.

     Each holder of travelbyus.com common shares as of the record date will be entitled to cast one vote per share held at the special meeting of shareholders. For the proposal to approve the arrangement to pass, the affirmative vote of the holders of at least two-thirds of the outstanding travelbyus.com common shares voted at the special meeting, in person or by proxy, is required. For the proposal to approve the amendment to travelbyus.com's stock option plan, the affirmative vote of the holders of at least a majority of the shares voted at the special meeting, in person or by proxy, is required.

     As of the record date, the directors and executive officers of travelbyus.com were entitled to vote 11,047,403 shares, or 11.4% of the outstanding travelbyus.com common shares. These directors and executive officers have indicated their intent to vote in favor of the proposals to be presented at the travelbyus.com special meeting.

How You Can Vote

     Attending Meeting or Submitting Proxies

     You may vote either by:

     - attending the special meeting of shareholders of the company in which you hold shares and voting your shares in person at the meeting; or

     - completing the enclosed proxy card by signing, dating and mailing it in the enclosed postage pre- paid envelope.

     If you sign a written proxy card and return it without instructions, the person authorized in the proxy will vote your shares for each of the proposals presented at the special meeting of shareholders.

     If your shares are held in "street name," which means the shares are held in the name of a broker, bank or other record holder, you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting of shareholders.

     Shareholders who submit their proxy cards should not send in any stock certificates with their proxy cards.

     Revoking Proxies

     If you are a shareholder of record, you may revoke your proxy at any time prior to the time it is voted at the special meeting of shareholders. You may revoke your proxy:

     - by sending written notice, including by telegram or telecopy, to the Corporate Secretary of the company in which you hold shares;

     - by signing and returning a later-dated proxy by mail to the Corporate Secretary of the company in which you hold shares; or

     - by attending the special meeting of shareholders of the company in which you hold shares and notifying the chair of the meeting of your revocation of your proxy.

     Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. You should send any written notice of a revocation of a proxy so as to be delivered no later than the last business day prior to the special meeting to the following address of the company in which you hold shares:

     travelbyus.com ltd.                     Aviation Group, Inc.
     204-3237 King George Highway            700 North Pearl Street, Suite 2170
     South Surrey, British Columbia V4P1B7   Dallas, Texas 75201
     Fax: (604) 541-2450                     Fax:  (214) 922-9242
     Attention: Corporate Secretary          Attention: Corporate Secretary

     In addition, under Ontario law, a travelbyus.com shareholder may also revoke a proxy by depositing a written revocation executed by the shareholder, or his or her attorney authorized in writing, with the chairman of the special meeting on the day of the meeting prior to its commencement.

     Abstention

     You may specify an abstention on the proposals. If you submit a proxy with an abstention, you will be treated as present at the special meetings for purposes of determining the presence or absence of a quorum for the transaction of all business. An abstention by an Aviation Group shareholder will have the same effect as a vote against the proposals.

Solicitation of Proxies; Expenses

     This joint proxy statement/prospectus is furnished by each of the companies to its shareholders for the solicitation of proxies on behalf of its management and board of directors. Each of the companies will bear the cost of solicitation of its proxies. In addition to solicitation by mail, the directors, officers and employees of each of the companies may also solicit proxies from its shareholders by telephone, telecopy, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Each of the companies will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Other Matters

     The enclosed form of proxy confers discretionary authority upon the persons named as proxies with respect to any other business properly before the meetings. At the date of this joint proxy statement/prospectus, management and the boards of directors of both companies are not aware of any other business to be brought before the meetings.

Subsequent Transferees of travelbyus.com Common Shares

     A transferee of travelbyus.com common shares acquired after the record date will be entitled to vote at the travelbyus.com meeting if he or she produces properly endorsed share certificates for such shares or otherwise establishes that he or she owns such shares. travelbyus.com must also receive from the transferee, at least 10 days before the meeting, a demand that his or her name be included in the list prepared as of the record date of shareholders entitled to vote at the meeting.

                                PROPOSAL NO. 1
                                THE ARRANGEMENT

General

     This section of the joint proxy statement/prospectus describes the material aspects of the arrangement, the arrangement agreement and related agreements. You should read the plan of arrangement, the arrangement agreement and the related agreements attached as appendices to this joint proxy statement/prospectus.

Background of the Arrangement

     In January 1999, the management of Aviation Group began reviewing opportunities for acquisition of Internet-related companies in the aviation service business. Its primary goal was to reverse a continuing decline in the trading prices of Aviation Group's common stock. Aviation Group originally planned to grow through acquisitions. Because of the decline in Aviation Group's stock price, management was unable and unwilling to use Aviation Group's stock as currency to purchase additional businesses.

     Because of Aviation Group's limited cash resources, Aviation Group's board of directors determined in June 1999 to investigate potential merger partners and the sale of Aviation Group's businesses. The following month, Aviation Group engaged a small investment banking firm to pursue a merger or sale of its existing businesses. In August 1999, private discussions began with various parties regarding the sale of all or part of Aviation Group's businesses. Aviation Group sold its ground handling division located in Dallas, Texas in December 1999, and its fueling and repair operations in Casper, Wyoming in February 2000.

     In January 2000, senior management of Aviation Group were introduced to Doerge Capital Management, a Chicago based investment banking firm. Doerge was seeking third parties to assist in the reorganization of Global Leisure Travel, Inc. Doerge contacted travelbyus.com to inquire into the possibility of travelbyus.com acquiring Global Leisure. In early February 2000, management of travelbyus.com, Global Leisure and Aviation Group met in Chicago in the offices of Doerge Capital Management to discuss the potential for a transaction involving a combination of their businesses. These discussions and due diligence continued through the end of February 2000.

     In late February 2000, management of Aviation Group provided background information and explained the structure of the proposed combination of the businesses of travelbyus.com, Global Leisure and Aviation Group to Aviation Group's board of directors. The Aviation Group board of directors approved the negotiation and finalization of separate letters of intent and appropriate acquisition documents, but reserved final approval on the proposed transactions for a later time. The board of directors also authorized the engagement of an investment banking firm to render a fairness opinion relating to the acquisition of travelbyus.com.

     By the end of February 2000, management of Global Leisure, travelbyus.com and Aviation Group completed negotiation of separate letters of intent and a term sheet relating to the proposed acquisitions of Global Leisure and travelbyus.com by Aviation Group. The Aviation Group board of directors subsequently approved the term sheet and authorized Aviation Group to enter into separate letters of intent for the acquisitions of Global Leisure and travelbyus.com.

     The parties' letters of intent contemplated initially the acquisition of Global Leisure by Aviation Group and interim funding of Global Leisure's operations to be provided by travelbyus.com and by Doerge's clients. Definitive agreements between Aviation Group and travelbyus.com and Aviation Group and Global Leisure relating to the interim funding of Global Leisure were promptly negotiated and then executed on March 1, 2000.

     Under these agreements, in March 2000, travelbyus.com made a net investment of $5 million in the purchase of Aviation Group's non-voting Series B preferred stock. In turn, Aviation Group used these funds to purchase Series B preferred stock in Global Leisure. These shares provided Aviation Group a controlling voting position in Global Leisure. Aviation Group appointed its Chief Financial Officer Richard Morgan and two travelbyus.com officers, William Kerby and Jon Snyder, as the directors of Global Leisure.

     On March 17, 2000, Aviation Group, Global Leisure and its shareholders and certain debtholders executed an agreement providing for Aviation Group's acquisition of the remaining outstanding shares and related party indebtedness of Global Leisure. At that time, Aviation Group's directors appointed two of travelbyus.com's executive officers, William Kerby and Jon Snyder, as directors of Aviation Group, and Mr. Kerby as President and Chief Executive Officer of Aviation Group. Lee Sanders resigned from these positions but remained as Chairman of Aviation Group. Mr. Snyder resigned as a director on May 1, 2000. Another executive officer of travelbyus.com, John Fenyes, was appointed to fill this director vacancy on May 3, 2000.

     During March 2000, due diligence continued, and management of Aviation Group interviewed various investment banking firms and engaged CIBC World Markets Corp. to render a fairness opinion with respect to the consideration to be received by travelbyus.com shareholders pursuant to the arrangement agreement. An understanding as to the amount of this consideration had previously been reached between travelbyus.com and Aviation Group in the letter of intent. CIBC completed its due diligence and review of the proposed transaction in April 2000. See "-Fairness Opinion of Aviation Group's Financial Advisor" below.

     On May 3, 2000, the Aviation Group board of directors considered the proposed arrangement with travelbyus.com as negotiated and documented. Senior management and CIBC made detailed presentations concerning the material aspects of the proposed transaction. Aviation Group's legal counsel summarized the material terms of the agreements relating to the arrangement that had been distributed to the board and discussed various aspects of the directors' fiduciary duties in connection with the proposed arrangement. CIBC rendered its oral fairness opinion, followed later by a written opinion, that, as of the date of the opinion, the consideration to be received by the shareholders of travelbyus.com pursuant to the arrangement agreement was fair to the shareholders of Aviation Group from a financial point of view. Following further discussion, during which the directors asked numerous questions that were responded to by representatives of senior management and CIBC, the board of directors of Aviation Group unanimously approved the definitive agreements and the transactions contemplated by the agreements, and authorized the officers of Aviation Group to execute and deliver the agreements.

     On February 23, 2000, the travelbyus.com board of directors considered the proposed arrangement with Aviation Group. Senior management retained Wellington West Capital Inc. as its financial advisor to render an opinion from a financial point of view of the fairness of the proposed exchange ratio for the arrangement to the travelbyus.com shareholders. This engagement was subsequently ratified by the board of directors of travelbyus.com.

     Wellington West Capital Inc. completed its due diligence and review of the proposed transaction and rendered its written opinion dated May 11, 2000 that the exchange ratio under the arrangement agreement was fair from a financial point of view to the travelbyus.com shareholders. See "Fairness Opinion of travelbyus.com's Financial Advisor" below.

     On May 3, 2000, Aviation Group and travelbyus.com executed and delivered the arrangement agreement, a copy of which is incorporated in this joint proxy statement/prospectus as Appendix A. In that connection, the boards of directors of the companies adopted the plan of arrangement, a copy of which is incorporated in this joint proxy statement/prospectus as Appendix B.

     On May 10, 2000, Aviation Group completed its acquisition of the remaining outstanding shares and related party indebtedness of Global Leisure, as described under "Aviation Group-Business-Acquisition of Global Leisure Travel, Inc." on page 139.

Effect of the Arrangement

     When the arrangement becomes effective, each outstanding travelbyus.com common share, other than those owned by dissenting shareholders, will be exchanged for one exchangeable share of travelbyus.com. The rights of travelbyus.com shareholders as holders of travelbyus.com common shares will cease and they will have only the right to receive the arrangement consideration.

     Aviation Group's Canadian subsidiary will become the sole holder of the common shares of travelbyus.com and an indirect subsidiary of Aviation Group. The separate existence of travelbyus.com as an Ontario corporation will continue until there are no longer any outstanding exchangeable shares.

Votes Required for Approval

     The affirmative votes of a majority of the votes cast by shareholders of Aviation Group common stock represented at the special meeting in person or by proxy are required to approve the proposed arrangement pursuant to the arrangement agreement.

     The affirmative vote of at least two-thirds of the travelbyus.com common shares voted at the special meeting in person or by proxy are required to approve the proposed arrangement pursuant to the terms of the arrangement agreement.

Regulatory Approval

     The arrangement requires approval of the Ontario Superior Court of Justice under the Ontario Business Corporations Act. Prior to the mailing of this joint proxy statement/prospectus, the court issued an interim order providing for the calling and holding of the travelbyus.com special meeting of shareholders and other procedural matters. The granting of the interim order involved no substantive findings by the court. A copy of the interim order is attached as Appendix C to this joint proxy statement/prospectus. A hearing to obtain a final order from the court is set for December 27, 2000 at 10:00 a.m., Toronto time. At this hearing, any travelbyus.com shareholder or other interested party who wishes to appear and be heard may do so provided that they serve a form of appearance on travelbyus.com before 4:00 p.m., Toronto time, on December 22, 2000.

     The court has broad discretion under the Ontario Business Corporations Act when issuing orders relating to the arrangement. The court may approve the arrangement either as proposed or as amended in any manner the court directs. Pursuant to Ontario law, in order for the court to grant the final order, the court must conclude, among other things, that the arrangement is fair and reasonable to all affected persons. No material amendment to the arrangement will be made without obtaining further travelbyus.com shareholder approval.

Effective Time of Arrangement

     The arrangement will be effective when the Director under the Ontario Business Corporations Act issues a certificate of arrangement. If the final order is obtained on December 27, 2000, is satisfactory to travelbyus.com and Aviation Group, and all other conditions in the arrangement agreement are satisfied or waived, we expect that the effective date of the arrangement will be December 31, 2000.


Recommendation of the travelbyus.com Board of Directors

     The travelbyus.com board of directors believes that the arrangement is fair to and in the best interests of travelbyus.com and its shareholders. Accordingly, the travelbyus.com board of directors has unanimously approved the arrangement and recommends that the travelbyus.com shareholders vote "FOR" approval of the arrangement. The approval by shareholders of travelbyus.com of the arrangement will constitute approval of the special resolution attached as Appendix F to this joint proxy statement/prospectus.

     The decision of the travelbyus.com board of directors to approve the arrangement and recommend the approval of the arrangement by travelbyus.com shareholders was based upon various factors. In addition to the factors mentioned above in "Background of the Arrangement," the board of directors considered the following material factors:

     Factors Supporting the Arrangement

     - the combined entity will be larger, with a greater number of shareholders and greater equity capitalization than travelbyus.com alone;

     - the combined companies will create an e-commerce-based provider of travel services of significant size;

     - the arrangement will combine travelbyus.com's integrated e-travel services operation with Aviation Group's Global Leisure division and allow the travel products and packages offered by Global Leisure to be added to the travel products and services currently offered through travelbyus.com's Web site and traditional distribution channels;

     - the board of directors believed that the combination with Aviation Group should provide travelbyus.com with access to the U.S. capital markets to support future growth;

     - the exchange ratio offered by Aviation Group permits travelbyus.com shareholders to remain in control of the combined companies through direct or indirect ownership of more than 90% of Aviation Group's outstanding common stock;

     - the board believed the exchange ratio to be fair to travelbyus.com shareholders;

     - the receipt of a fairness opinion from Wellington West Capital Inc., that the exchange ratio for the arrangement is fair, from a financial point of view, to travelbyus.com shareholders was a condition to the closing;

     - the arrangement should provide travelbyus.com with additional capital through the future sale of Aviation Group's existing businesses, other than Global Leisure;

     - the arrangement will further travelbyus.com's goal of becoming a U.S.- based travel service company;

     - the structure of the arrangement, which generally permits Canadian resident travelbyus.com shareholders who hold their shares as capital property the opportunity to defer their Canadian federal income tax by electing to retain their exchangeable shares for a period of time; and

     - the terms of the arrangement agreement, which do not prevent a third party from making a competing offer or proposing a competing transaction.

     Factors Not Supporting the Arrangement

     -    the anticipated costs and time frame for completing the transaction;

     - the tax impact on travelbyus.com shareholders who may realize taxable gain on the exchange of their shares for Aviation Group common stock;

     - the possible dilutive effect of the arrangement on earnings per share;

     - the ongoing costs and efforts required to be a publicly reporting company in the U.S.;

     - the risks of continuing operating losses from Aviation Group's existing businesses, the inability to sell the businesses at reasonable prices and their general lack of sufficient growth potential; and

     - the trading prices of travelbyus.com common shares and Aviation Group common stock prior to the date of the arrangement agreement. During the 30 days prior to the announcement of the transaction, the trading prices ranged from $1.00 to $1.40 for Aviation Group's common stock and from Cdn $3.05 to Cdn $4.14 for travelbyus.com's common shares. These ranges suggested a pre-transaction market capitalization of from $4 million to $5.6 million for Aviation Group and Cdn $210 million to Cdn $290 million for travelbyus.com and a possible dilutive effect on travelbyus.com's market capitalization.


     Based on the foregoing factors, the board concluded that the arrangement and exchange ratio were fair and in the best interests of travelbyus.com's shareholders. The board believes that investors, especially institutional investors, are more likely to invest in the combined companies due to its larger market capitalization and the anticipated listing of Aviation Group common stock on the Nasdaq National Market. The board also believed that the business combination should result in greater liquidity for existing investors and provide investors increased opportunity for growth of their investment.

     The travelbyus.com board of directors did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. Individual members of the travelbyus.com board of directors may give different weights to different factors.

Recommendation of the Aviation Group Board of Directors

     The Aviation Group board of directors believes that the arrangement is fair and in the best interest of Aviation Group and its shareholders. Accordingly, the Aviation Group board of directors has unanimously approved the arrangement and recommends that the Aviation Group shareholders vote "FOR" approval of the arrangement.

     The decision of the Aviation Group board of directors to approve the arrangement and recommend the approval of the arrangement by Aviation Group shareholders was based upon various factors. In addition to the factors mentioned above in "Background of the Arrangement," the board of directors considered the following material factors:

     Factors Supporting the Arrangement

     - the combined entity will be larger, with a greater number of shareholders and greater equity capitalization than Aviation Group alone;

     - the combined companies will create an e-commerce-based provider of travel services of significant size;

     - the travelbyus.com management team plans to create an integrated online travel services company capable of delivering selection, value, flexibility and timely service to the traveling public;

     - the arrangement will combine travelbyus.com's integrated e-travel services operation with Aviation Group's Global Leisure division and allow the travel products and packages offered by Global Leisure to be added to the travel products and services currently offered through travelbyus.com's Web site and traditional distribution channels;

     - the arrangement will also allow Aviation Group to create a U.S. publicly traded, online e-commerce platform that encompasses the necessary elements of a full-service, e-commerce company in the travel industry and prepares Aviation Group for future growth;

     - the board of directors believed that the combined companies should have greater access than Aviation Group to the capital markets to support future growth;

     - travel services represents the largest e-commerce category on the Internet in terms of dollar volume and is expected to grow at a rapid pace;

     - Aviation Group will obtain the travelbyus.com management team, which has considerable experience in travel service, Internet technology and multimedia advertising and marketing;

     - the trading prices of travelbyus.com common shares and Aviation Group common stock prior to the date of the arrangement agreement. During the 30 days prior to the announcement of the transaction, the trading prices ranged from $1.00 to $1.40 for Aviation Group's common stock and from Cdn $3.05 to Cdn $4.14 for travelbyus.com's common shares. These ranges suggested a pre-transaction market capitalization of from $4 million to $5.6 million for Aviation Group and Cdn $210 million to Cdn $290 million for travelbyus.com and a possible accretive effect on Aviation Group's market capitalization;

     - the board believed the exchange ratio to be fair to Aviation Group shareholders;

     - the fairness opinion by CIBC World Markets Corp., which concluded that the consideration to be received by travelbyus.com shareholders pursuant to the arrangement agreement was fair to the shareholders of Aviation Group from a financial point of view;

     - the combination with travelbyus.com represents the culmination of the plan made by Aviation Group's board last year to redirect its assets and capital into an industry with significant growth opportunities;

     - the terms of the arrangement agreement, which do not prevent a third party from making a competing offer or proposing a competing transaction; and

     - the other alternatives available to Aviation Group, including liquidation of its assets and distribution of the net proceeds to its shareholders.

     Factors Not Supporting the Arrangement

     - the anticipated costs and time frame for completing the transaction;




     - the possible dilutive effect of the arrangement on earnings per share; and

     - the risks associated with effecting travelbyus.com's business plan.


     Based on the foregoing factors, the board concluded that the arrangement and exchange ratio are fair and in the best interests of Aviation Group's shareholders. The board believes that investors, especially institutional investors, are more likely to invest in the combined companies due to its larger market capitalization and the anticipated listing of Aviation Group common stock on the Nasdaq National Market. The board also believes that the business combination should result in greater liquidity for existing investors and provide investors increased opportunity for growth of their investment.

     The Aviation Group board of directors did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. Individual members of the Aviation Group board of directors may give different weights to different factors.

Fairness Opinion of travelbyus.com's Financial Advisor

     At the request of the board of directors of travelbyus.com, Wellington West Capital Inc. delivered a written opinion to the board of directors of travelbyus.com, that, based upon and subject to the various assumptions, limitations and other matters set forth in the opinion, as of such date, the exchange ratio as contemplated by the arrangement is fair to the shareholders of travelbyus.com from a financial point of view. No limitations were imposed by travelbyus.com upon Wellington West Capital Inc. with respect to investigations made or procedures followed by Wellington West Capital Inc. in rendering its opinion. A copy of the Wellington West Capital Inc. opinion dated May 11, 2000 is attached as Appendix G to this joint proxy statement/prospectus.

     Wellington West Capital Inc. will receive a fee for its services and will also be reimbursed for all reasonable expenses incurred in connection with its services under its engagement agreement with travelbyus.com, including the reasonable fees and disbursements of its counsel and other advisors. In addition, travelbyus.com has agreed to indemnify Wellington West Capital Inc., its affiliates, agents and personnel against certain liabilities and expenses arising out of its engagement and the transaction to which the engagement relates. The fees payable to Wellington West Capital Inc. under its engagement agreement are not contingent in whole or in part on the success of the arrangement. Wellington West Capital Inc. will be paid a fee of $125,000 plus warrants to purchase 100,000 common shares exercisable at Cdn $2.50 per share. If the warrants cannot be issued, an additional cash fee of $100,000 must be paid.

     The full text of Wellington West Capital Inc.'s opinion, which sets out, among other things, the assumptions made, matters considered, limitations of the review undertaken and various qualifications in connection with the opinion, is attached as Appendix G. Wellington West Capital Inc.'s opinion solely addresses the fairness of the exchange ratio to be received by the holders of travelbyus.com common shares from a financial point of view and is not intended to be, and does not constitute, a recommendation to any shareholder as to how such shareholder should vote with respect to the arrangement or any matters related thereto. This summary of Wellington West Capital Inc.'s opinion is qualified in its entirety by reference to the full text of Wellington West Capital Inc.'s opinion. Shareholders of travelbyus.com are urged to read Wellington West Capital Inc.'s opinion carefully and in its entirety.

     In preparing its opinion, Wellington West Capital Inc. considered such factors and conducted such analyses, investigations, research and testing of assumptions as were deemed by Wellington West Capital Inc. to be appropriate in the circumstances. The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Wellington West Capital Inc. believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete or misleading view of the processes and approaches underlying Wellington West Capital Inc.'s opinion.

     In rendering its opinion, Wellington West Capital Inc. relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to and reviewed by it, including all information provided by travelbyus.com and its employees, representatives and affiliates. Both travelbyus.com and Aviation Group provided forecasts of future financial condition and operating results consisting of annual projections of revenue, earnings before interest, taxes, depreciation and amortization, net income, capital expenditure, free cash flow and capital structure (including debt and cash positions) from the year 2000 through 2005. With respect to forecasts of future financial condition and operating results of Aviation Group provided to Wellington West Capital Inc., Wellington West Capital Inc. assumed, at the direction of Aviation Group's management and without independent verification or investigation, that these forecasts were reasonably prepared on a basis reflecting the best available information, estimates and judgment of Aviation Group's management. With respect to forecasts of future financial condition and operating results of travelbyus.com provided to Wellington West Capital Inc., Wellington West Capital Inc. assumed, at the direction of travelbyus.com's management and without independent verification or investigation, that these forecasts were reasonably prepared on a basis reflecting the best available information, estimates and judgment of travelbyus.com's management.

     Wellington West Capital Inc. neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of travelbyus.com or its affiliated entities. Wellington West Capital Inc. did not express any opinion as to the underlying valuation, future performance or long term viability of travelbyus.com or the combined operation following the completion of the arrangement or as to the price at which Aviation Group common stock or the exchangeable shares will trade subsequent to the completion of the arrangement. Wellington West Capital Inc.'s opinion is necessarily based on the information that was available to Wellington West Capital Inc. and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Wellington West Capital Inc. as of the date of Wellington West Capital Inc.'s opinion.

     In arriving at its opinion, Wellington West Capital Inc. reviewed and relied without further verification upon the following:

1.   the arrangement agreement dated May 3, 2000;

2. audited financial statements for Aviation Group for the fiscal years ending June 30, 1997, 1998 and 1999 and the unaudited financial statements of Aviation Group for the six months ending December 31, 1999, together with financial projections prepared by the management of Aviation Group;

3. audited financial statements for travelbyus.com for the fiscal years ending December 31, 1998 and September 30, 1999 and the unaudited financial statements of travelbyus.com for the three months ending December 31, 1999, together with financial projections prepared by the management of travelbyus.com;

4. offering presentation materials prepared by the management of travelbyus.com respecting the September 1999 travelbyus.com debenture offering and the December 1999 travelbyus.com special warrant offering, together with discussions with management respecting the key assumptions entailed in the forecasted performance;

5. due diligence and closing documentation relating to travelbyus.com acquisitions made to date;

6. historical trading prices and trading volumes for Aviation Group and travelbyus.com;

7. industry data and information; current and historical trading prices and volumes for publicly traded shares of comparable companies; comparable company offering documents, financial statements and investment company research reports; publicly available commentary and information of a general nature relating to the aviation and travel and leisure industries; and information pertaining to general economic conditions; and

8. such other public and confidential information, discussions, investigations and analyses as Wellington West Capital Inc. considered relevant.

Wellington West Capital Inc. further assumed that:

1. the representations and warranties of the parties contained in the arrangement agreement are, and all of the information provided to Wellington West Capital Inc. with respect to the arrangement is, true and correct;

2. the arrangement will be consummated in accordance with the terms described in the arrangement agreement and related agreements, without any amendment to those terms; and

3. the arrangement will be consummated in a manner that complies in all material respects with all applicable federal, foreign, state, provincial and local statutes, rules, regulations and other laws.

     Wellington West Capital Inc. further relied upon the assurance of travelbyus.com management that there are no material facts not contained in or referred to in the information provided to Wellington West Capital Inc. in connection with Wellington West Capital Inc.'s opinion which could reasonably be expected to affect materially the assumptions used, the procedures adopted or the scope of the review undertaken by Wellington West Capital Inc. in providing its opinion.

     The following represents a brief summary of the financial analyses undertaken by Wellington West Capital Inc. in rendering its opinion.

Discounted Cash Flow Analysis

     Wellington West Capital Inc. applied a discounted cash flow model to forecasted cash flows provided by Aviation Group management, predicated on a five year holding period and application of a multiple range of 6.0 to 8.0 times trailing earnings before interest, taxes, depreciation and amortization to determine the residual value. The resultant income stream was discounted to present values based on application of a discount rate range of 25% to 30%. The analysis provided a share price range for the shares of Aviation Group common stock of $4.29 to $9.57.

     Wellington West Capital Inc. applied a discounted cash flow model to forecasted cash flows provided by travelbyus.com management, predicated on a five year holding period and application of a multiple range of 7.0 to 9.0 times trailing earnings before interest, taxes, depreciation and amortization to determine the residual value. The resultant income stream was discounted to present values based on application of a discount rate range of 30% to 35%. The analysis provided a share price range for the travelbyus.com common shares of $5.71 to $8.51.

     Application of varying residual value multiples and discount rates in the cash flow analysis reflect the inherent differences in the character of the two businesses, particularly as it relates to scalability, operating margin, forecast growth rates and operating risk. In particular, the significantly greater forecasted rates of growth in the aggregate industry size, company revenue, operating cash flow, earnings before interest, taxes, depreciation and amortization margin and net income margin of travelbyus.com compared to Aviation Group, in the opinion of Wellington West Capital Inc., warrant a greater multiple on the forecasted performance of travelbyus.com than on the forecasted performance of Aviation Group in determining the residual value of the respective companies. Conversely, the limited operating history of travelbyus.com and the early stage development of the online travel industry relative to the significantly longer operating history of the Aviation Group and the maturity of the aircraft maintenance industry, justify, in the opinion of Wellington West Capital Inc., a significantly greater discount rate on the forecasted cash flows of travelbyus.com relative to the forecasted cash flows of Aviation Group. This significantly greater discount rate reflects the opinion of Wellington West Capital Inc. that a greater risk premium on the forecasted cash flows of travelbyus.com than on the forecasted cash flows of the Aviation Group is warranted. Accordingly, the analysis entails a significant measure of qualitative judgment.

     The price ranges determined for Aviation Group and travelbyus.com resulted in an implied exchange ratio range of .7461 to 1.1248. The exchange ratio of 1.0 x provided for by the arrangement falls within this range.

Comparable Company Analysis

     An analysis of the historical and forecast financial performance of Aviation Group was undertaken with a view to establishing quantitative data to compare to financial information determined for selected comparable publicly traded companies conducting similar business and of similar size to Aviation Group. Comparable companies reviewed were AAR Corporation, Aviation Sales Company, Aviall Inc., First Aviation Services Inc., HEICO Corporation and Kellstrom Industries Inc. Company financials were reviewed and compared on the basis of total enterprise value (market capitalization plus net debt) to earnings before interest, taxes, depreciation and amortization, both on a last twelve months basis and an estimated current fiscal year end basis. The review provided a multiple range of 4.1 to 20.4 times.

     As a result of the inherent differences in the comparable companies, a qualitative assessment of governing valuation factors was applied to determine an applicable multiple range of 6.0 to 8.0 times total enterprise value/earnings before interest, taxes, depreciation and amortization (current fiscal year estimate), producing a resultant share price range for the shares of Aviation Group common stock of $2.57 to $3.15.

     An analysis of the historical and forecast financial performance of travelbyus.com was undertaken with a view to establishing quantitative data to compare to financial information determined for selected comparable publicly traded companies conducting similar business and of similar size to travelbyus.com. Comparable companies reviewed were Cheap Tickets Inc., Expedia Inc., Travelocity.com Inc., and Uniglobe.com Inc. Company financials were reviewed and compared on the basis of total enterprise value (market capitalization plus net debt) to net revenues, on an estimated current fiscal year end basis. The review provided a multiple range of 0.3 to 18.0 times.

     From a qualitative perspective, Wellington West Capital Inc. views the ratio of enterprise value to earnings before interest, taxes, depreciation and amortization to be a superior comparative ratio to enterprise value to revenue because the ratio of enterprise value to earnings before interest, taxes, depreciation and amortization incorporates the public market valuation of a business relative to its ability to generate operating cash flow. However, due to the early stage of the industry, there exists a lack of meaningful financial data within the online travel industry peer group which precluded Wellington West Capital Inc. from using the qualitatively superior ratio of enterprise value to earnings before interest, taxes, depreciation and amortization on travelbyus.com. Wellington West Capital Inc. did not feel it was in the interests of the shareholders of travelbyus.com to default to the ratio of enterprise value to revenue when developing a comparative valuation of Aviation Group because adequate market data existed within the peer group of Aviation Group to conduct a meaningful, qualitatively superior ratio analysis.

     As a result of the inherent differences in the comparable companies, a qualitative assessment of governing valuation factors was applied to determine an applicable multiple range of 4.0 to 6.0 times current fiscal year estimated total enterprise value to net revenues, producing a resultant share price range for the travelbyus.com common shares of $2.31 to $3.39.

     The price ranges determined for Aviation Group and travelbyus.com resulted in an implied exchange ratio range of .929 to 1.11. The exchange ratio of 1.0 x provided for in the arrangement falls within this range.

Trading Range

     Historical trading prices were reviewed for each of Aviation Group and travelbyus.com for the 90-day period prior to announcement of the transaction and the period following the transaction until the date of rendering the opinion. The analysis also included adjustments for exchange rate differentials between the U.S. dollar and Canadian dollar throughout the analysis period. Based on the May 10, 2000 closing price, the implied exchange ratio represents a 16.3% premium to the current trading price of travelbyus.com. Trading prices were also reviewed in the context of the most recent financings completed by both companies. In the opinion of Wellington West Capital Inc., this exercise is relevant to establishing the fairness of the exchange ratio because it validates the secondary, public market pricing of the shares of the company relative to the pricing of treasury offerings of the companies' securities to institutional and retail investors which were most recently negotiated and approved by the directors of the respective companies on behalf of the respective shareholders. Current trading prices and the exchange ratio are reflective of the expectations provided to shareholders at that time. A review of the trading history of each company combined with a review of comparable company trading levels also suggests that travelbyus.com shareholders should anticipate a benefit resulting from a listing on the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market. The quantitative analysis represented by the discounted cash flow and comparable company analyses have not factored in this tangible benefit to travelbyus.com shareholders.

     Wellington West Capital Inc. did not assign relative weights to any of the above analyses that it performed. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken as Wellington West Capital Inc.'s view of Aviation Group, travelbyus.com or the combined entity. No company used in the comparable company analyses summarized above is identical to Aviation Group or travelbyus.com. Any analysis of the fairness of the exchange ratio to be received by the shareholders of travelbyus.com from a financial point of view, involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading and acquisition values of comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these analyses. Wellington West Capital Inc.'s opinion was rendered solely with respect to the fairness of the exchange ratio to be received by the holders of travelbyus.com common shares from a financial point of view and does not constitute an opinion with respect to the fairness of the arrangement as a whole or any aspect of the arrangement other than the exchange ratio, including without limiting the generality of the foregoing, the fairness of any tax consequences to travelbyus.com shareholders. The foregoing summary describes the material aspects of the analyses performed by Wellington West Capital Inc.

     Wellington West Capital Inc. is a full service investment dealer based in Winnipeg, Manitoba, Canada, and is actively engaged in corporate finance initiatives involving public and private company debt and equity financings, mergers and acquisitions, and other financial advisor arrangements, including business valuations and fairness opinions. In its ordinary course of business, Wellington West Capital Inc. and its affiliates may actively trade securities of Aviation Group and travelbyus.com for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in these securities. Wellington West Capital Inc. may in the future provide investment banking or other financial advisory services to Aviation Group or travelbyus.com.

     In furnishing its opinion, Wellington West Capital Inc. does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor does it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act.

Fairness Opinion of Aviation Group's Financial Advisor

     CIBC World Markets has acted as financial advisor to Aviation Group in connection with the arrangement. At the request of Aviation Group, on May 3, 2000, CIBC World Markets delivered an oral opinion to the Aviation Group board, which was subsequently confirmed by a written opinion, that, based upon and subject to the various assumptions, limitations and other matters set forth in the opinion, as of such date, the consideration to be received by the shareholders of travelbyus.com pursuant to the arrangement agreement is fair to the stockholders of Aviation Group from a financial point of view. No limitations were imposed by Aviation Group upon CIBC World Markets with respect to investigations made or procedures followed by CIBC World Markets in rendering its opinion.

     The full text of the written opinion of CIBC World Markets dated May 3, 2000, which sets forth assumptions made, general procedures followed, matters considered and limits on the scope of the review undertaken by CIBC World Markets, is attached as Appendix H and is incorporated herein by reference. Aviation Group's shareholders are urged to and should read and carefully consider the entire opinion. The summary set forth herein of the CIBC World Markets opinion is qualified in its entirety by reference to the full text of the opinion attached hereto as Appendix H.

     CIBC World Markets' opinion addresses only the fairness to the holders of shares of Aviation Group common stock, from a financial point of view, of the consideration to be received by the shareholders of travelbyus.com pursuant to the arrangement agreement and does not constitute a recommendation to any shareholder as to how the shareholder should vote on any matters relating to the arrangement.

     CIBC World Markets reviewed the draft of the arrangement agreement that was distributed on May 2, 2000 in the preparation of its opinion. While Aviation Group and travelbyus.com had the opportunity to agree to materially add, delete or alter material and other terms of the arrangement agreement prior to its execution, the agreement entered into by the parties was substantially similar to the draft distributed on May 2, 2000.

     In connection with rendering its opinion, CIBC World Markets also reviewed:

     - Aviation Group's audited financial statements for the fiscal years ended June 30, 1997, 1998 and 1999;

     - unaudited financial statements of Aviation Group for the six months ended December 31, 1999;

     - travelbyus.com's audited financial statements for the fiscal years ended December 31, 1998 and September 30, 1999;

     - unaudited financial statements of travelbyus.com for the three months ended December 31, 1999;

     - financial projections of Aviation Group prepared and supplied by Aviation Group's management;

     - financial projections of travelbyus.com prepared and supplied by travelbyus.com's management;

     - public information concerning Aviation Group and travelbyus.com that CIBC World Markets deemed relevant;

     - historical market prices and trading volume for shares of Aviation Group common stock and travelbyus.com common shares;

     - certain publicly available financial data and historical trading price information for certain public companies CIBC World Markets deemed comparable to Aviation Group and travelbyus.com; and

     - certain publicly available information for transactions CIBC World Markets deemed comparable to the arrangement.

     CIBC World Markets also performed such analyses and investigations and reviewed such other information as it deemed appropriate and held discussions with the senior management of Aviation Group and travelbyus.com with respect to the business and prospects for future growth of Aviation Group and travelbyus.com.

     In the course of its review, CIBC World Markets, at the direction of the Aviation Group board of directors, relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information reviewed by it, including all of the financial and other information reviewed by it that was provided to or discussed with it by Aviation Group and travelbyus.com and their employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Aviation Group provided to CIBC World Markets or discussed with it, CIBC World Markets assumed, at the direction of Aviation Group's management, without independent verification or investigation, that these forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of Aviation Group's management. CIBC World Markets further relied upon the assurance of management of Aviation Group that they are unaware of any facts that would make the information provided to CIBC World Markets incomplete in any meaningful respect or misleading in any respect. With respect to forecasts of future financial condition and operating results of travelbyus.com provided to CIBC World Markets or discussed with it, CIBC World Markets assumed, at the direction of Aviation Group's management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of travelbyus.com's management. CIBC World Markets further relied upon the assurance of management of travelbyus.com that they are unaware of any facts that would make the information provided to CIBC World Markets incomplete in any meaningful respect or misleading in any respect. CIBC World Markets assumed no responsibility for and expressed no view as to any forecasts or the information or assumptions on which they are based.

     CIBC World Markets neither made nor was provided with any independent valuations or appraisals of any assets or liabilities of Aviation Group or travelbyus.com and made no physical inspection of the properties or facilities of Aviation Group or travelbyus.com or their affiliated entities. CIBC World Markets did not express any opinion as to the underlying valuation, future performance or long term viability of Aviation Group or the combined companies following the arrangement, or the price at which Aviation Group common stock will trade subsequent to the arrangement. CIBC World Markets further assumed, with the consent of Aviation Group's board, that:

     - the representations and warranties of the parties contained in the arrangement agreement are true and correct;

     - the arrangement will be consummated in accordance with the terms described in the arrangement agreement and related agreements, without any amendment to those terms;

     - the arrangement will be accounted for under the purchase method in accordance with generally accepted accounting principles; and

     - the arrangement will be consummated in a manner that complies in all material respects with all applicable federal, foreign, state and local statutes, rules, regulations and other laws.

     CIBC World Markets' opinion was necessarily also based upon the information reviewed by it and general economic, financial and stock market conditions and circumstances as they existed on the date of its opinion.

     In connection with rendering its opinion to the Aviation Group board, CIBC World Markets performed a variety of financial analyses, the material portions of which are summarized below. The summary set forth below is a complete description in all material respects of the material portions of the analyses performed by CIBC World Markets. In addition, CIBC World Markets believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered in those analyses, without considering all factors and analyses, could create an incomplete view of the analyses and processes on which CIBC World Markets' opinion was based. Certain of the financial analyses summarized below include information presented in tabular format. In order to understand CIBC World Markets' financial analysis fully, the tables must be read together with the text of each summary. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of CIBC World Markets' financial analysis.

     The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analysis or summary description. CIBC World Markets performed certain procedures, including each of the financial analyses described below, and reviewed with management of Aviation Group the assumptions on which the analyses were based and other factors, including historical, current and projected financial results. The forecasts for Aviation Group and travelbyus.com provided by management of Aviation Group and travelbyus.com underlying CIBC World Markets' analyses are forward looking, are not necessarily indicative of future results or values, which may be significantly more or less favorable than such forecasts, and are subject to numerous risks and uncertainties. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may be sold.

     The following is a brief summary of all material financial analyses performed by CIBC World Markets in connection with its presentation to the Aviation Group board on May 3, 2000.

     Comparable Companies Analysis

     Using publicly available information, CIBC World Markets compared financial information for Aviation Group, excluding Global Leisure, with similar information for seven selected companies that provide similar services and are similar in size to Aviation Group, excluding Global Leisure, and compared financial information for travelbyus.com with similar information for six selected companies that provide similar services and are similar in size to travelbyus.com. In accordance with standard valuation practices, this analysis was based on projections rather than historical information, since projections are viewed as more representative of value in the context of this type of analysis, especially for growth industries like those involved here.

     The comparable companies used for Aviation Group were:

     -    AAR Corporation,
     -    Aviation Sales Company,
     -    Aviall Inc.,
     -    Avteam Inc.,
     -    First Aviation Services, Inc.,
     -    HEICO Corporation, and
     -    Kellstrom Industries Inc.

     For each of these companies, CIBC World Markets calculated firm value (market value of equity plus net debt) of the comparable company as a multiple of its estimated revenues and as a multiple of its estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for calendar years 2000 and 2001, which produced the following mean multiples.


                                                           Mean
                                                           ----

     Estimated 2000 Revenues..........................     0.9x
     Estimated 2000 EBITDA............................     8.5x
     Estimated 2001 Revenues..........................     1.0x
     Estimated 2001 EBITDA............................     6.2x

     Multiples 20% below and 20% above the mean multiples in the above table were applied to the estimated revenues and EBITDA for Aviation Group, excluding Global Leisure, for calendar years 2000 and 2001. The results were then adjusted to add the value of Global Leisure based on the value of the consideration paid to acquire it, using the Black-Scholes method to value the consideration paid in the form of warrants. This produced an implied equity reference range for Aviation Group's common stock of $2.19 to $3.89 per share.

     Because of the inherent differences between the businesses, operations, financial conditions and prospects of Aviation Group and the businesses, operations, financial conditions and prospects of the companies included in its comparable company group, CIBC World Markets believes that it is inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of Aviation Group and the comparable companies that would affect the public trading values of Aviation Group and the comparable companies.

     The comparable companies used for travelbyus.com were:

     -    Cheap Tickets, Inc.,
     -    Ebookers.com plc,
     -    Expedia, Inc.,
     -    Hotel Reservations Networks, Inc.,
     -    Travelocity.com, Inc., and
     -    Uniglobe.com Inc.

     For each of these companies, CIBC World Markets calculated firm value (market value of equity plus net debt) of the comparable company as a multiple of its estimated net revenues for calendar years 2000 and 2001, which produced the following mean multiples.

                                                           Mean
                                                           ----

     Estimated 2000 Net Revenues......................     7.4x
     Estimated 2001 Net Revenues......................     3.8x

     Multiples 20% below and 20% above the mean multiples in the above table were applied to the estimated net revenues for travelbyus.com for calendar years 2000 and 2001 to produce an implied equity reference range for travelbyus.com common shares of $3.68 to $5.50 per share.

     Because of the inherent differences between the businesses, operations, financial conditions and prospects of travelbyus.com and the businesses, operations, financial conditions and prospects of the companies included in its comparable company group, CIBC World Markets believes that it is inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of travelbyus.com and the comparable companies that would affect the public trading values of travelbyus.com and the comparable companies.

     CIBC World Markets calculated a range of exchange ratios based on the comparable companies analysis. The low per share equity value for travelbyus.com common shares was divided by the low per share equity value for Aviation Group common stock. The high per share equity value for travelbyus.com common shares was divided by the high per share equity value for Aviation Group common stock. These calculations resulted in an implied exchange ratio reference range of 1.42 to 1.68. CIBC World Markets noted that the ratio of 1.00 being received by travelbyus.com shareholders in the arrangement is less than the low end of this range.

     Precedent Transactions Analysis

     CIBC World Markets compared financial information for Aviation Group, excluding Global Leisure, to similar information, to the extent publicly available, from 14 transactions CIBC World Markets believed to be comparable to the arrangement that occurred within the aviation services market since February 1, 1997. CIBC World Markets also compared financial information for travelbyus.com to similar information, to the extent publicly available, from 15 transactions CIBC World Markets believed to be comparable to the arrangement that occurred within the online and offline travel services market since May 1, 1998. These transactions were deemed to be comparable because they reflect valuations paid in negotiated transactions among companies, both public and private, that operate in these markets.

     The comparable transactions in the aviation services market that were used in the analysis were:

     Target                                       Acquiror
     ------                                       --------

     Hudson General Corporation                   GlobeGround GmbH
     AMR Combs                                    Signature Flight Support Corp.
     Triad International Maintenance Company      Aviation Sales Company
     SMR Aerospace, Inc.                          BE Aerospace Inc.
     DeCrane Aircraft Holdings Inc.               DLJ Merchant Banking Partners
     McClain International                        Heico Corporation
     Aerocar Aviation Corp.                       Kellstrom Industries, Inc.
     Aircraft Service International Group         Ranger Aviation
     Whitehall Corp.                              Aviation Sales Group
     Kratz-Wilde Machine Company Inc.             Aviation Sales Company
     Aero Support USA Inc.                        Kellstrom Industries, Inc.
     Northwings Accessories, Corp.                Heico Corporation
     Greenwich Air Services Inc.                  General Electric Company
     UNC Inc.                                     Greenwich Air Services, Inc.

     For each of the transactions in the aviation services market, CIBC World Markets calculated, to the extent possible, the firm value of the acquired company as a multiple of revenues for the latest 12 months preceding the announcement of the transaction, as a multiple of revenues for the next fiscal year following the date of the announcement of the transaction and as a multiple of EBITDA for the next fiscal year following the date of the announcement of the transaction. These calculations produced the following mean multiples:

                                                           Mean
                                                           ----

     Latest Twelve Months Revenues....................     1.5x
     Next Fiscal Year Revenues........................     1.2x
     Next Fiscal Year EBITDA..........................     9.6x

     Multiples 20% below and 20% above the mean multiples in the above table were applied to the estimated revenues for Aviation Group, excluding Global Leisure, for the twelve months ended June 30, 2000 and to the estimated revenues and EBITDA for Aviation Group, excluding Global Leisure, for calendar year 2000. The results were then adjusted to add the value of Global Leisure based on the value of the consideration paid to acquire it, using the Black- Scholes method to value the consideration paid in the form of warrants. This produced an implied equity reference range for Aviation Group's common stock of $2.25 to $3.98 per share.

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the business, operations, financial condition and prospects of Aviation Group and the businesses, operations, financial conditions and prospects of the companies included in the aviation services precedent transactions group, CIBC World Markets believes that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the arrangement. CIBC World Markets believes that the appropriate use of comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the arrangement that affect the acquisition values of the acquired companies and Aviation Group.

     The comparable transactions in the online and offline travel services market that were used in the analysis were:

     Target                                  Acquiror
     ------                                  --------

     Travel Services International, Inc.     Airtours plc
     Trip.com (remaining 80%)                Galileo International, Inc.
     Travelscape.com, Inc.                   Expedia, Inc.
     VacationSpot.com Corp.                  Expedia, Inc.
     REZsolutions, Inc.                      Pegasus Solutions, Inc.
     Preview Travel, Inc.                    Travelocity, Inc.
     Hotel Reservations Network, Inc.        USA Networks Inc.
     Lifestyle Vacation Incentives, Inc.     Travel Services International, Inc.
     AHI International Corp.                 Travel Services International, Inc.
     World Express Travel, Inc.              Navigant International, Inc.
     Arrington Travel Center, Inc.           Navigant International, Inc.
     Havas Voyages                           American Express Company
     Lexington Services Associates           Travel Services International, Inc.
     Goodfellow Enterprises, Inc.            Travel Services International, Inc.
     Landry & Kling, Inc.                    Travel Services International, Inc.

     For each of the transactions in the online and offline travel services market, CIBC World Markets calculated, to the extent possible, the firm value of the acquired company as a multiple of net revenues for the latest 12 months preceding the announcement of the transaction and as a multiple of net revenues for the next fiscal year following the date of the announcement of the transaction. These calculations produced the following mean multiples:

                                                           Mean
                                                           ----

     Latest Twelve Months Net Revenues................     11.8x
     Next Fiscal Year Net Revenues....................      4.5x

     Multiples 20% below and 20% above the mean multiples in the above table were applied to the estimated revenues for travelbyus.com for the twelve months ended June 30, 2000 and for calendar year 2000 to produce an implied equity reference range for travelbyus.com common shares of $3.33 to $4.97 per share.

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the business, operations, financial condition and prospects of travelbyus.com and the businesses, operations, financial conditions and prospects of the companies included in the online and offline travel services precedent transactions group, CIBC World Markets believes that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the arrangement. CIBC World Markets believes that the appropriate use of comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the arrangement that affect the acquisition values of the acquired companies and travelbyus.com.

     CIBC World Markets calculated a range of exchange ratios based on the precedent transactions analysis. The low per share equity value for travelbyus.com common shares was divided by the low per share equity value for Aviation Group common stock. The high per share equity value for travelbyus.com common shares was divided by the high per share equity value for Aviation Group common stock. These calculations resulted in an implied exchange ratio reference range of 1.25 to 1.48. CIBC World Markets noted that the ratio of 1.00 being received by travelbyus.com shareholders in the arrangement is less than the low end of this range.

     Discounted Cash Flow Analysis

     Using a discounted cash flow analysis based on forecasts provided by Aviation Group's management, CIBC World Markets estimated the present value of the future streams of free cash flows that Aviation Group could produce during the five fiscal years ending June 30, 2005. In this analysis, CIBC World Markets estimated the terminal value based on multiples of 7.0 to 8.0 times Aviation Group's estimated EBITDA for the fiscal year ending June 30, 2005. The free cash flows and terminal values were discounted to present values using discount rates of 20%, 25% and 30% . After deducting debt, preferred and minority interest from, and adding back cash to, the present value of free cash flows and terminal values, this analysis produced an implied equity reference range for Aviation Group common stock of $7.00 to $14.71 per share.

     Using a discounted cash flow analysis based on forecasts provided by travelbyus.com's management, CIBC World Markets estimated the present value of the future streams of free cash flows that travelbyus.com could produce during the five fiscal years ending September 30, 2005. In this analysis, CIBC World Markets estimated the terminal value based on multiples of 7.0 to 8.0 times travelbyus.com's estimated EBITDA for the fiscal year ending September 30, 2005. The free cash flows and terminal values were discounted to present values using discount rates of 20%, 25% and 30% . After deducting debt, preferred and minority interest from, and adding back cash to, the present value of free cash flows and terminal values, this analysis produced an implied equity reference range for travelbyus.com common shares of $7.69 to $12.51 per share.

     CIBC World Markets calculated a range of exchange ratios based on the discounted cash flow analysis. The low per share equity value for travelbyus.com common shares was divided by the low per share equity value for Aviation Group common stock. The high per share equity value for travelbyus.com common shares was divided by the high per share equity value for Aviation Group common stock. These calculations resulted in an implied exchange ratio reference range of 0.85 to 1.10. CIBC World Markets noted that the ratio of 1.00 being received by travelbyus.com shareholders in the arrangement is within this range.

     Fifty-Two Week Trading Range

     CIBC World Markets reviewed the closing trading prices for Aviation Group common stock for the fifty-two week period ended April 28, 2000. During this period, Aviation Group's common stock closed at a low of $0.50 per share and a high of $10.00 per share.

     CIBC World Markets reviewed the closing trading prices for travelbyus.com common shares for the fifty-two week period ended April 28, 2000. During this period, travelbyus.com's common shares closed at a low of $0.24 per share and a high of $3.75 per share.

     Pro Forma Analysis of Arrangement:

     CIBC World Markets analyzed the pro forma impact of the arrangement on Aviation Group's projected earnings per share in fiscal years 2001, 2002 and 2003, based on managements' financial projections for Aviation Group and travelbyus.com. Based on the exchange ratio of 1.00 in the arrangement, this analysis indicated that the arrangement would be substantially dilutive to Aviation Group's earnings per share in each of those fiscal years.

     General

     The foregoing is a summary of the material portions of the financial analyses used by CIBC World Markets in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and therefore is not necessarily susceptible to a partial analysis or summary description. CIBC World Markets believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the opinion. In addition, CIBC World Markets considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be CIBC World Markets' view of Aviation Group or the combined entity. No company used in the comparable company analyses summarized above is identical to Aviation Group, and no transaction used in the comparable transaction analysis is identical to the arrangement. Any analysis of the fairness of the arrangement, from a financial point of view, to the shareholders of Aviation Group involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. As described above, CIBC World Markets' opinion and the related presentation to the Aviation Group board on May 3, 2000 was one of many factors taken into consideration by the Aviation Group board in making its determination to approve the arrangement agreement.

     CIBC World Markets was selected by Aviation Group because of CIBC World Markets' qualifications and expertise in the travel services industry and in providing valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. In its ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Aviation Group and travelbyus.com for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in such securities. CIBC World Markets may in the future provide investment banking or other financial advisory services to Aviation Group or travelbyus.com.

     In furnishing its opinion, CIBC World Markets does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor does it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act.

     Pursuant to a letter agreement dated March 23, 2000, which was modified by a letter agreement dated May 5, 2000, Aviation Group engaged CIBC World Markets in connection with the arrangement. Pursuant to the terms of this agreement, Aviation Group paid CIBC World Markets a retainer of $50,000 and agreed to reimburse CIBC World Markets for certain expenses incurred. Aviation Group also agreed to pay CIBC World Markets a fee of $350,000 for rendering its fairness opinion. Aviation Group also agreed to indemnify CIBC World Markets against certain liabilities, including liabilities under United States federal securities laws.

Conflicts of Interests of Certain Persons in the Arrangement

     The determinations of the boards of Aviation Group and travelbyus.com to participate in the arrangement may have been affected by conflicts of interest. In particular:

     - If approved by the shareholders of Aviation Group, three directors of Aviation Group will be able to exercise warrants to purchase an aggregate of 150,000 shares of Aviation Group common stock at the pre-transaction trading price $1.50 per share at any time after completion of the arrangement until February 2005. See "Other Aviation Group Special Meeting Proposals-Proposal No. 7: Ratification of Warrants to Purchase 150,000 Shares of Aviation Group Common Stock."

     - In February 2000, the boards of directors of Aviation Group and travelbyus.com made their initial determinations to proceed with the proposed arrangement. In early March 2000, when travelbyus.com made its initial $2 million investment in Aviation Group, two executive officers of travelbyus.com, including William Kerby, were appointed to serve as travelbyus.com's representatives on the board of directors of Aviation Group. Mr. Kerby was also appointed as President and Chief Executive Officer of Aviation Group and is also a director, Vice Chairman and Chief Executive Officer of travelbyus.com. The second travelbyus.com representative resigned in early May 2000, and John Fenyes was appointed as his replacement. Mr. Fenyes is also a director and executive officer of travelbyus.com. Both Mr. Kerby and Mr. Fenyes are also shareholders of travelbyus.com. They participated in the final approvals of the arrangement by the boards of directors of Aviation Group and travelbyus.com in early May 2000. At that time, Mr. Kerby and Mr. Fenyes, in their respective capacities as directors of both companies, owed fiduciary duties to both Aviation Group and travelbyus.com. These duties represent a potential conflict of interest for both Mr. Kerby and Mr. Fenyes. In addition, as to Aviation Group, their shareholdings in travelbyus.com represented a conflict of interest.

The directors of Aviation Group and travelbyus.com were aware of these interests and considered them before their final unanimous approval of the arrangement.

Accounting Treatment

     The combined companies will account for the transaction under the purchase method of accounting as if travelbyus.com had acquired Aviation Group and had recapitalized under the capital structure of Aviation Group. Accordingly, the combined company will record the assets and liabilities of Aviation Group as being acquired by travelbyus.com in the arrangement.

Consequences under Securities Laws; Resale of Exchangeable Shares and Aviation Group Shares

     United States. The issuance of exchangeable shares to travelbyus.com shareholders will not be registered under U.S. federal securities laws. These shares will be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act of 1933. Section 3(a)(10) exempts securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of those securities have been approved by any court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear.

     In connection with the arrangement, the Ontario Supreme Court of Justice will conduct a hearing to determine the fairness of the terms and conditions of the arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The court entered its interim order on November 7, 2000. If the arrangement is approved by travelbyus.com shareholders, a hearing on the fairness of the arrangement will be held on December 27, 2000 by the court. See "Proposal No. 1 The Arrangement-Regulatory Approval" on page 44.

     Aviation Group has registered under the Securities Act, pursuant to a registration statement of which this joint proxy statement/prospectus forms a part, the shares of Aviation Group common stock that may be issued from time to time upon the exchange of the exchangeable shares and upon the exercise of the replacement options.

     There will be no U.S. federal securities law restrictions upon the resale or transfer of the shares by shareholders, except for those shareholders who are considered "affiliates" of travelbyus.com, as that term is defined in Rule 144 and Rule 145 adopted under the Securities Act. Exchangeable shares and shares of Aviation Group common stock received by those shareholders who are considered to be "affiliates" of travelbyus.com may be resold without registration only as provided for by Rule 145 or as otherwise permitted under the Securities Act. Aviation Group has registered the resale of shares of Aviation Group common stock to be received by certain "affiliates" of travelbyus.com in exchange for the exchangeable shares. For a listing of these "affiliates," the number of shares being offered by them for resale and their plans for distribution, see "Selling Shareholders" and "Plan of Distribution." Persons who may be considered to be affiliates of travelbyus.com generally include individuals or entities that control, are controlled by, or are under common control with travelbyus.com and may include the executive officers and directors of travelbyus.com as well as its principal shareholders.

     Canada. Aviation Group, its Canadian subsidiary and travelbyus.com will apply for rulings or orders of certain securities regulatory authorities in Canada to permit the issuance of the exchangeable shares and the shares of Aviation Group common stock upon exchange of exchangeable shares and upon exercise of the replacement options. Application

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

will be made to permit resale of those shares in various jurisdictions without restriction by persons other than "control persons."

Ongoing Canadian Reporting Obligations

     After the arrangement is completed, the sole outstanding common share of travelbyus.com will be owned by a Canadian subsidiary of Aviation Group. As the issuer of the exchangeable shares, travelbyus.com will continue to have reporting obligations in certain of the Canadian provinces and territories. Applications are being or will be made for certain exemptions from statutory financial and reporting requirements, including exempting insiders of travelbyus.com from the requirements of filing reports of trades of travelbyus.com securities. These exemptions depend on Aviation Group continuing to file with the relevant securities regulatory authorities all documents it files with the SEC and sending to registered holders of exchangeable shares all disclosure materials that it sends to registered holders of Aviation Group common stock resident in the United States, including the annual report of Aviation Group and all proxy solicitation material. If these exemptions are obtained, holders of exchangeable shares will receive financial statements of Aviation Group instead of financial statements of travelbyus.com. Consistent with the foregoing, travelbyus.com will also apply for an exemption from certain requirements of the Ontario Business Corporations Act, including those respecting proxy solicitation, the establishment of an audit committee and insider reporting.

Fees and Expenses

     The combined estimated fees and expenses of Aviation Group and travelbyus.com in connection with the arrangement, including financial advisors' fees, filing fees, legal and accounting fees, soliciting dealer fees and printing and mailing costs, is approximately $3.0 million. These fees and expenses are reflected in the unaudited pro forma condensed combined financial statements included elsewhere in this joint proxy statement/prospectus.

Dissenters' Rights

     Under applicable law, Aviation Group shareholders do not have rights to dissent or to appraisal of the value of their shares in connection with the arrangement.

     As indicated in the notice of the travelbyus.com meeting, any holder of travelbyus.com common shares is entitled to be paid the fair value of all, but not less than all, of those shares in accordance with section 185 of the Ontario Business Corporations Act if the shareholder dissents to the arrangement and the arrangement becomes effective. A holder of travelbyus.com common shares is not entitled to dissent with respect to the arrangement if he votes any of such shares in favor of the proposal, and therefore, the special resolution authorizing the arrangement. The execution or exercise of a proxy does not constitute a written objection for purposes of the Ontario Business Corporations Act.

     The following summary is not a complete statement of the procedures to be followed by a dissenting shareholder under the Ontario Business Corporations Act. The Ontario Business Corporations Act requires adherence to the procedures and failure to do so may result in the loss of all dissenter's rights. Accordingly, each shareholder who might desire to exercise dissenter's rights should carefully consider and comply with the provisions of section 185 and consult his legal adviser. The full text of section 185 of the Ontario Business Corporations Act is set out in Appendix I to this joint proxy statement/prospectus.

     A dissenting shareholder who seeks payment of the fair value of his travelbyus.com common shares is required to send a written objection to the special resolution to travelbyus.com at or prior to the travelbyus.com meeting. The address for travelbyus.com for such purpose is travelbyus.com ltd., 204-3237 King George Highway, South Surrey, British Columbia V4P 1B7, Attention:
Secretary. A vote against the proposal, and therefore, the special resolution or withholding a vote does not constitute a written objection.

     Within 10 days after the proposal, and therefore, the special resolution, is approved by shareholders, travelbyus.com, must so notify the dissenting shareholder who is then required, within 20 days after receipt of such notice, or if he does not receive such notice within 20 days after he learns of the approval of the special resolution, to send to travelbyus.com, a written notice containing his name and address, the number and class of shares in respect of which he dissents and a demand for payment of the fair value of such shares and, within 30 days after sending such written notice, to send travelbyus.com or its transfer agent, Montreal Trust, the appropriate share certificate or certificates. If the proposal contemplated in the special resolution becomes effective, travelbyus.com is required to determine the fair value of the shares and to make a written offer to pay such amount to the dissenting shareholder. If such offer is not made or

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

not accepted within 50 days after the proposal and the special resolution becomes effective, travelbyus.com may apply to the court to fix the fair value of such shares. There is no obligation on travelbyus.com to apply to the court. If travelbyus.com fails to make such an application, a dissenting shareholder has the right to so apply within a further 20 days. If an application is made by either party, the dissenting shareholder will be entitled to be paid the amount fixed by the court. The fair value of the travelbyus.com common shares as determined for such purpose by a court will not necessarily be the same as and could vary significantly from the fair market value of such shares as determined for the arrangement.

     Persons who wish to dissent and who are beneficial owners of travelbyus.com common shares registered in the name of a broker, custodian, nominee or other intermediary should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO DISSENT. A shareholder who beneficially owns travelbyus.com common shares but is not the registered holder thereof, should contact the registered holder for assistance.

Exchange of travelbyus.com Common Share Certificates

     At the effective time of the arrangement, all travelbyus.com common shares, other than the common share to be owned by Aviation Group's Canadian subsidiary, will cease to be outstanding and will automatically be canceled and retired. Each certificate formerly representing travelbyus.com common shares will represent ownership of the right to receive the exchangeable shares issuable in the arrangement until those certificates are surrendered to the exchange agent. The exchange agent for the arrangement is Montreal Trust Company of Canada.

     As soon as possible after the completion of the arrangement, the exchange agent will mail to travelbyus.com shareholders a form of letter of transmittal and instructions for use in exchanging travelbyus.com common share certificates for exchangeable share certificates. When a travelbyus.com shareholder surrenders the holder's share certificates, together with a signed letter of transmittal, they will receive in exchange certificate(s) representing the whole exchangeable shares to which they are entitled.

     If you are a holder of travelbyus.com common shares and are contemplating voting against the arrangement and requesting dissenter's rights, please see "Dissenters' Rights" above for a detailed explanation of the procedures for doing so.

     travelbyus.com shareholders should not send share certificates to the exchange agent until they receive a letter of transmittal.

     The letter of transmittal will also contain an election form where a travelbyus.com shareholder may elect to exchange the holder's exchangeable shares for shares of Aviation Group common stock. To obtain shares of Aviation Group common stock in exchange for exchangeable shares, the travelbyus.com shareholder must elect on the letter of transmittal to effect the exchange and return the signed letter of transmittal with the holder's common share certificates to the exchange agent.

     If necessary because of any adjustment, cash will be paid for any fractional shares of Aviation Group common stock resulting from the exchange. Upon surrender of the letter of transmittal and the certificate representing travelbyus.com common shares, the holder will receive in exchange a certificate representing a whole number of shares of Aviation Group common stock and a check or the right to receive a check representing the amount of cash in lieu of fractional shares. No interest will be paid on any cash in lieu of fractional shares.

Treatment of Outstanding travelbyus.com Stock Options and Warrants

     On October 20, 2000, travelbyus.com had outstanding various options and warrants. These options, when vested, would be exercisable to acquire a total of approximately 7,671,300 travelbyus.com common shares at prices between Cdn$0.12 and Cdn$4.90 with various expiration dates through January 2005. The warrants are exercisable to acquire a total of approximately 22,546,850 travelbyus.com common shares at prices between Cdn$0.68 and Cdn$3.50 with various expiration dates to December 2002, except that 6,922,300 of the warrants are special warrants for which the exercise price has already been received by travelbyus.com.

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


     After completion of the arrangement, with the consent of the optionholder, each outstanding travelbyus.com option will be exchanged for a replacement option issued under Aviation Group's 1997 stock option plan. Each replacement option will entitle its holder to purchase a number of shares of Aviation Group common stock equal to the number of common shares of travelbyus.com for which it was exercisable. The replacement option will provide for an exercise price per share of Aviation Group common stock equal to the exercise price per share of the travelbyus.com option immediately prior to the effectiveness of the arrangement converted from Canadian dollars to U.S. dollars at the noon spot rate announced by the Federal Reserve on the third business day immediately preceding the effective date of the arrangement. If the reverse stock split is approved by Aviation Group shareholders and becomes effective, the number of shares of Aviation Group common stock and exercise price per share for each option will be adjusted proportionately. The term to expiration of the option and the vesting schedule will be unchanged. The replacement option will be subject to the terms and conditions of Aviation Group's 1997 stock option plan. See "Proposal No. 6. Adoption of Amendment to Aviation Group's 1997 Stock Option Plan" for a detailed discussion of the plan.

     Each outstanding travelbyus.com warrant will remain outstanding and be exercisable for exchangeable shares after completion of the arrangement. Each warrant will continue to entitle its holder to purchase the same number of exchangeable shares as the number of common shares of travelbyus.com for which it was exercisable. The exercise price, term to expiration of the warrants and all other terms and conditions of the warrant will otherwise remain unchanged. Any document or agreement previously evidencing a travelbyus.com warrant will remain unchanged.

Representations and Warranties

     The arrangement agreement contains representations and warranties by each of Aviation Group and travelbyus.com relating to, among other things:

     - organization, qualification, standing and similar corporate matters for it and its subsidiaries;

     - the authorization, performance and enforceability of the arrangement agreement;

     - the absence of any violation of its governing instruments or applicable laws and agreements, governmental filings, authorizations and consents required to complete the arrangement;

     - its capital structure, including the number of authorized shares and the number of shares outstanding;

     - the filing of all required securities reports and financial statements with securities regulators and Nasdaq or The Toronto Stock Exchange;

     - the absence of any untrue statements of material facts or omission of material facts in the documents it filed with securities regulators;

     - the fair presentation of its financial condition in the financial statements it filed with securities regulators;

     - the absence of any material adverse changes or events relating to its business and properties, its capital stock or compensation of any of its employees since the date of its most recent consolidated balance sheet filed with the securities regulators;

     - its compliance with all material applicable laws and disclosure of all material litigation;

     - that its employee benefit matters, labor matters, tax matters, intellectual property matters and insurance matters all are as stated in the arrangement agreement;

     - that its material contracts and debt instruments are as stated in the arrangement agreement, and that it will continue its business relationships as stated in the arrangement agreement; and

     - the absence of any broker or financial advisor fees to be paid by it in connection with the arrangement, other than those being paid to its financial advisors.

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

Conditions of the Arrangement

     Completion of the arrangement is dependent upon the fulfillment of a number of conditions, including the following material conditions:

     -    the final approval of the arrangement by the Ontario court;

     - the approval of the arrangement by the holders of at least a majority of the shares of Aviation Group common stock represented at the Aviation Group special meeting, whether by proxy or in person, and at least two-thirds of the travelbyus.com common shares voted at the travelbyus.com special meeting, in person or by proxy;

     - the execution by Aviation Group and travelbyus.com of the voting and exchange trust agreement and the support agreement;

     - the shares of Aviation Group common stock offered in exchange for exchangeable shares having been approved for listing on the American Stock Exchange or Nasdaq's SmallCap or National Market;

     - the exchangeable shares having been approved for listing on The Toronto Stock Exchange;

     -    all necessary consents from third parties having been obtained;

     - each party having performed its obligations under the arrangement agreement in all material respects;

     - no restraining order, injunction, order or decree of any court having been issued;

     -    the delivery of opinions of legal counsel;

     - travelbyus.com shareholders holding an aggregate of more than 5% of the outstanding common shares must not have exercised their dissent rights;

     - the filing by the parties of all documents and instruments required to be filed with governmental entities;

     - the approval by the holders of at least two-thirds of the outstanding shares of Aviation Group common stock of an amendment to Aviation Group's articles of incorporation to increase the authorized number of shares of Aviation Group common stock; and

     - no action having been taken by any state or federal government or agency which would prevent the arrangement or impose material conditions on the arrangement.

     The arrangement agreement permits each of the parties to waive any of the conditions that are for its benefit. If either party elects to waive any of these material conditions, this joint proxy statement/prospectus will be amended or supplemented, as appropriate, and will be recirculated to the affected shareholders if the waiver occurs prior to approval of the arrangement by the shareholders. If any of these material conditions to the arrangement is waived after the parties receive shareholder approval, the shareholders of a party adversely affected by the waiver will be asked to reapprove the arrangement.

Termination of the Arrangement Agreement and Payment of Fees

     The arrangement agreement may be terminated at any time prior to the effective date in the following circumstances:

     -    by mutual agreement;

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


     - by travelbyus.com or Aviation Group, if the transaction has not been consummated on or prior to December 31, 2000, so long as the terminating party has not failed to fulfill any material obligation under the arrangement agreement;

     - by travelbyus.com, if Aviation Group materially breaches any representation, warranty, covenant or agreement set forth in the arrangement agreement;

     - by Aviation Group, if travelbyus.com materially breaches any representation, warranty, covenant or agreement set forth in the arrangement agreement;

     - by travelbyus.com or Aviation Group, if the required approvals of the shareholders of both companies are not approved;

     - by travelbyus.com, if the board of directors of travelbyus.com determines that another proposed acquisition constitutes a superior proposal and travelbyus.com pays a termination fee of $1.0 million; and

     - by Aviation Group, if the board of directors of Aviation Group determines that another proposed acquisition constitutes a superior proposal and Aviation Group pays a termination fee of $1.0 million.

Arrangement Mechanics

     When the arrangement becomes effective, the following events will occur in the following order:

     - each outstanding travelbyus.com common share, other than shares held by dissenting shareholders who are ultimately entitled to be paid the fair value of their shares, will be automatically transferred by the holder to travelbyus.com in exchange for one fully-paid and non-assessable exchangeable share. This one-for-one ratio, subject to adjustment, is sometimes referred to as the exchange ratio;

     - each travelbyus.com option will be exchanged for a replacement option that is exercisable for the same number of shares of Aviation Group common stock on the same terms, except that if Aviation Group effects the one-for-five reverse stock split, the exercise price and number of shares of Aviation Group common stock will be proportionately adjusted;

     - Aviation Group will issue and deposit the special voting share with the trustee; and

     - the Canadian subsidiary of Aviation Group will become the holder of the sole outstanding common share of travelbyus.com.

     Immediately following the effectiveness of the arrangement, travelbyus.com's outstanding capital stock will consist of approximately 97 million exchangeable shares, all of which will be held by the former travelbyus.com common shareholders, and one common share, which will be held by the Canadian subsidiary of Aviation Group. Assuming all exchangeable shares are immediately exchanged for Aviation Group common stock, based on the number of shares of Aviation Group common stock and travelbyus.com common shares outstanding as of October 20, 2000, existing travelbyus.com shareholders will hold approximately 95% of the outstanding Aviation Group common stock.

     The exchange ratio is subject to adjustment on any stock split, reverse stock split, stock dividend, recapitalization or other like change with respect to travelbyus.com common shares prior to the effectiveness of the arrangement.

     In the event the exchange ratio is adjusted, no fractional exchangeable shares will be delivered in exchange for travelbyus.com common shares pursuant to the arrangement. Each travelbyus.com shareholder otherwise entitled to a fractional interest in an exchangeable share will receive a cash payment equal to the product of the fractional interest, multiplied by the average per share closing price of travelbyus.com common shares during the 20 consecutive trading days ending on the third business day prior to the effective date of the arrangement, without interest.

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

     See "Exchange of travelbyus.com Common Share Certificates" for procedures to be followed in order to obtain certificates representing the exchangeable shares issuable in the arrangement.

Description of Exchangeable Shares

General

     The exchangeable shares will be exchangeable for Aviation Group common stock at any time at the option of the holder. Holders of exchangeable shares will also be entitled to receive, subject to applicable law, dividends equivalent to all dividends paid on the Aviation Group common stock, if any. Cash dividends will be payable in U.S. dollars or the Canadian dollar equivalent. The record date and payment date for dividends on the exchangeable shares will be the same as the relevant date for the corresponding dividends on the Aviation Group common stock. Holders of exchangeable shares will also be entitled to participate in any liquidation of Aviation Group through the automatic exchange right.

Retraction of Exchangeable Shares

     Holders of exchangeable shares will be entitled at any time to require travelbyus.com to redeem any or all of their exchangeable shares for a retraction price per share equal to the exchangeable share consideration. The term exchangeable share consideration for purposes of a retraction, redemption or exchange means certificates representing the total number of shares of Aviation Group common stock required to be delivered, a check for any declared and unpaid cash dividends and any stock or property constituting any declared and unpaid non-cash dividends on the exchangeable shares. A holder may retract the exchangeable shares by presenting the certificates representing the exchangeable shares to travelbyus.com or the trustee, a retraction request indicating the number of exchangeable shares the holder desires to retract and the date on which the holder desires to receive the retraction price, and any other documents required by the transfer agent.

     When a holder requests travelbyus.com to redeem retracted shares, Aviation Group and the Canadian subsidiary of Aviation Group will have an overriding call right to purchase all of the retracted shares directly from the holder on the terms of the holder's retraction request. Upon receipt of a retraction request, travelbyus.com will immediately notify Aviation Group and the Canadian subsidiary of Aviation Group. Aviation Group and its Canadian subsidiary must advise travelbyus.com within two business days as to whether it will exercise the retraction call right. If Aviation Group and its Canadian subsidiary do not so advise travelbyus.com, travelbyus.com will notify the holder as soon as possible that Aviation Group and its Canadian subsidiary will not exercise the retraction call right. If Aviation Group and its Canadian subsidiary advise travelbyus.com that they will exercise the retraction call right and the request to retract is not revoked by the holder, the request to retract will be considered to be an offer by the holder to sell the retracted shares to Aviation Group or its Canadian subsidiary. It is expected that Aviation Group or its Canadian subsidiary will exercise its overriding call right with respect to any retraction.

     A holder may revoke its request to retract in writing at any time prior to the close of business on the business day preceding the retraction date. If the request is revoked, the retracted shares will not be purchased by Aviation Group or its Canadian subsidiary or redeemed by travelbyus.com. If the holder does not revoke its request to retract, on the retraction date the retracted shares will be purchased by Aviation Group or its Canadian subsidiary or redeemed by travelbyus.com. travelbyus.com, Aviation Group, its Canadian subsidiary or the transfer agent will deliver the aggregate retraction price to the holder.

     If solvency law requirements do not permit travelbyus.com to redeem all retracted shares and neither Aviation Group nor its Canadian subsidiary have exercised the retraction call right, travelbyus.com will redeem only those retracted shares tendered by the holder, rounded down to a whole number of shares, as permitted by law. If the redemption would be contrary to law, travelbyus.com will redeem the shares on a pro rata basis. On the retraction date, Aviation Group or its Canadian subsidiary will be required to purchase the retracted shares not redeemed by travelbyus.com because it would be contrary to law in accordance with the voting and exchange trust agreement.

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Redemption of Exchangeable Shares

     The outstanding exchangeable shares will be redeemed by travelbyus.com for a redemption price per share equal to the exchangeable share consideration upon the earliest of any of the following:

     -    January 1, 2003;

     - the date selected by the travelbyus.com board of directors at a time when less than 15% of the exchangeable shares, other than those held by Aviation Group or its Canadian subsidiary, are outstanding;

     - any sale of a majority of the outstanding voting stock of Aviation Group or any merger, amalgamation or any proposal to do so if the board of directors determines redemption is necessary;

     - any sale of a majority of the then outstanding voting shares of travelbyus.com by Aviation Group or any affiliate of Aviation Group to a third party, any merger, amalgamation or tender offer or any proposal to do so if the board of directors determines redemption is necessary;

     - the business day before the record date for any meeting or vote of travelbyus.com shareholders to consider a matter on which the holders of exchangeable shares would not be entitled to vote; or

     - the business day after the holders of exchangeable shares fail to take action required to approve or disapprove a proposal intended to maintain the legal and economic equivalence of the exchangeable shares with the Aviation Group common stock.

     When travelbyus.com is required to redeem the exchangeable shares, Aviation Group or its Canadian subsidiary have an overriding redemption call right to purchase all of the exchangeable shares outstanding, excluding exchangeable shares held by Aviation Group and its subsidiaries, for a purchase price per share equal to the redemption price. Upon the exercise of the redemption call right, holders will be required to sell their exchangeable shares to Aviation Group or its Canadian subsidiary and travelbyus.com's redemption obligation will terminate. It is expected that Aviation Group or its Canadian subsidiary will exercise its overriding redemption call right with respect to any redemption.


     On or before the redemption date, upon the holder's surrender of the certificates representing the exchangeable shares and proper transfer documents, travelbyus.com, Aviation Group or its Canadian subsidiary will deliver the exchangeable share consideration to the holder by mailing it to the holder's address on file with the transfer agent or by holding the consideration for the holder to pick up at the registered office of travelbyus.com or the office of the transfer agent, as specified in the written notice of redemption. In each case, any amounts required to be withheld for tax may be deducted from the consideration.

Exchange Put Right

     Holders of exchangeable shares have the right at any time to require Aviation Group or its Canadian subsidiary to purchase all or any part of the exchangeable shares owned by those holders for an exchange price equal to the exchangeable share consideration. A holder of exchangeable shares may exercise this exchange put right by presenting a certificate or certificates to the trustee representing the number of exchangeable shares the holder desires to sell, together with a notice indicating the number of exchangeable shares the holder desires to sell, and any other documents as may be required to effect the transfer of the exchangeable shares.

Voting Rights

     On the effective date of the arrangement, Aviation Group, its Canadian subsidiary, travelbyus.com and the trustee will enter into the voting and exchange trust agreement in substantially the form attached to this joint proxy statement/prospectus as Appendix D. The holders of the exchangeable shares will not be entitled to vote at any meeting of shareholders of travelbyus.com except for certain approval rights intended to protect their rights and benefits and otherwise as required by law. See "The Voting and Exchange Trust Agreement" below.

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Dividend Rights

     Holders of exchangeable shares will be entitled to receive dividends as follows:

     - in the case of a cash dividend declared on the Aviation Group common stock, an amount in cash for each exchangeable share corresponding to one-fifth of the cash dividend declared on each share of Aviation Group common stock;

     - in the case of a stock dividend declared on the Aviation Group common stock to be paid in shares of Aviation Group common stock, the number of exchangeable shares for each exchangeable share equal to the number of shares of Aviation Group common stock to be paid on each share of Aviation Group common stock; or

     - in the case of a dividend declared on the Aviation Group common stock in property other than cash or Aviation Group common stock, the type and amount of property as is the same as the type and amount of property declared as a dividend on each share of Aviation Group common stock, divided by five.

Cash dividends on the exchangeable shares are payable in U.S. dollars or the Canadian dollar equivalent. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as the date for the corresponding dividends on the Aviation Group common stock.

Liquidation Rights With Respect to travelbyus.com

     Holders of exchangeable shares will also be entitled to receive travelbyus.com assets if travelbyus.com is liquidated, dissolved or wound up, before distribution of any assets to the holder of the travelbyus.com common share. If travelbyus.com is liquidated, dissolved or wound up, Aviation Group and its Canadian subsidiary will have an overriding liquidation call right to purchase all of the exchangeable shares, other than exchangeable shares held by Aviation Group or its subsidiaries, from the holders for a purchase price equal to the exchangeable share consideration described above.

     If Aviation Group or its Canadian subsidiary chooses to purchase the exchangeable shares, it will give written notice to the transfer agent at least 55 days before liquidation. The transfer agent will notify the holders as to whether Aviation Group or its Canadian subsidiary will exercise this right. If Aviation Group or its Canadian subsidiary does not choose to purchase the exchangeable shares, travelbyus.com will pay the exchangeable share consideration to each holder.

Ranking

     The exchangeable shares will rank senior to the travelbyus.com common share and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding up of travelbyus.com, whether voluntary or involuntary. There are no authorized or outstanding shares that rank senior to the exchangeable shares with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of travelbyus.com, and no such shares may be authorized without the affirmative vote or consent of the exchangeable shares, voting separately as a class.

Certain Restrictions

     Approval of the holders of the exchangeable shares will be required for travelbyus.com to:

     - pay any dividends on the travelbyus.com common share or any other shares ranking junior to the exchangeable shares, other than stock dividends payable in other shares ranking junior to the exchangeable shares;

     - redeem, purchase or make any capital distribution on the travelbyus.com common share or any other shares ranking junior to the exchangeable shares with respect to the payment of dividends or on any liquidation distribution; or

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

     - redeem or purchase any other shares of travelbyus.com ranking equally with the exchangeable shares with respect to the payment of dividends or on any liquidation distribution.

     These restrictions will not apply at any time when the dividends on the outstanding exchangeable shares corresponding to dividends declared and paid on the Aviation Group common stock have been declared and paid in full.

Amendment of Terms of Exchangeable Shares

     The rights, privileges, restrictions and conditions attaching to the exchangeable shares may be amended only with the approval of a majority of the votes cast by holders of exchangeable shares at a duly called meeting at which a quorum is present.

Covenants

     The parties to the arrangement agreement made a number of covenants or promises to each other. Each of travelbyus.com and Aviation Group covenanted to, among other things:

     - carry on its business in the ordinary course consistent with prior practice and use reasonable efforts to preserve intact its present business organization and keep available the services of its directors, officers, employees, consultants and others having business dealings with it;

     - not amend its articles of incorporation or bylaws or merge, consolidate, amalgamate or otherwise combine with any person;

     - not declare or pay any dividend or distribution, issue or sell any shares of capital stock, except upon the exercise of outstanding securities, or acquire, directly or indirectly, any shares of its capital stock;

     -    not amend any outstanding options or warrants;

     - not acquire or license any assets that are material, individually or in the aggregate, to it except in the ordinary course of business consistent with prior practice;

     - not make aggregate capital expenditures in excess of $50,000 for Aviation Group or $250,000 for travelbyus.com other than transactions by travelbyus.com in the ordinary course of business or in connection with acquisitions, joint ventures or strategic alliance transactions entered into by travelbyus.com in the ordinary course of business;


     - not incur any indebtedness for borrowed money or any other indebtedness except in the ordinary course of business;

     - not sell, lease, license, encumber or otherwise dispose of any of its property or assets, except in the ordinary course of business consistent with prior practice;

     - not enter into or amend any contract or engage in any transaction not in the ordinary course of business consistent with past practice except with respect to acquisitions, joint ventures or strategic alliance transactions entered into by travelbyus.com in the ordinary course of business;

     - not take any action that would adversely affect its ability to complete the arrangement;

     - take all actions necessary to convene the meetings to vote on the approval of the arrangement;

     - give the representatives of the other party reasonable access to information concerning its business; and

     - notify the other parties of any material adverse change in its business, properties, assets, liabilities or results of operations.

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

     Both travelbyus.com and Aviation Group have agreed not to solicit any proposal to be acquired by another party. However, if another party does propose to acquire either company and the board of directors of the company that received an acquisition proposal determines in good faith that it is a superior proposal, the board of directors that received the acquisition proposal can terminate the arrangement agreement in order to accept the superior proposal. In that event, however, the terminating company must pay the other company a cash termination fee of $1.0 million. A proposal will be considered superior if the board of directors determines that it is more favorable from a financial point of view to its shareholders than the arrangement, is capable of being financed by the parties making the acquisition proposal and, if accepted, would be more likely than not to be consummated.

Management and Board of Directors After the Arrangement

     Following completion of the arrangement, the board of directors of Aviation Group will consist of all of the members of the travelbyus.com board of directors and Lee Sanders, who will remain as a director. The officers of Aviation Group will be the current officers of travelbyus.com, and Richard Morgan and Lee Sanders will remain as Vice Presidents of Aviation Group. For a detailed description of the travelbyus.com management, please see
"travelbyus.com--Directors and Executive Officers" on page 131.

Listings After the Arrangement

Exchangeable Shares

     travelbyus.com intends to apply for the listing of the exchangeable shares on The Toronto Stock Exchange under the symbol "TBU". The approval of this listing will be under the terms of the exchangeable shares, subject to the satisfaction of its customary requirements, including the distribution of exchangeable shares to a minimum number of public shareholders. There will be no obligation to maintain this listing after December 31, 2001. We do not currently intend to list the exchangeable shares on any other stock exchange in Canada or the United States.

Aviation Group Common Stock

     The Aviation Group common stock is currently listed on the Nasdaq SmallCap Market and on the Boston Stock Exchange under the symbols "AVGP" and "AVG," respectively. Aviation Group has applied for listing of its common stock on the Nasdaq National Market and intends to apply for a listing on the Frankfurt Stock Exchange. Nasdaq has indicated that it will not approve or disapprove of the National Market listing application until after completion of the arrangement. There can be no assurance that a National Market listing will be obtained.

The Voting And Exchange Agreement

     The form of voting and exchange trust agreement that will be entered into by Aviation Group, its Canadian subsidiary, travelbyus.com and the trustee on completion of the arrangement is attached to this joint proxy statement/ prospectus as Appendix D. Pursuant to the voting and exchange trust agreement, Aviation Group will issue a voting share to the trustee for the benefit of the holders of the exchangeable shares, other than Aviation Group and its subsidiaries. The voting share will have a number of votes, which may be cast at any meeting at which Aviation Group shareholders are entitled to vote. The votes will be equal to the number of outstanding exchangeable shares, other than exchangeable shares held by Aviation Group and its subsidiaries, divided by five. Each holder of an exchangeable share on the record date for any meeting at which Aviation Group shareholders are entitled to vote will be entitled to instruct the trustee to exercise one of the votes attached to the voting share for each exchangeable share held by that holder. If a holder does not instruct the trustee how to vote, the trustee will not exercise those votes. A holder may instruct the trustee to give the holder a proxy entitling the holder to vote the voting shares directly at the relevant meeting. If the trustee has not been instructed to sign and deliver a proxy to the holder, the trustee will exercise its voting rights for that holder's shares either by proxy or in person.

     The trustee will send to the holders of the exchangeable shares the notice of the meeting at which the Aviation Group shareholders are entitled to vote on the same day as Aviation Group sends the notice and materials to the Aviation Group shareholders. Additionally, the trustee will send the related meeting materials and a statement describing how the holder may instruct the trustee to exercise the votes attaching to the voting share. The trustee will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials sent by Aviation Group to the Aviation Group shareholders. If materials such as dissident proxy circulars and tender and exchange offer circulars sent by third parties to Aviation Group shareholders are provided to the trustee by Aviation Group, the trustee will send those materials to the holders of exchangeable shares as soon as possible.

     All rights of a holder of exchangeable shares to exercise votes attached to the voting share will cease upon the exchange of the holders of exchangeable shares for shares of Aviation Group common stock. This includes rights by redemption, retraction or liquidation, through the exercise of the related call rights or through the exercise of the exchange put right of the shares exchangeable for Aviation Group common stock.

     The voting and exchange trust agreement contains provisions that require the trustee to effect an exchange of the exchangeable shares for Aviation Group common stock upon request of the holder and other provisions that parallel the rights and terms of the exchangeable shares.

The Support Agreement

     The form of support agreement that will be entered into by Aviation Group, its Canadian subsidiary and travelbyus.com on completion of the arrangement is attached to this joint proxy statement/prospectus as Appendix E. Pursuant to the support agreement, so long as any exchangeable shares, other than exchangeable shares held by Aviation Group or its subsidiaries, remain outstanding:

     - Aviation Group will not declare or pay dividends on the Aviation Group common stock unless travelbyus.com is able to declare and pay and simultaneously declares or pays an equivalent dividend on the exchangeable shares;

     - Aviation Group will advise travelbyus.com in advance of the declaration of any dividend on the Aviation Group common stock. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as that for the corresponding dividend on the Aviation Group common stock;

     - the record date for any dividend declared on the Aviation Group common stock will not be less than ten business days after the declaration date of the dividend;

     - Aviation Group will pay to the holders of the exchangeable shares the applicable travelbyus.com liquidation amount, retraction price and redemption price in the event of a liquidation, dissolution or winding up of travelbyus.com or upon a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by travelbyus.com, including the delivery of Aviation Group common stock; and

     - Aviation Group will perform its obligations arising upon the exercise by it of the call rights, the exercise by a holder of exchangeable shares of the holder's exchange right or exchange put right, or the automatic exchange of a holder's exchangeable shares, including the delivery of Aviation Group common stock.

     The support agreement and the exchangeable share provisions provide that, without the prior approval of travelbyus.com and the holders of the exchangeable shares, Aviation Group will not issue or distribute any of the following to all or substantially all the holders of shares of Aviation Group common stock unless the same or an economically equivalent distribution on the exchangeable shares is made at the same time:

     -    additional Aviation Group common stock;

     - securities exchangeable for, convertible into, or carrying rights to acquire Aviation Group common stock; or

     -    rights to subscribe for Aviation Group common stock or other assets.

The support agreement and the exchangeable share provisions also provide that, without the prior approval of travelbyus.com and the holders of the exchangeable shares, Aviation Group will not subdivide, combine, reclassify or

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

otherwise change the terms of the Aviation Group common stock, unless the same or an economically equivalent change to the exchangeable shares, or in the rights of their holders, is made at the same time. The board of directors of travelbyus.com will have the power, in its sole discretion, to determine in good faith whether any corresponding distribution on, or change to, the exchangeable shares is the same as, or economically equivalent to, any proposed distribution on or change to the Aviation Group common stock. If a tender offer is proposed or a share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Aviation Group common stock takes place which is recommended by the board of directors of Aviation Group and the exchangeable shares are not redeemed by travelbyus.com or purchased by the redemption call right of Aviation Group's Canadian subsidiary, Aviation Group will use reasonable efforts to expeditiously and in good faith take all actions and do all things necessary to enable holders of exchangeable shares to participate in the transaction to the same extent and on an economically equivalent basis as the holders of Aviation Group common stock.

     travelbyus.com is required to notify Aviation Group:

     - if travelbyus.com is liquidated, dissolved or wound up or threatened with a claim or proceeding for that purpose;

     - if travelbyus.com receives a retraction request from a holder of exchangeable shares;

     - if the board of directors of travelbyus.com determines to take action which would require a vote of the holders of exchangeable shares;

     -    at least 130 days prior to any automatic redemption date; and

     - of the issuance by travelbyus.com of any exchangeable share or right to acquire any exchangeable share.

     Aviation Group agreed in the support agreement not to exercise any voting rights attached to the exchangeable shares owned by it or any of its subsidiaries on any matter considered at meetings of holders of exchangeable shares. Aviation Group has also agreed to use its reasonable efforts to enable travelbyus.com's exchangeable shares to remain listed on The Toronto Stock Exchange until December 31, 2001.

     The support agreement may not be amended without the approval of the holders of the exchangeable shares unless it is amended to:

     -    add covenants to protect the holders of the exchangeable shares;

     -    make necessary amendments not inconsistent with the support agreement;
          or

     -    cure ambiguities, inconsistencies or clerical errors.

The foregoing amendments may not be effected unless the boards of directors of all parties to the support agreement have concluded that these amendments are not prejudicial to the interests of the holders of the exchangeable shares.

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

         FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE ARRANGEMENT

Canadian Federal Income Tax Considerations

     The following discussion describes the principal Canadian federal income tax considerations generally applicable to travelbyus.com shareholders in connection with the arrangement who, for purposes of the Income Tax Act (Canada), hold their travelbyus.com common shares and will hold their exchangeable shares and shares of Aviation Group common stock as capital property, deal at arm's length with travelbyus.com, Aviation Group and its Canadian subsidiary and are not affiliated with travelbyus.com, Aviation Group or its Canadian subsidiary. This discussion does not apply to a holder with respect to whom Aviation Group is or will be a foreign affiliate within the meaning of the Canadian Tax Act. This discussion under the caption "Canadian Federal Income Tax Considerations" represents the opinion of Cassels Brock & Blackwell LLP.


     travelbyus.com common shares will generally be considered to be capital property to a travelbyus.com shareholder unless they are held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Income Tax Act (Canada). travelbyus.com shareholders who are Canadian residents and whose travelbyus.com common shares might not otherwise qualify as capital property may be entitled to obtain qualification by making the irrevocable election provided by subsection 39(4) of the Income Tax Act (Canada). travelbyus.com shareholders who do not hold their shares as capital property should consult their own tax advisors regarding their particular circumstances and, in the case of certain "financial institutions," as defined in Section 142.2 of the Income Tax Act (Canada), the potential application to them of the "mark-to-market" rules in the Income Tax Act (Canada), as the following discussion does not apply to these shareholders.

     This discussion is based on the current provisions of the Income Tax Act (Canada), the Regulations thereunder, the current provisions of the Canada-United States Income Tax Convention of 1980, the "Tax Treaty," and counsel's understanding of the current administrative practices of the Canada Customs and Revenue Agency. This discussion takes into account the proposed amendments to the Income Tax Act (Canada) and regulations publicly announced by the Canadian Minister of Finance prior to the date of this joint proxy statement/prospectus and assumes that all of these proposed amendments will be enacted in their present form. However, the proposed amendments may not be enacted in the proposed form or at all.

     Except for the proposed amendments, this discussion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance tax ruling has been sought or obtained from the Canada Customs and Revenue Agency to confirm the tax consequences of any of the transactions described in this joint proxy statement/prospectus.

     While this discussion is intended to address the principal Canadian federal income tax considerations, it is of a general nature only and is not intended to be, nor should it be construed to be, legal, business or tax advice to any particular travelbyus.com shareholder. Shareholders of travelbyus.com should consult their own tax advisors with respect to their particular circumstances.

     For purposes of the Income Tax Act (Canada), all amounts must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition. Amounts expressed in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time the amounts arise.

travelbyus.com Shareholders Resident in Canada

     The following portion of the discussion applies to travelbyus.com shareholders who, for purposes of the Income Tax Act (Canada) and the Tax Treaty, are resident or deemed to be resident in Canada.

     Exchange of travelbyus.com Common Shares for Exchangeable Shares

     The arrangement is structured as a reorganization of the capital of travelbyus.com for purposes of the Income Tax Act (Canada). Accordingly, so long as at the effective time of the arrangement the aggregate adjusted cost base of a holder's travelbyus.com common shares exceeds the fair market value of the rights acquired by the holder under the support agreement and the voting and exchange trust agreement, collectively the "ancillary rights," in connection with the exchange and net of any reasonable costs of disposition, the holder will not realize a capital gain for purposes of the

Income Tax Act (Canada) on the exchange. To the extent that the fair market value of the ancillary rights received by a holder, net of any reasonable costs of disposition, exceeds the aggregate adjusted cost base of the holder's travelbyus.com common shares, the holder will realize a capital gain for purposes of the Income Tax Act (Canada). The taxation of capital gains and losses is described below.

     On the exchange, a travelbyus.com shareholder will be deemed to have acquired:

     - exchangeable shares for a cost equal to the amount, if any, by which the adjusted cost base to such holder of the travelbyus.com common shares exceeds the fair market value of the ancillary rights; and

     -    the ancillary rights for a cost equal to their fair market value.

     A holder of travelbyus.com common stock will be required to determine the fair market value of the ancillary rights on a reasonable basis for purposes of the Income Tax Act (Canada). travelbyus.com believes that the ancillary rights have only nominal value. Therefore, a holder of travelbyus.com common shares should not realize a capital gain on the exchange of travelbyus.com common shares for exchangeable shares. This determination of value, however, is not binding on the Canada Customs and Revenue Agency.

     Call Rights

     travelbyus.com believes that the call rights granted to Aviation Group and its Canadian subsidiary in connection with the exchange of travelbyus.com common shares for exchangeable shares have nominal value. On this basis, no travelbyus.com shareholder should realize a gain at the time that any of such rights are granted to Aviation Group and its Canadian subsidiary. This determination of value, however, is not binding on the Canada Customs and Revenue Agency.

     Dividends

     Exchangeable Shares. In the case of a travelbyus.com shareholder who is an individual, dividends received or deemed to be received on the exchangeable shares will be included in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

     The exchangeable shares will be "taxable preferred shares," "short-term preferred shares" and subject to the discussion below, "term preferred shares" for purposes of the Income Tax Act (Canada). Accordingly, travelbyus.com will be subject to a 66 2/3% tax under Part VI. 1 of the Income Tax Act (Canada) on dividends (other than excluded dividends) paid or deemed to be paid on the exchangeable shares. In certain circumstances, travelbyus.com would be entitled to deductions under Part I of the Income Tax Act (Canada) which could substantially offset the impact of the Part VI. 1 tax. Dividends received or deemed to be received on the exchangeable shares will not be subject to the 10% tax under Part IV. 1 of the Income Tax Act (Canada) applicable to certain corporations.

     If Aviation Group, its Canadian subsidiary or any person with whom Aviation Group or its Canadian subsidiary does not deal at arm's length is a "specified financial institution" under the Income Tax Act (Canada) at the time a dividend is paid on an exchangeable share, then, subject to the exemption described below, dividends received or deemed to be received by a travelbyus.com shareholder that is a corporation will not be deductible in computing taxable income and will be fully includable in income under Part I of the Income Tax Act (Canada). Such dividend will not be subject to tax under Part IV of the Income Tax Act (Canada). A corporation will generally be a specified financial institution for these purposes if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, and corporations controlled by or related to such entities and certain prescribed corporations.

     The denial of the dividend deduction for a corporate travelbyus.com shareholder as described above will not apply if, at the time a dividend is received or deemed to be received:

     - the exchangeable shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange);

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

     -    Aviation Group controls travelbyus.com; and

     - the recipient, together with persons with whom the recipient does not deal at arm's length or any partnership of which the recipient or person is a member or trust of which the recipient or person is a beneficiary, does not and is not deemed to receive dividends on more than 10% of the issued and outstanding exchangeable shares.

travelbyus.com currently expects that the exchangeable shares will be listed on The Toronto Stock Exchange immediately prior to the effective time of the arrangement.

     Subject to the foregoing, in the case of a travelbyus.com shareholder that is a corporation other than a specified financial institution as defined in the Income Tax Act (Canada), dividends received or deemed to be received on the exchangeable shares will be included in computing the corporation's income and will normally be deductible in computing its taxable income.

     In the case of a travelbyus.com shareholder that is a specified financial institution, a dividend which is otherwise deductible in accordance with the above discussion will be deductible in computing its taxable income only if either:

     - the specified financial institution did not acquire the exchangeable shares in the ordinary course of the business carried on by such institution; or

     - at the time of the receipt of the dividend by the specified financial institution, the exchangeable shares are listed on a prescribed stock exchange in Canada, which currently includes The Toronto Stock Exchange, and the specified financial institution, either alone or together with persons related to such shareholder, does not and is not deemed to receive dividends on more than 10% of the issued and outstanding exchangeable shares.

     A travelbyus.com shareholder that is a private corporation, as defined in the Income Tax Act (Canada), or any other corporation resident in Canada and controlled or deemed to be controlled by, or for the benefit of an individual, other than a trust, or a related group of individuals, other than trusts, may be liable under Part IV of the Income Tax Act (Canada) to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the travelbyus.com shareholder's taxable income. A travelbyus.com shareholder that is a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends that are not deductible in computing taxable income.

     Aviation Group Common Stock. Dividends received by holders of shares of Aviation Group common stock will be included in the recipient's income for the purpose of the Income Tax Act (Canada). Dividends received by a holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Income Tax Act (Canada). A holder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of these dividends in computing its taxable income. A holder that is a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada) throughout the relevant taxation year, may be liable to pay an additional refundable tax of 6 2/3% on its aggregate investment income for the year which will include such dividends. United States non-resident withholding tax on such dividends will be eligible for foreign tax credit or deduction treatment where applicable under the Income Tax Act (Canada).

     Redemption or Exchange of Exchangeable Shares

     On the redemption, including a retraction, of an exchangeable share by travelbyus.com, the holder of an exchangeable share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceeds the paid-up capital, for purposes of the Income Tax Act (Canada), at the time of the redemption of the exchangeable share. For this purpose, redemption proceeds would be equal to the fair market value at that time of Aviation Group common stock received less any amount allocated to the ancillary rights. The amount of any deemed dividend will be subject to the tax treatment described above under "Dividends--Exchangeable Shares." On the redemption, the holder of an exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend and any amount

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

allocated to the ancillary rights. A holder will in general realize a capital gain or loss equal to the amount by which the adjusted cost base to the holder of the exchangeable share is less than or exceeds such proceeds of disposition. See "Taxation of Capital Gain or Capital Loss" below. In the case of a shareholder that is a corporation, in some circumstances the amount of any deemed dividend may be treated as proceeds of disposition and not as a dividend.

     On the exchange of an exchangeable share by the holder thereof with Aviation Group or Aviation Subco for shares of Aviation Group common stock, the holder will in general realize a capital gain or loss to the extent the proceeds of disposition of the exchangeable share net of any reasonable costs of disposition, exceed or are less than the adjusted cost base to the holder of the exchangeable share. For this purpose, proceeds would be equal to the fair market value at that time of Aviation Group common stock received less any amount allocated to the ancillary rights. See "Taxation of Capital Gain or Capital Loss" below.

     Due to the existence of the call rights, the exchange right and the automatic exchange right, a holder of exchangeable shares cannot control whether shares of Aviation Group common stock will be received by way of redemption of the exchangeable shares by travelbyus.com or by way of purchase of the exchangeable shares by Aviation Group or its Canadian subsidiary, except to the extent that the holder may exercise the exchange put right. As described above, the Canadian federal income tax consequences of redemption differ from those of a purchase.

     Acquisition and Disposition of Aviation Group Common Stock

     The cost of any shares of Aviation Group common stock received by a holder on the retraction, redemption or exchange of an exchangeable share will be an amount equal to the fair market value of these shares of Aviation Group common stock at the time of such event.

     A disposition or deemed disposition of shares of Aviation Group common stock by a holder will generally result in a capital gain or loss to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed or are less than the adjusted cost base to the holder of the shares of Aviation Group common stock immediately before the disposition. In computing the adjusted cost base of a share of Aviation Group common stock, the cost must be averaged with the adjusted cost base of any other shares of Aviation Group common stock held at that time as capital property by the holder.

     Taxation of Capital Gain or Capital Loss

     Of any capital gain realized by a shareholder, 75% will be included in the shareholder's income for the year of disposition. Of any capital loss realized by a shareholder, generally 75% may be deducted by the holder against taxable capital gains for the year of disposition. Under the proposed amendments, the inclusion rate for capital gains and losses will be reduced from 75% to 66-2/3%. Any excess of allowable capital losses over taxable capital gains of the shareholder for the year of disposition may be carried back up to three taxation years or forward indefinitely, and deducted against net taxable capital gains in those other years to the extent and in the circumstances described in the Income Tax Act (Canada) and the proposed amendments.

     Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Income Tax Act (Canada). A shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

     The amount of any capital loss arising on a disposition or deemed disposition of any travelbyus.com common share or exchangeable share may be reduced by the amount of dividends received or deemed to have been received by the holder on such share to the extent and under the circumstances prescribed by the Income Tax Act (Canada).

     Dissenting Shareholders

     If a shareholder exercises dissenter's rights on the arrangement and is paid the fair value of the holder's travelbyus.com common shares, the shareholder will be deemed to receive a taxable dividend equal to the amount by which the fair value, other than in respect of interest awarded by the court, exceeds the paid-up capital of these shares. The holder will also be considered to have disposed of the travelbyus.com common shares for proceeds of disposition equal to the redemption proceeds less the amount of any deemed dividend and any interest awarded by the court. A

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

holder will in general realize a capital gain or loss equal to the amount by which the adjusted cost base to the holder of the travelbyus.com common shares is less than or exceeds the proceeds of disposition. See "Taxation of Capital Gain or Capital Loss" above. In the case of a shareholder that is a corporation, in some circumstances the amount of any deemed dividend may be treated as proceeds of disposition and not as a dividend. Any interest awarded to a dissenting shareholder by the court will be included in the dissenting shareholder's income for the purposes of the Income Tax Act (Canada). Dissenting shareholders should consult their own tax advisors for advice with respect to the tax consequences of an exercise of dissent rights. See "Proposal No. 1 The Arrangement-Dissenters' Rights."

     Eligibility for Investment

     Qualified Investments. The exchangeable shares and the shares of Aviation Group common stock, if issued on the date of this joint proxy statement/prospectus and listed on The Toronto Stock Exchange and Nasdaq, respectively, would be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. We will refer to these plans collectively as deferred plans. The ancillary rights will not be qualified investments under the Income Tax Act (Canada). However, as indicated above, travelbyus.com believes that the fair market value of the ancillary rights is nominal.

     Foreign Property. The exchangeable shares, if issued on the date of this joint proxy statement/prospectus and listed on The Toronto Stock Exchange, would not be "foreign property" under the Income Tax Act (Canada) for registered pension plans, deferred plans and certain other tax-exempt persons.

     The shares of Aviation Group common stock will be foreign property under the Income Tax Act (Canada) as will the ancillary rights. As indicated above, travelbyus.com believes that the fair market value of the ancillary rights is nominal.

     Foreign Property Information Reporting

     A holder of shares of Aviation Group common stock who is a specified Canadian entity for a taxation year or a fiscal period and whose total cost amount of specified foreign property, including shares of Aviation Group common stock, at any time in the year or fiscal period exceeds Cdn. $100,000 will be required to file an information return for the year or period disclosing prescribed information, including the holder's cost, any dividends received in the year, and any gains or losses realized in the year, in respect of such property. With some exceptions, a taxpayer resident in Canada in the year will generally be a specified Canadian entity. A holder of shares of Aviation Group common stock should consult its own advisors about whether it must comply with these rules.

Proposed Amendments - Foreign Investment Entities

     On June 22, 2000, the Minister of Finance (Canada) released draft income tax legislation generally applicable to the taxation of interests held by Canadian residents in certain non-resident corporations. Further amendments were issued by press release dated September 7, 2000 by the Minister of Finance (Canada). It is expected that further amendments to the proposed rules will be made before they are enacted. The discussion that follows is based upon the draft legislation in its current form, the press release and discussions with officials from the Department of Finance (Canada).

     In general, the proposed rules would apply to persons owning shares, or rights to acquire shares, of a "foreign investment entity", subject to certain exemptions, including an exemption for shares, or rights to acquire shares, of widely held public companies if specific conditions are satisfied. If Aviation Group is treated as a foreign investment entity, the exchangeable shares and shares of Aviation Group common stock would potentially be subject to the proposed rules. It is proposed that the new rules will take effect initially for a holder's 2002 taxation year.

     The proposed rules would require an annual determination of whether Aviation Group is a foreign investment entity or whether Aviation Group satisfies the conditions for the public company exemption referred to above. Each of these determinations would be based primarily on the nature of Aviation Group's assets and activities.

     Aviation Group has advised counsel that, following a review of the draft legislation and its most currently available financial information, it believes the proposed rules, if enacted in their current form, would not apply to the


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


exchangeable shares or Aviation Group shares at the present time. However, a definitive conclusion cannot be made until the legislation is enacted in its final form. Moreover, as the proposed rules require an annual determination of whether Aviation Group is a foreign investment entity and, if so, whether Aviation Group satisfies the conditions for the public company exemption, no assurance can be given with respect to the application of the proposed rules in any particular year.

     If the proposed rules are applicable to the exchangeable shares or Aviation Group shares, the tax consequences of holding these shares as described above would generally be modified in certain respects as described below. For taxpayers with taxation years that do not end on December 31, references to December 31, 2001 should be read as a reference to the last day of the taxation year that includes December 31, 2001 and references to January 1, 2002 should be read as a reference to the first day of the next taxation year.

     Exchangeable Shares

     The tax consequences of the exchange of travelbyus.com common shares for exchangeable shares would be as described above under "Exchange of travelbyus.com Common Shares for Exchangeable Shares". For 2002 and subsequent taxation years, a shareholder who holds exchangeable shares would be required annually to include in or deduct from income any increase or decrease in the value of the exchangeable shares during the year. Any capital gain that has accrued to December 31, 2001 on the exchangeable shares will be deferred until the disposition of the exchangeable shares. If the fair market value of the exchangeable shares at December 31, 2001 is not less than the fair market value of the exchangeable shares on the effective date of the arrangement, the deferred gain will include the entire accrued gain on the travelbyus.com common shares that is otherwise deferred by the travelbyus.com shareholder on the exchange of travelbyus.com common shares for exchangeable shares.

     On a disposition of an exchangeable share including a redemption or retraction, the holder would be required to include in or deduct from income, the amount by which the proceeds of disposition exceed or are exceeded by the fair market value of the exchangeable share at the commencement of the taxation year in which the disposition occurs. In addition, in the taxation year in which a disposition of an exchangeable share occurs, the holder would be required to include in income an amount equal to the "deferral amount" in respect of the exchangeable share. The deferral amount for an exchangeable share would be equal to two-thirds of the amount by which the fair market value of the exchangeable share on January 1, 2002 exceeds the adjusted cost base of the exchangeable share to the holder on December 31, 2001. The cost of the exchangeable share to the holder would be as described above under "Exchange of travelbyus.com Common Shares for Exchangeable Shares".

     Any dividends received or deemed to be received by a holder on the exchangeable shares would continue to be taxed in the manner described above under "Dividends - Exchangeable Shares". While the matter is not free from doubt, the amount of any dividend deemed to be received on a redemption or retraction of an exchangeable share should reduce the proceeds of disposition of the share for the purpose of computing the amount to be included in income in respect of the disposition of the share as described in the preceding paragraph.


     Aviation Group Common Stock

     The tax consequences of the redemption or exchange of exchangeable shares for Aviation Group common stock would be as described above under "Redemption or Exchange of Exchangeable Shares". For 2002 and subsequent taxation years, holders of shares of Aviation Group common stock would be required annually to include in or deduct from income any increase or decrease in the value of the shares of Aviation Group common stock during the year plus any amounts received from Aviation Group in the year on the shares. On a disposition of a share of Aviation Group common stock the holder would be required to include in income the amount by which the aggregate of the proceeds of disposition exceed are exceeded by the fair market value of the shares of Aviation Group common stock at the commencement of the taxation year in which the disposition occurs, plus the deferral amount for the shares of Aviation Group common stock. This deferral amount would be equal to two-thirds of the amount by which the fair market value of such shares of Aviation Group common stock on January 1, 2002 exceeds the adjusted cost base of such shares of Aviation Group common stock to the holder on December 31, 2001.

     Alternatively, if requisite financial information for Aviation Group is available to the holder, the holder may elect to include in or deduct from income his or her share of Aviation Group's income or loss for the year calculated in

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


accordance with Canadian tax principles other than the portion of any income that, in effect, has been subject to tax at Canadian tax rates. Any amount so included or deducted in computing a holder's income would be added or deducted in computing the adjusted cost base of the holder's shares of Aviation Group common stock. Subject to the foregoing comments, the tax consequences of a disposition of shares of Aviation Group common stock would be as described above under "Acquisition and Disposition of Aviation Group Common Stock". Aviation Group is under no obligation to provide a shareholder with the information that would be required to permit the shareholder to make this election and it has no current intention of providing that information. Under these circumstances, shareholders should assume that the tax treatment under this alternate election mechanism would not be available.

     Dividends received on shares of Aviation Group common stock would continue to be taxed in the manner described above under "Dividends - Aviation Group Common Stock". However, in any taxation year in which a dividend is received on a share of Aviation Group common stock, the holder of the share would be entitled to deduct, in computing his or her income for that taxation year, the lesser of the amount included in income in respect of the dividend in the taxation year (other than in accordance with the proposed rules) and the net amount included in the holder's income in respect of the Aviation Group common stock pursuant to the proposed rules in the taxation year or any preceding taxation year less any such deductions previously claimed. Any amount so deducted would reduce the adjusted cost base of the shares of Aviation Group common stock to the holder.

     Tax-Exempt Shareholders and Financial Institutions

     The proposed rules will not apply to most taxpayers exempt from tax under
Part I of the Canadian Tax Act, including registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. As a result, the "cost amount" of exchangeable shares and shares of Aviation Group common stock for the purposes of Part XI of the Income Tax Act (Canada), which imposes a penalty tax on excess holdings of "foreign property", will not be affected.

     Although this discussion does not address the tax considerations relevant to "financial institutions" as defined in the Income Tax Act (Canada) that hold "mark-to-market property", the proposed rules will generally not apply to exchangeable shares and shares of Aviation Group common stock held by those taxpayers.

Shareholders Not Resident in Canada

     The following portion of the discussion applies to travelbyus.com shareholders who, for purposes of the Income Tax Act (Canada), have not been and will not be resident or deemed to be resident in Canada at any time while they hold travelbyus.com common shares or exchangeable shares and to whom such shares are not taxable Canadian property and, in the case of a non-resident of Canada who carries on an insurance business in Canada and elsewhere, the shares are not effectively connected with its Canadian insurance business.

     travelbyus.com common shares and exchangeable shares will generally not be taxable Canadian property to a holder, provided that:

     - such shares are listed on a prescribed stock exchange, which currently includes The Toronto Stock Exchange and Nasdaq;

     - the holder does not and is not deemed to use or hold the travelbyus.com common shares or the exchangeable shares, as applicable, in connection with carrying on a business in Canada;

     - the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned or had under option, 25% or more of the issued shares of any class or series of the capital stock of travelbyus.com at any time within five years preceding the date of disposition; and

     - has not acquired the travelbyus.com common shares or exchangeable shares in a transaction where the travelbyus.com common shares or exchangeable shares are deemed to be taxable Canadian property, such as where the holder disposed of taxable Canadian property and the resulting gain was deferred under the Income Tax Act (Canada).

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

Even if the travelbyus.com common shares or exchangeable shares are considered to be taxable Canadian property, relief may be available under an applicable tax convention, such as the Tax Treaty. Holders for whom the travelbyus.com common shares or exchangeable shares are taxable Canadian property should consult their own tax advisors to determine the tax consequences in their own situation.

     On the assumption that the travelbyus.com common shares of a non-resident holder do not constitute taxable Canadian property or that the holder can otherwise claim the benefit of a tax treaty, any capital gain realized on the exchange of travelbyus.com common shares for exchangeable shares will not be subject to tax under the Income Tax Act (Canada). Similarly, any capital gain realized on the exchange of exchangeable shares which do not constitute taxable Canadian property will not be subject to tax under the Income Tax Act (Canada). A holder whose exchangeable shares are redeemed, either pursuant to travelbyus.com's redemption right or pursuant to the holder's retraction rights, will be deemed to receive a dividend as described above under the heading "Shareholders Resident in Canada," which deemed dividend will be subject to withholding tax as described in the following paragraph.

     Dividends paid on the exchangeable shares, including deemed dividends, are subject to non-resident withholding tax under the Income Tax Act (Canada) at the rate of 25%. However, this rate may be reduced under the provisions of an applicable income tax treaty. For example, under the Tax Treaty, the rate is generally reduced to 15% for dividends paid to a person who is the beneficial owner and who is resident in the United States for purposes of the Tax Treaty.

     Holders of travelbyus.com common shares who elect to dissent from the arrangement will be entitled, in the event the arrangement becomes effective, to be paid by travelbyus.com the fair value of the travelbyus.com common shares held by such holder. This holder will be considered to have realized a deemed dividend and capital gain or loss based on redemption proceeds equal to such fair value, computed as generally described above in the case of a redemption, including a retraction, of an exchangeable share by travelbyus.com for a share of Aviation Group common stock under "Shareholders Resident in Canada-- Redemption or Exchange of Exchangeable Shares." Deemed dividends will be subject to withholding tax as described above. Any capital gain realized by a dissenting shareholder will not be taxed under the Income Tax Act (Canada) provided the travelbyus.com common shares for which the right of dissent is exercised are not taxable Canadian property, as described above, or relief is available under the provisions of an applicable tax treaty. Additional income tax considerations may be relevant to dissenting shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent in accordance with the specific statutory provisions. See "Proposal No. 1 The Arrangement-Dissenters' Rights" above.

United States Federal Income Tax Considerations

     The following constitutes the opinion of Shearman & Sterling, special U.S. counsel for travelbyus.com as to the material United States federal income tax considerations that may be relevant to you if you are a "United States person" and hold travelbyus.com common shares as capital assets arising from and relating to the arrangement, including the receipt and ownership of exchangeable shares or Aviation Group common stock. For United States federal income tax purposes, United States persons are:

     - United States citizens or resident aliens, as determined under the Internal Revenue Code;

     - corporations, partnerships or other entities organized in or under the laws of the United States or any political subdivision thereof;

     - estates subject to United States federal income tax on income regardless of source; and

     -    trusts:

          - if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust; or

          - that has elected to be treated as a United States person under applicable Treasury regulations.

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


     This discussion is based on the Internal Revenue Code, existing and proposed Treasury regulations and judicial and administrative determinations which are in effect as of the date hereof and which are subject to change at any time, possibly on a retroactive basis. No statutory, judicial, or administrative authority exists which directly addresses certain of the United States federal income tax consequences of the issuance and ownership of instruments and rights comparable to the exchangeable shares and the voting rights, exchange rights and call rights associated with such exchangeable shares. Consequently, as discussed more fully below, significant aspects of the United States federal income tax treatment of the arrangement, including the receipt and ownership of exchangeable shares and the exchange of exchangeable shares for shares of Aviation Group common stock, are not certain. No advance income tax ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income tax consequences of any of the transactions described herein. The opinion of Shearman & Sterling is not binding on the Internal Revenue Service, and it is possible that the Internal Revenue Service may take a position contrary to such opinion.

     This discussion does not address aspects of United States taxation other than United States federal income taxation, nor does it address all aspects of United States federal income taxation that may be applicable to you if you are:

     -    a tax-exempt organization;

     -    a financial institution;

     -    an insurance company;

     -    a broker-dealer;

     - a person having a "functional currency" other than the United States dollar;

     - a holder that holds travelbyus.com common shares or exchangeable shares as part of a straddle, wash sale, hedging or conversion transaction;

     -    a trader that elects to mark-to-market your securities;

     - an individual that received shares of travelbyus.com stock pursuant to the exercise of employee stock options or otherwise as compensation; or

     - subject to tax pursuant to the Internal Revenue Code provisions applicable to certain United States expatriates.

     In addition, this discussion does not address the United States state or local tax consequences or the foreign tax consequences of the arrangement or the receipt and ownership of the exchangeable shares or shares of Aviation Group common stock.

     You are urged to consult and rely on your tax advisors with respect to the United States federal, state, and local tax consequences and the foreign tax consequences of the arrangement, including the receipt and ownership of exchangeable shares, voting rights, exchange rights and shares of Aviation Group common stock.

Shareholders that are United States Holders

     Tax Treatment of Arrangement

     The exchange of travelbyus.com common shares for exchangeable shares pursuant to the arrangement should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. There is, however, no direct authority addressing the proper treatment of the arrangement for United States federal income tax purposes, and therefore this treatment is subject to significant uncertainty. Accordingly, we do not know whether the Internal Revenue Service would challenge the status of the arrangement as a reorganization or that, if challenged, whether a court would agree with the Internal Revenue Service. Assuming the arrangement qualifies as a reorganization under Section 368(a) of the Internal Revenue Code, upon receipt of exchangeable shares in the arrangement, generally:

     - you would not recognize gain or loss, except as otherwise provided in this joint proxy statement/prospectus;

     - your tax basis for the exchangeable shares received generally would be equal to your tax basis for the travelbyus.com common shares reduced by the tax basis allocated to fractional share interests for which cash is received and travelbyus.com common shares, if any, deemed to have been exchanged for the voting rights and exchange rights, as discussed below;

     - your holding period for the exchangeable shares would include the holding period of the travelbyus.com common shares that were exchanged for the exchangeable shares;

     - you would recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share interest and the tax basis of the travelbyus.com common shares allocated to the fractional share interest;

     - the gain or loss recognized by you would constitute capital gain or loss and would be long-term capital gain or loss if the fractional share interest exchanged has been held for more than one year at the time cash is received in lieu thereof. Your ability to deduct capital losses may be subject to limitations.

     travelbyus.com believes that the voting rights and exchange rights that you receive and any call rights deemed to be conveyed by you to Aviation Group or a Canadian subsidiary of Aviation Group pursuant to the arrangement should have only nominal value and, therefore, that their receipt or conveyance, as the case may be, should not result in any material United States federal income tax consequences. It is possible, however, that the Internal Revenue Service could take the position that the voting rights, exchange rights and call rights have greater than nominal value and that the transfer or receipt of such rights results in taxable gain in an amount equal to their value. This gain generally would be capital gain or loss, unless the Internal Revenue Service were to assert that the voting rights, exchange rights or any other rights, such as the rights beneficially enjoyed by you under the voting and exchange trust agreement, were transferred to you by travelbyus.com, and not by Aviation Group and its Canadian subsidiary, in redemption of a portion of your travelbyus.com common shares.

     If the Internal Revenue Service successfully asserted that the voting rights and exchange rights have greater than nominal value and the rights are deemed to have been transferred by travelbyus.com rather than Aviation Group or a Canadian subsidiary of Aviation Group in redemption of travelbyus.com common shares, you would recognize dividend income equal to the value of such rights to the extent of the current and accumulated earnings and profits of travelbyus.com, as determined under United States federal income tax principles, unless such deemed redemption is either "not essentially equivalent to a dividend" or "substantially disproportionate," as such terms are defined in
Section 302(b) of the Internal Revenue Code. If the deemed redemption is "substantially disproportionate" or "not essentially equivalent to a dividend," any gain you recognize by would be capital gain.

     Even if the arrangement qualifies as a reorganization, there is the risk that you may nevertheless be required to recognize gain with respect to the arrangement. See "Possibility of Gain Recognition on Receipt of Exchangeable Shares" and "Possibility of Gain Recognition on Constructive Sale," below.

     Requirement of Notice Filing

     If the arrangement qualifies as a reorganization under Section 368(a) of the Internal Revenue Code and you receive exchangeable shares in exchange for travelbyus.com common shares, you must file a notice with the Internal Revenue Service on or before the last date for filing a United States federal income tax return for the your taxable year in which the arrangement occurs. The notice must contain certain information specifically enumerated in the United States Treasury regulations, and you are advised to consult your tax advisors for assistance in preparing such notice.

     If you are required to give notice as described above and you fail to do so, without establishing reasonable cause for the failure, then the Commissioner of the Internal Revenue Service will be required to determine, based on all the facts and circumstances, whether the exchange of travelbyus.com common shares for exchangeable shares is eligible for nonrecognition treatment. In making this determination, the Commissioner may conclude:

     - the exchange is eligible for nonrecognition treatment, despite such noncompliance;

     - the exchange is eligible for nonrecognition treatment, provided that certain other conditions imposed by the United States Treasury regulations are satisfied; or

     - the exchange is not eligible for nonrecognition treatment and that any gain realized will be recognized and will be taken into account for purposes of increasing your tax basis for the exchangeable shares received pursuant to the combination agreement and the arrangement.

Nevertheless, the failure of any one United States holder to satisfy the foregoing notice requirements should not affect you if you satisfy such requirements from receiving nonrecognition treatment with respect to the exchange of your travelbyus.com common shares for exchangeable shares pursuant to the arrangement, assuming the exchange otherwise qualifies as a reorganization as described above.

     Dissent Rights

     If you exercise your right to dissent from the arrangement, you generally will recognize gain or loss on the exchange of your travelbyus.com common shares for cash in an amount equal to the difference between the amount of cash received and your tax basis in the travelbyus.com common shares. The gain or loss will be capital gain or loss if you held your travelbyus.com common shares as capital assets at the effective time of the arrangement and will be long-term capital gain or loss if you held your travelbyus.com common shares for more than one year at the effective time of the arrangement. Your ability to deduct capital losses may be subject to limitations.

     Possibility of Gain Recognition on Receipt of Exchangeable Shares

     Although travelbyus.com believes it is unlikely, it is possible that the Internal Revenue Service might view the exchangeable shares as nonqualified preferred stock, which could cause you to recognize gain or loss on your receipt of exchangeable shares.

     Possibility of Gain Recognition on Constructive Sale

     Under Section 1259 of the Internal Revenue Code, if there is a "constructive sale" of an "appreciated financial position," a taxpayer is required to recognize gain, but not loss, as if such appreciated financial position were sold for its fair market value on the date of such constructive sale. For this purpose, an "appreciated financial position" would include ownership of appreciated stock. A taxpayer would be treated as having made a constructive sale of the appreciated financial position if the taxpayer, or a related person, enters into one or more of the following:

     -    a short sale of the same or substantially identical property;

     - an offsetting notional principal contract with respect to the same or substantially identical property;

     - a futures or forward contract to deliver the same or substantially identical property;

     - in the case of an appreciated financial position that is a short sale or a contract described above with respect to any property, an acquisition of the same or substantially identical property; or

     - to the extent provided in Treasury regulations that have not yet been issued, one or more other transactions, or the acquisition of one or more positions, that have substantially the same effect as a transaction described above. The Treasury is authorized to issue regulations that would treat as constructive sales other financial transactions that, like those specified above, have the effect of eliminating substantially all of the taxpayer's risk of loss and opportunity for income or gain with respect to the appreciated financial position.

     If you entered into one of the enumerated transactions with respect to travelbyus.com common shares, you must recognize gain, if any, on such travelbyus.com common shares as if you sold the travelbyus.com common shares for its fair market value. Proper adjustment would be made to the amount of gain or loss you subsequently realize with respect to the exchangeable shares for any gain taken into account by virtue of the constructive sale, and the holding period of the exchangeable shares would be determined as if the shares were acquired on the date of the constructive sale.

     There is the possibility that the arrangement might be viewed by the Internal Revenue Service as a constructive sale of the travelbyus.com common shares under future Treasury regulations interpreting Section 1259 of the Internal Revenue Code. If viewed as a constructive sale, an argument exists that the arrangement is a reorganization of Aviation Group common stock for travelbyus.com common shares. However, because the Treasury has not yet issued regulations interpreting Section 1259 of the Internal Revenue Code, the application of the constructive sale rules contained in Section 1259 of the Internal Revenue Code to the receipt of exchangeable shares in exchange for travelbyus.com common shares is uncertain, and no assurance can be given as to the effect of Section 1259 of the Internal Revenue Code on your receipt of exchangeable shares pursuant to the arrangement. You are urged to consult your tax advisors with respect to the application of Section 1259 of the Internal Revenue Code to the arrangement.

     Exchange of Exchangeable Shares

     If you exchange your exchangeable shares for Aviation Group common stock, generally:

     - you would recognize gain or loss on the receipt of the shares of Aviation Croup common stock in exchange for your exchangeable shares, although there is a possibility that under certain limited circumstances, the exchange may be characterized as a tax-free reorganization;

     - the gain or loss would be equal to the difference between the fair market value of the shares of Aviation Group common stock at the time of the exchange and your tax basis in the exchangeable shares exchanged therefor;

     - the gain or loss would be capital gain or loss, except that, to the extent of any declared but unpaid dividends on the exchangeable shares, you may recognize ordinary income;

     - the capital gain or loss would be long-term capital gain or loss if the exchangeable shares, together with the pre-conversion travelbyus.com common shares if the arrangement otherwise qualifies as a reorganization, have been held by you for more than one year at the time of the exchange;

     - the gain or loss realized on the exchange of exchangeable shares for shares of Aviation Group common stock generally would be treated as United States source gain or loss for United States foreign tax credit purposes;

     - your tax basis in the shares of Aviation Group common stock would be equal to the fair market value of the shares of Aviation Group common stock at the time of the exchange; and

     - your holding period of the shares of Aviation Group common stock received in the exchange would begin on the day after your receipt of the shares of Aviation Group common stock.

     Distributions on the Exchangeable Shares or Aviation Group Common Stock

     If distributions are made on exchangeable shares, you generally should be required to include in gross income as ordinary dividend income the amount of the dividend, including amounts withheld to pay Canadian withholding taxes, to the extent of the current or accumulated earnings and profits of travelbyus.com, as determined under United States federal income tax principles. Distributions that exceed the current and accumulated earnings and profits of travelbyus.com would be treated as a return of capital to you to the extent of your tax basis in the exchangeable shares and thereafter as capital gain.

     Distributions that constitute dividend income generally should be treated as foreign source passive income for United States foreign tax credit purposes, although there is some possibility that the Internal Revenue Service may assert that the income should be considered to be from United States sources. Subject to certain limitations of United States federal income tax law, you generally should be entitled to either a credit against your United States federal income tax liability or a deduction in computing United States taxable income for Canadian income taxes withheld from distributions with respect to the exchangeable shares.

     If distributions are made on your Aviation Group common stock, you generally should be required to include in gross income as ordinary dividend income the amount of the dividend to the extent of the current or accumulated earnings and profits of Aviation Group, as determined under United States federal income tax principles. Distributions that exceed the current and accumulated earnings and profits of Aviation Group will be treated as a return of capital to you to the extent of your tax basis in the Aviation Group common stock, and thereafter as capital gain.

Shareholders that are not United States Holders

     The following discussion of the United States federal income tax consequences is applicable to you if you are not an United States holder of travelbyus.com common shares. Except as provided below, you generally will not be subject to United States federal income tax on:

     -    the gain, if any, realized on the receipt of the exchangeable shares;

     -    the sale or exchange of the exchangeable shares; or

     -    the receipt of or sale of shares of Aviation Group common stock.

     However you could be subject to United States federal income tax on gain, if any, realized on the receipt of the exchangeable shares, the sale or exchange of the exchangeable shares, or the receipt of or sale of shares of Aviation Group common stock if:

     - the gain is effectively connected with a United States trade or business;

     - you are an individual and present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied; or

     - Aviation Group is at any time a United States real property holding corporation, or an "USRPHC", for United Sates federal income tax purposes. Although Aviation Group considers it unlikely that it will become an USRPHC, there can be no assurances as to this issue. If Aviation Group were to become an USRPHC, then gain on the sale or other disposition of Aviation Group common stock by you generally would not be subject to United States federal income tax provided:

          - the Aviation Group common stock was regularly traded on an established securities market; and

          - you do not actually or constructively own more than 5% of the Aviation Group common stock during the shorter of the five-year period preceding the disposition or your holding period.

     If you receive distributions with respect to the exchangeable shares constituting dividend income because paid out of the current or accumulated earnings and profits of travelbyus.com, you should not be subject to United States withholding tax. There is some possibility, however, that the Internal Revenue Service may assert that United States withholding tax is payable with respect to dividends paid on the exchangeable shares to you. If this were the case, you could be subject to United States withholding tax at a rate of 30 percent, which rate may be reduced by an applicable income tax treaty in effect between the United States and your country of residence, generally 15% on dividends paid to residents of Canada under the current income tax treaty between the United States and Canada.

     If you receive dividends with respect to the Aviation Group common stock, you generally will be subject to United States withholding tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty, generally 15% on dividends paid to residents of Canada under the current income tax treaty between the United States and Canada.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined financial statements have been prepared to reflect the transactions described below as if they had all occurred as of June 30, 2000, with respect to the pro forma balance sheet, and as of October 1, 1998 with respect to the pro forma statements of operations. The transactions are as follows:

1. The issuance by Aviation Group of $16.5 million liquidation value of Series A convertible preferred stock and warrants in March 2000 to certain debt holders and the common stockholders and warrant holders of Global Leisure in exchange for retirement of the debt and cancellation of the outstanding common stock.

2. The sale of $21 million of Series B preferred stock and warrants in March 2000 by Aviation Group and the purchase of Series B preferred stock of Global Leisure and the retirement of Global Leisure debt and payables with the proceeds.

3. The proposed acquisition of Aviation Group by travelbyus.com by the issuance of Aviation Group common stock to the travelbyus.com shareholders, resulting in the travelbyus.com shareholders owning approximately 95% of the outstanding common stock of Aviation Group.

4. The acquisitions by travelbyus.com of Cheap Seats, Inc. and Express Vacations, Inc. during the fourth calendar quarter of 1999, Cruise Shoppes America, Ltd. in April 2000, Epoch Technology Inc. in May 2000, Muffin Communication, Inc. in July 2000, ProSoft Corporation and SiteRabbit.com in September 2000.

         The pro forma financial statements combine the historical financial statements of the various companies and include adjustments to reflect the effects of the transactions described above. The pro forma financial statements are expressed in U.S. dollars. The travelbyus.com historical financial statements, which are in Canadian dollars, have been converted to U.S. dollars at the exchange rate in effect on June 30, 2000, for purposes of the pro forma financial statements. The difference between the exchange rate in effect at June 30, 2000 and the average exchange rates in effect for the nine months ended June 30, 2000 and the year ended September 30, 1999 is not material. The pro forma statements of operations are presented based upon the September 30 fiscal year end of travelbyus.com. The fiscal year end of Express Vacations is also September 30. The statements of operations of the other entities, which do not have a September 30 fiscal year end are combined with the appropriate fiscal quarters to conform with the presentation. The pro forma statement of operations for the year ended September 30, 1999 includes (a) the Aviation Group, Cruise Shoppes, Cheap Seats and SiteRabbit statements of operations for the year ended June 30, 1999, and (b) the Global Leisure, Epoch Technology and Pro Soft statements of operations for the year ended December 31, 1999. The pro forma statement of operations for the nine months ended June 30, 2000 includes (a) the Aviation Group, Cruise Shoppes, ProSoft and SiteRabbit statements of operations for the nine months ended June 30, 2000; (b) the Global Leisure statement of operations for the six months ended December 31, 1999; and (c) the Epoch Technology statement of operations for the eight months ended May 31, 2000, Express Vacations statement of operations for the one month period ending October 31, 1999 and the Cheap Seats statement of operations for the three month period ending December 31, 1999, which are prior to their acquisition and consolidation into the statement of operations of travelbyus.com. The Epoch Technology, Global Leisure and ProSoft statements of operations for the three month period ended December 31,1999 are included in both the pro forma statements of operations for the year ended September 30, 1999 and the nine months ended June 30, 2000. The statements of operations of Global Leisure for the three months ended March 31, 2000 have not been included in the accompanying pro forma statement of operations for the nine months ended June 30, 2000. The effect would not be material and the information is not readily available, because Aviation Group is unable to prepare a statement of operations for Global Leisure for the six months ended March 31, 2000, because it does not have separate financial information for Global Leisure for the three months ended December 31, 1999. The acquisition of Muffin is effectively an asset acquisition. Therefore, the operations of Muffin are excluded from the proforma statement of operations.

         The acquisition of Global Leisure by Aviation Group effectively occurred as of March 31, 2000 and was accounted for as a purchase and reflected in the Aviation Group historical financial statements beginning March 31, 2000. The acquisition of Aviation Group, following its acquisition of Global Leisure, by travelbyus.com is accounted for as a purchase combined with a recapitalization of travelbyus.com under the capital structure of Aviation Group.

         Several of the adjustments in the pro forma financial information are based on preliminary estimates, subject to change upon obtaining more information about specific assets acquired and liabilities assumed and performing more detailed appraisals and valuations of the assets acquired. Accordingly, adjustments may be made to the purchase price allocations to the businesses acquired by travelbyus.com and Aviation Group prior to the consummation of the merger between the two companies, the purchase price allocation on the acquisition of Aviation Group by travelbyus.com (including the allocation of the purchase price to the Aviation Group non travel business to be sold) and the estimates of the useful lives of the assets acquired.

         The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements of the various companies involved in the transactions described above, which are included elsewhere in this joint proxy statement/prospectus.

         The unaudited pro forma combined financial statements are not indicative of the financial position or results of operations of Aviation Group which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.

                  AVIATION GROUP, INC. AND TRAVELBYUS.COM LTD.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

             JUNE 30, 2000 (expressed in thousands of U.S. dollars)

                                                                                                              Site
                                                         Aviation Group     travelbyus       Pro Soft        Rabbit
                                                         --------------    -----------       --------       --------
Cash and cash equivalents                                  $        432    $     8,259      $               $      16
Accounts receivable                                               2,018          2,762             254              1
Inventory and barter credits                                      1,049            947
Other current assets                                              6,215            834               7             76
                                                           ------------    -----------      ----------      ---------
     Total current assets                                         9,714         12,802             261             93

Property and equipment,  net                                      2,653          2,567              21            155
Investments                                                                      4,515             150
Goodwill                                                         50,657         37,444
Software, contracts & other intangibles                                          2,258

Other assets
                                                                    720          5,256               3             22
                                                           ------------    -----------      ----------      ---------
     Total assets                                          $     63,744    $    64,842      $      435      $     270
                                                           ============    ===========      ==========      =========


Notes payable and current maturities of long-term debt            8,288          3,392               2              9

Accounts payable and accrued expenses

                                                                 11,037          9,274             265            583
                                                           ------------    -----------      ----------      ---------
     Total current liabilities                                   19,325         12,666             267            592

Long-term debt                                                      728          4,510               7             50

Deferred Income Taxes
                                                           ------------    -----------      ----------      ---------
     Total liabilities                                           20,053         17,176             274            642

Preferred stock                                                  31,500

Common stock                                                         48        115,106                              2

Other stockholders' equity                                       23,952         13,027               8          1,432

Accumulated earnings (deficit)                                  (11,809)       (80,467)            153         (1,806)

                                                           ------------    -----------      ----------      ---------
     Total stockholders' equity (deficit)                        43,691         47,666             161           (372)
                                                           ------------    -----------      ----------      ---------
     Total liabilities and stockholders' equity            $     63,744    $    64,842      $      435      $     270
                                                           ============    ===========      ==========      =========

                                                             Pro Forma                 Pro Forma
                                                            Adjustments                Combined
                                                           ------------              ------------
Cash and cash equivalents                                  $       (300)    (5)      $      9,907
                                                                  1,500     (1)
Accounts receivable                                              (1,901)    (4)             3,134
Inventory and barter credits                                     (1,049)    (4)               947
Other current assets                                             (2,662)    (4)             2,495
                                                                 (1,975)   (14)
                                                           ------------              ------------
     Total current assets                                        (6,387)                   16,483

Property and equipment,  net                                     (2,430)    (4)             2,966
Investments                                                      (3,015)    (1)               150
                                                                 (1,500)    (1)
Goodwill                                                          7,729     (1)           105,814
                                                                  3,718     (5)
                                                                  6,266     (5)
Software, contracts and  other intangibles                        3,000     (5)            12,579
                                                                  7,000     (5)
                                                                    321     (5)
Other assets                                                       (404)    (4)             5,597
                                                           ------------              ------------
     Total assets                                          $     14,298              $    143,589
                                                           ============              ============

Notes payable and current maturities of long-term debt           (3,667)    (4)             6,049
                                                                 (1,975)   (14)
Accounts payable and accrued expenses                             1,000     (2)            19,568
                                                                    450     (1)
                                                                  1,000     (1)
                                                                 (4,041)    (4)
                                                           ------------              ------------
     Total current liabilities                                   (7,233)                   25,617

Long-term debt                                                     (738)    (4)             4,557
                                                           ------------              ------------
     Total liabilities                                           (7,971)                   30,174

Preferred stock                                                  (3,015)    (1)            27,485
                                                                 (1,000)    (2)

Common stock                                                        806     (3)               854
                                                               (115,106)    (3)
                                                                     (2)    (5)

Other stockholders' equity                                         (806)    (3)           165,543
                                                                115,106     (3)
                                                                 14,372     (1)
                                                                  4,050     (1)
                                                                (23,952)    (1)
                                                                  4,200     (5)
                                                                  8,894     (5)
                                                                  6,700     (5)
                                                                 (1,432)    (5)
                                                                     (8)    (5)
Accumulated earnings (deficit)                                   11,809     (1)
                                                                   (153)    (5)
                                                                  1,806     (5)
                                                                                          (80,467)
                                                           ------------              ------------
     Total stockholders' equity (deficit)                        22,269                   113,415
                                                           ------------              ------------
     Total liabilities and stockholders' equity            $     14,298              $    143,589
                                                           ============              ============


                      See notes to pro forma adjustments.

                 AVIATION GROUP, INC. AND TRAVELBYUS.COM LTD.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 2000
      (expressed in thousands of U.S. Dollars, except per share amounts)


                                  Aviation      Global        Pro Forma            Pro Forma
                                   Group       Leisure      Adjustments            Combined       travelbyus
                                -----------   ---------    -------------          ----------     -----------
Revenues, net                   $    10,252   $   4,530    $           -          $   14,782     $     8,104

Operating expenses                    6,948      14,266                -              21,214           4,199

General and administrative
    expenses                          7,282              -                -            7,282          13,525

Depreciation and
    amortization                      1,821         552            2,533    (6)        4,906           2,704

                                -----------   ---------    -------------          ----------     -----------
Income (loss) from
    operations                       (5,799)    (10,288)          (2,533)            (18,620)        (12,324)

Other income (expense):
    Interest and other income                         -                -                                208
    Interest expense                   (480)     (3,152)           2,799    (7)         (833)        (2,077)


    Other expense                       (23)          -                -                 (23)           (16)
                                -----------   ---------    -------------          ----------     -----------
      Total other income
      (expense)                        (503)     (3,152)           2,799                (856)         (1,885)

Income (loss from
    continuing operations
    before income taxes              (6,302)    (13,440)             266             (19,476)        (14,209)
Income tax (expense)
    benefit                               -           -                -                   -             285
                                -----------   ---------    -------------          ----------     -----------
Income (loss) from
  continuing operations         $    (6,302)  $ (13,440)   $         266          $  (19,476)    $   (13,924)
                                ===========   =========    =============          ==========     ===========

Income (loss) from
  continuing operations per
  share, basic and diluted      $     (1.59)                                      $    (4.28)    $     (0.22)
                                ===========                                       ==========     ===========

Weighted average shares
  outstanding                         3,972                          583    (13)       4,555          65,204
                                ===========                =============          ==========     ===========

                                 Express            Cheap              Cruise                          Pro
                                Vacations/(11)/  Seats, Inc./(11)/    Shoppes/(11)/    Epoch/(11)/    Soft
                                ---------        ------------         ---------        -----          ----
Revenues, net                   $      17        $    1,018           $  1,051        $  270        $1,354

Operating expenses                      5               716                465           212           765

General and administrative
    expenses                          193               417                259            49           830

Depreciation and
    amortization                        3                10                  -             -             7

                                ---------        ------------         ---------        -----          ----
Income (loss) from
    operations                       (184)             (125)               327             9          (248)

Other income (expense):
    Interest and other income           4                 -                  -             -             1
    Interest expense                    -                 -                  -             -

    Other expense                       -                 -                 (6)            -
                                ---------        ------------         ---------        -----          ----
      Total other income
      (expense)                         4                 -                 (6)            -             1

Income (loss from
    continuing operations
    before income taxes              (180)             (125)               321             9          (247)
Income tax (expense)
    benefit                             -                 -               (160)            -
                                ---------        ------------         ---------        -----          ----
Income (loss) from
  continuing operations         $   (180)        $     (125)          $    161        $    9        $ (247)
                                =========        ============         =========        =====          ====

Income (loss) from
  continuing operations per
  share, basic and diluted



Weighted average shares
  outstanding

                                  Site       Pro Forma               Pro Forma
                                 Rabbit     Adjustments               Combined
                               --------     -----------              ---------
Revenues, net                       268          (9,435)   (12)     $   17,429

Operating expenses                  901          (6,948)   (12)         24,218
                                                  2,689     (8)
General and administrative
    expenses                        426          (4,100)   (12)         19,275
                                                    394    (10)
Depreciation and
    amortization                     43           5,811     (8)
                                                    576     (8)         13,446
                                                   (614)   (12)
                               --------     -----------              ---------
Income (loss) from               (1,102)         (7,243)               (39,510)
    operations

Other income (expense):
    Interest and other income        18                                    231
    Interest expense                (32)            480    (12)         (2,036)
                                                    426    (14)

    Other expense                                     -                    (45)
                               --------     -----------              ---------
      Total other income
      (expense)                     (14)            906                 (1,850)

Income (loss from
    continuing operations
    before income taxes          (1,116)         (6,337)               (41,360)
Income tax (expense)
    benefit                                        (125)   (15)              -
                               --------     -----------              ---------
Income (loss) from
  continuing operations          (1,116)  $      (6,462)             $ (41,360)
                               ========     ===========              =========

Income (loss) from
  continuing operations per                                          $   (0.35)
  share, basic and diluted                                           =========

Weighted average shares                          22,319     (9)        119,292
  outstanding                                    26,491     (9)
                                                    723    (13)
                                            ===========              =========

                     See notes to pro forma adjustments.

                 AVIATION GROUP, INC. AND TRAVELBYUS.COM LTD.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
      (expressed in thousands of U.S. Dollars, except per share amounts)

                                        Aviation                  Pro Forma               Pro Forma                    Express
                                          Group     Global       Adjustments              Combined     travelbyus     Vacations
                                       ---------   --------      -----------              --------     ----------     ---------
Revenues, net                          $  15,097   $   9,438      $       -               $   24,535    $       -     $   7,235

Operating expenses                        10,129      16,965              -                   27,094          249         2,345

General and administrative                 5,482           -              -                    5,482          757         2,611
    expenses

Depreciation, amortization and
    impairment                               674       4,403          5,066     (6)           10,143            5            41

                                       ---------   ---------      ---------              -----------    ---------    ----------


   Income (loss) from operations          (1,188)    (11,930)        (5,066)                 (18,184)      (1,011)        2,238

Other income (expense):
   Interest and other income                  52         139              -                      191           15           101
   Interest expense                         (461)     (5,263)         4,674     (7)           (1,050)        (198)            -

                                       ---------   ---------      ---------              -----------    ---------    ----------
       Total other income                   (409)     (5,124)         4,674                     (859)        (183)          101
       (expense)

Income (loss) from continuing
    operations before income taxes        (1,597)    (17,054)          (392)                 (19,043)      (1,194)        2,339


Income tax (expense) benefit                (199)          -              -                     (199)           -             -
                                       ---------   ---------      ---------              -----------    ---------    ----------
Income (loss) from continuing
   operations                          $  (1,796)  $ (17,054)     $    (392)              $  (19,242)   $  (1,194)        2,339
                                       =========   =========      =========              ===========    =========    ==========

Income (loss) from continuing
   operations per share, basic and
   diluted                             $   (0.53)                                         $    (4.62)   $   (0.04)
                                       =========                                         ===========    =========

Weighted average shares
   outstanding                             3,419                        750    (13)            4,169       29,083
                                       =========              ===============            ===========   ============

                                                Cheap        Cruise          Epoch                        Site
                                             Seats, Inc.     Shoppes      Technology       ProSoft       Rabbit
                                            -------------   ---------     ----------       -------      -------
Revenues, net                               $     4,163     $   2,629     $      276       $ 1,639      $ 1,375

Operating expenses                                2,724         1,855            216           742          645

General and administrative                        1,536           630             48           727          327
    expenses

Depreciation, amortization and
    impairment                                       21             -              -             8           30

                                            -----------     ---------     ----------     ---------     --------



   Income (loss) from operations                   (118)          144             12           162          373

Other income (expense):
   Interest and other income                          4            44              -                          1
   Interest expense                                   -            (9)             -            (1)         (10)

                                            -----------     ---------     ----------     ---------     --------
       Total other income                             4            35              -            (1)          (9)
       (expense)

Income (loss) from continuing
    operations before income taxes                 (114)          179             12           161          364


Income tax (expense) benefit                         25           (30)             -
                                            -----------     ---------     ----------     ---------     --------

Income (loss) from continuing
   operations                               $       (89)          149     $       12       $   161      $   364
                                            ===========     =========     ==========     =========     ========

Income (loss) from continuing
   operations per share, basic and
   diluted

Weighted average shares
   outstanding


                                           Pro Forma                    Pro Forma
                                           Adjustments                  Combined
                                           -----------                  --------
Revenues, net                               $  (15,097)    (12)         $  26,755

Operating expenses                             (10,129)    (12)            29,358
                                                 3,617      (8)
General and administrative                      (5,002)    (12)             7,641
    expenses                                       525     (10)

Depreciation, amortization and                    (674)    (12)            19,867
    impairment                                   9,525      (8)
                                                   768      (8)

                                           -----------                 ----------


   Income (loss) from operations               (13,727)                   (30,111)

Other income (expense):
   Interest and other income                       (52)    (12)               304
   Interest expense                                461     (12)            (1,334)
                                                  (527)    (14)
                                           -----------                 ----------
       Total other income                         (118)                    (1,030)
       (expense)

Income (loss) from continuing
    operations before income taxes             (13,845)                   (31,141)
                                                   199     (12)
Income tax (expense) benefit                         5     (15)                 -
                                           -----------                 ----------

Income (loss) from continuing
   operations                               $  (13,641)                $  (31,141)
                                           ===========                 ==========

Income (loss) from continuing
   operations per share, basic and
   diluted                                                             $    (0.26)
                                                                       ==========

Weighted average shares                            930     (13)
   outstanding                                  26,491      (9)
                                                58,440      (9)           119,113
                                           ===========                 ==========

                      See notes to pro forma adjustments.

                   Notes to Unaudited Pro Forma Adjustments

1. Adjustment to record the acquisition of Aviation Group by travelbyus.com and the recapitalization of travelbyus.com by recording the approximate market value of the shares of common stock, options and warrants held by the Aviation Group shareholders at the common share price immediately preceding the announcement of the merger with travelbyus.com. The shares of common stock, options and warrants held by Aviation Group's shareholders are treated as an issuance of new equity by travelbyus.com. 4,790,801 shares of Aviation Group common stock at the quoted price of $3.00 per share results in an adjustment to stockholders' equity of approximately $14,372,000. The value of the options and warrants of $4,050,000 results in an additional adjustment to stockholders' equity. The values of the options and warrants are estimated using the Black Scholes option pricing model. These amounts, as well as the estimated transaction costs of $1,000,000 and a $450,000 bonus due Aviation Group officers upon sale of the non travel related assets of Aviation Group are allocated to the identifiable net assets of Aviation Group based upon the estimated fair market values of those assets with the remainder of $58,386,000 assigned to goodwill. The goodwill that was recorded on the Aviation Group balance sheet of $50,657,000 was increased by $7,729,000 as an adjustment to reflect the effect of the acquisition. The adjustment also includes the removal of Aviation Group's other stockholders' equity and accumulated deficit accounts and elimination of $3,015,000 of Series B preferred stock of Aviation Group owned by travelbyus.com. The adjustment also reflects the sale of $1,500,000 of Series B preferred stock held by travebyus.com to a third party after June 30, 2000. The estimated costs to register the securities being issued in the transactions of $1,000,000 will be a non-recurring charge to the operations of Aviation Group in the period following the transactions and are not included in the pro forma statement of operations.

     The components of the purchase adjustment are as follows:


     Value of shares issued                  $  14,372,000
     Value of warrants and options               4,050,000
     Transaction costs                           1,000,000
     Bonus liability assumed                       450,000
     Other                                          48,000
                                             -------------
           Total consideration and costs     $  19,920,000
     Fair value of identifiable assets       $ (13,087,000)
     Fair value of liabilities               $  20,053,000
     Fair value of preferred stock              31,500,000
                                             -------------
           Net obligations acquired             38,466,000
                                             -------------
           Goodwill                          $  58,386,000
                                             =============

     Certain amounts in the purchase calculation above are based on the preliminary estimates and the final amounts may differ.

2. Adjustment to record a $1 million payment related to arranging the Series B preferred stock sale. The payment of this amount is contingent on completion of the transactions.

3. Adjustment to record the $0.01 per share par value of the Aviation Group shares of common stock to be issued to travelbyus.com shareholders, 80,600,066 shares outstanding at June 30, 2000, and reflect the reorganization of travelbyus.com's shareholders' equity accounts to Aviation Group's capital structure.

4. Adjustment to reclassify the Aviation Group assets and liabilities associated with its non-travel related business segments to net assets for resale, because the companies intend to sell those assets and repay the associated liabilities following completion of the arrangement with travelbyus.com. The net assets are recorded at book value, which does not exceed net realizable value. The amount of net proceeds from the sale are uncertain and none are assumed for the purpose of these pro forma financial statements. Any net proceeds that would be received from the sale of the non-travel related business segments is required to be used to redeem preferred stock.


5. Adjustment to record the acquisition by travelbyus.com of (a) Muffin in July 2000 for approximately $300,000 in cash and 1,000,000 shares of common stock (valued at $6,700,000); and (b) the acquisitions of ProSoft and SiteRabbit for 1,680,000 and 3,558,000 shares of common stock, respectively, valued at $4,200,000 and $8,894,000, respectively. The terms of each acquisition require adjustment to the number of shares as necessary to provide the values cited above. The effect of the potential adjustment to the number of shares has not been considered in these pro forma financial statements. The adjustment also includes removal of the ProSoft and SiteRabbit stockholders' equity accounts. Each acquired company's identifiable net assets are recorded at estimated fair value, with the remainder of approximately $3,718,000 and $6,266,000 assigned to goodwill for ProSoft and SiteRabbit, respectively. For Muffin, ProSoft and SiteRabbit, $7,000,000, $321,000 and $3,000,000 have been assigned to software, contracts or other intangibles.

6. Adjustment to record the effect of the amortization of the goodwill recorded upon the purchase of Global Leisure over 10 years as if the acquisition had occurred October 1,1998. The amortization is $5,066,000 for the year ended September 30, 1999 and $2,533,000 for the nine months ended June 30, 2000.

7. Adjustment to record the reduction in interest expense for the retirement of approximately $26.0 million in Global Leisure debt, as if the retirement had occurred at October 1, 1998. The effective interest rates on the retired debt were approximately 18% and 21% for the year ended
     September 30, 1999 and the nine months ended June 30, 2000, respectively. The amounts of the interest reduction are $4,674,000 for the year ended September 30, 1999 and $2,799,000 for the nine months ended June 30, 2000.

8. Adjustment to record the effect of the amortization of the goodwill, software and contracts, as applicable, recorded upon the purchases of Cheap Seats, Express Vacations, Cruise Shoppes, Epoch Technology, Muffin, ProSoft and SiteRabbit as if these acquisitions had occurred at October 1, 1998. The acquisition of Cheap Seats includes contingent consideration, the resolution of which is currently unknown and has not been included in the amortization calculation. The goodwill is amortized over 10 years for Cheap Seats and Cruise Shoppes, five years for Express Vacations and Epoch, three years for Site Rabbit and two years for ProSoft. The software, contracts and other intangibles are amortized over three years for Muffin and SiteRabbit and two years for ProSoft. The goodwill amortization of Cheap Seats, Express Vacations, Cruise Shoppes and Epoch Technology are included in the travelbyus.com historical statements of operations for the nine months ended June 30, 2000 beginning January 1, 2000, November 1, 1999, April 1, 2000 and June 1, 2000, respectively. The pro forma adjustments record the additional amounts which would have been recorded if the acquisitions had occurred at the beginning of the periods. The amounts of the adjustments are as follows:

                                    Nine Months Ended        Year ended
                                    -----------------        ----------
                                      June 30, 2000      September 30, 1999
                                      -------------      ------------------
          Cheap Seats                  $   265,000          $ 1,061,000
          Express Vacations                 59,000              703,000
          Epoch Technology               1,340,000            2,010,000
          Cruise Shoppes                   380,000              759,000
          Muffin                         2,363,000            3,150,000
          ProSoft                        1,514,000            2,020,000
          SiteRabbit                     2,579,000            3,439,000
                                       -----------          -----------
             Total                     $ 8,500,000          $13,142,000
                                       ===========          ===========


     An additional adjustment is made to record the increase in amortization of goodwill recorded upon the acquisition of Aviation Group by travelbyus.com. This adjustment is $768,000 and $576,000 for the year ended September 30, 1999 and the nine months ended June 30, 2000, respectively.

     The amortization of software and contract rights included in the above table of $2,689,000 and $3,617,000 for the nine months ended June 30, 2000 and the year ended September 30, 1999, respectively, are classified as adjustments to operating expenses.

9. Adjustment to the number of weighted average shares outstanding as if the share exchange between Aviation Group and travelbyus.com and the common stock issued in the acquisitions of Cheap Seats, Express Vacations, Epoch Technology, Cruise Shoppes, Muffin, ProSoft and SiteRabbit had occurred at October 1, 1998. The adjustments for the shares issued in the share exchange between Aviation Group and travelbyus.com are 58,440,000 and 22,319,000 for the year ended September 30, 1999 and the nine months ended June 30, 2000, respectively. These include warrants representing 6,922,000 shares, which have been exercised. The adjustment for shares issued to acquire the companies is a total of 26,491,000 for each period. Unexercised common stock options, warrants and convertible securities are not considered because their effect would be antidilutive.

10. Adjustments to record compensation expense for effect of $1,050,000 of contingent stock consideration to be issued two years after the acquisition of ProSoft if the individuals are still employed at that time. The expense is accrued over the two year period and is $525,000 for the year ended Sept. 30, 1999 and $394,000 for the nine months ended June 30, 2000.

11. The operations of Express Vacations, Cheap Seats, Cruise Shoppes and Epoch Technology that are presented in the pro forma statement of operations for the nine months ended June 30, 2000 are for the periods prior to November 1, 1999, January 6, 2000, April 3, 2000 and May 23, 2000 respectively, after which the operations of these companies are consolidated with the historical statement of operations of travelbyus.com.

12. Adjustment to remove statement of operations accounts of Aviation Group's non-travel related segments, to reflect the expected sale of these assets and repayment of associated liabilities following completion of the arrangement with travelbyus.com. General and administrative expenses of $480,000 for the year ended September 30, 1999 and $360,000 for the nine months ended June 30, 2000 are not removed because these amounts are the estimated costs that will continue with the ongoing entity.

13. Adjustment to the number of weighted average shares outstanding as if the sale of 750,000 shares of common stock by Aviation Group and 930,000 common shares by travelbyus.com in connection with these transactions had occurred at October 1, 1998. The adjustments for the nine months ended June 30, 2000 are 583,000 and 723,000 shares, respectively. The adjustments for the year ended September 30, 1999 are 750,000 and 930,000 shares, respectively.

14. Adjustment to eliminate borrowing by travelbyus.com of $1,975,000 from Aviation Group. This borrowing was done to partially fund certain acquisitions described in Note 5 above and was funded by a $3 million borrowing by Aviation Group in May 2000. An additional adjustment is made to record the interest expense that would be incurred on the $3 million borrowing, as if the borrowing had occurred at the beginning of the respective periods. The stated interest rate is 12% and the note is due nine months after issuance. The borrowing includes five-year warrants to purchase 225,000 shares at $2.125 per share. The interest expense is $527,000, for each of the year ended September 30, 1999 and the nine months ended June 30, 2000, which includes $257,000 for the amortization of the discount on the debt related to the value of the warrants issued with the debt. The adjustments are $527,000 for the year ended September 30, 1999 and $426,000 for the nine months ended June 30, 2000. For the nine months ended June 30, 2000, $101,000 of the expense had been recognized in the historical financial statements.

15. Adjustments to income tax expense or benefit to reflect the amounts that would have occurred if the transactions had occurred on October 1, 1998.

                  DESCRIPTION OF AVIATION GROUP CAPITAL STOCK

     Aviation Group is a Texas corporation governed by its articles of incorporation, bylaws and the Texas Business Corporation Act. We urge you to read Aviation Group's articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this joint proxy statement/prospectus is a part. The authorized capital stock of Aviation Group consists of 10 million shares of common stock, $0.01 par value, and 5 million shares of preferred stock, $0.01 par value. One of the proposals submitted for approval at the Aviation Group special meeting, if adopted by shareholders, would increase the authorized number of shares of common stock to 255 million.


Common Stock

     As of November 1, 2000, Aviation Group had approximately 61 holders of record of its common stock. The holders of outstanding shares of common stock may receive dividends out of assets legally available at the times and in the amounts as the Aviation Group board of directors may, from time to time, determine. These dividends are subject to any preferences which may be granted to the holders of preferred stock. Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters on which the holders of common stock may vote. The common stock does not have preemptive rights and is not subject to redemption or conversion. Upon liquidation, dissolution, or winding-up of Aviation Group, the assets available for distribution to shareholders are distributable ratably among the holders of the common stock after payment of all debt and liabilities of Aviation Group and the liquidation preference of any outstanding class or series of preferred stock. The rights of holders of common stock are subject to the preferential rights of any preferred stock that is outstanding or that Aviation Group may issue in the future.

Preferred Stock

     The Aviation Group board of directors may, without further action of the shareholders of Aviation Group, establish and issue shares of preferred stock in one or more series and fix the rights, preferences and restrictions of the series of preferred stock. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of holders of preferred stock. The issuance of additional shares of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying or preventing a change in control of Aviation Group or other corporate action. The board has established three series of preferred stock. Aviation Group issued shares of preferred stock in connection with its acquisition of Global Leisure and the related financing.

Series A Convertible Preferred Stock

     Aviation Group has designated 2,000 shares of Series A convertible preferred stock, par value $0.01 per share. As of November 1, 2000, 1,650 shares of Series A convertible preferred stock were issued and outstanding.

     Ranking. The Series A convertible preferred stock ranks junior to Series B preferred stock and Series C convertible preferred stock but senior to the common stock and any other series of preferred stock as to dividends and liquidation preference.

     Dividends. If declared by the board of directors of Aviation Group, dividends on each share of the Series A convertible preferred stock will be paid each month at an annual rate of 9% of the liquidation preference per share. Dividends must be paid prior to payment of any dividends on the common stock or any series of preferred stock other than Series B preferred stock and Series C convertible preferred stock. Any unpaid dividends accrue and are cumulative. The board of directors of Aviation Group does not intend to declare any dividends on the Series A convertible preferred stock in the near future.

     Liquidation Preference. Upon liquidation, dissolution or winding up of Aviation Group, and after the payment of the liquidation preferences of the Series B preferred stock and the Series C convertible preferred stock but before payment of any amount to any other class or series of capital stock of Aviation Group, each share of Series A convertible preferred stock will be entitled to be paid out of assets available for distribution $10,000 plus all accrued unpaid dividends, calculated through the date of liquidation.

     Voting Rights. The holders of Series A convertible preferred stock are entitled to vote as shareholders of Aviation Group on any matters. Each share is entitled to one vote and votes together as a single class with the holders of common stock. The holders of the Series A convertible preferred stock have the right to vote as a separate class if required by the Texas Business Corporation Act or on matters that adversely affect that series. Under the Texas Business Corporation Act, the Series A convertible preferred stock are entitled to vote as a class on:

     - a proposed amendment to the articles of amendment that affects the authorized number, par value, rights or preferences of the shares, effects a reclassification, cancellation or exchange of the shares, creates a new class or series of shares having equal or superior rights to the shares, increases the rights of a junior class or series of shares, affects any accrued dividends or includes in the articles any provisions for a close corporation;

     - a plan of merger that contains a provision which if contained in a proposed amendment to the articles of incorporation would require a separate vote of the Series A convertible preferred stock; and

     - a plan of exchange that requires shares of Series A convertible preferred stock to be exchanged.

     Redemption. The Series A convertible preferred stock is not redeemable.


     Conversion. Holders of Series A convertible preferred stock have the right to convert their stock into shares of common stock at any time after October 31, 2000. In addition, Aviation Group has the right to require conversion of the Series A convertible preferred stock into shares of common stock at any time. This right of Aviation Group terminates when Aviation Group completes a new common stock, preferred stock or debt financing after consummation of the arrangement that provides new gross cash proceeds to Aviation Group of at least $25.0 million.

     The conversion price is the greater of $6 or the arithmetic mean of the closing bid prices of the common stock as reported by Bloomberg, L.P. for the 21 trading days preceding the date of conversion. The number of shares of common stock into which each share of Series A preferred stock is converted equals (A) $10,000 plus all accrued unpaid dividends calculated through the date of conversion, divided by (B) the conversion price.

     No fractional shares will be issued upon conversion of the Series A convertible preferred stock. Aviation Group will pay a cash amount to any holder of Series A convertible preferred stock who otherwise would be entitled to a fractional share.

Series B Preferred Stock

     Aviation Group has designated 3,000 shares of Series B preferred stock, par value $0.01 per share. As of November 1, 2000, 2,153 shares of Series B preferred stock were issued and outstanding. The shares of Series B preferred stock were issued as part of units with the Series C warrants.

     Ranking. The Series B preferred stock ranks on parity with the Series C convertible preferred stock and senior to common stock and any other series of preferred stock as to dividends and liquidation preference.

     Dividends. Dividends on the Series B preferred stock, if declared by the board of directors of Aviation Group, will be paid quarterly at an annual rate of 12% of liquidation preference per share. Dividends will be paid prior to payment of any dividends on the common stock or any series of preferred stock other than the Series C convertible preferred stock. Any unpaid dividends accrue and are cumulative. The board of directors does not intend to declare any dividends on the Series B preferred stock in the near future.

     Liquidation Preference. Upon liquidation, dissolution or winding up of Aviation Group, and before payment of any amount to any other class or series of capital stock of Aviation Group, each share of Series B preferred stock and Series C convertible preferred stock will be entitled to be paid out of assets available for distribution $10,000, plus all accrued unpaid dividends calculated through the date of liquidation.

     Voting Rights. No holder of Series B preferred stock will be entitled to vote as a shareholder of Aviation Group except to the extent required by the Texas Business Corporation Act or on matters that adversely affect that series. The matters on which the Series B preferred are entitled to vote under the Texas Business Corporation Act are described above under "-Series A Convertible Preferred Stock-Voting Rights."

     Redemption. Aviation Group has the right to redeem all or part of the outstanding Series B preferred stock at any time after February 28, 2001. Additionally, Aviation Group is required to redeem shares of the outstanding Series B preferred stock from and to the extent of the net cash proceeds from the sale of any assets of Aviation Group other than in the ordinary course of business or any public debt or equity securities after completion of the arrangement. The Series B preferred stock will be redeemed at a price per share equal to $10,000, plus all accrued unpaid dividends, calculated through the date of redemption.

     Conversion. Holders of Series B preferred stock do not have the right to convert their stock to shares of common stock.

Series C Convertible Preferred Stock

     Aviation Group has designated 3,000 shares of Series C convertible preferred stock, par value $0.01 per share. No shares of Series C convertible preferred stock are outstanding. Aviation Group is offering to issue shares of this series in exchange for outstanding shares of Series B preferred stock, on a one-for-one basis.

     Ranking. The Series C preferred stock ranks on parity with Series B preferred stock and senior to common stock and any other series of preferred stock as to dividends and liquidation preference.

     Dividends. If declared by the board of directors of Aviation Group, dividends on each share of the Series C convertible preferred stock will be paid each month at an annual rate of 9% of the liquidation preference per share. Dividends will be paid prior to payment of any dividends on the common stock or any series of preferred stock other than the Series B preferred stock. Any unpaid dividends will accrue and are cumulative.

     Liquidation Preference. Upon liquidation, dissolution or winding up of Aviation Group, and before payment of any amount to any other class or series of capital stock of Aviation Group, each share of Series B preferred stock and Series C convertible preferred stock will be entitled to be paid out of assets available for distribution $10,000, plus all accrued unpaid dividends calculated through the date of liquidation.

     Voting Rights. The holders of Series C convertible preferred stock will be entitled to vote as shareholders of Aviation Group. Each share of Series A convertible preferred stock will be entitled to one vote per share and will vote together as a single class with the holders of common stock. The holders of Series C convertible preferred stock will have the right to vote as a separate class if required by the Texas Business Corporation Act or on matters that adversely affect that series.

     Redemption. The Series C convertible preferred stock is not redeemable.


     Conversion. Holders of Series C convertible preferred stock have the right to convert their stock into shares of common stock, at any time after October 31, 2000. In addition, Aviation Group has the right to require conversion of the Series C convertible preferred stock into shares of common stock at any time after February 28, 2001.

     The conversion price is the greater of $6 or the arithmetic mean of the closing bid prices of the common stock as reported by Bloomberg, L.P. for the 21 trading days preceding the date of conversion. The number of shares of common stock into which each share of Series C convertible preferred stock is converted equals (A) $10,000 plus all accrued unpaid dividends calculated through the date of conversion, divided by (B) the conversion price.

     No fractional shares will be issued upon conversion of the Series C convertible preferred stock. Aviation Group will pay a cash amount to any holder of Series C convertible preferred stock who otherwise would be entitled to a fractional share.

Warrants and Options

Public Warrants

     As of November 1, 2000, Aviation Group has outstanding 1,150,000 redeemable common stock purchase warrants that expire in August 2002. These warrants are publicly held and traded on the Nasdaq SmallCap Market and Boston Stock Exchange. Each warrant entitles the holder to purchase 1.65 shares of Aviation Group common stock at an exercise price of $4.17 per share, subject to adjustment if a merger, reorganization, stock dividend, stock split or recapitalization occurs, unless earlier redeemed.

     The warrants are redeemable, in whole and not in part, by Aviation Group if the average closing price of the common stock for a period of any 20 consecutive trading days is at least $5.73. The warrants are redeemable at a price of $0.06 per warrant. A holder must either exercise the warrant within 30 days of the notice of redemption or accept the redemption price.

     Holders of warrants have no voting, dividend or other rights as shareholders of Aviation Group with respect to the shares underlying the warrants, unless and until the warrants are exercised.

Employee Stock Options

     As of November 1, 2000, Aviation Group has outstanding incentive stock options to purchase, at an exercise price of $1.685 per share, an aggregate of 35,000 shares of common stock. In addition, Aviation Group's Chairman Lee Sanders owns an incentive stock option to purchase 50,000 shares of common stock at $1.8563 per share. These options expire in 2004 and 2005.

Warrants Issued In Connection With Global Acquisition

     Aviation Group issued certain warrants in connection with its acquisition of Global Leisure and related financing. On November 1, 1000, Aviation Group had outstanding:

     - Series A warrants to purchase a total of 750,000 shares of common stock at an exercise price of $5 per share;

     - Series B warrants to purchase a total of 3,500,000 shares of common stock at an exercise price of $3 per share; and

     - Series C warrants to purchase a total of 1,239,750 shares of common stock at an exercise price of $3 per share.

These warrants are not exercisable until the Aviation Group shareholders approve the issuance of the warrants and increase the authorized number of shares of common stock. The warrants expire on the earlier of March 31, 2005, or the second anniversary of the date the shares of common stock issuable upon the exercise of the warrants are registered for resale under the Securities Act of 1933, as amended. Aviation Group intends to register the underlying shares of common stock for resale under the Securities Act. The exercise price and the number of shares of common stock purchasable under the warrants are adjusted in the event of any stock dividend, stock split, recapitalization or merger. Holders of the warrants do not possess any rights as shareholders of Aviation Group before exercise.

     Under the terms of the Series A warrant to purchase 500,000 shares of common stock that was issued to the former controlling owner of Global Leisure, Aviation Group is required to redeem the 1,005 shares of Series A convertible preferred stock held by that owner from and to the extent that the net cash proceeds from the sale of any public debt or equity securities after completion of the arrangement exceed $25 million and the amount needed to redeem all outstanding shares of the Series B preferred stock. However, no redemption is required from the sale of common stock or preferred stock that is junior to the Series A preferred stock or to the extent the net cash proceeds are used to effect a strategic acquisition by Aviation Group. The total redemption price of the former owner's Series A preferred stock would be $10,050,000, plus any accrued unpaid dividends calculated through the date of redemption. The other Series A warrant to purchase 250,000 shares of common stock was issued to a former minority owner of Global Leisure, whose principal is involved in Global Leisure's management. These warrants are not exercisable or transferable until the revenues of Global Leisure exceed $80 million and Global Leisure has net income for any four consecutive fiscal quarters.

     The Series C warrants may be redeemed by Aviation Group, at $0.10 per warrant, if the closing bid price of its common stock for 60 consecutive trading days exceeds $5 per share. If Aviation Group exercises this right, holders may exercise the warrants and pay the exercise price or accept the redemption price. Holders who do not exercise their warrants prior to redemption by Aviation Group will forfeit their right to purchase the shares of common stock underlying the warrants. The Series C warrants were issued as part of units with the Series B preferred stock. Prior to completion of the arrangement, the Series C warrants may not be transferred separate from the Series B preferred stock with which it was issued as a unit.

Underwriters' Warrants

     In connection with its initial public offering in 1997, Aviation Group sold to its underwriter, for $0.001 per warrant, warrants to purchase a combination of 100,000 shares of its common stock at an exercise price of $9.4875 per share and 100,000 redeemable common stock purchase warrants at an exercise price of $11.38 per warrant. The underwriters' warrants expire on August 13, 2002. The exercise price and the number of shares of common stock purchasable under the underwriters' warrants are subject to adjustment if a merger, reorganization, stock dividend, stock split or recapitalization occurs. Holders of the underwriters' warrants do not possess any rights as shareholders of Aviation Group before exercise. They do have certain demand and piggyback registration rights.

Other Warrants

     In addition to the options and warrants described above, as of October 1, 2000, Aviation Group had outstanding warrants to purchase a total of 707,166 shares of its common stock at exercise prices varying between $1 and $8 per share and expiring at various dates up to February 2005.

     In February 2000, Aviation Group issued to three of its directors, Hank Clements, Gordon Whitener and Charles E. Weed, contingent warrants to purchase a total of 150,000 shares of its common stock exercisable at $1.50 per share. The exercisability of these warrants is subject to approval of Aviation Group's shareholders and the completion of the arrangement with travelbyus.com. For a description of these warrants, see the discussion under "Proposal No. 7:
Ratification of Warrants to Purchase 150,000 shares of Aviation Group Common Stock" on page 112.

     In February 2000, Aviation Group issued to two of its executive officers, Lee Sanders and Richard Morgan, contingent warrants to purchase a total of 500,000 shares of its common stock exercisable at $1.50 per share. The exercisability of these warrants is contingent on the approval of Aviation Group's shareholders. For a description of these warrants, see the discussion under "Proposal No. 4: Ratification of Warrants to Purchase 500,000 Shares of Aviation Group Common Stock" on page 109.

Convertible Debt Securities

     Aviation Group issued certain notes in 1996 that are convertible at the option of the holders at $4.50 per share into shares of Aviation Group common stock. The convertible notes require equal quarterly installments of principal in an amount necessary to fully amortize the notes by March 1, 2001, when all remaining principal and accrued interest will be due. In March 2000, holders of $340,600 in principal amount of the convertible notes elected to convert their notes. However, as an inducement to convert, Aviation Group guaranteed that any resales of the shares obtained by these holders would result in proceeds of at least the conversion price. As of October 1, 2000, Aviation Group had outstanding $25,000 in aggregate principal amount of unconverted convertible notes.

     Subsidiaries of Aviation Group issued six promissory notes totaling approximately $460,000 to trade creditors in cancellation of trade debt. The notes are payable in full on January 1, 2001. These notes are exchangeable by their holders for shares of Aviation Group at an exchange price of $1.50 per share. Aviation Group has agreed to register these shares for resale by the noteholders under the Securities Act. The subsidiaries have agreed to indemnify the noteholders for a period of one year from any loss realized upon the resale of the shares if the notes are exchanged.

Transfer Agent, Registrar and Warrant Agent

     Securities Transfer Corporation, Dallas, Texas, is the stock transfer agent and registrar for the common stock and the warrant agent for Aviation Group's Series B and Series C warrants and its public warrants. Aviation Group serves as its own transfer agent and registrar for its preferred stock and other warrants.

                      COMPARISON OF SHAREHOLDERS' RIGHTS

     While the rights and privileges of shareholders of a Texas corporation are, in many instances, comparable to those of shareholders of an Ontario company, there are differences. The following is a summary of the material differences between the rights of holders of travelbyus.com common shares and those of the holders of Aviation Group common stock after giving effect to the arrangement. These differences arise from differences between United States and Canadian securities laws, between the Texas Business Corporation Act and the Ontario Business Corporations Act, and between the travelbyus.com articles of incorporation and bylaws and the Aviation Group articles of incorporation and bylaws.

Vote Required for Extraordinary Transactions

     Under the Ontario Business Corporations Act, extraordinary corporate actions, such as certain amalgamations, continuances and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and, if ordered by a court, arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders that voted in respect to the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

     Texas law generally requires that a merger, share exchange, conversion or sale of all or substantially all of the assets or dissolution of a corporation be approved by the holders of at least two-thirds of the outstanding shares entitled to vote, unless the corporation's articles of incorporation provide otherwise. The articles of incorporation of Aviation Group do not provide otherwise. Therefore these actions require approval by the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote on them. Under Article 5.03 of the Texas Business Corporation Act, unless the articles of incorporation otherwise require, action by the shareholders of a corporation on a plan of merger in which the corporation is a party to the merger will not be required in certain circumstances when the corporation is the survivor and no more than 20% of the outstanding voting shares are issued in the merger. The articles of incorporation of Aviation Group do not require otherwise. The Texas Business Corporation Act does not require a vote of shareholders for the merger of a Texas corporation with a corporation in which it holds at least 90% of the outstanding shares of each class and series of the corporation. The Texas Business Corporation Act also does not require a vote of shareholders for a special type of merger transaction intended to form a holding company.

     Take-over bids, issuer bids or self tenders, going-private transactions and transactions with directors, officers, significant shareholders and other related parties to which travelbyus.com is a party will be subject to regulation by Canadian provincial securities legislation and administrative policies of Canadian securities administrators. Similar matters to which Aviation Group is a party will be subject to regulation under U.S. securities laws and the Securities and Exchange Commission. Texas also has a business combination statute that applies to Aviation Group. Aviation Group cannot engage in a business combination with a shareholder that is a beneficial owner of 20% or more of its outstanding voting shares unless the business combination is approved by the board of directors before the affected shareholder acquired its shares or by a vote of the holders of at least two-thirds of the outstanding voting shares of Aviation Group. This statute would make a hostile takeover bid more difficult without the cooperation of Aviation Group's board of directors.

Dissenters' Rights

     Article 5.11 of the Texas Business Corporation Act provides for appraisal rights in the case of a plan of merger or exchange or a sale of all or substantially all of the corporation's assets where shareholder approval is required. No appraisal rights are available for a plan of merger or plan of exchange if:

     - the shares of the corporation held by the shareholder are listed on a national securities exchange or held of record by at least 2,000 holders; and

     -    the shareholder is not required to accept any consideration other than
          (a) shares of a corporation that will be listed on a national securities exchange or will be held of record by at least 2,000 holders and (b) cash in lieu of fractional shares.

     The Ontario Business Corporations Act provides that the shareholders who are entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The Ontario Business Corporations Act does not distinguish for this purpose between listed and unlisted shares. Such matters include:

     - an amendment of articles to add, remove or change any restriction on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

     - an amendment of articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

     -    an amalgamation with another corporation;

     -    a continuance under the laws of another jurisdiction; or

     - the sale, lease or exchange of all or substantially all of the property of the corporation.

Under the Ontario Business Corporations Act, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive, unfairly prejudicial to or that unfairly disregards a shareholder's interests.

Cumulative Voting and Classification of Board of Directors

     The articles of incorporation and bylaws of Aviation Group do not provide for cumulative voting in director elections. The bylaws of Aviation Group provide for a board of directors staggered in three classes. The term of office of each class of directors is three years. The articles of incorporation and bylaws of travelbyus.com do not provide for cumulative voting in director elections or for a classified board of directors.

Amendment to Governing Documents

     Article 4.02 of the Texas Business Corporation Act provides that an amendment to a corporation's articles of incorporation must be approved by the board of directors and by the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote, unless the corporation's articles of incorporation provide otherwise. The articles of incorporation of Aviation Group do not provide otherwise. If an amendment alters the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, that class or series will have the power to vote as a class notwithstanding the absence of that power in the articles of incorporation. Aviation Group's articles of incorporation specifically authorize the board of directors to adopt, amend and repeal the bylaws of Aviation Group. The Texas Business Corporation Act also specifies that the shareholders have the power to adopt, amend and repeal the bylaws. The bylaws of Aviation Group provide that for shareholders to adopt, amend or repeal the bylaws or any of their provisions, a vote of the holders of at least two-thirds of the outstanding shares entitled to vote is required.

     Under the Ontario Business Corporation Act, any amendment to a company's articles of incorporation generally is required to be approved by special resolution. Under the Ontario Business Corporation Act, unless the articles or bylaws of the company otherwise provide, the directors may, by resolution, make, amend, repeal or re-enact any bylaws that regulate the business or affairs of the company. If the directors make, amend, repeal or re-enact a bylaw, they are required under the Ontario Business Corporations Act to submit the bylaw, amendment, repeal or re-enactment to the shareholders at a special meeting of the shareholders of the company called for that purpose or at the next annual meeting of shareholders. The bylaw, in default of confirmation at the meeting, will from that time only cease to be in force. The shareholders may confirm, reject or amend the bylaw, amendment, repeal or re-enactment by an ordinary resolution. An ordinary resolution is a resolution passed by a majority of the votes cast by shareholders present in person or by proxy at the meeting at which the bylaw is considered.

Derivative Action

     Derivative actions may be brought in Texas by a shareholder on behalf of, and for the benefit of, the corporation. Section 5.14 of the Texas Business Corporation Act provides that a shareholder must have been a shareholder of the corporation at the time of the act or omission of which he or she complains and must fairly and adequately represent the interests of the corporation in enforcing the corporation's rights. A shareholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and the demand has been refused or 90 days have expired from the date the demand was made unless irreparable injury to the corporation is being suffered or would result by waiting for the expiration of the 90-day period.

     Under the Ontario Business Corporations Act, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which the corporation is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation. Under the Ontario Business Corporations Act, no action may be brought and no intervention in an action may be made unless the complainant has given fourteen days' notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if: (i) the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

     Under the Ontario Business Corporations Act, the court in a derivative action may make any order it thinks fit. In addition, under the Ontario Business Corporations Act, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

Director Qualifications

     The bylaws of Aviation Group provide that its directors need not be residents of Texas or shareholders of Aviation Group unless the articles of incorporations so require. The articles of incorporation of Aviation Group do not contain a provision regarding qualification of directors.

     In the absence of qualifications in the articles of incorporation or bylaws, directors of an Ontario company need not be residents of Ontario or Canada, nor be shareholders of the company, in order to act as directors of the company. travelbyus.com's articles of incorporation and bylaws contain no provisions regarding qualification of directors. However, the Ontario Business Corporations Act does require a board of directors of a company that has made a distribution to the public of its securities to be composed of at least three directors and that a majority of the directors of every corporation other than a non-resident corporation be resident Canadians.

Fiduciary Duties of Directors

     Directors of corporations incorporated or organized under the Ontario Business Corporations Act and the Texas Business Corporation Act have fiduciary obligations to the corporation and their shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty." Under the Texas Business Corporation Act, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the directors reasonably believe to be in the best interests of the shareholders. Pursuant to the Ontario Business Corporations Act, directors must act honestly and in good faith with a view to the best interests of the corporation, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Indemnification of Officers and Directors

     The Texas Business Corporation Act provides that a corporation may indemnify its present and former directors, officers, employees and agents, each called an indemnitee, against all reasonable expenses, including attorneys' fees. Except in actions initiated by or in the right of the corporation, the corporation may indemnify any indemnitee against all judgments, fines and amounts paid in settlement in actions brought against them, if the indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may indemnify the indemnitee for a criminal action or proceeding if he or she had no reasonable cause to believe that his or her conduct was unlawful. The corporation may indemnify an indemnitee to the extent that he or she is successful on the merits or otherwise in the defense of any proceeding associated with an action. If an action is brought against a present or former director, officer, employee or agent by or in the right of the corporation, the corporation may not make any indemnification in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that an appropriate court of law determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to be indemnified for the expenses the court deems proper. The Aviation Group articles of incorporation provide for indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act. The Texas Business Corporation Act allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, if the indemnitee agrees to repay any amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

     Under the Ontario Business Corporations Act, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, each called an indemnifiable person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if:

     - he or she acted honestly and in good faith with a view to the best interests of such corporation; and

     - in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

An indemnifiable person is entitled by statute to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfils the conditions set out in above. The Ontario Business Corporations Act does not expressly provide for an advance payment of expenses of an indemnifiable person.

Director Liability

     The Texas Business Corporation Act provides that the articles of incorporation of the corporation may limit a director's monetary liability if the liability does not arise from the following:

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     -    breach of the duty of loyalty;

     -    the payment of unlawful dividends; or

     - expenditure of funds for unlawful stock purchases or redemptions or transactions from which the director derived an improper personal benefit.

     The articles of incorporation of Aviation Group contain a provision limiting the monetary liability of its directors to the fullest extent permitted by the Texas Business Corporation Act. The Ontario Business Corporations Act does not permit limitation of a director's liability.

Special Meetings of the Shareholders

     The bylaws of Aviation Group provide that a special meeting of the shareholders may be called by the chairman of the board, the president or the secretary of Aviation Group, the Aviation Group board of directors or the holders of at least 10% of the outstanding shares entitled to vote at the meeting.

     Under the Ontario Business Corporations Act, the directors of a corporation:

     - shall call an annual meeting of shareholders not later than eighteen months after the corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting; and

     -    may at any time call a special meeting of shareholders.

Under the Ontario Business Corporations Act, the holders of not less than five per cent (5%) of the issued shares of a corporation that carry the right to vote at the meeting sought to be held, may requisition the directors to call a meeting of shareholders for the purposes stated in such requisition. On receiving a requisition, the Ontario Business Corporations Act provides that the directors shall call a meeting of shareholders to transact the business stated in the requisition, subject to certain exceptions. If the directors do not call a meeting within 21 days after receiving the requisition, any shareholder that signed the requisition may call the meeting.

Shareholder Action by Written Consent

     Article 9.10 of the Texas Business Corporation Act provides that shareholders may act without a meeting only by the unanimous written consent of all of the shareholders, unless the articles of incorporation otherwise provide. The articles of incorporation of Aviation Group do not provide otherwise. Under the Ontario Business Corporations Act, shareholder action without a meeting may only be taken by written resolution signed by all shareholders that would be entitled to vote at a meeting.

Removal of Directors

     Under Article 2.32 of the Texas Business Corporation Act, directors of a corporation are elected to serve until the next annual meeting of shareholders, and until their successors are elected and qualified. Any director or the entire board of directors may be removed in accordance with provisions of the corporation's articles of incorporation or bylaws. The bylaws of Aviation Group provide that a majority of the shareholders may remove any director with or without cause at any shareholders meeting called expressly for that purpose. The articles of incorporation of Aviation Group contain no provisions in this regard.

     Under the Ontario Business Corporations Act, the shareholders of a corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office. However, where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

No Pre-emptive Rights

     No holder of any class of capital stock of Aviation Group or travelbyus.com has a pre-emptive right to subscribe to any or all additional issues of the stock of Aviation Group or travelbyus.com.

Inspection of Books and Records

     The Texas Business Corporations Act provides that a person who has been a shareholder of a corporation for at least six months or is the holder of at least 5% of the outstanding shares of a corporation, may for any proper purpose upon written demand, inspect the books and records of the corporation and make extracts therefrom.

     The Ontario Business Corporations Act provides that shareholders, creditors, their agents and legal representatives may examine certain of the corporation's records during usual business hours and take extracts therefrom free of charge, and, where the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee. In addition, any person is entitled to obtain the list of registered shareholders of a distributing corporation upon compliance with certain requirements.

                OTHER TRAVELBYUS.COM SPECIAL MEETING PROPOSAL

Proposal No. 2:  Amendment to Stock Option Plan

     Shareholders of travelbyus.com are being asked to approve a resolution of the directors authorizing an amendment to travelbyus.com's stock option plan which was implemented by the directors of travelbyus.com on April 16, 1997. The amendment would increase the number of options to purchase common shares that may be issued under the plan from 6,500,000 to 10,000,000, subject to receipt of requisite regulatory approval, including without limitation the approval of The Toronto Stock Exchange.

     Management of travelbyus.com is of the view that it is in the best interests of travelbyus.com to amend the plan given the recent increase of the issued capital of travelbyus.com and the number of outstanding options. As of October 20, 2000, travelbyus.com had outstanding options to purchase 7,671,300 common shares under the plan and had issued options during the life of the plan to purchase a total of 9,236,000 common shares, which have not been terminated. Accordingly, travelbyus.com has granted options to purchase 2,736,000 common shares in excess of the maximum of 6,500,000 common shares available for issuance under the plan. These excess options are currently not capable of being exercised and range from Cdn$1.15 to Cdn$2.80 in exercise price and July 20, 2003 to October 11, 2005 in expiration dates. If the shareholders approve of the proposed amendment to the plan, these excess options will become enforceable under the amended plan, subject to receipt of required regulatory approvals, including the approval of The Toronto Stock Exchange. If all approvals are obtained, the options will become exercisable, subject to the terms of the options, including any vesting requirements.

     The total number of options that may be granted after approval of the proposed amendment will represent approximately 10% of the issued and outstanding common shares. While The Toronto Stock Exchange would permit the increase to up to 20% of the issued and outstanding common shares, at this time, management does not feel that it is necessary to reserve such a high number of common shares to be subject to options. Management does feel that the increased number of options to purchase common shares under the plan will enable travelbyus.com to provide incentives from time to time, to key directors, officers and employees.

     The plan provides that eligible persons under the plan include any director, employee (full-time or part-time), officer or consultant of travelbyus.com or any of its subsidiaries. A consultant means an individual, including an individual whose services are contracted through a personal holding corporation, with whom travelbyus.com or a subsidiary has a contract for substantial services.

     The plan provides that the maximum number of common shares which may be reserved for issuance to any one insider pursuant to share options under the plan or any other share compensation arrangement may not exceed 5% of the common shares outstanding at the time of grant (on a non-diluted basis). Any common shares subject to a share option which for any reason is cancelled or terminated without having been exercised shall again be available for grant under the plan.


     The maximum number of common shares that may be reserved for issuance to insiders of travelbyus.com under the plan or any other share compensation arrangement is limited to 10% of the common shares outstanding at the time of the grant (on a non-diluted basis).

     travelbyus.com will not provide any optionee with financial assistance in order to enable such optionee to exercise share options granted under the plan. travelbyus.com has no other share compensation plans or arrangements in place, and none are currently contemplated.

     The resolution authorizing an amendment to the plan requires confirmation by a majority of the votes cast on the proposal at the special meeting.

The text of the resolution being submitted to shareholders is set forth below.


     "NOW THEREFORE BE IT RESOLVED THAT:

     1. Subject to receipt of requisite regulatory approval including the approval of The Toronto Stock Exchange, the Stock Option Plan be and same is hereby amended to provide that the number of options to purchase Common Shares that may be reserved for issuance thereunder be increased from 6,500,000 to 10,000,000.

     2. Any one director or officer of the Corporation be and he is hereby authorized and directed to do all such acts and things and to execute and deliver under the corporate seal or therwise all such deeds, documents, instruments and assurances as in his opinion may be necessary or desirable to give effect to this resolution."

     The board of directors of travelbyus.com recommends that its shareholders vote for the adoption of the amendment to its stock option plan.

                OTHER AVIATION GROUP SPECIAL MEETING PROPOSALS

Proposal No. 2: Amendment of the Articles of Incorporation to Increase
                Authorized Common Stock

     The Aviation Group articles of incorporation currently authorize the issuance of up to 5,000,000 shares of Aviation Group preferred stock and 10,000,000 shares of Aviation Group common stock. As of October 1, 2000, all of these shares of Aviation Group common stock were issued and outstanding or reserved for issuance, as follows:

     Outstanding shares....................................................     4,956,722
     Reserved for stock option plan........................................       150,000
     Reserved for other derivative securities..............................     2,202,406
     Reserved for Series A convertible preferred...........................     2,750,000
     Reserved for contingent warrants to directors and executive officers..       650,000
     Reserved for contingent Series A, B and C warrants....................     5,489,750
     Reserved for Series C preferred exchange offer .......................     3,558,000
     Reserved for travelbyus.com arrangement...............................   111,000,000
                                                                             ------------
        Total outstanding reserved and committed shares....................   130,106,878
     Less: Number of shares currently authorized...........................   (10,000,000)
                                                                             ------------
        Deficiency in authorized shares....................................   120,106,878
                                                                             ============

__________________
(1) The exercisability of these warrants is subject to approval by Aviation Group's shareholders of Proposal Nos. 4 and 7. The exercisability of 150,000 of these warrants is also subject to completion of the proposed arrangement.
(2) The exercisability of the warrants is subject to the approval by Aviation Group's shareholders of this proposal and the ratification of the issuance by Aviation Group's shareholders in Proposal No. 5.




     The arrangement cannot be consummated without an increase in the number of authorized shares of common stock. The approval of this proposal is a condition to the closing of the arrangement. In addition, the Series A and B warrants described above issued in connection with the Global Leisure acquisition and related financing will not be exercisable unless the increase in the authorized number of shares of common stock is approved. The approval of the proposal is also a condition to the closing of the exchange offer by Aviation Group to the holders of Series B preferred stock. Finally, the Aviation Group board of directors believes that Aviation Group would not have a sufficient number of authorized but unissued shares of stock to give it maximum flexibility to meet a variety of business needs as they may arise and to enhance Aviation Group's flexibility in connection with possible future opportunities. If the proposal passes, Aviation Group will have available approximately 130 million shares of authorized but unissued common stock that are not reserved for issuance under outstanding securities or pursuant to the travelbyus.com arrangement.

     Pursuant to the proposal, the leading paragraph and subsection (a) of Article Four of the Aviation Group articles of incorporation will be amended to read as follows:

                                 "ARTICLE FOUR

     The aggregate number of shares of stock that the Corporation shall have authority to issue is two hundred and fifty-five million (255,000,000) shares, which shall be divided into two (2) classes as follows:

          (a) Two hundred fifty million (250,000,000) shares of Common Stock, having a par value of one cent ($0.01) each (hereinafter "Common Stock"); and"

     Other than increasing the authorized shares of common stock from 10,000,000 to 250,000,000 and all authorized shares of capital stock from 15,000,000 to 255,000,000, the proposed amendment in no way changes the articles of incorporation.

Purpose and Effect of the Amendment to Increase Authorized Shares

     The purpose of the proposed increase in the number of authorized shares is to ensure that sufficient shares of Aviation Group common stock are available for issuance pursuant to the arrangement and pursuant to the exercise of the securities issued in connection with the Global Leisure acquisition and related financing. In addition, the proposed increase would ensure that additional shares will be available, if and when needed, for issuance from time to time for any proper purpose approved by the Aviation Group board of directors. These purposes may include issuances to raise capital or effect acquisitions and for other corporate purposes. Although there are no present arrangements, agreements or understandings for the issuance of additional shares, other than the shares to be issued pursuant to the arrangement or previously reserved for issuance as described above, the Aviation Group board of directors believes that the availability of the additional authorized shares for issuance upon approval of the Aviation Group board of directors for a proper purpose, without the necessity for, or the delay inherent in, a meeting of the shareholders (except as may be required by applicable law, by regulatory authorities, or by the policies, rules and regulations of Nasdaq, the Boston Stock Exchange or any other stock exchange on which Aviation Group's securities may then be listed), will be beneficial to Aviation Group and its shareholders by providing Aviation Group with the flexibility required to promptly consider and respond to future business opportunities and needs as they arise.

     Shareholders generally do not have any preemptive or similar rights to subscribe for or purchase any additional shares that may be issued in the future. Future issuances of shares of Aviation Group common stock or Aviation Group preferred stock, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the existing shareholders.

     The proposed increase in the authorized number of shares could have an anti-takeover effect, although that is not its purpose. For example, if Aviation Group were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Aviation Group common stock or Aviation Group preferred stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to Aviation Group could discourage unsolicited takeover attempts and limit the opportunity for Aviation Group's stockholders to realize a higher price for their shares than might otherwise be available in the public markets.

     Except for shares currently reserved or planned to be issued as explained above, Aviation Group does not now have any present plan, understanding or agreement to issue additional shares of common stock. However, the Aviation Group board of directors believes that the proposed increase in authorized shares of common stock is desirable to enhance Aviation Group's flexibility in connection with possible future actions, such as stock splits, stock dividends, corporate mergers and acquisitions, financings, acquisitions of property, use in employee benefit plans, or other corporate purposes. The Aviation Group board of directors will determine whether, when, and on what terms the common stock may be issued for any of these purposes.

     If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the shareholders and without first offering such shares to the shareholders for subscription. If the common stock is not issued to shareholders on a pro-rata basis, the shareholders' proportionate interests would be reduced.

     The Aviation Group board of directors has unanimously adopted resolutions containing the proposed amendment to the articles of incorporation, declaring its advisability and directing that the proposed amendment be submitted to the shareholders for their approval at the special meeting. If adopted by the shareholders, the amendment will become effective when it is filed with the Texas Secretary of State as required by the Texas Business Corporation Act.

     The board of directors of Aviation Group recommends that its shareholders vote for the adoption of the proposed amendment to Aviation Group's articles of incorporation to increase the number of authorized shares of common stock of Aviation Group.

Proposal No. 3: Amendment of the Articles of Incorporation to Change the Name
                of Aviation Group

     The Aviation Group board of directors has approved and recommends to the shareholders a proposed amendment to Aviation Group's articles of incorporation to change the name of Aviation Group to "travelbyus, Inc." The amendment would be effective upon effectiveness of the arrangement. If the shareholders approve this proposal, Article One of the Aviation Group articles of incorporation will be amended to read in its entirety as follows:

                                 "ARTICLE ONE

               The name of the corporation is travelbyus, Inc."

     The objective of the name change is to reflect the change in the primary business of Aviation Group following the arrangement. Accordingly, the proposed amendment will not be effective until the effectiveness of the arrangement. The Aviation Group board of directors believes the name "travelbyus" may also have a beneficial impact in the financial and investment community by identifying Aviation Group with the primary business of Aviation Group and its subsidiaries after the arrangement. The new name also reflects that the primary shareholders of Aviation Group will be the former shareholders of travelbyus.com ltd., assuming those shareholders exchange their exchangeable shares for shares of Aviation Group's common stock.

     The board of directors of Aviation Group recommends that its shareholders vote for the adoption of the proposed amendment to Aviation Group's articles of incorporation to change Aviation Group's name to travelbyus, Inc.

Proposal No. 4: Ratification of Warrants to Purchase 500,000 Shares of Aviation
                Group Common Stock

     Trades in Aviation Group's common stock are quoted on the Nasdaq SmallCap Market. To maintain this Nasdaq listing, Aviation Group must continue to satisfy the requirements of Nasdaq's rules. One of these rules requires Aviation Group to obtain shareholder approval when it issues warrants to purchase more than 1% of the outstanding common stock of Aviation Group to officers or directors of Aviation Group, if the warrants are not issued under a plan that was previously approved by the shareholders. In February 2000, the board of directors approved the grant of the following warrants to the indicated executive officers of Aviation Group. These warrants were not granted pursuant to a previously approved plan. Therefore, to satisfy Nasdaq's rules, the board of directors is seeking shareholder approval of these warrants.

                         February 2000 Warrant Grants

                                                               Common Stock                  Expiration
Name and Position                                       Purchasable Under Warrants         Date of Warrant
-----------------                                       --------------------------         ---------------
Lee Sanders, Chairman and Director                                250,000                      2/23/05
Richard L. Morgan, Executive Vice President,
   Chief Financial Officer and Director                           250,000                      2/23/05
                                                                  -------

                            Total                                 500,000


     The exercise price for all of the warrants is $1.50 per share which was the trading price for Aviation Group's common stock on the date of grant. The closing trading price for the common stock was $1.0625 per share on October 20, 2000. The warrants contain certain anti-dilution provisions and may be exercised in a "cashless" manner through a surrender and cancellation of warrants having sufficient value, based on the then trading price for the common stock, to pay the exercise price of the warrants being exercised.

     If the proposal is approved, the warrants will be exercisable and, if exercised, will dilute the interests of existing shareholders. If the proposal is not approved, the warrants will not become exercisable or dilute the interests of existing shareholders.

     The Aviation Group board of directors believes that Aviation Group's executive officers should be given an incentive through ownership of Aviation Group stock. Because only 65,000 shares of common stock were available for issuance under Aviation Group's existing stock option plan, the board determined to authorize the issuance of warrants to purchase common stock outside the plan. The board also considered that it had authorized the grant of similar warrants to executive officers in 1997 that were ratified by Aviation Group's shareholders. The Aviation Group board of directors believes that the warrants granted in February 2000, as summarized above, create a strong incentive for the executive officers to maximize the trading price for Aviation Group's stock, which benefits all of Aviation Group's shareholders. The warrants were issued in recognition of the past services provided to Aviation Group by these executive officers and in anticipation of future services to be rendered by them. In particular, the board believed that these warrants will provide proper incentives to these officers to remain involved with Aviation Group and to work toward closing a transaction with travelbyus.com and Global Leisure.

     The Aviation Group board of directors believes that the warrants provide the proper incentives to Aviation Group's executive officers to maximize shareholder value.

     The board of directors of Aviation Group recommends that its shareholders vote for approval of the proposal to ratify the grant of the warrants to purchase 500,000 shares of common stock.

Proposal No. 5: Ratification of Certain Securities Issued or to be Issued in Connection With Aviation Group's Acquisition of Global Leisure Travel, Inc.

     Trades in Aviation Group's common stock are currently quoted on The Nasdaq SmallCap Market. To maintain this Nasdaq listing, Aviation Group must continue to satisfy the requirements of Nasdaq's rules. One of these rules requires Aviation Group to obtain shareholder approval when it issues warrants or convertible securities to purchase more than 20% of its outstanding common stock to a third party.

     In May 2000, in connection with its acquisition of Global Leisure and related financing, Aviation Group issued the following:

     - contingent Series A warrants to purchase 750,000 shares of its common stock at an exercise price of $5 per share, of which 500,000 were issued to Genesis Diversified Investments, Inc. and 250,000 were issued to Global Leisure, Inc.;

     - contingent Series B warrants to purchase 3,500,000 shares of its common stock at an exercise price of $3 per share to existing warrantholders of Global Leisure in exchange for their warrants in Global Leisure;

     - contingent Series C warrants to purchase 1,239,750 shares of its common stock at an exercise price of $3 per share to private investors who also purchased 1,653 shares of Series B preferred stock; and

     - 1,650 shares of Series A convertible preferred stock that are convertible into 2,750,000 shares of Aviation Group common stock, assuming a $6 conversion price, to the former owners of Global Leisure in exchange for indebtedness owed to them by Global Leisure.

In addition, as required under its agreement with travelbyus.com, Aviation Group is offering to exchange 2,153 shares of Series C convertible preferred stock for outstanding shares of Series B preferred stock. These shares of Series C convertible preferred stock, if issued, will be convertible into approximately 3,588,000 shares of Aviation Group common stock, assuming a $6 conversion price. See "Description of Aviation Group Capital Stock" for a description of the terms of these securities.

     By their terms, the Series A, Series B and Series C warrants are not exercisable until their issuance is approved by Aviation Group's shareholders. Approval by the shareholders of the increase in the number of authorized shares of Aviation Group's common stock is also a condition to exercise of the Series A and B warrants. In addition, the warrants are exercisable for more than 20% of Aviation Group's outstanding common stock. The Series A preferred stock are, and the Series C convertible preferred stock will be, convertible into more than 20% of Aviation Group's outstanding common stock. Accordingly, Aviation Group's board of directors determined at the time of original authorization of the Global

Leisure acquisition and related financing to seek shareholder approval and ratification of the issuance of these securities to comply with Nasdaq's rules and the terms of the Series A, B and C warrants. In addition, the Series A preferred shareholders have agreed that, until the issuance of their shares is approved by Aviation Group shareholders, their shares collectively will not be convertible into, will not represent votes, in excess of 19.9% of the oustanding shares of Aviation Group's common stock. In return, Aviation Group has agreed to use reasonable efforts to obtain the approval of its shareholders to the issuance of the Series A preferred stock. The votes of the Series A preferred stock will not be counted in determining whether the issuance of the Series A preferred stock is approved by the Shareholders.

     The acquisition of Global Leisure and the issuance of related securities was structured and timed to allow for the immediate participation by Global Leisure and Aviation Group in the travelbyus.com business strategy. A failure to acquire control of Global Leisure promptly would have jeopardized Aviation Group's opportunity to effect a business combination with travelbyus.com. The Aviation Group board of directors believed that it was more important to Aviation Group and its shareholders to take advantage of this opportunity by entering into these transactions before obtaining shareholder approval. The Aviation Group board did, however, provide that the exercisability of the Series A, B and C warrants would be contingent on obtaining shareholder approval to comply with Nasdaq requirements.

     If shareholder approval is not obtained, the exchange offer of the Series C preferred stock for the Series B preferred stock will not proceed and the Series A, B and C warrants will not be exercisable. However, the Series A preferred stock would remain outstanding and might jeopardize the Nasdaq listing of the common stock. Aviation Group cannot unwind the acquisition of Global Leisure and related financings because the funds have been used primarily to pay off Global Leisure's debts and Global Leisure's operations are now being managed by travelbyus.com pursuant to a management agreement with Aviation Group. Holders of warrants that do not become exercisable because of shareholder disapproval might make a claim for damages against Aviation Group, but the Aviation Group board does not believe Aviation Group should have any liability to these holders for the shareholder disapproval.

     Aviation Group's board of directors recommends that shareholders vote for approval and ratification of the issuance of these securities for the following reasons:

     - The exercise prices of the Series A, B, and C warrants, along with the minimum conversion prices of the Series A and C convertible preferred stock, significantly exceeded the prevailing trading prices of Aviation Group's common stock prior to the announcement of the Global Leisure acquisition and the arrangement with travelbyus.com.

     - These securities, if fully exercised and converted, will provide Aviation Group with $50,800,000 in additional common stock capital with which to pursue and support its e-commerce travel business activities.

     - The acquisition of Global Leisure and related financing were key components in the planned three-way business combination among Aviation Group, Global Leisure and travelbyus.com. See "Proposal No. 1 The Arrangement-Background of the Arrangement."

     - The failure to obtain the approval and ratification of Aviation Group's shareholders to the issuance of these securities may result in claims against Aviation Group by the holders of the Series A, B or C warrants or may jeopardize the listing of its common stock on the Nasdaq SmallCap Market.

     - The exercise of the warrants and conversion of the preferred stock does not require Aviation Group to incur or pay any additional up-front fees, which represents significant potential savings to Aviation Group, when compared to alternative capital sources.

     - The additional equity capital generated from the exercise of the warrants will significantly strengthen Aviation Group's balance sheet, which can reduce or otherwise improve the cost and terms of subsequent debt financings.

     - Because these securities will not be exercisable or convertible until the completion of the arrangement with travelbyus.com, the common stock associated with their exercise and conversion will not result in a change of control or create a significant concentration of share ownership.

     - The warrants do not possess any voting rights or other privileges enjoyed by Aviation Group common stock holders. They do not limit Aviation Group's ability to enter into or dictate the terms of other transactions.

     The board of directors of Aviation Group recommends that its shareholders vote for approval and ratification of the securities issued or to be issued in connection with the Global Leisure acquisition and related financing.

Proposal No. 6: Adoption of Amendment to Aviation Group's 1997 Stock Option Plan

     In May 2000, the Aviation Group board of directors amended the 1997 stock option plan to increase the number of shares of Aviation Group's common stock available for issuance thereunder from 150,000 to 10,000,000, or 2,000,000 if the one-for-five reverse split of the common stock is effected, as set forth in Proposal No. 8 below. This increase is necessary to enable Aviation Group to issue options under the 1997 stock option plan in exchange for outstanding options of travelbyus.com in connection with the arrangement. This exchange of options is required under the arrangement agreement with travelbyus.com. The failure of the shareholders to approve this proposal will jeopardize the ability of Aviation Group to close the arrangement with travelbyus.com.

     At October 20, 2000, travelbyus.com had outstanding options to purchase up to 7,671,300 common shares. The total number of shares authorized to be issued under travelbyus.com's stock option plan is 6,500,000, although a proposal will be considered at the travelbyus.com special meeting to increase the authorized number of shares to 10,000,000. The board of directors believes that increasing the number of shares available under the 1997 stock option plan will enable Aviation Group, following the arrangement, to provide increased incentives to its employees and directors, including those of travelbyus.com and its subsidiaries, to render services and exert maximum effort to achieve business success for Aviation Group. By the registration statement of which this joint proxy statement/prospectus is a part, Aviation Group has registered the 9,850,000 additional shares of common stock issuable under the 1997 stock option plan under the Securities Act, assuming the shareholders approve the proposal to increase the number of available shares, or 1,970,000 if the proposed reverse split is effected. The amendment will not be effective until completion of the arrangement.

     As of November 1, 2000, Aviation Group had outstanding under the 1997 stock option plan incentive stock options to purchase, at an exercise price of $1.6875 per share, an aggregate of 35,000 shares of common stock. In addition, Lee Sanders, Chairman of Aviation Group, has been granted an incentive stock option to purchase 50,000 shares of common stock at $1.8563 per share. These options expire in 2004 and 2005. No options under the 1997 stock option plan have ever been exercised.

     The proposed amendment requires the approval of the shareholders of Aviation Group pursuant to the terms of the 1997 stock option plan. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the special meeting in person or by proxy is necessary to approve the amendment to the 1997 stock option plan.

     The board of directors of Aviation Group recommends that its shareholders vote for the adoption of the amendment to its 1997 stock option plan.

Proposal No. 7: Ratification of Warrants to Purchase 150,000 Shares of Aviation
                Group Common Stock

     Trades in Aviation Group's common stock are currently quoted on the Nasdaq SmallCap Market. To maintain this Nasdaq listing, Aviation Group must continue to satisfy the requirements of Nasdaq's rules. One of these rules requires Aviation Group to obtain shareholder approval when it issues warrants to purchase more than 1% of the outstanding common stock of Aviation Group to its officers or directors, if the warrants are not issued under a plan that was previously approved by the shareholders. In February 2000, the board of directors of Aviation Group approved the grant of the following warrants to the indicated officers and directors of Aviation Group. The grant was made subject to successful completion of the arrangement and approval by Aviation Group's shareholders. These warrants were not granted pursuant to a previously approved plan.

                         February 2000 Warrant Grants


                                                         Number of Shares
                 Name and Position                  Purchasable Under Warrants
                 -----------------                  --------------------------

                 Charles E. Weed, Director                    50,000
                 Gordon Whitener, Director                    50,000
                 Hank Clements, Director                      50,000
                                                             -------
                     TOTAL                                   150,000
                                                             =======

     The exercise price for all of the warrants is $1.50 per share, which was the trading price for Aviation Group's common stock on the date of grant and significantly above the trading price range of Aviation Group's common stock in the period proceeding the announcement of the acquisition of Global Leisure and arrangement with travelbyus.com. The closing trading price for the common stock was $1.0625 per share on October 20, 2000. The warrants contain certain anti-dilution provisions and may be exercised in a "cashless" manner through a surrender and cancellation of warrants having sufficient value, based on the then trading price for the common stock, to pay the exercise price of the warrants being exercised.

     If the proposal is approved and the arrangement is completed, the warrants will be exercisable and, if exercised, will dilute the interests of existing shareholders. If the proposal is not approved or the arrangement is not completed, the warrants will not become exercisable or dilute the interests of existing shareholders.

     The board of directors believes that the warrants granted in February 2000, as summarized above, create a strong incentive for the directors to maximize the trading price for Aviation Group's stock, which benefits all shareholders of Aviation Group, and to continue to serve as directors until completion of the arrangement. The warrants were issued in recognition of the past services provided to Aviation Group by these directors and in anticipation of future services to be rendered by them until completion of the arrangement. Although these directors have received grants of warrants in prior years, the directors have not received any cash compensation for serving as directors. See "Aviation Group-Principal Shareholders of Aviation Group" for information on the number of warrants each of these directors owns.

     The board of directors believes that the warrants provide the proper incentives to these directors to maximize shareholder value.

     The board of directors of Aviation Group recommends that its shareholders vote for the approval of the proposal to ratify the grant to three directors of the warrants to purchase 150,000 shares of Aviation Group common stock.

Proposal No. 8: Proposal to Amend the Articles of Incorporation to Effect a One-
                For-Five Reverse Stock Split

     The Aviation Group board of directors believes that effecting a one-for-five reverse stock split of the issued and outstanding common stock of Aviation Group by reducing the number of outstanding shares of common stock from 4,956,722 shares to approximately 991,344 shares is in the best interests of Aviation Group. The par value of Aviation Group's common stock would remain unchanged at $0.01 per share. Cash in lieu of fractional shares would be paid to the shareholders upon the sale of a fractional interest. Conversion rates for Aviation Group's preferred stock and the per share exercise price and the number of shares issuable upon exercise of outstanding warrants and options would be adjusted accordingly. The amendment would reduce the number of outstanding shares of Aviation Group's common stock to approximately 991,344 shares, before taking into account the arrangement.

     Pursuant to the proposal, Article Four of Aviation Group's articles of incorporation would be amended to add the following paragraph immediately following the initial subsection (b) of Article Four:

          "On the date this amendment is filed with the Texas Secretary of State (the "Effective Date"), each five (5) issued and outstanding shares of previously authorized common stock, par value $0.01 per share, of the corporation (the "Old Common Stock" or "Common Stock"), shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share of the corporation (the "New

     Common Stock"). Each certificate previously representing shares of the Old Common Stock shall after the Effective Date represent the number of shares of New Common Stock into which the shares of Old Common Stock shall be combined; provided, however:

          (1) That each person holding of record a stock certificate(s) that represented shares of Old Common Stock shall receive, upon surrender of such certificate(s), a new certificate(s) evidencing and representing the number of shares of New Common Stock to which such person is entitled; and

          (2) The corporation shall not issue fractional shares with respect to the New Common Stock. In lieu of such fractional shares, the corporation shall pay to any shareholder entitled to fractional shares of the New Common Stock the cash value of the Old Common Stock based upon a value of $2.00 per share for each share of Old Common Stock not exchanged for New Common Stock pursuant to this Article Four. The per share value of the Old Common Stock set forth herein was determined by the Board of Directors of the corporation and approved by vote of the shareholders at a special meeting duly called and held on December 20, 2000."

Reasons for the Reverse Stock Split

     Aviation Group's common stock is currently listed on the Nasdaq SmallCap Market and Boston Stock Exchange. In connection with the arrangement, Aviation Group has applied to list its shares on the Nasdaq National Market. To be eligible for listing on the Nasdaq National Market, a security must have a minimum bid price of at least $5. If effected, the reverse stock split will reduce the number of shares of Aviation Group's common stock issued and outstanding. Aviation Group's board of directors expects that such reduction will result in an increase in the bid price of its common stock to at least $5 per share. However, there are numerous factors and contingencies that could affect the bid price of Aviation Group's common stock and an increase in the bid price may not occur, or, if it occurs, the bid price may not increase to $5 per share for a sustained period. Even if the minimum bid price of Aviation Group's common stock is at least $5 for a sustained period, Aviation Group must meet the other listing requirements to be approved for listing on the Nasdaq National Market. Management believes tht after the completion of the arrangement, Aviation Group will meet all of the other listing requirements. Nasdaq has indicated that it will not approve or disapprove of the National Market listing application until after the completion of the arrangement. Accordingly, even if the reverse stock split is approved, Aviation Group's common stock may not be approved for listing on the Nasdaq National Market.

     Aviation Group's board of directors also believes that the reverse stock split may improve the marketability and liquidity of its common stock because the anticipated increase in the per share price of its common stock should reduce the reluctance of many brokerage firms and institutional investors to recommend its common stock to their clients or to otherwise hold it in their own portfolios. Aviation Group's board of directors believes that some of the practices of the securities industry that may tend to discourage individual brokers within those firms from dealing in lower-priced stocks or lending funds to facilitate the purchase of these stocks have affected the per share price of Aviation Group's common stock. Some of those practices involve time-consuming procedures which make dealing in lower-priced stocks less appealing economically. Furthermore, the brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the actual brokerage commission on a higher-priced issue.

     The market value of Aviation Group's common stock may not increase in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. Accordingly, these objectives may not be achieved or the market price of Aviation Group's common stock resulting upon implementation of the proposed reverse stock split may not be maintained for any period of time or such market price may not approximate five times the market price before the proposed reverse stock split.

Effective Time

     If approved by the holders of two-thirds of the outstanding shares of common stock of Aviation Group, the reverse stock split will be effected as soon as practicable by filing the articles of amendment containing the amendment to the articles of incorporation set forth above with the Secretary of State of the State of Texas.

     Upon the filing of articles of amendment, the shares of common stock of Aviation Group presently issued and outstanding will be canceled and the share certificates representing the old common stock will represent solely the right for each shareholder of Aviation Group to receive, for each five shares of old common stock held before the articles of amendment are filed, one share of new common stock.

Exchange of Stock Certificates

     As soon as practicable after the articles of amendment are filed, holders of the common stock will be notified that their shares have been reclassified in accordance with the reverse stock split and that the certificates that represented their shares of old common stock represent the number of shares of new common stock held as a result of the reverse stock split. Holders of the common stock will also be requested to exchange their old stock certificates for new certificates. In that regard, a letter of transmittal will be mailed to all holders of record of the common stock when the articles of amendment are filed. The letter of transmittal will be used by the holders in surrendering certificates that represented the number of common stock owned of record by the holders prior to the reverse stock split. The letter of transmittal will contain instructions concerning the exchange of certificates for certificates representing the number of shares of new common stock owned of record by the holders following the reverse stock split. Certificates representing the old common stock should not be surrendered until the letter of transmittal is received by the shareholder.

     Following the surrender of certificates representing the old common stock, shareholders will receive certificates representing the shares of new common stock to which they are entitled, plus cash in lieu of fractional shares at a rate of $2.00 per share of old common stock. After the articles of amendment are filed and until so surrendered, each certificate that represented shares of old common stock will be deemed for all purposes to represent and evidence ownership of the number of shares of new common stock, and the right to receive the amount of cash, without interest, for any fractional shares, into which the shares represented by the certificate have been converted. Certificates representing new common stock will only be registered in the name or names in which the surrendered certificates were registered. Aviation Group will issue certificates representing new common stock attributable to any certificate that has been lost or destroyed only upon receipt of satisfactory evidence of ownership of the shares represented by the certificate and after appropriate indemnification.

Potential Effects of the Reverse Stock Split

     Pursuant to the reverse stock split, each holder of five shares of Aviation Group's common stock, par value $0.01 per share, immediately prior to the effectiveness of the reverse stock split would become the holder of one share of Aviation Group's common stock, par value $0.01 per share, after consummation of the reverse stock split. Although the reverse stock split will not, by itself, impact Aviation Group's assets or prospects, the reverse stock split could result in a decrease in the aggregate market value of Aviation Group's equity capital. Aviation Group's board of directors believes that this risk is outweighed by the benefits of the reverse stock split. If approved, the reverse stock split will result in some stockholders owning odd-lots of less than 100 shares of Aviation Group's common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round-lots of even multiples of 100 shares.

Increase in Number of Shares of Common Stock Available for Future Issuance

     As a result of the reverse stock split, there will be a reduction in the number of shares of Aviation Group's common stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. These increased available number of shares could be used for any proper corporate purpose approved by Aviation Group's board of directors including, among others, future financing transactions. Because the reverse stock split will create the increased number of available shares, the reverse stock split may be construed as having an anti-takeover effect. Although neither Aviation Group's board of directors nor the management of Aviation Group views the reverse stock split as an anti-takeover measure, Aviation Group's board could use the increased number of available shares to frustrate persons seeking to effect a takeover or otherwise gain control of Aviation Group.

     The board of directors of Aviation Group recommends that its shareholders vote for the approval of the amendment to Aviation Group's articles of incorporation to effect a one-for-five reverse stock split.

                                TRAVELBYUS.COM

         References in this section to "$" refer to Canadian dollars, unless otherwise indicated.

Business

Overview

         travelbyus.com was incorporated under the laws of the Province of Ontario on July 21, 1986 under the name MVP Capital Corp., and on October 23, 1996, changed its name to LatinGold Inc. Prior to 1999, travelbyus.com was a precious metals exploration company with a focus on Latin America and Mexico. In April 1999, because of changing market conditions, travelbyus.com focused its business on the travel sector. On June 4, 1999, travelbyus.com filed articles of amendment to change its name to its current name.

         travelbyus.com is an integrated travel organization which provides travel services via the Internet, through 1-800 call centers and through traditional travel agencies, primarily to customers in the western United States and Canada. travelbyus.com also provides advertising services to airlines and hotels. The travelbyus.com website provides consumers with online travel options 24 hours a day. Through its website, consumers are able to browse travel options world-wide and book travel reservations. travelbyus.com also offers travel services and products through its 1-800-i-Travel(R) phone number and traditional travel agencies.

        Since April 1999, travelbyus.com has focused on completing certain strategic acquisitions to build the components of its business model, which include product offering, distribution, marketing and technology. travelbyus.com provides a broad range of travel products, targeted primarily at the leisure customer, including airfare, hotel rooms, cruise packages and ground packages. travelbyus.com utilizes three distribution channels to market its products: the traditional travel agency base, 1-800 call centers and the Internet. travelbyus.com continuously seeks technology that allows it to distribute its travel products effectively and to offer consumers more travel related options. The travelbyus.com website is in the early stages of development.

         The registered office of travelbyus.com is located at Scotia Plaza, Suite 2100, 40 King Street, West, Toronto, Ontario, M5H 3C2. Currently, the head office of travelbyus.com is located at 204-3237 King George Hwy., South Surrey, British Columbia, V4P 1B7. Through its acquisition of Express Vacations, the bulk of its operations are already located in Reno. See "-Recent Acquisitions-Express Vacations, LLC" below.

Business Model

         The key components of travelbyus.com's business model include product offerings, distribution, marketing and technology.

         Product Offerings

         travelbyus.com has made certain strategic acquisitions enabling it to offer consumers various travel products. travelbyus.com provides a broad range of travel products targeted primarily at the leisure customer, including airline tickets, cruise packages and ground packages. For the nine months ended June 30, 2000, travelbyus.com received 70%, 8% and 21% of its travel sales revenues from sales of airline tickets, cruise packages and ground packages, respectively. Through travelbyus.com's marketing program with Mr. Cheaps Travel and Gotham Media and through special net airfare contracts held by Cheap Seats, travelbyus.com has the ability to offer airline tickets to consumers at competitive prices.

         Airline Tickets. In October 1999, travelbyus.com acquired all of the issued and outstanding shares of Gotham Media Group, Ltd. and Mr. Cheaps Travel, Ltd. See "- Recent Acquisitions - Gotham Media Group, Ltd. and Mr. Cheaps Travel, Ltd." Gotham Media and Mr. Cheaps combine a strategy of fulfilling marketing programs for airfare suppliers in exchange for travel products. Mr. Cheaps was founded in 1980 and is a full service travel agency specializing in discount and last minute airfares. Gotham Media works in conjunction with Mr. Cheaps to provide travelbyus.com

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with airline tickets and hotel rooms at a significant discount to market. Gotham
Media acquires the rights to billboard, radio, television and print advertising which it exchanges with its airline and hotel industry clients in return for travel credits to be applied toward the purchase of travel products. These credits are converted into cash through sales to customers from the Mr. Cheaps' operations.

         The activities undertaken by Gotham Media allow airlines to market their product without additional cash outlay. Airline suppliers that utilize the marketing program include Frontier Airlines Inc., Proair Inc., AOM French Airlines, Air Tahiti Nui, and City Bird.

         On January 6, 2000, travelbyus.com acquired all of the issued and outstanding shares of Cheap Seats, Inc. Cheap Seats was founded in 1988 and is a net airfare consolidator with a wide range of net fare ticket contracts with several U.S. and international airline carriers. The airlines use net airfare consolidators to sell excess inventory without compromising their published pricing structures. To purchase airfare at the lowest published rate, a consumer is usually required to book their airfare 14 to 21 days in advance and stay at their destination over a Saturday night. With the net fare program, the airline companies grant travelbyus.com the ability to waive the advance purchase restriction and the requirement to stay over a Saturday night. Since travelbyus.com has the ability to waive the fare restrictions, travelbyus.com can offer the airfare at a discounted price to consumers requiring a last minute flight or short duration flight.

         Cruise Packages. In October 1999, travelbyus.com acquired certain assets of Galaxsea Cruises and Tours, Inc. and all outstanding shares of IT Cruise, Inc. See "Recent Acquisitions--International Tours, Inc., Galaxsea Cruises and Tours, Inc. and IT Cruise Inc." Through Galaxsea Cruises, travelbyus.com maintains an office in California offering cruise packages directly to the consumer. These cruise packages are also being offered directly to the consumer through the travelbyus.com Web site and 1-800 call centers.

         In April 2000, travelbyus.com acquired the travel operations of Bell Travel Systems and all of the issued and outstanding shares of Cruise Shoppes America, Ltd. See "- Recent Acquisitions - Bell Travel Systems" and "- Cruise Shoppes America, Ltd." Bell Travel is a travel company with approximately 120 associate cruise agency members. Cruise Shoppes is a nationwide cruise and leisure sales organization with over 350 associate cruise agency members. The acquisitions bring the total number of agency members associated with travelbyus.com to over 2,700. As a result of this large number of agency members associated with it, travelbyus.com obtains favorable rates on cruise packages, which can be offered to the agency members at a discount to market.

         Ground Packages. Through its subsidiaries, travelbyus.com has developed a comprehensive array of ground packages, including hotel, tour and car rental. travelbyus.com has business arrangements with various hotel chains, hotel properties and time share properties with concentration on Hawaii, Mexico, Las Vegas, Reno, Florida, California and Europe. These hotels and properties provide travelbyus.com with reservations at a discount to market. These discounted reservations are then made available directly to consumers and to associated agencies. travelbyus.com also has non- exclusive relationships with over 200 preferred suppliers. Preferred suppliers are travel entities that have negotiated special override commissions and rates with travelbyus.com in order to focus travelbyus.com on selling their products. The preferred supplier arrangements that are offered to travelbyus.com by vendors are generally non-exclusive. Rates and override commissions that vendors extend to travelbyus.com may also be offered to other groups that sell travel. A list of some of the preferred suppliers include Walt Disney Attractions, Inc., Starwood Hotels and Resorts Worldwide, Inc., Continental Airlines, Inc., Delta Airlines, Inc., Holland America Line - Westours Inc., Princess Cruises, National Car Rental System, The Hertz Corporation, Amadeus Global Travel Distribution LLC and The Sabre Group, Inc.

         Distribution

         travelbyus.com's distribution channels allow travelbyus.com to market its products through the traditional travel agency base, 1-800 call centers and the Internet.

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         Travel Agencies. In October 1999, travelbyus.com acquired certain assets of International Tours, Inc. See "-Recent Acquisitions-International Tours, Inc., Galaxsea Cruises and Tours, Inc. and IT Cruise, Inc." In April 2000, travelbyus.com acquired the travel operations of Bell Travel. International Tours and Bell Travel maintain a network of associated travel agencies in the United States. The acquisitions bring the total number of travel agency members associated with travelbyus.com to over 2,700. As a result of the large number of travel agency members associated with travelbyus.com, travelbyus.com obtains favorable rates on travel packages, which can then be offered to the travel agency members at a discount to market. The services that travelbyus.com offers to these member agencies are two-tiered. As basic members of the travelbyus.com marketing program, the travel agents are entitled to use travelbyus.com's trade names and trademarks, to participate in the preferred supplier program, to receive help desk support and newsletters, to have access to training programs, travelbyus.com's cruise center, air desk, emergency assistance service and 1-800-i-Travel program and to receive the benefits of travelbyus.com's marketing programs. For a higher annual fee, they can enjoy the benefits of travelbyus.com's enhanced membership program, which includes one customized Web site and access to travelbyus.com's booking engine, intranet and client database management.

         1-800 Call Centers. travelbyus.com's 1-800 call centers will offer small and medium sized independent travel agents with the opportunity to increase their client bases and travel product sales while earning higher commissions. The cornerstone of the program will be the toll free 1-800-i-Travel(R) phone number which is currently connected only to the Reno call center. As of October 20, 2000, the 1-800-i-Travel marketing program was not being offered to member travel agents, and, consequently, there were no participants at that time. When the program begins, each participating agency will purchase a protected marketing territory from which it will be the exclusive recipient of all advertising benefits. Customer calls will then be automatically routed to the office phone of the member agent serving the zip code from which the call originates. When any customer dials 1-800-i-Travel, the call will first be answered by a professionally recorded digital announcement that will require the entry of the consumer's home zip code. This system will enable consumers to dial 1-800-i-Travel from any touch-tone telephone in the United States and by entering their home zip code, be immediately connected to a local travel agency.

         Offsetting the normal marketing limitations of independent travel agents, the 1-800-i-Travel co-operative marketing program pools agents' advertising budgets and booking volumes to provide major media advertising, volume based commission overrides and access to special travel packages previously unavailable to small and medium sized independent travel agencies.

         travelbyus.com will begin its marketing efforts through its current associate members. The 1-800-i-Travel marketing program will be launched in concert with the national marketing campaign in the first quarter of fiscal year 2001. travelbyus.com will not have a different legal relationship with the participating agencies in the 1-800-i-travel program than exists today. Participating agencies will only be required to pay an additional marketing fee. The routing system and related call center infrastructure to implement the 1-800-i-travel marketing program to travel agents is already in place. To enable travel agent members to participate in the program, there is no additional cost to travelbyus.com involved. As members join the program, their zip code is pre-programmed into the call routing system. As the marketing/advertising program begins in different market areas, there will be varying percentages of the population who are exposed to the 1-800-i-Travel advertising program, but who do not live within a member agency's protected marketing territory. This will result in many travel customer calls that cannot be routed to a local travel agency. Though travelbyus.com will initially be assigning additional zip codes to member agencies, creating a larger protected marketing territory for early members, there will be many areas that remain unassigned. travelbyus.com believes it is important to professionally serve every calling customer, and as commission income may be generated in the process, travelbyus.com will operate a full service call center to take the unallocated calls. Consequently, travelbyus.com becomes a direct retail beneficiary of the overall marketing and advertising program, commission overrides, bulk travel purchases and other areas of service provided to member agencies.

     Internet. travelbyus.com's Web site provides consumers with on-line travel options 24 hours a day. Through the Web site, consumers have the ability to browse travel options world-wide and book travel reservations. The tour operating system Epoch interfaces with the Web site to provide product inventory, availability and booking data. It also provides the interface for bookings in the call center. The integration of ITA software, which facilitates the search for the lowest airfare, is anticipated to occur by November 15, 2000. There are no further costs associated with the completion of the ITA software integration. The Web site's travel vault feature is available to consumers to securely store critical travel and other information. Travel documents, personal information, schedules, and other critical data are encrypted and stored for retrieval via the Internet anywhere in the world a consumer may travel.

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         Customers will have the option to book travelbyus.com products via the
Web site, the call center or through a travel agent. Not all bookings are projected to be made online. travelbyus.com will offer travel agents guaranteed commissions on any consumer purchases made by their customers over the travelbyus.com Web site or through travelbyus.com's 1-800 call center. In addition, travelbyus.com will create personalized Web pages for its travel agencies. These Web pages will be linked to and powered by the travelbyus.com Web site. travelbyus.com member agencies are asked to register their clients' names and addresses with travelbyus.com in order to track the bookings completed by an agency's customers and also to pay commissions. In addition, member agencies will have the facility to input client names and addresses into the travelbyus.com client database. This process creates a concept of "client ownership" for the agents, while allowing the travelbyus.com Web site to collect data and to market directly to the agents' customers.

         travelbyus.com believes that the travelbyus.com Web site will offer consumers certain advantages over traditional "call-in" and "walk-in" travel bookings, including the following:

         Efficiency. The travelbyus.com Web site will provide consumers with a one-stop convenient location to browse thousands of travel options world-wide.

         Multiple Search Engines. Consumers will be able to search using one or a combination of several search criteria, including, type of vacation, location, price range, date and time.

         Live to the Internet. The travelbyus.com Web site will provide consumers with access to travel reservations and information on the Internet 24 hours a day.

         Real Time Availability. The travelbyus.com Web site will provide consumers with up-to-the-second reservation availability at selected destinations.

         Travel Information. The travelbyus.com Web site will provide consumers with information on selected destinations including, where available, information on services and fees, facilities and amenities, promotions offered and local weather forecasts.

         Marketing

         While travelbyus.com believes that the Internet has modified the business model for the travel industry, travelbyus.com also offers the consumer the ability to interact directly with travel professionals either by phone or in person. travelbyus.com's marketing strategy places consumers at the center of the process, allowing them the option to ask questions, obtain information, order products and receive delivery from home, via telephone or the Internet or from the traditional travel agency.

         travelbyus.com's marketing strategy is built on the following key ideas:

         - Traditional travel agencies introduce consumers to travelbyus.com and allow for personal marketing of travelbyus.com's brand. These travel agents have established relationships with their clients who in turn have particular loyalties. travelbyus.com will provide materials, including window decals and logos designed for office stationery and business cards containing the travelbyus.com name, to create brand awareness within their agency which will be subsequently shared with their clients. The agency takes advantage of a direct mail promotion to introduce its new travelbyus.com affiliation and website.

         - Bricks-and-mortar outlets provide an opportunity to direct traffic to the travelbyus.com Web site. travelbyus.com can market its travelbyus.com web address on shopping bags, tags and bills.

         - Travel agencies can offer travelbyus.com's products ahead of other travel product suppliers. The ease of booking products through the travelbyus.com Web site, versus the required phone call for other

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                similar products, preferred commissions particularly on Cheap
                Seats and Mr. Cheaps airfare, and the ability to offer their own website with booking functionality to clients will provide significant incentive to sell travelbyus.com products.

         - travelbyus.com can offer increased levels of service through its distribution channels as all transactions will be routed through travelbyus.com's Web site. For example, clients will be able to take advantage of the 24/7 call center system and speak with a travelbyus.com representative at any time.

         - travelbyus.com can promote its products with highly targeted marketing programs including television, radio, billboard and print. The Endless Travel television program will showcase destinations sold by travelbyus.com. Each show will highlight the web address and 1-800-i-travel phone number. A magazine similarly promoting destinations offered by travelbyus.com will be distributed to member agency clients. Finally, traditional media will be employed to promote products and the Web site.

         - travelbyus.com offers consumers the ability to choose to do business via the telephone, the Internet or through a traditional travel agency.

         travelbyus.com also markets its travel products through the television series "The Travel Magazine." This travel show has been airing world-wide since the early 1970s. New shows on The Travel Magazine will target specific content, preferred locations and popular destination resorts for travelbyus.com. When aired on television, the shows will include repeated mention of the 1-800-i-Travel phone number and the travelbyus.com Web site. travelbyus.com will also earn revenues from the distribution of television series in Canada and the U.S.

         Additionally, pursuant to a promotional agreement dated March 8, 2000 between travelbyus.com and Genesis Intermedia Inc., travelbyus.com will be the exclusive travel content provider, save for a link to American Express credit cards, to appear on Genesis Intermedia's CenterLINQ kiosks and, when available, on CenterLINQ's broadcast television network and Web site. CenterLINQ's kiosks are located in malls across the United States. The term of the advertising agreement is three years and is renewable.

         Technology

         As part of its business model, travelbyus.com continuously seeks technology that allows it to distribute its products to its consumers effectively and offer consumers additional travel related options. On March 30, 2000, travelbyus.com entered into a licensing agreement with ITA Software for access to its proprietary airfare search engine. Pursuant to the licensing agreement, travelbyus.com has obtained a license, for a period of three years, to use certain licensed software enabling online customers to obtain information relating to airline routes and schedules, airfares and availability and to search for low airfares. The basic license fee for the licensed software will be based upon the number of transactions performed with the licensed software.

         travelbyus.com also provides users with various services on its Web site. The Web site will include a travel vault that will store personal information for consumers, such as travel documentation, passport images, visas and itineraries. Additionally, pursuant to an agreement between travelbyus.com and HealthyConnect.com, Inc., HealthyConnect will provide travelbyus.com's customers with global access to their personal health records, to healthcare content and e-commerce products and supplies through a link from the travelbyus.com Web site to HealthyConnect's application Clinic@Home. Such services will be offered as part of travelbyus.com's travel vault.

         travelbyus.com has also entered into an agreement with Amadeus Global Travel Distribution LLC. Amadeus operates a computer reservation system that houses information on registered travel products, fares, schedules, conditions and restrictions. The agreement provides for the sharing of revenues from segment fees booked through travelbyus.com's system.

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Competition

         The markets for travelbyus.com's products are competitive. travelbyus.com is subject to competition from both established competitors and potential new market entrants. travelbyus.com faces competition from traditional travel agencies, which remain the preferred source for travel reservations, and Internet-based travel companies, including Microsoft Expedia, Travelocity and Priceline.com Inc.

         Both the e-commerce market and travel industry are highly competitive. Since the introduction of e-commerce to the Internet, the number of e-commerce Web sites competing for customers' attention has increased rapidly. travelbyus.com expects future competition to intensify given the relative ease with which new Web sites can be developed. travelbyus.com believes that the primary competitive factors in e-commerce are brand recognition, Web site content, ease of use, price, fulfillment speed, customer support and reliability. Other factors that will affect travelbyus.com's success include market acceptance of travelbyus.com's products, travelbyus.com's continued ability to attract experienced marketing, technology, operations and management talent and the success of travelbyus.com's marketing programs.

Intellectual Property

         travelbyus.com protects its technology through a combination of copyrights, trade secrets and contractual arrangements. travelbyus.com regards its intellectual property as critical to its success, and relies on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, suppliers, partners and others to protect its proprietary rights. travelbyus.com will pursue the registration of its trademarks and service marks in Canada and the United States as required. Effective trademark, servicemark, copyright and trade secret protection may not be available in every country in which travelbyus.com offers its services. travelbyus.com expects that it may license certain of its proprietary rights, such as trademarks or copyrighted material, to third parties in the future. travelbyus.com has applied for a patent of the travelbyus.com business model, but this patent has not and may not be granted. "See Risk Factors--Other Risks Relating to the Business of travelbyus.com."

Personnel and Facilities

         travelbyus.com maintains a leased facility in Reno, Nevada comprising approximately 37,000 square feet. The lease is for a term of five years. travelbyus.com also has leased offices in White Rock, Toronto, Los Angeles, Portland, Louisiana and San Diego. As of October 20, 2000, travelbyus.com had approximately 292 full-time employees.

Recent Acquisitions

         Gotham Media Group, Ltd. and Mr. Cheaps Travel, Ltd.

         On October 4, 1999, travelbyus.com acquired all of the issued and outstanding common shares of Gotham Media Group Ltd. and all of the issued and outstanding shares of Mr. Cheaps Travel, Ltd. pursuant to a share purchase agreement. Mr. Cheaps is a full service travel agency specializing in discount and last minute airfares. Gotham Media works in conjunction with Mr. Cheaps to provide travelbyus.com with airline tickets and hotel rooms at a significant discount to market. Gotham Media acquires the rights to billboard, radio, television and print advertising which it exchanges with its airline and hotel industry clients in return for credits to be applied toward the purchase of travel products. These credits are converted into cash through sales to customers from the Mr. Cheaps' operations. As consideration for the Gotham shares and the Mr. Cheaps shares, travelbyus.com issued 2,000,000 of its common shares and paid US$3,000,000 in cash to vendors of Gotham/Mr. Cheaps. A finder's fee of 150,000 common shares was paid to Peter Adam, a former officer of travelbyus.com.

         Concurrent with the execution of the Gotham/Mr. Cheaps share purchase agreement, travelbyus.com and Bridget Beaudet, a principal of Gotham and Mr. Cheaps, entered into an employment agreement dated September 30, 1999. Pursuant to the employment agreement, Bridget Beaudet became Chief Financial Officer of Gotham Media for an initial term of two years commencing October 1, 1999. Additionally, travelbyus.com and Georgetown Inc. entered into a consulting agreement dated September 30, 1999, in which Georgetown Inc. agreed to provide the services of George Beaudet as Chairman and Chief Operating Officer of Mr. Cheaps for an initial term of two years.

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         International Tours, Inc., Galaxsea Cruises and Tours, Inc. and I.T.
          Cruise, Inc.

         Pursuant to an agreement dated October 13, 1999 among travelbyus.com, travelbyus--IT Incorporated, Travelbyus Galaxsea Incorporated, International Tours, Inc., Galaxsea Cruises and Tours, Inc. and North American Gaming and Entertainment Company, travelbyus.com acquired certain assets of International Tours, Inc., certain assets of Galaxsea Cruises and Tours, Inc. and all of the issued and outstanding common shares of I.T. Cruise, Inc. International Tours maintains a network of affiliated travel agencies in the United States and Galaxsea Cruises maintains a network of affiliated cruise-only offices. As consideration for the IT assets, travelbyus.com issued 333,333 of its common shares and paid US$666,666 in cash. As consideration for the Galaxsea assets, travelbyus.com paid US$285,000 in cash. As consideration for the IT Cruise shares, travelbyus.com issued 666,667 of its common shares and paid US$1,048,334 in cash.

         Concurrent with the execution of the IT agreement, travelbyus.com and Ronald Blaylock, a principal of International Tours, entered into an employment agreement dated October 13, 1999. Mr. Blaylock agreed to be employed as President of travelbyus-IT for an initial term of three years commencing October 13, 1999.

         Express Vacations, LLC

         Pursuant to a unit purchase agreement dated November 1, 1999 between travelbyus.com and John Fenyes, The John and Judy Fenyes Charitable Remainder Unitrust, Jon Snyder, The Jon and Janet Snyder Charitable Remainder Unitrust and Eldorado Resorts, LLC, travelbyus.com acquired all of the issued and outstanding units of Express Vacations, LLC. Express Vacations is a call center based in Reno, Nevada with a base of approximately 80 workstations. Additionally, Express Vacations offers vacation packages to numerous destinations including Hawaii, Mexico, Nevada, California and Europe. As consideration for the Express Vacations units, travelbyus.com issued to the unit holders 3,462,000 of its common shares and paid US$2.0 million in cash. A finder's fee of 150,000 common shares was paid to a third party. On November 1, 1999 Express Vacations merged with travelbyus.com's wholly owned subsidiary, Express Vacations, Inc. On May 2, 2000, the name of Express Vacations was changed to travelbyus.com USA Inc. travelbyus.com expects travelbyus.com USA Inc. to be its primary operating subsidiary in the near future.

         Concurrent with the execution of the Express Vacations purchase agreement, travelbyus.com and John Fenyes, a principal of Express Vacations, entered into an employment agreement dated November 1, 1999, in which John Fenyes became employed as Executive Vice President and Chief Operating Officer of travelbyus.com and Express Vacations for an initial term of two years. Additionally, travelbyus.com and Jon Snyder, a principal of Express Vacations, entered into an employment agreement dated November 1, 1999, in which Jon Snyder became President of travelbyus.com and Express Vacations for an initial term of two years.

         Travel Magazine

         On November 15, 1999, travelbyus.com acquired from First Property Holding Inc. all rights, interest and title to 120 episodes of the television series known as "The Travel Magazine," except for some home video rights and television distribution agency rights. As consideration for the series, travelbyus.com issued 2,855,883 of its common shares to First Property. In addition, travelbyus.com acquired the rights to 130 new half- hour Travel Magazine shows to be produced over the next few years. As consideration for the new episodes, travelbyus.com issued to First Property 1,146,497 of its common shares and will pay US$1.8 million upon delivery of 40 new episodes. Upon receipt of the 40 episodes, travelbyus.com has the right to terminate the arrangement or acquire the balance of 90 episodes for a further consideration of US$4.5 million in cash or in its common shares. The Travel Magazine has been airing world-wide since the early 1970s.

         Cheap Seats, Inc.

         Effective as of December 1, 1999, travelbyus.com acquired all of the issued and outstanding common shares of Cheap Seats, Inc. Cheap Seats is a net airfare consolidator with a wide range of net fare ticket contracts with several U.S. airline carriers. As consideration for the Cheap Seats shares, travelbyus.com issued to principals of Cheap Seats 5,000,000 of its common shares and paid US$5,000,000 in cash. The

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Cheap Seats share purchase agreement also provides that the purchase price may be increased by up to US$4.0 million based upon the increase in certain gross revenues during the period from October 1, 1999 to September 30, 2002.

         Concurrent with the execution of the Cheap Seats share purchase agreement, Cheap Seats and Robert Beaudet, a principal of Cheap Seats, entered into an employment agreement dated January 6, 2000, in which Robert Beaudet became President of Cheap Seats for an initial term of three years. Additionally, Cheap Seats and Thomas Spagnola, a principal of Cheap Seats, entered into an employment agreement dated January 6, 2000, in which Thomas Spagnola agreed to be Vice President of Cheap Seats for an initial term of three years.

         Legacy Storage Systems Corp.

         Pursuant to a share purchase agreement dated December 1, 1999 between travelbyus.com and John Whyte, travelbyus.com acquired all of the issued and outstanding common shares of Legacy Storage Systems Corp. and a shareholder's advance of $150,000 made by John Whyte to Legacy. Legacy designs and sells data storage systems. As consideration for the Legacy shares and the shareholder's advance, travelbyus.com issued to John Whyte 3,028,000 of its common shares. In addition, the Legacy share purchase agreement provided for the repayment of indebtedness of $50,000 owing to John Whyte by Legacy within 90 days of closing. travelbyus.com repaid on closing indebtedness of $90,000 owing to the Canada Customs and Revenue Agency by Legacy.

         Concurrent with the execution of the Legacy share purchase agreement, Legacy and John Whyte entered into an employment agreement dated December 1, 1999, in which John Whyte agreed to be employed as the President and Chief Executive Officer of Legacy for an initial term of two years. On June 30, 2000, John Whyte resigned from all positions with travelbyus.com and its subsidiaries.

         1-800-i-Travel(R)

         Pursuant to an asset purchase agreement dated December 7, 1999, among travelbyus.com, Express Vacations, John M. Elliott, Charles Farrell, Peter Adam and Gene Koch, Express Vacations acquired a co-operative marketing program and related assets known as the 800-i-Travel Cooperative Marketing Program. This program utilizes a sophisticated telephone switching technology that will route customers' calls to the closest appropriate member travel agency or to travelbyus.com's call center. As consideration for this marketing program, travelbyus.com issued 350,000 of its common shares and warrants to purchase 50,000 of its common shares at an exercise price of US$1 per share expiring December 7, 2002. As additional consideration, Express Vacations agreed to pay for a period of 48 months, as determined under the agreement, a royalty in an amount equal to US$0.10 per good faith consumer call placed to the toll-free numbers 1-800-487-2835 and 1-800-287-2835 from any location, irrespective of call duration. The warrants are exercisable prior to December 7, 2002, provided certain performance criteria are fulfilled. Performance criteria are fulfilled if certain minimum numbers of consumer calls to the two 1-800 numbers have been achieved prior to May, 2001 or the average trading price of travelbyus.com's common shares during November 2000, has been US$4 per common share. In the event the performance criteria are not fulfilled, the 1-800 sellers can exercise an automatic right to re-acquire the 1-800-i-Travel Cooperative Marketing Program and in the event travelbyus.com determines it no longer seeks to utilize the two 1-800 numbers or aggressively market these the 1-800 numbers, travelbyus.com has the right to transfer the 1-800-i-Travel Cooperative Marketing Program back to the sellers.

         Bell Travel Systems

         Pursuant to an asset purchase agreement dated April 3, 2000, among Murray L. "Jack" Bell, travelbyus.com and travelbyus-IT Incorporated, travelbyus.com acquired Bell Travel Systems. Bell Travel is a travel company which currently has approximately 1,200 travel agency members. As consideration for the assets, travelbyus.com issued 690,558 of its common shares and paid US$1.9 million in cash.

         Concurrent with the execution of the purchase agreement, travelbyus-IT and Murray L. "Jack" Bell entered into a consulting agreement dated April 3, 2000. Mr. Bell agreed to provide services to travelbyus-IT and act as the President of BTS Travel Network, a separate unincorporated division of travelbyus-IT, for an initial term of two years.

         Cruise Shoppes America, Ltd.

         Pursuant to an agreement and plan of merger dated April 4, 2000, among Cruise Shoppes America, Ltd., Gary P. Brown, Michael J. Wild, travelbyus.com and travelbyus-Cruise Shoppes Inc., travelbyus.com acquired all of the issued and outstanding common shares of Cruise Shoppes. Cruise Shoppes is a nationwide cruise and leisure sales organization with over 350 associate travel agencies. As consideration for the Cruise Shoppes shares, travelbyus.com issued 2,619,000 of its common shares at an agreed price of Cdn$4 per share and paid US$1.8 million in cash subject to adjustment. On April 4, 2000, Cruise Shoppes merged with travelbyus.com's wholly owned subsidiary, travelbyus-Cruise Shoppes Inc.

         Concurrent with the execution of the Cruise Shoppes agreement, travelbyus.com and Gary P. Brown entered into an employment agreement dated April 4, 2000, in which Mr. Brown agreed to be President of Cruise Shoppes for an initial term of two years.

         Epoch Technology, Inc.

         On May 23, 2000, travelbyus.com acquired all of the issued and outstanding stock of Epoch Technology Inc. The consideration for the purchase was US$10 million, consisting of US$2 million in cash and 3,280,000 common shares of travelbyus.com. To make this purchase, travelbyus.com borrowed US$1,975,000 from Aviation Group under a 12% note due February 28, 2001, or earlier in certain events, and granted a security interest in the Epoch Technology stock to Aviation Group to secure the loan. The security interest is subordinate to the security interest of the holders of travelbyus.com's 12.5% senior redeemable debentures. Aviation Group obtained the funds for this loan from a US$3 million investor loan that has been guaranteed by travelbyus.com. See "Aviation Group-Business-Recent Debt Financing."

         Epoch Technology is a Dallas-based developer of integrated software for the travel, leisure and hospitality industry. The reservations system developed by Epoch Technology automates all reservations functions at a component level and is integrated with marketing, sales, operations, administration, accounting and finance systems. The reservations system is able to customize the itinerary of an individual traveler within minutes.

         Travel24.com

         On June 16, 2000, travelbyus.com entered into a share exchange agreement with Travel 24.com AG to create a strategic partnership through a cross shareholding arrangement. Under this arrangement, travelbyus.com has issued 2 million common shares to Travel24.com in exchange for US $5 million. travelbyus.com has also placed in escrow 11,800,000 newly issued common shares of travelbyus.com that will be exchanged for 1,482,594 newly issued common shares of Travel24.com if three conditions are satisfied. These conditions are
(a) receipt by travelbyus.com of required regulatory approvals, including approval of the Toronto Stock Exchange, (b) receipt by travelbyus.com of a certificate representing the Travel24.com shares, and (c) receipt by Travel24.com of required regulatory approval, including approval of the German Neuer Market. As a result, on a fully diluted basis if the arrangement were completed currently, travelbyus.com would own approximately 13% of Travel 24.com's common shares and Travel24.com would own approximately 14% of travelbyus.com's common shares. In addition, Travel 24.com has loaned US $3 million to travelbyus.com with a maturity date of June 16, 2002. This loan is convertible at Travel24.com's option into common shares at a conversion price of US $2.50 per share, callable by Travel24.com after February 28, 2001 on three months prior written notice, and secured by a lien on all of travelbyus.com's assets, subject to existing liens and to normal bank indebtedness.

         The parties would also exchange information on their businesses and financial plans and start to exchange mutual resources such as technology, supplier contracts, tourist flows and similar matters on a preferred status. The definitive agreements would require the appointment by each company of two observers, to be substituted as soon as practical by two members, to the other company's board of directors. Following completion of the strategic partnership arrangements, the companies also intend to negotiate a full merger proposal between them, to be completed no later than December 31, 2000. Their respective financial advisors will be directed to prepare valuations of the companies to serve as a basis for the merger negotiations.

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


         Muffin Communications Ltd.

         On July 20, 2000, travelbyus.com acquired all of the issued and outstanding shares of Muffin Communications Ltd. pursuant to a share purchase agreement. Muffin Communications was in the business of the creation, development and production of travel publications, travel television series and e-commerce website media as well as other travel-related media including wireless communications, however, the company has been inactive since January 1, 1999, except for certain contracts it has entered into during that time to provide certain content for wireless communications. As consideration for the Muffin Communication shares, travelbyus.com paid US$300,000 in cash and issued 1,000,000 of its common shares. Per the terms of the agreement, the share consideration is subject to adjustment based on the price of the common shares of travelbyus.com on December 15, 2000. If the market value of the stock at December 15, 2000 falls below the guaranteed price of U.S. $6.70, additional shares will be issued or cash will be paid to maintain the value of share consideration at U.S. $6,700,000. The combination of shares and/or cash in respect of this adjustment may be determined by travelbyus.com.

         Concurrent with the execution of the Muffin Communications share purchase agreement, travelbyus.com entered into an employment agreement with Michael Rosenblum under which Michael Rosenblum will act as Senior Vice President of Muffin Communications for a term of three years.

         ProSoft Corporation

         On September 14, 2000, travelbyus.com acquired all of the issued and outstanding shares of ProSoft Corporation pursuant to a share purchase agreement. ProSoft is in the business of creating custom software in the travel business. ProSoft also holds 12% of the outstanding shares of SiteRabbit.com as described below. As consideration for the ProSoft shares, travelbyus.com issued 1,680,000 of its common shares. Of such shares, 1,260,000 common shares were issued at closing and 420,000 common shares will be issued two years following closing provided certain employment conditions are completed. The share purchase agreement also provides that travelbyus.com is required to issue additional shares, to a maximum of 1,680,000, if certain conditions relating to the travelbyus.com stock price are not fulfilled.

         Concurrent with the execution of the ProSoft share purchase agreement, travelbyus.com entered into an employment agreement with Gary Saner under which Gary Saner will act as Chief Technical Officer of ProSoft for a term of three years. Additionally, travelbyus.com and Michael Rucker entered into an employment agreement under which Michael Rucker will act as the Vice-President, Travel Technology of ProSoft for a term of three years. Additionally, travelbyus.com and Ron Lindsay entered into an employment agreement under which Ron Lindsay will act as the Vice-President, Systems Development of ProSoft for a term of three years. Travelbyus.com also entered into an employment agreement with David Vasil under which David Vasil will act as Vice President, Engg. of ProSoft for a period of three years.

         SiteRabbit.com Inc.

         On September 14, 2000, travelbyus.com acquired the remaining issued and outstanding shares of SiteRabbit.com Inc. pursuant to a share purchase agreement. SiteRabbit sells corporate charters and travel club memberships and develops software for Internet applications. Subsequent to the acquisition, SiteRabbit will discontinue selling new charters and memberships and will focus on developing websites for the travel agencies who want to have their own customized travelbyus website. As consideration for the SiteRabbit shares, travelbyus.com issued 3,557,712 of its common shares. The share purchase agreement also provides that travelbyus.com is required to issue additional shares, to a maximum of 4,000,000, if certain conditions relating to the travelbyus.com stock price are not fulfilled.

         Concurrent with the execution of the SiteRabbit share purchase agreement, travelbyus.com entered into an employment agreement with Michael London under which Michael London will act as President of SiteRabbit for a term of three years. Additionally, travelbyus.com and Michael Gibbore entered into an employment agreement under which Michael Gibbore will act as the Senior Vice-President, Finance of SiteRabbit for a term of three years. Additionally, travelbyus.com and Alex Franke entered into an employment agreement under which Alex Franke will act as the Vice-President, Internet Development of SiteRabbit for a term of three years.



Recent Financing

         travelbyus.com has entered into a financing and loan commitment with Doerge Capital Management whereby Doerge Capital directly and through its affiliates will purchase from travelbyus.com up to US $1.5 million liquidation value of Series B preferred stock of Aviation Group held by travelbyus.com at face value and provide to travelbyus.com a line of credit for up to US $10 million. The line of credit bears interest at 12% per annum, is collateralized by a security interest in substantially all of travelbyus.com's assets, subject to the security interests relating to its existing debentures, and expires on October 15, 2001. Doerge Capital may elect to convert any amounts outstanding on the line of credit, plus accrued and unpaid interest, to common shares of travelbyus.com at a conversion price of US $2.00 per share. For each US $1 million drawn under the financing and loan commitment, travelbyus.com will grant to Doerge Capital warrants to acquire 100,000 common shares exercisable at US $2.00 per share and expiring three years following their grant. The financing agreement requires travelbyus.com to use its best efforts to complete the arrangement with Aviation Group and restricts travelbyus.com from paying dividends or entering into certain other transactions without the consent of the lender.

Legal Proceedings

         travelbyus.com is not involved in any material pending legal proceedings other than ordinary routine litigation considered to be incidental to its business.

Management's Discussion and Analysis of Financial Condition and Results of Operations

         The following discussion and analysis should be read in conjunction with travelbyus.com's consolidated financial statements and the accompanying notes that appear elsewhere in this joint proxy statement/prospectus.

Overview

         In November 1999, the Emerging Issues Task Force of the Financial Accounting Standards Board issued a

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


discussion paper EITF 99-19, Reporting Revenue Gross Versus Net which was finalized in July 2000. In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 -Revenue Recognition in Financial Statements. Both of these reports include guidelines for determining the appropriateness of gross versus net revenue reporting practices specifically in the e-commerce and travel sectors. These guidelines focus on determining whether a company in substance acts as principal, agent or broker in a transaction, whether it takes title to the products, and whether it assumes the risks and rewards of ownership. travelbyus.com has considered these recent developments in determining its revenue recognition and reporting policies and believes its current policies are consistent with this guidance.

         Travel sales revenues are derived from air ticket, hotel and car reservations with air tickets making up the substantial majority of these revenues. With certain air travel suppliers, travelbyus.com purchases airline tickets in advance. Where travelbyus.com is considered to be the purchaser and reseller of air tickets, the full amount charged to the customer is recognized as revenue. In other situations where travelbyus.com is considered to act as an agent and only makes an airline reservation when a customer requests an airline booking, only the net commission or markup on the transaction is recognized as revenue. Revenues earned for air travel, hotel and car reservations are recognized when the travel services are ticketed to third parties. Revenues from vacation packages are recognized on the date of departure. Override commissions from travel suppliers are recognized at the end of each monthly or quarterly measurement period if the specified target has been achieved and when collectibility is reasonably assured.

         travelbyus.com also derives revenues from its associate marketing programs. Under these programs, travelbyus.com provides member retail travel agencies with access to certain airline, hotel, cruise and car rental suppliers under negotiated preferred supplier agreements. The member agencies are charged an annual license fee for participation in the associate marketing programs. The full amount of the license fee is recognized on a straight-line basis over the license period.

         Revenues from advertising are derived on the placement of advertising on behalf of retail travel agencies. Revenues from technology sales are derived from the sale of computer data storage systems.

         Cost of travel sales consists of commissions paid to travel agencies and the cost of airline tickets where travelbyus.com is considered to be the purchaser and reseller of air tickets. Costs of advertising are derived from the costs of placing advertising for travelbyus.com's customers. The cost of technology sales consists of the manufacturing costs of the data storage systems.

Results of Operations

         In 1999, travelbyus.com changed its fiscal year end to September 30 to synchronize the fiscal periods of travelbyus.com and its subsidiaries. Accordingly, these financial statements compare the results for the nine months ended June 30, 2000 with the nine months ended September 30, 1999. Certain comparatives have been restated to reflect the current period presentation. travelbyus.com's results in prior years do not provide a meaningful comparative, due to changes in the nature of business.

         Nine-Month Period Ended June 30, 2000 Compared to Nine-Month Period Ended September 30, 1999

         Revenues. For the nine months ended June 30, 2000, travel product sales revenues were $3,447,795, travel sales revenues were $6,396,961 on gross bookings of $43,634,174, associate marketing program revenues were $485,014, advertising revenues were $462,444, and technology revenues were $1,223,959. Since none of travelbyus.com's travel acquisitions were completed until the fall of 1999, there are no comparable amounts for travel, associate marketing, advertising and technology revenues for the nine months ended September 30, 1999. travelbyus.com anticipates that the travel sales revenues and advertising revenues will increase significantly when it completes its website in the fall of 2000. In addition, the acquisition of Global Leisure and Aviation Group will provide additional product and content for the website not currently available for travelbyus.com. travelbyus.com also anticipates similar associate marketing program revenues and technology revenues in future periods.

         Interest and other revenues for the nine months were $308,358 compared to $6,972 for the nine months ended September 30, 1999. The increase is due to travelbyus.com holding significantly higher cash balances raised from travelbyus.com's equity financings during the period.

         Expenses. General and administrative expenses increased $16,224,490 from $854,059 for the nine months

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


ended September 30, 1999 to $17,078,549 for the nine months ended June 30, 2000. The increase in expenses is due primarily to the decision to take travelbyus.com in a new direction as a travel company. During the period, travelbyus.com decided to center its operations in Reno, Nevada. As a result of this decision, staffing levels have been increased significantly in Reno in anticipation of the higher sales volumes to be realized in connection with the completion of the website booking engine. The completion of the booking engine is scheduled for late 2000.

         In February 2000, travelbyus.com announced a binding letter of intent to effect a business combination with Aviation Group, which is listed on the Nasdaq SmallCap Market. travelbyus.com is currently working with Aviation Group to obtain shareholder approval for the business combination. The costs to date, which have been included in general and administrative expenses, are approximately $1,307,000.

         For the nine months ended June 30, 2000, travelbyus.com incurred advertising expenses of $2,729,959, versus none for the nine months ended September 30, 1999, as the travelbyus.com brand name was introduced with the brand names currently used by travelbyus.com's operating divisions. Amortization expenses of $691,003, versus $6,928 for the nine months ended September 30, 1999, included $365,510 related to capital and intangible assets and $325,493 related to deferred finance costs. Both amounts have increased significantly over the prior period as a result of travelbyus.com's investment in new subsidiaries and related financing. travelbyus.com has also incurred $390,000, versus none for the nine months ended September 30, 1999, for expenses in connection with the integration of operations at travelbyus.com's new state-of-the-art call center in Reno.

         For the nine months ended June 30, 2000, interest expense of $1,070,937 was incurred, versus $92,137 for the nine months ended September 30, 1999, as a result of travelbyus.com's $11.95 million debenture financing in September 1999.

         Net loss. The consolidated net loss before goodwill amortization for the nine months ended June 30, 2000 was $18,435,897, or $0.28 per share, compared to $1,772,215, or $0.05 per share, for the nine months ended September 30, 1999. Goodwill amortization related to travelbyus.com's recent acquisitions was $3,279,192 for the period or $0.05 per share. Accordingly, the consolidated net loss for the nine months was $21,715,088, or $0.33 per share, compared to $1,772,215, or $0.05 per share, for the nine months ended September 30, 1999. The increased loss was due to the significant expenses incurred to move travelbyus.com into the travel sector.

         Nine-Month Period Ended September 30, 1999 Compared to Year Ended December 31, 1998

         travelbyus.com incurred a loss of $1,772,215, or $0.05 per share during the nine month period ended September 30, 1999 compared to a loss of $1,282,999, or $0.07 per share for the year ended December 31, 1998. The increased loss reflects management's decision to develop new business opportunities in the Internet travel sector.

         General and administrative expenses for the nine month period ended September 30, 1999 were $854,059 as compared to $256,910 for the year ended December 31, 1998. The increased expenditures for the nine month period ended September 30, 1999 were due to professional services required to change travelbyus.com's business from the resource sector to the travel sector, salaries for travelbyus.com's new management team and travel and promotional costs to promote shareholder interest in travelbyus.com's new business plan.

         Website development costs of $362,435, versus none for the year ended December 31, 1998, were incurred during the nine month period ended September 30, 1999 primarily for the initial design work of travelbyus.com's Web site. The official launch date of the travelbyus.com Web site was January 21, 2000.

         Financing of the expenditures during the nine month period ended September 30, 1999 was primarily from the 12.5% debenture financing which resulted in gross proceeds of $11,950,000. In addition, travelbyus.com raised net proceeds of $1,136,000 by way of private placement and through the exercise of stock options.

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

         Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

         travelbyus.com incurred a loss of $1,282,999 for the year ended December 31, 1998, compared to a loss of $10,780,020 for the year ended December 31, 1997. The reduced loss in 1998 reflects significantly lower exploration costs and general administrative costs. During the latter part of 1997 and 1998, travelbyus.com focused on minimizing costs.

         General administrative expenses for the year ended December 31, 1998 were $256,910 compared to $528,215 during the prior year. The major components of these costs were salaries and wages, shareholder communications expenses, costs associated with the Toronto office, and travel costs. The lower costs in 1998 are the result of staff reductions and the significant reduction in exploration activity.

         Funding of expenditures in 1998 and 1997 was primarily from private placements of travelbyus.com common shares. During the year ended December 31, 1998, 4,000,000 travelbyus.com common shares were issued under a private placement for net proceeds of $464,634. During 1997, 3,100,000 travelbyus.com common shares were issued under a private placement for net proceeds of $4,683,663. In addition, 500,000 travelbyus.com common shares were issued for net proceeds of $72,500 as part of the acquisition of certain Mexican properties.

Liquidity and Capital Resources

         Cash flow used from operating activities for the nine months ended June 30, 2000 was $8,282,925 compared to $984,433 for the period ended September 30, 1999. The increase in 2000 was attributed to the net loss before amortization of capital assets and goodwill. travelbyus.com also funded operations through an increase in accounts payable and accrued liabilities of $3.2 million and due to related parties of $3.1 million.

         Investing activities for the period ended June 30, 2000 totaled $27,488,255 compared to $8,057,728 for the period ended September 30, 1999. The major components of the 2000 expenditures include $16,840,054 for cash paid to acquire travelbyus.com's subsidiaries, $6,695,392 in net advances for the purchase of Series B preferred stock of Aviation Group, $939,769 in restricted cash deposits for security for letters of credit issued to certain suppliers, and $2,621,577 paid to acquire capital assets for travelbyus.com's call center in Reno. The investing activities in 1999 were limited to the placement of $7,200,000 in trust to complete travelbyus.com's first acquisition in October 1999.

         Total financing of $44,677,979 for travelbyus.com's acquisitions and operating expenses during the nine months ended June 30, 2000 was received from a private placement of special warrants to raise $20 million and a private placement of common shares to raise an additional $10 million. travelbyus.com has also raised $4.5 million from the issuance of a convertible debenture to Travel24.com, a Frankfurt-listed travel company, and $2.9 million from the issuance of a promissory note to Aviation Group. In addition, travelbyus.com received $5.6 million from the exercise of stock options and share purchase warrants.

         During the nine months ended September 30, 1999, the $12,252,441 in financing activities was attributed mainly to travelbyus.com's debenture financing to raise a total of $11.95 million. In terms of commitments over the next 12 months, travelbyus.com must pay approximately $1,200,000 in interest payments on the $9.45 million in outstanding debentures, approximately $360,000 in interest on the Travel24.com loan, and approximately $1.4 million in operating lease payments. In addition, travelbyus.com has also provided a guarantee to support a U.S. $3 million loan to Aviation Group. This loan must be repaid in February 2001.

         Management believes that travelbyus.com has sufficient resources from existing reserves, proposed private placements and ongoing operations to satisfy ongoing cash requirements for operations, Web site costs, planned acquisitions and material commitments. Additional cash acquisitions will require travelbyus.com to raise additional funds through debt or equity financings or through the sale of its investments. In the event sufficient financing is not available, travelbyus.com may be required to postpone its acquisition activity. Management believes that it has already acquired the key operating companies required to substantially complete the travelbyus.com business model. Although future acquisitions could improve the operations and add important content to the website, in the opinion of management, no acquisition is critical to the success of the model.

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

Principal Shareholders of travelbyus.com

     The following table sets forth certain information, as of October 20, 2000, with respect to the beneficial ownership of shares of travelbyus.com's common stock (i) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, known to us to own beneficially more than 5% of the outstanding shares of common stock, (ii) by each director of travelbyus.com and each executive officer of travelbyus.com named in the Summary Compensation Table, and (iii) by all directors and executive officers of travelbyus.com as a group. Unless otherwise indicated, travelbyus.com believes that each person named below possesses sole voting and investment power over his shares of common stock.


      Name and Address            Number of Shares
     of Beneficial Owner         Beneficially Owned /(1)/ Percent of Total /(2)/
     -------------------         ------------------       ----------------

William Kerby                         6,333,334 /(3)/             6.5%
204-3237 King George Highway
South Surrey, B.C.
Canada  V4P 1B7

Michael Farrugia                      1,800,000 /(4)/             1.8%
c/o MB Capital Investments Ltd.
Jardine House, 4/th/ Floor
33-35 Reid Street
Hamilton HM12
Bermuda

John Fenyes                           1,279,000 /(5)/             1.3%
3301 South Virginia Street
Reno, Nevada  89502

John Craig                               62,500 /(6)/                *
c/o Cassels Brock & Blackwell LLP
40 King Street West, Suite 2100
Toronto, Ontario
Canada  M5H 3C2

Jon Snyder                            1,279,000 /(7)/             1.3%
3301 South Virginia Street
Reno, Nevada  89502

Alan Thompson                           137,500 /(8)/                *
c/o Millbank Marketing
210-1455 Bellview Avenue
West Vancouver, B.C.
Canada

All executive officers and directors
as a group (12 persons)              13,688,903 /(9)/            12.7%


-------------------------------
*         Less than 1%
(1) This information has been furnished by the respective officers and directors. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or convertible or exchangeable note.

(2) In calculating percentage ownership, all common shares that the named shareholder has the right to acquire upon exercise of any option, warrant or convertible or exchangeable note are deemed to be outstanding for the purpose of computing the percentage of common stockowned by the shareholder, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other shareholders. Percentages of shares beneficially owned are based upon 97,004,569 common shares outstanding.
(3)       Includes options to purchase 250,000 common shares.
(4)       Includes options to purchase 1,000,000 common shares.
(5)       Includes options to purchase 125,000 common shares.
(6)       Represents options to purchase 62,500 shares.
(7)       Includes options to purchase 125,000 common shares.
(8)       Represents options to purchase 137,500 common shares.

(9)       Includes vested options to purchase 1,487,500 common shares.

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

Directors and Executive Officers

     The names, ages, positions and municipalities of residence of the executive officers and directors of travelbyus.com are as follows:


            Name                  Age                          Position                                  Residence
----------------------------      ---    ---------------------------------------------------    ----------------------------
Michael A. Farrugia/(1)//(2)/     55     Director and Chairman of the Board                     Bermuda
William Kerby                     43     Director, Vice Chairman and Chief Executive Officer    White Rock, British Columbia
John Fenyes                       52     Director, Executive Vice President and Chief           Sparks, Nevada
                                         Operating Officer

John H. Craig/(1)//(2)/           52     Director and Secretary                                 Toronto, Ontario
Alan Thompson/(1)//(2)/           60     Director                                               Vancouver, British Columbia
Jon Snyder                        53     President                                              Reno, Nevada
Grant Kuramoto                    33     Chief Financial Officer                                Richmond, British Columbia
Ian J. Hooker                     52     Vice President-Call Center Operations                  Reno, Nevada
Robert M. Coffey                  53     Senior Vice President-Business Development             Reno, Nevada
Michael C. Gibbore                42     Senior Vice President-Finance                          San Diego, California
Gary Saner                        49     Chief Technology Officer                               San Diego, California
J. Michael London                 48     President-New Media Division                           San Diego, California

---------------------------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

     The following sets forth certain background information for the executive officers and directors of travelbyus.com, including their principal occupations:

     Michael A. Farrugia was appointed Director and Chairman of the Board in April 1997. Mr. Farrugia has been the Chairman and President of MB Capital Investments Ltd., a merchant bank, since June 1997. Prior thereto, Mr. Farrugia was Chairman and President of MB Capital Corp., a securities dealer and merchant bank from 1994. Mr. Farrugia also serves as a director on the boards of directors for Scorpion Minerals Inc., MacMillan Gold Corp. and Martlet Venture Management Ltd.

     William Kerby has been Vice Chairman, Chief Executive Officer and a director of travelbyus.com since April 1999. Prior to joining travelbyus.com, Mr. Kerby was the founder, President and Chief Executive Officer of Leisure Canada Inc., a publicly traded company in the travel industry, from January 1995 to March 1999. Leisure Canada Inc. specializes in the development of four and five star hotel and resort properties. During his tenure with Leisure Canada Inc., Mr. Kerby engineered the development of Leisure Canada's travel division assets. These assets included TravelPlus (formerly Goliger's Travel) and Travel Trade International with over 200 agencies across Canada, Altracs Publishing & Multimedia, producing Leisure Canada Magazine and Canadian Traveller, Bluebird Holidays/Tour Division in Great Britain and South Africa, Skyhigh Holidays and Cook Island Holidays in Canada.

     John Fenyes has been Executive Vice President, Chief Operating Officer and director of travelbyus.com and Express Vacations since November 1999. Mr. Fenyes has been involved in the travel industry for over 25 years, holding key positions, including Vice President, Product Development with American Airlines FlyAAway Vacations from August 1998 to November 1999. During his tenure with American Airways FlyAAway Vacations, Mr. Fenyes developed one of the first in-house vacation package programs. Most recently, Mr. Fenyes was Director of Marketing Programs for ITT, Sheraton and General Manager of "Vacations by Sheraton", now part of the Starwood Group, from December 1995 to August 1998.

     John H. Craig has been Secretary and a director of travelbyus.com since June 1996. Mr. Craig is a partner in the law firm Cassels Brock & Blackwell LLP specializing in securities law since 1995. Mr. Craig also serves on the board of directors for TVX Gold Inc.

     Alan Thompson has been a director of travelbyus.com since April 1999. Mr. Thompson has been involved in the tour and travel business for over 40 years, operating in all aspects of the industry including airlines, wholesale and

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


retail. Mr. Thompson founded a wholesale and charter operation in Canada in 1964 which operated a fleet of five 747's with weekly tours to the United Kingdom and Europe. In 1993, the operations were sold. In 1995, Mr. Thompson started a telecommunications company that was a forerunner in the de-regulated local dial tone business in British Columbia. Mr. Thompson sold the telecommunications company to Texas Metronet Inc. in 1998. Mr. Thompson has been President of the Millbank Group of Companies, which deals in financing, mortgages and venture capital and operates a diversified group of companies since 1991.

     Jon Snyder has been President of travelbyus.com and Express Vacations since November 1999. Mr. Snyder has been involved in the travel industry for over 30 years and was one of the principals involved in the creation of American Airlines FlyAAway Vacations program from August 1998 to November 1999. During his tenure with American Airlines FlyAAway Vacations, Mr. Snyder served as President. From September 1992 to August 1998, Mr. Snyder was a partner in FBN. Due to divorce proceedings, Mr. Snyder filed for personal bankruptcy protection in 1996.

     Grant Kuramoto has been Chief Financial Officer of travelbyus.com since May 1999. Previously, Mr. Kuramoto served as corporate controller for Manex Services, a company providing management services to publicly traded junior resource companies from April 1998 to May 1999. Prior to joining Manex Services, Mr. Kuramoto was a business assurance manager with Coopers and Lybrand (now PricewaterhouseCoopers LLP) from September 1990 to April 1998.

     J. Michael London was appointed President New Media Division of travelbyus.com in September 2000, when travelbyus.com purchased SiteRabbit.com. Mr. London has been in the travel business for over 20 years, and has extensive experience in the cruise, meetings and conventions, and travel consulting segments of the travel industry. From 1990 to 1996, he was President of San Diego-based Cruise Holiday International, one of the largest cruise marketing businesses in the world. From 1996 to 1997, he served as Senior Vice President of World Travel Meetings, a California-based travel marketing and consulting business. Beginning 1997, Mr. London was a founder of SiteRabbit.com and served as its President and Chief Executive Officer.

     Michael C. Gibbore was appointed Vice President Finance of travelbyus.com in September 2000, when travelbyus.com purchased SiteRabbit.com. From 1980 to 1988, Mr. Gibbore worked in the Emerging Business Services division of Coopers & Lybrand, specializing in assisting start-up and high growth companies in the creation of financial and accounting systems, and in initial and secondary public offerings. From 1988 to 1995, Mr. Gibbore was Corporate Controller and Chief Financial Officer for two healthcare start-up companies. From 1995 to 1998, Mr. Gibbore was Corporate Controller for the Americas for Mobile Systems International. In 1998, Mr. Gibbore became Chief Financial Officer of SiteRabbit.com.

     Gary Saner was appointed Chief Technology Officer of travelbyus.com in September 2000, when travelbyus.com purchased ProSoft Corporation. Mr. Sander has worked in the software development field for over 18 years. From 1994 to 1995, Mr. Saner was Manager of Research & Development of Litton Software Systems, a division of Litton Industries. In December 1995, Mr. Saner was a co-founder and became President and Chief Executive Officer of ProSoft Corporation. He is a member of the San Diego Software & Internet Council and Microsoft Development Network.

     Ian J. Hooker has been Vice President-Call Center Operations at travelbyus.com since September 2000. He was Vice President of Operations at Club America Vacations in Atlanta, Georgia from April 1994 to September 2000.

     Robert M. Coffey has been Senior Vice President-Business Development at travelbyus.com since August 2000. He was Vice President at Certified Vacations in Fort Lauderdale, Florida from July 1996 to November 1997. From July 1989 to July 1996, Mr. Coffey was Vice President Product Development and Vice President of Marketing at Alamo Vacation in Fort Lauderdale, Florida.

Executive Compensation

     Summary Compensation Table

     The following table contains information about the compensation paid to or earned by travelbyus.com's Vice Chairman and Chief Executive Officer for the nine-month period ended September 30, 1999. During the nine-month period ended September 30, 1999, travelbyus.com had no other named executive officer pursuant to Ontario Regulation 638/93 made under the Ontario Securities Act because, as at September 30, 1999, no executive officer earned more than $100,000 in total salary and bonus. Specific aspects of the compensation of the named executive officer are dealt with in further detail in subsequent tables.

                                                   Summary Compensation Table

                                    Annual Compensation                Long Term Compensation
                             ----------------------------   ------------------------------------------
                                                                       Grants                Pay-outs
                                                            ----------------------------    ----------
                                                Other                        Restricted
                                                Annual      Securities       Shares or
                                                Remun-      Under            Restricted
Name and principal  Fiscal   Salary    Bonus    eration     Option/SARs      Share Units    LTIP Pay-    Other Compen-
position            Year       ($)      ($)      ($)        Granted (#)          ($)         outs ($)     sation ($)
----------          ------   -------   -----  -----------   -----------      -----------    ----------   -------------
William Kerby/(1)/  1999/(2)/   -        -    81,000/(3)/    500,000              -             -                -
   Chief Executive
   Officer

Gary German         1998     146,000     -        -            -                  -             -                -
   former President 1997     150,000     -        -           50,000              -             -                -

-----------------------------------------------
(1) Mr. Kerby joined travelbyus.com in April 1999. The information provided for Mr. Kerby represents a six month period.
(2) travelbyus.com changed its year end to September 30 and as such year end information for 1999 represents a nine-month period.
(3) Paid to 151156 Canada Ltd. as a consulting fee for the consulting services of Mr. Kerby.

     Option Grants in Nine Month Period Ended September 30, 1999

     The following table provides details on stock options granted to the named executive officer during the nine- month period ended September 30, 1999 under the terms of travelbyus.com's stock option plan.

     Options Granted During the Nine Month Period Ended September 30, 1999

                                                                             Market Value of
                                                                                Securities
                                                                                Underlying
                       Common Shares   % of Total Options                       Options on
                           Under             Granted       Exercise Price     Date of Grant
        Name          Options Granted    in Fiscal Year        ($/sh.)            ($/sh.)          Expiration Date
        ----          ---------------   ----------------   --------------    --------------        ---------------
William Kerby             250,000             9.1%              $0.46            $0.35/(1)/         April 20, 2004
                          250,000             9.1%              $1.00            $0.73/(2)/          June 03, 2004

----------------------------------
(1) Based on the closing price of the Common Shares on the TSE on April 20, 1999.
(2)  Based on the closing price of the Common Shares on the TSE on June 3, 1999.

     Options Exercised and Value of Unexercised Option

     The following table provides detailed information regarding options exercised by the named executive officer during the nine-month period ended September 30, 1999. In addition, details on remaining options held are provided.

                          Aggregated Option Exercises in the Nine Month Period Ended September 30, 1999
                                                   and Year End Option Values


                                                               Unexercised options             Value of Unexercised
                         Securities        Aggregate          at Financial Year End          in-the-money options at
                        acquired on          value                 Exercisable/           Financial Year End Exercisable/
Name                    Exercise (#)      realized ($)          Unexercisable (#)                Unexercisable ($)
----                    ------------      ------------     -----------------------------  -------------------------------
                                                           Exercisable     Unexercisable    Exercisable    Unexercisable
                                                           -----------     -------------  -------------    -------------

William Kerby             100,000          24,000/(1)/
                          150,000          46,500/(2)/       250,000             -          287,500/(3)/          -

---------------------------------------
(1) Based on the closing price of the Common Shares on the TSE on August 23, 1999 of $0.70.
(2) Based on the closing price of the Common Shares on the TSE on August 24, 1999 of $0.77.
(3) Based on the closing price of the Common Shares on the TSE on September 30, 1999 of $2.15.

       Other Compensation Matters

       There were no long-term incentive awards made to the named executive officer during the nine month period ended September 30, 1999. There are no pension plan benefits in place for the named executive officer.

       Indebtedness of Directors, Executive Officers and Senior Officers

       During the nine month period ended September 30, 1999, no loans were made by travelbyus.com to any senior officer or director or any key employee of travelbyus.com or any of their other respective associates for any reason whatsoever.

       Compensation of Directors

       None of the directors of travelbyus.com were compensated in their capacity as a director by travelbyus.com during the nine month period ended September 30, 1999 pursuant to any arrangement or in lieu of any standard arrangement save and except through the granting of stock options.

       During the nine month period ended September 30, 1999, options to purchase 1,450,000 common shares of travelbyus.com were granted to directors of travelbyus.com.

       Employment Contracts

       There are no employment contracts between travelbyus.com and the named executive officer and no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of employment of such officer's employment with travelbyus.com, from a change of control of travelbyus.com or a change in the named executive officer's responsibilities following a change-in-control.

       Stock Option Plan

       travelbyus.com's stock option plan provides that its board of directors may, from time to time, in its discretion, grant to directors, officers, employees and consultants of travelbyus.com, or any subsidiary of travelbyus.com, the option to purchase common shares, provided that the number of common shares reserved for issuance under the stock option plan shall not exceed 6,500,000 common shares, or such greater number as may be approved from time to time by the shareholders of travelbyus.com. In addition, the number of common shares reserved for issuance to any one person shall not exceed 5% of the issued and outstanding common shares on a non-diluted basis at the time of such grant. All options currently held by directors, officers and employees of travelbyus.com have been granted pursuant to the stock option plan or its predecessor. The stock option plan provides that the terms of the option and the option price shall be fixed by the directors of travelbyus.com subject to the price restrictions imposed by The Toronto Stock Exchange.

     The stock option plan also provides that no option shall be granted to any person except upon recommendation of the directors of travelbyus.com and that only optionees may receive stock options. Stock options granted under the stock option plan may not be for a period of less than one year or longer than ten years and the exercise price must be paid in full upon exercise of the option. Options under the stock option plan are non-assignable. If prior to the exercise of an option, the holder ceases to be an optionee as a result of his or her resignation or discharge, all options granted to the optionee under the stock option plan are terminated and are of no further force or effect. If prior to the exercise of an option, the holder ceases to be an optionee for reasons other than his or her resignation or discharge, the option of the holder shall be limited to the number of shares purchasable by him immediately prior to the time of his cessation of office or employment and he shall have no right to purchase any other shares. Options must be exercised within eighteen months of termination of employment or cessation of position with travelbyus.com, provided that if the cessation of office, directorship, consulting arrangement or employment was by reason of death, the option must be exercised within 12 months after such death, subject to the expiry date of such option. As of October 20, 2000, travelbyus.com had outstanding the following options under the stock option plan:


                                                                                             Market Value of
                                            Number of    Exercise Price                       Common Shares
                                         Common Shares     Per Common                        Under Option on
Name                                     Under Option        Share        Date of Grant      Date of Grant        Expiry Date
----                                     ------------        -----        -------------      -------------       ------------
Six executive officers as a group            250,000         $1.00         Jun. 30/99            $0.50            Jun. 30/04
                                             500,000         $1.65         Nov. 03/99            $1.65            Nov. 03/04
                                             519,000         $1.70        Sept. 14/00            $1.70           Sept. 14/03
                                             245,000         $1.50         Aug. 15/00            $1.50            Aug. 15/05
                                             175,000         $1.62         Aug. 28/00            $1.62            Aug. 28/05

Three directors who are not                  250,000         $0.12         Mar. 09/98            $0.11            Mar. 09/03
executive officers as a group                600,000         $0.79         Jun. 03/99            $0.73            Jun. 03/04
                                             250,000         $1.00         Jun. 30/99            $0.50            Jun. 30/04
                                             100,000         $3.90         Jan. 13/00            $3.90            Jan. 13/05

Employees who are not                        301,300         $0.46         Apr. 20/99            $0.35            Apr. 20/04
executive officers or directors as         1,126,500         $4.28         Dec. 23/99            $4.28            Dec. 23/05
a group                                      132,000      $3.80-$4.90     Jan. 05-27/00       $3.80-$4.90        Jan. 05-27/05
                                              21,000         $3.30         Feb. 21/00            $3.30            Feb. 21/05
                                             141,000      $4.39-$4.50     Mar. 06-27/00       $4.39-$4.50        Mar. 06-27/05
                                             109,500         $3.75         Apr. 03/00            $3.75            Apr. 03/05
                                             711,500      $2.35-$3.25     May 01-25/00        $2.35-$3.25        May 01-25/05
                                              33,000         $2.05         July 04/00            $2.05            July 05/05
                                             175,000         $1.50         Jul. 20/00            $1.50            Jul. 20/03
                                             200,000         $1.65         Jul. 23/00            $1.65            Jul. 28/05
                                               1,500         $1.50         Aug. 15/00            $1.50            Aug. 15/05
                                             600,000         $1.70        Sept. 14/00            $1.70           Sept. 14/03
                                             211,500         $1.70        Sept. 14/00            $1.70           Sept. 14/05

Consultants as a group                       222,500         $1.15         Oct. 11/00            $1.15            Oct. 11/05
                                              89,000         $0.55         Jul. 12/99            $0.48            Jul. 12/04
                                             250,000         $3.30         Dec. 06/99            $3.30            Dec. 06/04
                                             200,000         $3.20         Feb. 09/00            $3.05            Feb. 03/02
                                              50,000         $3.75         Jan. 28/00            $3.75            Jan. 28/01
                                             175,000         $1.65         Nov. 03/99            $1.65            Nov. 03/04
                                              12,000         $3.40         May  09/00            $3.40            May  09/02

Description of Share Capital

     The authorized capital of travelbyus.com consists of an unlimited number of common shares of which 7,004,569 common shares were issued and outstanding as of October 20, 2000. The following is a summary of the principal attributes of the common shares.

     The holders of the common shares are entitled to receive notice of, attend and vote at any meeting of shareholders of travelbyus.com, except those meetings where only the holders of another class or series of shares are entitled to vote separately as a class or series. The common shares carry one vote per share.

     The holders of common shares are entitled to receive on an equal basis such dividends as may be declared by the board of directors of travelbyus.com, out of funds legally available therefor, subject to the preferential rights of any shares ranking prior to the common shares.

     In the event of the liquidation, dissolution or winding-up of travelbyus.com, the holders of travelbyus.com will be entitled to receive on a pro rata basis all the assets of travelbyus.com remaining after payment of all its liabilities, subject to the preferential rights of any shares ranking prior to the common shares.

     No pre-emptive or conversion rights attach to the common shares, and the common shares when fully paid, will not be liable to further call or assessment. No other class of voting shares may be created without the approval of the holders of the common shares voting separately as a class.

Prior Sales

     The following table contains details of the prior sales of securities of travelbyus.com for the 12-month period prior to the date hereof:


                                       Number of           Aggregate
   Date of Issue                     Common Shares        Proceeds (*)
   -------------                     -------------        ------------

   April 1999/(1)/                     20,000,000           $1,200,000
   January 1999 to Sept. 2000/(2)/      1,397,200              575,452
   September 1999 to Oct. 2000/(3)/     9,560,700            6,500,800
   October 4, 1999/(4)/                 2,000,000            4,040,000
   October 4, 1999/(5)/                   150,000              303,000
   October 13, 1999/(6)/                1,000,000            1,720,000
   November 1, 1999/(7)/                3,462,000            4,916,040
   November 1, 1999/(8)/                  150,000              255,000
   November 15, 1999/(9)/               2,855,883            4,997,795
   December 1, 1999/(10)/               5,000,000           13,500,000
   December 1, 1999/(11)/               3,028,000            8,175,604
   December 7, 1999/(12)/                 350,000            1,211,000
   December 15, 1999/(13)/              4,000,000           10,000,000
   January 26, 2000 /(14)/              1,146,497            1,777,070
   January, 2000 to Sept. 2000/(15)/      206,750              723,625
   February 2000 to May 2000/(16)/        215,000              537,500
   April 3, 2000/(17)/                    690,558            2,589,583
   April 4, 2000/(18)/                  2,619,000            9,428,400
   April 2000 to May 2000/(19)/           147,500              100,300
   April 2000 to Aug. 2000/(20)/        1,077,700            2,694,250
   May 23, 2000/(21)/                   3,280,000            9,184,000
   June 30, 2000/(22)/                  2,000,000            7,396,500
   July 17, 2000/(23)/                     40,000               65,200
   July 20, 2000/(24)/                  1,000,000            1,500,000
   Aug. 8, 2000/(25)/                   2,541,591                    0
  Sept. 14, 2000/(26)/                  1,260,000            4,682,475
  Sept. 14, 2000/(27)/                  3,557,712           13,221,347
  Sept. 25, 2000/(28)/                  3,280,000                -

     (*) Shares issued for acquisitions are shown using market price on date of issue.

-------------------------------------
(1) In April 1999, travelbyus.com issued and sold on a private placement basis, 20,000,000 common shares at a price of $0.06 per common share.
(2)  Issued upon exercise of stock options.
(3)  Issued upon exercise of debenture warrants.
(4) Issued pursuant to the Gotham/Mr. Cheaps Share Purchase Agreement. See "travelbyus.com -Business-Recent Acquisitions--Gotham Media Group, Ltd. and Mr. Cheaps Travel, Ltd."
(5) Issued as a finders fee pursuant to the Gotham/Mr. Cheaps Share Purchase Agreement. See "travelbyus.com-Business-Recent Acquisitions-Gotham Media Group, Ltd. and Mr. Cheaps Travel, Ltd."
(6) Issued pursuant to the IT Agreement. See "travelbyus.com-Business-Recent Acquisitions-International Tours, Inc., Galaxsea Cruises and Tours, Inc. and IT Cruise, Inc."
(7) Issued pursuant to the Express Vacations Unit Purchase Agreement. See "travelbyus.com-Business-Recent Acquisitions - Express Vacations, LLC."
(8) Issued as a finders fee pursuant to the Express Vacations Unit Purchase Agreement. See "travelbyus.com-Business-Recent Acquisitions-Express Vacations, LLC."
(9) Issued pursuant to the 1999 Travel Magazine Agreement. See "travelbyus.com-Business-Recent Acquisitions-Travel Magazine."
(10) Issued pursuant to the Cheap Seats Share Purchase Agreement. See "travelbyus.com-Business-Recent Acquisitions-Cheap Seats, Inc."
(11) Issued pursuant to the Legacy Share Purchase Agreement. See "travelbyus. com-Business-Recent Acquisitions-Legacy Storage Systems Corp."
(12) Issued pursuant to the 1-800 Agreement. See "travelbyus.com-Business-Recent Acquisitions-1-800-i-Travel."

(13) A private placement of 4,000,000 units at a price of $2.50 per unit. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each whole unit warrant entitles the holder thereof to purchase one common share at a price of $3.50 per share at any time on or before March 15, 2001. Pursuant to the private placement, travelbyus.com issued 400,000 compensation options to the agent, each unit option is exercisable into one common share at an exercise price of $2.50 per share at any time on or before 4:30 p.m., Toronto time, on March 15, 2001.
(14) Issued pursuant to the 2000 Travel Magazine Agreement. See "travelbyus.com-Business-Recent Acquisitions-Travel Magazine."
(15) Issued upon exercise of unit warrants.
(16) Issued upon exercise of unit options.
(17) Issued pursuant to the BTS Agreement. See "travelbyus.com-Business-Recent Acquisitions-Bell Travel Systems."

(18) Issued pursuant to the Cruise Shoppes Agreement. See "travelbyus.com-Business-Recent Acquisitions-Cruise Shoppes America, Ltd."
(19) Issued upon exercise of brokers' warrants issued in connection with debenture warrants.
(20) Issued upon exercise of special warrants.
(21) Issued upon the purchase of Epoch Technology Inc. See "travelbyus.com-Business-Recent Acquisitions-Epoch Technology Inc."
(22) Issued at a price of $3.70 per share to Travel24.com.
(23) Issued to Euro Consulting Group for finder's fee in connection with ITA Software Agreement.

(24) Issued pursuant to the acquisition of Muffin Communications, Ltd. See "travelbyus.com-Business-Recent Acquisitions-Muffin Communications, Ltd."

(25) Issued additional common shares pursuant to the adjustment clause contained in the Cruise Shoppes America Ltd. purchase agreement in order to maintain the value of total consideration.

(26) Issued pursuant to the purchase of ProSoft Corporation. See
     "travelbyus.com-Business-Recent Acquisitions-ProSoft Corporation."

(27) Issued pursuant to the purchase of Site Rabbit.com Inc. See
     "travelbyus.com-Business-Recent Acquisitions-Site Rabbit.com Inc."
(28) Issued additional common shares pursuant to the adjustment clause contained in the Epoch Technology Inc. purchase agreement in order to maintain the value of total consideration.

Interest of Management and Others in Material Transactions

     No director or senior officer of travelbyus.com or any shareholder holding of record or beneficially, directly or indirectly, more than 10% of the issued common shares of travelbyus.com, or any of their respective associates or affiliates, had any material interest, directly or indirectly, in any transaction with travelbyus.com, or in any proposed transaction, within the past three years, except as set out in this prospectus or noted below.

     In April 1999, travelbyus.com completed a private placement of 20,000,000 common shares at an issue price of $0.06. William Kerby, the Vice Chairman and Chief Executive Officer of travelbyus.com, subscribed for 6,083,334 of such common shares for gross proceeds to travelbyus.com of $365,000.

Auditors, Registrar and Transfer Agent

     The auditors of travelbyus.com are PricewaterhouseCoopers LLP, Chartered Accountants, Vancouver, British Columbia.

     The registrar and transfer agent for the common shares is Montreal Trust Company of Canada at its principal offices in the City of Toronto, Ontario.

                                AVIATION GROUP

Business

General

         Aviation Group was organized in December 1995 to serve as a holding company for businesses beneficially owned by Aviation Group's Chairman of the Board, Lee Sanders. In August 1997, Aviation Group completed its initial public offering of shares of its common stock and redeemable common stock purchase warrants. These shares and warrants are listed and traded on the Nasdaq SmallCap Market and the Boston Stock Exchange.

         Aviation Group provides services and products to airline companies and other aviation firms primarily in the United States. Aviation Group's business consists of:

         - painting and paint stripping services for commercial and freight aircraft at facilities located in Portland, Oregon, New Iberia, Louisiana and Greenville, Mississippi; and

         - the manufacture, sale and repair of aircraft batteries and aircraft and truck weighing scales.

         In August 1999, Aviation Group determined to seek to shift its assets and capital into an industry with significant growth opportunity. In February 2000, Aviation Group entered into letters of intent with Global Leisure and travelbyus.com to effect a three-way business combination intended to effect a shift of its assets and capital into the e-commerce travel industry.

         On May 3, 2000, Aviation Group entered into an arrangement agreement under Ontario, Canada law to acquire travelbyus.com, an e-commerce travel company.

         In March 2000, Aviation Group acquired a controlling stock interest in Global Leisure. Global Leisure is primarily engaged in the wholesale and retail sale of travel packages for both domestic and Pacific Island and Australian destinations. Travel packages created by Global Leisure include airline seats, hotel accommodations, automobile rentals and other land components. Global Leisure contracts with vendors and primarily markets the packages directly to retail travel agents. Aviation Group acquired 100% ownership of Global Leisure in May 2000.

         The principal executive offices of Aviation Group are located at 700 North Pearl Street, Suite 2170, Dallas, Texas 75201, and the telephone number is
(214) 922-8100.

History

         Aviation Group's historical business objective has been to grow through acquisition of other aviation-related companies, assets or products or service lines that would complement or expand its existing businesses. Since 1995, Aviation Group has purchased five separate companies. Management believed that acquisitions would enable Aviation Group to leverage its fixed costs of operations and that Aviation Group would be able to use its common stock as the major source of its capital to execute its acquisition strategy.

         Aviation Group acquired:

         - In March 1996, 99% of the outstanding stock of Pride Aviation, Inc. Pride, now known as Aviation Exteriors Louisiana, Inc., engages in the aircraft painting and paint stripping business in New Iberia, Louisiana.

         - In August 1997, all of the outstanding stock of Casper Air Service. Casper operated an aircraft fueling, light maintenance and parts sales business in Casper, Wyoming.

         - In March 1998, all of the outstanding equity interests in Aero Design, Inc. and Battery Shop, L.L.C. Aero Design and Battery Shop manufacture, sell and repair aircraft replacement batteries at their facilities near Nashville, Tennessee.

         -     In August 1998, all of the common stock of General
               Electrodynamics Corporation. General Electrodynamics, which is based in Arlington, Texas, manufactures and sells truck scales, aircraft scales and other aviation components used by the aviation maintenance and transportation industries.

         While management was successful in identifying additional candidates that met its acquisition criteria, the trading price and volume of Aviation Group's shares created a significantly negative environment for acquiring aviation businesses using its stock as consideration. Aviation Group management has endeavored since 1998 to remedy this condition, while continuing to incur high corporate overhead costs necessary to properly operate and maintain a larger aviation service enterprise.

         In August 1999, the Aviation Group's board of directors approved a management plan to engage investment advisors and pursue the additional strategy of selling all or part of Aviation Group's businesses. The major factors influencing this decision were:

         - the board believed that Aviation Group's stock was trading below the value of its existing underlying companies;

         - acquisitions of new companies at then existing share price levels would be dilutive to existing shareholders; and

         - continuation of its historical corporate overhead strategy would erode shareholder value.

         Aviation Group commenced discussions with third parties regarding a sale or merger of the entire enterprise or the sale of certain remaining segments of Aviation Group's operations on an individual basis. Various parties interested in Aviation Group's status as a public company expressed interest in a business combination, spin-off, or other transaction. While this process was underway, management cut overhead costs and focused its energies on the maximization of cashflows from its existing business units.

         On December 31, 1999, Aviation Group's subsidiary Tri-Star Airline Services, Inc. sold all of its ground handling assets and operations, primarily located at Dallas-Ft. Worth International Airport, to Tri-Star Acquisition Corp., d/b/a Servisair Texas, Inc. The purchase price was $1,500,000 in cash. Tri-Star Airline Services retained all accounts payable, accounts receivable and inventories of the business.

         On February 8, 2000, Casper Air Service sold its operations and most of its assets located in Casper, Wyoming to Casper Jet Center Fueling, L.L.C. The purchase price was $200,000 in cash and the assumption by Casper Jet Center Fueling of approximately $600,000 of Casper Air Service's accounts payable. Casper Air Service retained its inventory of aircraft parts, three aircraft and all of its accounts receivable. Casper Air Service intends to sell or otherwise realize on these retained assets before June 30, 2000 and will not continue in business.

         In late February 2000, Aviation Group entered into letters of intent and publicly announced a proposed three-way business combination with Global Leisure and travelbyus.com. The business combination contemplated the acquisition by Aviation Group of the other two companies with financing provided by travelbyus.com and private investment capital raised by Doerge Capital Management. Doerge Capital's clients and affiliates had previously invested significant capital into Global Leisure. On May 10, 2000, Aviation Group completed the acquisition of Global Leisure as described below.

Acquisition of Global Leisure Travel, Inc.

         On May 10, 2000, Aviation Group completed its acquisition of Global Leisure. Global Leisure is now a wholly owned subsidiary of Aviation Group. As consideration for the purchase, Aviation Group issued:

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

         - $16,500,000 in liquidation preference, represented by 1,650 shares, of its Series A convertible preferred stock and Series A warrants to purchase 750,000 shares of its common stock at an exercise price of $5 per share, to the former owners of Global Leisure in exchange for the transfer or cancellation of the stock and indebtedness owned by them and their affiliates; and

         - Series B warrants to purchase 3,500,000 shares of its common stock at an exercise price of $3 per share, to the former warrantholders in Global Leisure in exchange for cancellation of their warrants.

         In connection with the acquisition, Aviation Group also invested $20.9 million in Global Leisure. These funds were used primarily to pay debts and other payables of Global Leisure. The financing for this investment by Aviation Group in Global Leisure was provided by:

         - $5.0 million invested by travelbyus.com through the purchase of 500 shares of Series B preferred stock from Aviation Group at $10,000 per share;

         - $2.0 million invested by private investors in the purchase of 750,000 shares of Aviation Group common stock at $2.667 per share; and

         - Approximately $16.5 million invested by private investors in the purchase of 1,653 units of Aviation Group's Series B preferred stock and Series C warrants, at a price of $10,000 per unit, each unit consisting of one share and 750 warrants.

         Upon the completion of both the arrangement with travelbyus.com and the acquisition by Aviation Group of Global Leisure and related financing, Aviation Group agreed to deliver to the broker/dealer arranging the financing, Doerge Capital Management, a division of Balis Lewittes & Coleman, Inc., a fee of $1.0 million and warrants to purchase 1.5 million shares of common stock of Aviation Group at a weighted average exercise price of $4.07 per share.

Existing Business

         Besides Global Leisure, Aviation Group has two business divisions. These business divisions are as follows:

         - Aircraft Paint Services Division: This division is made up of aircraft paint services provided by three of Aviation Group's subsidiaries. Aviation Group's subsidiaries, Aviation Exteriors Louisiana, Inc. and Aviation Exteriors Portland, Inc., provide painting and paint stripping services for commercial and freight aircraft at their facilities located in New Iberia, Louisiana and Portland, Oregon. Their primary customers are United Parcel Service and Federal Express. In January 1999, Aviation Group executed a lease and established a new paint facility at Greenville, Mississippi through a new subsidiary, Aviation Exteriors Greenville, Inc.

         - Aircraft Products Division: Aviation Group manufactures and sells certain types of aircraft components and equipment through three of its subsidiaries. Aero Design manufactures and sells aircraft batteries for the commercial airline industry. Battery Shop repairs batteries for the aviation industry. General Electrodynamics Corporation primarily manufactures and sells aircraft and truck weighing scales.

Business of Global Leisure Travel, Inc.

         Global Leisure provides travel related services primarily through retail travel agencies. Global Leisure is a seller of bulk travel services, maintaining several wholesale and discount contracts with leading providers of travel in the industry. Global Leisure maintains non-exclusive contracts with several major airlines, hotel operators and touring companies, including United Airlines, Continental Airlines, Delta Airlines, Hawaiian Airlines, Alaskan Airlines, Outrigger Hotels Hawaii, and Hotel Corporation of the Pacific d/b/a Aston Hotels & Resorts. These contracts allow Global Leisure to purchase airline tickets, hotel reservations and travel packages at wholesale prices. Airlines enter into contracts with a limited number of wholesalers. Airlines offer contracts to wholesalers who can enhance their marketing plan and who perform for them from year to year. Global Leisure competes through its expertise and marketing in the

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


sectors that the airlines wish to promote and its ability to sell tickets in a lower profile manner. Because the airline tickets are sold to Global Leisure on a bulk or net fare basis and advertising of the fares is prohibited by the airlines, Global Leisure must, and has the ability to, bundle and sell the airline tickets as part of packages with other travel products. Although the number of seats available on each flight is limited, the contracts with the airlines are not exclusive. Global Leisure can enter into a contract with another carrier for the same destination.

         Global Leisure's travel products are resold to the public through retail travel agents and other sellers. Several tradenames under which Global Leisure operates are "Sunmakers," "Kailani Hawaii Tours" and "Hawaii Leisure." Global Leisure has non-exclusive contracts with travel agencies and suppliers of travel in Washington, Hawaii, Nevada and California. These agencies have designated Global Leisure as a non-exclusive preferred supplier for all destinations and products that Global Leisure or its subsidiaries offer in exchange for certain sales-based commissions.

         Effective September 1, 2000, Global Leisure and travelbyus.com entered into a management agreement under which travelbyus.com assumed responsibility for management of Global Leisure's business. travelbyus.com provides management and support services, including office space, utilities, office equipment, staff support, bookkeeping, accounting, billing, collection, contract administration and other overhead services. To the extent funds are available, Global Leisure is required to pay to travelbyus.com a servicing fee of $55 per paid passenger and a monthly retainer of $5,000 and to reimburse travelbyus.com for direct advertising and marketing expenses and long distance, postage and delivery charges arising from Global Leisure's business. travelbyus.com also assumed responsibility for Global's working capital deficit upon commencement of the agreement. This management agreement expires September 1, 2001.

Recent Debt Financing

         In May 2000, Aviation Group issued to SW Pelham Fund, L.P. a promissory note in the principal amount of $3.0 million requiring quarterly interest payments at an annual rate of 12%. In connection with the promissory note and after a recent amendment, Aviation Group issued to SW Pelham Series D warrants to purchase 250,000 shares of its common stock at an exercise price of $1.50 per share. The Series D warrants expire on the earlier of May 8, 2005, or two years after the effective date of a registration statement filed for the resale of the common stock underlying the Series D warrants. Aviation Group is required to register for resale with the SEC the shares of common stock purchasable under the warrants. The promissory note has been unconditionally guaranteed by travelbyus.com. Aviation Group is also required to use the proceeds from the note to finance acquisitions by travelbyus.com or Aviation Group. The promissory note is payable in full on February 28, 2001. SW Pelham will have the option to require Aviation Group to repay the promissory note early if:

         - the closing of the arrangement has not taken place on or before December 31, 2000; or

         - William Kerby ceases to be the chief executive officer of Aviation Group and actively involved in the management and operation of Aviation Group.

         On May 25, 2000, Aviation Group loaned $1,975,000 of these loan proceeds to travelbyus.com for its acquisition of Epoch Technology Inc. The terms of the loan were similar to the terms of the loan from SW Pelham. The loan is secured by a security interest in the stock of Epoch Technology, except that the security interest is subordinate to a security interest in the stock in favor of the holders of travelbyus.com's 12.5% senior redeemable debentures. travelbyus.com has been making payments due on the SW Pelham loan on behalf of Aviation Group.

Advertising and Marketing

         Most of Aviation Group's revenues from its aircraft paint and products businesses come from direct sales and customer referrals. Aviation Group also utilizes direct mailings and trade journal advertisements as a secondary source of advertising and public relations. Aviation Group has a full-time marketing representative who directly contacts the maintenance and service executives of airlines and other aviation customers to generate business.

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

Customers

         Aviation Exteriors Louisiana and Aviation Exteriors Portland provide stripping and painting services to major carriers in the airline industry. Their past and current customers include United Airlines, Continental Airlines, Boeing Commercial Aircraft Group, Federal Express, United Parcel Service, Delta Airlines, Southwest Airlines, Northwest Airlines and Piedmont Airlines.

         Aero Design, Battery Shop and General Electrodynamics sell their products to aircraft parts distributors and airlines around the world. They also sell their products directly to airlines in certain instances. Since the recent completion of the FAA approval process for their generic battery product lines, Aero Design and Battery Shop have increased their marketing activities and hope to achieve significant revenue growth during the 2000 fiscal year and beyond.

Regulation

         Environmental Regulation

         Aviation Group must comply with federal, state and local environmental protection laws and related regulations in its operations and facilities. These laws and regulations are particularly applicable to the paints and paint stripping chemicals and solvents used by Aviation Group in its operations and to the disposal of batteries. Aviation Group could be held liable as a current or former operator for releases of hazardous substances at its facilities. Aviation Group could also incur liability for cleanup costs at off-site facilities to which it ships hazardous substances for treatment, handling, storage, or disposal. Management of Aviation Group believes that its operations and facilities are in material compliance with all federal, state and local environmental laws and regulations and that Aviation Group's hazardous waste management practices minimize the potential for release of hazardous substances into the environment. Aviation Group has not experienced any significant environmental regulatory problems in the past. To date, it has not been subject to any significant fines, penalties or other liabilities under these laws and regulations. However, Aviation Group cannot assure you that these laws or regulations may not require it to make significant expenditures or otherwise may have a material adverse impact on its future operations or financial condition.

         Aviation Regulation

         The FAA regulates all aspects of the airline and aircraft industries. Aviation Group's subsidiaries have certifications from the FAA to operate aircraft repair stations. These certifications are limited as to the kinds of repair and maintenance activities that may be performed by Aviation Group's subsidiaries at their certified facilities. The FAA regularly inspects these facilities for compliance with FAA regulations and guidelines. Failure to comply with FAA regulations and guidelines could result in a loss of certification. A loss of certification for a particular facility would prevent that facility from performing any aircraft repair or maintenance operations. Aviation Group believes that its subsidiaries are in compliance in all material respects with the FAA's regulations and guidelines. Nevertheless, these regulations and guidelines, or any FAA enforcement actions, could have a material adverse effect on Aviation Group's future operations and financial condition.

Competition

         Each of Aviation Group's subsidiaries, other than Global Leisure, directly competes with other companies in the airline services industry. Its Aviation Exteriors subsidiaries compete primarily with many heavy maintenance facilities that perform aircraft stripping and painting services as an adjunct to their maintenance operations. The owners of these heavy maintenance facilities include Dee Howard Company, Pemco, Tramco, Inc. and Raytheon. Aviation Exteriors competes through price, reliability of services, flexibility in scheduling aircraft for painting, availability of aircraft hangars and proven expertise in painting aircraft.

         Aero Design and Battery Shop compete primarily with SAFT America, Inc. and Marathon Power Technologies Company, both of which are much larger and have greater financial resources. As the battery components sold by Aero Design tend to be generic, Aero Design primarily competes through lower prices and comparable product reliability. General Electrodynamics competes with InterComp Company, a privately held miscellaneous scale manufacturer,

Load-O-Meter Corporation and PAT America, Inc., as well as numerous other public and private manufacturers of other aviation components, many of which are larger and have greater financial resources. General Electrodynamics competes through pricing, marketing and product reliability.

         Global Leisure competes with other wholesale and retail suppliers of travel packages. In its primary markets of Pacific Island and Australian destinations, Global Leisure competes with Pleasant Hawaiian Holidays and All About Travel, which are larger and have greater financial resources. Global Leisure competes for airline tickets through its expertise and marketing in the sectors that the airlines wish to promote and its ability to sell tickets in a lower profile manner. Global Leisure is able to perform for its vendors from year to year. It also competes by bundling its products in attractively priced tour packages.

Employees

         At October 1, 2000, Aviation Group had approximately 178 employees. Aviation Exteriors Louisiana and Aviation Exteriors Portland have approximately 150 employees, depending upon seasonality. At October 1, 2000, Aero Design and Battery Shop had 10 employees, General Electrodynamics Corporation had 36 employees and Global Leisure had one employee. Corporate management has two employees. Management believes its employee relations are good. No employees are covered by collective bargaining agreements.

Insurance

         Aviation Group carries $200,000,000 of insurance for general aviation liability and $200,000,000 of hangar keeper insurance, as required by its customers, and customary coverage for other business insurance. While Aviation Group believes its insurance is adequate, we cannot assure you that this coverage will fully protect Aviation Group against all losses which it might sustain. Aviation Group's insurance for aircraft liability carries a deductible requiring it to pay $20,000 of any loss or damage.

Properties

Hangar Facilities for Paint Operations

         Aviation Exteriors Louisiana leases four aircraft hangars and office space at Acadiana Regional Airport from the Iberia Parish Authority in New Iberia, Louisiana. One lease having an annual rent of $120,000 expires August 1, 2000. An adjacent hangar has a term expiring in October 2023 and requires annual rent of $158,000. The third lease expires on February 1, 2001 and has an annual rent of $60,000. Each of the three leases allows the Iberia Parish Authority and Aviation Exteriors Louisiana to agree to extend the lease terms and provides for 10% rent increases every five years.

         Aviation Exteriors Louisiana has also executed a 30-year operating lease with the Iberia Parish Authority for a larger hangar for the housing and maintenance of Boeing 747 aircraft. The State of Louisiana and the U.S. government funded $4.5 million to pay part of the cost of construction of the hangar at Acadiana Regional Airport. Iberia Parish Authority financed the remaining cost of the hangar construction through a bond issuance. The construction of the hangar was completed in July 2000. The annual rent will be $420,000. The total cost to build the hangar was approximately $10 million.

         Aviation Exteriors Portland leases two hangars and office space at the Airtrans Center at Portland International Airport in Portland, Oregon. The facility is presently being used to paint aircraft for Federal Express. Rent under the lease is equal to 10% of the revenues of Aviation Exteriors Portland earned from its Portland painting activities.

         Aviation Exteriors Greenville leases one hangar at the Mid Delta Regional Airport in Greenville, Mississippi. This lease expires in 2009. Aviation Exteriors Greenville pays rent in the amount of $9,000 per month for the facility.

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

Dallas Office Space

         Aviation Group also occupies 5,900 square feet of office space at 700 North Pearl Street, Suite 2170, Dallas, Texas, pursuant to a lease that expires in September 2003. Aviation Group pays rent in the amount of $7,120 per month for this office space. It has subleased 4,500 square feet of this space to third parties for $5,000 per month.

Nashville, Tennessee Facilities

         Aero Design utilizes approximately 3,000 square feet of manufacturing and office space in Nashville, Tennessee under a two-year lease at the monthly rate of $1,500, plus expenses. Aviation Group believes that there are suitable facilities in the area sufficient to support additional growth.

Arlington, Texas Facilities

         General Electrodynamics Corporation operates an approximately 20,000 square-foot manufacturing and operating facility in Arlington, Texas under a short term lease. Rent payments are $5,000 per month plus all utilities and taxes.

Legal Proceedings

         Aviation Group is not involved in any material pending legal proceeding other than ordinary routine litigation considered to be incidental to its business.




Selected Financial Data

         Certain selected financial data for Aviation Group appears under the captions "Selected Historical Consolidated Financial Data of Aviation Group" and "Comparative Per Share Data" in this joint proxy statement/prospectus.

Management's Discussion and Analysis of Financial Condition and Results of Operations

General

         A key element of Aviation Group's strategy historically involved growth through acquisitions of other companies, assets or product or service lines that would complement or expand Aviation Group's existing aviation service operations. Since 1996, Aviation Group has purchased five separate entities. Management believed that acquisitions would enable it to leverage its fixed costs of operations and further expand the products and services that it could offer to its customers. Aviation Group intended to use its common stock as the major source of its capital to execute its acquisition strategy.

         While management was successful in identifying candidates that met its acquisition criteria, the trading price of Aviation Group's shares and the level of trading volume experienced in the public marketplace created a significantly negative environment for acquiring aviation businesses for Aviation Group using its stock as consideration. Management endeavored since 1998 to remedy this condition, while continuing to incur high corporate overhead costs necessary to properly operate and maintain its aviation service enterprises.

         During the fiscal 2000 year, management concluded that (a) Aviation Group's stock traded below the potential value of its existing underlying companies, (b) acquisitions of new companies at these lower share price levels would dilute existing shareholders, and (c) continuation of its historical corporate overhead strategy without growth from acquisitions would erode shareholder value. Accordingly, in August 1999, the board of directors approved a management plan to engage investment advisors and pursue the additional strategy of selling all or part of Aviation Group's businesses, or merging with another company with greater growth and shareholder appreciation potential.

         During the quarter ended December 31, 1999, Aviation Group sold its Tri-Star Airline Services ground handling subsidiary operations. On February 8, 2000, Aviation Group sold its Casper Air Service general aviation fixed base

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


operations. Both businesses were sold to unrelated third parties, and together generated a net gain on sale to Aviation Group of $600,000. In February 2000 Aviation Group entered into letters of intent and publicly announced a proposed three-way business combination with Global Leisure Travel, Inc. and travelbyus.com ltd. Global Leisure is a travel business specializing in the sale of Hawaiian and other Pacific-region vacation tour and other travel products to consumers. travelbyus.com is an Internet-based travel company. This business combination and its related costs have been funded by financing provided to Aviation Group by travelbyus.com along with private investment capital raised by Doerge Capital Management, Aviation Group's financial advisor for this transaction. Additionally, Aviation Group engaged the investment firm of CIBC World Markets Corp. to review the transaction and express an opinion regarding the fairness of the terms to Aviation Group shareholders.

         The combination with travelbyus.com, when approved, will allow management to immediately begin to reduce overlapping corporate overhead, complete the integration of its Global Leisure travel operations into and with travelbyus.com, and pursue the sale of its remaining aviation service and manufacturing businesses. While negotiations regarding the sale of these businesses is underway with certain third parties, no agreements have been reached. Proceeds from the sale of these entities will be used first to fund repayment of Global Leisure acquisition financing, with the remainder if any invested in Aviation Group's travel operations.

Results of Operations

         The following discussions and tables set forth a summary of changes in the major operating categories; aircraft painting, aviation parts manufacturing and service, and travel. These historical results are not necessarily indicative of results to be expected for any future period.


                                                      Year Ended June 30,
                                                      -------------------
         Total Aviation Group                        2000             1999
         --------------------                        ----             ----
         Revenues                                $ 13,381,000    $  15,097,000
         Cost of revenue                           (8,805,000)     (10,129,000)
         Operating and other expenses              (6,459,000)      (3,686,000)
                                                 ------------    -------------
         Recurring division income (loss)          (1,883,000)       1,282,000
                                                 ------------    -------------

         Corporate overhead                        (2,380,000)      (1,796,000)
         Depreciation and amortization             (1,991,000)        (674,000)
         Loss from discontinued operations           (795,000)        (509,000)
         Gain (loss) on sale of subsidiaries          600,000              -
         Other income                                 (23,000)          52,000
         Interest expense                            (656,000)        (461,000)
                                                 ------------    -------------
         Pre-tax loss                            $ (7,128,000)   $  (2,106,000)
                                                 ============    =============

         Paint Division

         Revenues are generated primarily from stripping and painting and other aircraft coating services to major passenger and freight airlines and corporate aircraft and aviation related companies. For the last two years, the Paint Division has operated out of three separate locations in Louisiana, Oregon, and Mississippi. During fiscal 2000, Aviation Group completed construction and executed a hangar-facility operating lease on a new Boeing-747 sized hangar at its Louisiana headquarters. This new location commenced operations in July 2000, and its addition to Aviation Group's capacity should allow the Paint Division to consolidate much of its operations in Louisiana, thus reducing costs and improving future operating margins.

         Aviation Group's paint operations and related revenue and income can vary significantly from quarter to quarter based upon seasonality and scheduling factors of its major customers. During fiscal 2000, Aviation Group experienced reductions in revenues relating to the completion of its multi-year painting contract with United Airlines. This reduction, along with the retention of multiple paint facility locations pending the completion of its Boeing-747 sized paint facility in Louisiana, contributed to the operating loss for the fiscal 2000 year.

         Costs of revenues consist largely of direct and indirect labor, direct material and supplies, insurance and other indirect costs applicable to the completion of each contract or order. Operating expenses consist of all general and administrative and operating costs not included in costs of sales, including but not limited to facilities rent, indirect labor and other overhaul costs.


                                                      Year Ended June 30,
                                                      ------------------
         Aircraft Paint Division                     2000            1999
         -----------------------                     ----            ----
         Revenues                                 $ 8,670,000    $ 11,162,000
         Cost of revenue                           (6,794,000)     (8,066,000)
         Operating and other expenses              (2,114,000)     (2,211,000)
                                                  -----------    ------------
         Recurring division income (loss)         $  (238,000)   $    885,000
                                                  ===========    ============

         Aviation Parts Manufacturing & Service Division

         Aviation Group's Aviation Parts Manufacturing & Service Division consists of two operating entities, Aero Design, Inc. and General Electrodynamics Corporation. Aero Design manufactures and sells aviation batteries, primarily in the replacement aftermarket. Aero Design is positioning for significant growth, and during the fiscal 2000 year, it applied for and won approval from the FAA for numerous additional manufacturing licenses relating to its line of commercial and general aviation replacement batteries. These licenses will allow Aero Design to focus its activities in future operating periods on growth in sales and operating profits. General Electrodynamics manufactures, sells, and services aviation scales to airlines and aviation maintenance customers worldwide. It also manufactures under bid-to- produce contracts various electronic aviation equipment for original equipment manufacturers. This business segment is expected to increase in activity and focus during the fiscal 2001 year.


                                                      Year Ended June 30,
         Aviation Parts Manufacturing &               ------------------
         Service Division                            2000            1999
         ----------------                            ----            ----
         Revenues                                $  3,894,000    $  3,935,000
         Cost of revenue                           (2,011,000)     (2,204,000)
         Operating and other expenses              (1,523,000)     (1,334,000)
                                                 ------------    ------------
         Recurring division income (loss)        $    360,000    $    397,000
                                                 ============    ============

         Leisure Travel Division

         In conjunction with Aviation Group's letter of intent agreement to merge with travelbyus.com, on March 17, 2000, Aviation Group executed agreements to purchase Global Leisure. On May 10, 2000, Aviation Group completed its acquisition of Global Leisure, and Global Leisure is now a wholly-owned subsidiary of Aviation Group. Global Leisure provides travel related services primarily through retail travel agencies, and is a seller of bulk travel services, maintaining several wholesale and discount contracts with leading providers of travel in the industry. Global Leisure has contracts with several major airlines, hotel operators and touring companies, including United Airlines, Continental Airlines, Delta Airlines, Hawaiian Airlines, Alaskan Airlines, Outrigger Hotels Hawaii, and Hotel Corporation of the Pacific d/b/a Aston Hotels & Resorts. These contracts allow Global Leisure to purchase airline tickets, hotel reservations and travel packages at wholesale prices.

         Global Leisure travel products are resold to the public through retail travel agents and other sellers. Several tradenames under which Global Leisure operates are "Sunmakers", "Kailani Hawaii Tours", and "Hawaii Leisure". Global Leisure has contracts with travel agencies and suppliers of travel in Washington, Hawaii, Nevada and California. These agencies have designated Global Leisure as a preferred supplier for all destinations and products that Global Leisure offers in exchange for certain sales-based commissions.

         Since its acquisition, Aviation Group has worked closely with travelbyus.com to fully integrate Global Leisure's products and operations into those of travelbyus.com. Aviation Group has executed a management agreement with travelbyus.com providing for the integration of Global Leisure's business into and with travelbyus.com. Cost reductions have been implemented by shutting down Global Leisure's Seattle, Washington offices, and combining its operations with those of travelbyus.com in Reno, Nevada. Global Leisure's travel products are being combined and cross-sold with travelbyus.com travel products, thus increasing potential for future revenue growth. When fully integrated into travelbyus.com's Internet distribution system, operating margins of Global Leisure should improve in the coming fiscal year. Management believes that this integration is vital to the success of its leisure travel operations, and if successful, can allow Global Leisure to grow and achieve profitability for Aviation Group and travelbyus.com.

         For financial reporting purposes, Aviation Group has treated the Global Leisure acquisition as if it occurred on March 31, 2000 and has included the balance sheet of Global Leisure in Aviation Group's unaudited financial statements as of March 31, 2000.


                                                 Year Ended June 30,
                                                 ------------------
         Leisure Travel Division                 2000          1999
         -----------------------                 ----          ----
         Gross bookings                      $  8,408,000      $  -
         Cost of tickets                       (7,591,000)        -
                                             ------------
         Reportable revenues                      817,000         -
         Operating and other expenses          (2,822,000)        -
                                             ------------
         Recurring division income (loss)    $ (2,005,000)        -
                                             ============

         Aviation Group - Corporate Overhead

         Operating expenses consist of all general and administrative and operating costs to provide management to Aviation Group's divisions, to support expected growth, and to seek acquisition or merger/sale targets, not directly attributable to the divisions' operations. These charges include legal, accounting, travel and other related overhead. During the fiscal years ended June, 2000 and 1999, Aviation Group incurred $436,000 and $262,000 in non-amortizable acquisition related costs and direct costs associated with Aviation Group's status as a public company. A key benefit of its intended merger with travelbyus.com is the reduction in corporate expenses, which management believes it generates upon its complete integration into the travelbyus.com business. These costs include legal, accounting, public-company costs, and other overhead items that significantly overlap with existing travelbyus.com operations.


                                                  Year Ended June 30,
                                                  -------------------
         Corporate Overhead                      2000             1999
         ------------------                      ----             ----
         Operating and other expenses        $ (1,944,000)    $ (1,534,000)
         Acquisition activity costs              (436,000)        (262,000)
                                             ------------     ------------
         Total corporate expenses            $ (2,380,000)    $ (1,796,000)
                                             ============     ============


Seasonality and Variability of Results

         Aviation Group's Global Leisure travel operations experience seasonal variability in revenues, primarily relating to the heavy summer and year-end leisure travel seasons. Management believes, however, that the integration of Global Leisure into travelbyus.com's other travel and technology companies will allow it to increase revenues above historical levels in future periods, and that when combined with other travelbyus.com travel products, can generate higher gross margins as well. Aviation Group's aircraft painting operations can experience significant seasonality and quarter-to- quarter variability in its stripping and painting operations. Scheduling of Aviation Group's paint customer fleet deliveries can significantly affect quarter-to-quarter results as well. During fiscal 2000, Aviation Group experienced reductions in revenues relating to the completion of its multi-year painting contract with United Airlines. This reduction, along with the retention of multiple paint facility locations pending the completion of its Boeing-747 sized paint facility in Louisiana contributed to the operating loss for the fiscal 2000 year. Significant changes in such scheduled operations or failure to attract additional aircraft painting contracts could have a material adverse effect on Aviation Group operations. Management, therefore, is required to plan cash flow accordingly.

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

Year 2000 Compliance Issues

         Aviation Group's systems experienced no significant Year 2000 shutdowns, issues or costs. Aviation Group considers its present systems to be Year 2000 compliant and operational. Aviation Group continues to monitor its hardware and software systems for potential Year 2000 operating risks and costs, however, and will continue such oversight for the remainder of the calendar 2000 year.

Fiscal Year Ended June 30, 2000 Compared to the Fiscal Year Ended June 30,
1999

         Aviation Group's net revenue decreased by $1,716,000, or 11%, for the fiscal year ended June 30, 2000 compared to the fiscal year ended June 30, 1999. The decrease was primarily due to reductions in paint revenues of $2,492,000, offset by Global Leisure travel revenues of $817,000. Costs of revenue for the fiscal 2000 year decreased by $1,324,000 to $8,805,000 compared to 1999. Costs of revenue as a percentage of revenue decreased by 1.3%, from 67.1% in 1999, to 65.8% in 2000. Marginal cost of revenues were higher in aircraft paint, but offset by Global Leisure margins during the period ended June 30, 2000.

         Operating costs and overhead associated with Global Leisure travel operations accounted for the increase in fiscal 2000 to $6,459,000 from $3,686,000 in fiscal 1999. Aviation Group's interest expense was $656,000 for the year ended June 30, 2000 versus $461,000 for the year ended June 30, 1999, and included non-cash interest expense of $303,000 associated with common stock warrants issued to lenders relating to Aviation Group's short term note and $4.50 convertible note financings.

         Depreciation and amortization expense rose significantly during the year ended June 30, 2000 to $1,991,000 from $674,000 for the year ended June 30, 1999. This increase relates to goodwill amortization associated with Aviation Group's acquisition of Global Leisure and, while non-cash in nature, will have a significant negative effect on reported net income figures in future periods, totaling approximately $50,000,000 over the next ten years.

         During the year ended June 30, 2000, Aviation Group recognized an operating loss from discontinued businesses of $795,000, versus a loss from these divisions of $509,000 for the year ended June 30, 1999. This increase was associated with the lower operating levels of Aviation Group's fixed base operations in anticipation of its eventual sale. Aviation Group sold its ground handling operations and certain fixed base departments during the year ended June 30, 2000, and recognized a net gain on sale of $600,000.

         Certain stock options and warrants were re-priced in fiscal 2000. These options and warrants will be accounted for as variable instruments beginning July 1, 2000, which will entail recording expense for any increase in Aviation Group's stock price over the exercise prices of the options and warrants. This could have a material effect on Aviation Group's future results of operations.

Fiscal Year Ended June 30, 1999 Compared to the Fiscal Year Ended June 30, 1998

         Aviation Group's net revenue from continuing operations increased by $4,054,000 or 37%, for the year ended June 30, 1999 compared to the year ended June 30, 1998. These increases were from our acquisition of Aero Design and General Electrodynamics Corporation, and increases in paint operations at our Portland location.

         Aviation Group's cost of revenues increased by $1,749,000 to $10,129,000 for the year ended June 30, 1999 from $8,380,000 for the year ended June 30, 1998. This increase in cost of revenues resulted primarily from the acquisitions of Aero Design and General Electrodynamics Corporation. Cost of revenues decreased as a percentage, relative to net revenue, to 67%, for the fiscal year ended June 30, 1999 from 75% for the year ended June 30, 1998. This improvement is the result of improvements in paint operations and increases in battery sales, which generate higher margins.

         Aviation Group's continuing operating expenses increased by $2,115,000 to $5,482,000 for the year ended June 30, 1999 from $3,367,000 for the year ended June 30, 1998. This increase in operating expenses resulted primarily from the acquisitions of Aero Design and General Electrodynamics Corporation, and internal growth in our paint operations. Corporate overhead also included $123,000 in expense related to the value of Aviation Group's common stock warrants issued to certain financial and investment advisors relating to acquisition activities.

         Goodwill amortization and depreciation increased by $205,000 to $674,000 for the year ended June 30, 1999. This increase related to Aviation Group's acquisition of Aero Design and General Electrodynamics Corporation. Interest expense was up $261,000 during the 1999 fiscal year to $461,000 for the year ended June 30, 1999, versus $200,000 for the year ended June 30, 1998. This increase resulted primarily from interest expense in our General Electrodynamics Corporation subsidiary acquired in August 1998, and $133,000 in finance charges relating to our restructuring of certain stock price guarantees in August 1998 as described further in Note H to Aviation Group's financial statements.




Financial Condition and Liquidity

         Aviation Group has incurred significant losses, due principally to corporate overhead associated with Aviation Group's acquisition strategy. Management continues its efforts to reduce overhead costs. Reductions in non-essential division operating expenses, along with elimination of marginal products and services that do not provide future growth or near-term profits have also been pursued.

         Since the acquisition of Global Leisure, Aviation Group has worked closely with travelbyus.com to fully integrate Global Leisure's products and operations into those of travelbyus.com. Aviation Group has executed a management agreement with travelbyus.com providing for the integration of Global Leisure's business into and with travelbyus.com, including the funding by travelbyus.com of operating shortfalls at Global Leisure pending the completion of Aviation Group's combination with travelbyus.com. Cost reductions have been implemented by shutting down Global Leisure's Seattle, Washington offices and combining its operations with those of travelbyus.com in Reno, Nevada. Global Leisure's travel products are being combined and cross-sold with travelbyus.com travel products, thus increasing potential for future revenue growth. When fully integrated into travelbyus.com's Internet distribution system, operating margins of Global Leisure should improve in the coming fiscal year. Management believes that this integration and the related arrangement with travelbyus.com is vital to the long term success of Aviation Group. For a discussion of the liquidity and capital resources of travelbyus.com, see "travelbyus.com - Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources."

         During the year ended June 30, 2000, Aviation Group sold its Tri-Star Airline Services ground handling and its Casper Air Service general aviation fixed base operations. Both businesses were sold to unrelated third parties, and together generated a gain on sale to Aviation Group of $600,000. In connection with Aviation Group's acquisition of Global Leisure, through March 31, 2000, Aviation Group raised a total of $20.4 million in capital. These funds were used primarily to finance Global Leisure, with Aviation Group retaining approximately $500,000 in funds for operating and transaction cost funding purposes. These funds have supplemented Aviation Group's existing revolving credit facilities to fund its business. At June 30, 2000, Aviation Group had a working capital deficit of 9,611,000. Aviation Group has negotiated with certain of its aviation service vendors and lenders exchange agreements wherein these parties may receive Aviation Group common stock in exchange for cancellation of certain current payables and debt. In addition, $3,000,000 in debt is supported by a travelbyus.com guarantee. While these funds combined with current operating levels and travelbyus.com funding support agreements should allow Aviation Group to meet its working capital requirements during fiscal 2001, significant interruptions in currently scheduled Aviation Group operations would adversely affect Aviation Group's financial condition and require additional capital from asset sales, borrowings, or equity financings in order to allow Aviation Group to meet its obligations. No assurance can be made that such sales or financings will be available or available on terms deemed advantageous to Aviation Group if such events occur.

         The combination with travelbyus.com, if approved, will allow management to begin immediately to reduce overlapping corporate overhead, complete the integration of its Global Leisure travel operations into and with the travel operations of travelbyus.com, and pursue the sale of its remaining aviation service and manufacturing businesses. While negotiations regarding the sale of these businesses is underway with certain third parties, no agreements have been reached. Proceeds from the sale of these entities will be used first to redeem preferred stock, with the remainder, if any, invested in Aviation Group's travel operations. If the business combination of Aviation Group with travelbyus.com is not approved by shareholders, the board of directors intends to negotiate and enact an arrangement with travelbyus.com that allows both companies to continue their relationship and joint business activities, and thereby promote the long-term viability of Aviation Group's operations. The terms and conditions of this alternative arrangement may have less potential for success that those unanimously recommended by the board of directors under the arrangement agreement.

Principal Shareholders of Aviation Group

         The following table sets forth certain information, as of October 1, 2000, with respect to the beneficial ownership of shares of Aviation Group's common stock (i) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, known to us to own beneficially more than 5% of the outstanding shares of common stock, (ii) by each director of Aviation Group and each executive officer of Aviation Group named in the Summary Compensation Table and (iii) by all directors and executive officers of Aviation Group as a group. Except as otherwise indicated, Aviation Group believes that each person named below possesses sole voting and investment power over his shares of common stock.

           Name and Address                       Number of Shares
          of Beneficial Owner                  Beneficially Owned/(1)/                  Percent of Total/(2)/
          -------------------                  ------------------                       ----------------
Lee Sanders                                         1,493,966/(3)/                              27.3%
700 North Pearl Street
Suite 2170
Dallas, Texas 75201

Richard Morgan                                        398,500/(4)/                               7.5%
700 North Pearl Street
Suite 2170
Dallas, Texas 75201

Hank Clements                                          52,950/(5)/                               1.1%
700 North Pearl Street
Suite 2170
Dallas, Texas 75201

Charles E. Weed                                       145,283/(6)/                               2.9%
920 Pierremont, Suite 105
Shreveport, Louisiana 71106

Gordon Whitener                                        65,000/(7)/                               1.3%
39 Carrington Drive
Cartersville, Georgia 30120

William Kerby/(8)/                                          -                                      -
204-3237 King George Highway
South Surrey, B.C.
Canada  V4P 1B7

John Fenyes/(8)/                                            -                                      -
5270 Neil Road
Reno, Nevada 89502

All executive officers and directors as a           2,209,949                                   36.9%
group (9 persons)/(9)/

__________________________

(1) This information has been furnished by Aviation Group's transfer agent and the respective officers and directors. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or convertible or exchangeable note.

(2) In calculating percentage ownership, all shares of common stock that the named shareholder has the right to acquire upon exercise of any option, warrant or convertible or exchangeable note are deemed to be outstanding for the purpose of computing the percentage of common stock owned by the shareholder, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other shareholders. Percentages of shares beneficially owned are based upon 4,956,722 shares.

(3) Represents (i) 987,300 shares owned of record by The Sanders Companies, Inc., a corporation wholly owned by Mr. Sanders, (ii) warrants to purchase 200,000 shares at $1.6875 per share expiring 2003, (iii) options to purchase 50,000 shares at $1.8563 per share expiring 2004, of which 60% had vested and were exercisable, (iv) warrants to purchase 250,000 shares at $1.50 per share expiring 2005 subject to completion of the arrangement with travelbyus.com and shareholder approval, and
         (v) warrants to purchase 26,666 shares at $1 per share expiring 2005 issued in connection with the funding of loans to Aviation Group by Mr. Sanders.
(4) Includes (i) warrants to purchase 15,000 shares at $1.6875 per share expiring 2004, (ii) warrants to purchase 250,000 shares at $1.50 per share expiring 2005 subject to completion of the arrangement and approval of shareholders, and (iii) warrants to purchase 75,000 shares at $1 per share expiring 2005 issued in connection with funding of loans to Aviation Group by Mr. Morgan.
(5) Includes (i) 2,500 shares purchasable at $1.6875 per share under warrants expiring in 2002, and (ii) 50,000 shares purchasable at $1.50 per share under warrants expiring 2005 subject to completion of the arrangement and approval of shareholders.
(6) Includes (i) 15,000 shares purchasable at $1.6875 per share under warrants expiring in 2004, (ii) 5,000 shares purchasable at $1.6875 per share under warrants expiring in 2003, and (iii) 50,000 shares purchasable at $1.50 per share under warrants expiring 2005 subject to completion of the arrangement and approval of shareholders.

(7) Represents (i) 15,000 shares purchasable at $1.6875 per share under warrants expiring in 2003 and 2004, and (ii) 50,000 shares purchasable at $1.50 per share under warrants expiring 2005 subject to completion of the arrangement and approval of shareholders.
(8) Messrs. Kerby and Fenyes are executive officers and directors of travelbyus.com, which owns 500 shares of Aviation Group's Series B preferred stock. These shares represent 23% of the outstanding shares of Series B preferred.
(9) Includes (i) 6,000 shares purchasable at $1.6875 under options held by John Arcari and (ii) 4,000 shares purchasable at $1.6875 under options held by Paul Lubomirski.

Directors and Executive Officers

         The board of directors is classified into three classes of directors pursuant to which the directors serve for staggered three-year terms. The terms of office of Messrs. Morgan, Weed and Clements as directors expire at the annual meeting of shareholders to be held in 2000. The terms of office of Mr. Fenyes and Mr. Whitener expires at the annual meeting of shareholders in 2001. The terms of office of Mr. Sanders and Mr. Kerby expires at the annual meeting of shareholders in 2002.

         The names, ages, positions and municipalities of residence of the executive officers and directors of Aviation Group are as follows:

             Name                   Age                         Position                               Residence
------------------------------  ----------- -----------------------------------------------   ---------------------------
Lee Sanders/(1)/                     40     Chairman and Director                             Red Oak, Texas
William Kerby                        43     President, Chief Executive Officer and Director   White Oak, British Columbia
Richard L. Morgan/(1)/               42     Executive Vice President, Chief Financial         Dallas, Texas
                                            Officer and Director
Paul Lubomirski                      46     President of Aviation Exteriors Louisiana Inc.,   New Iberia, Louisiana
                                            a subsidiary of Aviation Group
John Arcari                          59     Vice President - Marketing and Developmen         Plano, Texas
Charles E. Weed/(2)/                 68     Director                                          Shreveport, Louisiana
Gordon Whitener/(3)/                 37     Director                                          Cartersville, Georgia
Hank Clements/(2)(3)/                42     Director                                          Dallas, Texas
John Fenyes                          52     Director                                          Sparks, Nevada

________________________________
(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee


         Business Histories

         The following sets forth certain background information regarding executive officers and directors of Aviation Group, including their principal occupations:

         Lee Sanders was appointed Chairman of the Board of Aviation Group in March 2000, and he previously served as Chief Executive Officer of Aviation Group and its predecessors for more than five years. Mr. Sanders is also a founder and principal owner of Aviation Group. As a result of his service for Aviation Group and its predecessors, Mr. Sanders has experience in acquiring and managing businesses. He also has a marketing background resulting from his experiences in starting and operating private businesses. Mr. Sanders is a graduate of the University of Tennessee, with a Bachelor of Science in Business Administration.

         William Kerby was appointed President, Chief Executive Officer and a director of Aviation Group in March 2000. Mr. Kerby has been Vice Chairman and Chief Executive Officer of travelbyus.com since April 1999. Prior to joining travelbyus.com, Mr. Kerby was the founder, President and Chief Executive Officer of Leisure Canada Inc., a publicly traded company in the travel industry from January 1995 to March 1999. During his tenure with Leisure Canada Inc., Mr. Kerby engineered the development of that company's travel division assets. These assets included TravelPlus (formerly Goliger's Travel and Travel Trade International) with over 200 agencies across Canada, Altracs Publishing & Multimedia, producing Leisure Canada Magazine and Canadian Traveller, Bluebird Holidays/Tour Division in Great Britain and South Africa, Skyhigh Holidays and Cook Island Holidays in Canada.

         Richard L. Morgan was appointed as a director of Aviation Group on February 26, 1997, and as Aviation Group's Chief Financial Officer and Executive Vice President in April 1998. He served as a consultant to

Aviation Group prior to April 1998. Mr. Morgan was formerly Chief Financial Officer of Search Capital Group, Inc. from August 1985 through December 1994, when he voluntarily resigned. After Mr. Morgan's departure, eight Search subsidiaries conducting business in the sub-prime, used-automobile finance business filed for protection under Chapter 11 of the Federal Bankruptcy Code in August 1995. From December 1994 to April 1998, he served as an independent financial consultant. Mr. Morgan holds a graduate degree in business from Vanderbilt University.

         Paul Lubomirski was appointed as President of Aviation Exteriors Louisiana, Inc., one of the parent subsidiaries of Aviation Group, in March 1996 and has over 20 years of experience with industrial and marine paint applications and has extensive knowledge of paint systems and electrostatic application equipment. He has primary responsibility for Aviation Group's facilities and training programs applicable to the strip and paint operations. He has served as an executive officer with Aviation Exteriors Louisiana, Inc. for more than five years, including periods prior to its acquisition by Aviation Group in March 1996. Mr. Lubomirski attended the University of Hawaii where he majored in mechanical engineering.

         John Arcari was appointed as a Vice President of Aviation Group in April 1997. From 1958 to 1987, he served in numerous line and management positions with Pan American World Airways. From 1987 to 1990, he was vice president of maintenance and engineering for Tower Air, a New York-based airline. From 1990 to 1993, he was president of Page Avjet, an aircraft heavy maintenance and overhaul outsourcing company. From 1994 until his employment with Aviation Group, he was an independent consultant to aviation maintenance and service outsourcing companies.

         Charles E. Weed was elected a director of Aviation Group in December 1996 and served as the President of Sunbelt Business Capital Incorporated from August 1992 to February 1996. Mr. Weed is engaged in the business of making private investments individually.

         Gordon Whitener was elected a director of Aviation Group in December 1996. He is a private businessman and was President and Chief Executive Officer of Interface Americas of LaGrange, Georgia, a subsidiary of Interface Inc. and one of America's largest manufacturers of commercial carpet from November 1993 to November 1999. Since then, he has been a private investor and consultant. He was additionally a member of Interface Inc.'s board of directors. From 1992 to 1994, Mr. Whitener held various senior marketing and sales positions in the commercial carpet manufacturing industry with companies including Interface and Collins & Aikman. Mr. Whitener is a graduate of the University of Tennessee.


         Hank Clements was appointed a director of Aviation Group on August 19, 1999. Mr. Clements is a resident of Dallas, Texas and since 1989 has been President of The Clements Group, Inc., a Texas-based government relations and political consulting firm. Mr. Clements was appointed to a Texas state regulatory board in 1987 by Governor Bill Clements (no relation) and then elected chairman of the board by his colleagues in 1991, serving in that role until his term ended in 1994. Mr. Clements has represented several fortune 100 corporations on legislative issues in both Austin and Washington, D.C. Mr. Clements advises numerous elected officials, corporations and associations on political and legislative strategies. Mr. Clements is a graduate of Texas Tech University.

         John Fenyes was appointed as a director of Aviation Group in May 2000. Mr. Fenyes has been Executive Vice President and Chief Operating Officer of travelbyus.com and its subsidiary, Express Vacations, since November 1999. Mr. Fenyes has been involved in the travel industry for over 25 years, holding key positions, including Vice President, Product Development with American Airlines FlyAAway Vacations, from August 1998 to November 1999. During his tenure with American Airways FlyAAway Vacations, Mr. Fenyes developed one of the first in-house vacation package programs. Most recently, Mr. Fenyes was Director of Marketing Programs for ITT, Sheraton and General Manager of "Vacations by Sheraton", now part of the Starwood Group, from December 1995 to August 1998.


         No family relationships exist among the directors or executive officers of Aviation Group. Except as indicated above, none of the directors serve as members of the board of directors of another company which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         Board Committees

         The Compensation Committee consists solely of Messrs. Whitener and Clements. The Compensation Committee recommends compensation for officers other than the President, administers incentive compensation and benefit plans, including Aviation Group's 1997 stock option plan, and recommends policies relating to such plans.

         The Audit Committee currently consists of Messrs. Weed and Clements. The Audit Committee meets periodically with management and Aviation Group's independent auditors and reviews the results and scope of audits and other services provided by Aviation Group's independent auditors, Aviation Group's accounting procedures, and the adequacy of Aviation Group's internal controls.

         In August 1998, the board of directors established an Executive Committee. Messrs. Sanders and Morgan presently constitute the Executive Committee and are empowered to exercise the powers of the board of directors in the management of the business and affairs of Aviation Group, except when the board of directors is in session and except for certain powers which may be exercised only by the board of directors.

         Director Compensation

         Directors are reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. Non-employee directors have also been granted warrants for their services as directors. As a result of these grants, Mr. Whitener owns warrants to purchase 15,000 shares of common stock. Mr. Clements owns warrants to purchase 2,500 shares of common stock and Mr. Weed owns warrants to purchase 20,000 shares of common stock, each share exercisable at $1.6875 per share, which expire in 2003 and 2004. In February 2000, each of the non-employee directors was granted warrants to purchase 50,000 shares of common stock at $1.50 per share, which was the trading price of the common stock at that time. These warrants may not be exercised unless they are approved by the shareholders and the arrangement is completed.

Executive Compensation

         The following table sets forth information, for the fiscal years ended June 30, 2000, 1999 and 1998, regarding the compensation of Aviation Group's Chairman and former Chief Executive Officer and one other executive officer who received compensation of more than $100,000 for the fiscal year ended June 30, 2000. No other executive officers had compensation exceeding $100,000 for the fiscal year ended June 30, 2000.

                          Summary Compensation Table

                                                               Annual Compensation                 Long Term Compensation
                                                     --------------------------------------        ----------------------
                                           Fiscal                              Other Annual              Securities
      Name and Principal Position           Year     Salary        Bonus       Compensation          Underlying Options
      ---------------------------           ----     ------        -----       ------------          ------------------
William Kerby, President and                2000    $      0     $     -        $        -                      -
  Chief Executive Officer /(8)/


Lee Sanders, Former President               2000     152,759           -                                  500,000 /(7)/
  and Chief Executive Officer /(6)/         1999     144,000           -
                                            1998     144,000      75,000/(5)/                             250,000 /(2)/

Richard L. Morgan,                          2000     120,000           -             7,582 /(1)/          445,000 /(7)/
  Executive Vice President and              1999     120,000           -            12,000 /(1)/                -
  Chief Financial Officer                   1998      30,000           -           117,000 /(3)/          115,000 /(4)/


______________________
(1) Represents aggregate annual lease payments, insurance costs and related expenses for an automobile.
(2) Represents (i) options to purchase 50,000 shares of common stock exercisable at $1.875 per share expiring in 2004, and (ii) warrants to purchase 200,000 shares of common stock at $1.6875 per share expiring in 2003.
(3) Represents consulting fees earned prior to appointment as an executive officer of Aviation Group.

(4) Represents (i) warrants to purchase 100,000 shares of common stock at $1.6875 per share expiring in 2003 and (ii) warrants to purchase 15,000 shares of common stock at $1.6875 expiring in 2004.
(5)      Paid in connection with Aviation Group's initial public offering.
(6)      Mr. Sanders resigned as President and Chief Executive Officer in March
         2000.

(7) Represents (i) new warrants to purchase 250,000 shares of common stock issued to each of Mr. Sanders and Mr. Morgan at $1.50 per share expiring in 2005 but subject to shareholder approval, (ii) other existing warrants the exercise prices of which were reduced from $3.50 to $1.6875, and (iii) options to purchase 50,000 shares held by Mr. Sanders, the exercise price of which was reduced from $3.80 to $1.8563.


(8)      Mr. Kerby was appointed President and Chief Executive Officer in March
         2000.

         Stock Options and Warrants

         During the fiscal year ended June 30, 2000, the board of directors granted certain warrants to the executive officers named in the summary compensation table as described in the table blow.

                   Option/Warrant Grants in Last Fiscal Year

                              Number of Shares         % of Total Options/
                                 Underlying              Warrants Granted
                              Options/Warrants           to Employees in           Exercise Price
            Name                  Granted                   Fiscal Year              ($/Share)        Expiration Date
---------------------------      ---------          -------------------------       -----------       ---------------
Lee Sanders                     250,000 /(1)/                   27%                  $   1.50             2/23/05
                                200,000 /(2)/                   21                     1.6875             4/28/05
                                 50,000 /(2)/                    5                     1.8563             8/22/04
Richard Morgan                  250,000 /(1)/                   27                       1.50             2/23/05
                                180,000 /(2)/                   20                     1.6875             3/31/03
                                 15,000 /(2)/                    1                     1.6875             4/28/05

___________________________

(1)      Warrants are not exercisable until approved by the shareholders.

(2)      Represents repricing of options and warrants in August 1999.

Following the end of the fiscal year, in August 1999, the board of directors determined to amend the outstanding options and warrants for Aviation Group's employees and directors, including Mr. Sanders and Mr. Morgan, by reducing the exercise price to $1.6875 per share, which was the then current market price for the common stock. In August 1999, the board of directors also extended the expiration date of warrants to purchase 80,000 shares previously issued to Mr. Morgan, when he was a consultant to Aviation Group, from March 31, 1999 to March 31, 2003.

          Aggregate Option/Warrant Exercises in Last Fiscal Year and
                     Fiscal Year End Option/Warrant Values

                                                                Number of Securities                  Value of Unexercised
                         Shares                                Underlying Unexercised                     In-the-Money
                      Acquired on         Value                   Options/Warrants                      Options/Warrants
       Name           Exercise(#)      Realized($)                at June 30, 2000                      at June 30, 2000
-------------------  -------------     -----------     --------------------------------------  ------------------------------
                                                           Exercisable       Unexercisable       Exercisable   Unexercisable
                                                       ------------------  ------------------  --------------- --------------
Lee Sanders                   0                  0                200,000       250,000/(1)/        $   62,500     $  125,000
                                                                   30,000        20,000                  4,500          3,000
Richard Morgan           58,500/(2)/      $146,250                 15,000       250,000/(1)/             4,688        125,000

____________________

(1)      Warrants are not exercisable until approved by shareholders.

(2) Mr. Morgan surrendered warrants to purchase 180,000 shares as consideration for the purchase of these shares.

         Employment and Consulting Agreements

         Aviation Group has an employment agreement with Paul Lubomirski and with John Arcari. The employment agreements of Mr. Lubomirski and Mr. Arcari expire in 2000. Mr. Lubomirski is paid an annual salary of $90,000 and Mr. Arcari is paid an annual salary of $80,000. Each employment agreement contains a non- competition agreement for a period of three years after any expiration or termination of the agreement. Each employee is entitled to additional benefits, including disability insurance, life insurance, and health and dental insurance. Mr. Arcari is eligible for additional bonuses as may be determined by the board of directors. Mr. Lubomirski's employment agreement specifies a formula for bonus payments that varies between 10% and 70% of his annual salary if the net profit for the Aviation Group's painting subsidiary Aviation Exterior Louisiana, Inc. for any fiscal year exceeds certain amounts during the term of his agreement.

         Aviation Group entered into an employment agreement with Lee Sanders in March 1996. In April and August 1997 and August 1998, the employment agreement was amended. Under the amended employment agreement, Mr. Sanders earns an annual salary of $144,000 with increases at the end of each calendar year based on the Consumer Price Index. Mr. Sanders is eligible for a bonus to be determined in the sole discretion of the board of directors based on merit, Aviation Group's financial performance and other relevant criteria. The employment agreement expires on August 13, 2003 but automatically extends for an additional year on August 13 of each year unless either party affirmatively elects not to extend the term. The employment agreement contains a non- competition agreement for three years after any expiration or termination of the agreement. Mr. Sanders is entitled to additional benefits, including disability insurance, life insurance, and health and dental insurance. If Aviation Group terminates Mr. Sanders' employment at any time or if Mr. Sanders terminates his employment within one year after a change in ownership or control of Aviation Group, Aviation Group is required to pay him severance pay equal to the unpaid salary for the remainder of the term of the agreement plus the total salary and bonus compensation paid to him during the year period preceding the termination. A change in ownership or control of Aviation Group includes appointment of any person other than Mr. Sanders as Chairman or Chief Executive Officer or the removal of him from either of these positions, any change in a majority of the board members not approved by him, any transfer or issuance of shares representing more than 25% of the beneficial ownership of Aviation Group if not approved in advance by Mr. Sanders, any material change in his authority or duties and any breach by Aviation Group of the employment agreement not remedied within ten days after notice from him. The election of William Kerby as Chief Executive Officer resulted in a change in control for purposes of Mr. Sanders' employment agreement.

         Effective February 23, 2000, Aviation Group and Lee Sanders amended his employment agreement to provide for a minimum bonus of $300,000 payable on the earlier of (a) January 2, 2001, (b) the sale of the existing operating subsidiaries of Aviation Group or their assets, on terms acceptable to Aviation Group's board of directors, or (c) the termination by Aviation Group of his employment for any reason. Completion of the arrangement with travelbyus.com will not trigger the requirement to pay this bonus.

         Effective February 23, 2000, Aviation Group and Richard Morgan entered into a one-year employment agreement providing for an annual salary of $125,000 and a minimum bonus of $150,000 payable on the earlier of (a) January 2, 2001,
(b) the sale of the existing operating subsidiaries of Aviation Group or their assets, on terms acceptable to Aviation Group's board of directors, or (c) the termination by Aviation Group of his employment for any reason. Completion of the arrangement will not trigger the requirement to pay this bonus. Under the employment agreement, Mr. Morgan promised not to compete with any business, and not to solicit employees or customers, of Aviation Group or its subsidiaries for one year following termination or expiration of his employment. In consideration for entering into the employment agreement, Aviation Group's board of directors granted to Mr. Morgan five-year warrants to purchase 250,000 shares of Aviation Group common stock at an exercise price of $1.50 per share. Because of the requirements of Nasdaq's rules, the exercisability of these warrants was conditioned on the approval of Aviation Group's shareholders. Aviation Group's board of directors believed that the employment agreement and warrants for Mr. Morgan were advisable to assure that Aviation Group would continue to receive the benefits of Mr. Morgan's services through and following the completion of the transactions then being contemplated with travelbyus.com and Global Leisure.

         1997 Stock Option Plan

         Aviation Group's 1997 stock option plan was adopted by the board of directors and the shareholders in February 1997. The purpose of the plan is to provide increased incentives to key employees and directors to render services and exert maximum effort to achieve long term business success. Pursuant to the plan, Aviation Group may grant incentive and nonstatutory (nonqualified) stock options to key employees and directors. A total of 150,000 shares of common stock have been reserved for issuance under the plan.

         The board of directors or the Compensation Committee has the authority to select the key employees and directors of Aviation Group to whom stock options are granted (provided that incentive stock options only be granted to employees of Aviation Group). Subject to the limitations set forth in the plan, the board of directors or the Compensation Committee has the authority to designate the number of shares to be covered by each option, determine whether an option is to be an incentive stock option or a nonstatutory option, establish vesting schedules, specify the type of consideration to be paid to Aviation Group upon exercise and, subject to certain restrictions, specify other terms of the options.

         The maximum term of options granted under the plan is ten years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per incidence. Options granted under the plan are nontransferable and generally expire within three months after the termination of an optionee's service to Aviation Group. In general, if an optionee is disabled, dies or retires from his or her service to Aviation Group, this option may be exercised up to three months following the disability or death unless the board of directors or Compensation Committee determine to allow a longer period for exercise.

         The exercise price of incentive stock options must not be less than the fair market value of the common stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 10% higher than the fair market value of the stock on the date of grant, and the term of those options cannot exceed five years.

         As of October 1, 2000, Aviation Group had outstanding under the 1997 stock option plan the following options:

                               Shares of       Exercise                       Market Value of
                             Common Stock        Price                         Common Stock
       Name                  Under Option    Per Share /(1)/  Date of Grant  on Date of Grant /(1)/   Expiration Date
       ----                  ------------    ---------        -------------  ----------------         ---------------
Five executive officers          4,000          $1.6875         Apr. 29/98           $3.50             Apr. 28/04
     as a group                  6,000           1.6875         Apr. 29/98            3.50             Apr. 29/05
                                50,000           1.8563         Apr. 29/98            3.50             Apr. 29/05

Employees who are not            4,000           1.6875         Apr. 29/98            3.50             Apr. 28/04
     executive officers or      21,000           1.6875         Apr. 29/98            3.50             Apr. 29/05
     directors as a group

Consultants or directors             0
     who are not executive
     officers as a group

_______________________
(1) All options were repriced on August 18, 1999 to $1.6875, which was the market value of the common stock on that date, except the 50,000 options to Lee Sanders for which the repricing established the exercise price at $1.8563 per share. The exercise prices before the repricing were $3.50 per share for all options except that the exercise price for the option of Mr. Sanders was $3.85.

Prior Sales

         The following table contains details of the prior sales of securities of Aviation Group for the 12-month period prior to the date of this joint proxy statement/prospectus:

                                 Number of              Number of Shares           Number of Shares
                                 Shares of          of Series A Convertible          of Series B           Aggregate
Date of Issue                   Common Stock            Preferred Stock            Preferred Stock          Proceeds
-------------                   ------------            ---------------            ---------------          --------
September 29, 1999/(1)/           155,250                                                               $    297,600
January 6, 2000/(2)/               11,849                                                                     53,320
January 20, 2000/(3)/              58,500                                                                     40,073
March 17, 2000/(4)/                                                                      450               4,500,000
April 19, 2000/(5)/                78,864                                                                    337,526
May 10, 2000/(6)/                                             1,650                                       16,500,000
May 10, 2000/(5)/                                                                         50                 500,000
May 10, 2000/(7)/                 750,000                                                                  2,000,000
May 10, 2000/(8)/                                                                      1,653              16,530,000
May 25, 2000/(9)/                 112,000                                                                    200,000
August 18, 2000/(10)/             165,921                                                                    269,621

____________________

(1) Issued in lieu of payment of an obligation for royalties and a share price guaranty at $1.92 per share.

(2) Issued pursuant to conversion of notes at conversion price of $4.50 per share.

(3) Issued upon cashless exercise of warrants at exercise price of $0.685 per share.

(4) Issued pursuant to purchase by travelbyus.com at $10,000 per share. See "Aviation Group--Business-Acquisition of Global Leisure Travel, Inc."


(5) Issued pursuant to conversion of notes, 67,289 shares at a conversion price of $4.50 per share and 11,575 shares at a conversion price of $3 per share.

(6) Issued to the former owners of Global Leisure, along with Series A warrants to purchase 750,000 shares of Aviation Group common stock at an exercise price of $5 per share, in exchange for the transfer or cancellation of stock and indebtedness owned by them and their affiliates. See "Aviation Group--Business-Acquisition of Global Leisure Travel, Inc."

(7) Issued through private purchase at $2.667 per share. See "Aviation Group--Business-Acquisition of Global Leisure Travel, Inc."

(8) Issued through private purchase at $10,000 per unit, each unit consisting of one share of Series B preferred stock and 750 Series C warrants. See "Aviation Group-Business-Acquisition of Global Leisure Travel, Inc."

(9) Issued in payment of an obligation arising from the settlement of a lawsuit in June 1999.

(10) Issued in connection with a note to satisfy outstanding rental obligation.

Certain Relationships and Related Transactions

         Charles E. Weed, a director of Aviation Group, served as a consultant to Aviation Group from March 1996 until February 2000. During the fiscal years ended June 30, 1998 and 1999, Aviation Group paid Mr. Weed $48,000 and $54,200 in consulting fees, respectively. As of June 30, 1999, Mr. Weed held convertible notes of Aviation Group totaling $62,064 in principal amount. To induce the conversion by holders of the 10% convertible notes of the payments due on March 31, June 30 and September 30, 1999, Aviation Group agreed to reduce the conversion price for these notes to $1.75 per share. In May 1999, six holders of the notes agreed to convert these payments totaling $221,000 for a total of 126,427 shares of common stock, including the conversion by Mr. Weed of $37,250 in principal amount of his notes, plus accrued interest, for 24,954 shares of common stock.

         In June 1999, two shareholders of Aviation Group, who were not affiliated with Aviation Group, loaned Aviation Group $600,000 pursuant to a secured note due December 31, 1999. The shareholders were granted warrants to purchase 200,000 shares of common stock at $1 per share. This loan was repaid in full in December 1999. As compensation for arranging this financing on behalf of Aviation Group, Mr. Weed received 40,000 shares of Aviation Group's common stock.

         During the fiscal 2000 year, Lee Sanders and Richard Morgan provided Aviation Group with $80,000 and $225,000, respectively, in short-term unsecured working capital loans. These loans paid interest at the annual rate of 9%, and the proceeds were used by Aviation Group to fund certain operating expenses and debt repayments. These loans have been repaid, and there is presently no outstanding balance. In consideration for these financings, Messrs. Sanders and Morgan received warrants to purchase 26,666 and 75,000 shares, respectively, of Aviation Group common stock at an exercise price of $1 per share. The interest and warrant terms for these loans were identical to the terms of the $600,000 short-term secured loan described above from an unaffiliated third party to Aviation Group in June 1999.

         In August 1998, under their prior acquisition agreements with Aviation Group, two former shareholders of Aviation Group, who owned an aggregate of 82,165 shares of common stock, claimed that they were entitled to receive certain payments from Aviation Group upon a resale of their shares. Charles Weed purchased 20,000 shares, and three other existing shareholders purchased the remainder of the shares, of these two shareholders at a price of $3 per share. This price was in the range of closing trading prices at the time of the sale in late August 1998. To facilitate the transaction, Aviation Group agreed with each of the shareholders, including Mr. Weed, that the purchasers would receive at least $3.50 per share in sales proceeds upon any resale of these shares after one year. Mr. Weed and each shareholder agreed not to resell these shares for one year. As a result of this arrangement, Aviation Group paid Mr. Weed $10,000.

         The board of directors of Aviation Group believes that all transactions between Aviation Group and any of its affiliates have been made on terms no less favorable to Aviation Group than would have been obtained from non-affiliated third parties. Any future transactions between Aviation Group and any of its affiliates will be subject to approval by a majority of the independent disinterested members of the board of directors or by a majority of the shareholders, other than any interested shareholders, and will be made on terms no less favorable to Aviation Group than could be obtained from unaffiliated third parties. Aviation Group will not make any loans to its officers, directors, 5% shareholders or affiliates, except for bona fide business purposes.

                          EXCHANGE OFFER TO SERIES B
                            PREFERRED SHAREHOLDERS

         Through this joint proxy statement/prospectus and a prospectus supplement, Aviation Group is offering to issue to holders of its Series B preferred stock one share of its Series C convertible preferred stock in exchange for each share of Series B preferred stock. The exchange offer is required by the terms of Aviation Group's agreement with travelbyus.com entered into on March 1, 2000. The exchange offer will remain open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the Series B preferred stock. The purpose is to provide the holders of Series B preferred the opportunity to obtain preferred stock that is freely transferable and convertible into common stock after completion of the arrangement.

         When issued, cumulative dividends on each share of Series C convertible preferred stock will accrue from the date immediately following the last date on which dividends were paid on the share of Series B preferred stock exchanged for Series C convertible preferred stock. If no dividends have been paid on the Series B preferred stock, cumulative dividends will accrue from the date the share of the Series B preferred stock was originally issued.

         The exchange of shares is conditioned on completion of the arrangement. Aviation Group is entitled to close the exchange offer at the same time the arrangement is completed, but must accept all Series B preferred stock validly tendered before that time in accordance with the exchange offer. Holders of Series B preferred stock will receive a supplement to this joint proxy statement/prospectus that describes the exchange offer and related risks and compares the terms of the Series B preferred stock to the Series C convertible preferred stock.

                             SELLING SHAREHOLDERS

         This joint proxy statement/prospectus also relates to the potential offer from time to time following the arrangement by the holders of shares of Aviation Group common stock identified in the table below. The following table provides the names of each selling shareholder, the number of travelbyus.com common shares beneficially owned by each holder as of September 1, 2000, and the number of the shares of Aviation Group common stock that may be offered by each selling shareholder, to the knowledge of Aviation Group.

                                     travelbyus.com
                                      Common Shares                                           Percent of
                                      Beneficially             Aviation Group Common        All Outstanding
                                       Owned as of               Stock Offered by           Aviation Group
          Name                      September 1, 2000           this Prospectus(1)          Common Stock(1)
---------------------------         -----------------           ------------------          ---------------
William Kerby                            6,083,334                  6,083,334                      6.0%
Michael Farrugia                           800,000                    800,000                      0.8%
John Fenyes                              1,154,000                  1,154,000                      1.1%
Jon Snyder                               1,154,000                  1,154,000                      1.1%



_____________________
(1) Assumes consummation of the arrangement and issuance of shares of Aviation Group common stock to all travelbyus.com shareholders.

         William Kerby has served as President, Chief Executive Officer and a director of Aviation Group since March 1, 2000. Jon Snyder served as a director of Aviation Group between March 1, 2000 and May 3, 2000. John Fenyes has served as a director since May 3, 2000. These three individuals also serve as executive officers of travelbyus.com, which owns 500 shares of Series B preferred stock in Aviation Group.

                             PLAN OF DISTRIBUTION

         Aviation Group has registered with the SEC the shares of Aviation Group common stock to be issued in exchange for the exchangeable shares pursuant to the arrangement. That registration also applies to resales by certain selling shareholders, who are named above as selling shareholders. The registration does not necessarily mean that any shares will be offered or sold by the selling shareholders. Aviation Group will not receive any of the proceeds of the sale of the shares offered by the selling shareholders.

         The distribution of shares of Aviation Group common stock by the selling shareholders may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or in other transactions at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. Any underwritten offering may be on either a "best efforts" or a "firm commitment" basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or from purchasers of the shareholders' shares for whom they may act as agents. Underwriters may sell the shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

         The selling shareholders and any underwriters, dealers or agents that participate in the distribution of shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any profit on the sale of shares by them and any discounts, commissions or concessions received by any underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If a selling shareholder is deemed to be an "underwriter," the shareholder may have liability for the accuracy of the contents of this joint proxy statement/prospectus under the Securities Act.

         At a time a particular offer of shares is made by a selling shareholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling shareholders and any other required information.

         The sale of shares of Aviation Group common stock by the selling shareholders may also be effected from time to time by selling shares directly to purchasers or to or through a broker-dealer. A broker-dealer may act as agent for the selling shareholders or may purchase from the selling shareholders all or a portion of the shares as principal. Sales may be made pursuant to any of the methods described below. Sales may be made on Nasdaq, the Boston Stock Exchange or other exchanges on which the shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise. In each case, sales will be made at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

         The selling shareholders' shares may also be sold in one or more of the following transactions:

         - block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

         - a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq, Boston Stock Exchange or other stock exchange rules;

         - ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

         - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

         - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling shareholders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

         In connection with distributions of the shareholders' shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by or otherwise. The selling shareholders may also

         - sell shares short and redeliver shares to close out short positions;

         - enter into option or other transactions with broker-dealers or others which may involve the delivery to those persons of the shares, the broker-dealers may resell those shares pursuant to this proxy statement/prospectus; and

         - pledge the shares to a broker or dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this proxy statement/prospectus.

In addition, any shares covered by this proxy statement/prospectus that qualify for resale pursuant to Rule 145 of the Securities Act may be sold under Rule 145 rather than with this proxy statement/prospectus.

         In order to comply with securities laws of certain states, if applicable, the shares of Aviation Group common stock may be sold only through registered or licensed brokers or dealers.

         The selling shareholders will be subject to applicable provisions of the Securities Exchange Act and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of any of the common stock by the selling shareholders. Rule 102 under Regulation M provides, with certain exceptions, that it is unlawful for a selling shareholder or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling shareholder or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the foregoing may affect the marketability of the common stock.

         The selling shareholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of Aviation Group's common stock.

         Until the distribution of the common stock is completed, SEC rules may limit the ability of any underwriters to bid for and purchase common stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

         The lead underwriters may also impose a penalty bid on certain other underwriters participating in the offering and selling group members. This means that if the lead underwriters purchase common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those shares of common stock as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resale of the security before the distribution is completed.


         Aviation Group makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the common stock. In addition, it makes no representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         All expenses incident to the offering and sale of the shareholders' shares (other than brokerage and underwriting commissions and certain taxes) will be paid by Aviation Group.

                                 LEGAL MATTERS

         The validity of the issuance of the shares of Aviation Group common stock to be issued in connection with the arrangement will be passed upon for Aviation Group by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Cassels Brock & Blackwell LLP will render an opinion with respect to certain Canadian tax matters described under the caption "Federal Income Tax Considerations Relating to the Arrangement." A director of travelbyus.com, John Craig, is also a partner in Cassels Brock & Blackwell LLP. Shearman & Sterling will render an opinion with respect to certain U.S. tax matters described under the caption "Federal Income Tax Considerations Relating to the Arrangement."

                                    EXPERTS

         The consolidated financial statements of Aviation Group as of June 30, 2000 and 1999 and for each of the two years ended June 30, 2000, have been included herein in reliance on the report of Hein + Associates, LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Aviation Group as of June 30, 1998 and for each of the two years in the period ended June 30, 1998, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Global Leisure as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, have been included herein in reliance on the report of BDO Seidman LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of travelbyus.com as of September 30, 1999 and for the nine-month fiscal year ended September 30, 1999, have been included herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of travelbyus.com as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, have been included herein in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Cheap Seats as of June 30, 1999 and 1998 and each of the two years in the period ended June 30, 1999, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Express Vacations as of September 30, 1999 and for the period from August 5, 1998 to September 30, 1999 have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Cruise Shoppes as of June 30, 1999 and 1998 and for each of the two years in the period ended June 30, 1999, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Epoch Technology Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, have been included herein in reliance on the report of Hein + Associates, LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Muffin Communications as of December 31, 1999 and 1998 and for the period from February 6, 1998 to December 31, 1999, have been included herein in reliance on the report of Friduss, Lukee, Schiff & Co., P.C., independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of ProSoft Corporation as of December 31, 1999 and for the year ended December 31, 1999, have been included herein in reliance on the report of Swenson Advisors, LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of SiteRabbit.com as of June 30, 2000, 1999 and 1998 and for each of the years ended June 30, 2000 and 1999 and for the period from July 21, 1997 to June 30, 1998, have been included herein in reliance on the report of Swenson Advisors, LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

         Our boards of directors do not plan to bring or know of any other matter that will be brought before the special shareholders meetings other than those specifically set forth in the this joint proxy statement/prospectus. If any other matters properly come before either special shareholders meeting, the persons named in the accompanying proxies intend to vote these proxies in accordance with the judgment of the applicable board of directors.

         No persons have been authorized to give any information or to make any representation other than those contained in this joint proxy statement/prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Aviation Group or travelbyus.com or by any other person. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Aviation Group or travelbyus.com since the date hereof or that the information herein is correct as of any time subsequent to its date.

                         INDEX TO FINANCIAL STATEMENTS

AVIATION GROUP, INC.
Report of Hein + Associates LLP..........................................................................................     F-1
Report of PricewaterhouseCoopers LLP.....................................................................................     F-2
Consolidated Balance Sheets at June 30, 2000 and June 30, 1999...........................................................     F-3
Consolidated Statements of Operations for Years ended June 30, 2000, 1999 and 1998.......................................     F-4
Consolidated Statement of Changes in Shareholders' Equity for the Period From July 1, 1997
         Through June 30, 2000...........................................................................................     F-5
Consolidated Statements of Cash Flows for the Years ended June 30, 2000, 1999 and 1998...................................     F-6
Notes to Consolidated Financial Statements...............................................................................     F-8

GLOBAL LEISURE TRAVEL, INC.

Report of BDO Seidman LLP................................................................................................    F-26
Consolidated Balance Sheets at December 31, 1999 and 1998................................................................    F-27
Consolidated Statements of Loss for the Years ended December 31, 1999, 1998 and 1997.....................................    F-28
Consolidated Statements of Stockholders' Deficit for the Period from January 1, 1997 through
         December 31, 1999...............................................................................................    F-29
Consolidated Statements of Cash Flows for the Years ended December 31, 1999, 1998 and 1997...............................    F-30
Notes to Financial Statements............................................................................................    F-31

TRAVELBYUS.COM LTD.

Report of PricewaterhouseCoopers LLP.....................................................................................    F-41
Report of Ernst & Young LLP..............................................................................................    F-42
Consolidated Balance Sheets at June 30, 2000, September 30, 1999 and December 31, 1998...................................    F-43
Consolidated Statement of Operations and Deficit for the Nine Months ended June 30, 2000 and 1999, for the Period from January 1, 1999 to September 30, 1999 and for the Years ended
         December 31, 1998 and 1997......................................................................................    F-45
Consolidated Statement of Changes in Shareholders' Equity  for the Period from January 1, 1997
         through June 30, 2000...........................................................................................    F-46
Consolidated Statement of Cash Flows for the Nine Months ended June 30, 2000 and 1999, for the Period
         from January 1, 1999 to September 30, 1999 and for the Years ended December 31, 1998 and 1997...................    F-47
Notes to Consolidated Financial Statements...............................................................................    F-49

CRUISE SHOPPES AMERICA, LTD.

Report of PricewaterhouseCoopers LLP.....................................................................................    F-77
Balance Sheets at March 31, 2000 and June 30, 1999 and 1998..............................................................    F-78
Statements of Earnings and Retained Earnings for the Nine Months ended March 31, 2000 and 1999
         and the Years ended June 30, 1999 and 1998......................................................................    F-79
Statements of Changes in Shareholders' Equity for the Period from June 30, 1997 to March 31, 2000........................    F-80
Statements of Cash Flows for the Nine Months ended March 31, 2000 and 1999 and the
         Years ended June 30, 1999 and 1998..............................................................................    F-81
Notes to Financial Statements............................................................................................    F-82

EPOCH TECHNOLOGY, INC.

Report of Hein + Associates LLP.........................................................................................     F-89
Consolidated Balance Sheets at March 31, 2000, December 31, 1999 and 1998...............................................     F-90
Consolidated Statements of Operations for the Three Months ended March 31, 2000 and 1999 and the
         Years ended December 31, 1999 and 1998.........................................................................     F-91
Consolidated Statements of Stockholders' Deficiency for the Period from January 1, 1998 through
         March 31, 2000.................................................................................................     F-92
Consolidated Statements of Cash Flows for the Three Months ended March 31, 2000 and 1999 and the
         Years ended December 31, 1999 and 1998.........................................................................     F-93
Notes to Consolidated Financial Statements..............................................................................     F-94

EXPRESS VACATIONS, LLC

Report of PricewaterhouseCoopers LLP....................................................................................     F-97
Balance Sheets at October 31, 1999 and September 30, 1999 and 1998......................................................     F-98
Statements of Members' Equity for the One-Month Period ended October 31, 1999, Year ended September 30, 1999
         and the Period from August 5, 1998 to September 30, 1998.......................................................     F-99
Statements of Loss for the One-Month Period ended October 31, 1999, Year ended September 30, 1999 and the
         Period from August 5, 1998 to September 30, 1998...............................................................    F-100
Statements of Cash Flows for the One-Month Period ended October 31, 1999, Year ended September 30, 1999 and the
         Period from August 5, 1998 to September 30, 1998...............................................................    F-101
Notes to Financial Statements...........................................................................................    F-102

CHEAP SEATS INC.

Report of PricewaterhouseCoopers LLP....................................................................................    F-107
Balance Sheets at November 30, 1999 and June 30, 1999 and 1998..........................................................    F-108
Statements of Operations and Deficit for the Period from July 1, 1999 to November 30, 1999
         and the Years ended June 30, 1999 and 1998.....................................................................    F-109
Statements of Cash Flows for the Period from July 1, 1999 to November 30, 1999 and the Years ended
         June 30, 1999 and 1998.........................................................................................    F-110
Notes to Financial Statements...........................................................................................    F-111

MUFFIN COMMUNICATIONS, LTD.

Report of Friduss, Lukee, Schiff & Co., P.C.............................................................................    F-116
Balance Sheets at June 30, 2000 and December 31, 1999 and 1998..........................................................    F-117
Statements of Income (Loss) and Retained Earnings (Accumulated Deficit) for the Six Months
         ended June 30, 2000, the Year ended December 31, 1999 and the Period from February 6, 1998
         (Inception) to December 31, 1998...............................................................................    F-119
Statements of Changes in Stockholder's Equity (Deficit) for the Period from February 6, 1998
         to June 30, 2000...............................................................................................    F-120
Statements of Cash Flows  for the Six Months ended June 30, 2000, the Year ended December 31, 1999
         and the Period from February 6, 1998 (Inception) to December 31, 1998..........................................    F-121
Notes to Financial Statements...........................................................................................    F-122

PROSOFT CORPORATION

Report of Swenson Advisors, LLP.........................................................................................    F-124
Balance Sheet at December 31, 1999......................................................................................    F-125
Statement of Income for the Year ended December 31, 1999................................................................    F-126
Statement of Stockholders' Equity for the Year ended December 31, 1999..................................................    F-127
Statement of Cash Flows for the Year ended December 31, 1999............................................................    F-128
Notes to Financial Statements...........................................................................................    F-129

SITERABBIT.COM

Report of Swenson Advisors, LLP........................................................................................     F-132
Consolidated Balance Sheets at June 30, 2000, 1999 and 1998............................................................     F-133
Consolidated Statements of Operations for the Years ended June 30, 2000 and 1999 and for the
         Period from July 21, 1997 to June 30, 1998....................................................................     F-134
Consolidated Statements of Stockholders' Equity for the Years ended June 30, 2000 and 1999 and
         the Period from July 21, 1997 to June 30, 1998................................................................     F-135
Consolidated Statements of Cash Flows for the Years ended June 30, 2000 and 1999 and
         the Period from July 21, 1997 to June 30, 1998................................................................     F-136
Notes to Financial Statements..........................................................................................     F-137

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors
Aviation Group, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheets of Aviation Group, Inc. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviation Group, Inc. and subsidiaries at June 30, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with generally accepted accounting principles in the United States.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Dallas, Texas
September 11, 2000

                       Report of Independent Accountants


To the Board of Directors and
Shareholders of Aviation Group, Inc.


In our opinion, the accompanying consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of Aviation Group, Inc. and its subsidiaries for the year ended June 30, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas
October 12, 1998, except for Note P,
which is dated May 15, 2000

                     AVIATION GROUP, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS

                                                         ASSETS
                                                         ------

                                                                                       JUNE 30, 2000      JUNE 30, 1999
                                                                                       -------------      -------------
CURRENT ASSETS:

   Cash and cash equivalents                                                           $     432,000       $      84,000
   Restricted cash and time deposit                                                        1,957,000             538,000
   Accounts receivable, net of allowance of $35,000 and $138,000, respectively             2,018,000           2,200,000
   Note receivable - affiliate                                                             1,930,000                  --
   Inventory, net of reserve for obsolescence of $176,000 and $242,000, respectively       1,049,000           1,547,000
   Prepaid expenses and other                                                                685,000             170,000
   Prepaid tour costs                                                                      1,643,000                  --
                                                                                       -------------       -------------
         Total current assets                                                              9,714,000           4,539,000

PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation                           2,653,000           4,050,000

OTHER ASSETS:
   Goodwill, net                                                                          50,657,000           4,144,000
   Other                                                                                     720,000             319,000
                                                                                       -------------       -------------

         Total other assets                                                               51,377,000           4,463,000
                                                                                       -------------       -------------

                  Total assets                                                         $  63,744,000       $  13,052,000
                                                                                       =============       =============

                                           LIABILITIES AND SHAREHOLDERS' EQUITY
                                           ------------------------------------

CURRENT LIABILITIES:
   Current maturities of long-term debt                                                $   3,976,000       $     463,000
   Current portion of capital lease obligations                                              150,000             164,000
   Short-term borrowings, net of discount of $206,000 and $140,000 at
      June 30, 2000 and 1999                                                               4,162,000           2,316,000
   Accounts payable                                                                        4,216,000           2,334,000
   Customer deposits                                                                       3,718,000                  --
   Accrued and other liabilities                                                           3,103,000           1,335,000
                                                                                       -------------       -------------
         Total current liabilities                                                        19,325,000           6,612,000

LONG-TERM LIABILITIES:
   Long-term debt, net of current maturities                                                 431,000             880,000
   Capital lease obligations, net of current maturities                                      264,000             439,000
   Other                                                                                      33,000                  --
                                                                                       -------------       -------------
         Total long-term liabilities                                                         728,000           1,319,000
                                                                                       -------------       -------------

                  Total liabilities                                                       20,053,000           7,931,000
                                                                                       -------------       -------------

COMMITMENTS AND CONTINGENCIES (Notes G, H and K)

SHAREHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 5,000,000 shares authorized:
       Series A 9% convertible, 1,650 shares outstanding
          (liquidation preference of $16,500,000)                                              2,000                  --
       Series B 12% cumulative, 2,100 shares outstanding
          (liquidation preference of $21,000,000)                                              2,000                  --
   Common stock, $.01 par value, 10,000,000 shares authorized, 4,790,801 shares at June 30, 2000 and 3,573,929 shares at June 30, 1999 issued
      and outstanding                                                                         48,000              36,000
   Additional paid-in capital                                                             55,448,000           9,766,000
   Accumulated deficit                                                                   (11,809,000)         (4,681,000)
                                                                                       -------------       -------------
       Total shareholders' equity                                                         43,691,000           5,121,000
                                                                                       -------------       -------------

              Total liabilities and shareholders' equity                               $  63,744,000       $  13,052,000
                                                                                       =============       =============

      See accompanying notes to these consolidated financial statements.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                             YEARS ENDED JUNE 30,
                                                                           --------------------------------------------------------
                                                                                 2000                1999                1998
                                                                           -----------------   -----------------   ----------------
REVENUE                                                                    $      13,381,000   $      15,097,000   $     11,043,000

COST OF REVENUE                                                                    8,805,000          10,129,000          8,380,000
                                                                           -----------------   -----------------   ----------------

         Gross profit                                                              4,576,000           4,968,000          2,663,000
                                                                           -----------------   -----------------   ----------------

OPERATING EXPENSES:
  General and administrative expenses                                              8,839,000           5,482,000          3,367,000
  Depreciation and amortization                                                    1,991,000             674,000            469,000
                                                                           -----------------   -----------------   ----------------
     Total operating expenses                                                     10,830,000           6,156,000          3,836,000
                                                                           -----------------   -----------------   ----------------

     Loss from operations                                                         (6,254,000)         (1,188,000)        (1,173,000)
                                                                           -----------------   -----------------   ----------------

OTHER INCOME (EXPENSE):
  Other income (loss)                                                                (23,000)             52,000             20,000
  Interest expense, net                                                             (656,000)           (461,000)          (200,000)
                                                                           -----------------   -----------------   ----------------
     Total other income (expense)                                                   (679,000)           (409,000)          (180,000)
                                                                           -----------------   -----------------   ----------------

  Loss from continuing operations before provision for
     income taxes                                                                 (6,933,000)         (1,597,000)        (1,353,000)

(PROVISION) BENEFIT FOR INCOME TAXES                                                       -            (199,000)           359,000
                                                                           -----------------   -----------------   ----------------

LOSS FROM CONTINUING OPERATIONS                                                   (6,933,000)         (1,796,000)          (994,000)

DISCONTINUED OPERATIONS:
  Loss from operations                                                              (795,000)           (509,000)          (644,000)
  Gain on sale of subsidiaries                                                       600,000                   -                  -
                                                                           -----------------   -----------------   ----------------
                                                                                    (195,000)           (509,000)          (644,000)
                                                                           -----------------   -----------------   ----------------

NET LOSS                                                                   $      (7,128,000)  $      (2,305,000)  $     (1,638,000)
                                                                           =================   =================   ================

LOSS PER SHARE, basic and diluted:

  Continuing operations                                                    $           (1.75)  $           (0.53)  $          (0.32)
                                                                           =================   =================   ================
  Net loss                                                                 $           (1.79)  $           (0.67)  $          (0.54)
                                                                           =================   =================   ================

WEIGHTED AVERAGE SHARES OUTSTANDING                                                3,972,094           3,419,161          3,059,632
                                                                           =================   =================   ================

      See accompanying notes to these consolidated financial statements.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
            FOR THE PERIOD FROM JUNE 30, 1997 THROUGH JUNE 30, 2000

                                                                                                Additional
                                                       Common Stock             Preferred        Paid-in           Accumulated
                                                -------------------------
                                                 Shares           Amount          Stock          Capital             Deficit
                                                --------         --------      -----------      ---------          -----------
BALANCES, June 30, 1997                         1,600,250     $     16,000               -     $  1,951,000        $   (738,000)

Issuance of shares and warrants in
   connection with initial public offering      1,150,000           11,500               -        5,168,500                   -

Issuance of shares in connection with
   acquisition of Casper Air Service              153,565            1,600               -          881,400                   -

Stock warrants issued in connection with
   acquisitions                                         -                -               -           26,000                   -

Issuance of shares in connection with
   acquisition of Aero Design, Inc. and
   Battery Shop, LLC                              134,068            1,400               -          545,600                   -

Issuance of shares in connection with Bridge
   Notes Warrants                                  43,478              400               -             (400)                  -

Issuance of shares in connection with
   conversion of LEDC convertible note
    payable                                        82,153              800               -          367,200                   -

Issuance of shares in connection with
   conversion of 10% convertible note                 975                -               -            3,000                   -

Stock warrants exercised                          129,112            1,300               -             (300)                  -

Issuance of shares in connection with
   payment of note payable                          3,000                -               -           15,000                   -

Net loss                                                -                -               -                -          (1,638,000)
                                             ------------     ------------    ------------     ------------        ------------
BALANCES, June 30, 1998                         3,296,601           33,000               -        8,957,000          (2,376,000)

Issuance of shares in connection with
   acquisition of General Electrodynamics
   Corporation                                    112,029            1,000               -          293,000                   -

Issuance of shares for principal
   and interest payments on notes                 126,428            2,000               -          237,000                   -

Value of warrants issued and
   shares granted with notes                            -                -               -          156,000                   -

Value of warrants issued for services                   -                -               -          123,000                   -

Exercise of warrants                               38,871                -               -                -                   -

Net loss                                                -                -               -                -          (2,305,000)
                                             ------------     ------------    ------------     ------------        ------------
BALANCES, June 30, 1999                         3,573,929           36,000               -        9,766,000          (4,681,000)

Issuance of common stock for  cash                790,000            8,000               -        2,032,000                   -
Issuance of common stock for  conversion
   of debt                                        215,122            2,000                          438,000
Additional shares issued for acquisition of
   Aero Design, Inc. and Battery Shop, LLC        153,250            1,000               -           (1,000)                  -
Issuance of shares upon cashless conversion
   of warrants                                     58,500            1,000               -                -                   -
Series A preferred stock                                -                -           2,000       10,498,000                   -
Series B preferred stock                                -                -           2,000       20,998,000                   -
Issuance of warrants                                    -                -               -       11,717,000
Net loss                                                -                -               -                -          (7,158,000)
                                             ------------     ------------    ------------     ------------        ------------
BALANCES, June 30, 2000                         4,790,801     $     48,000    $      4,000     $ 55,448,000        $(11,839,000)
                                             ============     ============    ============     ============        ============

      See accompanying notes to these consolidated financial statements.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Years Ended June 30,
                                                                      ----------------------------------------
                                                                         2000          1999          1998
                                                                      -----------  -----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            $(7,128,000) $(2,305,000)   $(1,638,000)
  Adjustments to reconcile net loss to net cash provided (used) by operating activities:
    Depreciation and amortization                                       2,224,000      978,000        694,000
    Accreted interest                                                     303,000       16,000         64,000
    Deferred income taxes                                                       -      191,000       (359,000)
    (Gain) loss on disposal of assets                                    (600,000)      36,000              -
    Interest paid with common stock                                             -       34,000              -
    Warrants issued for services                                                -      123,000              -
    (Increase) decrease in accounts receivable                          1,059,000       64,000       (587,000)
    Decrease in inventories                                               498,000      676,000        567,000
    Decrease in prepaids and other assets                                 148,000      107,000         70,000
    Increase (decrease)in accounts payable                               (116,000)     519,000        275,000
    Decrease in customer deposits                                      (2,471,000)           -              -
    Increase (decrease) in accrued and other liabilities                  918,000     (261,000)       410,000
    Other                                                                (138,000)     (75,000)        73,000
                                                                      -----------  -----------    -----------
        Net cash provided (used) by operating activities               (5,303,000)     103,000       (431,000)
                                                                      -----------  -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash (paid for) included with acquisitions                              811,000       41,000     (2,235,000)
  Proceeds from sale of business segments                               1,700,000            -              -
  Advances from related parties                                                 -            -         29,000
  Decrease (increase) in restricted cash                                1,640,000     (338,000)      (200,000)
  Proceeds from redemption of certificate of deposit                      200,000            -        100,000
  Increase in note receivable                                          (1,930,000)           -              -
  Proceeds from sale of marketable securities                                   -            -        113,000
  Proceeds from sale of property and equipment                                  -       17,000              -
  Payments for long-lived asset additions                                (418,000)    (344,000)      (811,000)
                                                                       ----------  -----------    -----------
           Net cash provided by investing activities                    2,003,000     (624,000)    (3,004,000)
                                                                       ----------  -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowings                                   3,000,000    1,859,000        720,000
  Repayments of short-term borrowings                                  (1,189,000)    (855,000)      (607,000)
  Repayment of notes payable                                                    -     (425,000)      (500,000)
  Proceeds from issuance of long-term debt                              3,980,000            -        225,000
  Payments on long-term debt and capital leases                        (4,183,000)    (483,000)    (1,647,000)
  Proceeds from issuance of common stock                                2,040,000            -      5,565,000
                                                                        ---------  -----------    -----------
           Net cash provided by financing activities                    3,648,000       96,000      3,756,000
                                                                        ---------  -----------    -----------

                                 - Continued -

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                                                                         Years Ended June 30,
                                                                ----------------------------------------
                                                                    2000         1999           1998
                                                                -----------   -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                                        348,000      (425,000)       321,000
CASH AND CASH EQUIVALENTS, beginning of period                       84,000       509,000        188,000
                                                                -----------   -----------    -----------
CASH AND CASH EQUIVALENTS, end of period                        $   432,000   $    84,000    $   509,000
                                                                ===========   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
 INTEREST AND INCOME TAXES:
   Cash paid for interest                                       $   533,000   $   424,000    $   287,000
   Cash paid for income taxes                                             -             -          4,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
   Issuance of common stock and warrants in connection with
     acquisitions                                               $11,348,000   $   294,000    $ 1,456,000
   Machinery and equipment acquired under capital leases                  -       484,000        183,000
   Conversion of liabilities to common stock                        438,000       239,000        371,000
   Issuance of preferred stock in connection with acquisition    31,500,000             -              -

      See accompanying notes to these consolidated financial statements.

                      AVIATION GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Aviation Group, Inc. ("the Company") (a Texas corporation) was formed on December 4, 1995 for the purposes of combining certain aircraft service operations formerly owned by The Sanders Companies, Inc. ("Sanders") and to acquire additional aircraft servicing related businesses. Sanders was 100% owned by Lee Sanders, Chairman and chief executive officer of the Company. On February 21, 1996, the Company acquired Pride Aviation, Inc. , which was subsequently renamed Aviation Exteriors Louisiana, Inc. ("AvEx") in a business combination accounted for as a purchase. AvEx operates a Federal Aviation Administration ("FAA") approved repair station and provides aircraft painting and maintenance services. In August 1997, the Company acquired Casper Air Service ("CAS"). CAS was a full service fixed base operation ("FBO") located at Natrona County International Airport in Casper, Wyoming and offered aircraft line services, repair and maintenance, parts distribution and aircraft sales. The operating assets of CAS were sold in February 2000. In March 1998, the Company acquired all of the outstanding common stock of Aero Design, Inc. and all of the outstanding ownership interests of Battery Shop, LLC (collectively, "Aero Design"), two sister companies involved in the manufacturing and overhaul of replacement batteries for the aviation industry. Aero Design is located outside Nashville, Tennessee. In August 1998, the Company acquired all the outstanding common stock of General Electrodynamics Corporation ("GEC"). GEC manufactures and sells aircraft and truck scales and other aviation components used by the aviation maintenance and transportation industries and is located in Arlington, Texas. In March 2000, the Company acquired control of Global Leisure Travel, Inc. ("Global"). Global provides wholesale and retail travel-related services. See Note C.

     If the proposed merger described in Note Q is approved by the companies' shareholders, management anticipates its non-travel related businesses will be sold.

     In August 1997, the Company completed an initial public offering ("IPO") of its common stock (See Note J).

     Until March 31, 2000, the Company was organized into three operating divisions: overhaul and service, ground handling and services, and fixed base operation ("FBO") and airport management. As described above, the Company acquired a travel business on March 31, 2000. The overhaul and service division includes two business segments for financial reporting purposes: painting and maintenance and manufacturing. The ground handling and services and the FBO and airport management divisions were each considered separate business segments for financial reporting purposes. These two business segments were discontinued in December 1999 and February 2000, respectively, as described in Note P. The painting and maintenance business segment provides painting and paint stripping services and certain maintenance for commercial and freight aircraft at the Company's FAA approved repair stations in New Iberia, Louisiana and Portland, Oregon. The manufacturing business segment manufactures and sells aircraft batteries, scales and other aviation components to customers throughout the United States and Europe. The ground handling and services division provided aircraft ground handling and light catering services to a variety of passenger and freight airlines at the Dallas/Fort Worth International Airport. Services at other airports were terminated in fiscal years 1998 and 1999. The FBO and airport management division provided fuel and light maintenance services to general aviation, corporate and light freight aircraft customers at an airport in Casper, Wyoming.

                      AVIATION GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     ---------------------
     The accompanying consolidated financial statements present the consolidated results of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in the accompanying financial statements include the carrying values and the estimated useful lives of intangible assets, goodwill and assets held for sale. Actual results could differ materially from those estimates. The most significant estimate is the approximately $49,000,000 of goodwill the Company has recorded in connection with its acquisition of Global on March 31, 2000 (Note C). Global has incurred losses in the past and its future results may be dependent on the successful integration of its business with travelbyus.com (see Note Q). Therefore it is reasonably possible the expected useful life of 10 years for the goodwill could materially change in the near term.

     Revenue Recognition
     -------------------
     For operations other than travel services, revenues are recognized as services are performed or when products are shipped.

     The Company earns commission from the sale of travel products including airline tickets, hotel accommodations, car rentals, and other land components. Net revenues consist primarily of markups on travel packages. The Company generally recognizes net revenue when earned on the date of travel net of estimated cancellations and returns.

     Customer deposits represent unearned revenues and are initially recorded as customer deposit liabilities on the balance sheet when received. Customer deposits are subsequently recognized as revenue, generally in the month of travel.

     Cash and Cash Equivalents
     -------------------------
     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Restricted Cash and Time Deposit
     --------------------------------
     Restricted cash at June 30, 2000 consists of customer travel deposits of $1,785,000 and collateral deposit account balances associated with a bank line of credit of $172,000. At June 30, 1999, restricted cash consisted of $338,000 of collateral deposit account balances and a $200,000 bank certificate of deposit which matured, after renewal, in October 1999. The certificate of deposit collateralized an open letter of credit and was restricted as to withdrawal until the associated letter of credit expired in October 1999.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Inventories
     -----------
     Aircraft held for resale are valued at the lower of cost or market, with cost determined by the specific identification method. Parts and supplies inventories are stated at the lower of cost or market, with cost determined by the average costing method. Aircraft and truck scales and aviation components inventories are stated at the lower of cost or market, with cost determined by the first-in-first-out method. Provision is made for estimated excess and obsolete inventories.

     Inventories consisted of the following:

                                                            June 30,
                                                -------------------------------
                                                    2000               1999
                                                ------------       ------------
         Aircraft held for sale                 $          -       $    170,000
         Raw materials, parts and supplies         1,049,000          1,377,000
                                                ------------       ------------
                                                $  1,049,000       $  1,547,000
                                                ============       ============
     Goodwill
     --------

     Goodwill represents the cost in excess of fair value of the net assets (including tax attributes) acquired in acquisitions. Goodwill is being amortized on a straight-line basis over periods ranging from 10 to 25 years. Amortization expense for the years ended June 30, 2000,1999 and 1998 was $1,387,000, $217,000 and $99,000, respectively. Accumulated amortization totaled $1,771,000 and $384,000 at June 30, 2000 and 1999, respectively.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost, less accumulated depreciation. Depreciation has been provided using straight line and double declining balance methods over the estimated useful lives of the assets which range from 5 to 30 years.

     Long-Lived Assets
     -----------------
     The Company's policy is to periodically review the net realizable value of its long-lived assets, including goodwill, through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, then the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. Based upon its most recent analysis, the Company believes no impairment of long-lived assets exists at June 30, 2000 or June 30, 1999. However, if the merger discussed in Note Q is approved by the shareholders of both companies, it is anticipated most of the Company's non-travel related operations would be sold. It is uncertain that a sale of these assets would result in recovery of their carrying amounts.

     Income Taxes
     ------------
     The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

     Earnings (Loss) Per Share
     -------------------------
     Basic earnings or loss per share ("EPS") is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     exercised or converted into common stock. Debt and equity instruments convertible into shares of common stock have been excluded from the computation of diluted EPS because their inclusion would have been antidilutive.

     Comprehensive Income (Loss)
     ---------------------------
     Comprehensive income or loss is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income or loss includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for each period presented.

     Fair Value of Financial Instruments
     -----------------------------------
     For certain of the Company's financial instruments, including cash equivalents, accounts receivable, short-term borrowings and accounts payable, the carrying amounts approximate fair value due to their short maturities. Management believes the carrying amount reported for long-term debt approximates fair value based on current interest rates for debt with similar terms and maturities.

     Liquidity
     ---------

     The Company has incurred significant losses from operations in fiscal years 2000, 1999 and 1998 and has a working capital deficit of $9,611,000 at June 30, 2000. Management has significantly reduced overhead costs after June 30, 2000. Reductions in non-essential division operating expenses, along with elimination of marginal products and services that do not provide future growth or near-term profits have also been pursued. In August 2000, the Company entered into exchange agreements with certain of its aviation service vendors wherein these parties will receive Company common stock of up to approximately $1,500,000 at $3.00 per share in exchange for retirement of certain current payables and debt. The Company agreed to register the shares prior to conversion by the creditors. If the liabilities had been converted at the Company's stock price on September 11, 2000, approximately $940,000 of liabilities would have been converted to common stock. On September 1, 2000, the Company entered into an agreement with travelbyus.com (TBU) (see Note Q) in which TBU agreed to manage and fund the operations of Global. TBU has also guaranteed $3,000,000 in Company debt relating to the transactions described in Note
     Q. Management believes the foregoing events combined with current operating levels should allow the Company to meet its working capital requirements during fiscal 2001, however, significant interruptions in currently scheduled Company operations would adversely affect the Company's financial condition and require additional capital from asset sales, borrowings, or equity financings in order to allow the Company to meet its obligations. The combination with TBU would allow management to immediately begin to reduce overlapping corporate overhead, complete the integration of its Global travel operations into and with TBU, and pursue the sale of its remaining aviation service and manufacturing businesses. Proceeds from the sale of these entities will be used first to fund repayment of Series B Preferred Stock (see Note J), with the remainder, if any, invested in the Company's travel operations. If the merger of the Company with TBU is not approved by the shareholders, the Board of Directors intends to negotiate and enact an arrangement with TBU that allows both companies to continue their relationship with joint business activities, and thereby promote the long-term viability of the Company's operations. However, if the Company continues to experience losses and is unable to complete the merger with TBU, the Company could have liquidity problems which could require it to dispose of assets or enter into potentially unfavorable financing arrangements.

     Discontinued Operations
     -----------------------
     As described in Note P, in December 1999 and February 2000, the Company sold two business segments. The results of operations from these two segments have been netted and reclassified as loss from discontinued operations in the accompanying statements of operations.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Reclassifications
     -----------------
     Certain reclassifications have been made to prior period amounts to conform to the current year presentation.

C.   ACQUISITIONS

     General Electrodynamics Corporation
     -----------------------------------
     In August 1998, the Company acquired all the outstanding common stock of GEC in exchange for 112,029 shares of the Company's common stock valued at approximately $294,000. In addition, the Company agreed to remit to the former shareholder of GEC up to $300,000 of any collections from certain government contracts, net of direct expenses, received by GEC after the acquisition. The former shareholder of GEC relinquished the right to those collections in a subsequent settlement with the Company. The acquisition was accounted for using the purchase method and the purchase price has been allocated to the net assets acquired based on their estimated fair values. The results of GEC are included in the accompanying financial statements beginning September 1, 1998. The excess of the purchase price over the fair value of the net assets acquired of $1,244,000 has been recorded as goodwill and is being amortized using the straight-line method over 20 years.

     Casper Air Service
     ------------------
     Concurrent with the IPO in August 1997, the Company acquired all of the outstanding common stock of CAS. The purchase price of $2,400,000 included $1,167,000 in cash, 153,565 shares of the Company's common stock valued at approximately $883,000 and transaction costs. The acquisition was accounted for using the purchase method and the purchase price was allocated to the net assets acquired based on their estimated fair values. The results of CAS are included in the accompanying financial statements beginning August 20, 1997. The excess of the purchase price over the fair value of the net assets acquired (including tax attributes) of $1,041,000 was recorded as goodwill and is being amortized using the straight-line method over 20 years. As described in Note P, CAS was sold in February 2000 and its results have been reclassified as discontinued for all periods presented.

     Aero Design, Inc. and Battery Shop, LLC
     ---------------------------------------
     In March 1998, the Company acquired all of the outstanding common stock and ownership interests of Aero Design. The purchase price of $1,550,000 included $753,000 in cash and 134,068 shares of the Company's common stock valued at approximately $547,000 and transaction costs. The terms of the acquisition agreement provide for additional consideration to be paid if Aero Design's results of operations exceed certain targeted levels. The Company also agreed to protect the sellers from losses (up to $450,000) realized upon the resale of the Company's stock for a period of 540 days from closing of the acquisition. The Company issued the sellers 153,250 shares of common stock in fiscal year 2000 to satisfy this guarantee. The acquisition was accounted for using the purchase method and the purchase price was allocated to the net assets acquired based on their estimated fair values. The results of Aero Design are included in the accompanying financial statements beginning March 24, 1998. The excess of the purchase price over the fair value of the net assets acquired (including tax attributes) of $1,44,000 was recorded as goodwill and is being amortized using the straight-line method over 25 years.

     Global Leisure Travel, Inc.
     ---------------------------
     In March 2000, the Company entered into an agreement to acquire Global Leisure Travel, Inc. ("Global"). The acquisition of Global involved (1) the issuance by the Company of approximately $16,500,000 of liquidation value Series A preferred stock and warrants to purchase 4,250,000 shares of the Company's

                    AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     common stock to certain debt holders and the common stockholders and warrant holders of Global in exchange for retirement of the debt and cancellation of the outstanding common stock of Global; and (2) the sale of approximately $21,000,000 liquidation value Series B preferred stock and warrants by the Company in March 2000 and the purchase of Series B voting preferred stock of Global and the retirement of certain of Global's debt and payables with the proceeds. The sale of Series B preferred stock was to travelbyus.com (see Note Q) and other investors and included warrants to purchase 1,239,750 shares of common stock. The preferred stock was recorded at estimated fair value of $10,500,000 for the Series A and $21,000,000 for the Series B.

     Supplemental Pro Forma Results of Operations (Unaudited)
     --------------------------------------------------------
     The following unaudited pro forma summary presents the consolidated results of operations for the years ended June 30, 2000, 1999 and 1998 as if the CAS, Aero Design, GEC and Global acquisitions had occurred as of the beginning of the Company's 1998 fiscal year. The summarized information does not purport to be indicative of what would have occurred had the acquisitions actually been made as of such dates or of results which may occur in the future.

                                                              2000                 1999                   1998
                                                        ----------------     ----------------       ----------------
          Revenues                                      $    18,959,000      $    27,813,000        $    27,916,000
          Net loss                                      $   (17,568,000)     $   (11,059,000)       $   (12,112,000)
          Net loss per share (basic and diluted)        $         (4.42)     $         (2.65)       $         (3.00)

     Adjustments made in arriving at pro forma unaudited results of operations included adjustment related to additional depreciation expense, amortization of goodwill and related tax adjustments.

D.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                   June 30, 2000          June 30, 1999
                                                                  ---------------        --------------
          Machinery and equipment                                 $    2,013,000         $    3,624,000
          Buildings and leasehold improvements                           832,000                993,000
          Furniture, fixtures and office equipment                     1,302,000                491,000
          Aircraft and vehicles                                          162,000                714,000
                                                                  --------------         --------------
                                                                       4,309,000              5,822,000
          Less accumulated depreciation                               (1,656,000)            (1,772,000)
                                                                  --------------         --------------
                                                                  $    2,653,000         $    4,050,000
                                                                  ==============         ==============

     Depreciation expense charged to operations for the years ended June 30, 2000, 1999 and 1998 was $587,000, $761,000, and $595,000, respectively.

E.   SHORT-TERM BORROWINGS

     Line of Credit Facilities
     -------------------------
     In August 1998, the Company's operating subsidiaries (other than GEC) obtained a $3,000,000 line of credit facility with the CIT Group/Credit Finance, Inc. for working capital management purposes. The line of credit bears interest at prime plus 1.5% (total of 7.75% at June 30, 2000) and extends through August 2001.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Amount available for borrowing are based on the level and composition of the Company's accounts receivable and inventory. Amounts borrowed are repayable from lock box collections of the Company's accounts receivable. Outstanding borrowings under this line of credit at June 30, 2000 were $1,008,000. No additional borrowings were available under the terms of the line of credit at June 30, 2000. The line of credit is collateralized by substantially all of the assets of the Company's operating subsidiaries (other than GEC and Global) and guaranteed by the Company.

     In addition, GEC has a note payable to a bank under a revolving credit agreement with a balance of $360,000 at June 30, 2000. Interest is at the bank's index rate plus 0.25% (total of 10.5% at June 30, 2000). The note is collateralized by equipment, inventory and accounts receivable of GEC and is due in February 2001.


     Other Short-Term Borrowings
     ---------------------------

     The Company borrowed $3,000,000 from an investment fund on May 9, 2000. The promissory note requires quarterly interest payments at an annual rate of 12%, and is due February 28, 2001. In connection with the promissory note, the Company issued Series D warrants to purchase 225,000 shares of its common stock at an exercise price of $2.125 per share. The value of the warrants of $257,000 has been recorded as a discount, which is being amortized to interest expense over the term of the note. The balance of the note at June 30, 2000 is $2,794,000. The note is guaranteed by TBU (see Note Q).

     In June 1999, the Company borrowed $600,000 and executed notes payable to two individuals. The principal and interest at 9% were repaid at maturity of December 31, 1999. The notes were collateralized by stock of the Company's subsidiaries (except GEC). In connection with the notes, the Company issued the note holders warrants to purchase a total of 200,000 shares of the Company's common stock at $1.00 per share through June 2002. The warrants include a cashless exercise feature and the exercise price may be adjusted in certain circumstances, as specified in the agreement. The Company also granted 40,000 shares of common stock to a director as a finder's fee in connection with the notes. The shares were issued in July 1999. The estimated value of the warrants at the date of issuance of $106,000 and the quoted value of the shares at the grant date of $50,000 have been accounted for as a discount to the notes which has been amortized to expense over the seven-month life of the notes.

     At June 30, 1999, the Company owed $200,000 without interest to a previous owner of GEC in connection with a non-compete agreement. The entire balance was satisfied as a conversion to stock through the issuance of 112,000 shares of common stock on May 26, 2000.

F.   LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                        June 30, 2000          June 30, 1999
                                                                        -------------          -------------
     Convertible notes payable, payable in quarterly installments totaling $72,000 beginning April 1, 1998, bearing interest at 10%, maturing March 1, 2001 and collateralized by the
       Company's shares of common stock of Pride Exterior, Inc.
       In March 2000 the outstanding balance and accrued interest was converted into 78,864 shares of common stock at a
       conversion price of $4.50 per share. See Note H.                        25,000          $     377,000

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                             June 30, 2000       June 30, 1999
                                                                             -------------       -------------
     Note payable to a bank, interest at bank base rate (11.00% at
       June 30, 2000); collateralized by equipment, inventories,
       accounts receivable and intangibles of GEC. Due in monthly
       payments of $17,000 plus interest through April 2003.                     620,000             792,000

     Various notes payable to an aircraft finance company, payable in varying monthly installments, including interest at prime plus 2.0% (9.75% at June 30, 1999, maturing December 1998 to
       June 2000, collateralized by certain aircraft and equipment.                    -              53,000

     Various notes payable to a bank, payable in varying installments, including interest at rates ranging from 9.25% to 9.5%, maturing
       through December 2002 and collateralized by certain aircraft.                   -              53,000

     Note payable to two companies in connection with the acquisition of Global (See Note C). The terms of the notes are currently
       under negotiation.                                                      3,700,000                   -

     Various other notes payable, including $25,000 loan from
       shareholder                                                                62,000              68,000
                                                                            ------------        ------------
     Total                                                                     4,407,000           1,343,000
     Less current maturities of long-term debt                                (3,976,000)           (463,000)
                                                                            ------------        ------------
     Total long-term debt                                                   $    431,000        $    880,000
                                                                            ============        ============

   Notes payable with due on demand provisions have been classified as a current liability in the accompanying balance sheets.

     Maturities of long-term debt as of June 30, 2000 were as follows:

               Year ending June 30,
               --------------------
                      2001                      $   3,976,000
                      2002                            220,000
                      2003                            204,000
                      2004                              7,000
                                                -------------
                                                $   4,407,000
                                                =============

G.   LEASES

     Capital Leases
     --------------

     The Company leases certain machinery and equipment under arrangements classified as capital leases. The net book value of machinery and equipment recorded under capital leases totaled approximately $400,000 and $600,000 at June 30, 2000 and June 30, 1999, respectively. Amortization expense associated with assets held under capital leases is included in depreciation and amortization expense for all periods presented.

     Future minimum lease payments at June 30, 2000, together with the present value of the minimum lease payments are:

         Years ended June 30,                                     2000
         --------------------                                  ----------
         2001                                                  $  213,000
         2002                                                     122,000
         2003                                                     110,000
                                                               ----------

         Total minimum lease payments                             445,000
         Less amount representing interest                        (31,000)
                                                               ----------
         Total present value of minimum lease payments            414,000
         Less current portion                                    (150,000)
                                                               ----------
         Long-term obligation                                  $  264,000
                                                               ==========

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Operating Leases
     ----------------

     The Company leases various equipment and office and hanger facilities under cancelable and non-cancelable rental arrangements. Rental expenses from operating leases for the years ended June 30, 2000, 1999 and 1998 were $1,617,000, $1,493,000 and $1,466,000, respectively.

     At June 30, 2000, the minimum future lease payments for non-cancelable operating leases for the next five years and thereafter were as follows:
     (Need Global lease information)

               Years ending June 30,
               --------------------
               2001                                  $   1,676,000
               2002                                      1,581,000
               2003                                      1,015,000
               2004                                        780,000
               2005                                        785,000
               Thereafter                               18,538,000
                                                     -------------
                                                     $  24,375,000
                                                     =============


H.   COMMITMENTS AND CONTINGENCIES

     In connection with the conversion of notes payable to 78,864 shares of common stock (see Note F), the Company guaranteed the shareholders a minimum stock price of $4.50 per share. The Company recorded a current liability as of June 30, 2000 and an expense during the quarter ended June 30, 2000 of $197,000 to reflect the excess of the guarantee price over the trading price of the stock at June 30, 2000. The maximum potential liability the Company could experience under this guarantee is $355,000.


     In connection with the acquisition of Aero Design discussed in Note C, the Company entered into a royalty agreement which provides that the Company will pay the former owners of Aero Design a royalty of 2.5% of net revenues associated with new product license agreements developed during the seven year period beginning with the acquisition date. The royalties earned under the agreement were insignificant during all periods presented.

     The Company, in connection with the production of revenue, produces chemical waste, which is temporarily stored on the Company's premises. Costs for disposal are expensed by the Company as waste is produced. The provision for disposal of waste on hand totaled $4,000 and $9,000 as of June 30, 2000 and 1999, respectively, and is included in accrued liabilities in the accompanying balance sheet.

     Certain of the Company's subsidiaries are partially self-insured for employee medical claims. Insurance with independent insurance carriers is maintained to cover medical claims in excess of self-insured limits. The Company's self-insured limits vary by month and policy year and are based on various factors including the number of employees and dependents covered and certain experience factors. In addition to aggregate annual and monthly limitations, the Company's exposure is further limited to specific limits per covered individual.

     The Company has employment agreements with two officers, which are described in Note K.

     The Company is involved in certain legal proceedings in the normal course of business. Management believes none of these matters will have a material effect on the Company's results of operations or financial position.

I.   STOCK OPTIONS AND WARRANTS

     1997 Stock Option Plan
     ----------------------

     The Company's 1997 Stock Option Plan (the "Option Plan") was adopted by the Company's Board of Directors and shareholders in February 1997. The purpose of the Option Plan is to provide increased incentives to key employees and directors of the Company to render services and exert maximum effort for the business success of the Company. The Company has reserved 150,000 shares of its common stock for

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     issuance upon exercise of such options. In May 2000, the Board of Directors approved an increase in the number of shares reserved for issuance under the Option Plan to 6,500,000 shares, effective if and when the arrangement with TBU (see Note Q) is completed.

     The Board of Directors or its Compensation Committee has the authority to select key employees and directors to whom stock options are granted as well as determining vesting schedules and other terms. The options vest ratably over five years and can have a term of up to ten years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per incident. The exercise price of incentive stock options must not be less than the fair market value of the common stock on the date of grant.

     The Company's Board of Directors approved the issuance of 78,000 incentive stock options in fiscal year 1998 and 10,000 in fiscal year 1999. Of these, 59,000 were issued in replacement for and cancellation of previously issued options. The exercise price on all the options granted was the market price at the date of grant except for options for 50,000 shares which were granted at 110% of market price. All of the options were repriced in fiscal 1999 to the current market price of $1.69 per share, (except for the 50,000 shares which were repriced to $1.86 per share).

     Warrant Issuances
     -----------------

     In connection with a private placement of stock in 1996, the Company issued 280,000 warrants to investment advisors and other parties. 200,000 warrants were issued with an exercise price of $1.00 per share and 80,000 were issued to a director with an exercise price of $2.50 per share. These warrants were scheduled to expire February 28, 1999. The exercise price and number of shares issuable under the warrants are subject to adjustment for certain equity transactions and other circumstances. The warrants also contain a "cashless" exercise feature whereby the warrants may be surrendered in exchange for a number of shares to be determined based on the difference between the exercise price and the market price for the Company's common stock. During fiscal year 1998, holders of the $1.00 warrants surrendered 144,755 warrants to purchase 129,112 shares of common stock. Additional warrants were surrendered to purchase 38,871 shares of common stock and the remainder expired in fiscal year 1999. In August 1999, the $2.50 warrants were extended to March 31, 2003 and repriced to the current market price of $1.69 per share. These warrants were surrendered in exchange for 26,000 shares of common stock in January 2000.

     The Company issued 1,150,000 redeemable common stock purchase warrants in connection with its IPO discussed in Note J. These warrants entitle the holders to purchase, anytime after two years from the effective date of the offering, 1.058 shares of common stock per each warrant for $6.52. The exercise price and number of shares purchaseable is required to be adjusted periodically as a result of the issuance of new warrants or shares of common stock at exercise or issue prices lower than the exercise price of the warrants. In October 1999, the exercise price of the warrants was adjusted to $5.76 and the number of shares purchaseable was adjusted to
     1.198 shares per warrant. The warrants expire five years from the effective date of the IPO and are redeemable at a price of $0.10 per warrant, with consent of the underwriter, upon 30 days written notice, provided that the average closing bid quotations or sales prices of the common stock equal or exceed $9.49 for 20 consecutive trading days ending on the tenth day prior to the date on which the Company gives notice of redemption. None of the warrants had been exercised as of June 30, 2000.

     The Company also sold 100,000 warrants (the "Underwriter's Warrants") to the Underwriters of its IPO, for $0.001 per warrant. Each warrant entitles the holder to purchase a share of common stock at $9.49 and also

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     to receive an Underlying Warrant whose term is identical to the warrants described above except that the exercise price is $11.38. The Underwriter's Warrants are exercisable for four years beginning one year after the effective date of the IPO. None of these warrants had been exercised as of June 30, 2000.

     In April 1998, the Board of Directors elected to grant 345,000 warrants to officers, directors and consultants of the Company. In addition, the Board approved the issuance of warrants to purchase 52,000 shares of common stock in replacement for and cancellation of previously issued warrants to purchase an aggregate of 52,000 shares of common stock. The original exercise price on all the warrants granted was the market price at the date of grant. However, the 345,000 warrants were repriced to the current market price of $1.69 per share in August 1999. In January 2000, 100,000 of the warrants were surrendered to purchase 32,500 shares of common stock.

     During fiscal year 1999, the Company granted warrants to various parties to purchase a total of 260,000 warrants at per share prices ranging from $2.13 to $9.00 and terms ranging from two to five years. The warrants were granted for services and were recorded as expense based on the estimated fair values of the warrants, which totaled $123,000.

     Additional warrants were issued in fiscal years 1999 and 2000 in connection with notes payable as described in Notes E and F.

     In connection with the acquisition of Global and the issuance of preferred stock described in Note C, the company issued warrants that entitle the holders to purchase shares of common stock as follows: (1) Series A warrants - 750,000 shares at $5.00 per share, (2) Series B warrants - 3,500,000 shares at $3.00 per share, and (3) Series C warrants - 1,239,750 shares at $3.00 per share. The warrants are not exercisable until the Company's shareholders approve the issuance of the warrants and increase the authorized number of shares of common stock. The warrants expire on the earlier of March 31, 2005 or the second anniversary of the date the shares of common stock issuable upon the exercise of the warrants are registered for resale under the Securities Act of 1933, as amended.

     In February 2000, the Company's board of directors granted warrants to certain officers and directors to acquire 650,000 shares of common stock at $1.50 per share for three years. Warrants to purchase 500,000 of the shares are subject to shareholder approval and warrants to purchase 150,000 shares are subject to approval of both sets of shareholders in the arrangement described in Note Q.

     SFAS No. 123 Information
     ------------------------

     Pro forma information regarding net loss and loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its outstanding stock purchase warrants and employee stock options under the fair value method of that statement. The fair value of each warrant and option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted- average assumptions for 2000, 1999 and 1998.


                                                             2000                1999                  1998
                                                            ------              ------                ------
       Dividend yield                                        none                 none                 none
       Risk free interest rate                              6.50%                5.25%                5.74%
       Expected volatility                                  0.91                 0.85                 0.30
       Expected lives (years)                                2.0                  1.0                  5.5

                      AVIATION GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period while the estimated fair value of the warrants is expensed on the grant date. The Company's pro forma net loss and loss per share were as follows for the years ending June 30, 2000, 1999 and 1998:

                                                                2000                1999                 1998
                                                          --------------       --------------       --------------
       Net Loss
          As reported                                     $  (7,128,000)       $  (2,305,000)       $  (1,638,000)
                                                          =============        =============        =============
          Pro forma                                       $  (7,421,000)       $  (2,310,000)       $  (2,103,000)
                                                          =============        =============        =============
       Loss per share - Basic and Diluted
          As reported                                     $       (1.79)       $       (0.67)       $       (0.54)
                                                          =============        =============        =============
          Pro forma                                       $       (1.89)       $       (0.67)       $       (0.69)
                                                          =============        =============        =============

     A summary of stock purchase warrant transactions and stock option transactions under the Option Plan is set forth below. Warrants issued with the Global acquisition (Note C), the IPO and the Underwriter's Warrants are not included in the tables.

                                                                                           Weighted
                                                                                           Average
                                                                                           Exercise
                                                                        Number               Price
                                                                   ----------------    ----------------
       Outstanding at July 1, 1997                                          56,500      $         5.53
          Granted                                                          513,000                3.96
          Exercised                                                              -                   -
          Forfeited/Canceled                                               (99,500)               6.86
                                                                   ---------------     ---------------
       Outstanding at June 30, 1998                                        470,000                3.54
          Granted                                                          470,000      $         2.89
          Repriced - previous                                             (435,000)               3.50
          Repriced - new                                                   435,000                1.69
          Exercised                                                              -                   -
          Forfeited/Canceled                                               (33,000)               3.50
                                                                   ---------------     ---------------
       Outstanding at June 30, 1999                                        907,000                2.33
          Granted                                                          619,000                1.43
          Exercised                                                       (180,000)               1.69
          Forfeited/Canceled                                               (55,000)               7.50
                                                                   ---------------     ---------------
       Outstanding at June 30, 2000                                      1,291,000      $         1.77
                                                                   ===============     ===============

                                                                                            Weighted
                                                                                            Average
                                                                                            Exercise
                                                                          Number             Price
                                                                    ================    ===============
       Exercisable Warrants and Options:
            June 30, 1998                                                  396,600      $        3.50
                                                                    ================    ===============
            June 30, 1999                                                  841,000      $        2.33
                                                                    ================    ===============
            June 30, 2000                                                  791,000      $        1.94
                                                                    ================    ===============

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                             Exercise Price       Exercise Price        Exercise Price
                                                                Less than            Equal to            Greater than
                                                              Market Price         Market Price          Market Price
                                                            -----------------   ------------------    -----------------
       Weighted average fair value of warrants
       and options granted during the years ended:
            June 30, 1998                                   $              -    $            1.57     $               -
                                                            =================   ==================    =================
            June 30, 1999                                   $           0.53    $            0.71     $            0.31
                                                            =================   ==================    =================
            June 30, 2000                                   $           1.10    $               -     $            0.63
                                                            =================   ==================    =================

     The following table summarizes information about the stock purchase warrants and the fixed price stock options outstanding June 30, 2000. All the warrants and approximately 40,000 of the options are exercisable at June 30, 2000.

                                                                  Weighted
                                                                   Average              Weighted
                                                                  Remaining             Average
                                         Outstanding at          Contractual            Exercise
       Exercise Prices:                   June 30, 2000         Life (months)            Price
       ----------------                  --------------        --------------           --------
       $1.00 - $1.69                          1,139,000              46                   $ 1.42
       $2.13 - $3.00                             21,000              22                   $ 2.38
       $3.50 - $5.50                             91,000              39                   $ 4.23
       $6.00 - $9.00                             40,000              34                   $ 7.13

J.   SHAREHOLDERS' EQUITY

     Initial Public Offering
     -----------------------

     On August 19, 1997, the Company closed an initial public offering of its common stock and redeemable common stock purchase warrants. The Company sold 1,150,000 shares of common stock at a price of $5.75 per share and 1,150,000 common stock purchase warrants at a price of $0.10 per warrant. Proceeds from the stock offering totaled $5,180,000, net of approximately $1,548,000 of associated underwriting discounts and offering expenses.

     Preferred Stock
     ---------------

     The Company has 5,000,000 shares of preferred stock authorized. The preferred stock may be issued in series and with rights and preferences as determined by the Company's Board of Directors. As of June 30, 2000, the Company has designated (1) 2,000 shares of Series A convertible voting preferred stock, of which 1,650 shares were outstanding; and (2) 3,000 shares of Series B preferred stock of which 2,100 shares were outstanding. The Series A and Series B preferred shares were issued in connection with the acquisition of Global (Note C). The Series A and Series B preferred shares each have a liquidation preference of $10,000 per share. The shares were recorded at their estimated fair values of $10,500,000 for the Series A and $21,000,000 for the Series B.

     The Company has designated 3,000 shares of Series C convertible preferred stock, par value $0.01 per share. As of June 30, 2000, no shares of Series C preferred stock are outstanding. The Company is offering to issue shares of this series in exchange for outstanding shares of Series B preferred stock on a one-for-one basis.

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     If declared by the board of directors, dividends on the Series A and Series B preferred shares will be paid quarterly at an annual rate of 9% and 12%, respectively on the liquidation preference amounts.

     The Company has the right to redeem all or part of the outstanding Series A preferred stock at any time on or before September 30, 2000. The redemption price per share will be $10,000 plus all accrued unpaid dividends, calculated through the date of redemption.

     Holders of Series A preferred stock have the right to convert their stock into shares of common stock at any time after October 31, 2000, or earlier if the Company has exercised its right to redeem the stock. In addition, the Company has the right to require conversion of the Series A preferred stock into shares of common stock at any time. This right of the Company terminates when the Company completes a new common stock, preferred stock or debt financing after consummation of the arrangement described in Note Q that provides new gross cash proceeds of at least $25,000,000. The conversion price is the greater of $6 or the arithmetic mean of the closing bid prices of the common stock for the 21 trading days preceding the date of conversion. The Company has the right to redeem all or part of the outstanding Series B preferred stock at any time after February 28, 2001. Additionally, the Company is required to redeem shares of the outstanding Series B preferred stock from and to the extent of the net cash proceeds from the sale of any assets of Aviation Group other than in the ordinary course of business or any public debt or equity securities offering after completion of the arrangement described in Note Q. The Series B preferred stock will be redeemed at a price per share equal to $10,000, plus all accrued unpaid dividends, calculated through the date of redemption.

K.   RELATED PARTY TRANSACTIONS

     The Company had a consulting arrangement with a member of the Board of Directors. The consulting arrangement provided for monthly fees of $4,000 and reimbursement of certain expenses. The agreement expired in February 2000. Fees paid under this arrangement totaled $32,000, $48,000 and $59,000 for the years ended June 30, 2000, 1999 and 1998, respectively.

     In connection with the acquisition of Aero Design in fiscal year 1998, the Company paid $25,000 in fees and issued 20,000 common stock warrants to RAS Securities, a company affiliated with a member of the Company's Board of Directors.

     During the year ended June 30, 2000, two officers and directors of the Company loaned the Company a total of $305,000 for working capital. The loans were repaid in March 2000. In connection with the loans, the individuals were granted warrants to purchase a total of approximately 102,000 shares of common stock at $1.00 per share anytime for three years. The value of these warrants of $112,000 was charged to interest expense during the year ended June 30, 2000.

     Effective February 23, 2000, the Company amended and entered into employment agreements with two officers and directors of the Company. Under the terms of the agreements, the Company will provide minimum bonuses of $450,000 to be paid the earlier of January 2, 2001 or upon sale of the Company's operating subsidiaries. This obligation is being amortized into expense on a straight-line basis through January 2, 2001. In addition, the employment agreements require minimum salary payments as follows:

                Year ending June 30
                -------------------
                      2001                      $227,000
                      2002                       144,000
                      2003                        96,000
                                                --------
                                                $467,000
                                                ========

     On May 25, 2000, the Company loaned $1,975,000 to travelbyus.com (TBU) for its acquisition of another unrelated entity, Epoch Technology, Inc. (EPOCH). The loan will mature in February 28, 2001 and is

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     collateralized by a security interest in the stock of EPOCH. The security interest is subordinate to a security interest in EPOCH's stock in favor of TBU's senior redeemable debentures. See Note Q.

     Other related party transactions are described in Notes E, H and I.

L.   PROVISION FOR INCOME TAXES

     The (provision) benefit for income taxes consist of the following components:

                                               2000       1999        1998
                                               ----       ----        ----
       Current                               $     -   $        -   $         -
       Deferred                                    -     (199,000)      359,000
                                             -------   ----------   -----------
       (Provision) benefit for income taxes  $     -   $ (199,000)  $   359,000
                                             =======   ==========   ===========

     The following is a reconciliation of taxes computed at the federal statutory rate to the provision for income taxes included in the financial statements:

                                                                           2000                 1999             1998
                                                                           ----                 ----             ----
     Tax benefit computed by applying federal statutory rate          $      2,426,000   $     716,000    $    679,000
     Expenses not deductible for tax purposes (a)                             (485,000)        (74,000)        (71,000)
     Other                                                                           -               -          52,000
     Valuation allowance                                                    (1,941,000)       (841,000)       (301,000)
                                                                      ----------------   -------------    ------------
     Provision (benefit) for income taxes                             $              -   $    (199,000)   $    359,000
                                                                      ================   =============    ============
      (a) Principally goodwill amortization.

     Deferred tax assets and liabilities consisted of the following at June 30:

            Assets:                                                          2000                1999               1998
                                                                             ----                ----               ----
               Net operating loss carryforward                          $   4,420,000     $   1,548,000        $   984,000
               Investment tax credits                                          81,000            81,000             81,000
               Other                                                                -           114,000             88,000
                                                                        -------------     -------------        -----------
                                                                            4,501,000         1,743,000          1,153,000
            Less: Valuation allowance                                      (3,981,000)       (1,223,000)          (382,000)
                                                                        -------------     -------------        -----------
            Total deferred tax assets                                         520,000           520,000            771,000
                                                                        -------------     -------------        -----------
            Deferred tax liabilities - property and equipment                (520,000)         (520,000)          (571,000)
                                                                        -------------     -------------        -----------
            Net deferred tax assets                                     $           -     $           -        $   200,000
                                                                        =============     =============        ===========

     For income tax purposes, the Company has available at June 30, 2000, unused federal net operating loss carryforwards (NOL) of approximately $13,000,000, which may be applied against future taxable income of the Company, expiring in various years from 2005 to 2020. The NOL related to businesses acquired are subject to certain annual limitations on their usage. The Company's valuation allowance against deferred tax assets increased from $382,000 at June 30, 1998 to $1,223,000 at June 30, 1999 due
     to an increase in the NOL and to a change in the Company's assessment as to the likelihood of utilization of the NOL in the future. The valuation allowance increased by $2,758,000 in fiscal year 2000 due to an increase in the NOL. Under the Internal Revenue Code, the utilization of the NOL could be limited if certain changes in ownership of the Company's common stock were to occur.

                      AVIATION GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




M.   EMPLOYEE BENEFIT PLAN

     The Company sponsors a defined contribution ("401(k)") employee benefit plan, which is open to all employees meeting certain age and length of service requirements. Employees may contribute up to 15% of their compensation to the plan subject to statutory limits. Employer contributions to the plan are discretionary and no employer contributions have been made to date.

N.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     Most of the Company's accounts receivable at June 30, 2000 and all of its accounts receivable at 1999, resulted from sales to third party companies in the airline industry. This concentration of customers may impact the Company's overall credit risk either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Company believes that the risk is mitigated by the size, reputation and nature of its customers. Approximately $117,000 of the Company's accounts receivable at June 30, 2000 result from travel-related sales and are due from various customers and retail travel agents. Although the Company generally does not require collateral or other security to support customer receivables, it may have certain rights, such as the ability to place liens on aircraft services, in the event of nonpayment by its customers.

     During the year ended June 30, 2000, the Company derived approximately 9% and 28% of its revenues from United Airlines and Federal Express, customers of its overhaul and service division. During the year ended June 30, 1999, the Company derived approximately 16% and 15% of its revenues from United Airlines and Federal Express, respectively, customers of its overhaul and service division. Accounts receivable from five customers at June 30, 2000 represented approximately 40% of the total accounts receivable.

O.   BUSINESS SEGMENT INFORMATION

     The following table summarizes financial information by the Company's three business segments and corporate for fiscal years 2000, 1999 and 1998. The Company's other two business segments were discontinued as described in Note P.

                                                                        Years Ended June 30,
                                                            ---------------------------------------------
                                                               2000                 1999             1998
                                                               ----                 ----             ----
     Net revenues:
      Painting and maintenance                           $    8,670,000       $  11,162,000     $ 10,729,000
      Manufacturing                                           3,894,000           3,935,000          314,000
      Travel                                                    817,000                   -                -
      Corporate                                                       -                   -                -
                                                         --------------       -------------     ------------
      Total                                              $   13,381,000       $  15,097,000     $ 11,043,000
                                                         ==============       =============     ============

     Operating income (loss):
      Painting and maintenance                           $     (695,000)      $     443,000     $    178,000
      Manufacturing                                             158,000             187,000          155,000
      Travel                                                 (3,305,000)                  -                -
      Corporate                                              (2,412,000)         (1,818,000)      (1,506,000)
                                                         --------------       -------------     ------------
      Total                                              $   (6,254,000)      $  (1,188,000)    $ (1,173,000)
                                                         ==============       =============     ============
Total assets:

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Years Ended June 30,
                                                       ----------------------------------------------------
                                                              2000                1999             1998
                                                              ----                ----             ----
      Painting and maintenance                         $    3,979,000       $   4,382,000     $   4,226,000
      Manufacturing                                         4,989,000           2,196,000         1,898,000
      Travel                                               51,937,000                   -                 -
      Corporate                                             2,774,000             454,000           980,000
                                                       --------------       -------------     -------------
      Total                                            $   63,679,000       $   7,032,000     $   7,104,000
                                                       ==============       =============     =============

     Depreciation and amortization
      Painting and maintenance                         $      457,000       $     442,000     $     435,000
      Manufacturing                                           202,000             210,000            22,000
      Travel                                                1,300,000                   -                 -
      Corporate                                                32,000              22,000             7,000
                                                       --------------       -------------     -------------
      Total                                            $    1,991,000       $     674,000     $     464,000
                                                       ==============       =============     =============

     Capital expenditures (including capital leases):
      Painting and maintenance                         $       89,000       $     592,000     $     291,000
      Manufacturing                                           123,000              87,000                 -
      Travel                                                        -                   -                 -
      Corporate                                                     -              29,000            66,000
                                                       --------------       -------------     -------------
      Total                                            $      212,000       $     708,000    $      357,000
                                                       ==============       =============      ============

     There were no significant intersegment sales or transfers for any period. Operating income by business segment excludes interest and other miscellaneous income and interest expense. Corporate assets consist primarily of cash and cash equivalents, note receivable and prepaid expenses.

P.   SALE OF DISCONTINUED BUSINESS SEGMENTS

     In December 1999, the Company sold its Tri-Star Airline Services ground handling subsidiary operations for $1,500,000, which resulted in a gain on disposal of $1,166,000. On February 8, 2000 the Company sold its Casper Air Service general aviation fixed base operations for $200,000 and the assumption of $600,000 in accounts payable, which resulted in an estimated loss on disposal of $566,000. Both businesses were sold to unrelated third parties. The Company retained certain assets of each entity, which were substantially impaired as of June 30, 2000. The revenues of these two business segments during the periods presented were as follows:

                                         Years Ended June 30,
                            -------------------------------------------------
                                2000               1999              1998
                                ----               ----              ----

     Casper                 $  1,689,000       $  5,903,000      $  5,739,000
     Tri-Star               $    766,000       $  1,553,000      $  1,462,000

Q.   PROPOSED BUSINESS COMBINATION

     On May 3, 2000, the Company entered into an agreement to effect an arrangement with travelbyus.com ("TBU"). The arrangement with TBU is to involve the issuance of new shares of common stock to the TBU shareholders, which will result in the TBU shareholders owning approximately 95% of the ongoing company.

     The arrangement with TBU is subject to approval of the shareholders of the Company and TBU and approval of an Ontario court. If the arrangement with TBU is approved, the Company anticipates it will attempt to sell the remaining non-travel related assets of the Company. Two directors of the Company will receive bonuses totaling $450,000 upon the earlier of the sale of these assets or January 2, 2001 as described in Note K. In addition, if the arrangement is approved, certain directors of the Company will be entitled to exercise warrants

                     AVIATION GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     to purchase an aggregate of 150,000 shares of the Company's common stock at $1.50 per share after completion of the arrangement. Following completion of the arrangement, the Company could be required to redeem Series B preferred stock in certain circumstances as described in Note J.

     In connection with the proposed arrangement, the Company will increase its authorized number of common stock from 10,000,000 shares to 250,000,000 shares.

R.   SUBSEQUENT EVENT

     In August 2000, the Company entered into various resale price indemnity and exchange agreements to satisfy various accrued liabilities, debt, and unpaid hanger rental payments in the aggregate amount of approximately $1,507,000. The agreements include provisions for the creditor to exchange the outstanding debt for common stock of the Company at an exchange price of $3.00 per share. The Company agreed to register the shares prior to the exchange. If the value of The Company's common stock at the time of the exchange is less than $3.00 per share, the amount of the liabilities that are converted to stock will be reduced accordingly.

                           ************************

Report of Independent Certified Public Accountants


To the Board of Directors of
Global Leisure Travel, Inc.


We have audited the accompanying consolidated balance sheets of Global Leisure Travel, Inc. and Subsidiaries (the "Company") for the years ended December 31, 1999 and 1998 and the related consolidated statements of loss, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Leisure Travel, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States.

As discussed in Note 2 to the financial statements, the Company has been acquired by Aviation group in accordance with the acquisition and Merger Agreement dated March 17, 2000.

/s/ BDO Seidman, LLP

Seattle, Washington
March 31, 2000

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                     Consolidated Balance Sheets

December 31,                                                                              1999               1998
=======================================================================================================================
ASSETS

Current Assets
   Cash and cash equivalents                                                       $       349,883    $       212,854
   Restricted cash                                                                       1,953,535          1,893,783
   Accounts receivable, net of allowance for doubtful
     accounts of $46,062 in 1999 and $45,000 in 1998                                     1,034,632            674,115
   Accounts receivable from related party                                                   71,800             35,593
   Prepaid tour costs                                                                    1,905,142          2,358,510
   Prepaid and other assets                                                                311,633            868,566
-----------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                     5,626,625          6,043,421

Property and Equipment, net                                                                638,618          2,967,664

Intangible Assets, net                                                                   3,217,533          4,723,464

Investments                                                                                      -            221,328
-----------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                       $     9,482,776    $    13,955,877
=======================================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Checks issued in excess of deposits                                             $       730,251    $     3,242,196
   Accounts payable                                                                      8,197,820          9,503,014
   Customer deposits                                                                     5,585,142         10,385,021
   Accrued tour costs                                                                    2,110,866          2,565,480
   Accrued expenses and other liabilities                                                1,445,305          2,185,311
   Current portion of long-term debt                                                     9,981,219          1,221,304
   Notes Payable to Related Parties                                                     15,764,319          9,415,000
   Net current liabilities of discontinued operations                                            -            938,431
-----------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                               43,814,922         39,455,757

Long-Term Debt, less current portion                                                       265,188            285,000
-----------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                       44,080,110         39,740,757
-----------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies

Stockholders' Deficit
   Common stock, no par value, 20,000,000 shares authorized,
     4,000,000 shares issued and outstanding                                                 1,000              1,000
   Accumulated deficit                                                                 (34,598,334)       (25,785,880)
-----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Deficit                                                            (34,597,334)       (25,784,880)
-----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                        $     9,482,776    $    13,955,877
=======================================================================================================================

                                 See accompanying notes to financial statements.

                                    Global Leisure Travel, Inc. and Subsidiaries


                                                 Consolidated Statements of Loss

Year ended December 31,                                               1999                1998               1997
=======================================================================================================================
Net Commission Revenue                                         $      9,438,301    $     11,906,394   $     10,854,284

Selling, General and Administrative Expenses                        (16,964,862)        (18,954,168)       (16,384,573)

Impairment of Reservation System                                     (3,473,337)                  -                  -

Impairment of Goodwill                                                 (929,664)                  -                  -
-----------------------------------------------------------------------------------------------------------------------
Loss from Operations                                                (11,929,562)         (7,047,774)        (5,530,289)

Other Income (Expense)
   Interest income                                                       91,675              73,451                  -
   Interest expense                                                  (5,262,680)           (578,288)            (7,716)
   Other                                                                 46,691               5,566                  -
-----------------------------------------------------------------------------------------------------------------------
Total Other Expense                                                  (5,124,314)           (499,271)            (7,716)
-----------------------------------------------------------------------------------------------------------------------
Net Loss From Continuing Operations                                 (17,053,876)         (7,547,045)        (5,538,005)
-----------------------------------------------------------------------------------------------------------------------

Discontinued Operations

   Gain (loss) from discontinued operations                            (260,521)            980,083            510,415
   Gain on dispositions                                               8,501,943                   -                  -
-----------------------------------------------------------------------------------------------------------------------
Income From Discontinued Operations                                   8,241,422             980,083            510,415
-----------------------------------------------------------------------------------------------------------------------
Net Loss                                                       $     (8,812,454)   $     (6,566,962)  $     (5,027,590)
=======================================================================================================================

Net income (loss) per share
   From continuing operations                                  $          (4.26)   $          (1.89)  $          (1.38)
   From discontinued operations                                $           2.06    $           0.25   $           0.12
-----------------------------------------------------------------------------------------------------------------------
Net loss per share                                             $          (2.20)   $          (1.64)  $          (1.26)

======================================================================================================================
Weighted average shares outstanding, restated for stock
dividend                                                              4,000,000           4,000,000          4,000,000
======================================================================================================================

                                 See accompanying notes to financial statements.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                Consolidated Statements of Stockholders' Deficit

                                                                                                            Total
                                                         Common Stock                 Accumulated       Stockholders'
                                              -----------------------------------
                                                  Shares            Amount              Deficit            Deficit
=======================================================================================================================
Balance at January 1, 1997                      4,000,000       $       1,000       $  (14,191,328)    $  (14,190,328)

   Net loss                                             -                   -           (5,027,590)        (5,027,590)
-----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                    4,000,000               1,000          (19,218,918)       (19,217,918)


   Net loss                                             -                   -           (6,566,962)        (6,566,962)
-----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                    4,000,000               1,000          (25,785,880)       (25,784,880)

   Net loss                                             -                   -           (8,812,454)        (8,812,454)
-----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                    4,000,000       $       1,000       $  (34,598,334)    $  (34,597,334)
=======================================================================================================================

                                 See accompanying notes to financial statements.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                           Consolidated Statements of Cash Flows

================================================================================

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Year ended December 31,                                             1999                1998               1997
=======================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the year                                       $  (8,812,454)      $  (6,566,962)     $  (5,027,590)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
       Depreciation and amortization                               1,003,846             639,545            558,305
       Impairment of goodwill                                        929,664                   -                  -
       Impairment of fixed asset                                   3,473,337                   -                  -
       Change in net assets and liabilities of discontinued
        operations                                                  (938,411)            147,826           (572,353)
   Change in assets and liabilities
     Restricted cash                                                 (59,752)         (1,475,309)          (107,041)
     Accounts receivable                                            (396,724)            244,180             87,253
     Prepaid and other assets                                      1,010,301             335,424           (634,756)
     Customer deposits                                            (4,799,879)            498,018          1,966,387
     Accounts payable                                             (3,817,139)          3,298,957          1,979,648
     Accrued tour costs                                             (454,614)           (128,450)           584,111
     Accrued expenses and other liabilities                         (745,006)           (658,751)           885,510
-----------------------------------------------------------------------------------------------------------------------
Net Cash Used by Operating Activities                            (13,606,831)         (3,665,522)          (280,526)
-----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Payment for trade name purchase                                         -            (130,000)                 -
   Additions to land, building and equipment                      (1,468,188)         (2,148,632)          (460,106)
   Other                                                            (103,702)             93,697             (6,410)
-----------------------------------------------------------------------------------------------------------------------

Net Cash Used by Investing Activities                             (1,571,890)         (2,184,935)          (466,516)
-----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from borrowings on debt                               19,582,784             607,500          1,600,000
   Payments on debt                                              (10,245,232)         (1,187,064)          (239,380)
   Proceeds from borrowings from related parties                  26,016,334           6,395,000                  -
   Payments on notes payable to related parties                  (19,665,687)                  -           (315,000)
   Payments under capital lease obligation                          (372,449)            (90,194)           (43,802)
-----------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                         15,315,750           5,725,242          1,001,818
-----------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents                 137,029            (125,215)           254,776

CASH AND CASH EQUIVALENTS, beginning of year                         212,854             338,069             83,293
-----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of year                         $     349,883       $     212,854      $     338,069
========================================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for interest                                      $   1,575,000       $     538,000      $     142,000
   Assets acquired by capital lease                            $           -       $     425,718      $           -
   Pushdown of GLT debt                                        $           -       $   3,020,000      $           -
   Exchange of asset for debt relief                           $     221,328       $           -      $           -
=======================================================================================================================

                                 See accompanying notes to financial statements.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

NOTE 1:                  Nature of Operations - Global Leisure Travel, Inc.
Description of Business  ("GLT" or "the Company") is primarily engaged in
and Summary of           wholesale and retail travel for both domestic and
Significant Accounting   international destinations. Packages created by the
Policies                 Company, including airline seats, hotel accommodations,
                         automobile rentals and other land components, are contracted with the vendors and primarily marketed directly to retail travel agents.


                         Principles of Consolidation and Basis of Presentation - The consolidated financial statements include the accounts of GLT and its wholly owned subsidiaries:
                         Sunmakers, Inc. ("Sunmakers"), KWTI Company ("KWTI"), Firstrav International, Inc., Cruise Alaska Tours, Inc. ("CAT") and AOI, Inc. ("AOI"). Jetset Tours, Inc. and Maupintour were wholly owned subsidiaries until their respective sales in late 1999. All significant intercompany balances and transactions have been eliminated in consolidation.

                         Effective February 28, 1997, the Company was purchased by Global Leisure, Inc. for $2.7 million in cash and notes. The accompanying financial statements have been prepared on the historical cost basis, with the $18 million excess of Global Leisure, Inc.'s purchase price over the net assets acquired remaining on Global Leisure, Inc.'s books.

                         On December 22, 1998, Global Leisure Travel, Inc. entered into an agreement to sell 95% of its common stock to Genesis Diversified Investments, Inc. ("Genesis"). The accompanying financial statements have been prepared on the historical cost basis, with the $27 million excess of Genesis' purchase price over the historical cost of net assets acquired on Genesis' books.

                         Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Receivables from credit cards are treated as cash equivalents.

                         Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years.

NOTE 1: Impairment of Long-Lived Assets - In accordance with Description of Business the provisions of Statement of Financial Accounting
and Summary of           Standards ("SFAS") No. 121, "Accounting for the
Significant Accounting   Impairment of Long-lived Assets and for Long-lived
Policies                 Assets to be Disposed of", management of the Company
(continued)              reviews the carrying value of its equipment and
                         intangible assets on a regular basis. Estimated undiscounted future cash flows from operations are compared to current carrying value. Reductions or reserves against assets, if necessary, are recorded to the extent the net book value of the asset exceeds the estimate of future undiscounted cash flows.

                         Intangible Assets - The excess purchase price of subsidiaries over the fair market value of net assets acquired is recorded as an intangible asset and is being amortized using the straight-line method over 15 years.

                         Revenue Recognition - In November 1999 the Emerging Issues Task Force ("EITF") of the Financing Accounting Standards Board issued a discussion paper EITF 99-19, Reporting Revenue Gross Versus Net, which has not yet been finalized and in December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements, both of which covered and included guidelines for determining the appropriateness of gross versus net revenue reporting practices specifically in the e-commerce and travel sectors. The guidelines contained therein focus on determining whether the company in substance acts as principal, agent or broker in a transaction, whether it takes title to the products, and whether it assumes the risks and rewards of ownership. The Company has considered these very recent developments in determining its revenue recognition and reporting policies and believes its current policies are consistent with this guidance, however, it is possible that these evolving standards may allow or require the Company to amend its practices for the recognition and reporting of revenue.

                         Net revenues consist primarily of markups on travel packages. The Company generally recognizes net revenue when earned on the date of travel net of all cancellations and charges to reservations booked.

                         Customer deposits represent unearned revenues and are initially recorded as customer deposit liabilities on the balance sheet when received. Customer deposits are subsequently recognized as revenue, generally upon the month of travel.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

NOTE 1: Investments - The Company accounts for its investments Description of Business in which it has significant influence, but not control
and Summary of           (generally represented by ownership of more than 20%
Significant Accounting   but less than 50% of the entity's outstanding common
Policies                 stock) using the equity method of accounting. See Note
(continued)              6 for details on the sale of investment during 1999.

                         Advertising Costs - Advertising costs, consisting primarily of brochures, printing and postage expenditures, are amortized over the period the tour departs. Recognition of advertising costs is in conformance with the provisions of The American Institute of Certified Public Accountants Statement of Position 93-7, "Reporting of Advertising Costs". Advertising costs of approximately $900,000 in 1999, $3.0 million in 1998, and $2.2 million in 1997 are included in the accompanying Consolidated Statements of Loss. Prepaid expenses includes prepaid advertising costs of $0 and $400,000 at December 31, 1999 and 1998, which will be reflected as an expense during the period benefited.

                         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred taxes are determined using enacted tax rates expected to be in effect in the years in which the temporary differences are expected to reverse.

                         Fair Value of Financial Instruments - Carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, accounts receivable, prepaid tour costs, prepaid and other current assets, accounts payable and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of long-term debt approximates its carrying value because the stated rates of the debt either reflect recent market conditions or are variable in nature.

                         Accounting Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

NOTE 1: Basic and Diluted Net Income (Loss) per Common Share - Description of Business Basic earnings per share is computed by dividing net
and Summary of           income by the weighted average number of common shares
Significant Accounting   outstanding during the period. Diluted earnings per
Policies                 share is computed by dividing net loss, as adjusted, by
(continued)              the weighted average number of shares of common stock,
                         common stock equivalents and other potentially dilutive securities outstanding during each period. All per share information has been restated to reflect the stock dividend declared on December 22, 1998.

                         Reclassifications - Certain reclassifications have been made to the prior years' financial statements to conform to the current year's presentation.

                         New Accounting Standards - In July 1999, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB No. 133". The Statement defers for one year the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133, issued in June 1998, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 1999. Management has considered the impact of this statement, and believes it does not have a material impact upon the Company's results of operations or financial position.

                         In March 1998, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," ("SOP 98-1"). SOP 98-1 requires the Company to capitalize internal computer software costs once the capitalization criteria are met. SOP 98-1 is effective January 1, 1999, and is applied to all projects in progress upon initial application. Based on the adoption of SOP 98-1, the Company capitalized approximately $1.7 million and $2.0 million related to the Company's internal reservation systems during the years ended December 31, 1999 and 1998. Capitalized software is amortized on a straight-line basis over a five-year period. See Note 4 for details on reservation system impairment losses recognized in 1999.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

NOTE 2:                  The Company continues to have significant
Financial Condition,     operating losses, working capital deficiencies
Liquidity and            and has not been able to generate adequate cash
Subsequent Events        to meet its obligations.

                         In March 2000, the Company entered into an agreement to be acquired by Aviation Group, Inc. ("Aviation"). The acquisition of the Company is to involve (1) the issuance by Aviation of approximately $16,500,000 of Series A preferred stock; (2) the issuance of warrants to purchase 4,250,000 shares of Aviation's common stock; and (3) the repayment of approximately $16,500,000 of the Company's outstanding debt. The funds required to repay the Company's outstanding debt are to be provided by the sale of preferred stock to Travelbyus.com ("TBU") and a proposed private placement of securities.

NOTE 3:                  In October 1999, the Company completed the sale of
Discontinued             assets and assumption of certain liabilities of
Operations               Maupintour to Ardsley, LLC, which after the forgiveness
                         of intercompany debt, resulted in a payment to Ardsley, LLC of approximately $419,000. In November 1999, the
                         Company completed the sale of Jetset stock to Arnell
                         Corp. for approximately $6.3 million cash.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

                         The results of operations of Jetset and Maupintour have been classified as discontinued operations in the accompanying financial statements as the respective operations were geographically separate and operated independently of the Company's operations in Seattle, Washington. Additionally, after the sales, the Company no longer handled bulk wholesale airfare transactions (Jetset) or packaged tours which were directly purchased by the tour operator (Maupintour). The gain or loss incurred on the sales of Jetset and Maupintour is presented separately as a component of discontinued operations.

                         Travel sales and commissions and net income from discontinued operations were as follows:

                                                             1999           1998            1997
                      ------------------------------------------------------------------------------
                      Travel sales and commissions:
                        Maupintour                      $  28,813,310  $  41,794,311   $  40,569,374
                        Jetset                             71,824,144     65,117,650      33,388,930
                      ------------------------------------------------------------------------------

                      Net income (loss):
                        Maupintour                           (593,480)     1,070,516         575,792
                        Jetset                                332,959        (90,433)        (65,377)
                      ------------------------------------------------------------------------------

                                                        $    (260,521) $     980,083   $     510,415
                      ==============================================================================

NOTE 4:                  Property and equipment consists of the following at
Property and Equipment   December 31:

                                                                                1999              1998
                               ==========================================================================
                               Capital leases                              $    157,043      $    511,964
                               Buildings and leasehold improvements                   -           292,649
                               Furniture and equipment                          778,819           649,928
                               Reservation system                               300,000         2,058,791
                               --------------------------------------------------------------------------
                                                                              1,235,862         3,513,332
                               Less accumulated depreciation                    597,244           545,668
                               --------------------------------------------------------------------------

                               Property and equipment, net                 $    638,618      $  2,967,664
                               ==========================================================================

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

                         Depreciation expense was approximately $221,477, $234,000 and $211,000 for the years ended December 31, 1999, 1998 and 1997. Depreciation expense on capital leases was approximately $102,400, $147,000 and $107,000 for the years ended December 31, 1999, 1998 and 1997.

                         The Company recorded a charge of $3,473,337 during 1999 for the write-down of the reservation system. Based on the Company's history of operating losses and projection of future cash flows, management determined that it was necessary to write down the carrying value of this asset to its estimated fair market value.

NOTE 5:                  Intangible assets in the amount of $929,664 were
Intangible Assets        written off through a charge to operations in 1999, and
                         reflected in the Consolidated Statement of Loss as "impairment of goodwill". The amount written off relates to goodwill recorded upon various subsidiary and trade name purchases, and represents the amount necessary to reduce the carrying values of the purchased goodwill to the Company's best estimate of the future undiscounted cash flows from the acquired assets.

                         Accumulated amortization at December 31, 1999 and 1998 was approximately $1.3 million and $2.0 million.

NOTE 6:                  GLT had a 45 percent interest in 4192 Meridian
Investments              Associates (the "Venture"). The Venture was formed in
                         May 1994 to acquire and operate a commercial office building in Bellingham, Washington. The Company leased office space from the Venture under a non-cancelable operating lease having a three-year term. Rent expense paid to the Venture was approximately $28,000 for each of the years ended December 31, 1999, 1998 and 1997.
                         During 1999, the investment was sold to two former owners of the Company as settlement of a note payable to them. Book value of the investment at the date of sale was approximately $218,000.

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

NOTE 7:                  Related party debt consists of the following at
Related Party            December 31:
Transactions

                                                                             1999             1998
                         =============================================================================
                         Due to majority shareholder                     $  9,549,319     $  2,000,000

                         Due to minority shareholder and related
                          individuals                                       6,215,000        7,415,000
                         -----------------------------------------------------------------------------
                                                                         $ 15,764,319     $  9,415,000
                         =============================================================================

                         The loans from shareholders carry an interest rate of prime plus 2% (10.5% at December 31, 1999) and are payable on demand. Interest paid to the related parties was approximately $400,000, $414,000 and $32,000 for the years ended December 31, 1999, 1998 and 1997.

NOTE 8:                  Long-term debt consists of the following at December
Long-Term Debt           31:

                                                                             1999             1998
                         =============================================================================
                         Notes payable to a company, due throughout
                          2000, 16% interest.                             $  9,863,623    $          -

                         Signing bonus, monthly payments of
                          $8,333, non-interest bearing.                        285,000         387,500

                         Capitalized lease obligations                          97,784         470,233

                         Note payable to a company, due June 27,
                          1999, non-interest bearing, principal
                          payments of $71,428, collateralized by the
                          Company's 45% interest in 4192 Meridian
                          Associates.                                                -         428,571

                         Note payable to an individual, due on
                          demand, 6% interest.                                       -         110,000

                         Note payable to an individual, due on
                          demand, 6% interest.                                       -         110,000
                         -----------------------------------------------------------------------------

                         Total long-term debt                               10,246,407       1,506,304

                         Less current portion                                9,981,219       1,221,304
                         -----------------------------------------------------------------------------

                         Long-term debt, less current portion             $    265,188    $    285,000
                         =============================================================================

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================

                         Maturities of debt are as follows:

                         Year ending December 31,                     Amount
                         ------------------------------------------------------

                           2000                                     $ 9,981,219
                           2001                                         117,596
                           2002                                         117,596
                           2003                                          29,996
                         ------------------------------------------------------

                                                                    $10,246,407
                         ======================================================


NOTE 9:                  As of the year ended December 31, 1999, the Company has
Income Taxes             net loss carryforwards of approximately $26 million.
                         The loss carryforwards are available, through their expiration date of 2020, to offset future taxable income. The utilization of these loss carryforwards is subject to limitation due to the changes in control of the Company.

                         Included in loss carryforwards is $410,000 attributable to CAT that can only be offset against future earnings of CAT.

                         At December 31, 1999 and 1998, the Company had a net deferred long-term tax asset of $5.7 million and $8.8 million arising primarily from net operating loss carryforwards offset by the use of accelerated methods of depreciation of fixed assets. The Company has recognized a valuation allowance on all of its net deferred tax assets due to the uncertainty of realizing the benefits thereof.

                         The provision for income taxes differs from expected amounts, computed using the federal statutory rate of 34%, as follows:

                         Year ended December 31,                    1999              1998              1997
                         =======================================================================================
                         Expected benefit                       $  2,996,235      $  1,960,660      $  1,709,381
                         Non-deductible expenses                    (657,924)         (247,722)         (271,132)
                         Change in valuation allowance            (2,338,311)       (1,712,938)       (1,438,249)
                         ---------------------------------------------------------------------------------------

                         Provision for income taxes             $          -      $          -      $          -
                         =======================================================================================

                                    Global Leisure Travel, Inc. and Subsidiaries

                                                   Notes to Financial Statements

================================================================================


NOTE 10:                 The Company leases certain facilities under agreements
Lease Commitments        which expire at various dates. Annual minimum rental
                         commitments under operating leases that have initial or remaining non-cancelable lease terms are as follows:

                         Year ending December 31,                      Amount
                         ------------------------------------------------------

                           2000                                      $  945,684
                           2001                                         894,578
                           2002                                         636,109
                           2003                                          36,656
                         ------------------------------------------------------
                                                                     $2,513,027
                         ======================================================

                         Rent expense under operating leases was approximately $618,000, $413,000 and $370,000 for the years ended
                         December 31, 1999, 1998 and 1997.

NOTE 11:                 The Company had outstanding irrevocable letters of
Letters of Credit        credit in the amount approximately $1.9 million as of
                         the years ended December 31, 1999 and 1998. These letters of credit were issued in the ordinary course of the Company's business and are collateralized by restricted cash of approximately $1.7 million.

NOTE 12:                 The Company has a 401(k) employee benefit plan for
Employee Benefit         those employees who meet the eligibility  requirements
Plans                    set forth in the plan.  Eligible  employees may
                         contribute up to 15% of their compensation. The Company may make matching contributions at the discretion of its board of directors. An employee becomes fully vested with respect to employer contributions after 6 years of service. The Company contributed approximately
                         $68,000, $65,000 and $56,000 to the plan for the years ended December 31, 1999, 1998 and 1997.

NOTE 13:                 As part of the 1995 purchase of Maupintour, the Company
Commitments and          was contingently liable for  additional  payments to
Contingencies            the former owners from 1997 to 2000. The additional
                         payments are a percentage of domestic and international sales exceeding a specified minimum. The Company settled the remaining obligation, in conjunction with the sale of Maupintour, for $275,000. The Company accrued $155,000 in 1998 which was also paid during 1999.

Report of Independent Accountants

To the Directors of
travelbyus.com ltd.

We have audited the consolidated balance sheet of travelbyus.com ltd. (formerly LatinGold Inc.) as at September 30, 1999 and the consolidated statements of operations and deficit and cash flows and changes in shareholders' equity for the period from January 1, 1999 to September 30, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 1999 and the results of its operations, its cash flows and changes in shareholders' equity for the period from January 1, 1999 to September 30, 1999 in accordance with generally accepted accounting principles in the United States.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants

Vancouver, Canada
December 2, 1999
(except as to note 12 which is as at December 7, 1999 and note 23, which is as at October 30, 2000)

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Directors of
travelbyus.com ltd.

We have audited the consolidated balance sheet of travelbyus.com ltd. [formerly LatinGold Inc.] as at December 31, 1998 and the consolidated statements of operations and deficit, cash flows and changes in shareholders' equity for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and the results of its operations, its cash flows and changes in shareholders' equity for the years ended December 31, 1998 and 1997 in accordance with generally accepted accounting principles in the United States.

Toronto, Canada,                                      /s/ Ernst & Young LLP
April 21, 1999.                                       Chartered Accountants
travelbyus.com ltd.
Consolidated Balance Sheets
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)



                                                                      June 30,          September 30,          December 31,
                                                                          2000                   1999                  1998
                                                                             $                      $                     $
                                                                   (Unaudited)
Assets

Current assets
Cash and cash equivalents                                           12,246,675              3,256,021                45,741
Accounts receivable and prepaid expenses (note 5)                    4,095,451                 50,504                 9,535
Inventory and barter credits (note 5)                                1,403,907                      -                     -
Marketable securities (notes 4 and 14(h))                            1,236,980                326,355               179,175
                                                                  ----------------------------------------------------------
                                                                    18,983,013              3,632,880               234,451

Cash deposits for acquisitions (note 7)                                576,800                436,354                     -

Cash in trust (note 8)                                                  31,073              7,200,000                     -

Security deposits (note 9)                                             943,153                      -                     -

Deferred financing costs - net of accumulated
      amortization of $325,493
      (September 30, 1999 - $27,296) (note 13(a))                      448,440                922,861                     -

Deferred acquisition costs                                                   -                194,281                     -

Programming library (note 11)                                        5,794,814                      -                     -

Investment (note 5)                                                  6,695,392                      -                     -

Property, plant and equipment - net of accumulated
      amortization of $258,944 (September 30, 1999 -
      $4,133; December 31, 1998 - $60,712) (note 10)                 3,806,689                 78,638                19,178

Goodwill - net of accumulated amortization of $3,279,191            55,521,555                      -                     -

Other intangibles - net of accumulated amortization of
      $110,699 (note 12)                                             3,347,194                      -                     -
                                                                  ----------------------------------------------------------
                                                                    96,148,123             12,465,014               253,629
                                                                  ==========================================================

 The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Balance Sheets ...continued
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

                                                                           June 30,          September 30,          December 31,
                                                                               2000                   1999                  1998
                                                                                  $                      $                     $
                                                                        (Unaudited)
Liabilities

Current liabilities
Bank indebtedness (note 3)                                                  591,950                      -                     -
Accounts payable and accrued liabilities (note 5)                         6,215,039                300,673                51,028
Due to related parties (note 6(h) and 17(c))                              4,036,123                218,684                 2,968
Customer deposits                                                           580,770                      -                     -
Advances (note 14(g))                                                     2,920,000                      -                     -
Convertible debenture (note 13(b))                                        4,437,900                      -                     -
                                                                       ----------------------------------------------------------
                                                                         18,781,782                519,357                53,996

Debentures (note 13(a))                                                   6,688,379              6,254,407                     -
                                                                       ----------------------------------------------------------
                                                                         25,470,161              6,773,764                53,996
                                                                       ----------------------------------------------------------

Shareholders' Equity

Capital stock (note 14)
Authorized
      Unlimited number of common shares without par value
Issued
      80,600,066 common shares
           (September 30, 1999 - 41,539,178;
           December 31, 1998 - 20,989,178)                              170,679,387             97,080,625            95,720,625

Additional paid-in capital                                                  569,988                569,988               569,988

Compensation for future services (note 11)                               (4,407,223)                     -                     -

Warrants and special warrants (note 14(e))                               23,274,568              5,756,652                     -

Accumulated other comprehensive loss - net of tax of $nil
      (note 14(h))                                                         (122,801)              (115,146)             (262,326)

Deficit                                                                (119,315,957)           (97,600,869)          (95,828,654)
                                                                       ----------------------------------------------------------
                                                                         70,677,962              5,691,250               199,633
                                                                       ----------------------------------------------------------
                                                                         96,148,123             12,465,014               253,629
                                                                       ==========================================================

Commitments and contingencies (note 16)

Subsequent events (note 23)

Approved by the Board of Directors

/s/ Michael A. Farrugia           Director  /s/ Bill Kerby             Director
---------------------------------           ---------------------------
    Michael A. Farrugia                         Bill Kerby

 The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statements of Operations and Deficit
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)


                                                                             Period from
                                                                              January 1,
                                             Nine-month periods ended            1999 to
                                                             June 30,      September 30,           Years ended December 31,
                                    ------------------------------------ -----------------  -----------------------------------
                                             2000             1999                   1999         1998                1997
                                                $                $                      $            $                   $
                                      (Unaudited)      (Unaudited)
Revenues
Travel product sales                    3,447,795                -                      -            -                   -
Travel commissions                      6,396,961                -                      -            -                   -
Associate marketing program               485,014                -                      -            -                   -
Advertising                               462,444                -                      -            -                   -
Technology sales                        1,223,959                -                      -            -                   -
                                    -------------------------------------------------------------------------------------------
                                       12,016,173                -                      -            -                   -
                                    -------------------------------------------------------------------------------------------

Expenses
Cost of travel product sales            3,022,778                -                      -             -                  -
Cost of services                        1,144,735                -                      -             -                  -
Cost of technology product sales        1,115,272                -                      -             -                  -
Advertising                             2,729,959                -                      -             -                  -
Amortization of goodwill                3,279,192                -                      -             -                  -
Amortization of other intangibles         436,192                -                      -             -                  -
Amortization of property, plant
    and equipment                         254,811            6,804                  6,928             -                  -
Capital taxes                             286,471                -                185,000             -                  -
Foreign exchange loss (gain)               23,977           (2,268)                (2,323)            -                  -
General and administration             17,078,549          428,471                854,059       256,910            528,215
Interest                                3,079,770                -                284,464             -                  -
Interest and other income                (308,358)          (5,474)                (6,972)      (18,556)           (91,449)
Website costs                             943,021          226,800                362,435             -                  -
Write-off of marketable
    Securities                                                                                                   3,902,312
Write-off of property, plant and
    equipment                                   -                -                 14,229             -                  -
                                    -------------------------------------------------------------------------------------------
                                       33,086,369          654,333              1,697,820       238,354          4,339,078
                                    -------------------------------------------------------------------------------------------

Loss from continuing operations
    before income tax                 (21,070,196)        (654,333)            (1,697,820)     (238,354)        (4,339,078)

Income tax recovery                       423,176                -                      -             -                  -

Loss from discontinued operations
    - net of tax of $nil (note 21)              -         (745,871)               (74,395)   (1,044,645)        (6,440,942)
                                    -------------------------------------------------------------------------------------------
Loss before extraordinary item        (20,647,020)      (1,400,204)            (1,772,215)   (1,282,999)       (10,780,020)

Extraordinary loss from repayment
    of debentures - net of tax of
    $nil (note 13(a))                  (1,068,068)               -                      -             -                  -
                                    -------------------------------------------------------------------------------------------
Loss for the period                   (21,715,088)      (1,400,204)            (1,772,215)   (1,282,999)       (10,780,020)

Deficit - Beginning of period         (97,600,869)     (95,132,490)           (95,828,654)  (94,545,655)       (83,765,635)
                                    -------------------------------------------------------------------------------------------
Deficit - End of period              (119,315,957)     (96,532,694)           (97,600,869)  (95,828,654)       (94,545,655)
                                    ===========================================================================================

Basic and diluted loss per common
    share from continuing
    operations and before
    discontinued operations and
    extraordinary item                      (0.32)           (0.04)            (0.05)             (0.01)             (0.28)
                                    ===========================================================================================
Basic and diluted loss per common
    share                                   (0.33)           (0.04)            (0.05)             (0.07)             (0.69)
                                    ===========================================================================================
Weighted average number of common
    shares outstanding                 65,203,705       31,729,436        31,781,090         19,400,822         15,588,904
                                    ===========================================================================================

 The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statements of Changes in Shareholders' Equity
Nine month period ended June 30, 2000 is unaudited

--------------------------------------------------------------------------------

(expressed in Canadian dollars)

                                                                                Common stock
                                                                   --------------------------------------------------------


                                                                                                Additional
                                                                                                   paid-in   Compensation
                                                                                                   capital     for future
                                                                     Number of        Amount        amount       services
                                                                        shares             $             $              $

Balance - January 1, 1997                                           13,389,178    91,069,816             -              -
Private placement of 3,100,000 units (consisting of one common
    share and one half warrant) at $1.63 per unit (note 14(a))       3,100,000     4,175,210             -              -
Compensation warrants on private placement (note 14(a))                      -       (61,535)            -              -
Comprehensive income
    Loss for the period                                                      -             -             -              -
    Unrealized loss on marketable securities                                 -             -             -              -
Total comprehensive income (loss)
                                                                   --------------------------------------------------------
Balance - December 31, 1997                                         16,489,178    95,183,491             -              -
Private placement of 4,000,000 common shares at $0.12 per share
    (note 14(b))                                                     4,000,000       464,634             -              -
Expiry of warrants                                                           -             -       569,988              -
Issuance of shares to acquire Mexican properties (note 21)             500,000        72,500             -              -
Comprehensive income
    Loss for the period                                                      -             -             -              -
    Unrealized loss on marketable securities                                 -             -             -              -
Total comprehensive income (loss)
                                                                   --------------------------------------------------------
Balance - December 31, 1998                                         20,989,178    95,720,625       569,988              -
Private placement of 20,000,000 common shares at $0.06 per share
    (note 14(c))                                                    20,000,000     1,175,000             -              -
Issuance of shares for cash from exercised options                     550,000       185,000             -              -
Issuance of debenture financing warrants (notes 13 and 14(d))                -             -             -              -
Issuance of warrants as financing fee for debenture financing
    (notes 13(a) and 14(d))                                                  -             -             -              -
Costs of issuing debenture financing warrants (notes 13(a) and
    14(d))                                                                   -             -             -              -
Comprehensive income
    Loss for the period                                                      -             -             -              -
    Unrealized gain on marketable securities                                 -             -             -              -
Total comprehensive income (loss)
                                                                   --------------------------------------------------------
Balance - September 30, 1999                                        41,539,178    97,080,625       569,988              -
Issuance of shares for cash from exercised options                     472,200       234,952             -              -
Issuance of shares on business combinations (note 6)                21,379,558    39,450,659             -              -
Issuance of shares and warrants to purchase assets (notes 11 and
    12)                                                              3,285,256     6,513,381             -              -
Exercise of debenture financing warrants                             6,012,500     7,461,513             -              -
Private placement of 4,000,000 units (consisting of one common share and
    one half warrant) at $2.50 per unit (note 14(f))                 4,000,000     6,077,696             -              -
Exercise of private placement warrants to common shares                181,750       922,745             -              -
Compensation warrants on private placements (note 14(e) and (f))             -      (564,760)            -              -
Exercise of compensation warrants to common shares                     215,000       971,155             -              -
Shares issued for future services (note 11)                          1,067,124     4,407,223             -     (4,407,223)
Private placement of 8,000,000 special warrants (each special warrant exercisable into one common share and one half
    warrant) at $2.50 per special warrant                                    -             -             -              -
Exercise of private placement special warrants to common shares        300,000       544,650             -              -
Exercise of financing fee warrants to common shares                    147,500       183,048             -              -
Private placement of 2,000,000 common shares at $3.70 (U.S.
    $2.50) per share (note 12(b))                                    2,000,000     7,396,500             -              -
Comprehensive income
    Loss for the period                                                      -             -             -              -
    Unrealized gain on marketable securities                                 -             -             -              -
    Translation adjustment                                                   -             -             -              -
Total comprehensive income (loss) (note 14(h))
                                                                   ------------------------------------------------------
Balance - June 30, 2000 (unaudited)                                 80,600,066   170,679,387       569,988     (4,407,223)
                                                                   ------------------------------------------------------


                                                                   ----------------------------------------------------



                                                                    Special        Amount      Warrants        Amount
                                                                   warrants             $                           $

Balance - January 1, 1997                                                 -             -             -             -
Private placement of 3,100,000 units (consisting of one common
    share and one half warrant) at $1.63 per unit (note 14(a))            -             -     1,550,000       508,453
Compensation warrants on private placement (note 14(a))                   -             -       155,000        61,535
Comprehensive income

    Loss for the period                                                   -             -             -             -
    Unrealized loss on marketable securities                              -             -             -             -
Total comprehensive income (loss)
                                                                   --------------------------------------------------
Balance - December 31, 1997                                               -             -     1,705,000       569,988
Private placement of 4,000,000 common shares at $0.12 per share
    (note 14(b))                                                          -             -             -             -
Expiry of warrants                                                        -             -    (1,705,000)     (569,988)
Issuance of shares to acquire Mexican properties (note 21)                -             -             -             -
Comprehensive income

    Loss for the period                                                   -             -             -             -
    Unrealized loss on marketable securities                              -             -             -             -
Total comprehensive income (loss)
                                                                   --------------------------------------------------
Balance - December 31, 1998                                               -             -             -             -
Private placement of 20,000,000 common shares at $0.06 per share
    (note 14(c))                                                          -             -             -             -
Issuance of shares for cash from exercised options                        -             -             -             -
Issuance of debenture financing warrants (notes 13 and 14(d))             -             -     9,560,000     5,864,054
Issuance of warrants as financing fee for debenture financing
    (notes 13(a) and 14(d))                                               -             -       700,270       808,112
Costs of issuing debenture financing warrants (notes 13(a) and
    14(d))                                                                -             -             -      (915,514)
Comprehensive income

    Loss for the period                                                   -             -             -             -
    Unrealized gain on marketable securities                              -             -             -             -
Total comprehensive income (loss)
                                                                   --------------------------------------------------
Balance - September 30, 1999                                              -             -    10,260,270     5,756,652
Issuance of shares for cash from exercised options                        -             -             -             -
Issuance of shares on business combinations (note 6)                      -             -             -             -
Issuance of shares and warrants to purchase assets (notes 11 and
    12)                                                                   -             -        50,000       131,450
Exercise of debenture financing warrants                                  -             -    (6,012,500)   (3,373,013)
Private placement of 4,000,000 units (consisting of one common share and
    one half warrant) at $2.50 per unit (note 14(f))                      -             -     2,000,000     3,154,000
Exercise of private placement warrants to common shares                   -             -      (181,750)     (286,620)
Compensation warrants on private placements (note 14(e) and (f))          -             -     1,080,000       564,760
Exercise of compensation warrants to common shares                        -             -      (215,000)     (433,655)
Shares issued for future services (note 11)                               -             -             -             -
Private placement of 8,000,000 special warrants (each special warrant exercisable into one common share and one half
    warrant) at $2.50 per special warrant                         8,000,000    18,388,392             -             -
Exercise of private placement special warrants to common shares    (300,000)     (750,000)      150,000       205,350
Exercise of financing fee warrants to common shares                       -             -      (147,500)      (82,748)
Private placement of 2,000,000 common shares at $3.70 (U.S.
    $2.50) per share (note 13(b))                                         -             -             -             -
Comprehensive income

    Loss for the period                                                   -             -             -             -
    Unrealized gain on marketable securities                              -             -             -             -
    Translation adjustment                                                -             -             -             -
Total comprehensive income (loss) (note 14(h))
                                                                  ---------------------------------------------------
Balance - June 30, 2000 (unaudited)                               7,700,000    17,638,392     6,983,176     5,636,176
                                                                  ---------------------------------------------------

                                                                                 Other capital accounts
                                                                 -----------------------------------------
                                                                                 Accumulated
                                                                                       other
                                                                               comprehensive
                                                                    (Deficit)         income          Total
                                                                     retained    (net of tax   shareholders'
                                                                     earnings       of $nil)         equity
                                                                            $              $              $
                                                                                   (note 13)
Balance - January 1, 1997                                         (83,765,635)      3,131,071    10,435,252
Private placement of 3,100,000 units (consisting of one common
    share and one half warrant) at $1.63 per unit (note 14(a))              -               -     4,683,663
Compensation warrants on private placement (note 14(a))                     -               -             -
Comprehensive income
    Loss for the period                                           (10,780,020)              -
    Unrealized loss on marketable securities                                -      (3,131,031)
Total comprehensive income (loss)                                                               (13,911,051)
                                                                 ------------------------------------------
Balance - December 31, 1997                                       (94,545,655)             40     1,207,864
Private placement of 4,000,000 common shares at $0.12 per share
    (note 14(b))                                                            -               -       464,634
Expiry of warrants                                                          -               -             -
Issuance of shares to acquire Mexican properties (note 21)                  -               -        72,500
Comprehensive income

    Loss for the period                                            (1,282,999)              -
    Unrealized loss on marketable securities                                -        (262,366)
Total comprehensive income (loss)                                                                (1,545,365)
                                                                 ------------------------------------------
Balance - December 31, 1998                                      (95,828,654)        (262,326)      199,633
Private placement of 20,000,000 common shares at $0.06 per share
    (note 14(c))                                                            -               -     1,175,000
Issuance of shares for cash from exercised options                          -               -       185,000
Issuance of debenture financing warrants (notes 13 and 14(d))               -               -     5,864,054
Issuance of warrants as financing fee for debenture financing
    (notes 13(a) and 14(d))                                                 -               -       808,112
Costs of issuing debenture financing warrants (notes 13(a) and
    14(d))                                                                  -               -      (915,514)
Comprehensive income

    Loss for the period                                            (1,772,215)              -
    Unrealized gain on marketable securities                                -         147,180
Total comprehensive income (loss)                                                                (1,625,035)
                                                                 ------------------------------------------
Balance - September 30, 1999                                      (97,600,869)       (115,146)    5,691,250
Issuance of shares for cash from exercised options                          -               -       234,952
Issuance of shares on business combinations (note 6)                        -               -    39,450,659
Issuance of shares and warrants to purchase assets (notes 11 and
    12)                                                                     -               -     6,644,831
Exercise of debenture financing warrants                                    -               -     4,088,500
Private placement of 4,000,000 units (consisting of one common share and
    one half warrant) at $2.50 per unit (note 14(f))                        -               -     9,231,696
Exercise of private placement warrants to common shares                     -               -       636,125
Compensation warrants on private placements (note 14(e) and (f))            -               -             -
Exercise of compensation warrants to common shares                          -               -       537,500
Shares issued for future services (note 11)                                 -               -             -
Private placement of 8,000,000 special warrants (each special warrant exercisable into one common share and one half
    warrant) at $2.50 per special warrant                                   -               -    18,388,392
Exercise of private placement special warrants to common shares             -               -             -
Exercise of financing fee warrants to common shares                         -               -       100,300
Private placement of 2,000,000 common shares at $3.70 (U.S.
    $2.50) per share (note 13(b))                                           -               -     7,396,500
Comprehensive income

    Loss for the period                                           (21,715,088)              -
    Unrealized gain on marketable securities                                -         102,386
    Translation adjustment                                                  -        (110,041)
Total comprehensive income (loss) (note 14(h))                                                  (21,722,743)
                                                                 ------------------------------------------
Balance - June 30, 2000 (unaudited)                              (119,315,957)       (122,801)   70,677,962
                                                                 ------------------------------------------

 The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statements of Cash Flows
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)


                                                                                      Period from
                                                                                       January 1,
                                                          Nine-month periods ended        1999 to
                                                                          June 30,   September 30,      Years ended December 31,
                                                      ----------------------------- --------------  ----------------------------
                                                               2000           1999           1999           1998           1997
                                                                  $              $              $              $              $
                                                         (Unaudited)    (Unaudited)
Cash flows from operating activities
Loss for the period                                     (21,715,088)    (1,400,204)    (1,772,215)    (1,282,999)   (10,780,020)
   Items not affecting cash
      Amortization of property, plant and
        equipment                                           254,811          6,804         79,009              -              -
      Write-off of property, plant and equipment                  -              -         14,229              -              -
      Amortization of goodwill                            3,279,192              -              -              -              -
      Amortization of other intangibles                     110,699              -              -              -              -
      Interest accreted on debentures                     2,008,833              -        168,461              -              -
      Amortization of deferred financing costs              325,493              -         27,296              -              -
      Stock based compensation                               91,500              -              -              -              -
      Loss from discontinued operations                           -        627,426         74,395         86,239      5,978,194
      Extraordinary loss from repayment of
        debentures (note 13(a))                           1,068,068              -              -              -              -
      Income tax recovery                                  (423,176)             -              -              -              -
   Net change in non-cash working capital items:
      Accounts receivable and prepaid expenses             (671,917)       (16,385)       (40,970)       363,760        288,191
      Inventory and barter credits                        1,413,232              -              -              -              -
      Marketable Securities                                 754,458
      Increase in security deposits                        (736,981)             -              -              -              -
      Accounts payable and accrued liabilities            3,248,819        120,693        465,362       (386,501)      (486,230)
      Due to related parties                              3,077,789              -              -              -              -
      Customer deposits                                    (644,592)             -              -              -              -
      Accrued interest                                      275,935              -              -              -              -
                                                      -------------------------------------------------------------------------
                                                         (8,282,925)      (661,666)      (984,433)    (1,219,501)    (4,999,865)
                                                      -------------------------------------------------------------------------
Cash flows from investing activities
Cash paid for acquisitions and settlement
   of notes payable - net (note 6)                      (16,840,054)             -              -              -              -
Cash deposits on acquisitions (note 23(c))                 (576,800)      (413,904)    (7,636,354)             -              -
Advances for programming library (note 11)                 (744,000)             -              -              -              -
Funds in trust                                              (10,432)
Purchase of property, plant and equipment                (2,621,577)             -              -              -              -
Investment (note 5)                                      (7,277,600)             -              -              -              -
Investing activities from discontinued operations                 -              -       (421,374)             -       (255,418)
Proceeds from disposal of investment (note 5)               582,208              -              -              -              -
                                                      -------------------------------------------------------------------------
                                                        (27,488,255)      (413,904)    (8,057,728)             -       (255,418)
                                                      -------------------------------------------------------------------------
Cash flows from financing activities
Bank indebtedness                                          (144,850)             -              -              -              -
Proceeds from issuance of debentures (note 13(b))         4,437,900              -     11,950,000              -              -
Costs on issuance of debentures (note 13(a))                      -              -     (1,057,559)             -              -
Issuance of common shares                                         -      1,224,000      1,200,000        480,000      5,053,000
Share issue costs                                        (3,034,948)       (25,935)       (25,000)       (15,366)      (369,337)
Decrease in other liabilities                                     -              -              -       (171,600)      (407,800)
Issue of special warrants                                20,000,000              -              -              -              -
Issue of equity units                                    10,000,000              -              -              -              -
Private placement (note 13(b))                            7,396,500              -              -              -              -
Exercises of options and warrants                         5,597,377              -        185,000              -              -
Subscriptions received (note 14(g))                       2,920,000              -              -              -              -
Repayment of debentures (note 13(a))                     (2,494,000)             -              -              -              -
                                                      -------------------------------------------------------------------------
                                                         44,677,979      1,198,065     12,252,441        293,034      4.275,863
                                                      -------------------------------------------------------------------------
Foreign exchange effect on cash                              83,855              -              -              -              -
                                                      -------------------------------------------------------------------------
Increase (decrease) in cash and cash
   equivalents                                            8,990,654        122,495      3,210,280       (926,467)      (979,420)
Cash and cash equivalents -
   Beginning of period                                    3,256,021         76,817         45,741        972,208      1,951,628
                                                      -------------------------------------------------------------------------
Cash and cash equivalents -
   End of period                                         12,246,675        199,312      3,256,021         45,741        972,208
                                                      =========================================================================

 The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Consolidated Statement of Cash Flows ...continued
Supplemental Disclosure of Interest and Non-Cash Investing and Financing Activities
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)


                                                                           Period from
                                                                            January 1,
                                               Nine-month periods ended        1999 to
                                                               June 30,   September 30,      Years ended December 31,
                                           ----------------------------- --------------  ----------------------------
                                                    2000           1999           1999           1998           1997
                                                       $              $              $              $              $
                                              (Unaudited)    (Unaudited)
Supplemental Information

Interest paid                                    746,875              -          2,137              -              -
Interest received                                302,810          5,474          4,402              -              -

Non-cash investing
    activities
Mineral property expenditures
  paid by issuing common
  shares                                               -              -              -         72,500              -
Common shares issued in
  connection with acquisition
  of subsidiaries                             39,450,659              -              -              -              -
Common shares issued in
  connection with acquisition
  of assets (notes 11 and 12)                  6,513,381              -              -              -              -

Non-cash financing
    activities
Common shares issued for
  future services (note 11)                    4,407,223              -              -              -              -
Compensation warrants issued
  to agents in connection
  with private placements
  (note 14(a) and (f))                           564,760              -              -              -         61,535
Compensation warrants issued
  to agents in connection
  with debenture financing
  (note 13(a))                                         -              -        808,112              -              -
Compensation special warrants
  issued to agents in
  connection with private
  placements (note 14(e))                      1,613,600              -              -              -              -
Compensation warrants issued
  to agents in connection
  with asset purchase
  (note 12)                                      131,450              -              -              -              -

 The accompanying notes are an integral part of these consolidated financial statements.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

1   Nature of operations

    travelbyus.com ltd. (formerly LatinGold Inc.)(the "company") is developing an integrated internet travel organization which provides travel options via the internet as well as through 1-800 call centres and traditional travel agencies, primarily to retail customers located in the western United States. The company also provides advertising services to airlines and hotels located in the United States, provides retail travel agencies access to certain travel suppliers under preferred supplier agreements, licenses television program materials for broadcast, and sells computer data storage equipment primarily to Canadian corporate customers.

    The company was incorporated in 1986 under the Business Corporations Act (Ontario). The company was a precious metals exploration company until 1999 when it changed its business focus to the travel sector. In April 1999, the company discontinued its mining activities, and accordingly, its mining activities have been presented as discontinued operations. The company changed its name to travelbyus.com ltd. from LatinGold Inc. on June 11, 1999. In 1999, the company changed its year end to September 30.

    The company has a limited operating history and the successful implementation of its business strategy depends on numerous factors including economic, competitive and other conditions and uncertainties, including but not limited to the ability to hire and retain qualified personnel, the ability to continue relationships with suppliers and travel agents on satisfactory terms and the ability to obtain financing from other sources if revenues from operations do not grow as expected. Adverse economic or competitive and other conditions or the inability to obtain financing if required could affect the company's operations in the future and impact the company's ability to recover the value of its assets and satisfy its obligations in the future.

2   Summary of significant accounting policies

    The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. A summary of the significant accounting policies is set out below.

    Unaudited information

    The consolidated balance sheet as at June 30, 2000 and the consolidated statements of operations and deficit, cash flows and changes in shareholders' equity for the nine-month periods ended June 30, 2000 and 1999, including the related notes, are unaudited. This unaudited information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.

    Basis of consolidation

    The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries.

    Business combinations

    Business combinations have been accounted for under the purchase method of accounting and therefore include the results of operations of the acquired business from the date of acquisition. Assets acquired and liabilities assumed are recorded at their fair values at the date of their acquisition.

    Use of estimates

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

    Cash and cash equivalents

    Cash and cash equivalents consist of balances with banks and investments in money market instruments with original maturities of less than 90 days.

    Inventory and barter credits

    Data storage systems are recorded at the lower of cost or estimated net realizable value. Cost includes direct materials, labour and an allocation of overhead, and is determined on a first-in, first-out basis.

    Media credits are recorded at the lower of carrying value or estimated net realizable value. Carrying value is determined as cost (the amount paid to the media company in exchange for the media credits). Where the media credits represent media availability which expires over time, cost is amortized on a straight-line basis over the time to expiry. Where the company incurs costs to prepare the media for use by the customer, the cost of these services is included in the carrying value of the media credits.

    Travel credits are recorded at the lower of cost and estimated net realizable value. As prescribed by EITF Abstract Issue No. 93-11, cost is determined as the carrying value of the media credits exchanged for travel credits on the basis that there is not persuasive evidence of the fair value of the media credits given up for the travel credits. The company does not record revenue on the exchange of media credits for travel credits.

    Revenue recognition

    a)   Travel product sales and commissions

         Travel sales consist of revenues derived from the sale of travel products including airline tickets, hotel and vacation property accommodations, car rentals, vacation packages including cruises and tours, and volume bonuses and overrides from suppliers of these products.

         Where the company sells airline tickets or provides travel bookings as an agent, at prices determined by the supplier, commission revenue is recognized at the time the ticket is issued to the customer, which generally corresponds to the time the payment is processed, less an allowance for returns and cancellations based on the company's historical experience.

         Where the company acquires an inventory of travel services from airlines, hotels, vacation properties, car rental companies and vacation package providers and the company determines the selling price of these products, revenue for these services is recognized upon the customer's scheduled departure date, provided that collection is reasonably assured. Travel product sales are recorded at the gross amount collected from the customer only where the company has acquired an inventory which is non-returnable and non-refundable and bears general inventory risk, has latitude in establishing pricing, bears credit risk and is the merchant of record. Where those conditions do not exist, sales are recorded at the amount paid by the customer net of the travel product costs.

         The company also earns commissions for booking accommodations and vehicle rentals, and receives certain volume bonuses and overrides from the travel product suppliers (overrides represent commissions earned on the basis of volumes). Revenues related to accommodations and vehicle rentals are recognized
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

           on the customers' scheduled departure dates. Volume bonus and override commission revenues are recognized as specified in the contractual arrangement when the specified targets have been achieved.

     b)    Marketing program revenues

           The company provides retail travel agencies with access to certain travel product suppliers under preferred supplier agreements. Under these associate marketing programs, the member agencies are charged an annual or monthly license fee. The license fees are recognized on a straight-line basis over the license period, when collectibility is reasonably assured.

     c)    Advertising revenues




           Advertising revenues are derived from travel product suppliers' advertising included in printed marketing and promotional materials prepared by the company and delivered to travel agents and customers. Advertising revenues are recognized at the time the marketing and promotional materials are distributed to the travel agents and customers, when collectibility is reasonably assured. Costs of sales comprise the direct costs of developing and producing the marketing and promotional materials.

     d)    Technology sales

           Revenue from the sales of computer data storage equipment is recognized upon delivery of the equipment, provided collectibility is reasonably assured.

     e)    Television programming revenues

           Revenues from the license of television program material are recognized when the license period begins and all of the following conditions have been met: a) the license fee is known, b) the cost of the episodes provided under the license agreement is known or reasonably determinable, c) collectibility of the license fee is reasonably assured, d) the episodes have been accepted by the licensee in accordance with the license agreement and e) the episodes are available for the first telecast.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Property, plant and equipment

      Property, plant and equipment are stated at cost less accumulated amortization. Amortization is recorded on a straight-line basis to amortize the cost of the capital assets over their estimated useful lives. Amortization rates are as follows:

           Automobiles                                            5 years
           Office and computer equipment
                and furniture                                 5 - 7 years
           Manufacturing equipment                                7 years
           Leasehold improvements                      over term of lease

      Goodwill

      Goodwill represents the excess of costs over amounts assigned to the net identifiable assets of acquired entities. The excess is amortized on a straight-line basis over a period ranging from five to ten years, as determined by the expected period of benefit from each acquisition.

      In addition to the impairment policy for long-lived assets, the company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the goodwill. If such circumstances arise, the company would use an estimate of the undiscounted value of the expected future operating cash flows and residual to determine whether the net carrying amount of the goodwill exceeds the estimated net recoverable amount.

      Other intangibles

      Proprietary software rights and the costs of acquiring the right to the 800-i-TRAVEL number are amortized on a straight-line basis over ten years.

      Impairment of long-lived assets

      The company reviews the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The determination of any impairment includes a comparison of future operating cash flows anticipated to result from the use of the asset to the net carrying value of the asset. In the event of a business combination, any goodwill arising in the transaction is included in the group of assets for the purpose of the recoverability tests, or is allocated to the individual assets being tested on a pro rata basis using the relative fair values of the long-lived assets acquired at the acquisition date. In instances where goodwill is identified with assets that are subject to an impairment loss, the carrying value of the goodwill is eliminated before making any reduction of the carrying amounts of impaired long-lived assets.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Programming library

      The costs to acquire television programming are capitalized and amortized in the same ratio that current gross revenues bear to anticipated total gross revenues. Estimates of anticipated total gross revenues are reviewed periodically and revised when necessary to reflect more current information. Where the carrying value of the unamortized costs exceeds the estimated net realizable value, the carrying value is written down to the net realizable value.

      Foreign currency translation

      Foreign currency transaction gains or losses are included in net earnings
      (loss) for the period in which there is an exchange rate change. Assets and liabilities of operations where the functional currency is other than the Canadian dollar are translated at the exchange rate at the balance sheet date. Revenues, costs and expenses of such operations are translated at the average rate of exchange prevailing during the period. Translation adjustments are included as a component of other comprehensive income and charged or credited to accumulated other comprehensive income, a component of shareholders' equity.

      Advertising costs

      The company accounts for advertising costs in accordance with AICPA Statement of Position 93-7, Reporting on Advertising Costs, whereby costs are generally expensed as incurred except for television and radio advertisements, which are expensed, including related production costs, the first time the advertising takes place.

      Stock-based compensation

      The company accounts for stock-based employee compensation arrangements using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations; accordingly, compensation cost of stock awards is measured as the excess, if any, of the quoted market price of the company's stock at the date of the grant over the option exercise price and is charged to operations over the vesting period.

      Income taxes

      The company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      A valuation allowance is provided for deferred income tax assets if it is more likely than not that the company will not realize the future benefit, or if the future deductibility is uncertain.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Loss per share

      Basic loss per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Common shares outstanding include shares issuable for little or no cash consideration and for which all necessary conditions have been satisfied. Diluted loss per share is computed by including other potential common stock from exercise of stock options and warrants in the weighted average number of common shares outstanding for a period, if dilutive.

      The following table sets forth the computation of loss per share:

                                                                            Period from
                                                                             January 1,
                                             Nine-month periods ended           1999 to
                                                             June 30,     September 30,             Years ended December 31,
                                    ------------------------------------ -----------------  -----------------------------------
                                              2000           1999
                                                 $                  $          1999                   1998              1997
                                       (unaudited)        (unaudited)                 $                  $                 $
      Loss for the period               (21,715,088)        (1,400,204)       (1,772,215)        (1,282,999)      (10,780,020)

      Weighted average number of
        shares outstanding
           Common shares                 65,203,705         31,729,436        31,781,090         19,400,822        15,588,904
           Special warrants               5,956,923                  -                 -                  -                 -

      Basic and diluted loss per
        common share                          (0.33)             (0.04)            (0.05)             (0.07)            (0.69)

      New accounting pronouncements

      On June 15, 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133, as subsequently amended, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (October 1, 2000 for the company). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. As management of the company does not currently use derivative instruments, the adoption of FAS 133 is not expected to have a significant effect on the company's results of operations or its financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition in Financial Statements, and in March 2000, the SEC issued SAB 101A which provided certain amendments to SAB 101. The company believes that its current revenue recognition and reporting policies are consistent with the Staff views set out in those bulletins.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      In March 2000, the FASB issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25 ("FIN 44"), which clarifies the application of APB 25 for certain issues. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. The company has determined that they are in compliance with the guidance contained in this pronouncement.

      On May 8, 2000, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board issued EITF 00-02, Accounting for Website Development Costs, which covered and included guidelines to account for costs incurred to develop a website. The guidelines contained therein focus on determining the nature of website development costs and whether to capitalize or expense these costs accordingly. The company has expensed all costs incurred to date to develop its website. Transitional provisions contained in this EITF 00-02 require application of these guidelines for fiscal quarters beginning after June 30, 2000. The company will comply with this policy in accordance with the transitional provisions.

      On June 12, 2000, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position 00-2, Accounting by Producers or Distributors of Films ("SOP 00-2"), which provides guidance on generally accepted accounting principles for films. Films are defined in SOP 00-2 as feature films, television specials, television series, or similar products that are sold, licensed, or exhibited, whether produced on film, video tape, digital or other video recording format. Transitional provisions contained in this SOP 00-2 require the application of these guidelines for fiscal years beginning after December 15, 2000. The company will comply with this policy in accordance with the transitional provisions. The company has not yet determined the effect, if any, of this new pronouncement.

3     Bank indebtedness

      A subsidiary of the company has an operating line of credit available of $650,000, bearing interest at the bank's prime lending rate plus 2.5%. Bank indebtedness drawn against this line of credit is payable on demand and is secured by a general security agreement covering all of the subsidiary's assets other than real property and Export Development Corp. insurance coverage on certain accounts receivable as well as by a general corporate level guarantee. As at June 30, 2000 (unaudited), $591,950 has been drawn against this facility.

4     Marketable securities

      Marketable securities are considered available-for-sale and are stated at market value. Unrealized holding gains and losses are excluded from earnings and reported in a separate component of shareholders' equity. At June 30, 2000 (unaudited), the company held 639,912 (September 30, 1999 - 639,912; December 31, 1998 - 639,912) common shares of Scorpion Minerals Inc. ("Scorpion"), a company related by virtue of a director in common. At June 30, 2000 (unaudited), the cost of these marketable securities was $230,984 (September 30, 1999 - $230,984; December 31, 1998-$230,984).
      During the period ended June 30, 2000 (unaudited), the company also acquired an investment in a short-term mutual fund through the purchase of Cruise Shoppes America, Ltd. (Note 6(g)). The short-term mutual fund is considered available-for-sale and is stated at market value which approximates the cost at June 30, 2000 (unaudited).

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

5     Balance sheet components

      Accounts receivable and prepaid expenses

                                                                       June 30,          September 30,           December 31,
                                                                           2000                   1999                  1998
                                                                              $                      $                     $
                                                                    (Unaudited)
      Trade receivables                                               2,763,802                  2,756                 9,535
      Less:  Allowance for doubtful accounts                           (376,230)                     -                     -
      Other accounts receivable                                         933,911                 37,739                     -
                                                               ----------------------------------------------------------------
                                                                      3,321,483                 40,495                 9,535
      Prepaid expenses                                                  773,968                 10,009                     -
                                                               ----------------------------------------------------------------
                                                                      4,095,451                 50,504                 9,535
                                                               ----------------------------------------------------------------

      Inventory and barter credits

                                                                       June 30,          September 30,          December 31,
                                                                           2000                   1999                  1998
                                                                              $                      $                     $
                                                                    (Unaudited)
      Data storage systems                                              797,399                      -                     -
      Media credits                                                      60,651                      -                     -
      Travel credits                                                    545,857                      -                     -
                                                               ----------------------------------------------------------------
                                                                      1,403,907                      -                     -
                                                               ----------------------------------------------------------------

      Data storage systems comprise three major types of products: disk systems, optical mediums (CD and DVD servers), and tape back-up products. There are substantially no raw materials or work in process.

      Investment

      In connection with the proposed business combination with Aviation Group, Inc. ("Aviation Group") (note 23), the company has invested $7,277,600 (U.S. $5,000,000) in Aviation Group through the purchase of 500 shares of non-voting Series B 12% cumulative preferred stock from Aviation Group at U.S. $10,000 per share liquidation value, the proceeds of which were used, in part, by Aviation Group to acquire Global Leisure Travel, Inc. ("Global Leisure"). These shares may be exchanged, conditional upon the completion of the proposed business combination, for Aviation Group Series C convertible preferred stock.

      During the period, 40 shares of non-voting Series B 12% cumulative preferred stock sold for proceeds of U.S. $400,000 (approximately Cdn. $582,208).

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Accounts payable and accrued liabilities

                                                                       June 30,          September 30,          December 31,
                                                                           2000                   1999                  1998
                                                                              $                      $                     $
                                                                    (Unaudited)
      Trade accounts payable                                          3,281,233                203,424                51,028
      Accrued interest                                                  365,935                 90,000                     -
      Accrued lease liability                                           350,000                      -                     -
      Accrued payroll                                                   351,284                      -                     -
      Accrued professional fees                                         650,147                      -                     -
      Income tax payable                                                311,114                      -                     -
      Other liabilities                                                 905,326                  7,249                     -
                                                               ----------------------------------------------------------------
                                                                      6,215,039                300,673                51,028
                                                               ================================================================

6     Acquisitions (unaudited)

      All per share prices indicated for the various acquisitions outlined below reflect the market value of the shares at the date of announcement of the respective transactions, except where the purchase agreement contains provisions for guaranteeing the value of total share consideration subsequent to the completion date. These values have been used to account for these transactions by the purchase method, with effect from the completion dates indicated.

      a) Mr. Cheaps Travel Ltd. ("Mr. Cheaps Travel") and Gotham Media Group Ltd. ("Gotham Media Group")

           On October 4, 1999, the company acquired all of the outstanding shares of Mr. Cheaps Travel and Gotham Media Group (companies under common control and management) for aggregate consideration of $5,615,850 consisting of $4,395,850 ($4,354,733 (U.S. $3,000,000)
           cash and costs of acquisition of $41,117) and 2,000,000 common shares at $0.61 per share. A finder's fee of 150,000 common shares at $0.61 per share was paid to an officer of the company. The finder's fee has been accounted for as stock-based compensation and included in general and administration expense. The company acquired $2,270,000 of assets and assumed $555,000 of liabilities. Goodwill arising from this acquisition is being amortized over ten years.

           Mr. Cheaps Travel is a travel agency specializing in discount and last minute airfares. Gotham Media Group acquires the rights to outdoor billboards, radio, television and print advertising which it exchanges with its airline and hotel clients in return for travel credits to be applied toward the purchase of travel products. Both of the companies are based near Portland, Oregon.

      b) International Tours Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc.

           On October 13, 1999, the company acquired the travel marketing operations of International Tours, Inc., the cruise-only marketing operations of GalaxSea Cruises and Tours, Inc. and all of the shares of IT Cruise Inc. for aggregate consideration of $3,592,568 consisting of $2,992,568 (U.S. $2,000,000) in cash and
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

           1,000,000 common shares at $0.60 per share. Assets with a fair value of approximately $202,603 were acquired. Goodwill arising from this acquisition is being amortized over ten years. All of the companies are based in Dallas, Texas. International Tours, Inc. maintains a network of affiliated travel agencies in the United States, and GalaxSea Cruises and Tours, Inc. maintains a network of affiliated cruise-only offices.

      c)   Express Vacations, LLC ("Express Vacations")

           On November 1, 1999, the company acquired Express Vacations, a vacation package wholesaler in Reno, Nevada, for aggregate consideration of $5,443,284 consisting of $1,528,619 ($1,458,505
           (U.S. $1,000,000) cash and costs of acquisition of $70,114), $1,458,505 (U.S. $1,000,000) in short-term promissory notes which were paid shortly after closing, 3,462,000 common shares at $0.68 per share, and a finder's fee of 150,000 common shares at $0.68 per share which was paid to a third party. The company acquired $2,163,000 of assets and assumed $2,010,000 of liabilities. Goodwill arising from this acquisition is being amortized over five years.

           The company plans to center its operations at Express Vacations' offices in Reno.

      d)   Legacy Storage Systems Corp. ("Legacy")

           On December 1, 1999, the company acquired all of the outstanding common shares of Legacy for aggregate consideration of $1,835,680 consisting of $140,000 in cash and 3,028,000 common shares at $0.56 per share. The company acquired $1,693,053 of assets and assumed $1,251,626 of liabilities. Goodwill arising from this acquisition is being amortized over five years. Legacy designs and sells data storage systems, is controlled by an officer of the company, and is based in Markham, Ontario.

      e)   Cheap Seats Inc. ("Cheap Seats")

           On January 6, 2000, the company acquired all of the outstanding shares of Cheap Seats, a Los Angeles based airfare consolidator. The company acquired $497,000 of assets and $603,000 of liabilities. Goodwill arising from this acquisition is being amortized over ten years. The terms of the agreement include total consideration of $15,383,050 consisting of $7,333,050 ($7,250,000 (U.S. $5,000,000)
           cash and costs of acquisition of $83,050) and 5,000,000 common shares at $1.61 per share. At the time of closing, the company paid $7,333,050 (U.S. $5,000,000) in cash and the vendors advanced $739,650 (U.S. $500,000) to Cheap Seats pending resolution of certain working capital adjustments. Any adjustment arising from the settlement of this advance at an amount different than the advance will be accounted for as an adjustment to goodwill. As at June 30, 2000 this amount has been included in amounts due to related parties as the vendors remain officers of Cheap Seats. Based on discussions with the vendors, the company estimates that to date $3,700,000 (U.S. $2,500,000) of the purchase consideration paid, is contingently returnable in accordance with a formula contained in the purchase agreement based on Cheap Seats' pre-tax net income for the twelve-month period ended November 30, 1999. No amount in relation to this has been recorded in these consolidated financial statements. The purchase price may also be increased by up to $5,914,400 (U.S. $4,000,000) based on the increase in certain gross revenues during the period from October 1, 1999 to September 30, 2002, calculated in accordance with the terms of the agreement.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      f)   Bell Travel Systems ("Bell Travel")

           On April 3, 2000, the company acquired all of the outstanding shares of Bell Travel Systems, a travel agent consortium based in Scotts Valley, California. Under the terms of the agreement, the company paid aggregate consideration of $5,438,320 consisting of $2,814,200 ($2,761,200 (U.S. $1,900,000) in cash and costs of acquisition of $53,000) and 690,558 common shares at $3.80 per share. The company acquired $296,071 in assets and assumed no liabilities. The difference between purchase price and fair value of assets acquired is allocated to goodwill and is being amortized over ten years.

      g)   Cruise Shoppes America, Ltd. ("Cruise Shoppes")

           On April 4, 2000, the company acquired all of the outstanding shares of Cruise Shoppes for aggregate consideration of $13,144,600 consisting of $2,668,600 ($2,615,600 (U.S. $1,800,000) in cash and costs of acquisition of $53,000) and 2,619,000 common shares at $4.00 per share with the number of shares subject to adjustment based on the trading price of the common shares on July 5, 2000. Subsequent to June 30, 2000, an additional 2,541,591 common shares were issued pursuant to the adjustment clause contained in the purchase agreement to maintain the value of total consideration at $13,091,600. The company acquired $2,960,235 in assets and $637,377 in liabilities. Goodwill arising from the acquisition is being amortized over ten years.

      h)   Epoch Technology, Inc. ("Epoch")

           On May 23, 2000, the company acquired Epoch, a tour wholesale software development company based in Dallas, Texas. Under the terms of the agreement, the company paid aggregate consideration of $15,374,800 consisting of $3,046,100 ($2,999,100 (U.S. $2,000,000) in cash and costs of acquisition of $47,000) and 3,280,000 common shares at U.S. $2.50 (approximately Cdn. $3.76) per share. Per the terms of the purchase agreement the share consideration is subject to adjustment based on the price of the common shares of the company on August 22, 2000 up to a maximum of 3,280,000 common shares. On September 25, 2000 the company issued 3,280,000 additional shares. The company acquired $2,279,083 in assets consisting primarily of proprietary software rights (note 12) and $276,636 in liabilities. Goodwill arising from this acquisition is being amortized over five years. To complete the acquisition, the company borrowed $2,921,618 (U.S. $1,975,000) from Aviation Group under a 12% note due February 28, 2001, or earlier, in certain events, and granted a security interest in Epoch stock to Aviation Group to secure the note. This note payable has been classified as due to related parties. The security interest is subordinate to the security interest of the holders of the company's 12.5% senior redeemable debentures. Aviation Group obtained the funds for this note from a $4,498,600 (U.S. $3,000,000) investor loan that has been guaranteed by the company.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Details of the fair value of net assets acquired and consideration given for the acquisitions, in aggregate, during the period since September 30, 1999 are as follows (allocations of purchase price to specifically identifiable net assets are not yet complete and therefore subject to adjustment in the near term):

                                                                                                     $
           Net non-cash assets acquired - at fair market values
                Assets acquired                                                             12,361,046
                Liabilities assumed                                                         (6,060,390)
                Less:  Cash of acquired operations                                          (1,174,334)
                                                                                          ------------

           Net non-cash assets acquired                                                      5,126,322
           Excess of cost of net assets over assigned value
                Goodwill                                                                    58,800,746
                                                                                          ------------
                                                                                            63,927,068
                                                                                          ============

           Cash consideration (including costs of acquisition)                              24,192,237
           Promissory notes                                                                  1,458,505
           Share capital issued                                                             39,450,660
           Less:  Cash of acquired operations                                               (1,174,334)
                                                                                          ------------
                                                                                            63,927,068
                                                                                          ============

      All acquisitions are accounted for using the purchase method and the results of operations of each entity acquired are included from the date of acquisition.

      The unaudited pro forma consolidated revenues, loss and basic and diluted loss per share for the nine-month period ended June 30, 2000 are $17,673,541, ($24,819,825) and ($0.39), respectively, presented as if the acquisition of Mr. Cheaps Travel and Gotham Media Group, International Tours Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc., Express Vacations, Legacy, Cheap Seats, Bell Travel, Cruise Shoppes and Epoch had occurred on October 1, 1999. This summarized information does not purport to be indicative of what would have occurred had the acquisitions actually been made as of such dates or of results which may occur in the future.

      The unaudited pro forma consolidated revenues, income and basic and diluted earnings per share for the nine-month period ended June 30, 1999 are $28,652,269, $(5,551,693) and $(0.13), respectively, presented as if the acquisition of Mr. Cheaps Travel and Gotham Media Group, International Tours, Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc., Express Vacations, Legacy, Cheap Seats, Bell Travel, Cruise Shoppes and Epoch had occurred on October 1, 1998. This summarized information does not purport to be indicative of what would have occurred had the acquisitions actually been made as of such dates or of results which may occur in the future.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

7     Cash deposits for acquisitions

      During the period ended June 30, 2000 (unaudited), the company advanced a total of $500,000 to Just Vacations, Inc. ("JVI"). These advances are unsecured and bear interest at the rate of 10% per annum, and become due and payable in the event the company does not complete this potential acquisition (note 23(e)). The balance of cash deposits for acquisitions relate to various other potential acquisitions being investigated by the company.

8     Cash in trust

      As at June 30, 2000 (unaudited), $31,073 was held by the company's lawyers in trust in connection with payments required for acquisitions.

      As at September 30, 1999, $7,200,000 (U.S. $4,800,000) was held by the company's lawyers in trust for the company's acquisitions of Mr. Cheaps Travel, Gotham Media Group, International Tours, Inc., IT Cruise Inc. and GalaxSea Cruises and Tours, Inc.


9     Security deposits

      As at June 30, 2000 (unaudited), letters of credit totalling $667,904 (U.S. $451,500) have been issued to various hotels. These letters of credit are required as security under certain hotel agreements. During the period ended June 30, 2000 (unaudited), $nil has been drawn against these letters of credit. As at June 30, 2000 (unaudited), $656,809 (U.S. $444,000) has been deposited as security for these letter of credit agreements.

      In addition, $172,993 (U.S. $116,942) represents the amount held as security for an irrevocable letter of credit issued to the Airline Reporting Corporation ("ARC") to comply with the applicable regulations for travel agencies in the United States. The remaining balance of $113,351 consists of customer deposits held in trust for remittance to cruise lines.

10    Property, plant and equipment

      Property, plant and equipment consist of the following:

                                                                                           June 30, 2000
                                                               -----------------------------------------
                                                                                             (Unaudited)
                                                                             Accumulated
                                                                    Cost    amortization             Net
                                                                       $               $               $
      Automobiles                                                  61,977           5,977         56,000
      Office and computer equipment and furniture               3,635,663         229,759      3,405,904
      Manufacturing equipment                                      65,966           7,696         58,270
      Leasehold improvements                                      302,027          15,512        286,515
                                                               -----------------------------------------
                                                                4,065,633         258,944      3,806,689
                                                               -----------------------------------------

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

                                                                                September 30, 1999
                                                               ------------------------------------
                                                                             Accumulated
                                                                  Cost      amortization        Net
                                                                     $                 $          $
      Office and computer equipment and furniture                82,771            4,133     78,638
                                                               ====================================
                                                                                  December 31, 1998
                                                               ------------------------------------
                                                                             Accumulated
                                                                  Cost      amortization        Net
                                                                     $                 $          $
      Office and computer equipment and furniture                79,890           60,712     19,178
                                                      =============================================

11    Programming library

      On November 15, 1999, the company acquired 120 episodes of the television program "The Travel Magazine", except for certain home video rights and television distribution agency rights, for an aggregate consideration of $4,997,795 paid by the issuance of 2,855,883 common shares at $1.75 per share. All programming contained in this library consists of completed episodes.

      Pursuant to an agreement dated October 1, 1999, as amended on January 21, 2000, the company purchased 130 new episodes of "The Travel Magazine" to be produced over the next 24 months. On closing, $4,735,033 was paid towards these episodes by the issuance of 1,146,497 common shares at $4.13 per share, with a further U.S. $1,800,000 (approximately Cdn. $2,610,000) to be paid in cash upon the delivery of 40 new episodes. Upon receipt of these 40 new episodes, the company has the right to terminate the arrangement and not pay U.S. $4,500,000 (approximately Cdn. $6,525,000) cash in respect of the remaining 90 episodes.

      No revenue has been earned to June 30, 2000 (unaudited) from this programming library.

      The amount of $4,407,223 has been included as a deduction from shareholders' equity and $327,810 has been classified as programming library in respect of nine new episodes received to June 30, 2000 (unaudited). The amount recorded as a deduction from shareholders' equity will be reclassified as programming library based on the program costs per episode upon receipt of each episode. The company paid U.S. $300,000 (approximately Cdn. $446,400) with respect to the nine new episodes received as at June 30, 2000 (unaudited). In addition, the company advanced U.S. 200,000 (approximately Cdn. $297,600) in respect of the remaining new episodes which is included in prepaid expenses (unaudited).

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

12    Other intangibles

                                                                         June 30, 2000    September 30,
                                                                            (unaudited)            1999
                                        ----------------------------------------------    -------------
                                                         Accumulated
                                               Cost     amortization               Net              Net
                                                  $                $                 $                $
      800-i-TRAVEL                        1,357,893           66,973         1,290,920                -
      Proprietary software rights         2,100,000           43,726         2,056,274                -
                                        ---------------------------------------------------------------
                                          3,457,893          110,699         3,347,194                -
                                        ===============================================================

      On December 7, 1999, the company acquired the right to the 800-i-TRAVEL numbers and a system which utilizes a telephone switching technology that will route customers' calls to their closest member travel agency or to the company's call center. The vendor, a U.S. partnership which includes an officer of the company, was paid 350,000 common shares at $3.46 per share and warrants to purchase 50,000 common shares at U.S. $1.00 per share. Warrants are exercisable prior to December 7, 2002 (fair value of $131,450), provided certain performance criteria are fulfilled. Until such time that these performance criteria are met, no portion of the warrants issued may be exercised. Performance criteria are fulfilled if certain minimum numbers of customer calls to the two 1-800 numbers have been achieved prior to May 2001 or the average trading price of travelbyus.com ltd.'s common shares during November 2000, has been at least U.S. $4.00 (approximately Cdn. $5.80) per common share. In addition, the vendors will receive a royalty of U.S. $0.10 per call for a period of 48 months. In the event that certain performance criteria are not fulfilled, the vendors may exercise an automatic right to re-acquire the right to the 800-i-TRAVEL numbers and system and in the event travelbyus.com determines that it no longer seeks to utilize these numbers and system, travelbyus.com has the right to transfer the numbers and switching technology back to the vendors. In either circumstance, no past amounts paid are refundable to the company. As at June 30, 2000 (unaudited), the company was in the process of linking the company's network of member agents to this system.

13    Debentures

      a)   Senior redeemable debentures and deferred financing costs

           As at September 9, 1999, the company issued 12.5% senior redeemable debentures for gross proceeds of $11,950,000. The debentures earn interest at 12.5% per annum, payable semi-annually, and mature on September 9, 2001. The company may repay the debentures at any time. A senior fixed and floating charge covering all assets of the company has been granted as security.

           Attached to each $1,000 debenture were warrants to purchase 800 common shares at $0.68 per common share. The warrants expire at the earlier of September 9, 2001 and ten days following notice by the company of an amended expiry date. The company has the right to amend the expiry at any time that the daily closing price of the company's common shares has exceeded $1.36 for a period of ten trading days. If the company exercises its rights to amend the expiry date, the company must file a prospectus with the
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

           appropriate securities regulatory authorities to qualify the common shares issuable on exercise. As at June 30, 2000 (unaudited), the company has the right to amend the expiry date of the warrants.

           The proceeds received on the debentures have been allocated to the debentures and the warrants based on the relative fair values of the respective instruments. The debentures were initially recorded at $6,085,946 and the warrants at $5,864,054. The discount on the debenture resulted in an effective annual rate of approximately 40% and is being accreted over the term of the debenture.

           Costs related to the issuance of the debentures and warrants amounted to $1,865,671, which has been allocated to deferred financing costs and warrants in the amounts of $950,157 and $915,514, respectively, based on the relative fair values of the two instruments. Included in costs related to issuance is the amount of $808,112 related to 700,270 share purchase warrants issued to the agents based on an estimated fair value of $1.154 per warrant. The warrants are to purchase 700,270 common shares at $0.68 per share and expire on September 9, 2001.

           On March 9, 2000, the company repaid debentures with a face value of $2,494,000 for aggregate consideration of $2,494,000. The settlement resulted in an extraordinary loss of $1,068,068 based on a carrying value for a proportionate share of the debt on the settlement day of $1,585,355 and a proportionate share of deferred financing costs of $159,423.

      b)   Convertible debenture

           During June 2000, the company completed a private placement of 2,000,000 common shares at U.S. $2.50 (Cdn. $3.70) per share for proceeds of U.S. $5,000,000 (Cdn. $7,396,500) from Travel24.com.
           Travel24.com also invested U.S. $3,000,000 (Cdn. $4,437,900) in a convertible, callable, redeemable, secured debenture due on June 16, 2002 with interest payments payable quarterly in arrears at LIBOR plus 1% until such time that the debenture is paid in full. This debenture is convertible at the option of the holder, at any time, for such number of common shares of the company that is determined by dividing the outstanding principal amount by U.S. $3.00 (approximately Cdn. $4.50).

14    Capital stock

      a) On March 14, 1997, the company completed a private placement of 3,100,000 units at $1.63 per unit for proceeds of $4,683,663 (net of costs of $369,337, excluding cost of compensation warrants). Each unit consisted of one common share and one half of a common share and one half of a common share purchase warrant to purchase 1,550,000 common shares at $2.05 per share until March 14, 1998. The agents to this placement were issued 155,000 common share purchase warrants exercisable at $2.05 per share until March 14, 1998. All purchase warrants expired unexercised on March 14, 1998.

      b) On May 14, 1998, the company completed a private placement of 4,000,000 common shares at $0.12 per share for proceeds of $464,634 (net of costs of $15,366).

      c) During the period ended September 30, 1999, the company completed a private placement of 20,000,000 common shares at $0.06 per share for gross proceeds of $1,200,000 (net proceeds $1,175,000).

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      d) The company has issued warrants to purchase a total of 10,260,270 common shares at $0.68 per share for a period of two years in connection with the debenture financing (note 13(a)). As of June 30, 2000 (unaudited), 4,100,270 of the warrants were outstanding.

      e) On December 21, 1999 (unaudited), the company completed a private placement of 8,000,000 special warrants at a price of $2.50 per special warrant for proceeds of $18,463,392 (net of costs of $1,536,608 excluding cost of compensation warrants), each special warrant being exchangeable, without additional consideration, into one common share and one half of a share purchase warrant, each whole warrant entitling the holder to purchase an additional common share for a price of $3.50 per share for a period of 15 months. The company has filed a preliminary prospectus to qualify the common shares and share purchase warrants issuable upon exercise of the special warrants offering. Since receipts for a final prospectus qualifying the issuance of the common shares and share purchase warrants have not been issued by applicable regulatory authorities within 180 days of the closing of the special warrant offering, holders of the outstanding special warrants will be entitled to receive 1.1 common shares (in lieu of one common share) upon the exercise of each special warrant. The agents were paid a commission of 7% of the gross proceeds of the special warrant offering together with compensation warrants entitling the agents to purchase that number of common shares equal to 10% of the number of special warrants placed at a price of $2.50 per share for a period of 15 months from the closing of the offering.

           During April and May of 2000, holders of special warrants exercised 300,000 special warrants into 300,000 common shares and 150,000 common share purchase warrants.

      f) In addition, the company completed a private placement of 4,000,000 units at a price of $2.50 per unit for proceeds of $9,231,696 (net of costs of $768,304, excluding cost of compensation warrants), each unit consisting of one common share and one half of a share purchase warrant, each whole warrant entitling the holder to purchase an additional common share at a price of $3.50 for a period of 15 months. The agent was paid a commission of 7% of gross proceeds together with warrants to purchase that number of common shares equal to 7% of the number of units placed at a price of $2.50 per share for a period of 15 months (280,000 warrants). As of June 30, 2000 (unaudited), 1,818,250 of the warrants at $3.50 per share and 65,000 of the warrants at $2.50 per share were outstanding.

      g) During March 2000, the company received advances in the amount of $2,920,000 (U.S. $2,000,000) from certain investors related to Aviation Group and Global Leisure (note 23(a)) on the understanding that these advances would be applied towards a private placement subscription for which the terms had not been agreed as at June 30, 2000. Subsequent to June 30, 2000 (unaudited), the company agreed to issue 930,000 common shares at U.S. $2.15 (approximately Cdn. $3.15) per share to these investors further to the understanding described above.

      h) The ending accumulated other comprehensive income balance of $(122,801) consists of an accumulated unrealized gain on marketable securities of $(12,760), and an accumulated unrealized foreign exchange translation adjustment of $(110,041).

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

15    Income taxes

      The company is subject to U.S. federal and state income taxes in the U.S. and Canadian federal and provincial taxes in Canada.

      The company has non-capital losses for Canadian income tax purposes of approximately $11,077,000 which are available for carryforward to reduce future years' taxable income. These income tax losses expire as follows:

                                                                        $

           Year ending September 30, 2001                          181,000
                                     2002                                -
                                     2003                          926,000
                                     2004                        1,278,000
                                     2005                        1,775,000
                                     2006                        1,168,000
           Subsequent thereto (unaudited)                        5,749,000
                                                             -------------
                                                                11,077,000
                                                             =============

      In addition, the company has net capital losses of approximately $46,700,000 (unaudited) available for application against net taxable capital gains of future years.

      As at June 30, 2000 (unaudited), the company has non-capital losses for U.S. income tax purposes of approximately U.S. $3,486,000 (Cdn. $5,230,000) which are available for carryforward to reduce future years' taxable income of the U.S. companies. The losses expire in 2020.

      Net deferred tax assets are as follows:

                                                                          June 30,        September 30,         December 31,
                                                                              2000                 1999                 1998
                                                                                 $                    $                    $
                                                                       (Unaudited)
           Deferred tax assets
           Net operating loss carryforwards                              7,338,200            2,397,200            1,531,200
           Net capital loss carryforwards                               21,015,000           21,015,000           21,015,000
           Share issue costs                                               375,800                    -              122,000
                                                                     -------------------------------------------------------
                                                                        28,729,000           23,412,200           22,668,200
           Deferred tax asset valuation allowance                      (28,729,000)         (23,412,200)         (22,668,200)
                                                                     -------------------------------------------------------

           Net deferred tax assets                                               -                    -                    -
                                                                     -------------------------------------------------------

      Management believes there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      The income tax recovery (provision) for the period ended June 30, 2000 (unaudited) differs from the amount obtained by applying the applicable statutory income tax rates to loss before income taxes as follows:

                                                                          June 30,        September 30,         December 31,
                                                                              2000                 1999                 1998
                                                                                 $                    $                    $
                                                                       (Unaudited)
           Combined statutory income tax rate                                  45%                  45%                  45%
                                                                     -------------------------------------------------------

           Income tax recovery based on combined statutory rate         9,772,000              744,000              577,000
           Effect of combined U.S. and Canadian income tax
                rates for the period ended June 30, 2000               (1,182,200)                   -                    -
           Temporary differences relating to non-deductible
                goodwill, intangibles, deferred financing
                costs and property, plant and equipment                (1,804,000)                   -                    -
           Non-deductible expenses                                     (1,046,000)                   -               (2,000)
           Change in valuation allowance                               (5,316,800)            (744,000)            (575,000)
                                                                     -------------------------------------------------------
                                                                          423,000                    -                    -
                                                                     =======================================================

           Losses acquired                                                      -                   -                    -
                                                                     =======================================================

16    Commitments and contingencies

      a) The company has operating leases for the rental of office premises and equipment. Payments required under these leases are as follows:

                                                                                                              September 30,
                                                                                        June 30, 2000                  1999
                                                                                                    $                     $
                                                                                          (Unaudited)
           2000                                                                                367,027              171,449
           2001                                                                              1,457,780              124,681
           2002                                                                              1,262,956              118,909
           2003                                                                              1,039,467                9,522
           2004                                                                                948,501                    -
                                                                                        -----------------------------------
                                                                                             5,075,731              424,561
                                                                                        ===================================

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      The company in turn has expected revenues in accordance with contract terms on certain sub-lease agreements related to office premises as follows:

                                                     June 30,     September 30,
                                                         2000              1999
                                                            $                 $
                                                  (Unaudited)

           2000                                         18,129           58,569
           2001                                         72,516           77,628
           2002                                          6,043           77,628
           2003                                              -            6,469
                                                -------------------------------

                                                        96,688          220,294
                                                ===============================

      b) During the period ended June 30, 2000, the company agreed to guarantee a US $3,000,000 promissory note issued by Aviation Group Inc. The note bears interest at an annual rate of 12% and is payable in full on February 28, 2001.

17    Related party transactions

      a) During the period ended June 30, 2000 (unaudited), the company paid $366,941 (September 30, 1999 - $120,050) in consulting fees to companies controlled by officers and directors.

      b) During the period ended June 30, 2000 (unaudited), the company paid or accrued legal fees totalling $608,542 (September 30, 1999 - $256,166) to a firm in which a director is a partner.

      c)   As at June 30, 2000 (unaudited), $374,855 (September 30, 1999 -
           $218,684; December 31, 1998 - $2,968) was due to a law firm in which a director is a partner, and $739,650 is potentially repayable to officers of a subsidiary company (note 6(e)).

18    Fair value of financial instruments

      The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their carrying value due to the relatively short term to maturity of these instruments. The fair value of the marketable securities is based on quoted market values. The fair value of the redeemable debentures has been determined by discounting the face value of the debenture and related semi-annual interest payments using an implicit rate equivalent to debt instruments without representation of detachable warrants. The fair value of the convertible debentures approximates the face value.

19    Concentration of credit risk

      Financial instruments which potentially subject the company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The company limits its exposure to credit loss by placing its cash and cash equivalents on deposit with high credit quality financial institutions. Receivables arising from sales to customers are generally not significant individually and are not collateralized; as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

20    Segmented information

      The company operates within three operating segments: Travel, Technology and Other. The Travel segment provides a broad range of travel products, targeted primarily at the leisure customer, including airfare, hotel rooms, cruise packages, and ground packages. Products and services are offered through the traditional travel agency base, 1-800 call centers and the internet. Included in the Travel segment are the operations of the following subsidiaries: Mr. Cheaps Travel, International Tours Inc., GalaxSea Cruises and Tours, Inc., Express Vacations, Cheap Seats, Bell Travel and Cruise Shoppes.

      The Technology segment designs and manufactures electronic data storage systems and develops internet accessible travel reservations systems. Included in this segment are the operations of Legacy and Epoch.

      The Other segment consists of the advertising and associate marketing operations of International Tours Inc., GalaxSea Cruises and Tours, Inc. and Cruise Shoppes.

      The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

      For the period and years prior to June 30, 1999, the company had a single operating segment which encompassed its mining operations which were discontinued (note 21). As a result of the significant change in the direction of the company, segmented information for the quarter ended June 30, 1999 (unaudited) and the years ended December 31, 1998 and 1997 would reflect only corporate expenses.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine months period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

                               Consolidated                       Travel                     Technology                    Other
                  -------------------------      -----------------------     ----------------------------    -----------------------
                                 Continuing                   Continuing                     Continuing                   Continuing
                                 operations                   operations                     operations                operation for
                       Nine- for the period       Nine-   for the period         Nine-   for the period         Nine-     the period
                       month           from       month             from         month             from         month           from
                      period     January 1,      period       January 1,        period       January 1,        period     January 1,
                       ended        1999 to       ended          1999 to         ended          1999 to         ended        1999 to
                    June 30,  September 30,    June 30,    September 30,      June 30,    September 30,      June 30,  September 30,
                        2000           1999        2000             1999          2000             1999          2000           1999
                           $                          $                              $                              $
                 (Unaudited)                (Unaudited)                    (Unaudited)                    (Unaudited)
Revenue from
  external
  customers (1)   12,016,173              -   9,844,756                -     1,223,959                -       947,458              -
                  ==================================================================================================================

Operating
  (loss) income
  before
  amortization
  of capital
  assets,
  goodwill
  and other
  intangibles    (13,866,312)    (1,415,714)(13,996,335)      (1,415,714)     (245,770)               -       375,813              -
Amortization
  of capital
  assets,
  goodwill and
  other
  intangibles (1)  4,009,296         79,009   3,018,541           79,009       508,279                -       482,476              -
                  ------------------------------------------------------------------------------------------------------------------
Operating (loss)
  income         (17,875,608)    (1,494,723)(17,014,876)      (1,494,723)     (754,049)               -      (106,663)             -
Interest
  expense             36,585              -       2,491                -        34,094                -             -              -
                                             ---------------------------------------------------------------------------------------
                                            (17,017,387)      (1,494,723)     (788,143)               -      (106,663)             -
                                             =======================================================================================
Corporate
  interest
  expense          3,043,185        284,464
Corporate
  interest
  income            (308,358)        (6,972)

Extraordinary
loss from
repayment of
debentures         1,068,068              -
                  -------------------------
Loss for the
  period         (21,715,008)    (1,772,215)
                  =========================

Capital
  expenditures     2,621,577              -   2,621,577                -             -                -             -              -
Additions to
  goodwill        58,800,746              -  40,644,175                -    14,766,606                -     3,389,965              -

Total assets  (2) 96,148,123     12,465,014  73,810,836       12,465,014    17,820,771                -     4,516,516              -

     (1) Revenue and goodwill are primarily derived from, and capital assets are substantially employed in the U.S.

     (2) For the year ended September 30, 1999, the capital assets were substantially employed in Canada.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

21   Discontinued operations

     As described in note 1, the company discontinued its mining activities and accordingly the results of operations from these operating activities have been disclosed separately from those of continuing operations for the periods presented. During the period ended September 30, 1999, the company discontinued all mining activities and abandoned its South American mineral property interests. No gain or loss arose on the disposal of assets related to these discontinued operations. The company had no revenues and no other income or loss from these discontinued operations other than those already disclosed in the consolidated statement of operations and deficit for the periods presented.

     The assets and liabilities of the company relate to its continuing operations.

22   Stock options and warrants

     The company has a Stock Option Plan that provides for the granting of options to purchase common shares to directors, officers, employees and consultants of the company. The number of common shares reserved for issuance under the Stock Option Plan shall not exceed 6,500,000 common shares or a greater number as approved by the shareholders of the company. Terms of the options shall not be for a period less than one year or longer than ten years. The option price shall be fixed by the directors of the company subject to price restrictions imposed by the regulators. All options were granted at or above market value at the date of grant. Accordingly, no current or deferred compensation expense has been recorded in the periods presented.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Stock option transactions

                                                                                                  Weighted
                                                                                                   average
                                                                                                  exercise
                                                                              Shares                 price
                                                                                                         $
      Balance outstanding - December 31, 1997                              1,837,000                  2.22
           Options granted during the year                                 1,075,000                  0.54
           Options expired during the year                                (1,737,000)                 2.21
           Options exercisable at end of year                                350,000                  0.64

      Balance outstanding - December 31, 1998                              1,175,000                  0.70
           Options granted during the year                                 2,725,000                  0.65
           Options exercised during the year                                (550,000)                 0.34
           Options expired during the year                                  (675,000)                 1.12
           Options exercisable at end of year                                350,000                  0.64

      Balance outstanding - September 30, 1999                             2,675,000                  0.61
           Options granted during the period                               3,820,000                  3.40
           Options exercised during the period                              (472,200)                 0.50
           Options expired during the period                                 (87,500)                 0.60
           Options exercisable at end of period                            2,538,800                  0.97

      Balance outstanding - June 30, 2000 (unaudited)                      5,935,300                  2.41

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      The following table summarizes information about options outstanding at June 30, 2000 (unaudited).

                    Range of                         Number
                    exercise                    outstanding               Weighted average
                      prices                     at June 30,                     remaining
                           $                           2000               contractual life
                      0.12  /1/                     300,000                      33 months
                      0.46  /1/                     451,300                      46 months
                      0.46  /1/                     175,000                       3 months
                      0.55  /2/                      89,000                      49 months
                      0.79  /1/                     600,000                      48 months
                      1.00  /1/                     500,000                      49 months
                      1.65  /1/                     675,000                      53 months
                      2.35  /2/                     165,000                      59 months
                      2.77  /2/                      91,500                      59 months
                      2.80  /2/                     350,000                      60 months
                      3.20  /3/                     200,000                      19 months
                      3.25  /2/                      90,000                      59 months
                      3.30  /2/                     259,000                      54 months
                      3.75  /2/                      50,000                       7 months
                      3.75  /2/                     115,500                      58 months
                      3.80  /2/                      18,000                      56 months
                      3.90  /1/                     100,000                      55 months
                      4.04  /2/                       6,000                      55 months
                      4.08  /2/                       4,500                      56 months
                      4.28  /2/                   1,467,500                      55 months
                      4.29  /2/                      19,500                      55 months
                      4.39  /2/                       7,500                      58 months
                      4.47  /2/                      21,000                      57 months
                      4.50  /2/                     105,000                      57 months
                      4.90  /2/                      75,000                      55 months

      /1/ Options vest per one-year period, with 1/2 vesting in six months and 1/2 vesting in the remaining six months.

      /2/ Options vest over a three-year period, with 1/3 vesting in each year.

      /3/ Options vest at specific dates as follows:

           50,000 on May 8, 2000
           50,000 on August 6, 2000
           50,000 on November 5, 2000
           50,000 on February 3, 2001
travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      Warrant transactions

      The following table summarizes information about the company's warrant activity:

                                                                            Number of
                                                                           underlying         Exercise price
                                                                               shares                      $
           Warrants outstanding - December 31, 1997                          1,705,000                  2.05
           Surrendered or expired                                           (1,705,000)                 2.05
                                                                           ---------------------------------

           Warrants outstanding - December 31, 1998                                  -                     -
           Issued                                                           10,260,270                  0.68
                                                                           ---------------------------------

           Warrants outstanding - September 30, 1999                        10,260,270                  0.68
           Issued                                                           11,280,000           1.48 - 3.50
           Exercised                                                        (6,856,750)          1.48 - 3.50
                                                                           ---------------------------------

           Warrants outstanding - June 30, 2000 (unaudited)                 14,683,520           0.68 - 3.50
                                                                           ---------------------------------

      Warrants outstanding at June 30, 2000 (unaudited) are due to expire from March 21, 2001 to December 7, 2002.

Pro forma compensation costs

Had the company determined compensation costs based on fair value at the date of grant for its awards under the method for determining fair value prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" the company's pro forma loss and loss per share would be as follows:

                                                                            Period from
                                                                             January 1,
                                             Nine-month periods ended           1999 to
                                                             June 30,     September 30,             Years ended December 31,
                                        --------------------------------                    --------------------------------
                                              2000               1999              1999               1998              1997
                                                 $                  $                 $                  $                 $
                                        (Unaudited)       (Unaudited)
           Loss for the period          (21,715,088)          (251,430)       (1,772,215)        (1,282,999)     (10,780,020)
           Additional
                compensation
                expense                  (2,729,885)                 -          (125,113)          (206,450)        (263,150)
                                        ------------------------------------------------------------------------------------

           Pro forma net loss           (24,444,973)          (251,430)       (1,897,328)        (1,489,449)     (11,043,170)
                                        ------------------------------------------------------------------------------------

           Pro forma basic loss
                per common share             (0.37)             (0.01)            (0.05)             (0.08)            (0.71)
                                        ------------------------------------------------------------------------------------

           Pro forma diluted loss
                per common share             (0.37)             (0.01)            (0.05)             (0.08)            (0.71)
                                        ------------------------------------------------------------------------------------

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      The pro forma compensation expense reflected above has been estimated using the Black Scholes option pricing model. Assumptions used in the pricing model included:

      a) risk-free interest rate of between 5.40% - 5.84%;

      b) expected volatility of 90%;

      c) expected dividend yield of $nil; and

      d) an estimated average life of one to three years.


23    Subsequent events

      a) The company entered into a letter of intent on February 28, 2000 (as amended March 16, 2000, April 18, 2000, April 25, 2000 and May 3, 2000)
         to merge with Aviation Group, an aviation services company based in Dallas, Texas. Aviation Group provides services and products to airline companies and other aviation firms primarily in the United States. The completion of the arrangement is subject to receipt of requisite regulatory approval, including without limitation the approval of an Ontario, Canada court, the Toronto Stock Exchange and the Canadian Venture Exchange. When the arrangement is completed, the company will become an indirect subsidiary of Aviation Group. The arrangement will result in a change in control of Aviation Group and former travelbyus.com ltd. shareholders will own directly or indirectly more than 90% of Aviation Group's outstanding common stock. The proposed terms of the business combination contemplate a three-stage structure which includes a bridge financing, a business combination of Aviation Group and Global Leisure and finally the proposed business combination of Aviation Group and the company. Through Aviation Group, the company will acquire 100% of Global Leisure, a provider of discount air and land vacation packages. Aviation Group has issued U.S. $16,500,000 (approximately Cdn. $23,510,400) of 9% convertible preferred shares and 4,250,000 warrants to Global Leisure debt and equity-holders to acquire Global Leisure. This arrangement includes a termination clause whereby if the board of directors of either the company or Aviation Group decides not to complete the proposed business combination, then that party must pay a termination fee of U.S. $1,000,000 (approximately Cdn. $1,451,300) to the other party. In connection with the business combination of Aviation Group and Global Leisure, a financing arrangement was completed whereby U.S. $5,000,000 was invested in Aviation Group by the company through the purchase of 500 shares of Series B preferred stock from Aviation Group at U.S. $10,000 per share (paid during March 2000 (note (5)); $2,000,000 invested in Aviation Group by private investors in the purchase of 750,000 shares of Aviation Group common stock at $2.67 per share; and approximately $16,500,000 invested in Aviation Group by private investors in the purchase of approximately 1,650 units of Aviation Group Series B preferred stock and Series C warrants, at a price of $10,000 per unit, each unit consisting of one share and 750 warrants. Aviation Group used these funds to acquire control of Global Leisure and to service indebtedness of Global Leisure.

travelbyus.com ltd.
Notes to Consolidated Financial Statements
Nine month period ended June 30, 2000 is unaudited
--------------------------------------------------------------------------------

(expressed in Canadian dollars)

      b) On July 20, 2000, the company acquired all of the issued and outstanding shares of Muffin Communications Ltd. for aggregate consideration of U.S. $7,000,000 (approximately Cdn. $10,355,000) consisting of U.S. $300,000 (approximately Cdn. $444,000) cash and 1,000,000 common shares at the guaranteed price of U.S. $6.70 (approximately Cdn. $9.91) per common share. Per the terms of the agreement, the share consideration is subject to adjustment based on the price of the common shares of the company on December 15, 2000. If the market value of the stock at December 15, 2000 falls below the guaranteed price of U.S. $6.70, additional shares will be issued or cash will be paid to maintain the value of share consideration at U.S. $6,700,000 (approximately Cdn. $9,911,310). The combination of shares and/or cash in respect of this adjustment may be determined by the company.

      c) On September 14, 2000, the company acquired all of the issued and outstanding shares of ProSoft Corporation ("ProSoft") for consideration of U.S. $3,150,000 (approximately Cdn. $4,660,000) consisting of 1,260,000 common shares at a guaranteed price of U.S. $2.50 (approximately Cdn. $3.70) per share. An additional U.S. $1,050,000 (approximately Cdn. $1,553,000) consisting of 420,000 common shares at a guaranteed price of U.S. $2.50 (approximately Cdn. $3.70) per share are contingently issuable subject to the completion of the vendors' two-year employment contracts. If the employment contracts are terminated under the terms of the employment agreements or a resignation is tendered before the two year term, the applicable affected vendor will not receive his share of the pro rata contingent common shares. The initial shares to be paid on closing and the 420,000 contingently issuable shares are adjustable based on the price of the company's shares on the earlier of December 15, 2000 or 90 days after the SEC declares the Aviation Group Form S-4 registration statement effective. Also, in connection with this transaction, the company issued 450,000 options to purchase common shares at a price of $1.70 per share for a period of three years and which vest one-third annually. ProSoft is a custom software programming company located in San Diego, California. ProSoft also holds 12% of the outstanding shares of SiteRabbit.com (note 23(d)).

      d) On September 14, 2000, the company acquired the remaining issued and outstanding shares of SiteRabbit.com, Inc. ("SiteRabbit.com") for consideration of U.S. $8,894,000 (approximately Cdn. $13,221,000) consisting of 3,557,712 common shares at a guaranteed price of U.S. $2.50 (approximately Cdn. $3.70) per share. The number of shares is adjustable based on the price of the company's shares on the earlier of December 15, 2000 or 90 days after the SEC declares the Aviation Group Form S-4 registration statement effective. Also, in connection with this acquisition, the company issued 669,000 options to purchase common shares at a price of $1.70 per share for a period of three years. Of these options, 50% vest immediately. Subsequent to June 30, 2000, the company advanced SiteRabbit.com U.S. $100,000 (approximate Cdn. $148,000) to be used for software development and working capital. SiteRabbit.com predominantly develops and markets Internet based application service products and is in the development stage.

      e) Subsequent to June 30, 2000, the company entered into discussions with JVI in connection with a proposed management arrangement whereby the company would manage the business of JVI and provide further working capital funding to JVI in exchange for the right to receive certain of the net income, if any, generated by JVI. Currently, JVI is not believed to be generating positive net income. Accordingly, there is significant uncertainty as to the collectibility of the cash advances made to JVI to date, and it is reasonably possible that the company may not be able to recover these amounts in the near term (note 7). This management agreement has not as yet been finalized or effected.

      f) Subsequent to June 30, 2000, the company entered into an agreement with HealthyConnect.com Inc. ("HC.com"), a private health care related internet technology company. Pursuant to the terms of the agreement, HC.com will issue 1,200,000 common shares to the company upon confirmation of necessary technical specifications to establish links between their respective web-sites. The company will issue 1,000,000 common shares in exchange for a further 1,400,000 common shares of HC.com upon certain conditions. Under the terms of the agreement, HC.com has an option whereby they may force the company to acquire up to 1,200,000 common shares of HC.com at U.S. $2.50 (approximately Cdn. $3.70) per share for total cash consideration of U.S. $3,000,000 (approximately Cdn. $4,400,000), subject to satisfactory due diligence by and board approval of the company. The completion of these transactions is subject to the necessary regulatory approvals.

      g) The company has entered into a financing and loan commitment with Doerge Capital Management whereby Doerge Capital Management directly and through its affiliates ("Doerge") will purchase, at face value, from the company up to US $1.5 million liquidation value of Series B preferred stock of Aviation Group, Inc. held by the company and provide to the company a line of credit for up to US $10 million. The line of credit bears interest at 12% per annum, is collateralized by a security interest in substantially all the company's assets, subject to the security interests relating to the existing debentures, and expires on October 15, 2001. Doerge may elect to convert any amounts outstanding on the line of credit, plus accrued and unpaid interest, to common shares of the company at a conversion price of US $2.00 per share. For each US $1 million drawn under the financing and loan commitment, the company will grant to Doerge warrants to acquire 100,000 common shares exercisable at US $2.00 per share and expiring three years following their grant. The financing agreement requires the company to use its best efforts to complete the merger with Aviation Group and restricts the company from paying dividends or entering into certain other transactions without the consent of the lender.

      h) Subsequent to June 30, 2000, 3,547,500 of the warrants issued in connection with the debenture financing (note 13a)) were exercised for gross proceeds of $2,412,300 to the company. The company also issued 1,283,500 options, in addition to those issued in connection with acquisitions completed after June 30, 2000 outlined above, to purchase common shares at prices ranging from $1.50 to $2.05 per share for periods ranging from three to five years. The total number of options granted by the company now exceeds the maximum number of options issuable under the company's stock option plan. Accordingly, the company is required to obtain shareholder and regulatory approval for an amendment to the plan.

      i) Subsequent to June 30, 2000, Aviation Group, Global Leisure and travelbyus.com entered into a management agreement under which travelbyus.com assumed responsibility for management of Global Leisure's business. travelbyus.com provides management and support services, including office space, utilities, office equipment, staff support, bookkeeping, accounting, billing, collection, contract administration and other overhead services. To the extent funds are available, Global Leisure is required to pay to travelbyus.com a servicing fee of $55 per paid passenger and a monthly retainer of $5,000 and to reimburse travelbyus.com for direct advertising and marketing expenses and long distance, postage and delivery charges arising from Global Leisure's business. travelbyus.com also assumed responsibility for Global's working capital deficit upon commencement of the agreement. This management agreement expires September 1, 2001.

Report of PricewaterhouseCoopers LLP Independent Auditors

To the Directors of
Cruise Shoppes America, Ltd.


We have audited the balance sheets of Cruise Shoppes America, Ltd. as at June 30, 1999 and 1998 and the statements of earnings and retained earnings, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada
April 12, 2000

Cruise Shoppes America, Ltd.
Balance Sheets
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                     March 31,          June 30,           June 30,
                                                                          2000              1999               1998
                                                                             $                 $                  $
                                                                   (Unaudited)
Assets

Current assets
Cash and cash equivalents                                                62,676           128,833           127,082
Marketable securities                                                 1,075,127         1,092,096           542,812
Accounts receivable (net of allowance of $nil)                          697,826           372,905           511,158
Income taxes receivable                                                       -            51,635            34,591
Prepaids and other assets                                                69,547            11,321            12,342
                                                                  ---------------------------------------------------

Total current assets                                                  1,905,176         1,656,790         1,227,985

Deposit (note 3)                                                         22,727            21,945            20,950

Capital assets (note 5)                                                  85,862            94,480            78,274
                                                                  ---------------------------------------------------
                                                                      2,013,765         1,773,215         1,327,209
                                                                  ===================================================
Liabilities

Current liabilities
Accounts payable and accrued liabilities                                 20,147           242,306           211,161
Income taxes payable                                                    214,535                 -                 -
Due to related parties (note 7)                                               -           446,952           173,660
Notes payable (note 8)                                                        -            18,347            21,347
Deferred income taxes (note 9)                                          198,908            50,751           116,301
                                                                  ---------------------------------------------------
Total current liabilities                                               433,590           758,356           522,469
                                                                  ---------------------------------------------------
Shareholders' Equity

Capital stock
Authorized
      1,000 common shares without par value

Issued
      1,000 shares (1999 - 1,000; 1998 - 1,000)                         105,800           105,800           105,800

Paid-in capital                                                          81,786                 -                 -
Accumulated other comprehensive income                                   69,252            66,462             5,276
Retained earnings                                                     1,323,337           842,597           693,664
                                                                  ---------------------------------------------------
Total shareholders' equity                                            1,580,175         1,014,859           804,740
                                                                  ---------------------------------------------------
                                                                      2,013,765         1,773,215         1,327,209
                                                                  ===================================================
Commitments (note 6)

Subsequent events (note 10)

Approved by the Board of Directors

/s/ Gary Brown             Director       /s/ Michael J. Wild     Director
--------------------------              ------------------------


   The accompanying notes are an integral part of the financial statements.

Cruise Shoppes America, Ltd.

Statements of Earnings and Retained Earnings
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


                                                          Nine-month periods ended
                                                                         March 31,                  Years ended June 30,
                                                       ---------------------------         ------------------------------

                                                              2000            1999                1999              1998
                                                                 $               $                   $                 $
                                                       (Unaudited)     (Unaudited)
Commissions                                              1,707,853       1,292,160           2,387,490         1,975,581

Advertising revenues                                       242,363         186,638             241,888           160,439
                                                       ------------------------------------------------------------------
                                                         1,950,216       1,478,798           2,629,378         2,136,020
                                                       ------------------------------------------------------------------
Expenses
Cost of services revenues                                  222,974         171,707             222,537           148,555
Selling, general and administrative                        365,482         372,711             630,213           581,996
Salaries and commissions                                   616,853         473,974           1,632,311         1,194,985
                                                       ------------------------------------------------------------------
                                                         1,205,309       1,018,392           2,485,061         1,925,536
                                                       ------------------------------------------------------------------
Earnings from operations                                   744,907         460,406             144,317           210,484
                                                       ------------------------------------------------------------------

Other income (expenses)
Interest income                                                782          16,804                 995            14,061
Dividend income                                             20,560               -              20,158            13,235
Capital gains                                                8,433               -              22,895             9,140
Interest expense                                            (2,358)         (7,089)             (9,305)           (2,032)
                                                       ------------------------------------------------------------------
                                                            27,417           9,715              34,743            34,404
                                                       ------------------------------------------------------------------
Earnings before income taxes                               772,324         470,121             179,060           244,888
                                                       ------------------------------------------------------------------
Provision for (recovery of) income taxes
Current                                                    143,427         411,096             130,077           (18,816)
Deferred                                                   148,157        (242,628)            (99,950)          112,903
                                                       ------------------------------------------------------------------
                                                           291,584         168,468              30,127            94,087
                                                       ------------------------------------------------------------------
Net earnings for the period                                480,740         301,653             148,933           150,801

Retained earnings - Beginning of period                    842,597         693,664             693,664           542,863
                                                       ------------------------------------------------------------------

Retained earnings - End of period                        1,323,337         995,317             842,597           693,664
                                                       ==================================================================

   The accompanying notes are an integral part of the financial statements.

Cruise Shoppes America, Ltd.
Statements of Changes in Shareholders' Equity
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                         Accumulated
                                                                                                               other
                                                              Common stock    Additional               comprehensive           Total
                                                   -----------------------
                                                     Number of                   paid-in    Retained          income   shareholders'
                                                        shares      Amount       capital    earnings          (loss)          equity
                                                                         $             $           $               $               $
Balance - June 30, 1997                                  1,000      105,800           -      542,863             (38)        648,625
Comprehensive income
    Earnings for the year                                    -            -           -      150,801               -
Other comprehensive income
    Unrealized gain on marketable securities
        (net of tax of $3,398)                               -            -           -            -           5,314
Total comprehensive income                                                                                                   156,115
                                                    --------------------------------------------------------------------------------

Balance - June 30, 1998                                  1,000      105,800           -      693,664           5,276         804,740
Comprehensive income
    Earnings for the year                                    -            -           -      148,933               -
Other comprehensive income
    Unrealized gain on marketable securities
        (net of tax of $34,400)                              -            -           -            -          61,186
Total comprehensive income                                                                                                   210,119
                                                    --------------------------------------------------------------------------------

Balance - June 30, 1999                                  1,000      105,800           -      842,597          66,462       1,014,859
Forgiveness of shareholder loan payable                      -            -      81,786            -               -          81,786
Comprehensive income
    Earnings for the period                                  -            -           -      480,740               -
Other comprehensive income
    Unrealized gain on marketable securities
        (net of tax of $1,783)                               -            -           -            -           2,790
Total comprehensive income                                                                                                   483,530
                                                    --------------------------------------------------------------------------------
Balance - March 31, 2000 (Unaudited)                     1,000      105,800      81,786    1,323,337          69,252       1,580,175
                                                    ================================================================================

   The accompanying notes are an integral part of the financial statements.

Cruise Shoppes America, Ltd.
Statements of Cash Flows
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                            Nine-month periods ended
                                                                            March 31,               Years ended June 30,
                                                    ---------------------------------       ----------------------------
                                                              2000               1999             1999              1998
                                                                 $                  $                $                 $
                                                       (Unaudited)        (Unaudited)
Cash flows from operating activities
Net earnings for the period                                 480,740           301,653          148,933           150,801
     Items not affecting cash
          Amortization                                       18,795            17,849           25,132            21,493
          Deferred income taxes (note 9)                    148,157          (242,628)         (99,950)          112,903
          Gain on sale of marketable securities              (8,433)                -                -                 -
Accounts receivable                                        (324,921)          434,012          138,253          (231,196)
Prepaids and other assets                                   (58,226)          (11,613)           1,021             6,511
Accounts payable and accrued liabilities                     33,760           489,674           14,101            84,563
Due to related parties (note 7)                            (365,166)          (81,197)         273,292           364,079
                                                    --------------------------------------------------------------------
                                                            (75,294)          907,750          500,782           509,154
                                                    --------------------------------------------------------------------

Cash flows from investing activities
Investment in marketable securities                               -          (785,322)        (453,698)         (381,787)
Proceeds from sale of marketable securities                  20,097                 -                -                 -
Purchase of capital assets                                  (10,178)          (31,343)         (41,338)          (25,977)
(Increase) decrease in deposit                                 (782)              950             (995)          (20,950)
                                                    --------------------------------------------------------------------
                                                              9,137          (815,715)        (496,031)         (428,714)
                                                    --------------------------------------------------------------------

Cash flows from financing activities
Repayment of notes payable                                        -            (3,000)          (3,000)           (9,131)
                                                    --------------------------------------------------------------------

(Decrease) increase in cash and cash equivalents            (66,157)           89,035            1,751            71,309

Cash and cash equivalents -
   Beginning of period                                      128,833           127,082          127,082            55,773
                                                    ---------------------------------------------------------------------

Cash and cash equivalents -
   End of period                                             62,676           216,117          128,833           127,082
                                                    ====================================================================

Interest paid                                                (2,357)           (7,089)           9,305             2,032
                                                    ====================================================================

   The accompanying notes are an integral part of the financial statements.

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

1     Nature of operations

      Cruise Shoppes America, Ltd. ("the company") is engaged in the marketing of cruise packages to its network of affiliated retail travel agencies based throughout North America and is located in Metairie, Louisiana.

      Revenues are earned from customers located in the United States. Capital assets of the company are located in the United States.

2     Summary of significant accounting policies

      Basis of presentation

      The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

      Revenue recognition

      The company's revenue consists primarily of commissions from the sale of cruise ship vacation packages. The company earns commission revenue from the sale of these cruise packages which are recognized on the scheduled departure date of the cruise, provided that collection is reasonably assured. The company also earns revenue from volume bonuses and override commission which are recognized as specified in accordance with contractual arrangements with travel product suppliers.

      Advertising revenues are also derived from travel product suppliers' advertising included in printed marketing and promotional materials prepared by the company and delivered to travel agents and customers. Advertising revenues are recognized at the time the marketing and promotional materials are distributed to the travel agents and customers, and when collectibility is reasonably assured. Costs of sales comprise the direct costs of developing and producing the marketing and promotional materials.

      Marketable securities

      Marketable securities consisting of mutual fund investments are considered available-for-sale and are stated at market value. Unrealized holding gains and losses are excluded from earnings and reported in a separate component of shareholders' equity.

      Capital assets

      Capital assets are stated at cost. Amortization is recorded on a straight-line basis to amortize the cost of the capital assets over their estimated useful lives. Amortization rates are as follows:

           Furniture and fixtures                                   7 years
           Computer equipment and software                      3 - 5 years
           Leasehold improvements                      remaining lease term

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

      Income taxes

      The company follows the asset and liability method for accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      A valuation allowance is provided for deferred income tax assets if it is more likely than not that the company will not realize the future benefit or the future deductibility is uncertain.

      Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Management believes its estimates to be appropriate; however, actual results could differ from the amounts estimated.

      Cash and cash equivalents

      Cash and cash equivalents consist of cash balances with banks and investments in money market instruments with original maturities of less than 90 days.

      Financial instruments

      The carrying values reported on the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, amounts due to related parties, and notes payable approximate their fair values due to the short-term nature of those instruments. The carrying values of marketable securities approximate their fair values as they are stated at market value.

3     Deposit

      The company is required to maintain a certificate of deposit as security for a letter of credit provided to the Airline Reporting Corporation. These funds earn interest at 4.75% per annum.

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

4    Balance sheet components

                                                                                            June 30,
                                                                     -------------------------------
                                                         March 31,
                                                              2000            1999              1998
                                                                 $               $                 $
                                                        (Unaudited)
      Accounts receivable

      Due from affiliates                                        -               -           150,000
      Employee advances                                        250               -                 -
      Accounts receivable - override commissions           697,576         372,905           223,289
                                                     -----------------------------------------------
                                                           697,826         372,905           373,289
                                                     -----------------------------------------------

      Accounts payable and accrued liabilities
      Refunds payable to agents                             (5,088)       (127,060)          (13,593)
      Employee related liabilities                         (15,059)       (115,246)         (197,568)
                                                     -----------------------------------------------

                                                           (20,147)       (242,306)         (211,161)
                                                     ===============================================

5    Capital assets

                                                                                      March 31, 2000
                                                     -----------------------------------------------
                                                                                         (Unaudited)
                                                                           Accumulated
                                                              Cost        amortization           Net
                                                                 $                   $             $
     Furniture and fixtures                                121,751              61,055        60,696
     Computer equipment and software                        75,388              52,112        23,276
     Leasehold improvements                                  2,624                 734         1,890
                                                     -----------------------------------------------

                                                           199,763             113,901        85,862
                                                     -----------------------------------------------

                                                                                       June 30, 1999
                                                     -----------------------------------------------
                                                                           Accumulated
                                                           Cost           amortization           Net
                                                              $                      $             $
     Furniture and fixtures                              116,244                49,654        66,590
     Computer equipment and software                      70,717                44,998        25,719
     Leasehold improvements                                2,624                   453         2,171
                                                     -----------------------------------------------

                                                         189,585                95,105        94,480
                                                     ===============================================

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                       June 30, 1998
                                                     -----------------------------------------------
                                                                           Accumulated
                                                           Cost           amortization           Net
                                                              $                      $             $
     Furniture and fixtures                              84,756                 35,812        48,944
     Computer equipment and software                     60,867                 34,083        26,784
     Leasehold improvements                               2,624                     78         2,546
                                                     -----------------------------------------------

                                                        148,247                 69,973        78,274
                                                     ===============================================

6    Commitments

     a)   Operating leases

          The company leases office space and equipment under long-term agreements. As at June 30, 1999, lease commitments through to expiry are as follows:

                                                                         $

             2001                                                   48,785
             2002                                                   41,079
             2003                                                    4,735
             2004                                                        -

     b)   Management contracts

          The company has entered into a management contract with a director for a one-year term. Effective November 1, 1999, the company signed a management contract with a senior officer for $108,000 per year for years 1 and 2 and $120,000 for year 3. As at June 30, 1999, these contracts require the company to pay the following amounts:

                                                                         $

             2001                                                  108,000
             2002                                                  114,000
             2003                                                   60,000
             2004                                                        -

          The contracts also require the company to pay bonuses based on specific criteria and assume certain monetary obligations to the senior officer and director in the event of termination of the contracts by the company without cause.

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

7    Related party balances and transactions


                                                                                            June 30,
                                                                     -------------------------------
                                                         March 31,
                                                              2000            1999              1998
                                                                 $               $                 $
                                                        (Unaudited)
      Due (to) from
           Charles Brown (related to
                controlling shareholder)                         -          10,000            10,000
           Cruise Shoppes Ltd. (controlled by
                Charles Brown)                                   -        (259,513)         (193,482)
           Gary Brown (controlling shareholder)                  -        (197,439)            9,822
                                                     -----------------------------------------------

                                                                 -        (446,952)         (173,660)
                                                     ===============================================

     During the period ended March 31, 2000 (Unaudited), the controlling shareholder forgave $81,786 of the outstanding balance owing.

     Balances due to the company earn interest at prime rate. No interest is due on the amounts payable to related parties. The balances have no specific terms of repayment.

     The following transactions occurred with Cruise Shoppes Ltd. during the respective years and are included in the statement of earnings:

                                                                                            June 30,
                                                                     -------------------------------
                                                         March 31,
                                                              2000            1999              1998
                                                                 $               $                 $
                                                        (Unaudited)
     Net revenues                                                -          33,603           156,375
     General administrative expenses                             -         200,653            38,921

     The transactions are not necessarily on commercial terms or at normal commercial rates.

8    Notes payable

     The notes payable bear no interest and are due on demand.

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

9    Income taxes

     The company is subject to U.S. federal and Louisiana state income taxes in the U.S.

     Net deferred tax liabilities are as follows:

                                                                                               June 30,
                                                                        -------------------------------
                                                            March 31,
                                                                 2000            1999              1998
                                                                    $               $                 $
                                                           (Unaudited)
         Deferred tax assets
            Expenditures recognized on accrual basis           89,252          86,649            91,110
                                                        -----------------------------------------------

         Deferred tax liabilities
            Revenues recognized on accrual basis              261,203         133,352           202,521
            Other                                              26,957           4,048             4,890
                                                        -----------------------------------------------

                                                              288,160         137,400           207,411
                                                        -----------------------------------------------

         Net deferred tax liability                           198,908          50,751           116,301
                                                        ===============================================

     The income tax provision for the periods, differs from the amount obtained by applying the applicable statutory income tax rates to income before income taxes as follows:

                                                                 March 31,                            June 30,
                                        ----------------------------------     -------------------------------

                                                    2000              1999              1999              1998
                                                       $                 $                 $                 $
                                             (Unaudited)       (Unaudited)
         Combined statutory
            income tax rate                          38%                38%               38%               38%

         Income tax provision
            based on statutory rate             293,483            178,646            68,043            93,057
         Effect of changes in
            graduated income
            tax rates                             6,951            (10,531)           (4,011)            3,968
         Deferred income tax
            expense (benefit)                    (8,850)               353           (33,905)           (2,938)
                                        ----------------------------------------------------------------------

                                                291,584            168,468            30,127            94,087
                                        =======================================================================

Cruise Shoppes America, Ltd.
Notes to Financial Statements
Nine-month periods ended March 31, 2000 and 1999 are unaudited
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

     The changes in the combined statutory rate across the periods presented above are a function of graduated income tax rates based on level of taxable income. No change to enacted rates occurred during these periods.

10   Subsequent events

     On April 4, 2000, travelbyus.com ltd. agreed to acquire all of the issued and outstanding shares of the company for a cost of approximately $9 million. This will be paid in cash and shares of travelbyus.com ltd.

     On April 4, 2000, the company also entered into an employment agreement with Gary Brown for an initial term of two years. This agreement provides for a special bonus of approximately $468,000, related to 1999 sales, which may be reduced by any working capital adjustment related to the purchase of the company by travelbyus.com ltd. These amounts have not been accrued in these financial statements.

     Immediately prior to the agreement noted above, Gary Brown personally assumed the liability for the notes payable and all liabilities for amounts due to related parties. These liabilities were credited to shareholders' equity, net of amounts due from Gary Brown.

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Epoch Technology, Inc.
Garland, Texas

We have audited the accompanying balance sheets of Epoch Technology, Inc. as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epoch Technology, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's limited operating history and limited financial resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEIN + ASSOCIATES LLP

Hein + Associates LLP

Dallas, Texas
April 19, 2000

                            EPOCH TECHNOLOGY, INC.

                                BALANCE SHEETS

                                              ASSETS
                                              ------
                                                                    March 31,                 December 31,
                                                                   -----------       ----------------------------
                                                                      2000              1999             1998
                                                                   -----------       ----------      ------------
                                                                   (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                          $ 51,965         $ 22,112         $      --
   Trade accounts receivable, no allowance for
      doubtful accounts                                                 66,912           25,747                --
   Deposits and prepaid expenses                                           528               --                --
                                                                   -----------       ----------      ------------
              Total current assets                                     119,405           47,859                --

PROPERTY AND EQUIPMENT, net                                              2,420            2,795             2,432
                                                                   -----------       ----------      ------------

              Total assets                                            $121,825         $ 50,654         $   2,432
                                                                   ===========       ==========      ============

                                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                   ----------------------------------------

CURRENT LIABILITIES:
     Trade accounts payable                                           $    464         $    670         $       -

     Accrued expenses and other liabilities                             77,979              486                 -

     Due related parties                                               109,745          109,745           109,745
                                                                   -----------       ----------      ------------
              Total current liabilities                                188,188          110,901           109,745

STOCKHOLDERS' DEFICIENCY:
     Common stock, no par value, 200,000 shares
        authorized, 75,053 shares issued and
        outstanding at March 31, 2000 and
        December 31, 1999 and 40,000 at
        December 31, 1998                                               39,053           39,053             4,000
     Accumulated deficit                                              (105,416)         (99,300)         (111,313)
                                                                   -----------       ----------      ------------
              Total stockholders' deficiency                           (66,363)         (60,247)         (107,313)
                                                                   -----------       ----------      ------------
              Total liabilities and stockholders'
                 deficiency                                           $121,825         $ 50,654         $   2,432
                                                                   ===========       ==========      ============

                            EPOCH TECHNOLOGY, INC.

                           STATEMENTS OF OPERATIONS

                                                             Three Months Ended                         Years Ended
                                                                  March 31,                             December 31,
                                                         ----------------------------         ---------------------------
                                                           2000               1999               1999              1998
                                                         ---------          ---------         ---------          ---------
                                                                 (Unaudited)
INSTALLATION AND SUPPORT REVENUE                         $  57,244          $      --         $ 275,992          $      --

COST OF REVENUE                                             35,715                 --            71,825                 --
                                                         ---------          ---------         ---------          ---------
   Gross margin                                             21,529                 --           204,167                 --

OPERATING EXPENSES:
   Software development                                         --              5,344           144,000            108,424
   General and administrative expenses                      27,645                 --            48,154                 --
                                                         ---------          ---------         ---------          ---------
         Total operating expenses                           27,645              5,344           192,154            108,424
                                                         ---------          ---------         ---------          ---------

NET INCOME (LOSS)                                        $  (6,116)         $  (5,344)        $  12,013          $(108,424)
                                                         =========          =========         =========          =========

                            EPOCH TECHNOLOGY, INC.

                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                      AND THREE MONTHS ENDED MARCH 31, 2000


                                                                   Common Stock                 Accumulated
                                                           ----------------------------
                                                              Shares            Amount            Deficit               Total
                                                           ----------        ----------          ---------          ------------
BALANCES, January 1, 1998                                      40,000        $    4,000       $     (2,889)        $       1,111
Net loss                                                            -                 -           (108,424)             (108,424)
                                                           ----------        ----------       ------------         -------------

BALANCES, December 31, 1998                                    40,000             4,000           (111,313)             (107,313)
Shares issued for services                                     35,053            35,053                  -                35,053
Net income                                                          -                 -             12,013                12,013
                                                           ----------        ----------       ------------         -------------

BALANCES, December 31, 1999                                    75,053            39,053            (99,300)              (60,247)
Net loss (unaudited)                                                -                 -             (6,116)               (6,116)
                                                           ----------        ----------       ------------         -------------

BALANCES, March 31, 2000 (unaudited)                           75,053        $   39,053       $   (105,416)        $     (66,363)
                                                           ==========        ==========       ============         =============

                             EPOCH TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                      Three Months Ended                  Years Ended
                                                                          March 31,                       December 31,
                                                                   ------------------------      ---------------------------
                                                                       2000         1999           1999                1998
                                                                   -----------    ---------      --------            -------
                                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                $  (6,116)   $  (5,344)     $  12,013          $(108,424)
   Adjustments to reconcile net loss to net cash
      provided (used) by operating activities:
       Depreciation                                                       375          375          1,504              1,684
       Compensation paid with stock                                        --           --         35,053                 --
       Change in receivables                                          (41,165)          --        (25,747)                --
       Change in current liabilities                                   77,287        6,241          1,156                 --
       Other                                                             (528)          --             --                 --
                                                                    ---------   ----------      ---------         ----------
              Net cash provided (used) by operating activities         29,853        1,272         23,979           (106,740)

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchase of property and equipment                                      --       (1,272)        (1,867)            (2,205)

CASH FLOWS FROM FINANCING ACTIVITIES -
   Advances from stockholders                                              --           --             --            108,945
                                                                    ---------   ----------      ---------         ----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                29,853           --         22,112                 --

CASH AND CASH EQUIVALENTS, beginning of year                           22,112           --             --                 --
                                                                    ---------    ---------      ---------         ----------

CASH AND CASH EQUIVALENTS, end of year                              $  51,965    $      --      $  22,112         $       --
                                                                    =========    =========      =========         ==========

                            EPOCH TECHNOLOGY, INC.

                        NOTES TO CONSOLIDATED FINANCIAL
               STATEMENTS (the period subsequent to December 31,
                              1999 is unaudited)

1. Nature of Business
   ------------------

   Epoch Technology, Inc. ("the Company") is engaged in developing, selling, installing and supporting an advanced reservation system which is Internet accessible.

2. Summary of Significant Accounting Policies
   ------------------------------------------

   Statement of Cash Flows
   -----------------------

   The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

   Recognition of Revenue
   ----------------------
   Revenue is currently recognized in accordance with Statement of Position
   (SOP) 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect To Certain Transactions. Revenue from the sale of computer hardware and software is generally recognized upon delivery. The Company recognizes revenue from its maintenance contracts over the life of the contracts. Amounts not recognized are classified as deferred revenue. License fee revenue is recognized when a non-cancelable contingency-free license agreement has been signed, the product has been delivered, fees from the arrangement are fixed or determinable, and collection is probable.

   Earnings (Loss) Per Share
   -------------------------
   Basic earnings or loss per share ("EPS") is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

   Computer Software
   -----------------
   Computer software development costs and other research and development costs are expensed as incurred. Costs incurred to develop product masters of computer software, for which technological feasibility has been established, are capitalized. Capitalized software costs are amortized on a product-by-product basis each year based on the greater of: (1) the amount computed using the ratio of current year gross revenues to the sum of current and anticipated future gross revenues for that product, or (2) five year straight-line amortization. No software costs had been capitalized by the Company as of March 31, 2000 or December 31, 1999.

   Property and Equipment
   ----------------------
   The Company's property and equipment is stated at cost. Depreciation expense is computed on the straight-line method over the estimated useful lives of the assets, which is 3 years.

   Income Taxes
   ------------
   The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                            EPOCH TECHNOLOGY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (the period subsequent to December 31, 1999 is unaudited)


   Comprehensive Income (Loss)
   ---------------------------
   Comprehensive income is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income (loss) was equal to its net income (loss) for the years ended December 31, 1999 and 1998.

   Use of Estimates
   ----------------
   The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

   Unaudited Information
   ---------------------
   The consolidated balance sheet as of March 31, 2000 and the consolidated statements of operations for the three month periods ended March 31, 2000 and 1999 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the consolidated financial position of the Company as of March 31, 2000 and the results of operations for the three months ended March 31, 2000 and 1999.

   Going Concern
   -------------
   The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company incurred an operating loss in 1998 and has a stockholders' deficiency at December 31, 1999. The Company had only one customer in 1999. The continuation of the Company as a going concern is dependent on obtaining additional customers and/or financing in order to expand the level of operations. The stockholders funded the previous loss and intend to finance additional losses, should they occur.

3. Property and Equipment
   ----------------------

   Property and equipment consisted of the following:

                                           March 31,      December 31,
                                           ---------  ------------------
                                             2000       1999       1998
                                           -------    -------    -------
          Computer equipment               $ 8,872    $ 8,872    $ 7,005

          Less accumulated depreciation     (6,452)    (6,077)    (4,573)
                                           -------    -------    -------
                                           $ 2,420    $ 2,795    $ 2,432
                                           =======    =======    =======

     Depreciation expense was $375, $421, $1,504 and $1,684 for the three month periods ended March 31, 2000 and 1999 and the years ended December 31, 1999 and 1998, respectively.

                            EPOCH TECHNOLOGY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (the period subsequent to December 31, 1999 is unaudited)

4.   Fair Value of Financial Instruments and Concentrations of Credit Risk
     ---------------------------------------------------------------------

     The Company's financial instruments are cash, accounts receivable and payable, and accrued expenses and other liabilities. Management believes the fair values of these instruments approximate the carrying values, due to the short-term nature of the instruments.

     Financial instruments that subject the Company to credit risk are cash equivalents and accounts receivable. At December 31, 1999, 100% of the Company's accounts receivable was from one customer. The Company does not ordinarily require collateral from its customers, nor perform credit evaluations. The Company believes no allowance for doubtful accounts is necessary at March 31, 2000 or December 31, 1999.

5.   Major Customers
     ---------------

     The Company had sales to one customer in 1999 that amounted to 100% of total sales that year. The Company had no sales in 1998.

6.   Related Party Transactions
     --------------------------

     At March 31, 2000 and December 31, 1998 and 1999, amounts advanced by the stockholders that remain unpaid totaled $109,745. These advances are non interest bearing and contain no specific repayment terms.

7.   Income Taxes
     ------------

     The Company had no income tax expense in 1999 and 1998 due to taxable losses and carryforwards. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax assets and liabilities as of December 31, 1999 and 1998 were as follows:

                                                                        1999           1998
                                                                        ------         -----
            Deferred tax assets (primarily net operating losses)       $ 25,000      $ 28,000

            Deferred tax liabilities                                         --            --
            Valuation allowance                                         (25,000)      (28,000)
                                                                       --------      --------
                   Net deferred tax balance                            $     --      $     --
                                                                       ========      ========



                                  ***********

Report of PricewaterhouseCoopers LLP Independent Auditors

To the Directors of
Express Vacations, LLC
(a Nevada limited liability company)


We have audited the balance sheets of Express Vacations, LLC (a Nevada limited liability company) as at October 31, 1999, September 30, 1999 and 1998 and the statements of loss, members' equity and cash flows for the one-month period ended October 31, 1999, the year ended September 30, 1999 and the period from August 5, 1998 (date of LLC formation) to September 30, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at October 31, 1999, September 30, 1999 and 1998 and the results of its operations and its cash flows for the one-month period ended October 31, 1999, the year ended September 30, 1999 and the period from August 5, 1998 (date of LLC formation) to September 30, 1998 in conformity with accounting principles generally accepted in the United States.

These financial statements are those of a limited liability company and accordingly do not reflect any income taxes related to its members.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada
November 23, 1999

Express Vacations, LLC
(a Nevada limited liability company)
Balance Sheets
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


                                                                  October 31,                                 September 30,
                                                                                        -----------------------------------
                                                                         1999                   1999                   1998
                                                                            $                      $                      $
Assets

Current assets
Cash and cash equivalents                                             544,313              1,055,768             1,831,748
Trade accounts receivable (net of allowance - $nil)                   559,123                841,429             1,629,730
Prepaid expenses (note 3)                                             230,577                269,838                     -
                                                                -----------------------------------------------------------
                                                                    1,334,013              2,167,035             3,461,478

Capital assets (note 4)                                               136,121                139,285                 7,266
                                                                -----------------------------------------------------------
                                                                    1,470,134              2,306,320             3,468,744
                                                                -----------------------------------------------------------
Liabilities and Members' Equity

Current liabilities
Trade accounts payable and accrued liabilities
 (note 3)                                                             536,860                539,414             1,019,267
Customer deposits                                                     832,560              1,443,271             2,334,295
                                                                -----------------------------------------------------------
                                                                    1,369,420              1,982,685             3,353,562

Members' Equity (note 5)                                              100,714                323,635               115,182
                                                                -----------------------------------------------------------
                                                                    1,470,134              2,306,320             3,468,744
                                                                -----------------------------------------------------------

Commitments and contingencies (note 8)

Subsequent event (note 9)




Approved by the Members

/s/ Jon Snyder     Member       /s/ John Fenyes       Member
-----------------               -------------------

   The accompanying notes are an integral part of these financial statements.

Express Vacations, LLC
(a Nevada limited liability company)
Statements of Members' Equity
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                               Period from
                                                                                                            August 5, 1998
                                                                   One-month                                  (date of LLC
                                                                period ended             Year ended          formation) to
                                                                 October 31,          September 30,          September 30,
                                                                        1999                  1999                    1998
                                                                           $                     $                       $

Balance - Beginning of period                                         323,635                115,182                     1

Net (loss) earnings for the period                                   (180,302)             2,338,453               100,181
                                                                -----------------------------------------------------------
                                                                      143,333              2,453,635               100,182

Add:  Members' contributions                                                -                      -                15,000
Less:  Members' distributions                                          42,619              2,130,000                     -
                                                                -----------------------------------------------------------
Balance - End of period                                               100,714                323,635               115,182
                                                                -----------------------------------------------------------

  The accompanying notes are an integral part of these financial statements.

Express Vacations,  LLC
(a Nevada limited liability company)
Statements of Loss
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                                Period from
                                                                                                             August 5, 1998
                                                                    One-month                                  (date of LLC
                                                                 period ended             Year ended          formation) to
                                                                  October 31,          September 30,          September 30,
                                                                         1999                   1999                  1998
                                                                            $                      $                     $

Revenues                                                               16,856              7,234,577               772,866
                                                                -----------------------------------------------------------

Expenses
Cost of services revenues                                               5,394              2,344,995               228,387
General and administrative                                            192,771              2,611,046               437,911
Amortization                                                            3,164                 40,821                 6,387
                                                                -----------------------------------------------------------
                                                                      201,329              4,996,862               672,685
                                                                -----------------------------------------------------------

(Loss) earnings from operations                                      (184,473)             2,237,715               100,181

Interest income                                                         4,171                100,738                     -
                                                                -----------------------------------------------------------
Net (loss) earnings for the period                                   (180,302)             2,338,453               100,181
                                                                -----------------------------------------------------------


  The accompanying notes are an integral part of these financial statements.

Express Vacations, LLC
(a Nevada limited liability company)
Statements of Cash Flows
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                               Period from
                                                                                                            August 5, 1998
                                                                    One-month                                 (date of LLC
                                                                 period ended             Year ended         formation) to
                                                                  October 31,          September 30,         September 30,
                                                                         1999                   1999                  1998
                                                                            $                      $                     $

Cash flows from operating activities
Net (loss) earnings for the period                                   (180,302)             2,338,453               100,181
      Item not affecting cash - amortization                            3,164                 40,821                 6,387
Changes in non-cash working capital
      Trade accounts receivable                                       282,306                788,301            (1,629,730)
      Prepaid expenses                                                 39,261               (269,838)                    -
      Trade accounts payable and accrued liabilities                   (2,554)              (479,853)            1,019,267
      Customer deposits                                              (610,711)              (891,024)            2,334,295
                                                             --------------------------------------------------------------
                                                                     (468,836)             1,526,860             1,830,400
                                                             --------------------------------------------------------------

Cash flows from investing activities
Purchase of capital assets                                                  -               (172,840)              (13,653)
                                                             --------------------------------------------------------------

Cash flows from financing activities
Members' contributions                                                      -                      -                15,000
Members' distributions                                                (42,619)            (2,130,000)                    -
                                                             --------------------------------------------------------------
                                                                      (42,619)            (2,130,000)               15,000
                                                             --------------------------------------------------------------

(Decrease) increase in cash and cash equivalents                     (511,455)              (775,980)            1,831,747

Cash and cash equivalents - Beginning of period                     1,055,768              1,831,748                     1
                                                             --------------------------------------------------------------

Cash and cash equivalents - End of period                             544,313              1,055,768             1,831,748
                                                             --------------------------------------------------------------
Interest received                                                       4,171                100,738                     -
                                                             --------------------------------------------------------------

  The accompanying notes are an integral part of these financial statements.

Express Vacations, LLC
(a Nevada limited liability company)
Notes to Financial Statements
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

1    Nature of operations

     Express Vacations, LLC ("Express") is a call center offering vacation packages to customers located primarily in the United States. Operations of Express are based solely from Reno, Nevada. Express was organized pursuant to the provisions of the Nevada Limited Liability Company Act in the State of Nevada, U.S.A. on August 5, 1998. Revenues are earned from customers located in the United States. Capital assets of the company's operations are located in the United States.

2    Summary of significant accounting policies

     Generally accepted accounting principles

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     Revenue recognition

     The company's revenues consist primarily of commissions from the sale of travel products including airline tickets, hotel and vacation property accommodations, car rentals and vacation packages. The company earns commission revenue from the sale of these travel products which are recognized on the customer's scheduled departure date, less an allowance for returns and cancellations based on the company historical experience and provided that collection is reasonably assured.

     Capital assets

     Capital assets are stated at cost less accumulated amortization. Amortization is recorded on a straight-line basis to amortize the cost of the capital assets over their estimated useful lives as follows:

          Furniture and fixtures                        7 years
          Computer and office equipment                 5 years
          Leasehold improvements             over term of lease

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Management believes its estimates to be appropriate; however, actual results could differ from the amounts estimated.

Express Vacations, LLC
(a Nevada limited liability company)
Notes to Financial Statements
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

     Cash and cash equivalents

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less.

     Income taxes

     Income earned by Express is allocated to its members for tax purposes; therefore, no provision for income taxes has been made in these financial statements.

3     Balance sheet components

                                                                   October 31,                                 September 30,
                                                                                    -------------------------------------------
                                                                         1999                   1999                   1998
                                                                            $                      $                      $
      Prepaid expenses

      Deposits with travel suppliers                                  222,527                261,788                      -
      Other prepaids                                                    8,050                  8,050                      -
                                                             ------------------------------------------------------------------
                                                                      230,577                269,838                      -
                                                             ------------------------------------------------------------------

                                                                   October 31,                                 September 30,
                                                                                    -------------------------------------------
                                                                         1999                   1999                   1998
                                                                            $                      $                      $
      Trade accounts payable and accrued liabilities
      Trade accounts payable                                          312,985                346,963                388,162
      Accrued liabilities                                             223,875                192,451                631,105
                                                             ------------------------------------------------------------------
                                                                      536,860                539,414              1,019,267
                                                             ------------------------------------------------------------------


4     Capital assets

                                                                                                            October 31, 1999
                                                               ----------------------------------------------------------------

                                                                                         Accumulated
                                                                         Cost           amortization                    Net
                                                                            $                      $                      $

      Furniture and fixtures                                           47,553                 23,059                24,494
      Computer and office equipment                                   122,493                 25,341                97,152
      Leasehold improvements                                           16,447                  1,972                14,475
                                                               ----------------------------------------------------------------
                                                                      186,493                 50,372               136,121
                                                               ----------------------------------------------------------------

Express Vacations, LLC
(a Nevada limited liability company)
Notes to Financial Statements
-----------------------------------------------------------------------------

(expressed in U.S. dollars)


                                                          September 30, 1999
                                       --------------------------------------
                                                     Accumulated
                                           Cost     amortization         Net
                                                $              $           $

      Furniture and fixtures               47,553         22,685      24,868
      Computer and office equipment       122,493         22,747      99,746
      Leasehold improvements               16,447          1,776      14,671
                                       --------------------------------------
                                          186,493         47,208     139,285
                                       --------------------------------------


                                                          September 30, 1898
                                       --------------------------------------

                                                     Accumulated
                                           Cost     amortization         Net
                                              $                $           $

      Computer and office equipment      13,653            6,387       7,266
                                       --------------------------------------

5     Members' Equity

      Authorized members' equity consists of an unlimited number of units.

                                                               $

      Members' initial contribution
           30 units                                            1
                                                    -------------

      Limitation of liability

      Under the terms of an Operating Agreement between the members put in place in August 1998, two of the three members of the company have been elected to manage the company ("managers"). Managers shall not be liable for the return of any contribution of capital of any member or for any profits thereon. Managers are not liable to the company or members for any act or omission in connection with the business or affairs of the company unless such act or omission constitutes gross negligence, intentional misconduct, fraud or a knowing violation of law.

      Members and managers of the company are not individually liable under a judgement, decree, order of any court or any other manner, for a debt, obligation, or liability of the company except as otherwise set forth in Nevada State Regulations.

Express Vacations, LLC
(a Nevada limited liability company)
Notes to Financial Statements
-----------------------------------------------------------------------------

(expressed in U.S. dollars)

      Rights and restrictions of members

      Each member's units consisting of their respective interest in the capital and profits of the company carry the respective right to an allocative share of the economic benefits of the company, including net profits, net losses, and distributions, and the right to vote on matters as to which the Operating Agreement requires or permits members to vote.

      Members who are not managers are restricted from borrowing or lending money on behalf of the company; selling, mortgaging, leasing, disposing of or encumbering property of the company; selling, assigning, pledging or mortgaging a member's interest in the company; purchasing any real estate or equipment on behalf of the company; exercising or representing to any third party that such member has the right to exercise any of the powers of the managers in the Operating Agreement.

6     Cost of services revenues

      Direct costs are comprised primarily of commissions paid to booking agents and include fees totalling $1,564 for the one-month period ended October 31, 1999 (year ended September 30, 1999 - $635,714; 1998 - $105,952) paid to the company's primary air travel service provider, applicable only to certain bookings made before June 1999.

7     Financial instruments

      Fair values of financial instruments

      The carrying values reported on the balance sheet for cash and cash equivalents, trade accounts receivable, trade accounts payable and accrued liabilities and customer deposits approximate their fair values due to the short-term nature of those instruments.

      Concentration of credit risk

      Accounts receivable include approximately $487,000 receivable from one airline. The balance represents receivables relating to the processing of credit card sales and does not represent significant credit risk to Express.

      Foreign exchange risk

      Substantially all of the company's operations are denominated in U.S. dollars.

Express Vacations, LLC
(a Nevada limited liability company)
Notes to Financial Statements
-----------------------------------------------------------------------------

(expressed in U.S. dollars)

8     Commitments and contingencies

      a)   Lease commitments

           The company leases a telephone system and office space under long-term agreements. As at October 31, 1999, lease commitments through to expiry are as follows:

                                                                       $

                2000                                             154,246
                2001                                             146,546
                2002                                               9,666

      b)   Letters of credit

           Letters of credit totalling $443,000 have been issued to various hotels by one of the members on behalf of Express. These letters of credit are required by the hotels as security for block bookings of hotel rooms. During the period ended October 31, 1999, no amounts have been drawn against these letters of credit.

      c)   Commitments

           On July 7, 1999, the company entered into a two-year agreement with a telephone service provider requiring the company to satisfy a minimum annual commitment. If the company does not reach this annual commitment, the company would be required to pay an additional surcharge for its phone services.

9     Subsequent event

      On November 1, 1999, Express was acquired by travelbyus.com ltd., a Canadian public company listed on the Toronto, Winnipeg and Frankfurt Stock Exchanges.

Report of PricewaterhouseCoopers LLP Independent Auditors


To the Directors of
Cheap Seats Inc.


We have audited the balance sheets of Cheap Seats Inc. as at November 30, 1999, June 30, 1999 and 1998 and the statements of operations and deficit and cash flows for the period from July 1, 1999 to November 30, 1999 and the years ended June 30, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. we believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at November 30, 1999, June 30, 1999 and 1998 and the results of its operations and its cash flows for the period from July 1, 1999 to November 30, 1999 and the years ended June 30, 1999 and 1998 in conformity with accounting principles generally accepted in the United States.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants


Vancouver, Canada
January 28, 2000

Cheap Seats Inc.
Balance Sheets
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                November 30,             June 30,            June 30,
                                                                        1999                 1999                1998
                                                                           $                    $                   $
Assets

Current assets
Cash                                                                  54,155               40,721             161,491
Trade accounts receivable (net of allowance - $nil)
     (note 8)                                                         66,666              231,566              97,076
Income tax recoverable                                                85,577               82,217              20,678
Payroll tax refundable                                                     -                    -              49,136
Loan to employees                                                      3,876                3,311                   -
                                                              -------------------------------------------------------
                                                                     210,274              357,815             328,381

Deposits (note 3)                                                     70,000               70,000              70,000
Capital assets (note 4)                                              127,407               85,905              91,671
                                                              -------------------------------------------------------
                                                                     407,681              513,720             490,052
                                                              =======================================================

Liabilities

Current liabilities
Accounts payable and accrued liabilities (note 5)                    403,730              496,325             381,105
Current portion of long-term debt                                      3,951                3,786               3,145
                                                              -------------------------------------------------------
                                                                     407,681              500,111             384,250

Long-term debt                                                         1,409                3,105               6,891
                                                              -------------------------------------------------------
                                                                     409,090              503,216             391,141
                                                              -------------------------------------------------------

Shareholders' Deficiency

Capital stock
Authorized
     Unlimited number of common shares without par value

Issued
     5,920 shares (June 30, 1999 - 5,920; 1998 -
          5,920)                                                       1,000                1,000               1,000
(Deficit) retained earnings                                           (2,409)               9,504              97,911
                                                              -------------------------------------------------------
                                                                      (1,409)              10,504              98,911
                                                              -------------------------------------------------------
                                                                     407,681              513,720             490,052
                                                              =======================================================

Commitments (note 7)


Approved by the Board of Directors

/s/ Robert Beaudet     Director             /s/ Bill Kerby       Director
----------------------                      ---------------------

Cheap Seats Inc.
Statements of Operations and Deficit
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                  Period from
                                                      July 1,
                                                      1999 to
                                                 November 30,                 Years ended June 30,
                                                                   --------------------------------
                                                         1999             1999                1998
                                                            $                $                   $
Net revenues (note 8)                               1,881,074         4,163,133          2,858,490
                                                --------------------------------------------------

Expenses
Selling, general and administrative expenses        1,673,443         2,723,621          2,354,795
Officers' compensation                                211,739         1,536,239            426,831
Amortization                                           10,895            20,644             24,759
                                                --------------------------------------------------
                                                    1,896,077         4,280,504          2,806,385
                                                --------------------------------------------------

(Loss) earnings from operations                       (15,003)         (117,371)            52,105

Interest income - net                                    (270)            4,141              3,193
                                                --------------------------------------------------

(Loss) earnings before income taxes                   (15,273)         (113,230)            55,298

Provision for (recovery of) income taxes               (3,360)          (24,823)            46,737
                                                --------------------------------------------------

Net (loss) earnings for the period                    (11,913)          (88,407)             8,561

Retained earnings - Beginning of period                 9,504            97,911             89,350
                                                --------------------------------------------------

(Deficit) retained earnings - End of period            (2,409)            9,504             97,911
                                                ==================================================

Cheap Seats Inc.
Statements of Cash Flows
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                    Period from
                                                                        July 1,
                                                                        1999 to
                                                                   November 30,                   Years ended June 30,
                                                                                        ---------------------------------
                                                                           1999                1999               1998
                                                                              $                   $                  $
Cash flows from operating activities
Net (loss) earnings for the year                                        (11,913)            (88,407)             8,561
     Items not affecting cash
          Amortization                                                   10,895              20,644             24,759
          Write-off of capital assets                                         -              23,755                  -
Net change in non-cash working capital items
     Trade accounts receivable                                          164,900            (134,490)          (185,460)
     Income tax recoverable                                              (3,360)            (61,539)            (8,085)
     Payroll tax recoverable                                                  -              49,136            (49,136)
     Loan to employees                                                     (565)             (3,311)                 -
     Trade accounts payable and accrued liabilities                     (92,595)            115,220            242,523
                                                                   -----------------------------------------------------

                                                                         67,362             (78,992)            33,162
                                                                   -----------------------------------------------------
Cash flows from investing activities
Purchase of capital assets                                              (52,397)            (38,633)           (58,770)
                                                                   -----------------------------------------------------

Cash flows from financing activities
Increase in long-term debt                                                    -                   -             10,036
Repayment of long-term debt                                              (1,531)             (3,145)                 -
                                                                   -----------------------------------------------------

                                                                         (1,531)             (3,145)            10,036
                                                                   -----------------------------------------------------

Increase (decrease) in cash                                              13,434            (120,770)           (15,572)

Cash - Beginning of period                                               40,721             161,491            177,063
                                                                   -----------------------------------------------------

Cash - End of period                                                     54,155              40,721            161,491
                                                                   =====================================================

Interest paid                                                               270                 816              1,953
                                                                   =====================================================

Income taxes paid                                                             -              36,716             57,035
                                                                   =====================================================

Cheap Seats Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

(expressed in U.S. dollars)

1    Nature of operations

     Cheap Seats Inc. ("the company") is a net airfare consolidator, which markets to customers throughout the United States. The company has in place a wide range of net fare ticket contracts with several U.S. and international carriers. The company currently offers air travel products through their call centre based in Northridge, California and its website. Revenues are earned from customers located in the United States. Capital assets of the company's operations are located in the United States.

2    Summary of significant accounting policies

     Generally accepted accounting principles

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     Revenue recognition

     The company's revenues include commission revenue on published airfares and net revenues on non-published and wholesale airfares. Commission revenue and net revenues on non-published and wholesale airfares are recognized at the time the ticket is issued to the customer, which generally corresponds to the time the payment is processed, less an allowance for returns and cancellation based on the company's historical experience. These net revenues are recorded as the amount paid by the customer less the amount payable to the airline for the discounted airfare.

     Capital assets

     Capital assets are stated at cost. Amortization is recorded on a straight-line basis to amortize the cost of the capital assets over their estimated useful lives. Amortization rates are as follows:

          Computer software                              5 years
          Furniture and fixtures                         5 years
          Computer and office equipment                  5 years
          Automobile                                     5 years

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Management believes its estimates to be appropriate; however, actual results could differ from the amounts estimated.

Cheap Seats Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

     Income taxes

     The company follows the asset and liability method for accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     A valuation allowance is provided for deferred income tax assets if it is more likely than not that the company will not realize the future benefit or the future deductibility is uncertain.

3    Deposits

     Airlines Reporting Corporation ("ARC") requires that registered agents maintained a bond or letter of credit, which they can access in case of non-payment by the agent. The entire amount relates to funds set aside pursuant to these requirements. Interest on these funds accrues to the company.

4    Capital assets

                                                               November 30, 1999
                                           -------------------------------------
                                                         Accumulated
                                             Cost       amortization         Net
                                                $                  $           $

     Computer software                     35,000             10,696      24,304
     Furniture and fixtures                87,058             32,468      54,590
     Computer and office equipment         51,889             44,044       7,845
     Automobile                            50,056              9,388      40,668
                                          --------------------------------------
                                          224,003             96,596     127,407
                                          ======================================

                                                                   June 30, 1999
                                          --------------------------------------
                                                         Accumulated
                                             Cost       amortization         Net
                                                $                  $           $

     Computer software                     35,000              5,835      29,165
     Furniture and fixtures                39,393             28,939      10,454
     Computer and office equipment         47,158             42,768       4,390
     Automobile                            50,056              8,160      41,896
                                          --------------------------------------
                                          171,607             85,702      85,905
                                          ======================================

Cheap Seats Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                   June 30, 1998
                                          --------------------------------------

                                                          Accumulated
                                               Cost      amortization        Net
                                                  $                 $          $

     Furniture and fixtures                  35,760            24,283     11,477
     Computer and office equipment           64,431            58,238      6,193
     Automobile                             105,556            31,555     74,001
                                          --------------------------------------
                                            205,747           114,076     91,671
                                          ======================================

     Computer software is related to the company's website reservation system. The company capitalizes certain expenditures on software used in its operation in accordance with Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use".

5    Balance sheet components

                                    November 30,                        June 30,
                                                       -------------------------
                                            1999           1999            1998
                                               $              $               $

     Trade accounts payable              326,134        471,349         333,516
     Accrued wages payable                71,956              -          47,589
     Other accrued liabilities             5,640         24,976               -
                                    -------------------------------------------
                                         403,730        496,325         381,105
                                    ===========================================

6    Financial instruments

     Fair values of financial instruments

     The carrying values reported on the balance sheet for cash, trade accounts receivable, income tax recoverable, payroll tax refundable, trade accounts payable and accrued liabilities and current portion of long-term debt approximate their fair values due to the short-term to maturity of these instruments. Deposits and non-current portion of long-term debt bear interest approximating current market notes.

Cheap Seats Inc.
Notes to Financial Statements

--------------------------------------------------------------------------------

(expressed in U.S. dollars)

7    Commitments

     The company leases an office space under long-term agreements. As at November 30, 1999, annual minimum lease commitments through to expiry are as follows:

                                                            $

          2000                                         47,000
          2001                                         61,000
          2002                                         63,000
          2003                                         64,000

8    Related party transactions

     For the period from July 1, 1999 to November 30, 1999, the company sold airline tickets to a related company with a gross ticket value of $224,686. The trade accounts receivable balance as at November 30, 1999 includes due from the related company of $6,312.

     During the year ended June 30, 1999, the company sold airline tickets to a related company with a gross ticket value of $389,770 (1998 - $nil). The accounts receivable as at June 30, 1999 includes the due from the related company of $59,522 (1998 - $nil).

     The related party, Mr. Cheap's Travel, Ltd., is owned by the father of a co-owner of the company.

     Subsequent to June 30, 1999, Cheap Seats Inc. and the related company became controlled by travelbyus.com ltd., a Canadian public company listed on the Toronto, Winnipeg and Frankfurt Stock Exchanges.

9    Income taxes

     The company is subject to U.S. federal and California state income taxes.

     As at November 30, 1999, the company did not have any significant capital or non-capital losses available for carryforward or other temporary differences to reduce future years taxable income.

Cheap Seats Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

     The income tax recoverable/provision for the periods presented, differs from the amount obtained by applying the applicable statutory income tax rates to loss/earnings before income taxes as follows:

                                                    Period from
                                                        July 1,
                                                        1999 to
                                                   November 30,         Years ended June 30,
                                                                     -----------------------
                                                          1999           1999           1998
                                                             $              $              $
        Statutory income tax rate                        32.81%         32.81%         32.81%

        Income tax (recovery) provision based on
             statutory rate                             (5,011)       (37,151)        18,143
        Non-deductible expenses                          1,651         12,328         28,594
                                                     ---------------------------------------
                                                        (3,360)       (24,823)        46,737
                                                     =======================================

10   Subsequent event

     Effective on December 1, 1999, all of the outstanding shares of the company were acquired by travelbyus.com ltd., a Canadian public company listed on the Toronto, Winnipeg and Frankfurt Stock Exchanges.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To The Stockholders
  MUFFIN COMMUNICATIONS, LTD.
  (An Illinois Corporation)


We have audited the accompanying balance sheets of MUFFIN COMMUNICATIONS, LTD. (An Illinois Corporation) as of December 31, 1999 and 1998, and the related statements of income (loss) and retained earnings (accumulated deficit), changes in stockholder's equity (deficit) and cash flows for the year ended December 31, 1999 and from February 6, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MUFFIN COMMUNICATIONS, LTD. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and from February 6, 1998 (date of inception) through December 31, 1998, in conformity with generally accepted accounting principles in the United States.


/s/ Friduss, Lukee, Schiff & Co., P.C.
FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois
April 26, 2000

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

                                 BALANCE SHEETS
                                 --------------

               SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
               -------------------------------------------------

                          (EXPRESSED IN U.S. DOLLARS)
                          ---------------------------



                                  A S S E T S
                                  -----------

                                    June 30,    December 31,    December 31,
                                      2000          1999           1998
                                    --------    ------------    ------------
CURRENT ASSETS
--------------
  Cash                              $      -       $   175        $ 1,218
  Due from Stockholder (Note 4)        2,986             -              -
  Prepaid Expenses                         -         1,490          1,433
                                    --------       -------        -------

          TOTAL CURRENT ASSETS      $  2,986       $ 1,665        $ 2,651
          --------------------      --------       -------        -------

PROPERTY AND EQUIPMENT (Note 2)
----------------------
  Equipment                         $ 11,214       $11,214
  Furniture and Fixtures                   -         9,745          9,745
                                    --------       -------        -------

          TOTAL PROPERTY AND
          ------------------
            EQUIPMENT               $      -       $20,959        $20,959
            ---------

  Less: Accumulated Depreciation           -        (9,109)        (4,356)
                                    --------       -------        -------

          NET PROPERTY AND
          ----------------
            EQUIPMENT               $      -       $11,850        $16,603
            ---------               --------       -------        -------

TOTAL ASSETS                        $  2,986       $13,515        $19,254
------------                        ========       =======        =======

   The accompanying notes are an integral part of the financial statements.

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

                                 BALANCE SHEETS
                                 --------------

               SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
               -------------------------------------------------

                          (EXPRESSED IN U.S. DOLLARS)
                          ---------------------------



                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
                 ----------------------------------------------


                                             June 30,     December 31,   December 31,
                                               2000          1999           1998
                                             --------     ------------   ------------
CURRENT LIABILITIES
-------------------
  Accounts Payable                           $  2,986       $  3,202         $ 1,660
  Due to Stockholder (Note 4)                       -         34,788           7,949
                                             --------       --------         -------

            TOTAL CURRENT LIABILITIES        $  2,986       $ 37,990         $ 9,609
            -------------------------        --------       --------         -------

STOCKHOLDER'S EQUITY (DEFICIT)
------------------------------
  Common Stock - 1,000 Shares Authorized
    No Par Value, 100 Shares Issued and
    Outstanding                              $    100       $    100         $   100
  Paid in Capital                              52,338              -               -
  Retained Earnings (Accumulated Deficit)     (52,438)       (24,575)          9,545
                                             --------       --------         -------

            TOTAL STOCKHOLDER'S EQUITY
            --------------------------
              (DEFICIT)                      $      -       $(24,475)        $ 9,645
              ---------                      --------       --------         -------

TOTAL LIABILITIES AND STOCKHOLDER'S
-----------------------------------
 EQUITY (DEFICIT)                            $  2,986       $ 13,515         $19,254
 ----------------                            ========       ========         =======

 The accompanying notes are an integral part of the financial statements.

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

                        STATEMENTS OF INCOME (LOSS) AND
                        -------------------------------
                    RETAINED EARNINGS (ACCUMULATED DEFICIT)
                    ---------------------------------------

               SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
               -------------------------------------------------

                          (EXPRESSED IN U.S. DOLLARS)
                          ---------------------------

                                                                       From
                                      Six Month                  February 6, 1998
                                    Period Ended   Year Ended   (Date of Inception)
                                      June 30,    December 31,        through
                                        2000          1999        December 31,1998
                                    -------------  ----------   --------------------
NET SALES                             $      -       $      -        $    345,000
---------

COST OF SALES                                -              -             288,785
-------------                         --------       --------        ------------

GROSS PROFIT                          $      -       $      -        $     56,215
------------

SELLING, GENERAL AND
--------------------
  ADMINISTRATIVE EXPENSES               18,389         34,120              46,670
  -----------------------             --------       --------        ------------

(LOSS) INCOME FROM OPERATIONS         $(18,389)      $(34,120)       $      9,545
-----------------------------

LOSS ON DISPOSAL OF PROPERTY AND
--------------------------------
  EQUIPMENT                             (9,474)             -                   -
  ---------                           --------       --------        ------------

NET (LOSS) INCOME FOR THE PERIOD      $(27,863)      $(34,120)       $      9,545
--------------------------------

(ACCUMULATED DEFICIT) RETAINED
------------------------------
  EARNINGS, BEGINNING OF PERIOD        (24,575)         9,545                   -
  -----------------------------       --------       --------        ------------

(ACCUMULATED DEFICIT) RETAINED
------------------------------
  EARNINGS, END OF PERIOD             $(52,438)      $(24,575)       $      9,545
  -----------------------             ========       ========        ============

 The accompanying notes are an integral part of the financial statements.

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
            -------------------------------------------------------

               SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
               -------------------------------------------------

                          (EXPRESSED IN U.S. DOLLARS)
                          ---------------------------


                                   Common Stock
                                -----------------
                                                                      Retained
                                Number               Additional       Earnings
                                  Of                  Paid-In       (Accumulated
                                Shares    Amount      Capital         Deficit)          Total
                                ------    ------     ----------     -------------     ----------
Balance - February 6, 1998         100       100     $        -        $       -      $     100

Net Income                           -         -              -            9,545          9,545
                                ------    ------     ----------        ---------      ---------

Balance - December 31, 1998        100       100              -        $   9,545      $   9,645

Net Loss                             -         -              -          (34,120)       (34,120)
                                ------    ------     ----------        ---------      ---------

Balance - December 31, 1999        100       100     $        -        $ (24,575)     $ (24,475)

Capital Contribution of
  Balance Due to Stockholder
  (Note 4)                                               52,338                -         52,338

Net Loss                             -         -              -          (27,863)       (27,863)
                                ------    ------     ----------        ---------      ---------

Balance - June 30, 2000            100       100     $   52,338        $ (52,438)     $       -
                                ======    ======     ==========        =========      =========

 The accompanying notes are an integral part of the financial statements.

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

               SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
               -------------------------------------------------

                          (EXPRESSED IN U.S. DOLLARS)
                          ---------------------------

                                                                                        From
                                                       Six Month                  February 6, 1998
                                                     Period Ended   Year Ended   (Date of Inception)
                                                       June 30,    December 31,        through
                                                         2000          1999         December 31,1998
                                                     ------------  ------------  ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
  Net (Loss) Income                                      $(27,863)    $(34,120)          $  9,545
                                                         --------     --------           --------
  Adjustments to Reconcile Net (Loss) Income
    to Net Cash (Used in) Provided By Operating
    Activities:
      Depreciation                                       $  2,376     $  4,753           $  4,356
   Loss on Disposal of Property and
     Equipment                                              9,474            -                  -
  Decrease (Increase) in Prepaid Expenses                   1,490          (57)            (1,433)
  (Decrease) Increase in Accounts Payable                    (216)       1,542              1,660
                                                         --------     --------           --------

      TOTAL ADJUSTMENTS                                  $ 13,124     $  6,238           $  4,583
      -----------------                                  --------     --------           --------

NET CASH (USED IN) PROVIDED BY OPERATING
----------------------------------------
  ACTIVITIES                                             $(14,739)    $(27,882)          $ 14,128
  ----------                                             --------     --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
  Proceeds from Issuance of Common Stock                 $      -     $      -           $    100
  Advances (Repayments) Due to Stockholder                 14,564       26,839            (13,010)
                                                         --------     --------           --------

NET CASH PROVIDED BY (USED IN) FINANCING
----------------------------------------
  ACTIVITIES                                             $ 14,564     $ 26,839           $(12,910)
 -----------                                             --------     --------           --------

NET (DECREASE) INCREASE IN CASH                          $   (175)    $ (1,043)          $  1,218
-------------------------------

CASH - BEGINNING OF PERIOD                                    175        1,218                  -
--------------------------                               --------     --------           --------

CASH - END OF PERIOD                                     $    175     $  1,218
--------------------                                     ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
------------------------------------------------
  Cash Paid During the Periods for:
    Interest                                             $      -     $    603           $  2,212
                                                         ========     ========           ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
---------------------------------------------
  AND FINANCING ACTIVITIES:
  ------------------------
    Due from Stockholder                                 $ (2,986)    $      -           $      -
    Equipment                                                   -            -            (11,214)
    Furniture and Fixtures                                      -            -             (9,745)
    Due to Stockholder                                    (49,352)           -             20,959
    Additional Paid in Capital                             52,338            -                  -
                                                         --------     --------           --------

                                                         $      -     $      -           $      -
                                                         ========     ========           ========

 The accompanying notes are an integral part of the financial statements.

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

             THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
             -----------------------------------------------------



NOTE 1 -  NATURE OF ACTIVITIES
          --------------------

          The Company was formed on February 6, 1998 and is engaged in the magazine publications industry.



NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

          A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

          ESTIMATES
          ---------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          PROPERTY AND EQUIPMENT
          ----------------------

          Property and equipment were stated at their fair market value when the stockholder contributed the assets. The fair market value approximated cost. Expenditures for repairs and maintenance which did not extend the useful lives of the assets were charged to expense as incurred. For financial accounting purposes, depreciation was calculated primarily on a straight-line basis over the estimated useful lives of the related assets ranging from 4 to 5 years. The assets and related accumulated depreciation were relieved for such assets retired or otherwise disposed of, and any resulting profit or loss was included in the year of sale or retirement. The property and equipment was disposed of as of June 30, 2000.

          Depreciation expense was $2,376 for the six months ended June 30, 2000, $4,753 for the year ended December 31, 1999 and $4,356 for the period February 6, 1998 (date of inception) though December 31, 1998.

                          MUFFIN COMMUNICATIONS, LTD.
                          ---------------------------

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

             THE SIX MONTH PERIOD ENDED JUNE 30, 2000 IS UNAUDITED
             -----------------------------------------------------


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)
          ------------------------------------------

          INCOME TAXES
          ------------

          There is no provision for federal corporate income taxes because the stockholder has elected to pay these taxes in accordance with S Corporation rules of the Internal Revenue Code. A provision for state replacement tax has not been made due to a current net operating loss.


NOTE 3 -  SUBSEQUENT EVENTS
          -----------------

          The Company's stock was sold to an unrelated party on July 20, 2000.


NOTE 4 -  RELATED PARTY TRANSACTIONS
          --------------------------

          The Company leases office space and an automobile from the sole stockholder of the Company. There is no signed lease between the related parties. The Company paid the stockholder for the office space $3,407 for the six months ended June 30, 2000. The Company paid the stockholder for the office space $6,128 and $6,093 in 1999 and 1998, respectively. The Company paid the stockholder for the lease of the automobile $1,315 for the six months ended June 30, 2000. The Company paid the stockholder for the lease of the automobile $3,384 and $4,324 in 1999 and 1998, respectively.

          The stockholder has advanced to the Company $14,564 during the six months ended June 30, 2000. The stockholder had advanced to the Company $26,839 and $7,949 during 1999 and 1998, respectively.


                                  June 30,     December 31,   December 31,
                                    2000          1999           1998
                                  --------     ------------   ------------
          Due to Stockholder      $      -      $(34,788)       $(7,949)
          Due from Stockholder       2,986             -              -
                                    ------      --------      ---------

                                    $2,986      $(34,788)       $(7,949)
                                    ======      ========      =========

          At June 30, 2000 the stockholder's loan was reclassified to Additional Paid-In Capital.


NOTE 5 -  MAJOR CUSTOMERS
          ---------------

          100% of the 1998 sales were derived from one customer.

                        REPORT OF INDEPENDENT AUDITORS
                        ------------------------------

Board of Directors and Stockholders
Prosoft Corporation

We have audited the accompanying balance sheet of Prosoft Corporation as of December 31, 1999, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prosoft Corporation as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.


/s/ Swenson Advisors, LLP

SWENSON ADVISORS, LLP
An Accountancy Firm


San Diego, California
August 23, 2000

Except for Note 8, as to
which the date is
September 14, 2000.

                              PROSOFT CORPORATION
                                 Balance Sheet
                               December 31, 1999

                                             Assets
                                             ------
Current assets
  Cash                                                                                           $     120,508
  Accounts receivable                                                                                  209,411
  Prepaid expenses                                                                                         618
                                                                                                 -------------
Total current assets                                                                                   330,537
                                                                                                 -------------

Property and equipment, net of depreciation                                                             18,669
                                                                                                 -------------

Other assets
  Investments                                                                                          150,000
  Deposits                                                                                               3,819
                                                                                                 -------------
                                                                                                       153,819
                                                                                                 -------------
         Total assets                                                                            $     503,025
                                                                                                 -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                                               $     76,419
  Accrued expenses                                                                                    178,196
  Income taxes payable                                                                                 79,079
  Other current liabilities                                                                             2,067
                                                                                                 ------------
Total current liabilities                                                                             335,761
                                                                                                 ------------

Commitments and contingencies                                                                               -
Long term debt                                                                                          6,633
                                                                                                 ------------

Stockholders' equity
  Common stock - no par value, 10,000,000 shares authorized
    1,140,000 shares issued and outstanding                                                                 -
  Additional paid-in capital                                                                            7,945
  Retained earnings                                                                                   152,686
                                                                                                 ------------
Total stockholders' equity                                                                            160,631
                                                                                                 ------------

Total liabilities and stockholders' equity                                                       $    503,025
                                                                                                 ============

                See accompanying notes to financial statements

                              PROSOFT CORPORATION
                              Statement of Income
                     For the Year Ended December 31, 1999


Consulting contract revenues                                      $   1,638,729
                                                                   ------------

Cost of consulting contract revenues:
  Salaries and related expenses                                         458,100
  Materials                                                             284,119
                                                                   ------------
Total cost of contract revenues                                         742,219
                                                                   ------------

Gross profit                                                            896,510
                                                                   ------------

General and administrative expenses:
  Salaries and employee benefits                                        541,922
  Computer expenses                                                      22,943
  Depreciation and amortization                                           7,785
  Rent                                                                   46,058
  Interest expense                                                        1,188
  Professional fees                                                      20,224
  Training                                                               28,524
  Telephone and utilities                                                 9,204
  Other expenses                                                         59,034
                                                                   ------------
Total general and administrative                                        736,882
                                                                   ------------

Operating income                                                        159,628
                                                                   ------------

Other income                                                              2,074
                                                                   ------------

Income before income tax provision                                      161,702
                                                                   ------------

Income tax provision                                                     84,123
                                                                   ------------

Net income                                                        $      77,579
                                                                   ------------

                See accompanying notes to financial statements

                              PROSOFT CORPORATION
                       Statement of Stockholders' Equity
                     For the Year Ended December 31, 1999

                                                Common Stock
                                       -----------------------------
                                                                       Additional
                                           Number of                     Paid-in         Retained
                                            Shares         Amount        Capital         Earnings           Total
                                            ------         ------        -------         --------           -----
Balance,
   December 31, 1998                           336     $        -    $     7,945      $    75,107     $    83,052

Stock Split                              1,139,664

 Net Income                                      -              -              -           77,579          77,579
                                       -----------     ----------    -----------      -----------     -----------

Balance,
  December 31, 1998                      1,140,000     $        -    $     7,945      $   152,686     $   160,631
                                       ===========     ==========    ===========      ===========     ===========

                See accompanying notes to financial statements

                              PROSOFT CORPORATION
                            Statement of Cash Flows
                     For the Year Ended December 31, 1999

Cash flows from operating activities
  Net Income                                                     $  77,579
  Adjustments to reconcile net income to net cash
   used by operations:
    Depreciation and amortization                                    7,785
  (Increase) decrease in assets
      Accounts receivable                                           (2,057)
      Prepaid expenses                                                (618)
   Increase (decrease) in liabilities
      Accounts payable                                              51,052
      Accrued expenses                                             100,508
                                                                 ---------
Net cash provided by operating activities                          234,249
                                                                 ---------

Cash flows from investing activities
  Investment in affiliate                                         (150,000)
                                                                 ---------
Net cash used by investing activities                             (150,000)

Cash flows from financing activities:
  Payments on capital lease                                         (1,871)
                                                                 ---------
Net cash used by financing activities                               (1,871)
                                                                 ---------

Net increase in cash                                                82,378

Cash and cash equivalents at beginning of year                      38,130
                                                                 ---------

Cash and cash equivalents at end of year                         $ 120,508
                                                                 =========

                See accompanying notes to financial statements

                              PROSOFT CORPORATION
                       Notes to the Financial Statements

                               December 31, 1999


Note 1 - Summary of Organization and Significant Accounting Policies

         Organization - ProSoft Corporation (the Company) develops software and
         ------------
         e-business solutions on a contract basis for established and emerging companies for the aerospace, healthcare and travel industries.

         Cash and Cash Equivalents - The Company considers all unrestricted
         -------------------------
         highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

         Concentration of Credit Risk - It is the Company's practice to maintain
         ----------------------------
         its cash and cash equivalents primarily with one major banking institution. At times, the Company may maintain cash balances at this institution that exceed the Federal Deposit Insurance Corporation insurance limit of $100,000 per bank. The Company considers its credit risk associated with cash and cash equivalents to be minimal.

         Substantially all of the Company's revenue is derived from a limited number of customers, with one major customer providing approximately 66% of all revenues.

         Accounts Receivable - Accounts receivable consists primarily of fees
         -------------------
         relating to time and material consulting contracts. As of December 31, 1999, an allowance for doubtful accounts was not required.

         Use of Estimates - The preparation of financial statements in
         ----------------
         conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments - The carrying amounts of cash and
         -----------------------------------
         cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair market value because of the short maturity of those instruments.

         Equipment - Property and equipment is stated at cost, less accumulated
         ---------
         depreciation and amortization. Depreciation is determined using straight-line and accelerated methods based on estimated useful lives of the assets, generally from three to seven years.

         Revenue Recognition - The Company recognizes revenue as services are
         -------------------
         performed in accordance with time and materials consulting contracts.

         Stock Split - In December, 1999, each outstanding share of common stock
         -----------
         was split and converted into approximately 3,404 shares of common stock.

                              PROSOFT CORPORATION
                 Notes to the Financial Statements, Continued


Note 2 - Income Taxes

         The Company reports income taxes using an asset and liability based approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that result in taxable or deductible amounts in the future. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period net of any change in deferred tax assets or liabilities.

         There is a deferred tax asset of $3,869. For financial reporting purposes, the deferred tax asset has been fully offset by a valuation allowance. The deferred income taxes arise from differences in financial reporting and income tax accounting methods, principally depreciation and accrued expenses. The income tax provision consists of the following:

                 Current:
                   Federal                                       $ 64,337
                   State                                           19,786
                                                                 --------
                                                                   84,123

                   Less: estimated payments                         5,044
                                                                 --------
                   Income taxes payable                          $ 79,079
                                                                 ========

                 Deferred:
                   Federal                                       $ (2,280)
                   State                                           (1,589)
                                                                 --------
                                                                   (3,869)

                   Less: valuation allowance                        3,869
                                                                 --------
                                                                 $      0
                                                                 ========

Note 3 - Line of Credit

         The Company has a bank line of credit for $10,000. The line of credit bears interest at 17% and is collateralized by the assets of the Company and personal guarantees of shareholders of the Company. As of December 31, 1999, there is no balance due.

Note 4 - Commitments

         Currently, the Company has an agreement to lease office space on a month to month basis. The current monthly rent is approximately $5,415 per month. Rent expense for the year ended December 31, 1999 is $46,058.

                              PROSOFT CORPORATION
                 Notes to the Financial Statements, Continued


Note 5 - Capitalized Lease

         The Company has a capitalized equipment lease. Future obligations under this lease are as follows:

                                                               Minimum
                                                                Lease
             For the period ending December 31,                Payments
                                                               --------
                               2000                            $ 2,844
                               2001                              2,844
                               2002                              2,844
                               2003                              1,896
                                                               -------
                               Total                            10,428

             Less amounts representing interest                  1,728
                                                               -------

                               Total                           $ 8,700
                                                               =======

Note 6 - Investments and Related Party Transactions

         In November, 1999, the Company entered into an agreement with a company that develops and markets internet based application service products. Under this agreement, the Company invested $150,000 for a 13% interest in the company; subsequent sales of stock have diluted the Company's ownership to 10%.

         The Company also agreed to ultimately provide 4,100 hours of software development programming for the development of internet based application software. Through June, 2000, the Company has provided approximately 3,300 hours of software development programming. The labor and material costs provided by the Company have been expensed.

Note 7 - Subsequent Events

         In July, 2000, the Company agreed to the sale of all the outstanding shares of the Company to Travelbyus.com in exchange for 1,680,000 shares of travelbyus.com.

         A new line of credit was established in June, 2000 for $250,000. The line of credit bears interest at the prime rate plus 1.75% and expires June, 2001. The line of credit is collateralized by the assets of the Company and personal guarantees of shareholders of the Company.

         Effective January 1, 2000, the Company has elected S corporation status under the Internal Revenue Code. Under these provisions, the Company generally does not pay federal corporate income taxes on its taxable income. Instead the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income. The state of California has imposed a franchise tax on S corporations' taxable income of 1.5%.




Note 8 - Subsequent Event - Acquisition by travelbyus.com (Unaudited)

         Prosoft Corporation was acquired by travelbyus.com on September 14, 2000 pursuant to a share purchase agreement. travelbyus.com issued 1,680,000 of its common shares to ProSoft Corporation for all its outstanding common shares. Of such shares, 1,260,000 common shares were issued at closing and 420,000 common shares (at a guaranteed price of U.S. $2.50) will be issued two years following closing provided certain employment conditions are completed. travelbuys.com executed certain employment contracts with key members of management of ProSoft Corporation, including certain stock options as defined in those contracts. The share purchase agreement also provides that travelbyus.com is required to issue additional shares, to a maximum of 1,680,000, if certain conditions relating to the travelbyus.com stock price are not fulfilled.

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
SiteRabbit.com

We have audited the accompanying consolidated balance sheets of SiteRabbit.com (a development stage company), a California corporation, as of June 30, 2000, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2000 and 1999, and the period from inception (July 21, 1997) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SiteRabbit.com as of June 30, 2000, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,472,507 during the year ended June 30, 2000, and, as of that date, had a working capital deficiency of $499,517 and accumulated deficit of $1,806,985. (See Note 12 to the financial statements). These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Swenson Advisors, LLP

SWENSON ADVISORS, LLP
An Accountancy Firm

San Diego, California
August 23, 2000

Except for Note 13 as to which
the date is September 14, 2000.

                                SiteRabbit.com
                         (A Development Stage Company)
                          Consolidated Balance Sheets

                         June 30, 2000, 1999 and 1998


                                                       ASSETS

                                                                                 2000             1999            1998
                                                                                 ----             ----            ----
Current assets:
   Cash and cash equivalents                                                  $    15,629       $  48,852       $   8,219
   Accounts receivable, net                                                           716          63,546               -
   Loans receivable from officer                                                   70,771          50,460          26,500
   Other current assets                                                             6,104          40,667           2,868
                                                                              -----------       ---------       ---------
Total current assets                                                               93,220         203,525          37,587
                                                                              -----------       ---------       ---------

Property and equipment, net                                                       154,890         130,945          77,872
                                                                              -----------       ---------       ---------

Other assets                                                                       21,762          30,426          14,822
                                                                              -----------       ---------       ---------

Total assets                                                                  $   269,872       $ 364,896       $ 130,281
                                                                              ===========       =========       =========

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                              $         -       $ 110,000       $  55,000
   Accounts payable and accrued expenses                                          574,225         402,547               -
   Other current liabilities                                                            -           7,906           3,788
   Deferred revenue                                                                 9,227         176,921         518,977
   Current portion long term debt                                                   9,285               -               -
                                                                              -----------       ---------       ---------
Total current liabilities                                                         592,737         697,374         577,765
                                                                              -----------       ---------       ---------

Long-term debt, less current portion                                               49,920               -               -
                                                                              -----------       ---------       ---------

Stockholders' deficit:
   Preferred Stock - no par value, 1,000,000 shares authorized                          -               -               -
   Common stock - no par value, 10,000,000 shares authorized;
       426,433, 200,000 and 200,000 shares issued and outstanding
       at June 30, 2000, 1999 and 1998, respectively.                               2,000           2,000           2,000
   Additional paid in capital                                                   1,432,200               -               -
   Retained deficit                                                            (1,806,985)       (334,478)       (449,484)
                                                                              -----------       ---------       ---------
Total stockholders' deficit                                                      (372,785)       (332,478)       (447,484)
                                                                              ===========       =========       =========

Total liabilities and stockholders' deficit                                   $   269,872       $ 364,896       $ 130,281
                                                                              ===========       =========       =========

              See accompanying notes to the financial statements

                                SiteRabbit.com
                         (A Development Stage Company)
                     Consolidated Statements of Operations

For the Years Ended June 30, 2000 and 1999, and Period From Inception (July 21,
1997) to June 30, 1998

                                                                          2000                1999              1998
                                                                          ----                ----              ----
Revenue                                                               $    432,296        $  1,125,238       $    11,811
                                                                      ------------        ------------       -----------


Operating expenses:
   Payroll and employee benefits                                           780,460             474,788           179,234
   Selling, general and administrative                                     573,324             327,116           263,681
   Research and development expense                                        282,200                   -                 -
   Membership related costs                                                195,534             170,072                 -
   Depreciation and amortization expense                                    55,598              30,020            12,406
   Interest expense                                                         23,991              10,000             5,000
                                                                      ------------        ------------       -----------
           Total operating expenses                                      1,911,107           1,011,996           460,321
                                                                      ------------        ------------       -----------

Operating (loss) income                                                 (1,478,811)            113,242          (448,510)

Other income                                                                 7,904               3,364               626
                                                                      ------------        ------------       -----------

Income (loss) before income tax provision                               (1,470,907)            116,606          (447,884)

Income tax provision                                                         1,600               1,600             1,600
                                                                      ------------        ------------       -----------

Net (loss) income                                                     $ (1,472,507)       $    115,006       $  (449,484)
                                                                      ============        ============       ===========

               See accompanying notes to the financial statements

                                SiteRabbit.com
                         (A Development Stage Company)
                Consolidated Statements of Stockholders' Equity

     For the Years Ended June 30, 2000 and 1999, and Period From Inception (July 21, 1997) to June 30, 1998


                                                     Common Stock                           Retained
                                                     ------------
                                      Number of                         Paid in             Earnings
                                       Shares          Amount           Capital            (Deficit)            Total
                                      ---------       --------        -----------         ------------       -----------
Inception, July 21, 1997                                                                                               -

Issuance of common stock              200,000         $  2,000                                               $     2,000

Net loss                                                                                  $   (449,484)         (449,484)
                                      -------         --------        -----------         ------------       -----------
Balance, June 30, 1998                200,000            2,000                  -             (449,484)         (447,484)
                                      -------         --------        -----------         ------------       -----------

Net income                                                                                     115,006           115,006

                                      -------         --------        -----------         ------------       -----------
Balance, June 30, 1999                200,000            2,000                  -             (334,478)         (332,478)
                                      -------         --------        -----------         ------------       -----------

Issuance of common stock              226,433                           1,432,200                              1,432,200

Net loss                                                                                    (1,472,507)       (1,472,507)

                                      -------         --------        -----------         ------------       -----------
Balance, June 30, 2000                426,433         $  2,000        $ 1,432,200         $ (1,806,985)      $  (372,785)
                                      =======         ========        ===========         ============       ===========

                See accompanying notes to financial statements

                                SiteRabbit.com
                         (A Development Stage Company)
                     Consolidated Statements of Cash Flows

     For the Years Ended June 30, 2000 and 1999, and Period From Inception (July 21, 1997) to June 30, 1998

                                                                               2000                 1999             1998
                                                                           ------------          ----------       ----------
Cash flows from operating activities:

     Net (loss) income                                                     $ (1,472,507)         $  115,006       $ (449,484)
     Adjustments to reconcile net income (loss) to net cash from operations:
        Depreciation and amortization                                            55,598              30,020           12,406
        Research and development costs                                          282,200
                                                                                                          -                -
     (Increase) decrease  in assets:
        Accounts receivable                                                      62,830             (63,546)
        Other current assets                                                     34,563             (37,799)          (2,868)
        Other assets                                                              3,198             (16,685)         (15,818)
     Increase (decrease) in liabilities:
        Accounts payable and accrued expenses                                   171,678             402,547
        Deferred revenue                                                       (167,694)           (342,056)         518,977
        Other current liabilities                                                (7,906)              4,117            3,788
                                                                           ------------          ----------       ----------
Net cash (used) provided by operating activities                             (1,038,040)             91,604           67,001
                                                                           ------------          ----------       ----------
Cash flows from investing activities:
     Acquisition of property and equipment                                      (31,003)            (82,011)         (89,282)
                                                                           ------------          ----------       ----------
Net cash used by investing activities                                           (31,003)            (82,011)         (89,282)
                                                                           ------------          ----------       ----------
Cash flows from financing activities:
     Proceeds from note payable                                                  12,000             110,000           55,000
     Payments of capital lease                                                   (2,929)                  -                -
     Payments of note payable                                                      (340)            (55,000)               -
     Loan receivable                                                            (12,911)            (23,960)         (26,500)
     Proceeds from sale of common stock                                       1,040,000                   -            2,000
                                                                           ------------          ----------       ----------
Net cash provided by financing activities                                     1,035,820              31,040           30,500
                                                                           ------------          ----------       ----------
Net (decrease) increase in cash and cash equivalents                            (33,223)             40,633            8,219
Cash and cash equivalents at beginning of period                                 48,852               8,219                -
                                                                           ------------          ----------       ----------
Cash and cash equivalents at end of period                                 $     15,629          $   48,852       $    8,219
                                                                           ============          ==========       ==========

Supplemental disclosure of cash flow information:

     Cash paid during the year for interest                                $      7,829          $    5,000       $        -
                                                                           ============          ==========       ==========
     Cash paid during the year for income taxes                            $      1,600          $      800       $        -
                                                                           ============          ==========       ==========

                See accompanying notes to financial statements

                                SiteRabbit.com
                         (A Development Stage Company)
                   Notes to Financial Statements, Continued

                 For Years Ended June 30, 2000, 1999 and 1998

Note 1 - Summary of Organization and Significant Accounting Policies

         Organization - SiteRabbit.com (the Company) (formerly known as
         ------------
         Corporate Cruise Events, Inc.) was formed in July 1997. The Company was organized to develop corporate sponsored cruise travel events and to market internet based application service products. Cruise Vacation Professionals, Inc., a wholly owned subsidiary of SiteRabbit.com, was organized in 1997 to sell and distribute travel packages and services. As of late 1999, the Company predominantly develops and markets internet based application service products and is in the development stage.

         Corporate Reorganization and Principles of Consolidation - On December
         --------------------------------------------------------
         15, 1998, SiteRabbit.com became the sole shareholder of Cruise Vacation Professionals, Inc. when 100,000 shares of SiteRabbit.com were issued in exchange for all the outstanding shares of Cruise Vacation Professionals, Inc. This transaction, accounted for at book value in a manner similar to a pooling of interests, was a stock exchange between sole stockholders with common ownership of these two entities. The consolidated financial statements include the accounts of SiteRabbit.com and Cruise Vacation Professionals, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Cash, Cash Equivalents and Credit Risk - The Company considers all
         --------------------------------------
         unrestricted highly liquid investments purchased with maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value. The Company maintains its cash accounts at institutions that are insured by the Federal Deposit Insurance Corporation. At times, the Company maintains cash balances that exceed the insurance limit of $100,000 per bank. However, the Company considers its credit risk associated with cash and cash equivalents to be minimal.

         Estimates - The process of preparing financial statements in conformity
         ---------
         with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

         Depreciation - Property and equipment is stated at cost. Depreciation
         ------------
         is provided using the straight line method over the estimated useful lives of the assets which range from three to five years.

         Fair Value of Financial Instruments - The carrying amounts of cash and
         -----------------------------------
         cash equivalents, loans receivable, and notes payable approximate fair market value due to the short maturity of these instruments.

         Accounts Receivable - Accounts receivable consist primarily of
         -------------------
         membership fees payable in installments. As of June 30, 2000, 1999 and 1998, the Company recorded an allowance for doubtful accounts of $0, $120,000 and $0, respectively.

                                SiteRabbit.com
                         (A Development Stage Company)
                   Notes to Financial Statements, Continued

Note 1 - Summary of Organization and Significant Accounting Policies, continued

         Revenue Recognition - Revenue represents commissions received from the
         -------------------
         sale of corporate charters and the sale of travel club memberships. The membership fees are amortized over the membership period since the members receive benefits throughout the period. Commissions relating to corporate charters are recognized as income when the charter occurs. Other income includes interest income. As of June 30, 2000, there has been no revenue from the sale of internet based application service products.

         Costs of Start-Up Activities - According to Statement of Position 98-5,
         ----------------------------
         Reporting on the Costs of Start-Up Activities, organization costs have been expensed. The effect of this change in accounting principle is immaterial.

Note 2 - Property and Equipment

         Property and equipment is stated at cost, less accumulated depreciation as follows:

                                                                        2000               1999               1998
                                                                        ----               ----               ----
                Office equipment, furniture, and fixtures       $         154,336  $          123,333  $         53,321
                Leasehold improvements                                     13,661              13,661            13,661
                Assets acquired under capital lease                        50,474                   -                 -
                Automobiles                                                22,300              34,300            22,300
                                                                -----------------  ------------------  ----------------
                                                                          240,771             171,294            89,282
                   Less: accumulated depreciation                          85,881              40,349            11,410
                                                                -----------------  ------------------  ----------------
                Property and equipment, net                     $         154,890  $          130,945  $         77,872
                                                                =================  ==================  ================

Note 3 - Income Taxes

         The Company provides for income taxes using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. As of June 30, 2000, 1999 and 1998 there are deferred tax assets of $596,553, $128,909 and 184,638, respectively. For financial reporting purposes the deferred tax assets have been fully offset by a valuation allowance.

         Components of the deferred tax asset are as follows:

                                                 2000        1999        1998
                                                 ----        ----        ----
            Net operating loss carryforward  $  577,813   $ 123,174   $ 179,794
            Other, net                           18,740       5,735       4,844
                                             ----------   ---------   ---------
                                                596,553     128,909     184,638
            Less valuation allowance            596,553     128,909     184,638
                                             ----------   ---------   ---------
            Deferred tax asset, net          $        -   $       -   $       -
                                             ==========   =========   =========

                                SiteRabbit.com
                         (A Development Stage Company)
                   Notes to Financial Statements, Continued

Note 3 - Income Taxes, continued

         Income tax expense for the years ended June 30, 2000, 1999 and 1998 is $1,600, which represents the statutory franchise tax. There are no federal income tax provisions for the years ended June 30, 2000, 1999, and 1998, respectively.

         As of June 30, 2000, the Company had net operating loss (NOL) carryforwards of approximately $1,452,000 for federal income tax purposes. Such carryforwards expire in varying amounts through the tax year 2019. As of June 30, 2000, the Company has state NOL carryforwards of approximately $1,443,000. These NOL carryforwards expire in varying amounts through the tax year 2005.

Note 4 - Related Party Transactions

         Loans Receivable from an Officer
         --------------------------------
         The loans receivable are from an officer of the Company and are payable on demand. Interest accrues at a rate of 8% annually. At June 30, 2000, 1999 and 1998, the balance of loans receivable from an officer was $70,771, $50,460 and $26,500, respectively. Interest income related to the loans receivable was $4,197, $3,823 and $593, for the years ended June 30, 2000, 1999 and 1998, respectively.

         Note Payable to an Officer
         --------------------------
         The note payable is payable on demand and bears interest at Libor plus 2%. The balance at June 30, 1999 was $110,000, including accrued interest of $10,000. The balance at June 30, 1998 was $55,000, including accrued interest of $5,000. (See Note 12)

         Software Development
         --------------------
         A stockholder with an 11% ownership interest in the Company provided computer programming services for the development of application software. The stockholder has provided approximately 3,300 hours of software development programming as of June 30, 2000. (See Note 5)

Note 5 - Research and Development Costs

         The Company developed the SiteRabbit.com application software under terms of an agreement for computer programming services with a software development company that has provided approximately 3,300 hours of programming services as of June 30, 2000. The value of the programming services has been recorded as research and development expenses. Under the computer programming services agreement, a total of 4,100 hours of programming will be ultimately provided to the Company. The programming services are valued at the fair market value of such services offered by the software development company.

                                SiteRabbit.com
                         (A Development Stage Company)
                   Notes to Financial Statements, Continued

Note 6 - Deferred Revenue

         As of June 30, 2000 and 1999, the balance in deferred revenue is $9,227 and $176,921, respectively. These amounts are related to the unrecognized portion of membership fees that are recognized ratably over the life of the membership contract. The membership contracts are one year in duration. As of June 30, 1998, deferred revenue totaling $518,977 related to commissions received for corporate charters that occurred after June 30, 1998.

Note 7 - Commitments

         Office Lease
         ------------
         The Company entered into an agreement to lease office space from an outside party, commencing December 1, 1998 and ending November 30, 2000. Effective April, 2000, the Company renegotiated the lease to be payable on a month-to-month basis.

         Rent expense for the years ended June 30, 2000, 1999 and 1998, was $66,240, $40,677 and $19,504, respectively.

         Capital Lease
         -------------
         The Company acquired certain software and consulting services under a capital lease arrangement. The lease was entered into in January, 2000. The term of the lease is 60 months at a monthly payment amount of $1,198. Interest paid on the lease was $3,059 for the year ended June 30, 2000. Principal payments due within one year are $7,815.

         Following is a schedule of future minimum lease payments:

                  For the years ending June 30:        Minimum Lease Payments
                                   2001                        $14,373
                                   2002                         14,373
                                   2003                         14,373
                                   2004                         14,373
                                   2005                          8,383
                                                               -------
                                                                65,875
                  Less amounts representing interest            18,330
                                                               -------
                                                               $47,545
                                                               =======

Note 8 - Commission Advance

         In January, 1999, the Company was advanced $250,000 in commissions relating to the sale of future travel events according to an agreement with a provider of travel package services. The commission advance is to be repaid as the travel events occur. As of June 30, 2000 and 1999, the Company has been advanced $202,815 and $250,000, respectively.

         In April, 2000 the Company was notified that the agreement would be terminated. Revenue from all travel events booked through December 31, 2000, will be utilized to reduce the advance. Management of the Company is negotiating a plan as to the settlement of any commission advance balance still outstanding as of December 31, 2000.

                                SiteRabbit.com
                         (A Development Stage Company)
                   Notes to Financial Statements, Continued

Note 9 - Statement of Cash Flows

         The following are noncash investing and financing activities for the year ended June 30, 2000:
           Capital lease obligation incurred to obtain software and consulting services              $  50,474
                                                                                                     =========

           Distribution of automobile to stockholder at book value                                   $   7,400
                                                                                                     =========

           Conversion of notes payable to common stock                                               $ 110,000
                                                                                                     =========

Note 10 - Common Stock and Warrants

         The Company has 7,500 warrants outstanding, as of June 30, 2000, to directors of the Company. In accordance with the terms of APB No. 25, the Company records no compensation expense for these warrants. As required by SFAS No. 123, the Company provides the following disclosure of hypothetical values for these warrants. The warrants are valued as of February 25, 2000 and June 13, 2000 at $1.83 per warrant. This value was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 50.0%; risk free interest rate of 6.18%; and expected life of 5.0 years. In addition, a 30.0% discount for lack of marketability was applied to the value of the underlying securities, and a 35.0% discount for lack of marketability was applied to the warrants to derive the final value. Had compensation expense been recorded based on these hypothetical values, the Company's net loss for the year ended June 30, 2000, would have increased by $34,125. (See Note 12)

Note 11 - Notes Payable

         Notes payable consist of the following:

                                                                                                    June 30, 2000
                                                                                                    -------------
               Note payable to a financial institution with monthly principal and interest payments of $238.99, with interest at 12.7%; collateralized
               by an automobile                                                                        $ 11,660

               Less current maturities                                                                    1,470
                                                                                                       --------
               Non-current portion                                                                     $ 10,190
                                                                                                       ========

         Maturities of long term debt are as follows:

                  For the years ending June 30:

                                2001                      $ 1,470
                                2002                        1,669
                                2003                        1,893
                                2004                        2,149
                                2005                        2,438
                                2006                        2,041
                                                          -------
                                                          $11,660
                                                          =======

                                SiteRabbit.com
                         (A Development Stage Company)
                   Notes to Financial Statements, Continued

Note 12 - Liquidity and Subsequent Events

          Acquisition by Travelbyus.com
          -----------------------------
          In July 2000, the Company entered into a letter of intent to sell all the outstanding shares of the Company to travelbyus.com in exchange for 4,000,000 shares of travelbyus.com. Terms of the sale include the issuance of 4,900 shares of stock by the Company to certain employees and consultants at the time of closing.

          Conversion of Notes Payable by Stockholders
          -------------------------------------------

          At June 30, 2000, the Company has a convertible note payable to a stockholder. The note is payable on June 12, 2001 and bears interest at Libor plus 2%. The balance at June 30, 2000 and 1999, was $250,000 and $110,000, including accrued interest of $12,061 and $10,000, respectively. The note can be converted at the option of the stockholder for up to 25,000 shares of the Company's common stock at a specified price per share of $10.00. The stockholder elected to convert the note in August, 2000, in accordance with the terms of the note.

          At June 30, 2000, the Company has two convertible notes payable to another stockholder in the aggregate amount of $150,000. The notes are payable in February, 2001 and June, 2001, and bear interest at 9%. The interest accrued on the notes is $4,125 as of June 30, 2000. The notes can be converted at the stockholder's option for up to 15,000 shares of the Company's common stock at a specified price per share of $10.00. The stockholder elected to convert the full amount of the notes in August, 2000, in accordance with the terms of the note.

          The balance sheet for June 30, 2000 has been restated to reflect the conversion of the notes payable by the stockholders into 40,000 shares of common stock.

          Exercise of Option and Warrants
          -------------------------------

          In August, 2000, a stockholder exercised his option to purchase 11,625 shares of common stock at a price of $8.60 per share and exercised his common stock purchase warrants at a price of $20 for 7,500 shares of common stock. (See Note 10).

          Liquidity
          ---------
          The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has an accumulated deficit of $1,806,985 and negative working capital of $499,517 as of June 30, 2000. The ability of the Company to continue as a going concern is dependent on raising additional capital and/or the acquisition of the Company by Travelbyus.com. Without additional capital and/or the acquisition by Travelbyus.com there is uncertainty about the Company's ability to meet its current working capital requirements and achieve profitability.

Note 13 - Subsequent Event - Acquisition by Travelbyus.com (Unaudited)

          SiteRabbit.com was acquired by travelbyus.com on September 14, 2000 pursuant to a share purchase agreement. travelbyus.com issued 3,557,712 of its common shares to SiteRabbit.com for all its outstanding common shares. The share purchase agreement also provides that travelbyus.com is required to issue additional shares, to a maximum of 3,557,712, if certain conditions relating to the travelbyus.com stock price are not fulfilled within a defined period as set forth in the purchase agreement. travelbyus.com also executed employment agreements with certain members of management of SiteRabbit.com, including stock options that vest over a three year period as set forth in those agreements.

================================================================================
                                                                      APPENDIX A


                             ARRANGEMENT AGREEMENT

                                     AMONG

                             AVIATION GROUP, INC.

                          AVIATION GROUP CANADA LTD.

                                      AND

                              TRAVELBYUS.COM LTD.

                                  May 3, 2000

================================================================================

This Agreement (the "Agreement") is entered into as of May 3, 2000, among Aviation Group, Inc., a Texas corporation ("Parent"), Aviation Group Canada Ltd., an Ontario corporation and a wholly owned subsidiary of Parent ("Aviation Subco") and travelbyus.com Ltd., an Ontario corporation (the "Company").

                                    RECITALS

WHEREAS the Boards of Directors of Parent, Aviation Subco and the Company have deemed it advisable and in the best interests of their respective securityholders to effect the merger of their respective businesses (the "Arrangement") through the arrangement of Parent, Aviation Subco and the Company pursuant to this Agreement and the Plan of Arrangement (as hereinafter defined);

WHEREAS in furtherance of the Arrangement, the respective Boards of Directors of Parent, Aviation Subco and the Company have approved the transactions contemplated hereby;

NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings unless otherwise specified:

"Acquisition Proposal" shall mean any reorganization, recapitalization, reclassification, combination, merger, consolidation, amalgamation, plan of arrangement, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any material sale of shares or rights or their respective interests therein or thereto or similar transactions involving the Company or Parent, as the case may be, or any of their respective Subsidiaries or a proposal to do so, excluding the Arrangement, the Global Merger and the Acquisition Transactions.

"Acquisition Transactions" shall have the meaning ascribed thereto in section 3.7.1.

"Adjustment" shall have the meaning ascribed thereto in section 2.3(a).

"Affiliate" shall mean any Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

"AMEX" shall mean the American Stock Exchange.

"Applicable Laws" shall mean, with respect to any Person all Laws by which such Person, any of its Subsidiaries or any of their respective securities, material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of their respective securities, material assets or properties.

"Arrangement" shall have the meaning ascribed thereto in section 2.2.1.

"Articles of Arrangement" shall mean the Articles of Arrangement filed and certified by the Director appointed under the OBCA, giving effect to the Arrangement.

"Bankruptcy Laws" shall mean; (i) all bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other Laws of general application affecting the rights and remedies of creditors; and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

"Benefit Plans" shall mean all employee benefit plans, including, without limitation employee benefit plans within the meaning of section 3(3) of ERISA, and any related or separate contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, written or oral and whether maintained by or binding upon the Company or Parent, as the case may be, or any of their respective Subsidiaries that provide rights or benefits of economic value to their respective current or former employees or any current or former beneficiary, dependent or assignee of any such employees or former employees. Without limiting the scope of Applicable Laws, where specific references are made to ERISA, ERISA shall be deemed, for that purpose, to be an Applicable Law.

"Business Day" shall mean any day on which commercial banks are open for business in Toronto, Ontario and any day other than a Saturday, Sunday or a day observed as a holiday in Toronto, Ontario.

"Closing" shall have the meaning ascribed thereto in section 2.13.

"Code" shall mean the US Internal Revenue Code of 1986, as amended.

"Commercial Software" shall mean packaged commercial software programs generally available to the public through retail computer software dealers or available directly from the manufacturer which have been licensed to the Company or Parent, as the case may be, or any of their respective Subsidiaries pursuant to End-User Licenses and which are used in the business of the Company or Parent, as the case may be, or any of their respective Subsidiaries but are in no way a component of or incorporated in or specifically required to develop or support any of the products and related trademarks, technology and know-how of the Company or Parent, as the case may be, or any of their respective Subsidiaries.

"Commissions" shall have the meaning ascribed thereto in section 2.11.4.

"Company Affiliate" shall have the meaning ascribed thereto in section 7.12.

"Company Balance Sheet" shall have the meaning ascribed thereto in section
3.7.1.

"Company Benefit Plans" shall mean all benefit plans sponsored or maintained by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries is obligated.

"Company Bidder" shall have the meaning ascribed thereto in section 7.15.3.

"Company Comfort Letters shall have the meaning ascribed thereto in section
7.8.1.

"Company Common Shares" shall mean the common shares in the capital of the Company.

"Company Disclosure Schedule" shall have the meaning ascribed thereto in Article 3.

"Company Insurance Contracts" shall have the meaning ascribed thereto in section 3.19.

"Company Plans" shall mean, collectively, all Company Benefit Plans and all plans, programs or arrangements described in subsection 3.18.1(a).

"Company Proprietary Rights" shall have the meaning ascribed thereto in section 3.17.1.

"Company Securities" shall have the meaning ascribed thereto in subsection
2.3(g).

"Company Securities Reports" shall have the meaning ascribed thereto in section 3.6.

"Company Shareholder Meeting" shall have the meaning ascribed thereto in section 2.2.1.

"Company Superior Proposal" shall have the meaning ascribed thereto in section 7.15.2.

"Consent" shall have the meaning ascribed thereto in section 3.4

"Contract" shall mean any written or oral agreement, contract, instrument, indenture, bond, debenture, note, credit agreement, mortgage, lease, permit, concession, grant, franchise, license, guarantee or commitment to which a Person or any of its Subsidiaries is a party or by which it, any of their respective Subsidiaries or any of its material assets or properties is bound or which is applicable to it, any of their respective Subsidiaries or any of their respective material assets or properties.

"Control" (including with correlative meaning, controlled by and under common control with) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Dollar" or "$" shall mean US dollars.

"Effective Time" shall mean the date and time upon which the Articles of Arrangement shall be duly filed and certified by the Director under the OBCA.

"Encumbrance" shall mean any mortgage, pledge, lien, claim, charge, security interest, lease, conditional sale or other title retention agreement, easement, servitude, refusal, claim of infringement, condition or other restriction or encumbrance of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership on assets.

"End-User Licenses" shall mean End-User Licenses, under which the Company or Parent, as the case may be, or any of their respective Subsidiaries is the licensor and which provide for payments to the Company or Parent, as the case may be, or any of their respective Subsidiaries of less than $250,000.

"Environmental Claim" shall mean any notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resource damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from; (a) the presence or release of any Material of Environmental Concern, whether or not the Material of Environmental Concern is present on or has been released from property owned by that party or any of its Affiliates; or (b) circumstances forming the basis for any violation or alleged violation of any Environmental Law.

"Environmental Laws" shall mean any and all Laws relating to the protection of public health, safety or the environment.

"ERISA" shall mean the US Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" shall mean the US Securities Exchange Act of 1934, as amended.

"Exchange Ratio" shall have the meaning ascribed thereto in subsection 2.3(a).

"Exchangeable Shares" shall have the meaning ascribed thereto in section 2.5.

"Final Order" shall have the meaning ascribed thereto in section 2.2.2.

"First Company Comfort Letter" shall have the meaning ascribed thereto in section 7.8.1.

"First Parent Comfort Letter" shall have the meaning ascribed thereto in section 7.8.2.

"Global" shall mean Global Leisure Travel, Inc., a Washington corporation.

"Global Merger" shall have the meaning ascribed thereto in the preambles to this Agreement.

"Global Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 17, 2000 as amended among Parent, Global and US Subco.

"Governmental Entity" shall mean; (a) any United States, Canadian, multinational, foreign, federal, provincial, state, regional, territorial, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency; (b) any subdivision, agent, commission, board, authority or instrumentality of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing. The term "Governmental Entity" shall include the SEC, the OSC, Nasdaq, the TSE, the Winnipeg Stock Exchange, The Canadian Venture Exchange and the Frankfurt Stock Exchange.

"HSR Act" shall mean the US Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Indebtedness" shall mean; (a) all items (except items of capital, shareholders' equity, surplus or retained earnings and general contingency reserves) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities of the Company or Parent, as the case may be, and their respective Subsidiaries as of the date at which Indebtedness is to be determined; (b) indebtedness secured by any Encumbrance to which any property or asset owned or held by the Company or Parent, as the case may be, and their respective Subsidiaries is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) indebtedness of others which the Company or Parent, as the case may be, and their respective Subsidiaries have directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold or discounted with recourse (contingently or otherwise) or to purchase or repurchase or otherwise acquire or in respect of which the Company or Parent, as the case may be, and their respective Subsidiaries have agreed to supply or advance funds (whether by way of loan, share purchase, capital contribution or otherwise) or otherwise become directly or indirectly liable.

"Indemnified Directors" shall have the meaning ascribed thereto in section 7.17.

"Indemnified Party" shall have the meaning ascribed thereto in section 10.1.

"Indemnifying Party" shall have the meaning ascribed thereto in section 10.1.

"Information Circular" shall have the meaning ascribed thereto in section
2.11.1.

"Interim Order" shall have the meaning ascribed thereto in section 2.2.1.

"Laws" shall mean all laws, statutes, ordinances, regulations, rules, published policies and guidelines of any Governmental Entity and the terms and conditions of any Permit, judgment, order or decree of any Governmental Entity.

"Leases" shall mean each lease, sublease, license or other agreement under which the Company or Parent, as the case may be, or any of their respective Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that; (a) provides for future minimum payments of $10,000 or more (ignoring any right of cancellation or termination); or (b) the cancellation or termination of which would have a Material Adverse Effect.

"Liabilities" shall have the meaning ascribed thereto in section 3.7.2.

"Material Adverse Effect" shall mean, among other things, any event, change or effect that is or is reasonably expected to be materially adverse to; (a) the financial condition, business, operations, assets, properties, personnel or results of operations of the Company or Parent, as the case may be, and their respective Subsidiaries taken as a whole; or (b) the ability of the Company or Parent, as the case may be, and their respective Subsidiaries to perform their respective obligations under this Agreement, the Plan of Arrangement or to consummate the Arrangement, or any of the other transactions contemplated hereby. "Material Adverse Effect" shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industry in which the Company or Parent, as the case may be, operates.

"Materials of Environmental Concern" shall mean petroleum and its by-products, all hazardous substances and all substances or constituents that are regulated by or form the basis for liability under any Environmental Laws.

"Nasdaq" shall mean The Nasdaq Stock Market, Inc.

"OBCA" shall mean the Business Corporations Act, Ontario.

"OSC" shall mean the Ontario Securities Commission.

"Parent Affiliate" shall have the meaning ascribed thereto in section 7.12.

"Parent Balance Sheet" shall have the meaning ascribed thereto in section 4.7.1.

"Parent Benefit Plans" shall mean all benefit plans sponsored or maintained by Parent or any of its Subsidiaries or under which Parent or any of its Subsidiaries is obligated.

"Parent Bidder" shall have the meaning ascribed thereto in section 7.13.3.

"Parent Comfort Letters" shall have the meaning ascribed thereto in section
7.8.2.

"Parent Common Stock" shall have the meaning ascribed thereto in section 4.5.1.

"Parent Disclosure Schedule" shall have the meaning ascribed thereto in Article
4.

"Parent Insurance Contracts" shall have the meaning ascribed thereto in section 4.19.

"Parent Plans" shall mean, collectively, all Parent Benefit Plans and all plans, programs and agreements described in subsection 4.18.1(a).

"Parent Proprietary Rights" shall have the meaning ascribed thereto in section 4.17.1.

"Parent Securities" shall have the meaning ascribed thereto in subsection
2.3(g).

"Parent Securities Reports" shall have the meaning ascribed thereto in section 4.6.

"Parent Superior Proposal" shall have the meaning ascribed thereto in section 7.13.2.

"Parties" shall mean Parent, Aviation Subco and the Company.

"Permit" shall mean any permit, concession, approval, permission, authorization, certificate or license from any Governmental Entity.

"Permitted Encumbrances" shall mean; (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith; (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business; (c) liens on personal property leased under operating leases; (d) liens, pledges or deposits incurred or made in connection with workers' compensation, unemployment insurance and other social insurance and social security benefits or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business; (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business; (f) liens under
Article 2 of the applicable Uniform Commercial Code in effect in any given state in the United States or under applicable Canadian provincial personal property security Laws that are special property interests in goods identified as goods to which a contract refers; and (g) liens under Article 9 of the applicable Uniform Commercial Code in effect in any given state in the United States or under applicable Canadian provincial personal property security Laws that are purchase money security interests, none of which are material in the aggregate or individually.

"Person" shall mean any individual, corporation, association, partnership, limited liability company, estate, trust or other entity or organization.

"Plan of Arrangement" shall have the meaning ascribed thereto in section 2.2.1.

"Registration Statement" shall have the meaning ascribed thereto in section 2.11.2.

"Representative" shall have the meaning ascribed thereto in section 7.2.

"SEC" shall mean the US Securities and Exchange Commission.

"Second Company Comfort Letter" shall have the meaning ascribed thereto in section 7.8.1.

"Second Parent Comfort Letter" shall have the meaning ascribed thereto in section 7.8.2.

"Securities Act" shall mean the US Securities Act of 1933, as amended.

"Special Voting Share" shall have the meaning ascribed thereto in section 2.9.

"Subsidiary" shall mean any corporation, association or other business entity a majority of the shares or other voting interests (by number of votes to the election of directors or persons holding positions with similar responsibilities) of which is owned by the Company or Parent, as the case may be, or any of their respective Subsidiaries; provided however, such term when used with respect to Parent shall exclude Global and any corporations or other business entities controlled by Global.

"Tax" shall mean any Canadian, United States, multinational, foreign, federal, provincial, state, regional, territorial, municipal and local capital, capital stock, disability, customs duties, employment, environmental (including taxes under section 59A of the Code), estimated, excise, franchise, capital gains, employer health, income, license, alternative or add-on minimum, occupation, payroll, premium, profits, windfall profits, personal property, real property, gross receipts, registration, gross revenue, sales, goods and services, severance, social security (or similar), stamp, transfer, turnover, unemployment, use, value added, withholding, net worth or other tax of any kind whatsoever including employment insurance and Canada Pension Plan premiums as well as any interest or penalty in respect thereof and any addition thereto, whether disputed or not.

"Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

"Termination Expenses" shall have the meaning ascribed thereto in section 9.4.

"Transfer Agent" shall mean Montreal Trust Company.

"Trustee" shall mean Montreal Trust Company acting as trustee under the Voting and Exchange Trust Agreement.

"TSE" shall mean The Toronto Stock Exchange.

"United States" means the United States of America, including any state thereof and its territories and assigns.

"US Subco" shall have the meaning ascribed thereto in the preambles to this Agreement.

"Violation" shall mean, with respect to any provision, with or without the giving of notice or the lapse of time, or both; (a) any conflict with, violation or breach of, or default under, such provision; (b) the arising of any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, such provision; or (c) the arising of any Encumbrance upon any of the properties or assets of the Person or any of its Subsidiaries subject to the provision.

"Voting and Exchange Trust Agreement" shall mean the agreement to be executed by and among Parent, the Company and the Trustee.

                                    ARTICLE 2
                                     GENERAL

2.1.    Global Merger and Bridge Financing

2.1.1 The Global Merger has been effected, or will be effected as soon as practicable, as contemplated in the Global Merger Agreement.

2.1.2. Global and Parent have completed, or will complete as soon as practicable, a bridge financing as set forth in Schedule 2.1.2.

2.1.3. As a result of the consummation of the Global Merger and bridge financing, the share capital of Parent and Global will be as set forth in
Schedule 2.1.3.

2.2.    Court Approvals

2.2.1. Interim Order. As promptly as practicable, the Company shall apply to the Court pursuant to section 182(5) of the OBCA for an interim order in form and substance reasonably satisfactory to Parent (the "Interim Order") providing for, among other things, the calling and holding of a special meeting of the shareholders of the Company (the "Company Shareholder Meeting") for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under section 185 of the OBCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Schedule "A" together with such changes, modifications and additions thereto as the Parties may reasonably agree upon (the "Plan of Arrangement"). The notice of motion for the application for the Interim Order shall request that the Interim Order provide: (a) for the class of Persons to whom notice shall be provided in respect of the Arrangement and the Company Shareholder Meeting and for the manner in which such notice shall be provided; (b) that the requisite shareholder approval for the special resolution approving the Arrangement shall be 66-2/3% of the votes cast on such special resolution by holders of Company Common Shares present in person or by proxy at the Company Shareholder Meeting; (c) that, in all other respects, the terms, restrictions and conditions of the Articles of Incorporation and By-Laws of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Shareholder Meeting: and (d) for the grant of the rights of dissent in respect of the Arrangement described in the Plan of Arrangement and the OBCA.

2.2.2. Final Order. If the shareholders of the Company shall approve the Arrangement in accordance with the Interim Order, and subject to the satisfaction or waiver of the other conditions set forth in Article 8, the Company shall as promptly as practicable: (a) take all necessary steps to submit the Arrangement to the Court and apply for and shall obtain a final order of the Court approving the Arrangement (including without limitation, the fairness thereof) in such fashion as the Court may direct (the "Final Order"); and (b) upon obtaining the Final Order, send to the Director appointed under the OBCA for endorsement and filing by such entity, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement.

2.3. Exchange Ratio. (a) The "Exchange Ratio" on completion of the consummation shall be one Exchangeable Share of the Company for each one Company Common Share. The Exchange Ratio shall be adjusted to reflect fully the effect of any share split, reverse split, share dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Shares), reorganization, recapitalization or other like change with respect to the Parent Common Stock or the Company Common Shares occurring after the date hereof and prior to the Effective Time (the "Adjustment").

(b) Upon completion of the Arrangement and satisfaction of all conditions precedent thereto including, without limitation, the filing and certification of the Articles of Arrangement, each one Company Common Share outstanding immediately prior to the Effective Time shall be converted into the right to receive one Exchangeable Share of the Company, and each Company Common Share theretofore outstanding will cease to be outstanding and will cease to exist, and each holder of a certificate for Company Common Shares will thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the Exchangeable Shares as calculated pursuant to this section, upon the surrender of such certificate for Company Common Shares.

(c) As of the Effective Time, the Company will deposit with the Transfer Agent for the benefit of the holders of certificates representing Company Common Shares for exchange in accordance with this section, certificates representing Exchangeable Shares to be issued pursuant to this Agreement. Promptly after the Effective Time, the Company will cause the Transfer Agent to mail to each holder of record of Company Common Shares as of the Effective Time a letter of transmittal which will specify; (i) that delivery will be effected, and risk of loss and title to the certificates therefor will pass, only upon delivery of such certificates to the Transfer Agent, and will be in such form and have such other provisions as the Company may reasonably specify; and (ii) instructions for use in effecting the surrender of such certificates in exchange for certificates representing Exchangeable Shares. All certificates representing Company Common Shares so surrendered will be cancelled forthwith.

(d) From and after the Effective Time, there will be no transfers on the stock transfer books of the Company Common Shares which were outstanding immediately prior to the Effective Time.

(e) Any portion of the certificates representing Exchangeable Shares made available to the Transfer Agent pursuant to the terms hereof which remain unclaimed by the holders of Company Common Shares for 180 calendar days after the Effective Time will be delivered to the Company and any former Company common shareholders who have not theretofore complied with this section may look only to the Company for delivery of certificates representing the Exchangeable Shares.

(f) In the event any certificate representing Company Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Transfer Agent or the Company will issue in exchange for such lost, stolen or destroyed certificate the Exchangeable Shares deliverable in respect thereof pursuant to this Agreement.

(g) Schedule 2.2.1 sets forth a list of all outstanding Company Securities including without limitation, all options and warrants (the "Company Securities"). As of the Effective Time, each outstanding option forming a part of the Company Securities will be exchanged for a similar security of the Parent issued under Parent's 1997 Share Option Plan (the "Parent Securities"), based on the Exchange Ratio, and whether or not then exercisable or vested will continue to have, and be subject to, the same vesting schedule and exercise price, as adjusted for conversion from Canadian dollars to U.S. dollars. The stock option plan of the Company will thereafter be cancelled. As of the Effective Time, in accordance with the respective terms thereof, the warrants forming a part of the Company Securities shall be exercisable into Exchangeable Shares based on the Exchange Ratio.

2.4. Dissenting Shares. Holders of Company Common Shares may exercise rights of dissent in connection with the Arrangement pursuant to and in the manner set forth in the Plan of Arrangement and the OBCA. The Company shall give Parent prompt written notice of any written demands for a right of dissent and withdrawals of such demands.

2.5. Articles of Arrangement. Following receipt of the Final Order and the waiver or satisfaction of the conditions set forth in Article 8, Aviation Subco and the Company shall file Articles of Arrangement under the name of "travelbyus.com Ltd." among other things, establishing exchangeable shares as part of the authorized capital of the Company having those attributes set forth on Schedule 2.5 (the "Exchangeable Shares").

2.6. Other Effects of the Arrangement. From and after the Effective Time, the individuals identified on or determined in accordance with Schedule 2.6 will serve as directors and officers of the Company and Parent, as the case may be, until the earlier of the resignation or removal of any such individual or until their respective successors are duly elected and qualified, as the case may be. Parent's Board of Directors shall take the necessary actions to effect any change in the directors and officers of Parent represented by Schedule 2.6, including where necessary, the resignation of existing directors and the appointment of new directors to fill any vacancies in the Parent's Board of Directors.

2.7. Voting and Exchange Trust Agreement. On or before the Effective Time, the Parties and the Trustee shall authorize, execute and deliver a voting and exchange trust agreement (the "Voting and Exchange Trust Agreement"), on terms and conditions satisfactory to the Parties. On or before the Effective Time, Parent shall issue and deposit with the Trustee, for the benefit of the holders of Exchangeable Shares and pursuant to the Voting and Exchange Trust Agreement, the Special Voting Share.

2.8. Support Agreement. On or before the Effective Time, the Parties shall execute and deliver a support agreement (the "Support Agreement"), on terms and conditions satisfactory to the Parties.

2.9. Articles of Amendment. On or before the Effective Time, Parent shall create the Special Voting Share having those attributes set forth on Schedule
2.9 (the "Special Voting Share"), and increase its authorized number of shares of Parent Common Stock to 250,000,000.

2.10. Securityholder Meeting. Following the execution and delivery hereof, as promptly as practicable, the Company, Parent and Aviation Subco shall take all action necessary in accordance with Applicable Laws and their respective charter documents to call and hold joint or contemporaneous shareholders' meetings for the purpose of voting upon the Arrangement and such other matters as shall require approval of the shareholders of the Company or Parent, as the case may be, in order to consummate the Arrangement and the other transactions contemplated hereby. The Board of Directors of the Company and Parent, as the case may be, shall give their unqualified recommendation to their respective shareholders that they approve the Arrangement and such other matters. The Company shall additionally take all action necessary in accordance with Applicable Laws to procure the consent of the applicable holders of the Company Securities.

2.11.   Information Circular and Registration Statement

2.11.1. Information Circular. As promptly as practicable, each of the Company and Parent shall prepare a joint proxy statement with respect to the Arrangement (the "Information Circular"), together with any other documents required by Applicable Laws in connection with the Arrangement including without limitation, the Interim Order, and the other transactions contemplated hereby. The Company and Parent shall cause the Information Circular and such other required documents to be sent to their respective shareholders entitled to vote in accordance with Applicable Laws. The Company and Parent shall ensure that the Information Circular provides their respective shareholders entitled to vote with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them and that the Information Circular is accurate and complete in all material respects.

2.11.2. Registration Statement. As promptly as practicable, Parent shall file with the SEC the Information Circular as and by way of a registration statement (the "Registration Statement") to register the Parent Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and exercise of the Parent Securities in accordance with their respective terms. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective and to maintain the effectiveness of the Registration Statement for the period that the Exchangeable Shares and the Parent Securities remain outstanding.

2.11.3. Approval of Canadian Authorities. Parent and the Company shall use their reasonable best efforts to obtain all orders required from applicable Canadian securities regulatory authorities to permit the issuance and first resale of;
(a) the Exchangeable Shares; (b) the Parent Common Stock issuable upon exchange of the Exchangeable Shares from time to time; and (c) the Parent Common Stock issuable from time to time upon the exercise of the Parent Securities; in each case without qualification with or approval of or the filing of any document (including any prospectus or similar document) or the taking of any proceeding with or the obtaining of any further order, ruling or consent from any Governmental Entity under Applicable Laws or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or the Company for the purposes of Canadian federal, provincial or territorial securities Laws).

2.11.4. Provision of Information. Each Party shall promptly furnish to the other Parties all information concerning such Party and its securityholders as may be reasonably required in connection with any action contemplated by this Agreement. The Information Circular, the Registration Statement and the other documents required by Applicable Laws in connection with the Arrangement and the other transactions contemplated hereby shall comply in all material respects with all requirements of Applicable Laws. No information provided by Parent or the Company for inclusion in the Information Circular, the Registration Statement or any other documents to be filed with the SEC, the OSC or other applicable Canadian provincial securities regulators (together with the OSC, the "Commissions"), the TSE or to be mailed to the securityholders of the Company and Parent in connection with the Arrangement and the other transactions contemplated hereby shall contain any untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Parent and the Company shall notify the other Party promptly of the receipt of any comments from the SEC, the Commissions or the TSE and of any request by the SEC, the Commissions or the TSE for amendments or supplements to the Information Circular or the Registration Statement or for additional information. Parent and the Company shall supply the other Party with copies of all correspondence with the SEC, the Commissions, the TSE and Nasdaq with respect to the Information Circular and the Registration Statement. Whenever any event shall occur that should be set forth in an amendment or supplement to the Information Circular or the Registration Statement, Parent or the Company, as the case may be, shall promptly inform the other Party of such occurrence and shall cooperate in filing with the SEC, the Commissions, the TSE and/or Nasdaq and/or mailing to securityholders of the Company and Parent entitled to vote, such amendment or supplement.

2.11.5. Blue Sky Laws. Parent and the Company shall promptly take all action required to be taken under any Applicable state or provincial securities Laws (including "blue sky" Laws) in connection with the Arrangement and the issuance of the Exchangeable Shares and the Parent Securities with respect to Canadian provincial qualifications. Neither Parent nor the Company shall be required to register or qualify as a foreign corporation or a reporting issuer where either such Party is not now so registered or qualified.

2.12. Listings. Parent shall take such action as shall be necessary to authorize for listing on Nasdaq or AMEX the Parent Common Stock issuable upon exchange of the Exchangeable Shares and upon exercise of the Parent Securities. Parent and the Company shall take such action as shall be necessary to authorize for listing on the TSE, the Exchangeable Shares as of and from the Effective Time until December 31, 2001.

2.13. Closing. Closing of the Arrangement and the other transactions contemplated hereby (the "Closing") shall take place at a location to be agreed upon by the Parties, on the Effective Date after the later of the satisfaction or waiver of the conditions set forth in Article 8. Concurrently with Closing, the Parties shall cause to be filed with the Director under the OBCA, Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement and the other transactions contemplated hereby.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Aviation Subco that the statements in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered by the Company to Parent on the date hereof (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs in this Article 3. The disclosure in any section or paragraph of the Company Disclosure Schedule shall qualify other sections and paragraphs in this Article 3 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs. As and when necessary, prior to the Effective Time, as and when required by reason of completion of any of the Acquisition Transactions, the Company Disclosure Schedules shall be amended.

3.1. Corporate Status of the Company and its Subsidiaries. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, with the requisite corporate or organizational power and authority to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing as an extra-provincial or foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in jurisdictions in which the failure to be so qualified or licensed would not result in a Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries, their jurisdictions of incorporation and a complete list of each jurisdiction in which each of the Company and its Subsidiaries is duly qualified and in good standing to do business.

3.2. Articles of Incorporation, By-Laws, Directors and Officers. The Company has delivered to Parent true and complete copies of the Articles of Incorporation and By-laws of the Company, including all amendments thereto, as in effect on the date hereof. Each of the minute books of the Company and its Subsidiaries made available to Parent and/or its agents contains accurate records of all meetings and consents in lieu of meetings of the Board of Directors (or similar governing body) of the Company or its Subsidiaries, as the case may be (and any committees thereof) and of its securityholders (or other equity holders having rights to vote or consent) since the date of incorporation and such records accurately reflect all transactions referred to in such minutes and consents. Section 3.2 of the Company Disclosure Schedule sets forth a list of the directors and officers of the Company and its Subsidiaries and the respective offices held by them.

3.3.    Authority for Agreement; Noncontravention

3.3.1. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to be executed by it and subject to approval of the Company's shareholders and securityholders as contemplated in section 3.3.1 of the Company Disclosure Schedule and the Court as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated hereby and to execute and deliver the other agreements contemplated hereby. The execution and delivery by the Company of this Agreement and such other agreements and the consummation by the Company of the Arrangement and the other transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company. Except for the approval of the Company's shareholders and securityholders as provided in this Agreement and as provided in section 3.3.1 of the Company Disclosure Schedule, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and such other agreements and the consummation by the Company of the Arrangement and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that;
(a) enforcement of the rights and remedies created hereby are subject to Bankruptcy Laws; and (b) the consummation of the Arrangement is subject to the approval of the Company's shareholders and other securityholders as provided in section 3.3.1 of the Company Disclosure Schedule and to receipt by the Company of each of the Interim Order and the Final Order as provided in section 2.2. On or before the Effective Time, the other agreements contemplated hereby to be executed and delivered by the Company on or before the Effective Time will have been executed and delivered by the Company and upon such execution and delivery will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the qualifications that; (a) enforcement of the rights and remedies created thereby will be subject to Bankruptcy Laws; and (b) the consummation of the Arrangement is subject to the approval of the Company's shareholders and securityholders as provided in this Agreement and the Company's securityholders as provided in section 3.3.1 of the Company Disclosure Schedule and to receipt by the Company of each of the Interim Order and the Final Order as provided in section 2.2.

3.3.2. No Conflict. None of the execution and delivery by the Company of this Agreement, the Plan of Arrangement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will cause a Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries or any contract, judgment, decree or order to which the Company or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or to the knowledge of the Company, any Applicable Laws, other than such Violations which individually or in the aggregate would not result in a Material Adverse Effect.

3.4. Governmental Consents. No consent, approval, order or authorization of or registration or filing with or declaration or notice to any Governmental Entity (the "Consents"), is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder and the other transactions contemplated hereby or thereby except; (a) the filing with and approval of the Commissions; (b) the filing with and approval of the SEC of such registration statements, reports and information under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (c) the filing of the Articles of Arrangement and documents required by the OBCA; (d) such filings, authorizations, orders and approvals as may be required under state or provincial "control share acquisition", "anti-takeover" or other similar statutes and any other approvals required under applicable federal, provincial or state securities Laws and the rules of the Nasdaq and the TSE; (e) such filings and notices as may be necessary under the HSR Act and the early termination or expiration of the required waiting period;
(f) such filings and notices as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (g) the receipt by the Company of the Interim Order and the Final Order; and (h) where the failure to obtain or make such Consents would not prevent or delay the consummation of the Arrangement or the other transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement, the Arrangement or the other agreements contemplated hereby and would not result in a Material Adverse Effect.

3.5.    Capitalization

3.5.1. Authorized Share Capital of the Company. The authorized and issued share capital of the Company is as set forth in section 3.5.1 of the Company Disclosure Schedule. All of the issued Company Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued Company Common Shares was issued in violation of the terms of any agreement or other understanding binding upon the Company. All of the issued Company Common Shares were issued in compliance with all applicable charter documents of the Company and all Applicable Laws. There are and have been no preemptive rights with respect to the issuance of the Company Common Shares.

3.5.2. Options and Convertible Securities of the Company. Section 3.5.2 of the Company Disclosure Schedule sets forth a complete list of; (a) each stock option plan, stock purchase plan and each other plan, arrangement or agreement under which the Company or any of its Subsidiaries has reserved shares or any securities or obligations convertible into or exercisable or exchangeable for any shares, to any employee, director, consultant, service provider or other Person (collectively, the "Company Plans"); and (b) the number of shares, securities or obligations reserved for issuance under such plan, arrangement or agreement. All such plans, arrangements and agreements are in compliance with all Applicable Laws and have been approved by the TSE. Except as set forth in section 3.5.2 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate the Company to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. None of the execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the other transactions contemplated hereby and thereby and any other event that occurred on or prior to the date hereof will accelerate the vesting under any item set forth in section 3.5.2 of the Company Disclosure Schedule. There are no voting trusts or other agreements or understandings to which the Company or to the knowledge of the Company, any securityholder of the Company is a party with respect to the voting of the Company Common Shares. Except as set forth in section 3.5.2 of the Company Disclosure Schedule, the Company is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding Company Common Shares or other equity securities of the Company.

3.5.3. Subsidiaries. Section 3.5.3 of the Company Disclosure Schedule sets forth the authorized and issued shares of each of the Company's Subsidiaries. All of the issued shares of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued securities of any of the Company's Subsidiaries was issued in violation of the terms of any agreement or other understanding binding upon the issuing Subsidiary and all of such issued securities were issued in compliance with all applicable charter documents of the issuing Subsidiary and all Applicable Laws. There are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate any of the Company's Subsidiaries to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. There are and have been no preemptive rights with respect to the issuance of securities of any of the Company's Subsidiaries. The Company owns beneficially and of record all of the outstanding securities of each of its Subsidiaries, free and clear of all Encumbrances save and except as set forth in section 3.5.3 of the Company Disclosure Schedule. Other than the Company's Subsidiaries, the Company does not own, directly or indirectly, any shares or other equity interest or securities in any Person.

3.6. Securities Reports; Financial Statements. The Company has timely filed all forms, reports and documents (including prospectuses, offering memoranda and TSE filing statements) with the Commissions and the TSE required to be filed by it pursuant to Applicable Laws (collectively, the "Company Securities Reports"). As of their respective dates, the Company Securities Reports complied in all material respects with Applicable Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of the Company included in the Company Securities Reports complied in all material respects with applicable accounting requirements and with Applicable Laws, were prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements) and present fairly the consolidated financial position, results of operations, shareholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements to;
(i) the absence of certain notes thereto; and (ii) normal year-end audit adjustments. The information to be contained in the Information Circular (including any information referred to therein or incorporated therein by reference) relating to the Company will be accurate and complete in all material respects as of the date thereof and will not contain a misrepresentation (as defined in the Securities Act (Ontario)) as of such date.

3.7.    Absence of Material Adverse Changes and Undisclosed Liabilities

3.7.1. Changes. Since the date of the most recent consolidated balance sheet filed by the Company with the Commissions (the "Company Balance Sheet"), the Company has not experienced a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in section 3.7.1 of the Company Disclosure Schedule, since the date of the Company Balance Sheet and, save and except for acquisitions by the Company or joint venture and/or strategic alliance transactions (collectively, the "Acquisition Transactions") entered into by the Company and/or its Subsidiaries in the ordinary course of business, which transactions are or may be the subject matter of agreements, contracts and/or letters of intent which have been provided to Parent or its legal counsel prior to or after the date hereof, neither the Company nor any of its Subsidiaries has:

        (a) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

        (b) accelerated, terminated, modified or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $100,000;

        (c) cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business;

        (d) experienced material damage, destruction or loss (whether or not covered by insurance) to its material property (other than ordinary wear and tear not caused by neglect);

        (e) created or suffered to exist any Encumbrance (other than Permitted Encumbrances) upon any of the assets, tangible or intangible, of the Company or any Subsidiary;

        (f) issued, sold, delivered or otherwise disposed of any shares or any securities or obligations convertible into or exercisable or exchangeable for any shares of the Company or any of its Subsidiaries or undergone any reorganization, recapitalization, reclassification, stock split or reverse stock split; provided always that it is understood and agreed that notwithstanding the foregoing, prior to the Effective Time and upon written notice to Parent or its counsel, the Company may grant stock options pursuant to the terms of its stock option plan and that the Company may issue Company Common Shares pursuant to Acquisition Transactions so long as it advises Parent or its counsel of such issuances;

        (g) accelerated, amended, repriced or changed the period of exercisability of any outstanding security or authorized cash payments in exchange for any options granted under any of the Company Plans;

        (h) declared, set aside or paid any dividend or distribution with respect to its shares (whether in cash or in kind) or directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

        (i) entered into financial arrangements for the benefit of any director, officer or securityholder of the Company other than in connection with such Person's employment by the Company in the ordinary course of its business and consistent with past practice;

        (j) made or committed to make any capital expenditures or entered into any other material transaction outside the ordinary course of business or involving an expenditure in excess of $100,000;

        (k) amended or modified in any respect any employment contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multi-employer plans;

        (l) entered into any employment agreement or collective bargaining agreement or increased the compensation of any of its employees other than in the ordinary course of its business and consistent with past practice; or

        (m)     committed (orally or in writing) to do any of the foregoing.

3.7.2. Liabilities. Except for liabilities and obligations; (i) set forth in the Company Securities Reports; or (ii) set forth in section 3.7.2 of the Company Disclosure Schedule; or (iii) specifically contemplated to be incurred in connection with this Agreement or the Global Merger; neither Company nor any of its Subsidiaries has any Liabilities required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company or in the notes thereto and which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

3.8. Litigation and Audits. Except as set forth in section 3.8 of the Company Disclosure Schedule, there is no investigation or inquiry by any Governmental Entity with respect to the Company or any of its Subsidiaries pending or to the knowledge of the Company threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries an intention to conduct the same. Except as set forth in section 3.8 of the Company Disclosure Schedule, there is no claim, action, suit, arbitration or proceeding pending or to the knowledge of the Company threatened against or involving the Company, any of its Subsidiaries or any of their respective assets or properties, at law or in equity or before any arbitrator or Governmental Entity, which if determined adversely to the Company or any Subsidiary could result in a Material Adverse Effect. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries, which if existed, would result in a Material Adverse Effect.

3.9. Compliance with Applicable Law, Articles of Incorporation and By-Laws. Each of the Company and its Subsidiaries has all requisite Permits necessary to carry on its respective business as currently being conducted and to own, lease and operate the respective properties currently owned, leased and operated by it in the manner currently owned, leased and operated, except where the failure to have such Permits would not result in a Material Adverse Effect. There are no proceedings pending or to the knowledge of the Company threatened, which might result in the revocation, cancellation, suspension or adverse modification of any such Permit. The business of the Company and its Subsidiaries has not been conducted in Violation of Applicable Laws, except for Violations which individually or in the aggregate would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in Violation of nor has any event occurred that has resulted or will result in a Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of the Company and its Subsidiaries.

3.10. Books and Records; Accounting Matters. The books, records and accounts of the Company and its Subsidiaries; (a) have been maintained in accordance with good business practices; (b) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the respective assets of the Company and its Subsidiaries; and (c) accurately and fairly reflect in all material respects the basis for the Company Balance Sheet. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that; (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary; (a) to permit preparation of accurate financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements; and (b) to maintain accountability for assets. There has been no change in the Company's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Company's financial statements except as described in the notes thereto.

3.11.   Tax Matters

3.11.1. Filing of Returns. Each of the Company and its Subsidiaries has prepared and timely filed with all appropriate Governmental Entities all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return other than extensions for which the Company or any of its Subsidiaries has filed a request which request has resulted in the automatic granting of such extension. No Governmental Entity in any jurisdiction in which any of the Company and any of its Subsidiaries does not file Tax Returns has ever claimed that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

3.11.2. Payment of Taxes. All Taxes payable or owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid when due, and all Taxes due on or before the Effective Time will be paid when due. In the case of Taxes accruing on or before the date hereof that are not due on or before the date hereof, the Company has made adequate provision in its books and records and financial statements for such payment. There are no security interests on any assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

3.11.3. Withholding. Each of the Company and its Subsidiaries has withheld from every payment made to each of its current or former employees, officers, directors, shareholders, independent contractors, creditors, non-residents and other Persons all amounts required by Applicable Law to be withheld and, where required, has remitted such amounts within the applicable periods to the appropriate Governmental Entity.

3.11.4. Assessments. Neither the Company nor any of its Subsidiaries expects any authority to assess any additional Taxes in excess of tax reserves provided for in the Company's financial statements against the Company or any of its Subsidiaries for any period for which Tax Returns have been filed. No Tax Return of the Company or any of its Subsidiaries has been audited or currently is the subject of audit. No Governmental Authority has raised any dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries. Neither the Company nor any of its

Subsidiaries has waived any statute of limitations with respect to Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

3.11.5. Access to Returns. The Company has provided Parent with a copy of or access to all Canadian and other federal, provincial, state and local income and capital Tax returns filed by the Company and its Subsidiaries after September 30, 1999. The Company has provided Parent with a copy of or access to all assessments, extensions and waivers resulting from any examinations or audits of the Company or any of its Subsidiaries by a Governmental Entity in respect of Taxes and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company or any of its Subsidiaries and described in section 3.11 of the Company Disclosure Schedule.

3.12.   Employee Benefit Plans

3.12.1. List of Plans. Section 3.12 of the Company Disclosure Schedule sets forth a complete list of all Company Benefit Plans. The Company has delivered to Parent; (a) accurate and complete copies of all Company Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts; (b) accurate and complete detailed summaries of all unwritten Company Benefit Plans;
(c) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Company Benefit Plans for which financial statements or actuarial reports are required or have been prepared; (d) accurate and complete copies of all information returns and annual reports for all Company Benefit Plans (for which information returns or annual reports are required or have been prepared) prepared within the last three years; (e) all material professional opinions relating to the Company Benefit Plans; and (f) accurate and complete copies of material correspondence with all regulatory authorities.

3.12.2. Claims. There are no pending or to the knowledge of the Company threatened claims by or on behalf of any Company Benefit Plans or by or on behalf of any individual participants or beneficiaries of any Company Benefit Plans alleging any breach of fiduciary duty on the part of the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents under any Applicable Laws or claiming benefit payments (other than those made in the ordinary operation of such Company Benefit Plans) nor to the knowledge of the Company is there any basis therefor that if existed would cause a Material Adverse Effect.

3.12.3. Contributions. The Company and each of its Subsidiaries has timely made all required contributions under the Company Benefit Plans.

3.12.4. Company Benefit Plans. All of the Company Benefit Plans in which employees of the Company and each of its Subsidiaries participate or are eligible to participate are and have been established, registered, qualified, invested and administered in all respects in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Company Benefit Plans. With respect to Company Benefit Plans having special Tax status, no fact or circumstance exists that could adversely affect the intended Tax status of such Company Benefit Plan. All obligations regarding the Company Benefit Plans have been satisfied and there are no actions, outstanding defaults or violations by any party to any Company Benefit Plan that could subject the Company or any of its Subsidiaries to any material penalty or Tax and no Tax, penalty or fee is owing or eligible under or in respect of any Company Benefit Plan. Neither the Company nor its applicable Subsidiary, subject to the limitations or conditions set forth in other provisions hereof, may unilaterally amend, modify, vary, revoke or terminate, in whole or in part, any Company Benefit Plan maintained by it or may take contribution holidays under or withdraw surplus from such Company Benefit Plans, subject only to approvals required by Applicable Laws. Subject to Applicable Laws and all limitations and conditions in other provisions hereof, the Company or its applicable Subsidiaries may amend, revise or merge any Company Benefit Plan or transfer or merge the assets or liabilities of any Company Benefit Plan with any other arrangement, plan or fund. No Company Benefit Plan nor any related trust or other funding medium thereunder is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity or by any other party (other than routine claims for benefits) and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Company Benefit Plan required to be registered. All contributions or premiums required to be made by the Company or any of its Subsidiaries under the terms of a Company Benefit Plan or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of the Company Benefit Plan, and neither the Company nor any of its Subsidiaries has and, as of the Effective Time, will have any Liability (other than Liabilities accruing after the Effective Time) with respect to any of the Company Benefit Plans. Contributions or premiums will be paid by the Company and its Subsidiaries on an accrual basis for the period up to the Effective Time even though not otherwise required to be made until a later date. No amendments have been made to any Company Benefit Plan and no improvements to any Company Benefit Plan have been promised, and except as required by Applicable Laws, no amendments or improvements to any Company Benefit Plan will be made or promised by the Company or any of its Subsidiaries before the Effective Time. No statement, either written or oral, has been made by or on behalf of the Company or its Subsidiaries that was not in accordance with the terms of the Company Benefit Plans which would have a Material Adverse Effect. There have been no withdrawals, applications or transfers of assets from any Company Benefit Plan or the trusts or other funding media relating thereto in violation of Applicable Laws or the terms of the Company Benefit Plans and neither the Company nor any of its Subsidiaries or any agent thereof has been negligent, or in breach of any fiduciary obligation, with respect to the administration of the Company Benefit Plans or the trusts or other funding media relating thereto or engaged in any transaction in violation of section 406(9) or (10) of ERISA with a resulting tax penalty or other liability which has a Material Adverse Effect. Each Company Benefit Plan is fully funded or fully insured on both an ongoing and solvency basis. All employee data necessary to administer each Company Benefit Plan has been provided to Parent and is true and correct. No insurance policy or other contract or agreement affecting the Company Benefit Plans requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Company Benefit Plan is reasonable and sufficient to provide for all incurred claims. No Company Benefit Plan provides benefits to retired employees or to the beneficiaries or dependants of retired employees. No Company Benefit Plan is a plan or arrangement to which more than one employer that is not the Company nor any of its Subsidiaries is required or permitted to contribute and no Company Benefit Plan is a multi-employer plan or other plan, subject to Title IV of ERISA.

3.13. Employment-Related Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any of its Subsidiaries nor are any of such contracts or agreements pending or contemplated. There is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or to the knowledge of the Company, threatened against or otherwise affecting the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has experienced the same. Except as set forth in section 3.13 of the Company Disclosure Schedule neither the Company nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after December 31, 1999 nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future with respect to which the Company or any of its Subsidiaries may have any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by the Company or any of its Subsidiaries to their respective employees before the date hereof have been paid or accrued in all material respects as of the date hereof. No Person has asserted any claim or to the knowledge of the Company, has any reasonable basis to assert any valid claim against the Company or any of its Subsidiaries that either the continued employment by or association with the Company or any of its Subsidiaries of any of the current officers or employees of or consultants to the Company or any of its Subsidiaries contravenes any agreements or Applicable Laws relating to unfair competition, trade secrets or proprietary information. Closing will not result in the payment, vesting or acceleration of any benefit, payment or amount under any of the Company Benefit Plans.

3.14.   Environmental

3.14.1. Environmental Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any of its Subsidiaries has received any communication that alleges that the Company or any of its Subsidiaries was or is not in compliance in all respects with or has any liability under any applicable Environmental Law. To the knowledge of the Company there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws.

3.14.2. Environmental Claims. There is no Environmental Claim pending or to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or against any Person whose liability for any

Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that if existed, would cause a Material Adverse Effect.

3.15.   Assets Other Than Real Property

3.15.1. Title. The Company and its Subsidiaries have good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any Encumbrances except; (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practice and not material in amount; (b) Encumbrances reflected in the Company Balance Sheet or otherwise in the most recent consolidated financial statements filed by the Company with the Commissions; (c) Permitted Encumbrances; and (d) Encumbrances set forth in section 3.15 of the Company Disclosure Schedule. None of such Encumbrances in sections (a) through
(d) individually or in the aggregate, would result in a Material Adverse Effect.

3.15.2. Condition. Except as set forth in section 3.15.2 of the Company Disclosure Schedule, all receivables shown on the Company Balance Sheet and all receivables accrued by the Company and its Subsidiaries since the date of the Company Balance Sheet have been collected or are collectible in the aggregate amount shown. All material plant, equipment and personal property owned by the Company and its Subsidiaries and regularly used in their respective business are in good operating condition and repair, ordinary wear and tear excepted.

3.16.   Real Property

3.16.1. Company Real Property. Neither the Company nor its Subsidiaries own any real property.

3.16.2. Company Leases. Section 3.16.2 of the Company Disclosure Schedule lists all of the Leases of the Company and its Subsidiaries. The Company has delivered to Parent complete copies of the Leases and all material amendments thereto (which are identified in section 3.16.2 of the Company Disclosure Schedule). The Company Leases grant to the Company or its Subsidiaries leasehold estates free and clear of all Encumbrances except Permitted Encumbrances. The Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company, any other party to a Company Lease is in material Violation of any Company Lease nor are there any facts or circumstances that would reasonably indicate that the Company or any of its Subsidiaries is likely to be in material Violation of any Company Lease. Section 3.16.2 of the Company Disclosure Schedule correctly identifies each Company Lease that requires the consent of any Person in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company or any of its Subsidiaries.

3.16.3. Condition. All buildings, structures and fixtures or parts thereof used by the Company or any of its Subsidiaries in the conduct of their respective business are in good operating condition and repair, ordinary wear and tear excepted and are insured with all coverages that are usual and customary for similar properties and similar businesses and that pursuant to the terms of the Company Leases, are required to be insured by third parties.

3.17.   Intellectual Property

3.17.1. Right to Intellectual Property. Except as set forth in section 3.17.1 of the Company Disclosure Schedule, the Company and its Subsidiaries own or have perpetual, fully paid, worldwide rights to use all patents, industrial designs, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, websites, domain names, inventions, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries (the "Company Proprietary Rights"), free and clear of any and all Encumbrances. To the knowledge of the Company, there is no reason why the Company and its Subsidiaries will not be able to continue to own or have perpetual, fully paid, worldwide rights to use all Company Proprietary Rights necessary for the lawful conduct of their respective business as currently conducted and as currently proposed to be conducted without any infringement or conflict with the rights of others. Except as set forth in section 3.17.1 of the Company Disclosure Schedule all of the rights of the

Company and its Subsidiaries in and to the Company Proprietary Rights are freely assignable in the name of the Company or one of its Subsidiaries including the right to create derivatives and the Company and its Subsidiaries are under no obligation to obtain any approval or consent for use of any of the Company Proprietary Rights.

3.17.2. List of Company Proprietary Rights. Section 3.17.2 of the Company Disclosure Schedule sets forth a complete list of the Company Proprietary Rights specifying, where applicable, the jurisdictions in which each of the Company Proprietary Rights has been issued or registered or in which an application for such issuance or registration has been filed including the respective registration or application numbers and the names of all registered owners and inventors, as applicable. Except as set forth in section 3.17.2 of the Company Disclosure Schedule, none of the products of the Company and its Subsidiaries as currently marketed or supported have been registered for patent protection or for copyright protection in any jurisdiction nor has the Company or any of its Subsidiaries been requested to make any such registration.

3.17.3. Royalties. Except as set forth in section 3.17.3 of the Company Disclosure Schedule neither the Company nor any of its Subsidiaries is obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of their respective Company Proprietary Rights.

3.17.4. Licenses. Section 3.17.4 of the Company Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Company Proprietary Right (excluding End-User Licenses). The Company Proprietary Rights include all trademarks, trade names, service marks, trade secrets, websites and domain names and software and all patent rights and industrial design rights that are necessary for the Company and its Subsidiaries to satisfy and perform such licenses, sublicenses and agreements. None of the Company, any of its Subsidiaries and the other contracting parties thereto is in violation of any license, sublicense or agreement included in such list except for violations that do not materially impair the rights of the Company or its Subsidiaries under such license, sublicense or agreement, except as would not have a Material Adverse Effect. Such licenses, sublicenses and agreements are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will not cause the Company or any of its Subsidiaries to be in violation or in default under any material license, sublicense or agreement nor will entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

3.17.5. Status of Registrations. All of the Company Proprietary Rights set forth in section 3.17.2 of the Company Disclosure Schedule as having been issued by, registered with or filed with any patent or trademark office have been duly so issued, registered or filed, as the case may be and have been properly maintained and renewed in accordance with all Applicable Laws. The Company and each of its Subsidiaries have diligently protected their respective Company Proprietary Rights and have diligently maintained the confidentiality of their trade secrets, know-how and other confidential Company Proprietary Rights. To the knowledge of the Company there have been no acts or omissions by the Company or any of its Subsidiaries the result of which has been or would be to compromise the rights of the Company or any of its Subsidiaries to apply for or enforce appropriate legal protection of the Company Proprietary Rights.

3.17.6. No Conflict. Except as set forth in section 3.17.6 of the Company Disclosure Schedule, no claims with respect to the Company Proprietary Rights are pending, have been asserted or to the knowledge of the Company are threatened by any Person nor to the knowledge of the Company are there any valid grounds for any bona fide claims; (a) to the effect that the development, sale, licensing or use of any of the products of the Company and its Subsidiaries as now developed, sold, licensed or used or as proposed for development, sale, licensing or use by the Company and its Subsidiaries infringes on any patent, industrial design, trademark, trade name, service mark, copyright, trade secret, website or domain name or other proprietary right of any Person; (b) against the use by the Company or any of its Subsidiaries of any patents, industrial designs, trademarks, trade names, service marks, copyrights, website or domain name and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material used in the business of the Company and its Subsidiaries as currently conducted or as proposed to be conducted; or (c) challenging the ownership by the Company or any of its subsidiaries of the validity of any registration for any application relating to or the effectiveness of any of the Company Proprietary Rights. To the knowledge of the Company there is no unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third Person including without limitation, any current or former employee of the Company or any of its Subsidiaries. No Company Proprietary Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by the Company or any of its Subsidiaries.

3.17.7. Employee Agreements. To the knowledge of the Company, no employee, officer or consultant of the Company or any of its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company or any of its Subsidiaries.

3.18.   Agreements, Contracts and Commitments

3.18.1. Company Agreements. Except as set forth in section 3.18 of the Company Disclosure Schedule or as may be contemplated pursuant to Acquisition Transactions, neither the Company nor any of its Subsidiaries is a party to or has:

        (a) any pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay or other similar plans, programs or agreements or material personnel policy which is not set forth in section 3.12 of the Company Disclosure Schedule (other than normal policies regarding holidays, vacations and salary continuation during short absences for illnesses or other reasons);

        (b) any employment agreement which provides for a payment which, if paid pro rata on a monthly basis, would exceed $5,000 per month, or any employment agreement which is binding on the Company for a period in excess of one year, with any present employee, officer, director or consultant (or former employees, officers, directors or consultants to the extent there remain at the date hereof obligations to be performed by the Company or any of its Subsidiaries);

        (c) any agreement for personal services or employment that upon termination requires any payments greater than those that would otherwise be imposed by Applicable Law;

        (d)     any agreement of guarantee or indemnification;

        (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries; (i) to compete with any Person in any geographic area; (ii) to engage in any line of business; or (iii) to hire or solicit any individual for employment or consulting services;

        (f) any lease, other than the Leases, under which the Company or any of its Subsidiaries is a lessee or lessor that involves payments of $100,000 or more per annum or is material to the conduct of the business of the Company or any of its Subsidiaries;

        (g)     any joint venture or profit-sharing agreement;

        (h) except for trade indebtedness incurred in the ordinary course of business and reflected on the Company Balance Sheet, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, lease, guarantee or otherwise that individually is in the amount of $100,000 or more;

        (i) any agreement or arrangement with any third Person to develop any intellectual property or other asset expected to be used or currently used or useful in the business of the Company or any of its Subsidiaries;

        (j) any agreement or arrangement for the Company or any of its Subsidiaries to develop any intellectual property or other asset for any third Person;

        (k) any agreement or arrangement providing for the payment of any commission based on sales other than in the ordinary course of business and consistent with past practice;

        (l) any agreement for the sale or license by or to the Company or any of its Subsidiaries of materials, products, services or supplies that involves future payments to the Company or any of its Subsidiaries of more than $100,000;

        (m) any agreement for the purchase by the Company or any of its Subsidiaries of any materials, equipment, services or supplies that either; (i) involves a binding commitment by the Company or such Subsidiary to make future payments in excess of $100,000 and cannot be terminated by the Company or such Subsidiary without penalty upon less than three months' notice; or (ii) was not entered into in the ordinary course of business;

        (n) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company or any of its Subsidiaries that involves future payments by it of more than $100,000;

        (o) any agreement or commitment to which present or former directors or officers (or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

        (p) any agreement not described above (ignoring solely for this purpose any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company or any of its Subsidiaries of more than $100,000, other than the Leases; or

        (q) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

Notwithstanding the foregoing, the Parties agree that between the date hereof and the Effective Time, the Company and its Subsidiaries may enter into the Acquisition Transactions in the ordinary course of business, which may be the subject matter of agreements, contracts and letters of intent and which would involve the execution and delivery of Company Agreements which should form a part of the Company Disclosure Schedule. In such event, the Company shall not be required to procure the consent of Parent prior to the execution and delivery thereof; however, the Company shall provide prior written notice thereof to Parent or its legal counsel and, on or before both the effectiveness of the Registration Statement and the Effective Time, the Company shall provide to Parent updates of section 3.18 of the Company Disclosure Schedule.

3.18.2. Validity, Violation and Consent. The contracts, including those listed in section 3.18 of the Company Disclosure Schedule are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in Violation of any term, condition or provision of any Contract to which the Company or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of their respective material assets or properties except for such Violations which, individually or in the aggregate, would not result in a Material Adverse Effect. Section 3.18.2 of the Company Disclosure Schedule identifies each Contract that requires the consent of a third Person in connection with the transactions contemplated hereby.

3.19. Insurance Contracts. Section 3.19 of the Company Disclosure Schedule lists all material contracts of insurance and indemnity (other than those identified as such in other sections of the Company Disclosure Schedule) in force at the date hereof with respect to the Company and its Subsidiaries. Such contracts of insurance and indemnity and those identified as such in other sections of the Company Disclosure Schedule (collectively, the "Company Insurance Contracts") insure against such risks and are in such amounts as are reasonable and appropriate considering the Company and its Subsidiaries and their respective property, business and operations. Except as set forth in section 3.19 of the Company Disclosure Schedule, all of the Company Insurance Contracts are in full force and effect with no default thereunder by the Company or any of its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the other transactions contemplated hereby and thereby will not cause the Company or any of its Subsidiaries to be in Violation of any Company Insurance Contracts nor entitle any other party thereto to terminate or modify a Company Insurance Contract. Neither the Company nor any of its Subsidiaries has received notice from any of their respective insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither the Company nor any of its Subsidiaries has received nor has given a notice of cancellation with respect to any of the Company Insurance Contracts.

3.20. Banking Relationships. Section 3.20 of the Company Disclosure Schedule sets forth the names and locations of all banks and trust companies in which the Company or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes.

3.21. Suppliers, Distributors and Customers. The relationships of the Company and its Subsidiaries with their respective suppliers, distributors and customers are satisfactory commercial working relationships. Except as set forth in section 3.21 of the Company Disclosure Schedule since the date of the Company Balance Sheet no material supplier, distributor or customer of the Company or any of its Subsidiaries has cancelled or otherwise adversely modified its relationship with the Company or any of its Subsidiaries and to the knowledge of the Company no supplier, distributor or customer of the Company or any of its Subsidiaries has any intention to do so and to the knowledge of the Company none of the execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Arrangement and the other transactions contemplated hereby and thereby will materially adversely affect any such relationship.

3.22. Products. Each product sold, leased, licensed or delivered by the Company or any of its Subsidiaries has been in material conformity with all applicable contractual commitments.

3.23. Investment Canada. The Company and its Subsidiaries do not carry on the business of the publication, distribution or sale of books, magazines or periodicals in print or machine readable form other than as provided in section
3.23 of the Company Disclosure Schedule.

3.24. Director Approval. The Board of Directors of the Company has; (a) determined unanimously that the Arrangement is fair to the holders of Company Common Shares and is in the best interests of the Company; and (b) determined to recommend that the holders of Company Common Shares vote in favour of the Arrangement.

3.25. No Broker's or Finder's Fees. Except for Wellington West Capital Inc., none of the Company, any of its Subsidiaries and their respective directors, officers, employees and agents has employed any broker, finder, financial advisor or intermediary or has paid or incurred any liability for any fee or commission to any broker, finder, financial advisor or intermediary in connection with this Agreement, the Arrangement or any other transaction contemplated hereby. The Company has made available to Parent a complete and correct copy of any engagement letter or other agreement or arrangement between Wellington West Capital Inc. on the one hand and the Company on the other hand.

3.26. Full Disclosure. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not false or misleading. To the knowledge of the Company there is no fact existing on the date hereof that the Company has not disclosed to Parent in writing that could result in a Material Adverse Effect.

                                    ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF PARENT AND AVIATION SUBCO

Parent and Aviation Subco jointly and severally represent and warrant to the Company that the statements in this Article 4 are true and correct except as set forth in the disclosure schedule delivered by Parent to the Company on the date hereof (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs in this Article 4. The disclosure in any section or paragraph of Parent Disclosure Schedule shall qualify other sections and paragraphs in this Article 4 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections or paragraphs.

4.1. Corporate Status of the Company and its Subsidiaries. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation with the requisite corporate power and authority to carry on its business as currently being conducted and to own, lease and operate the properties currently owned, leased and operated by it. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except in jurisdictions in which the failure to be so qualified or licensed would not result in a Material Adverse Effect. Section 4.1 of the Parent Disclosure Schedule sets forth a complete list of Parent's Subsidiaries, their jurisdictions of incorporation and a complete list of each jurisdiction in which each of Parent and its Subsidiaries is duly qualified and in good standing to do business.

4.2. Articles of Incorporation, By-Laws, Directors and Officers. Parent has delivered to the Company true and complete copies of the Articles of Incorporation and By-laws of Parent, including all amendments thereto, as in effect on the date hereof. Each of the minute books of Parent and its Subsidiaries made available to the Company and/or its agents contains accurate records of all meetings and consents in lieu of meetings of the Board of Directors (or similar governing body) of Parent or its Subsidiaries, as the case may be (and any committees thereof) and of its securityholders (or other equity holders having rights to vote or consent) since the date of incorporation and such records accurately reflect all transactions referred to in such minutes and consents. Section 4.2 of the Parent Disclosure Schedule sets forth a list of the directors and officers of Parent and its Subsidiaries and the respective offices held by them.

4.3.    Authority for Agreement; Noncontravention

4.3.1. Authority. Parent has all requisite corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to be executed by it and subject to approval of Parent's shareholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated hereby and to execute and deliver the other agreements contemplated hereby. The execution and delivery by Parent of this Agreement and such other agreements and the consummation by Parent of the Arrangement and the other transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent. Except for the approval of Parent's shareholders as provided in this Agreement and as provided in section
4.3.1 of the Parent Disclosure Schedule, no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement and such other agreements and the consummation by Parent of the Arrangement and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the qualifications that; (a) enforcement of the rights and remedies created hereby are subject to Bankruptcy Laws; and (b) the consummation of the Arrangement is subject to the approval of Parent's shareholders and other securityholders as provided in section 4.3.1 of the Parent Disclosure Schedule. On or before the Effective Time, the other agreements contemplated hereby to be executed and delivered by Parent on or before the Effective Time will have been executed and delivered by Parent and, upon such execution and delivery will constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, subject to the qualifications that:
(a) enforcement of the rights and remedies created thereby will be subject to

Bankruptcy Laws; and (b) the consummation of the Arrangement is subject to the approval of Parent's stockholders and securityholders as provided in section
4.3.1 of the Parent Disclosure Schedule.

4.3.2. No Conflict. None of the execution and delivery by Parent of this Agreement, the Arrangement and the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby will cause a Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of Parent or any of its Subsidiaries or any contract, judgement, decree or order to which Parent or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or to the knowledge of Parent, any Applicable Laws, other than such Violations which individually or in the aggregate would not result in a Material Adverse Effect.

4.4. Governmental Consents. No Consent is required to be obtained by Parent or any of its Subsidiaries in connection with the execution and delivery by Parent of this Agreement or the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder and the other transactions contemplated hereby or thereby except: (a) the filing with and approval of the Commissions; (b) the filing with and approval of the SEC of such registration statements, reports and information under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (c) the filing of a Certificate of Designation creating the Special Voting Share; (d) such filings, authorizations, orders and approvals as may be required under state or state "control share acquisition", "anti-takeover" or other similar statutes and any other approvals required under applicable federal or state securities Laws and the rules of Nasdaq; (e) such filings and notices as may be necessary under the HSR Act and the early termination or expiration of the required waiting period; and (f) where the failure to obtain or make such Consents would not prevent or delay the consummation of the Arrangement or the other transactions contemplated hereby or otherwise prevent Parent from performing its obligations under this Agreement, the Arrangement or the other agreements contemplated hereby and would not result in a Material Adverse Effect.

4.5.  Capitalization

4.5.1. Authorized Share Capital of Parent. The authorized and issued share capital of Parent is as set forth in section 4.5.1 of the Parent Disclosure Schedule. All of the issued Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued Parent Common Stock was issued in violation of the terms of any agreement or other understanding binding upon Parent. All of the issued Parent Common Stock were issued in compliance with all applicable charter documents of Parent and all Applicable Laws. There are and have been no preemptive rights with respect to the issuance of Parent Common Shares.

4.5.2. Options and Convertible Securities of Parent. Section 4.5.2 of the Parent Disclosure Schedule sets forth a complete list of: (a) each stock option plan, stock purchase plan and each other plan, arrangement or agreement under which Parent or any of its Subsidiaries has reserved shares or any securities or obligations convertible into or exercisable or exchangeable for any shares, to any employee, director, consultant, service provider or other Person (collectively, the "Parent Plans"); and (b) the number of shares, securities or obligations reserved for issuance under such plan, arrangement or agreement. All such plans, arrangements and agreements are in compliance with all Applicable Laws. Except as set forth in section 4.5.2 of the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate Parent to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. None of the execution and delivery by Parent of this Agreement and the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the other transactions contemplated hereby and thereby and any other event that occurred on or prior to the date hereof will accelerate the vesting under any item set forth in section 4.5.2 of the Parent Disclosure Schedule. There are no voting trusts or other agreements or understandings to which Parent or to the knowledge of Parent, any securityholder of Parent is a party with respect to the voting of the Parent Common Stock. Except as set forth in section
4.5.2 of the Parent Disclosure Schedule, Parent is not a party to or bound by any outstanding restrictions, puts, options or other obligations, agreements or commitments to repurchase, redeem or otherwise acquire any outstanding Parent Common Stock or other equity securities of Parent.

4.5.3. Subsidiaries. Section 4.5.3 of the Parent Disclosure Schedule sets forth the authorized and issued shares of each of Parent's Subsidiaries. All of the issued shares of each of Parent's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued securities of any of Parent's Subsidiaries was issued in violation of the terms of any agreement or other understanding binding upon the issuing Subsidiary, and all of such issued securities were issued in compliance with all applicable charter documents of the issuing Subsidiary and all Applicable Laws. There are no outstanding subscriptions, options, warrants or conversion rights or other rights, securities, agreements, calls or commitments (contingent or otherwise) that obligate any of Parent's Subsidiaries to issue, sell, deliver or otherwise dispose of shares or any securities or obligations convertible into or exercisable or exchangeable for any shares. There are and have been no preemptive rights with respect to the issuance of securities of any of Parent's Subsidiaries. Parent owns beneficially and of record all of the outstanding securities of each of its Subsidiaries, free and clear of all Encumbrances save and except as set forth in section 4.5.3 of the Parent Disclosure Schedule. Other than Parent's Subsidiaries, Parent does not own, directly or indirectly, any shares or other equity interests or securities in any Person.

4.6. Securities Reports; Financial Statements. Parent has filed all forms, reports and documents with the SEC and Nasdaq (including prospectuses, offering memoranda and filing statements) required to be filed by it pursuant to Applicable Laws (collectively, the "Parent Securities Reports"). Parent has delivered or made available to the Company true and complete copies of; (a) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1998 and 1999;
(b) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1999; (c) all other Forms 10-K and 10-Q filed by Parent with the SEC since June 30, 1999; and (d) all amendments and supplements to all such forms, reports and documents filed by Parent with the SEC. As of their respective dates, the Parent Securities Reports complied in all material respects with Applicable Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent Securities Reports complied in all material respects with applicable accounting requirements and with Applicable Laws, were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements) and present fairly the consolidated financial position, results of operations, shareholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of Parent and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements to;
(i) the absence of certain notes thereto; and (ii) normal year-end audit adjustments. The information to be contained in the Information Circular (including any information referred to therein or incorporated therein by reference) relating to Parent will be accurate and complete in all material respects as of the date thereof and will not contain a misrepresentation (as defined in the Securities Act (Ontario)) as of such date.

4.7.  Absence of Material Adverse Changes and Undisclosed Liabilities

4.7.1. Changes. Since the date of the most recent consolidated balance sheet filed by Parent with the SEC (the "Parent Balance Sheet"), Parent has not experienced a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in section 4.7.1 of the Parent Disclosure Schedule, since the date of the Parent Balance Sheet neither Parent nor any of its Subsidiaries has:

      (a) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

      (b) accelerated, terminated, modified or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $50,000;

      (c) cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business;

      (d) experienced material damage, destruction or loss (whether or not covered by insurance) to its material property (other than ordinary wear and tear not caused by neglect);

      (e) created or suffered to exist any Encumbrance (other than Permitted Encumbrances) upon any of the assets, tangible or intangible, of Parent or any Subsidiary;

      (f) issued, sold, delivered or otherwise disposed of any shares or any securities or obligations convertible into or exercisable or exchangeable for any shares of Parent or any of its Subsidiaries or undergone any reorganization, recapitalization, reclassification, stock split or reverse stock split;

      (g) accelerated, amended, repriced or changed the period of exercisability of any outstanding security or authorized cash payments in exchange for any options granted under any of the Parent Plans;

      (h) declared, set aside or paid any dividend or distribution with respect to its shares (whether in cash or in kind) or directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

      (i) entered into financial arrangements for the benefit of any director, officer or securityholder of Parent other than in connection with such Person's employment by Parent in the ordinary course of its business and consistent with past practice;

      (j) made or committed to make any capital expenditures or entered into any other material transaction outside the ordinary course of business or involving an expenditure in excess of $50,000;

      (k) amended or modified in any respect any employment contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multi-employer plans except to comply with Applicable Laws;

      (l) entered into any employment agreement or collective bargaining agreement or increased the compensation of any of its employees other than in the ordinary course of its business and consistent with past practice; or

      (m)   committed (orally or in writing) to do any of the foregoing.

4.7.2. Liabilities. Except for liabilities and obligations set forth in; (i) the Parent Securities Reports; or (ii) section 4.7.2 of the Parent Disclosure Schedule; or for liabilities and obligations specifically contemplated to be incurred in connection with this Agreement or the Global Merger, neither Parent nor any of its Subsidiaries has any Liabilities required by United States generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent or in the notes thereto and which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

4.8. Litigation and Audits. Except as set forth in section 4.8 of the Parent Disclosure Schedule, there is no investigation or inquiry by any Governmental Entity with respect to Parent or any of its Subsidiaries pending or to the knowledge of Parent threatened, nor has any Governmental Entity indicated to Parent or any of its Subsidiaries an intention to conduct the same. Except as set forth in section 4.8 of the Parent Disclosure Schedule, there is no claim, action, suit, arbitration or proceeding pending or to the knowledge of Parent, threatened against or involving Parent, any of its Subsidiaries or any of their respective assets or properties, at law or in equity or before any arbitrator or Governmental Entity, which if determined adversely to Parent or any Subsidiary could result in a Material Adverse Effect. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries, which if existed, would result in a Material Adverse Effect.

4.9. Compliance with Applicable Law, Articles of Incorporation and By-Laws. Each of Parent and its Subsidiaries has all requisite Permits necessary to carry on its respective business as currently being conducted and to own, lease and operate the respective properties currently owned, leased and operated by it in the manner currently owned, leased and operated, except where the failure to have such Permits would not result in a Material Adverse Effect. There are no proceedings pending or to the knowledge of Parent threatened, which might result in the revocation, cancellation, suspension or adverse modification of any such Permit. The business of Parent and its Subsidiaries has not been conducted in Violation of Applicable Laws, except for Violations which individually or in the aggregate would not result in a Material Adverse Effect. Neither Parent nor any of its Subsidiaries is in Violation of nor has any event occurred that has resulted or will result in any Violation of any term, condition or provision of the Articles of Incorporation or By-Laws of Parent and its Subsidiaries.

4.10. Books and Records; Accounting Matters. The books, records and accounts of Parent and its Subsidiaries: (a) have been maintained in accordance with good business practices; (b) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the respective assets of Parent and its Subsidiaries; and (c) accurately and fairly reflect in all material respects the basis for the Parent Balance Sheet. Parent has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary: (a) to permit preparation of accurate financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements; and (b) to maintain accountability for assets. There has been no change in Parent's accounting policies or the methods of making accounting estimates or changes in estimates that are material to Parent's financial statements except as described in the notes thereto.

4.11.  Tax Matters

4.11.1. Filing of Returns. Each of Parent and its Subsidiaries has prepared and timely filed with all appropriate Governmental Entities all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Neither Parent nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return other than extensions for which Parent or any of its Subsidiaries has filed a request which request has resulted in the automatic granting of such extension. No Governmental Entity in any jurisdiction in which Parent and any of its Subsidiaries does not file Tax Returns has ever claimed that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

4.11.2. Payment of Taxes. All Taxes payable or owed by Parent and its Subsidiaries (whether or not shown on any Tax Return) have been paid when due, and all Taxes due on or before the Effective Time will be paid when due. In the case of Taxes accruing on or before the date hereof that are not due on or before the date hereof, Parent has made adequate provision in its books and records and financial statements for such payment. There are no security interests on any assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

4.11.3. Withholding. Each of Parent and its Subsidiaries has withheld from payments made to each of its current or former employees, officers, directors, shareholders, independent contractors, creditors, non-residents and other Persons all amounts required by Applicable Laws to be withheld and, where required, has remitted such amounts within the applicable periods to the appropriate Governmental Entity.

4.11.4. Assessments. Neither Parent nor any of its Subsidiaries expects any authority to assess any additional Taxes in excess of tax reserves provided for in Parent's financial statements against Parent or any of its Subsidiaries for any period for which Tax Returns have been filed. No Tax Return of Parent or any of its Subsidiaries has been audited or currently is the subject of audit. No Governmental Authority has raised any dispute or claim concerning any Tax liability of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

4.11.5. Access to Returns. Parent has provided the Company with a copy of or access to all United States and other state and local income and capital Tax returns filed by Parent and its Subsidiaries after June 30, 1999. Parent has provided the Company with a copy of or access to all assessments, extensions and waivers resulting from any examinations or audits of Parent or any of its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by Parent or any of its Subsidiaries and described in section 4.11 of the Parent Disclosure Schedule.

4.12.  Employee Benefit Plans

4.12.1. List of Plans. Section 4.12 of the Parent Disclosure Schedule sets forth a complete list of all Parent Benefit Plans. Parent has delivered to the
Company: (a) accurate and complete copies of all Parent Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts; (b) accurate and complete detailed summaries of all unwritten Parent Benefit Plans;
(c) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Parent Benefit Plans for which financial statements or actuarial reports are required or have been prepared; (d) accurate and complete copies of all information returns and annual reports for all Parent Benefit Plans (for which information returns or annual reports are required or have been prepared) prepared within the last three years; (e) all material professional opinions relating to Parent Benefit Plans; and (f) accurate and complete copies of material correspondence with all regulatory authorities.

4.12.2. Claims. There are no pending or to the knowledge of Parent threatened claims by or on behalf of any Parent Benefit Plans or by or on behalf of any individual participants or beneficiaries of any Parent Benefit Plans alleging any breach of fiduciary duty on the part of Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents under any Applicable Laws or claiming benefit payments (other than those made in the ordinary operation of such Parent Benefit Plans) nor is there to the knowledge of Parent any basis therefor, that if existed, would cause a Material Adverse Effect.

4.12.3. Contributions. The Parent and each of its Subsidiaries has in a timely manner made all required contributions under the Parent Benefit Plans.

4.12.4. Parent Benefit Plans. All of the Parent Benefit Plans in which employees of Parent and each of its Subsidiaries participate or are eligible to participate are and have been established, registered, qualified, invested and administered in all respects in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Parent Benefit Plans. With respect to Parent Benefit Plans having special tax status, no fact or circumstance exists that could adversely affect the intended Tax status of such Parent Benefit Plan. All obligations regarding the Parent Benefit Plans have been satisfied and there are no actions, outstanding defaults or violations by any party to any Parent Benefit Plan that could subject Parent or any of its Subsidiaries to any material penalty or Tax and no Tax, penalty or fee is owing or eligible under or in respect of any Parent Benefit Plan. Neither Parent nor its applicable Subsidiary, subject to the limitations or conditions set forth in the other provisions hereof, may unilaterally amend, modify, vary, revoke or terminate, in whole or in part, any Parent Benefit Plan maintained by it or may take contribution holidays under or withdraw surplus from such Parent Benefit Plans, subject only to approvals required by Applicable Laws. Subject to Applicable Laws and all limitations and conditions in other provisions hereof, Parent or its applicable Subsidiaries may amend, revise or merge any Parent Benefit Plan or transfer or merge the assets or liabilities of any Parent Benefit Plan with any other arrangement, plan or fund. No Parent Benefit Plan nor any related trust or other funding medium thereunder is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity or by any other party (other than routine claims for benefits) and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Parent Benefit Plan required to be registered. All contributions or premiums required to be made by Parent or any of its Subsidiaries under the terms of a Parent Benefit Plan or by Applicable Laws have been made in a timely fashion in accordance with Applicable Law and the terms of the Parent Benefit Plan and neither Parent nor any of its Subsidiaries has and as of the Effective Time will not have any Liability (other than Liabilities accruing after the Effective Time) with respect to any of the Parent Benefit Plans. Contributions or premiums will be paid by Parent and its Subsidiaries on an accrual basis for the period up to the Effective Time even though not otherwise required to be made until a later date. No amendments have been made to any Parent Benefit Plan and no improvements to any Parent Benefit Plan have been promised and except as required by Applicable Laws, no amendments or improvements to any Parent Benefit Plan will be made or promised by Parent or any of its Subsidiaries before the Effective Time. No statement, either written or oral, has been made by or on behalf of Parent or its Subsidiaries that was not in accordance with the terms of the Parent Benefit Plan which would have a Material Adverse Effect. There have been no withdrawals, applications or transfers of assets from any Parent Benefit Plan or the trusts or other funding media relating thereto in violation of Applicable Laws or the terms of the Parent Benefit Plans which would have a Material Adverse Effect and neither Parent nor any of its

Subsidiaries or any agent thereof has been negligent or in breach of any fiduciary obligation with respect to the administration of the Parent Benefit Plans or the trusts or other funding media relating thereto or engaged in any transaction in violation of section 406(9) or (10) of ERISA with a resulting tax penalty or other liability which has a Material Adverse Effect. Each Parent Benefit Plan is fully funded or fully insured on both an ongoing and solvency basis. No Parent Benefit Plan enjoys any special tax status under Applicable Laws nor have any advance tax rulings or interpretations been sought or received in respect of the Parent Benefit Plans. All employee data necessary to administer each Parent Benefit Plan has been provided to the Company and is true and correct. No insurance policy or other contract or agreement affecting the Parent Benefit Plans requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Parent Benefit Plan is reasonable and sufficient to provide for all incurred claims. No Parent Benefit Plan provides benefits to retired employees or to the beneficiaries or dependants of retired employees. No Parent Benefit Plan is a plan or arrangement to which more than one employer that is not Parent nor any of its Subsidiaries is required or permitted to contribute and no Parent Benefit Plan is a multi-employer plan or other plan, subject to Title IV of ERISA.

4.13. Employment-Related Matters. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Parent or any of its Subsidiaries nor are any of such contracts or agreements pending or contemplated. There is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or to the knowledge of Parent, threatened against or otherwise affecting Parent and neither Parent nor any of its Subsidiaries has ever experienced same. Except as set forth in section 4.13 of the Parent Disclosure Schedule neither Parent nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after February 11, 2000 nor has Parent or any of its Subsidiaries planned or announced any such action or program for the future with respect to which Parent or any of its Subsidiaries may have any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by Parent or any of its Subsidiaries to their respective employees before the date hereof have been paid or accrued in all material respects as of the date hereof. No Person has asserted any claim or to the knowledge of Parent has any reasonable basis to assert any valid claim against Parent or any of its Subsidiaries that either the continued employment by or association with Parent or any of its Subsidiaries of any of the current officers or employees of or consultants to Parent or any of its Subsidiaries contravenes any agreements or Applicable Laws relating to unfair competition, trade secrets or proprietary information. Closing will not result in the payment, vesting, or acceleration of any benefit, payment or amount under any of the Parent Benefit Plans.

4.14.  Environmental

4.14.1. Environmental Laws. Parent and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Neither Parent nor any of its Subsidiaries has received any communication that alleges that Parent or any of its Subsidiaries was or is not in compliance in all respects with or has any liability under any applicable Environmental Law. To the knowledge of Parent, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws.

4.14.2. Environmental Claims. There is no Environmental Claim pending or to the knowledge of Parent threatened against or involving Parent or any of its Subsidiaries or against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that, if existed, would cause a Material Adverse Effect.

4.15.  Assets Other Than Real Property

4.15.1. Title. Parent and its Subsidiaries have good and defensible title to all of the tangible assets shown on the Parent Balance Sheet, in each case, free and clear of any Encumbrances except; (a) assets disposed of since the date of the Parent Balance Sheet in the ordinary course of business and in a manner consistent with past practice and not material in amount; (b) Encumbrances reflected in the Parent Balance Sheet or otherwise in the most recent consolidated financial statements filed by Parent with the SEC; (c) Permitted Encumbrances; and (d) Encumbrances set forth in section 4.15 of the Parent Disclosure Schedule.

4.15.2. Condition. Except as set forth in section 4.15.2 of the Parent Disclosure Schedule, all receivables shown on the Parent Balance Sheet and all receivables accrued by Parent and its Subsidiaries since the date of the Parent Balance Sheet have been collected or are collectible in the aggregate amount shown. All material plant, equipment and personal property owned by Parent and its Subsidiaries and regularly used in their respective business are in good operating condition and repair, ordinary wear and tear excepted.

4.16.  Real Property

4.16.1. Company Real Property. Except as set forth on section 4.16.1 of the Parent Disclosure Schedule, neither Parent nor its Subsidiaries own any real property.

4.16.2. Company Leases. Section 4.16.2 of the Parent Disclosure Schedule lists all of the Leases of Parent and its Subsidiaries. Parent has delivered or made available to the Company complete copies of the Leases and all material amendments thereto (which are identified in section 4.16.2 of the Parent Disclosure Schedule). The Parent Leases grant to Parent or its Subsidiaries leasehold estates free and clear of all Encumbrances except Permitted Encumbrances. The Parent Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Neither Parent nor any of its Subsidiaries nor to the knowledge of Parent, any other party to a Parent Lease is in material Violation of any Parent Lease nor are there any facts or circumstances that would reasonably indicate that Parent or any of its Subsidiaries is likely to be in material Violation of any Parent Lease. Section 4.16.2 of the Parent Disclosure Schedule correctly identifies each Parent Lease that requires the consent of any Person in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Parent Leases remains to be paid for or to be performed by Parent or any of its Subsidiaries.

4.16.3. Condition. All buildings, structures and fixtures or parts thereof used by Parent or any of its Subsidiaries in the conduct of their respective business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with all coverages that are usual and customary for similar properties and similar businesses and that, pursuant to the terms of the Parent Leases, are required to be insured by third parties.

4.17.  Intellectual Property

4.17.1. Right to Intellectual Property. Except as set forth in section 4.17.1 of the Parent Disclosure Schedule, Parent and its Subsidiaries own or have perpetual, fully paid, worldwide rights to use all patents, industrial designs, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, websites, domain names, inventions, know-how, trade secrets, algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used in the business of Parent and its Subsidiaries (the "Parent Proprietary Rights"), free and clear of any and all Encumbrances. To the knowledge of Parent, there is no reason why Parent and its Subsidiaries will not be able to continue to own or have perpetual, fully paid, worldwide rights to use all Parent Proprietary Rights necessary for the lawful conduct of their respective business as currently conducted and as currently proposed to be conducted without any infringement or conflict with the rights of others. Except as set forth in section 4.17.1 of the Parent Disclosure Schedule, all of the rights of Parent and its Subsidiaries in and to the Parent Proprietary Rights are freely assignable in the name of Parent or one of its Subsidiaries including the right to create derivatives and Parent and its Subsidiaries are under no obligation to obtain any approval or consent for use of any of the Parent Proprietary Rights.

4.17.2. List of Company Proprietary Rights. Section 4.17.2 of the Parent Disclosure Schedule sets forth a complete list of the Parent Proprietary Rights specifying, where applicable, the jurisdictions in which each of the Parent Proprietary Rights has been issued or registered or in which an application for such issuance or registration has been filed including the respective registration or application numbers and the names of all registered owners and inventors, as applicable. None of the products of Parent and its Subsidiaries as currently marketed or supported have been registered for patent protection or for copyright protection in any jurisdiction nor has Parent or any of its Subsidiaries been requested to make any such registration.

4.17.3. Royalties. Except as set forth in section 4.17.3 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of their respective Parent Proprietary Rights.

4.17.4. Licenses. Section 4.17.4 of the Parent Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements to which Parent or any of its Subsidiaries is a party and pursuant to which Parent or any of its Subsidiaries is authorized to use any Parent Proprietary Right (excluding End-User Licenses). The Parent Proprietary Rights include all trademarks, trade names, service marks, trade secrets, websites and domain names and software and all patent rights and industrial design rights that are necessary for Parent and its Subsidiaries to satisfy and perform such licenses, sublicenses and agreements. None of Parent, any of its Subsidiaries and the other contracting parties thereto is in violation of any license, sublicense or agreement included in such list except for violations that do not materially impair the rights of Parent or its Subsidiaries under such license, sublicense or agreement, except as would not have a Material Adverse Effect. Such licenses, sublicenses and agreements are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. The execution and delivery by Parent of this Agreement and the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby will not cause Parent or any of its Subsidiaries to be in violation or in default under any such license, sublicense or agreement nor will entitle any other party to any material license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

4.17.5. Status of Registrations. All of the Parent Proprietary Rights set forth in section 4.17.2 of the Parent Disclosure Schedule as having been issued by, registered with or filed with any patent or trademark office have been duly so issued, registered or filed, as the case may be and have been properly maintained and renewed in accordance with all Applicable Laws. Parent and each of its Subsidiaries have diligently protected their respective Parent Proprietary Rights and have diligently maintained the confidentiality of their trade secrets, know-how and other confidential Parent Proprietary Rights. To the knowledge of Parent there have been no acts or omissions by Parent or any of its Subsidiaries the result of which has been or would be to compromise the rights of Parent or any of its Subsidiaries to apply for or enforce appropriate legal protection of the Parent Proprietary Rights.

4.17.6. No Conflict. Except as set forth in section 4.17.6 of the Parent Disclosure Schedule, no claims with respect to the Parent Proprietary Rights are pending, have been asserted or to the knowledge of Parent are threatened by any Person nor to the knowledge of Parent are there any valid grounds for any bona fide claims; (a) to the effect that the development, sale, licensing or use of any of the products of Parent and its Subsidiaries as now developed, sold, licensed or used or as proposed for development, sale, licensing or use by Parent and its Subsidiaries infringes on any patent, industrial design, trademark, trade name, service mark, copyright, trade secret, website or domain name or other proprietary right of any Person; (b) against the use by Parent or any of its Subsidiaries of any patents, industrial designs, trademarks, trade names, service marks, copyrights, website or domain name and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, computer software programs or applications and tangible or intangible proprietary information or material used in the business of Parent and its Subsidiaries as currently conducted or as proposed to be conducted; or
(c) challenging the ownership by Parent or any of its Subsidiaries of the validity of any registration for any application relating to or the effectiveness of any of the Parent Proprietary Rights. To the knowledge of Parent there is no unauthorized use, infringement or misappropriation of any of the Parent Proprietary Rights by any third Person, including without limitation, any current or former employee of Parent or any of its Subsidiaries. No Parent Proprietary Right or product of Parent or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use or licensing thereof by Parent or any of its Subsidiaries.

4.17.7. Employee Agreements. To the knowledge of Parent, no employee, officer or consultant of Parent or any of its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement or any other contract or agreement relating to the relationship of any such employee, officer or consultant with Parent or any of its Subsidiaries.

4.18. Agreements, Contracts and Commmitments

4.18.1. Company Agreemments. Except as set forth in section 4.18 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to or has:

      (a) any pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay or other similar plans, programs or agreements or material personnel policy which is not already set forth in section 3.12 of the Parent Disclosure Schedule (other than normal policies regarding holidays, vacations and salary continuation during short absences for illnesses or other reasons);

      (b) any employment agreement which provides for a payment which, if paid pro rata on a monthly basis, would exceed $5,000 per month, or any employment agreement which is binding on Parent for a period in excess of one year, with any present employee, officer, director or consultant (or former employees, officers, directors or consultants to the extent there remain at the date hereof obligations to be performed by Parent or any of its Subsidiaries);

      (c) any agreement for personal services or employment that upon termination requires any payments greater than those that would otherwise be imposed by Applicable Law;

      (d)   any agreement of guarantee or indemnification;

      (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of Parent or any of its Subsidiaries; (i) to compete with any Person in any geographic area;
            (ii) to engage in any line of business; or (iii) to hire or solicit any individual for employment or consulting services;

      (f) any lease, other than the Leases, under which Parent or any of its Subsidiaries is a lessee or lessor that involves payments of $50,000 or more per annum or is material to the conduct of the business of Parent or any of its Subsidiaries;

      (g)   any joint venture or profit-sharing agreement;

      (h) except for trade indebtedness incurred in the ordinary course of business and reflected on the Parent Balance Sheet, any loan or credit agreements providing for the extension of credit to Parent or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, lease, guarantee or otherwise that individually is in the amount of $50,000 or more;

      (i) any agreement or arrangement with any third Person to develop any intellectual property or other asset expected to be used or currently used or useful in the business of Parent or any of its Subsidiaries;

      (j) any agreement or arrangement for Parent or any of its Subsidiaries to develop any intellectual property or other asset for any third Person;

      (k) any agreement or arrangement providing for the payment of any commission based on sales other than in the ordinary course of business and consistent with past practice;

      (l) any agreement for the sale or license by or to Parent or any of its Subsidiaries of materials, products, services or supplies that involves future payments to Parent or any of its Subsidiaries of more than $50,000;

      (m) any agreement for the purchase by Parent or any of its Subsidiaries of any materials, equipment, services or supplies that either: (i) involves a binding commitment by Parent or such Subsidiary to make future payments in excess of $50,000 and cannot be terminated by Parent or such Subsidiary without penalty upon less than three months' notice; or (ii) was not entered into in the ordinary course of business;

      (n) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by Parent or any of its Subsidiaries that involves future payments by it of more than $50,000;

      (o) any agreement or commitment to which present or former directors or officers (or members of their immediate families) or Affiliates (or directors or officers of an Affiliate) are also parties;

      (p) any agreement not described above (ignoring solely for this purpose any dollar amount thresholds in those descriptions) involving the payment or receipt by Parent or any of its Subsidiaries of more than $100,000, other than the Leases; or

      (q) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of Parent and its Subsidiaries taken as a whole.

4.18.2. Validity, Violation and Consent. The Contracts listed in section 4.18 of the Parent Disclosure Schedule are valid and in full force and effect. Neither Parent nor any of its Subsidiaries is in Violation of any term, condition or provision of any material contract to which Parent or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective material assets or properties is bound or which is applicable to it, any of its Subsidiaries or any of their respective material assets or properties, except for such Violations which, individually or in the aggregate, would not result in a Material Adverse Effect. Section 4.18.2 of the Parent Disclosure Schedule identifies each Contract that requires the consent of a third Person in connection with the transactions contemplated hereby.

4.19. Insurance Contracts. Section 4.19 of the Parent Disclosure Schedule lists all material contracts of insurance and indemnity (other than those identified as such in other sections of the Parent Disclosure Schedule) in force at the date hereof with respect to Parent and its Subsidiaries. Such contracts of insurance and indemnity and those identified as such in other sections of the Parent Disclosure Schedule (collectively, the "Parent Insurance Contracts") insure against such risks and are in such amounts as are reasonable and appropriate considering Parent and its Subsidiaries and their respective property, business and operations. Except as set forth in section 4.19 of the Parent Disclosure Schedule, all of the Parent Insurance Contracts are in full force and effect with no default thereunder by Parent or any of its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The execution and delivery by Parent of this Agreement and the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the other transactions contemplated hereby and thereby will not cause Parent or any of its Subsidiaries to be in Violation of any Parent Insurance Contracts nor entitle any other party thereto to terminate or modify a Parent Insurance Contract. Neither Parent nor any of its Subsidiaries has received notice from any of their respective insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Parent Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither Parent nor any of its Subsidiaries has received or has given a notice of cancellation with respect to any of the Parent Insurance Contracts.

4.20. Banking Relationships. Section 4.20 of the Parent Disclosure Schedule sets forth the names and locations of all banks and trust companies in which Parent or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes.

4.21. Suppliers, Distributors and Customers. The relationships of Parent and its Subsidiaries with their respective suppliers, distributors and customers are satisfactory commercial working relationships. Except as set forth in section 4.21 of the Parent Disclosure Schedule, since the date of the Parent Balance Sheet, no material supplier, distributor or customer of Parent or any of its Subsidiaries has cancelled or otherwise adversely modified its relationship with Parent or any of its Subsidiaries, and to the knowledge of Parent, no supplier, distributor or customer of Parent or any of its Subsidiaries has any intention to do so. To the knowledge of Parent, none of the execution and delivery by Parent of this Agreement and the other agreements contemplated hereby, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the Arrangement and the other transactions contemplated hereby and thereby will materially adversely affect any such relationship.

4.22. Products. Each product sold, leased, licensed or delivered by Parent or any of its Subsidiaries has been in material conformity with all applicable contractual commitments.

4.23. Director Approval. The Board of Directors of Parent has; (a) determined unanimously that the Arrangement is fair to the holders of the Parent Common Stock and is in the best interests of Parent; and (b) determined to recommend that the holders of the Parent Common Stock vote in favour of the Arrangement.

4.24. No Broker's or Finder's Fees. Except for Doerge Capital Management and CIBC World Markets Corp., none of Parent, any of its Subsidiaries and their respective directors, officers, employees and agents has employed any broker, finder, financial advisor or intermediary or has paid or incurred any liability for any fee or commission to any broker, finder, financial advisor or intermediary in connection with this Agreement, the Arrangement or any other transaction contemplated hereby. Parent has made available to the Company a complete and correct copy of any engagement letter or other agreement or arrangement between Doerge Capital Management or CIBC World Markets Corp. on the one hand and Parent on the other hand.

4.25. Full Disclosure. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not false or misleading. To the knowledge of Parent there is no fact existing on the date hereof that Parent has not disclosed to the Company in writing that could result in a Material Adverse Effect.

4.26. Aviation Subco. Aviation Subco has been formed solely for purposes of the Arrangement. Aviation Subco will not have any Liabilities nor will Aviation Subco agree before the Effective Time to assume any Liabilities.


                                    ARTICLE 5
              COVENANTS OF THE COMPANY AS TO CONDUCT OF BUSINESS

During the period from the date hereof and until Closing except as expressly contemplated hereby or as consented to by Parent in writing or as set forth herein or in Article 5 of the Company Disclosure Schedule, the Company agrees that:

5.1. Ordinary Course. The Company and its Subsidiaries shall carry on their respective business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by them, in substantially the same manner as heretofore and shall use all reasonable efforts to preserve intact their present business organization and keep available the services of their respective directors, officers, employees, consultants and others having business dealings with them to the end that their goodwill and business shall be maintained. For greater certainty and without limitation, the Parties agree that between the date hereof and the Effective Time, the Company and its Subsidiaries may enter into the Acquisition Transactions in the ordinary course of business and the Company shall not be required to procure the consent of Parent prior to the consummation thereof, but shall provide prior written notice to Parent and its legal counsel.

5.2. Corporate Organization. The Company shall not cause, permit or propose any amendment to its Articles of Incorporation or By-Laws or merge, consolidate, amalgamate or otherwise combine with any Person.

5.3. Capital Structure. The Company shall not; (a) declare or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its capital; (b) save and except in connection with the Acquisition Transactions, issue, deliver or sell or authorize the issuance, delivery or sale of any shares of any class (except upon the exercise of Company Securities) or save and except with respect to the grant of options in the ordinary course pursuant to the Company's stock option plan, options, warrants, calls, rights or agreements that obligate Company to issue, deliver or sell any shares of any class or to grant, extend or enter into any such option, warrant, call, right or agreement; (c) split, combine or reclassify any shares; or (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares.

5.4. Options and Warrants. Neither the Company nor any of its Subsidiaries shall accelerate, amend, reprice or change the period of exercisability of any outstanding Company Securities or authorize cash payments in exchange for any options granted under any of the Company Plans.

5.5. Compliance with Applicable Laws. The Company and its Subsidiaries shall duly comply in all material respects with all Applicable Laws.

5.6. Investments and Acquisitions. In connection with the Acquisition Transactions neither the Company nor any of its Subsidiaries shall acquire or license any assets, that are material, individually or in the aggregate to the Company and its Subsidiaries except in the ordinary course of business consistent with prior practice.

5.7. Capital Expenditures. Other than in connection with the Acquisition Transactions and transactions in the ordinary course of business, including the acquisition of computer hardware and software, neither the Company nor any of its Subsidiaries shall make or enter into any commitments or agreements with respect to capital expenditures in excess of $250,000 (in the aggregate).

5.8. Indebtedness. Other than in connection with the Acquisition Transactions, neither the Company nor any of its Subsidiaries shall or shall propose to incur any Indebtedness for borrowed money, incur any other Indebtedness except in the ordinary course of business or guarantee any Indebtedness of others. Neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy, in an amount in excess of $250,000 (in the aggregate), any claims, liabilities or obligations reflected or reserved against in the Company Balance Sheet except in the ordinary course of business consistent with past practice or except with the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

5.9. Litigation. Neither the Company nor any of its Subsidiaries shall commence any litigation other than for the routine collection of bills. The Company and its Subsidiaries shall cooperate and consult with Parent with respect to all matters regarding any proceeding set forth in the Company Disclosure Schedule including any settlement proposed by any Person and neither the Company nor any of its Subsidiaries shall take any significant actions with respect to such proceedings (including the entering into of any such settlement) without the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

5.10. Properties. The Company and its Subsidiaries shall maintain their respective properties and assets in customary repair, order and condition, reasonable wear and tear excepted. Neither the Company nor any of its Subsidiaries shall sell, lease, license, encumber or otherwise dispose of any of their respective property or assets, except in the ordinary course of business consistent with prior practice.

5.11. Contracts. Neither the Company nor any of its Subsidiaries shall; (a) save and except with respect to the Acquisition Transactions enter into any Contract or engage in any transaction not in the ordinary course of business consistent with past practice; (b) amend or otherwise modify any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or any of its Subsidiaries;
(c) amend or otherwise modify any Contract except in the ordinary course of business consistent with past practice; or (d) do or omit to do any act or permit any act or omission to act, which act or omission shall result in a Violation of any provision of any material Contract. For greater certainty and without limitation, the Company shall comply with its obligations under that certain preferred stock purchase agreement between the Company and Parent dated as of March 1, 2000, as amended.

5.12. Books and Records. The Company and its Subsidiaries shall maintain their respective books and records in the usual course of business consistent with past practice. The Company shall prepare its financial statements in accordance with Canadian generally accepted accounting principles applied on a consistent basis. The Company and its Subsidiaries shall not revalue any of their assets including writing down the value of inventory or writing off notes or accounts receivable, except in the ordinary course of business, consistent with past practice.

5.13. Taxes. Neither the Company nor any of its Subsidiaries shall make or change any material election in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except with the prior written approval of Parent, which approval shall not be unreasonably withheld or delayed.

5.14. Company Benefit Plans. Other than in connection with the Acquisition Transactions, neither the Company nor any of its Subsidiaries shall adopt, or enter into any agreement, which if adopted or entered into would be a Company Plan.

5.15. Insurance. The Company and its Subsidiaries shall maintain insurance of the types, in the amounts and with deductibles and exclusions consistent with past practice.

5.16. Employee Matters. Neither the Company nor any of its Subsidiaries shall;
(a) adopt any collective bargaining agreement; (b) grant any severance or termination pay to any director, officer or other employee of the Company or any of its Subsidiaries; (c) pay, or agree to pay, any general or uniform increase in the rates of pay of employees of the Company or any of its Subsidiaries or, without limitation, in the benefits under any bonus plan or other compensation arrangements; (d) increase the compensation payable or to become payable to any officer or salaried employee earning in excess of $120,000 per year; or (e) enter into or amend any employment agreement save and except in connection with the Acquisition Transactions.

5.17. General. Neither the Company nor any of its Subsidiaries shall take, propose to take or agree in writing or otherwise to take any of the actions that it or they agreed in this Article not to take nor shall the Company or any of its Subsidiaries fail to take, propose not to take or agree in writing or otherwise not to take any of the actions it or they agreed in this Article to take, nor shall the Company or any of its Subsidiaries take or fail to take any other action that would prevent the Company or any of its Subsidiaries from performing or cause the Company or any of its Subsidiaries not to perform their covenants and other obligations in this Agreement, the Arrangement or any other agreement contemplated hereby.

                                    ARTICLE 6
                COVENANTS OF PARENT AS TO CONDUCT OF BUSINESS

During the period from the date hereof and until the Closing except as expressly contemplated hereby or as consented to by the Company in writing, or as set forth herein or in Article 6 of the Parent Disclosure Schedule, Parent agrees that:

6.1. Ordinary Course. Parent and its Subsidiaries shall carry on their respective business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by them, in substantially the same manner as heretofore and shall use all reasonable efforts to preserve intact their present business organization and keep available the services of their directors, officers, employees, consultants and others having business dealings with them to the end that their goodwill and business shall be maintained.

6.2. Corporate Organization. Parent shall not cause, permit or propose any amendment to its Articles of Incorporation or By-Laws or merge, consolidate, amalgamate or otherwise combine with any other Person, save and except for the filing of Articles of Amendment to create the Special Voting Share and to amend its name to "travelbyus.com, Inc." following the Closing.

6.3. Capital Structure. Parent shall not; (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof); (b) issue, deliver or sell or authorize the issuance, delivery or sale of any shares of any class (except upon the exercise of outstanding securities) or any options, warrants, calls, rights or agreements that obligate Parent to issue, deliver or sell additional shares or to grant, extend or enter into any such option, warrant, call, right or agreement; (c) split, combine or reclassify any of its capital stock; or (d) purchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock.

6.4. Options and Warrants. Neither Parent nor any of its Subsidiaries shall accelerate, amend, reprice or change the period of exercisability of any outstanding Parent Securities or authorize cash payments in exchange for any options granted under any Parent Plans.

6.5. Compliance with Applicable Laws. Parent and its Subsidiaries shall duly comply in all material respects with all Applicable Laws.

6.6. Investments and Acquisitions. Neither Parent nor any of its Subsidiaries shall; (a) acquire any equity interest in or make any investment in the equity capital of any Person; (b) acquire by merging or consolidating with or by purchase, a substantial portion of the assets of any other Person or by any other manner; (c) otherwise acquire or license any assets that are material, individually or in the aggregate to Parent except in the ordinary course of business consistent with prior practice; or (d) enter into any partnership, joint venture, joint development, strategic alliance, voluntary association, cooperative or business trust agreement or arrangement.

6.7. Capital Expenditures. Neither Parent nor any of its Subsidiaries shall make or enter any commitments or agreements with respect to capital expenditures in excess of $50,000 (in the aggregate).

6.8. Indebtedness. Neither Parent nor any of its Subsidiaries shall or shall propose to incur any Indebtedness for borrowed money, incur any other Indebtedness except in the ordinary course of business or guarantee any Indebtedness of others. Neither Parent nor any of its Subsidiaries shall pay, discharge or satisfy, in an amount in excess of $50,000 (in the aggregate), any claims, liabilities or obligations reflected or reserved against in the Parent Balance Sheet except in the ordinary course of business consistent with past practice or except with the prior written approval of the Company, which approval shall not be unreasonably withheld or delayed.

6.9. Litigation. Neither Parent nor any of its Subsidiaries shall commence any litigation other than for the routine collection of bills. Parent and its Subsidiaries shall cooperate and consult with the Company with respect to all matters regarding any proceeding set forth in the Parent Disclosure Schedule including any settlement proposed by any Person and neither Parent nor any of its Subsidiaries shall take any significant actions with respect to such proceedings (including the entering into of any such settlement) without the prior written approval of the Company, which approval shall not be unreasonably withheld or delayed.

6.10. Properties. Parent and its Subsidiaries shall maintain their respective properties and assets in customary repair, order and condition, reasonable wear and tear excepted. Neither Parent nor any of its Subsidiaries shall sell, lease, license, encumber or otherwise dispose of any of their respective property or assets, except in the ordinary course of business consistent with prior practice.

6.11. Contracts. Neither Parent nor any of its Subsidiaries shall; (a) enter into any Contract or engage in any transaction not in the ordinary course of business consistent with past practice; (b) amend or otherwise modify any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Parent or any of its Subsidiaries; (c) amend or otherwise modify any Contract except in the ordinary course of business consistent with past practice; or (d) do or omit to do any act or permit any act or omission to act, which act or omission shall result in a Violation of any provision of any material Contract.

6.12. Books and Records. Parent and its Subsidiaries shall maintain their books and records in the usual course of business consistent with past practice and shall prepare their financial statements in accordance with generally accepted accounting principles applied on a consistent basis. Parent and its Subsidiaries shall not revalue any of their assets including writing down the value of inventory or writing off notes or accounts receivable, except in the ordinary course of business consistent with past practice.

6.13. Taxes. Neither Parent nor any of its Subsidiaries shall make or change any material election in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except with the prior written approval of the Company, which approval shall not be unreasonably withheld or delayed.

6.14. Parent Benefit Plans. Other than with respect to the Parent Securities or Acquisition Transactions, neither Parent nor any of its Subsidiaries shall adopt any Parent Benefit Plan or amend any Parent Benefit Plan.

6.15. Insurance. Parent and its Subsidiaries shall maintain insurance of the types, in the amounts and with deductibles and exclusions consistent with past practice.

6.16. Employee Matters. Neither Parent nor any of its Subsidiaries shall; (a) adopt any collective bargaining agreement; (b) grant any severance or termination pay to any director, officer or other employee of Parent or any of its Subsidiaries; (c) pay, or agree to pay, any general or uniform increase in the rates of pay of employees of Parent or any of its Subsidiaries or in the benefits under any bonus plan or other compensation arrangements; (d) increase the compensation payable or to become payable to any officer or salaried employee earning in excess of $120,000 per year; or (e) enter into or amend any employment agreement.

6.17. General. Neither Parent nor Aviation Subco nor any of the Subsidiaries of Parent shall take, propose to take or agree in writing or otherwise to take any of the actions that they agreed in this Article not to take nor shall Parent, its Subsidiaries or Aviation Subco fail to take, propose not to take or agree in writing or otherwise not to take any of the actions they agreed in this Article to take nor shall Parent, its Subsidiaries or Aviation Subco take or fail to take any other action that would prevent Parent or Aviation Subco from performing or cause Parent, its Subsidiaries or Aviation Subco not to perform their covenants and other obligations in this Agreement, the Arrangement or any other agreement contemplated hereby.

                                    ARTICLE 7
                              ADDITIONAL COVENANTS

7.1. Further Assurances; Consents. During the term hereof, each of the Parties shall use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth herein. Each of the Parties shall use their reasonable best efforts to cause the Arrangement and the other transactions contemplated hereby to be consummated. The Parties shall cooperate with each other to provide such information, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and to do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby. The Parties shall use all reasonable efforts to comply promptly with all legal requirements that may be imposed upon them with respect to the consummation of the Arrangement and the other transactions contemplated hereby and to obtain any Consent or any exemption by and to make any registration, declaration or filing with any Governmental Entity or other third Person required to be obtained or made by such Person in connection with the taking of any action contemplated hereby. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each Party shall make all required filings and provide such other information as may be required, under the HSR Act, the Investment Canada Act and the Competition Act (Canada). No Party shall take or shall fail to take any action that would or would be reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue. The Parties covenant and agree to proceed diligently and in a coordinated fashion to apply for and obtain all necessary approvals.

7.2. Access to Information. The Company shall afford to Parent and Parent and Aviation Subco shall afford to the Company and each shall cause its independent accountants to afford to the other Party and the officers, directors, employees, financial advisors, counsel, accountants, agents and other representatives of such Party and such Party's Subsidiaries (each, a "Representative"), reasonable access during normal business hours during the period prior to Closing to all of such Party's and its Subsidiaries' properties, books, contracts, commitments and records. During such period, each Party shall use reasonable efforts to furnish promptly to the other Party all other information concerning the business, properties and personnel of such Party and its Subsidiaries as the other Party may reasonably request, including such information as may be necessary to verify the representations and warranties of the other Party. For greater certainty, Parent shall make available to Company any and all information and due diligence material received by Parent or its Representatives with respect to Global and its Subsidiaries.

7.3. Transfer and Other Taxes. Each of the Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement.

7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Article 8 to be satisfied if such failure was caused by such Party's failure to use reasonable efforts to consummate the Arrangement and the other transactions contemplated by this Agreement.

7.5. Confidentiality. For purposes of this section 7.5, a "Party" shall refer to, as the case may be: (i) collectively, the Company and its Subsidiaries; or
(ii) collectively, Parent and its Subsidiaries. Each Party shall treat as confidential and shall cause its Representatives to treat as confidential all documents and information concerning the other Party furnished by the other Party or its Representatives to such Party or its Representatives (including documents and information furnished prior to the date hereof) in connection with the transactions contemplated hereby, except to the extent that such document or information: (a) at the time of its disclosure to the receiving Party or its Representatives by the disclosing Party or its Representatives is already known or available to the receiving Party or its Representatives (but this Agreement shall not relieve the receiving Party from any obligations of confidentiality owed to third Persons with respect to such information); (b) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving Party or its Representatives; (c) is or becomes known or available to the receiving Party or its Representatives without restrictions of confidentiality similar to those set forth herein from a source other than the disclosing Party or its Representatives provided that the receiving Party does not know, after reasonable inquiry, that such source is bound by a confidentiality agreement with or other obligation of secrecy to, the disclosing Party or its Representatives that would prohibit such disclosures to the receiving Party or its Representatives by such source; (d) is independently generated by the receiving Party or its Representatives and is not derived from confidential information; or (e) is required to be disclosed by the receiving Party or its Representatives by Applicable Law or other legal process. Subject to the foregoing, each Party and its Representatives shall not release or disclose such documents or information to any Person other than those Representatives of such Party that need to review such documents or to know such information in order to perform their respective duties in connection with this Agreement and shall not use such documents or information for purposes other than as contemplated hereby. In the event of termination of this Agreement each Party shall and shall cause its Representatives to deliver to the other Party the originals of all documents obtained by such Party or its Representatives from the other Party or its Representatives in connection with this Agreement, whether so obtained before or after the execution hereof and each Party shall and shall cause its Representatives to destroy all copies thereof. Within 30 days of such termination, such Party shall certify to the other Party in writing that such Party and its Representatives shall have complied with their obligations contained in this section 7.5. The agreements contained in this section 7.5 shall survive any termination of this Agreement and shall remain in effect for a period of one year from the date hereof.

7.6. Public Disclosure. Any press release or other public disclosure of information regarding the transactions contemplated hereby (including the existence and terms of this Agreement) shall be developed jointly by Parent and the Company. If Applicable Law or any stock exchange shall require either Party to disclose publicly any such information such Party may disclose publicly such information after reasonable consultation with the other Party.

7.7. Takeover and Other Laws. If any takeover Law or other Law shall become applicable to the transactions contemplated hereby, the Company and its Board of Directors or Parent and its Board of Directors, as the case may be, shall use their reasonable best efforts to obtain such approvals and to take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effects of such takeover Law or other Law on the transactions contemplated hereby.

7.8.  Comfort Letters

7.8.1. Company. The Company shall use its reasonable best efforts to cause PricewaterhouseCoopers LLP to deliver to Parent a letter addressed to Parent with respect to the financial information of the Company contained in the Information Circular (the "First Company Comfort Letter") and a second letter addressed to Parent with respect to the financial information of the Company contained in the Registration Statement (the "Second Company Comfort Letter"). The First Company Comfort and the Second Company Comfort Letter are collectively referred to as the "Company Comfort Letters". The First Company Comfort Letter shall be dated as of a date within five days before the date the Information Circular is first mailed to the Company's securityholders. The Second Company Comfort Letter shall be dated as of a date within five days before the date on which the Registration Statement shall become effective. The Company Comfort Letters shall be in form and substance reasonably satisfactory to Parent and customary in scope and substance for "COMFORT" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Information Circular and the Registration Statement.

7.8.2. Parent. Parent shall use its reasonable best efforts to cause Hein & Associates and BDO Seidman, to deliver to the Company a letter addressed to the Company with respect to the financial information of Parent and Global, respectively, contained in the Information Circular (the "First Parent Comfort Letter") and a second letter addressed to the Company with respect to the financial information of Parent and Global, respectively, contained in the Registration Statement (the "Second Parent Comfort Letter"). The First Parent Comfort Letter and the Second Parent Comfort Letter are collectively referred to as the "Parent Comfort Letters". The First Parent Comfort Letter shall be dated as of a date within five days before the date the Information Circular is first mailed to Parent's securityholders. The Second Parent Comfort Letter shall be dated as of a date within five days before the date on which the Registration Statement shall become effective. The Parent Comfort Letters shall be in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements and registration statements similar to the Information Circular and the Registration Statement.

7.9. Notice of Certain Matters. Parent and the Company shall promptly notify the other Party in writing; (i) if such Party shall become aware that any of its representations and warranties in this Agreement is untrue or inaccurate in any material respect; (ii) if there shall have been or is reasonably expected to be, a Material Adverse Effect on such Party; and (iii) if there shall have been, or is reasonably expected to be any material breach of any covenant or agreement of such Party contained in this Agreement.

7.10. Reservation and Registration of Parent Common Stock. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Stock for delivery upon exchange of the Exchangeable Shares and upon exercise of the Parent Securities. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 or S-3 (or any successor or other appropriate forms), a post-effective amendment to the Form S-4 registration statement for the Arrangement or another appropriate form to register the offer and sale of the Parent Common Stock underlying the Parent Securities and shall maintain in the same manner as Parent's registration statements for its stock option plans the effectiveness of such registration statement or registration statements (and shall maintain the current status of the prospectus or prospectuses contained therein) for as long as the Parent Securities shall remain outstanding.

7.11. Obligations of Aviation Subco. Parent shall take all action necessary to cause Aviation Subco to perform its obligations under this Agreement and to consummate the Arrangement on the terms and conditions set forth in this Agreement.

7.12. Affiliate Agreements. Simultaneously with the execution of this Agreement, the Company shall provide Parent with a list of each Person who is or who may be deemed to be an Affiliate of the Company (a "Company Affiliate") and shall cause each Company Affiliate to deliver simultaneously with the execution of this Agreement to Parent an executed affiliate agreement on satisfactory terms and conditions. The Company shall notify Parent if any Person not on the list provided to Parent pursuant to this section 7.12 shall become or shall be deemed to be a Company Affiliate, and shall cause each such Person to deliver to Parent an executed agreement.

7.13.   Covenants of Parent Regarding Non-Solicitation

7.13.1. Non-Solicitation. Until the Effective Time neither Parent nor any of its Subsidiaries shall, directly or indirectly, through any Representative or otherwise; (a) solicit, initiate, encourage or take any other action to facilitate (including by way of disclosing information, affording access to the properties, books or records of Parent or any of its Subsidiaries or entering into any agreement, arrangement or understanding) the making of any inquiry, proposal or offer that constitutes or could be expected to lead to an Acquisition Proposal; (b) participate in any discussions or negotiations regarding any Acquisition Proposal; (c) withdraw or modify in a manner adverse to the Company, the approval of Parent's Board of Directors of the transactions contemplated hereby or make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; (d) approve or accept any Acquisition Proposal; or (e) cause Parent to enter into any agreement related to any Acquisition Proposal. Parent and its Subsidiaries shall immediately cease any and all existing solicitations, initiations, encouragements, activities, discussions or negotiations with any Person (other than the Company) with respect to the foregoing. Notwithstanding the foregoing, in response to an unsolicited tender or exchange offer, Parent may comply with its obligations under applicable securities laws relating to the provision of directors' circulars and disclosures to Parent's securityholders.

7.13.2. Compliance with Fiduciary Obligations. Subject to compliance with the terms of sections 7.13.3, 7.13.4 and 7.14 and notwithstanding any other provision of this Agreement, Parent, its Subsidiaries and their Representatives at any time prior to the approval of the Arrangement by Parent's securityholders may take any action with respect to an Acquisition Proposal received by Parent that would otherwise be prohibited by section 7.13 if and only to the extent that; (a) the Acquisition Proposal shall be an unsolicited bona fide written Acquisition Proposal; (b) after receiving the written advice of Parent's financial advisors and after receiving a written opinion of outside counsel to the effect that the fiduciary duties of Parent's Board of Directors require such Board to take such action in order to discharge properly its fiduciary duties, Parent's Board of Directors shall have reasonably determined in good faith that such Acquisition Proposal; (i) would result in a transaction that; (A) is more favorable from a financial point of view to Parent's securityholders than the transactions contemplated hereby; and (B) has a value per Parent Common Stock greater than the value per Company Common Share of the transactions contemplated hereby; (ii) is a transaction for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of Parent's Board of Directors (based upon the good faith written advice of Parent's financial advisors) is capable of being financed by the Person or Persons making the Acquisition Proposal; and (iii) if accepted by Parent, would be more likely than not to be consummated (any such Acquisition Proposal being referred to herein as a "Parent Superior Proposal").

7.13.3. Notice of Company of Acquisition Proposals. Parent shall immediately notify the Company, at first orally and then in writing of; (a) all Acquisition Proposals of which any Representative of Parent and its Subsidiaries shall become aware; (b) any amendments to any Acquisition Proposal; or (c) any request for information relating to Parent or any of its Subsidiaries or for access to the properties, books or records of Parent or any of its Subsidiaries by any Person that any Representative of Parent and its Subsidiaries knows, believes or suspects is considering making or has made, an Acquisition Proposal (each, a "PARENT BIDDER"). Such notice shall include a description of all of the terms and conditions of any proposal and shall provide such details of the proposal, request, inquiry or contact as the Company may request, including the identity of the Parent Bidder. Parent shall keep the Company informed on a current basis of the status of any terms, discussions and negotiations in respect of each Acquisition Proposal.

7.13.4. Procedures. Parent shall not take any action prohibited by section
7.13.1 unless at the time of the taking of such action Parent shall have; (a) complied with section 7.13.3; (b) obtained from the Parent Bidder a confidentiality agreement containing provisions substantially similar to those set forth in section 7.3;(c) delivered via facsimile a copy of such confidentiality agreement to the Company immediately upon its execution; and (d) provided the Company with the same information and documents provided to the Parent Bidder at the same time and in the same manner so provided (unless such information or documents shall have been previously provided to the Company, in which case Parent shall have provided the Company with a list of the information and documents provided to the Parent Bidder).

7.14.  Procedures Following Parent Superior Proposal Determination

7.14.1. Notice of Parent Superior Proposal Determination. None of Parent, its Subsidiaries and their Representatives shall accept, approve, recommend or enter into any agreement in respect of any Acquisition Proposal (other than the confidentiality agreement contemplated by section 7.13.3) on the basis that it would constitute a Superior Proposal unless; (a) Parent shall have provided the Company with a copy of the Acquisition Proposal document that Parent's Board of Directors shall have determined would be a Parent Superior Proposal; and (b) five Business Days shall have elapsed from the later of; (i) the date Parent shall have received notice of Parent's proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal; and (ii) the date the Company shall have received a copy of the Acquisition Proposal document.

7.14.2. Opportunity to Bid. During such five Business Day period, Parent shall afford the Company the opportunity, in the Company's discretion, to offer to amend the terms of this Agreement and the Arrangement. Parent's Board of Directors shall convene a meeting to review in good faith any offer made by the Company to amend the terms of this Agreement and the Arrangement in order to determine, in its discretion in the exercise of its fiduciary duties, whether the Company's offer upon acceptance by Parent would result in the Acquisition Proposal not being a Parent Superior Proposal. If Parent's Board of Directors shall so determine, Parent shall enter into an amended agreement with the Company reflecting the Company's offer. Each successive material amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of this section 7.14 and shall thereby initiate an additional five Business Day period under this section 7.14.

7.15. Covenants of the Company Regarding Non-Solicitation

7.15.1. Non-Solicitation. Until the Effective Time, neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any Representative or otherwise; (a) solicit, initiate, encourage or take any other action to facilitate (including by way of disclosing information, affording access to the properties, books or records of the Company or any of its Subsidiaries or entering into any agreement, arrangement or understanding) the making of any inquiry, proposal or offer that constitutes or could be expected to lead to an Acquisition Proposal; (b) participate in any discussions or negotiations regarding any Acquisition Proposal; (c) withdraw or modify in a manner adverse to Parent, the approval of the Company's Board of Directors of the transactions contemplated hereby or make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; (d) approve or accept any Acquisition Proposal; or (e) cause the Company to enter into any agreement related to any Acquisition Proposal. The Company and its Subsidiaries shall immediately cease any and all existing solicitations, initiations, encouragements, activities, discussions or negotiations with any Person (other than Parent and Aviation Subco) with respect to the foregoing. Notwithstanding the foregoing, in response to an unsolicited tender or exchange offer, the Company may comply with its obligations under applicable securities Laws relating to the provision of directors' circulars and disclosures to the Company's shareholders.

7.15.2. Compliance with Fiduciary Obligations. Subject to compliance with the terms of sections 7.15.3, 7.15.4 and 7.16 and notwithstanding any other provision of this Agreement, the Company, its Subsidiaries and their Representatives at any time prior to the approval of the Arrangement by the Company's shareholders may take any action with respect to an Acquisition Proposal received by the Company that would otherwise be prohibited by section
7.15 if and only to the extent that; (a) the Acquisition Proposal shall be an unsolicited bona fide written Acquisition Proposal; (b) after receiving the written advice of the Company's financial advisors and after receiving a written opinion of outside counsel to the effect that the fiduciary duties of the Company's Board of Directors require such Board to take such action in order to discharge properly its fiduciary duties, the Company's Board of Directors shall have reasonably determined in good faith that such Acquisition Proposal; (i) would result in a transaction that; (A) is more favorable from a financial point of view to the Company's shareholders than the transactions contemplated hereby; and (B) has a value per Company Common Stock greater than the value per Parent Common Stock of the transactions contemplated hereby; (ii) is a transaction for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Company's Board of Directors (based upon the good faith written advice of the Company's financial advisors) is capable of being financed by the Person or Persons making the Acquisition Proposal; and
(iii) if accepted by the Company, would be more likely than not to be consummated (any such Acquisition Proposal being referred to herein as a "Company Superior Proposal").

7.15.3. Notice to Parent of Acquisition Proposals. The Company shall immediately notify Parent, at first orally and then in writing of; (a) all Acquisition Proposals of which any Representative of the Company and its Subsidiaries shall become aware; (b) any amendments to any Acquisition Proposal; or (c) any request for information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that any Representative of the Company and its Subsidiaries knows, believes or suspects is considering making or has made, an Acquisition Proposal (each, a "Company Bidder"). Such notice shall include a description of all of the terms and conditions of any proposal and shall provide such details of the proposal, request, inquiry or contact as Parent may request, including the identity of the Company Bidder. The Company shall keep Parent informed on a current basis of the status of any terms, discussions and negotiations in respect of each Acquisition Proposal.

7.15.4. Procedures. The Company shall not take any action prohibited by section
7.15.1 unless at the time of the taking of such action the Company shall have;
(a) complied with section 7.15.3; (b) obtained from the Company Bidder a confidentiality agreement containing provisions substantially similar to those set forth in section 7.3; (c) delivered via facsimile a copy of such confidentiality agreement to Parent immediately upon its execution; and (d) provided Parent with the same information and documents provided to the Company Bidder at the same time and in the same manner so provided (unless such information or documents shall have been previously provided to Parent, in which case the Company shall have provided Parent with a list of the information and documents provided to the Company Bidder).

7.16.  Procedures following Company Superior Proposal Determination

7.16.1. Notice of Company Superior Proposal Determination. None of the Company, its Subsidiaries and their Representatives shall accept, approve, recommend or enter into any agreement in respect of any Acquisition Proposal (other than the confidentiality agreement contemplated by section 7.15.3) on the basis that it would constitute a Company Superior Proposal unless: (a) the Company shall have provided Parent with a copy of the Acquisition Proposal document that the Company's Board of Directors shall have determined would be a Company Superior Proposal; and (b) five Business Days shall have elapsed from the later of: (i) the date Parent shall have received notice of the Company's proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal; and (ii) the date Parent shall have received a copy of the Acquisition Proposal document.

7.16.2. Opportunity to Bid. During such five Business Day period, the Company shall afford Parent the opportunity, in Parent's discretion, to offer to amend the terms of this Agreement and the Arrangement. The Company's Board of Directors shall convene a meeting to review in good faith any offer made by Parent to amend the terms of this Agreement and the Arrangement in order to determine, in its discretion in the exercise of its fiduciary duties, whether Parent's offer upon acceptance by the Company would result in the Acquisition Proposal not being a Company Superior Proposal. If the Company's Board of Directors shall so determine, the Company shall enter into an amended agreement with Parent reflecting Parent's offer. Each successive material amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this section 7.16 and shall thereby initiate an additional five Business Day period under this section 7.16.

7.17. Indemnification. (a) From and after the Effective Time, Parent will provide exculpation and indemnification for each individual who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Parent or any Subsidiary of Parent (the "Indemnified Directors") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Parent and its Subsidiaries immediately prior to the Effective Time in the Parent's Articles of Incorporation and Bylaws or the applicable charter or other organizational document of such Parent Subsidiary, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including without limitation all transactions contemplated by this Agreement and the documents and agreements contemplated by this Agreement.

(b) Parent will continue in force and effect after the Effective Time any indemnification agreements between Parent or any Parent Subsidiary, on the one hand, and any individual, on the other hand, which was in force and effect immediately prior to the Effective Time.

(c) The provisions of this section 7.17 are intended to be for the benefit of, and will be enforceable by, each Indemnified Director or other individual referred to in this section 7.17, his or her heirs or personal representatives and will be binding on all successors and assigns of Parent and the Company.

(d) In the event that Parent or any of its respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case the successors and assigns of such entity will assume the obligations set forth in this section 7.17, which obligations are expressly intended to be for the irrevocable benefit of, and will be enforceable by, each Indemnified Director or other individual.

7.18 Tax Opinion. The Company will provide Parent an opinion from Shearman & Sterling relating to certain U.S. tax matters in form and substance satisfactory to its counsel.

                                    ARTICLE 8
                       CONDITIONS PRECEDENT TO OBLIGATIONS

8.1. Conditions Precedent to Obligations of Parent. The obligations of Parent to consummate and to effect the Arrangement and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or before the Effective Time of each of the following conditions all of which may only be waived in writing by Parent:

8.1.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time except; (a) for changes specifically contemplated hereby; (b) for representations and warranties that address matters only as of a particular date (which representations and warranties shall remain true and correct as of such date); and (c) where the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually and in the aggregate, shall not have resulted in a Material Adverse Effect.

8.1.2. Securityholder Approval. The Arrangement and such other matters as shall require approval of the securityholders of Parent and the Company in order to consummate the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the securityholders of Parent and the Company as contemplated by this Agreement.

8.1.3. No Legal Action. There shall not be in effect nor shall there be pending or threatened any action or proceeding by or before any Governmental Entity that in the good faith judgment of the Board of Directors of Parent shall have a reasonable probability of resulting in any temporary restraining order, preliminary injunction permanent injunction or other order or decree nor shall there have been any Law enacted, promulgated, issued or deemed applicable to the Arrangement or any of the other transactions contemplated hereby by any Governmental Entity or any other action taken by any Governmental Entity that would prevent or make illegal the consummation of the Arrangement or any of the other transactions contemplated hereby.

8.1.4. Expiration of Waiting Periods and Related Matters. All waiting periods required by the HSR Act shall have expired with respect to the transactions contemplated hereby or early termination with respect thereto shall have been obtained. The Company shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the Company shall have received an Advance Ruling Certificate pursuant to section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied that he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement to the extent such allowance or approval is required, on terms and conditions satisfactory to Parent and the Company.

8.1.5. Securities Matters. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities (including the TSE and Nasdaq) in connection with the Arrangement and the other transactions contemplated hereby including without limitation, the Interim Order and the Final Order. The Registration Statement shall have been declared effective under the Securities Act on or before the Effective Time and the Registration Statement shall not at its effective date or on the Effective Time be the subject of any stop order or proceedings seeking a stop order. On the Effective Time the Information Circular shall not be subject to any similar proceedings commenced or threatened by the Commissions or the SEC.

8.1.6. Listings. The Parent Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and upon exercise of the Parent Securities shall have been approved for listing on AMEX or Nasdaq's Small Cap Market or National Market, subject only to notice of issuance.

8.1.7. Voting and Exchange Trust Agreement. All other parties shall have executed and delivered the Voting and Exchange Trust Agreement.

8.1.8. Support Agreement. All other parties shall have executed and delivered the Support Agreement.

8.1.9. Global Merger. The Global Merger and related bridge financing shall have been completed as contemplated.

8.1.10. Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or before the Effective Time.

8.1.11. No Material Adverse Change. Since the date of this Agreement, the Company and its Subsidiaries shall not have experienced a Material Adverse Effect.

8.1.12. Certificate. Parent shall have received from the Company a certificate dated the Effective Time in form and substance reasonably satisfactory to Parent certifying as to the representations and warranties of the Company being true and complete, unamended and that all covenants and agreements to be fulfilled by the Company have been so fulfilled.

8.1.13. Opinion of the Company's Canadian Counsel. Parent shall have received an opinion from Cassels Brock & Blackwell LLP with respect to the Company (but not, for greater certainty and without limitation, as to tax matters) in form and substance satisfactory to its counsel.

8.1.14. Fairness Opinion. Parent shall have received a fairness opinion of CIBC World Markets Corp. with respect to the Exchange Ratio, on terms and conditions acceptable to Parent.

8.1.15. Comfort Letter. Parent shall have received the First Company Comfort Letter and the Second Company Comfort Letter.

8.1.16. Certificates and Resolutions. Parent shall have received such other certificates, resolutions and other documents of the Company as may be reasonably required in connection with the consummation of the transactions contemplated hereby, including without limitation, the Articles of Arrangement.

8.1.17. Consents of Third Parties. The Company and its Subsidiaries shall have received and delivered to Parent all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all its and their material contracts and leases and for the Company and its Subsidiaries to consummate the transactions contemplated hereby (including those set forth in section 3.18.2 of the Company Disclosure Schedule), except where, in the opinion of Parent, the failure to receive such consents, assignments, waivers, authorizations or other certificates would not have a Material Adverse Effect.

8.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate and to effect the Arrangement and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or before the Effective Time of each of the following conditions, any of which may only be waived in writing by the Company:

8.2.1. Representations and Warranties. The representations and warranties of Parent and Aviation Subco in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time except; (a) for changes specifically contemplated hereby; (b) for representations and warranties that address matters only as of a particular date (which representations and warranties shall remain true and correct as of such date); and (c) where the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually and in the aggregate, shall not have resulted in a Material Adverse Effect.

8.2.2. Securityholder Approval. The Arrangement and such other matters as shall require approval of the securityholders of Parent and the Company in order to consummate the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the securityholders of Parent and the Company as contemplated by this Agreement.

8.2.3. No Legal Action. There shall not be in effect nor shall there be pending or threatened any action or proceeding by or before any Governmental Entity that in the good faith judgment of the Board of Directors of the Company shall have a reasonable probability of resulting in any temporary restraining order, preliminary injunction permanent injunction or other order or decree nor shall there have been any Law enacted, promulgated, issued or deemed applicable to the Arrangement or any of the other transactions contemplated hereby by any Governmental Entity or any other action taken by any Governmental Entity that would prevent or make illegal the consummation of the Arrangement or any of the other transactions contemplated hereby.

8.2.4. Expiration of Waiting Periods and Related Matters. All waiting periods required by the HSR Act shall have expired with respect to the transactions contemplated hereby or early termination with respect thereto shall have been obtained. The Company shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the Company shall have received an Advance Ruling Certificate pursuant to section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied that he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement to the extent such allowance or approval is required, on terms and conditions satisfactory to Parent and the Company.

8.2.5. Securities Matters. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities (including the TSE and Nasdaq) in connection with the Arrangement and the other transactions contemplated hereby including, without limitation, the Interim Order and the Final Order. The Registration Statement shall have been declared effective under the Securities Act on or before the Effective Date and the Registration Statement shall not at its effective date or on the Closing Date be the subject of any stop order or proceedings seeking a stop order. On the Closing Date the Information Circular shall not be subject to any similar proceedings commenced or threatened by the Commissions or the SEC.

8.2.6. Listings. The Parent Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and upon exercise of the Parent Securities shall have been approved for listing on AMEX or Nasdaq's Small Cap Market or National Market, subject only to notice of issuance and the Exchangeable Shares shall have been approved for listing on the TSE.

8.2.7. Voting and Exchange Trust Agreement. All other parties shall have executed and delivered the Voting and Exchange Trust Agreement.

8.2.8. Support Agreement. All other parties shall have executed and delivered the Support Agreement.

8.2.9. Global Merger. The Global Merger and related bridge financing shall have been completed.

8.2.10. Covenants and Agreements. Parent and Aviation Subco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parent and Aviation Subco on or before the Effective Time.

8.2.11. No Matreial Adverse Change. Since the date of this Agreement, Parent and its Subsidiaries shall not have experienced a Material Adverse Effect.

8.2.12. Certificate. The Company shall have received from Parent a certificate dated the Effective Time in form and substance reasonably satisfactory to the Company certifying as to the representations and warranties of Parent and Aviation Subco being true and complete, unamended and that all covenants and agreements to be fulfilled by Parent and Aviation Subco have been so fulfilled.

8.2.13. Opinion of Parent Counsel. The Company shall have received an opinion from Jenkens & Gilchrist, a Professional Corporation, with respect to Parent in form and substance satisfactory to its counsel.

8.2.14. Fairness Opinion. The Company shall have received a fairness opinion of Wellington West Capital Inc. with respect to the Exchange Ratio, on terms and conditions acceptable to the Company.

8.2.15. Comfort Letter. The Company shall have received the First Parent Comfort Letter and the Second Parent Comfort Letter.

8.2.16. Certificates and Resolutions. The Company shall have received such other certificates, resolutions and other documents of Parent and Aviation Subco as may be reasonably required in connection with the consummation of the transactions contemplated hereby, including without limitation, the Certificate of Designation creating the Special Voting Share.

8.2.17. Dissent Rights. On or prior to the Effective Time, the Company shall not have received notice from the holders of more than five percent of the issued and outstanding Company Common Shares of their intention to exercise their rights of dissent with respect to the Arrangement.

8.2.18. Consents of Third Parties. Parent and its Subsidiaries shall have received and delivered to the Company all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all its and their material contracts and leases and for Parent and its Subsidiaries to consummate the transactions contemplated hereby (including those set forth in section 4.18.2 of the Parent Disclosure Schedule), except where, in the opinion of the Company, the failure to receive such consents, assignments, waivers, authorizations or other certificates would not have a Material Adverse Effect.

                                    ARTICLE 9

                                   TERMINATION

9.1. Termination. This Agreement may be terminated at any time on or before the Effective Time, whether before or after approval of the transactions contemplated hereby by the securityholders entitled to vote of the Company or of Parent, as follows:

9.1.1. By mutual written agreement of Parent and the Company;

9.1.2. By Parent, if there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue in any material respect and the Company shall have failed to cure such breach within 10 Business Days after written notice thereof to the Company.

9.1.3. By the Company, if there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or Aviation Subco or if any representation or warranty of Parent or Aviation Subco shall have become untrue in any material respect and Parent shall have failed to cure such breach within 10 Business Days after written notice thereof to Parent.

9.1.4. By either Party if the Arrangement and the other transactions contemplated hereby shall not have been consummated on or before 5:00 p.m., Toronto time on September 30, 2000. If the Arrangement and the other transactions contemplated hereby shall not have been consummated solely due to the waiting period (or any extension thereof) under the HSR Act, the Investment Canada Act or the Competition Act (Canada), then such date shall be extended to December 31, 2000. The right to terminate this Agreement under this section
9.1.4 shall not be available to any Party whose failure to fulfil any material obligation under this Agreement shall have been the cause of or shall have resulted in the failure of the Effective Time to occur on or before such date.

9.1.5. By either Party if the shareholders of the Company or the securityholders of the Company as contemplated by section 2.10 or the shareholders of Parent shall not approve the Arrangement and all such other matters as shall require approval of their respective securityholders in order to consummate the Arrangement and the other transactions contemplated hereby.

9.1.6. By either Party if; (a) a final, non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that shall prevent or make illegal the consummation of the Arrangement or any of the other transactions contemplated hereby; (b) there shall be any final action taken or any Law enacted, promulgated, issued or deemed applicable to the Arrangement or any of the other transactions contemplated hereby by any Governmental Entity that would prevent or make consummation of the Arrangement or any of such other transactions illegal; or (c) the Interim Order or the Final Order shall not be received by the Company as contemplated herein.

9.1.7. By the Company, prior to the approval of the transactions contemplated hereby by the shareholders entitled to vote of the Company, if, after the Company's Board of Directors shall have determined that an Acquisition Proposal is a Company Superior Proposal; (a) the Company shall have complied with sections 7.15 and 7.16; (b) the Company's Board of Directors shall thereafter conclude in good faith that the Acquisition Proposal is a Company Superior Proposal; and (c) the Company shall have paid to Parent the Termination Fee required by section 9.4.1.

9.1.8. By Parent, prior to the approval of the transactions contemplated hereby by the securityholders entitled to vote of Parent, if, after Parent's Board of Directors shall have determined that an Acquisition Proposal is a Parent Superior Proposal: (a) Parent shall have complied with sections 7.13 and 7.14;
(b) Parent's Board of Directors shall thereafter conclude in good faith that the Acquisition Proposal is a Parent Superior Proposal; and (c) Parent shall have paid to the Company the Termination Fee required by section 9.4.2.

9.2. Notice of Termination. Any termination of this Agreement pursuant to section 9.1, other than pursuant to section 9.1.1 shall be effected by the delivery of written notice of termination by the terminating Party to the other Party, which notice shall state the grounds for termination and the subsection of section 9.1 pursuant to which such terminating Party shall be terminating this Agreement.

9.3. Effect of Termination. If either Parent or the Company shall terminate this Agreement pursuant to section 9.1 and the terminating Party shall have provided the notice required under section 9.2, this Agreement shall forthwith become null and void and have no effect save and except for Articles 1, 9 and 10 and sections 7.4, 7.5 and 7.6 and there shall be no liability or obligation under this Agreement on the part of Parent, Aviation Subco or the Company or their respective Representatives, save and except that: (a) the provisions of section 7.5, this Article 9 and Article 10 (and any defined terms used therein) shall survive any such termination; and (b) no Party shall be released or relieved from any liability to the extent that such termination shall result from the breach by such Party of any of its representations, warranties, covenants or agreements in this Agreement.

9.4. Termination Fee or Expenses

9.4.1. If this Agreement shall be terminated pursuant to section 9.1.2 or 9.1.7 (unless such action is a direct result of and in direct response to a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or the occurrence of a Parent Material Adverse Effect), the Company shall pay to Parent a cash termination fee of $1,000,000 (the "TERMINATION FEE") at the time of such termination. Neither Party may enter into any agreement providing for an Acquisition Proposal unless, prior thereto, this Agreement is terminated in accordance with its terms and the required Termination Fee is paid or otherwise provided for.

9.4.2. If this Agreement shall be terminated pursuant to section 9.1.3 or 9.1.8 (unless such action is a direct result of and in direct response to a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or the occurrence of a Company Material Adverse Effect), then Parent shall pay to the Company the Termination Fee at the time of such termination.

9.4.3. Any Termination Fee payable pursuant to this section 9.4 shall be paid not later than two Business Days after the delivery of written notice of termination pursuant to section 9.2. Payment shall be made by wire transfer of immediately available funds to an account designated by the payee.

9.4.4. If this Agreement shall be terminated pursuant to section 9.1.5 by either Party because the shareholders of the other Party shall have failed to approve the Arrangement and such other matters as shall require approval in order to consummate the Arrangement and the other transactions contemplated hereby, then the other Party shall pay such terminating Party an amount equal to such Party's out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the "Termination Expenses").

9.4.5. Parent and the Company agree that it may be difficult and impractical to measure in money the damages that will accrue upon the termination of this Agreement pursuant to any provision of section 9.1 that shall require the payment of a Termination Fee or the Termination Expenses pursuant to this section 9.4. Accordingly, Parent and the Company agree that payment of any Termination Fee or Termination Expenses payable pursuant to this section 9.4 (together with any other amounts payable pursuant to this section 9.4) shall:
(a) constitute liquidated damages and not a penalty; (b) be the sole and exclusive remedy of the payee of the Termination Fee or Termination Expenses for the breach of any representation, warranty, covenant or agreement in this Agreement by the payor; and (c) constitute an irrevocable waiver and release by the payee of any other remedy against the payor for the breach of any representation, warranty, covenant or agreement in this Agreement by the payor.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1. Survival of Representations and Warranties. The representations and warranties of Parent, Aviation Subco and the Company in this Agreement shall terminate as of the Effective Time.

10.2. Amendments and Supplements. This Agreement may be amended by the Parties in writing by action of their respective Boards at any time before or after any applicable securityholder approvals are obtained and prior to the filing of the Articles of Arrangement; provided, however, that, after such applicable securityholder approvals are obtained, no such amendment, modification or supplement will be made which by Law requires the further approval of stockholders without obtaining such further approval.

10.3. Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the Party waiving compliance. The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be construed to be a waiver of any other or subsequent breach or non-compliance.

10.4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

10.5. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given to a Party if sent by facsimile transmission with confirmation of transmission, sent via a reputable overnight delivery service with confirmation of receipt requested, to the Party at the following address and facsimile number (or at such other address or facsimile number for the Party as the Party shall specify by like notice) and shall be deemed given on the date of confirmation of receipt or transmission:

       To Parent or Aviation Subco:

             Aviation Group, Inc.
             700 North Pearl Street
             Suite 2170
             Dallas, Texas 75201
             Attention:  Lee B. Sanders
             Facsimile number: (214) 922-9242

       With copies to:

             Jenkens & Gilchrist, PC
             1445 Ross Avenue
             Suite 3200
             Dallas, Texas 75202-2799
             Attention:  Daryl B. Robertson, Esq
             Facsimile number: (214) 855-4300

       To the Company:

             travelbyus.com Ltd.
             204-3237 King George Highway
             White Rock, British Columbia  V4P 1B7
             Attention:  Bill Kerby
             Facsimile number:  (604) 541-2450

       With a copy to:

             Cassels Brock & Blackwell LLP
             Scotia Plaza, Suite 2100
             40 King Street West
             Toronto, Ontario M5H 3C2
             CANADA
             Attention: John H. Craig
             Facsimile number: (416) 360-8877

      and

             Shearman & Sterling
             Commerce Court West
             199 Bay Street, Suite 4405
             P.O. Box 247
             Toronto, Ontario M5L 1E8
             CANADA
             Attention: Bruce Czachor
             Facsimile number: (416) 360-2958

10.6. Entire Agreement. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the other documents, instruments and agreements among the Parties and referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Each Party acknowledges that in entering into this Agreement and completing the transactions contemplated hereby such Party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the schedules, documents and instruments and other agreements among the Parties and referred to herein.

10.7. Binding Effect; Assignability. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any Person other than the Parties (and such Parties' respective successors and permitted assigns) any rights or remedies hereunder. Neither this Agreement nor any of the rights and obligations of the Parties hereunder shall be assigned or delegated, whether by operation of law or otherwise without the written consent of all Parties.

10.8. Interpretation. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Agreement. The word "include" and its derivatives when used in this Agreement shall be deemed to be followed by the words "without limitation." The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party that drafted such agreement or document.

10.9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

10.10. Counterparts. This Agreement may be executed in one or more counterparts by original or telefacsimile signature, all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts shall have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

IN WITNESS WHEREOF the Parties have caused this Arrangement Agreement to be executed as an agreement under seal as of the date first above written.

                                          AVIATION GROUP, INC.

                                          Per: /s/ RICHARD L. MORGAN
                                              ----------------------------------


                                          AVIATION GROUP CANADA LTD.

                                          Per: /s/ RICHARD L. MORGAN
                                              ----------------------------------

                                          TRAVELBYUS.COM LTD.

                                          Per: /s/ BILL R. KERBY
                                              ----------------------------------

                   FIRST AMENDMENT TO ARRANGEMENT AGREEMENT


     This First Amendment to Arrangement Agreement (the "Amendment") is made and entered into as of the 18th day of September, 2000, by and among AVIATION GROUP, INC., a Texas corporation ("Parent"), AVIATION GROUP CANADA LTD., an Ontario corporation and wholly-owned subsidiary of Parent ("Aviation Subco"), and TRAVELBYUS.COM LTD., an Ontario corporation (the "Company").


                             W I T N E S S E T H:


     WHEREAS, Parent, Aviation Subco and the Company have previously entered into that certain Arrangement Agreement, dated as of May 3, 2000 (the "Arrangement Agreement"); and

     WHEREAS, Parent, Aviation Subco and the Company now desire to amend the Arrangement Agreement as set forth below.


     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


     1.   Defined Terms. Unless otherwise defined herein, capitalized terms used
          -------------
herein shall have the meanings, if any, assigned to them in the Arrangement Agreement.


     2.   Amendments to the Arrangement Agreement.
          ---------------------------------------


     (a) Section 2.3(a) of the Arrangement Agreement shall be amended by adding at the end thereof the following:


     "If Parent effects a reverse split or consolidation of the Parent Common Stock in connection with the Arrangement, the Exchange Ratio shall not be adjusted except as otherwise provided in Section 2.3(g), save and except that the number of Exchangeable Shares which must be tendered for each share of Parent Common Stock will be adjusted. For example purposes, if prior to completion of or in connection with the Arrangement,

     Aviation completes a one-for-five reverse split or consolidation, after completion of the Arrangement, five Exchangeable Shares must be tendered to receive one share of Parent Common Stock therefor."

     (b) Section 2.3(g) of the Arrangement Agreement shall be amended by adding at the end thereof the following:


     "If Parent effects a one-for-five reverse split or consolidation of the Parent Common Stock prior to completion of or in connection with the Arrangement, each outstanding option forming a part of the Company Securities will be exchanged for a similar security of the Parent issued under Parent's 1997 Share Option Plan (the "Parent Securities"), based on a ratio of five Company Common Shares for one share of Parent Common Stock and whether or not then exercisable or vested will continue to have and be subject to the same vesting schedule and exercise price (multiplied by five), as adjusted for conversion from Canadian dollars to U.S. dollars."


     (c)  The first sentence of Section 9.1.4 of the Arrangement Agreement is
                                -------------
hereby amended and restated in its entirety to read as follows:


     "By either party if the Arrangement and the other transactions contemplated hereby shall not have been consummated on or before 5:00 p.m., Toronto time on November 15, 2000."


     3.   Effective Date. This Amendment will become effective upon the
          --------------
execution hereof by each of the parties set forth on the signature page hereto.


     4.   Miscellaneous.
          -------------


          (a) The Arrangement Agreement, as amended hereby, shall remain in full force and effect.

          (b) This Amendment shall be binding upon and enure to the benefit of the parties hereto and the permitted successors, assigns, heirs, executors and administrators of the parties.


          (c) This Amendment shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.


          (d) This Amendment, together with the Arrangement Agreement, as amended, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.


          (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Amendment shall be sufficient to bind the party or parties whose signature(s) appear(s) hereon.



           [The remainder of this page is intentionally left blank;
                           signature page follows.]

     IN WITNESS WHEREOF, Parent, Aviation Subco and the Company have executed and delivered this Amendment as of the day and year first above written.


                                       PARENT:


                                       AVIATION GROUP, INC.

                                       By:    /s/ RICHARD L. MORGAN
                                              ------------------------------

                                       Name:  Richard L. Morgan

                                       Title: Executive Vice President



                                       AVIATION SUBCO:


                                       AVIATION GROUP CANADA LTD.


                                       By:    /s/ RICHARD L. MORGAN
                                              ------------------------------

                                       Name:  Richard L. Morgan

                                       Title: Vice President



                                       THE COMPANY


                                       TRAVELBYUS.COM LTD.


                                       By:    /s/ BILL KERBY
                                              ------------------------------

                                       Name:  Bill Kerby

                                       Title: CEO

                   SECOND AMENDMENT TO ARRANGEMENT AGREEMENT

     This Second Amendment to Arrangement Agreement (the "Amendment") is made and entered into as of the 23rd day of October, 2000, by and among AVIATION GROUP, INC., a Texas corporation ("Parent"), AVIATION GROUP CANADA LTD., an Ontario corporation and wholly-owned subsidiary of Parent ("Aviation Subco"), and TRAVELBYUS.COM LTD., an Ontario corporation (the "Company").

                             W I T N E S S E T H:

     WHEREAS, Parent, Aviation Subco and the Company have previously entered into that certain Arrangement Agreement, dated as of May 3, 2000, as amended by First Amendment to Arrangement Agreement dated as of September 18, 2000 (collectively, the "Arrangement Agreement"); and

     WHEREAS, Parent, Aviation Subco and the Company now desire to further amend the Arrangement Agreement as set forth below.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Defined Terms. Unless otherwise defined herein, capitalized terms used
          -------------
herein shall have the meanings, if any, assigned to them in the Arrangement Agreement.

     2.   Amendment to the Arrangement Agreement.
          --------------------------------------

     The first sentence of Section 9.1.4 of the Arrangement Agreement is hereby
                           -------------
amended and restated in its entirety to read as follows:

          "By either party if the Arrangement and the other transactions contemplated hereby shall not have been consummated on or before 5:00 p.m., Toronto time on December 31, 2000."

     3.   Effective Date.  This Amendment will become effective upon the
          --------------
execution hereof by each of the parties set forth on the signature page hereto.

     4.   Miscellaneous.
          -------------

          (a) The Arrangement Agreement, as amended hereby, shall remain in full force and effect.

          (b) This Amendment shall be binding upon and enure to the benefit of the parties hereto and the permitted successors, assigns, heirs, executors and administrators of the parties.

          (c) This Amendment shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

          (d) This Amendment, together with the Arrangement Agreement, as amended, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

          (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Amendment shall be sufficient to bind the party or parties whose signature(s) appear(s) hereon.


    [The remainder of this page is intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, Parent, Aviation Subco and the Company have executed and delivered this Amendment as of the day and year first above written.

                                        PARENT:

                                        AVIATION GROUP, INC.



                                        By:    /s/ Richard L. Morgan
                                        Name:  Richard L. Morgan
                                        Title: Executive Vice President


                                        AVIATION SUBCO:

                                        AVIATION GROUP CANADA LTD.



                                        By:    /s/ Richard L. Morgan
                                        Name:  Richard L. Morgan
                                        Title: Vice President


                                        THE COMPANY:

                                        TRAVELBYUS.COM LTD.



                                        By:    /s/ Bill Kerby
                                        Name:  Bill Kerby
                                        Title: Chief Executive Officer

                                                                      APPENDIX B

                               PLAN OF ARRANGEMENT

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT, ONTARIO
                  INVOLVING AND AFFECTING TRAVELBYUS.COM LTD.
                     AND THE HOLDERS OF ITS COMMON SHARES
                             OPTIONS AND WARRANTS

                                   ARTICLE 1
                                INTERPRETATION

Section 1.1 DEFINITIONS. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made; (i) pursuant to the Arrangement Agreement; (ii) in accordance with section 6.1 hereof; or (iii) at the direction of the Court in the Final Order.

"ARRANGEMENT AGREEMENT" means the agreement by and among Parent, Aviation Subco and the Company, dated as of May 3, 2000, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement.

"ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Company Common Shares at the Meeting.

"AUTOMATIC REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"AVIATION SUBCO" means Aviation Group Canada Ltd.

"BUSINESS DAY" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"COMPANY" means travelbyus.com ltd.

"COMPANY COMMON SHARES" means common shares in the capital of the Company.

"COMPANY SECURITIES" means those securities listed in Exhibit "B" attached hereto.

"COURT" means the Ontario Court of Justice (General Division).

"DEPOSITARY" means Montreal Trust Company at its principal transfer office in Toronto, Ontario.

"DIRECTOR" means the Director appointed under the OBCA.

"DISSENT PROCEDURES" has the meaning set out in section 3.1.

"EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the date and time upon which the Articles of Arrangement shall be duly certified and filed with the Director under the OBCA.

"EXCHANGE PUT RIGHT" has the meaning ascribed thereto in section 5.3.

"EXCHANGE RATIO" means the ratio of exchange of Exchangeable Shares for Company Common Shares, as determined under the Arrangement Agreement, being one Exchangeable Share for each one Company Common Share, subject to adjustment as provided in the Arrangement Agreement.

"EXCHANGEABLE SHARE CONSIDERATION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"EXCHANGEABLE SHARE PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Exhibit "A" attached hereto.

"EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of the Company provided for in this Plan of Arrangement.

"FINAL ORDER" means the final order of the Court approving the Arrangement.

"LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section
5.1.

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1.

"LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"MEETING" means the special meeting of the shareholders of the Company to be held to consider this Plan of Arrangement.

"OBCA" means the Business Corporations Act, Ontario.

"OPTIONS" means all options to purchase Company Common Shares outstanding as at the Effective Time.

"OPTIONHOLDERS" means holders of Options.

"PARENT" means Aviation Group, Inc.

"PARENT COMMON STOCK" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section
5.2.

"REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2.

"SUBSIDIARY" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares and if there is more than one such transfer agent then the principal Canadian agent.

"VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement among Parent, Aviation Subco, the Company and the Trustee named therein to be dated as of the Effective Time and provided for in the Arrangement Agreement, as amended from time to time.

"WARRANTS" means the warrants to purchase Company Common Shares forming part of the Company Securities.

"WARRANTHOLDERS" means holders of Warrants.

Section 1.2 SECTIONS, HEADINGS AND APPENDIXES. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Exhibit refers to the specified section of or Exhibits to this Plan of Arrangement. The Exhibits are incorporated herein and are part hereof.

Section 1.3 NUMBER, GENDER AND PERSONS. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

Section 1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

Section 1.5 CURRENCY. Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

Section 1.6 STATUTORY REFERENCES. Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                    ARTICLE 2
                                   ARRANGEMENT

Section 2.1 ARRANGEMENT. At the Effective Time, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality and shall become effective at, and be binding at and after, the Effective Time on: (i) Parent and Aviation Subco; (ii) the Company; (iii) all holders of Company Common Shares;
(iv) all holders of Exchangeable Shares; and (v) all holders of Company
Securities:

      (a) The Articles of Incorporation of the Company shall be amended to create and authorize an unlimited number of Exchangeable Shares and one Class X Preferred Share.

      (b) The Company shall issue to Aviation Subco one Class X Preferred Share in consideration for the payment by Aviation Subco to the Company of an amount equal to the fair market value, as determined by the board of directors of the Company, of one Company Common Share. No certificate shall be issued in respect of the Class X Preferred Share.

      (c) Each Company Common Share (other than Company Common Shares held by holders who have exercised their rights of dissent in accordance with section 3.1 hereof and who are ultimately entitled to be paid the fair value for such shares and other than Company Common Shares held by Parent, Aviation Subco or any Subsidiary thereof) will be exchanged at the Exchange Ratio for a number of Exchangeable Shares, and each such holder thereof will receive a whole number of Exchangeable Shares resulting therefrom.

      (d) Upon the exchange referred to in subsection (c) above, each such holder of a Company Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Company Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection (c) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

      (e) The aggregate stated capital of the Exchangeable Shares shall be equal to the aggregate stated capital immediately prior to the Effective Time of the Company Common Shares which are exchanged pursuant to such subsection 2.1(c) above, thereby excluding the stated capital attributable to the fractional shares for which payment is made as contemplated in subsection (c) above.

      (f) The Articles of Incorporation of the Company shall be amended to reduce the number of authorized Company Common Shares to one and the rights, privileges, restrictions and conditions attaching to the Company Common Share shall be changed and restated as set forth in Exhibit "A".

      (g) The one outstanding Class X Preferred Share will be exchanged for one fully-paid and non-assessable Company Common Share and the holder thereof shall cease to be a holder of the Class X Preferred Share, shall have its name removed from the register of holders of the Class X Preferred Share and shall become a holder of the Company Common Share to which it is entitled as a result of the exchange referred to in this subsection (g) and such holder's name shall be added to the register as holder of the Company Common Share accordingly.

      (h) The stated capital of the one Company Common Share shall be equal to the stated capital of the one Class X Preferred Share immediately prior to the exchange contemplated in subsection (g).

      (i) The Articles of Incorporation of the Company shall be amended to delete the Class X Preferred Share and the authorized but unissued Class of Preferred Shares in the capital of the Company from the authorized share capital so that, after giving effect to the foregoing provisions of this section 2.1, the authorized capital of the Company shall consist of an unlimited number of Exchangeable Shares having the rights, privileges, restrictions and conditions set forth in Exhibit "A" attached hereto and one Common Share having the rights, privileges, restrictions and conditions set forth in Exhibit "A" attached hereto.

      (j) Each of the then outstanding Options, with the consent of each Optionholder, shall be converted into an option issued under Parent's 1997 Stock Option Plan to purchase the number of shares of Parent Common Stock equal to the number determined by multiplying the number of Company Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio and converted from Canadian dollars to U.S. dollars at the noon spot exchange rate announced by the Bank of Canada on the third Business Day immediately preceding the Effective Time. If Parent effects a one-for-five reverse split or consolidation of the Parent Common Stock prior to completion of or in connection with the Arrangement, the Exchange Ratio for purposes of the preceding sentence shall be deemed to be one fifth (1/5). If the foregoing calculation results in an exchanged Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such Option shall be rounded down to the nearest whole number of shares and the exercise price per whole share of Parent Common Stock will be as determined above. The Options as so converted shall be further modified as necessary to effect such conversion. The term, exercisability and vesting schedule of the Options will otherwise be unchanged by the provisions of this subsection (j) and shall operate in accordance with their terms. The Options will be subject to the terms and conditions of Parent's 1997 Stock Option Plan. The obligations of the Company under the Options as so converted shall be assumed by Parent.

      (k) Each of the then outstanding Warrants will be deemed to be exercisable for Exchangeable Shares without any further action on the part of any Warrantholder.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

Section 3.1 RIGHTS OF DISSENT. Holders of Company Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "DISSENT PROCEDURES") in connection with the Arrangement, provided that, notwithstanding section 185 of the OBCA, the written objection to the Arrangement Resolution referred to in section 185 of the OBCA must be received by the Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Meeting. Holders of Company Common Shares who duly exercise such rights of dissent and who:

      (a) are ultimately entitled to be paid fair value for their Company Common Shares shall be deemed to have transferred such Company Common Shares to the Company for cancellation at the Effective Time; or

      (b) are ultimately not entitled, for any reason, to be paid the fair value for their Company Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non dissenting holder of Company Common Shares;

but in no case shall the Company or any other person be required to recognize such holders as holders of Company Common Shares on and after the Effective Time and the names of such persons shall be deleted from the registers of holders of Company Common Shares as at the Effective Time.

                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

Section 4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. At or promptly after the Effective Time, the Company shall deposit with the Depositary, for the benefit of the holders of Company Common Shares exchanged pursuant to subsection 2.1(c), certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(c) upon the exchange. Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding Company Common Shares together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.2) and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Company Common Shares, shall be deemed at any time after the Effective Time, but subject to section 4.5, to represent only the right to receive upon such surrender; (a) the certificate representing Exchangeable Shares as contemplated by this section 4.1; and (b) any dividends or distributions with a record date after the Effective Time theretofor paid or payable with respect to Exchangeable Shares as contemplated by section 4.2.

Section 4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any formerly outstanding Company Common Shares which were exchanged pursuant to section 2.1, unless and until the certificate representing such shares shall be surrendered in accordance with section 4.1. Subject to applicable law and to section 4.5, at the time of such surrender of any such certificate, there shall be paid to the holder of the Exchangeable Shares resulting from exchange, in all cases without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofor paid with respect to such Exchangeable Shares, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender.

Section 4.3 NO FRACTIONAL SHARES. No certificates or scripts representing fractional Exchangeable Shares, if applicable, shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of the Company. If applicable, all fractions shall be rounded down to the next lowest number.

Section 4.4 LOST CERTIFICATES. If any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares which were exchanged pursuant to section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto) deliverable in respect thereof as determined in accordance with section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Company, Parent, Aviation Subco and the Transfer Agent, as the case may be, in such sum as the Company may direct, or otherwise indemnify the Company, Parent, Aviation Subco and the

Transfer Agent in a manner satisfactory to the Company, Parent, Aviation Subco and the Transfer Agent against any claim that may be made against the Company, Parent, Aviation Subco or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.5 EXTINGUISHMENT OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares which was exchanged pursuant to section 2.1 and has not been deposited, with all other instruments required by section 4.1, on or prior to January 1, 2003 shall cease to represent a claim or interest of any kind or nature as a shareholder of the Company. On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Company, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder, for no consideration and shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such shares.

Section 4.6 WITHHOLDING RIGHTS. The Company, Parent, Aviation Subco and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Shares or Exchangeable Shares such amounts as the Company, Parent, Aviation Subco or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Parent, Aviation Subco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Parent, Aviation Subco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Parent, Aviation Subco or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 5
                 CERTAIN RIGHTS AND OBLIGATIONS OF PARENT AND
                 AVIATION SUBCO TO ACQUIRE EXCHANGEABLE SHARES

Section 5.1   PARENT AND AVIATION SUBCO LIQUIDATION CALL RIGHT.

      (a) Parent and Aviation Subco (as they shall determine) shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Parent, Aviation Subco and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by Parent or Aviation Subco, as the case may be, to each holder of Exchangeable Shares, the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION CALL PURCHASE PRICE"). In the event of the exercise of the Liquidation Call Right by Parent or Aviation Subco, each holder shall be obligated to sell all of the Exchangeable Shares held by the holder to Parent or Aviation Subco, as the case may be, on the Liquidation Date on payment by Parent or Aviation Subco to the holder of the Liquidation Call Purchase Price for each such share.

      (b) To exercise the Liquidation Call Right, Parent or Aviation Subco must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Company of its intention to exercise such right at least 20 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Company. Parent or Aviation Subco, as the case may be, shall also notify the Transfer Agent accordingly if they do not intend to exercise the Liquidation Call Right. The Transfer Agent shall notify the holders of Exchangeable Shares as to whether or not Parent or Aviation Subco have exercised the Liquidation

              Call Right forthwith after the expiry of the date by which the same may be exercised by Parent or Aviation Subco. If neither Parent nor Aviation Subco exercise the Liquidation Call Right, on the Liquidation Date the Company will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

      (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Parent or Aviation Subco, as the case may be, shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Parent or Aviation Subco, as the case may be, without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Stock delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor and the Transfer Agent on behalf of Parent or Aviation Subco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration to which the holder is entitled. If neither Parent nor Aviation Subco exercises the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Company in connection with the liquidation, dissolution or winding-up of the Company pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to remain a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

Section 5.2   PARENT AND AVIATION SUBCO REDEMPTION CALL RIGHT.

(a) Parent and Aviation Subco (as they shall determine) shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to
      Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Parent, Aviation Subco or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent or Aviation Subco, as the case may be, to the holder of Exchangeable Shares the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of the Redemption Call Right by Parent or Aviation Subco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Parent or Aviation Subco, as the case may be, on the Automatic Redemption Date on payment by Parent or Aviation Subco to the holder of the Redemption Call Purchase Price for each such share.

(b) To exercise the Redemption Call Right, Parent or Aviation Subco must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Company of its intention to exercise such right not later than the date by which the Company is required to give notice of the Automatic Redemption Date. If Parent or Aviation Subco exercise the Redemption Call Right, on the Automatic Redemption Date it will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Parent or Aviation Subco, as the case may be, shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer

      Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Parent or Aviation Subco, as the case may be, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent or Aviation Subco, as the case may be, shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If neither Parent nor Aviation Subco exercises the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Company in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

Section 5.3 EXCHANGE PUT RIGHT. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust
Agreement:

      (a) a holder of Exchangeable Shares shall have the right (the "EXCHANGE PUT RIGHT") at any time to require Parent or Aviation Subco (as they shall determine) to purchase all or any part of the Exchangeable Shares of the holder; and

      (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to Parent or Aviation Subco, as the case may be, and Parent or Aviation Subco, as the case may be, shall be required to purchase from the holder, no later than the time or times prescribed therefor herein or in the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Parent or Aviation Subco, as the case may be, of the Exchangeable Share Price applicable thereto and delivery by or on behalf of Parent or Aviation Subco, as the case may be, of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

                                    ARTICLE 6
                                    AMENDMENT

Section 6.1 PLAN OF ARRANGEMENT AMENDMENT. The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification or supplement must be contained in a written document that is: (a) agreed to by Parent and Aviation Subco; (b) filed with the Court and, if made following the Meeting, approved by the Court; and (c) communicated to holders of Company Common Shares in the manner required by the Court (if so required). Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting (provided that Parent and Aviation Subco shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes. Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only: (a) if it is consented to by the Company; (b) if it is consented to by Parent and Aviation Subco; and (c) if required by the Court or applicable law, it is consented to by the holders of the Company Common Shares or the Exchangeable Shares as the case may be.

                                  Exhibit "A"

         SHARE PROVISIONS FOR TRAVELBYUS.COM LTD. (THE "CORPORATION")

                                    ARTICLE 1
                                 INTERPRETATION

For the purposes of these rights, privileges, restrictions and conditions, the following defined terms shall have the respective meanings set forth below:

1.1 "ACT" means the Business Corporations Act (Ontario), as amended, consolidated or reenacted from time to time.

"AGGREGATE EQUIVALENT VOTE AMOUNT" means with respect to any matter, proposition or question on which holders of Aviation Common Stock are entitled to vote, consent or otherwise act, the product of; (i) the number of Exchangeable Shares then issued and outstanding and held by holders other than Aviation, Aviation Subco and their respective Subsidiaries; divided by five; and multiplied by (ii) the number of votes to which a holder of one share of Aviation Common Stock is entitled with respect to such matter, proposition or question.

"AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7, which date shall be the first to occur of; (a) January 1, 2003; (b) the date selected by the Board of Directors at a time when less than 15% of the Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by Aviation, Aviation Subco and their respective Subsidiaries and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding; (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would not be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below or; (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required to approve or disapprove as applicable, any change to or in the rights of the holders of Exchangeable Shares if the approval or disapproval as applicable of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the Aviation Common Stock; or (e) an Aviation Control Transaction or a TBU Control Transaction occurs in which case provided the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable in the circumstances of such Aviation Control Transaction or TBU Control Transaction to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Aviation Control Transaction or TBU Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Aviation Control Transaction or TBU Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to January 1, 2003 as they may determine upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances.

"AVIATION" means Aviation Group, Inc., a corporation incorporated under the laws of the State of Texas and includes any successor corporation.

"AVIATION CALL NOTICE" has the meaning ascribed thereto in section 6.3.

"AVIATION COMMON STOCK" means the post-Consolidation shares of common stock of Aviation with a par value of US$0.01 per share, having one vote per share and any other securities resulting from the application of section 2.7 of the Support Agreement.

"AVIATION CONTROL TRANSACTION" means any sale of a majority of the outstanding voting shares of Aviation or any merger, amalgamation or tender offer or any proposal to do so.

"AVIATION DIVIDEND DECLARATION DATE" means the date on which the board of directors of Aviation declares any dividend on the Aviation Common Stock.

"AVIATION SPECIAL SHARE" means the one share of Special Voting Stock of Aviation with a par value of US$0.01 and having voting rights at meetings of holders of Aviation Common Stock equal to the Aggregate Equivalent Vote Amount.

"AVIATION SUBCO" means Aviation Group Canada Ltd., a corporation incorporated under the laws of the Province of Ontario and includes any successor corporation.

"BOARD OF DIRECTORS" means the Board of Directors of the Corporation and any committee thereof acting within its authority.

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or more of Toronto, Ontario and Dallas, Texas.

"CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying: (i) the Foreign Currency Amount; by (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

"CLASS X PREFERRED SHARE" means the Class X Preferred Share of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"COMMON SHARES" means the common shares in the capital of the Corporation.

"CONSOLIDATION" means the consolidation of the shares of Aviation Common Stock, which is to occur prior to or in connection with the initial issuance of the Exchangeable Shares, pursuant to which five pre-Consolidation shares of Aviation common stock are to be combined into one post-Consolidation share of Aviation Common Stock.

"CORPORATION" means travelbyus.com ltd., a corporation incorporated under the laws of the Province of Ontario and includes any successor corporation.

"CURRENT MARKET PRICE" in respect of a share of Aviation Common Stock means on any date, the average of the closing prices of Aviation Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on Nasdaq or if Aviation Common Stock is not then traded on Nasdaq, on such other principal U.S. stock exchange or automated quotation system on which the Aviation Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose. If in the opinion of the Board of Directors the public distribution or trading activity of the Aviation Common Stock during such period does not create a market which reflects the fair market value of Aviation Common Stock then the Current Market Price per share of Aviation Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate. Any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"EXCHANGE PUT DATE" has the meaning ascribed thereto in section 8.2.

"EXCHANGE PUT RIGHT" has the meaning ascribed thereto in subsection 8.1(a).

"EXCHANGEABLE SHARE CONSIDERATION" means for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to the Exchange Put Right of Exchangeable Shares pursuant to these share provisions, the Support Agreement or the Voting and Exchange Trust Agreement:

(a) certificates representing the aggregate number of shares of Aviation Common Stock deliverable in connection with such action on the basis of five Exchangeable Shares for each one share of Aviation Common Stock (after the Consolidation occurs);

(b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared and unpaid and undeclared but payable cash dividends deliverable in connection with such action; and

(c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such action;

provided that: (i) the part of the consideration which is the Current Market Price of a share of Aviation Common Stock shall be fully paid and satisfied by the delivery of one share of Aviation Common Stock (which as a result of the Consolidation will be on the basis of five Exchangeable Shares for each one share of Aviation Common Stock); (ii) the part of the consideration which represents non-cash dividends remaining unpaid shall be fully paid and satisfied by delivery of such non-cash items; (iii) any such stock shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (iv) such consideration shall be paid less any tax required to be deducted or withheld therefrom and without interest. In the event that the foregoing provisions would require the delivery of a fractional share of Aviation Common Stock, such fractional share shall be rounded up to the next whole share of Aviation Common Stock.

"EXCHANGEABLE SHARE PRICE" means for each Exchangeable Share, an amount equal to the aggregate of:

(a) the Current Market Price of a share of Aviation Common Stock divided by five (based on the Consolidation); plus

(b) an additional amount equal to the full amount of all cash dividends declared and unpaid and undeclared but payable cash dividends deliverable in connection with such action on such Exchangeable Share; plus

(c) an additional amount equal to all dividends declared on a share of Aviation Common Stock which have not been declared on such Exchangeable Share in accordance herewith divided by five (based on the Consolidation); plus

(d) an additional amount representing non-cash dividends declared and unpaid on such Exchangeable Share.

"EXCHANGEABLE SHARES" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5.1.

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.4.

"LIQUIDATION DATE" has the meaning ascribed thereto in section 5.1.

"LIQUIDATION EVENT" has the meaning ascribed thereto in section 5.1.

"NASDAQ" shall mean The Nasdaq Stock Market, Inc.'s National Market or SmallCap Market.

"PURCHASE PRICE" has the meaning ascribed thereto in section 6.3.

"REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section
7.3.

"REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 7.3.

"REDEMPTION PRICE" has the meaning ascribed thereto in section 7.1.

"RETRACTED SHARES" has the meaning ascribed thereto in subsection 6.1(i).

"RETRACTION CALL RIGHT" has the meaning ascribed thereto in subsection 6.1(iii).

"RETRACTION DATE" has the meaning ascribed thereto in subsection 6.1(ii).

"RETRACTION PRICE" has the meaning ascribed in section 6.1.

"RETRACTION REQUEST" has the meaning provided in section 6.1.

"SUBSIDIARY" in relation to any person means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

"SUPPORT AGREEMENT" means the Support Agreement among Aviation, Aviation Subco and the Corporation made as of ________, 2000.

"TBU CONTROL TRANSACTION" means any sale of a majority of the outstanding voting shares of the Corporation by Aviation or any affiliate of Aviation to an arm's length third party, any merger, amalgamation or tender offer or any proposal to do so.

"TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares and if there is more than one such agent then the principal Canadian agent.

"TRUSTEE" means the Trustee appointed under the Voting and Exchange Trust Agreement and any successor trustee.

"VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement among Aviation, Aviation Subco, the Corporation and the Trustee made as of __________________, 2000.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1 Subject to applicable law, on each Aviation Dividend Declaration Date a holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall declare a dividend on each Exchangeable Share; (a) in the case of a cash dividend declared on the Aviation Common Stock, in an amount in cash for each Exchangeable Share in U.S. dollars or the Canadian Dollar Equivalent thereof on the Aviation Dividend Declaration Date, in each case, corresponding to one-fifth of the cash dividend declared on each share of Aviation Common Stock; or (b) in the case of a stock dividend declared on the Aviation Common Stock to be paid in Aviation Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Aviation Common Stock to be paid on each share of Aviation Common Stock, divided by five; or (c) in the case of a dividend declared on the Aviation Common Stock in property other than cash or Aviation Common Stock in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of Aviation Common Stock, divided by five. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of and the payment date for any dividend declared on the Exchangeable Shares under section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Aviation Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3 the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not do any of the following without the approval of the holders of the Exchangeable Shares given as specified in Article 10:

(a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares (other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares);

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

The restrictions in subsections (a), (b) and (c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared on the Aviation Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs (a "LIQUIDATION EVENT") a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Corporation to the holders of Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"). The Corporation shall be entitled to liquidate some of the Aviation Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date and subject to the exercise by Aviation or Aviation Subco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation

Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or to cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada whereupon the Corporation's obligations with respect to the Liquidation Amount shall be deemed to have been fully satisfied. Upon such deposit being made the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon payment or deposit of the Exchangeable Share Consideration and surrender of certificates representing the Exchangeable Shares, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Aviation Common Stock delivered to them. Notwithstanding the foregoing until such payment or deposit of such Exchangeable Share Consideration the holder shall be deemed to be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4 In the event of a Liquidation Event, Aviation and Aviation Subco (as they shall determine) shall have the overriding right to purchase from all but not less than all of the holders (other than Aviation, Aviation Subco and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders (the "LIQUIDATION CALL RIGHT") on payment by Aviation or Aviation Subco, as the case may be, to each holder of Exchangeable Shares, the Liquidation Amount. In the event of the exercise of the Liquidation Call Right by Aviation or Aviation Subco, as the case may be, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Aviation or Aviation Subco, as the case may be, on the Liquidation Date on payment by Aviation or Aviation Subco, as the case may be, to the holder of the Liquidation Amount for each such share.

5.5 To exercise the Liquidation Call Right, Aviation or Aviation Subco, as the case may be, must notify the Corporation and the Transfer Agent in writing of their intention to exercise such right at least 55 days before the Liquidation Date in the case of a Liquidation Event or in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. Aviation shall also notify the Transfer Agent accordingly if they do not intend to exercise the Liquidation Call Right. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Aviation or Aviation Subco, as the case may be, has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by Aviation or Aviation Subco, as the case may be. If Aviation or Aviation Subco, as the case may be, exercises the Liquidation Call Right on the Liquidation Date, Aviation or Aviation Subco, as the case may be, will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Amount.

5.6 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Aviation or Aviation Subco, as the case may be, shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the Liquidation Amount. If such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Amount payable by Aviation or Aviation Subco, as the case may be, without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date, provided such holder has surrendered his certificates representing the Exchangeable Shares held by him, be considered and deemed for all purposes to be the holder of the Aviation Common Stock delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor and the Transfer Agent on behalf of Aviation or Aviation Subco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration to which the holder is entitled. If neither Aviation nor Aviation Subco exercises the Liquidation Call Right in the manner described above on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the

Liquidation Amount otherwise payable by the Corporation in connection with the Liquidation Event. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 Subject to the exercise by Aviation or Aviation Subco, as the case may be, of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem any or all of the Exchangeable Shares
(in multiples of five if less than all fo the Exchangeable Shares are to be redeemed) registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"). The Corporation shall be entitled to liquidate some of the Aviation Common Stock that would otherwise be deliverable to the holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule "A" or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule "A" or in such other form as may be acceptable to the Corporation:

    (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation
    (in multiples of five if less than all of the Exchangeable Shares are to be redeemed);

    (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE") provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that in the event that no such Business Day is specified by the holder in the Retraction Request the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

    (iii) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Aviation and Aviation Subco (as they shall determine) to purchase all but not less than all of the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3.

6.2 Subject to the exercise by Aviation or Aviation Subco, as the case may be, of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 of a certificate or certificates representing the number of Exchangeable Shares (in multiples of five if less than all of the Exchangeable Shares are to be redeemed) which the holder desires to have the Corporation redeem together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with section 6.4. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by Aviation or Aviation Subco, as the case may be, pursuant to the Retraction Call Right a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Aviation and Aviation Subco thereof. In order to exercise the Retraction Call Right, Aviation or Aviation Subco, as the case may be, must notify the Corporation in writing of its determination to do so (the "AVIATION CALL NOTICE") within two Business Days of such notification. If neither Aviation nor Aviation Subco notifies the Corporation within two Business Days, the Corporation will notify the holder as soon as possible thereafter that Aviation or Aviation Subco, as the case may be, will not exercise the Retraction Call Right. If Aviation or Aviation Subco, as the case may be, delivers the Aviation Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Aviation or Aviation Subco, as the case may be, in accordance with the Retraction Call Right. In such event the Corporation shall not redeem the Retracted Shares and Aviation or Aviation Subco, as the case may be, shall purchase from such holder and such holder shall sell to Aviation or Aviation Subco, as the case may be, on the Retraction Date the Retracted Shares for a purchase price

(the "PURCHASE PRICE") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Aviation or Aviation Subco, as the case may be, shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. If such Exchangeable Share Consideration has been so deposited with the Transfer Agent the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and for greater certainty no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither Aviation nor Aviation Subco delivers an Aviation Call Notice within two Business Days or otherwise complies with these Exchangeable Share provisions in respect thereto and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this
Article 6.

6.4 The Corporation or Aviation or Aviation Subco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or the total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof other than the right to receive his proportionate part of the total Retraction Price or the total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Aviation or Aviation Subco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Aviation Common Stock delivered to it. Notwithstanding the foregoing until payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date and provided that neither Aviation nor Aviation Subco shall have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2. If the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 as a result of liquidity or solvency requirements or applicable law shall be deemed, by giving the Retraction Request to require Aviation or Aviation Subco, as the case may be, to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Aviation or Aviation Subco, as the case may be, to such holder of the Purchase Price for each such Retracted Share all as more specifically provided in the Voting and Exchange Trust Agreement and Aviation or Aviation Subco, as the case may be, shall make such purchase.

6.7 By notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, a holder of Retracted Shares may withdraw its Retraction Request whereupon such Retraction Request shall be null and void and for greater certainty and without limitation, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Aviation or Aviation Subco, as the case may be, shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law and if neither Aviation nor Aviation Subco exercise the Redemption Call Right, on the Automatic Redemption Date the Corporation shall redeem all of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION PRICE"). The Corporation shall be entitled to liquidate some of the Aviation Common Stock which would otherwise be deliverable to the holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation or the Transfer Agent on behalf of the Corporation, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date, shall send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by Aviation or Aviation Subco, as the case may be, under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 Aviation and Aviation Subco (as they shall determine) shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to section 7.1, to purchase from all but not less than all of the holders (other than Aviation, Aviation Subco or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Aviation or Aviation Subco, as the case may be, to the holder of Exchangeable Shares, the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of the Redemption Call Right by Aviation or Aviation Subco, as the case may be, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Aviation or Aviation Subco, as the case may be, on the Automatic Redemption Date on payment by Aviation or Aviation Subco, as the case may be, to the holder of Exchangeable Shares, the Redemption Call Purchase Price for each such share. To exercise the Redemption Call Right, Aviation or Aviation Subco, as the case may be, must notify the Corporation and the Transfer Agent in writing of their intention to exercise such right not later than the date by which the Corporation is required to give notice of the Automatic Redemption Date. On the Automatic Redemption Date, if either Aviation or Aviation Subco, as the case may be, exercises the Redemption Call Right, Aviation or Aviation Subco, as the case may be, will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

7.4 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Aviation or Aviation Subco, as the case may be, shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. If such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Aviation or Aviation Subco, as the case may be, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Aviation Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor and the Transfer Agent on behalf of Aviation or Aviation Subco, as the case may be, shall deliver to such holder, the

Exchangeable Share Consideration to which the holder is entitled. If neither Aviation nor Aviation Subco exercises the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

7.5 On or after the Automatic Redemption Date and subject to the exercise by Aviation or Aviation Subco, as the case may be, of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption in a custodial account or for safe keeping in the case of non-cash items with any chartered bank or trust company in Canada named in such notice whereupon the obligations of the Corporation with respect thereto shall be deemed to have been satisfied in full. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited against presentation and surrender of the said certificates held by them, respectively in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration and surrender by the holder of certificates representing his Exchangeable Shares, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Aviation Common Stock delivered to them. Notwithstanding the foregoing until such payment or deposit of such Exchangeable Share Consideration is made the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                    ARTICLE 8
                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in the Voting and Exchange Trust Agreement:

(a) a holder of Exchangeable Shares shall have the right (the "EXCHANGE PUT RIGHT") at any time to require Aviation or Aviation Subco (as they shall determine) to purchase all or any part of the Exchangeable Shares of the holder (in multiples of five if less than all of the Exchangeable Shares are to be purchased); and

(b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to Aviation or Aviation Subco and Aviation or Aviation Subco, as the case may be, shall be required to purchase from the holder that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised in consideration of the payment by Aviation or Aviation Subco, as the case may be, of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under section 8.2) and delivery by or on behalf of Aviation or Aviation Subco, as the case may be, of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

8.2 The Exchange Put Right provided in section 8.1 above and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "EXCHANGE PUT DATE") accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require at the principal transfer office in Toronto, Ontario of the Trustee or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be: (i) in the form of the panel as set out on Schedule "B", if any, on the certificates representing Exchangeable Shares; (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose; or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid). Such notice shall also stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in section 8.1 shall be required to occur and Aviation or Aviation Subco, as the case may be, shall be required to take all actions on its part necessary to permit it to occur not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of Aviation or Aviation Subco, as the case may be, and subject to receipt by the Trustee from Aviation or Aviation Subco, as the case may be, of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price within the time stipulated in section 8.3. Delivery by Aviation or Aviation, as the case may be, to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price except as to any cheque included therein which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof other than the right to receive the total applicable Exchangeable Share Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions payment of the Exchangeable Share Consideration shall not be made in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date, provided that presentation and surrender of certificate and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by Aviation or Aviation Subco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Aviation Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but except as hereinafter provided only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 50% (or such higher percentage as may be required by law) of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by Aviation or its Subsidiaries). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 50% (or such higher percentage as may be required by law) of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 11
          RECIPROCAL CHANGES, ETC. IN RESPECT OF AVIATION COMMON STOCK

11.1  (a)    Each holder of an Exchangeable Share acknowledges that the Support
Agreement provides, in part, that Aviation will not:

      (i) issue or distribute Aviation Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Aviation Common Stock) to the holders of all or substantially all of the then outstanding Aviation Common Stock by way of stock dividend or other distribution; or

      (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Aviation Common Stock entitling them to subscribe for or to purchase shares of Aviation Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Aviation Common Stock); or

      (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Aviation Common Stock; (A) shares or securities of Aviation of any class other than Aviation Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Aviation Common Stock); (B) rights, options or warrants other than those referred to in subsection 11.1(a)(ii) above; (C) evidences of indebtedness of Aviation; or
             (D) assets of Aviation;

unless one or each of the Corporation, Aviation and Aviation Subco is permitted under applicable law to issue and distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets and the items referred to in clauses (i), (ii) and (iii) above, as applicable, are issued or distributed simultaneously to holders of Exchangeable Shares on the basis of the Consolidation.

(b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that, subject to the Consolidation as herein provided, Aviation will not:

      (i) subdivide, redivide or change the then outstanding shares of Aviation Common Stock into a greater number of shares of Aviation Common Stock; or

      (ii) reduce, combine or consolidate or change the then outstanding shares of Aviation Common Stock into a lesser number of shares of Aviation Common Stock; or

      (iii) reclassify or otherwise change the shares of Aviation Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of Aviation Common Stock;

unless the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to or in the rights of the holders of the Exchangeable Shares and the same or an economically equivalent change is simultaneously made to or in the rights of the holders of the Exchangeable Shares.

The Support Agreement further provides in part that with the exception of certain ministerial amendments the aforesaid provisions of the Support Agreement shall not be changed without the approval of Aviation, Aviation Subco, the Corporation and the holders of the Exchangeable Shares given in accordance with
Article 10.

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Aviation and Aviation Subco with all provisions of the Support Agreement, the Voting and Exchange Trust Agreement and Aviation's Articles of Incorporation, as amended, applicable to the Corporation, Aviation and Aviation Subco, respectively, in accordance with the terms thereof including without limitation taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to or waiver or forgiveness of its rights or obligations under the Support Agreement, the Voting and Exchange Trust Agreement or Aviation's Articles of Incorporation, as amended, without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

(a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares;

(b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections shall not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

13.1 The certificate evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Support Agreement and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Chief Executive Officer of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with a Liquidation Event or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the Chief Executive Officer of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or in the event of the address of any such holder not being so recorded then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption, retraction, exchange or purchase shall be cancelled.

                    PROVISIONS ATTACHING TO THE COMMON SHARE

The common shares ("COMMON SHARES") in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of the Common Shares shall be entitled to receive such dividends as may be declared by the Board of Directors out of property of the Corporation legally available therefor.

LIQUIDATION

Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of the Common Shares shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

VOTING

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares) and the Common Shares shall be entitled to one vote.

RESTRICTIONS

So long as any of the Exchangeable Shares of the Corporation are outstanding the Corporation shall not at any time without, but may at any time with, the approval of the Board of Directors and of the holders of the Common Shares issue any further Exchangeable Shares of the Corporation except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

               PROVISIONS ATTACHING TO THE CLASS X PREFERRED SHARE

The Class X Preferred Share in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

Subject to the prior rights of the holders of any shares ranking senior to the Class X Preferred Share with respect to priority in the payment of dividends, the holder of the Class X Preferred Share shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on December 31 in each year in arrears. Such dividends shall accrue from the date of issue to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof. Notwithstanding the foregoing, no dividend shall be payable if the Class X Preferred Share is cancelled on the same day it is issued.

DISSOLUTION

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class X Preferred Share with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holder of the Class X Preferred Share shall be entitled to receive an amount equal to the stated capital in respect of the Class X Preferred Share and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holder of the Class X Preferred Share of such amounts, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

VOTING RIGHTS

Except where specifically provided by the Act, the holder of the Class X Preferred Share shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

--------------------------------------------------------------------------------
                                  SCHEDULE "*"

                              STOCK TRANSFER POWER

   Please insert social insurance number or tax payer identification number of

                                            ------------------------------------

                                            ------------------------------------
                                                transferee, if applicable



For value received, the undersigned hereby sells, assigns and transfers unto




           (Please print or typewrite name and address of transferee)

                                         shares represented by this certificate,



and does hereby irrevocably constitute and appoint                    attorney

to transfer the said shares on the register of the within named Corporation with full power of substitution in the premises.



        (Date)              (Signature of Shareholder) (Guarantee of Signature)

--------------------------------------------------------------------------------

                                  SCHEDULE "A"

                              NOTICE OF RETRACTION

To: travelbyus.com ltd. (the "CORPORATION"), Aviation Group, Inc. ("AVIATION") and Aviation Group Canada Ltd. ("AVIATION SUBCO") c/o Montreal Trust Company of Canada (the "TRANSFER AGENT")



Pursuant to Article 6 of the Share Provisions of the Corporation the undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem on the Retraction Date in accordance with Article 6 of the Share Provisions:

[ ]      all shares represented by this certificate; or

[ ]                               shares only, in multiples of five;



The undersigned hereby notifies the Corporation that the Retraction Date shall be:

NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received by the Corporation. In the event that no such business day is correctly specified above the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the Retraction Call Right of Aviation and Aviation Subco (as they shall determine) to purchase all but not less than all of the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Aviation or Aviation Subco, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for a price per share equal to the Retraction Price and on the other terms and conditions set out in section 6.3 of the Share Provisions of the Corporation. If Aviation and Aviation Subco determine not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction and offer to sell the Retracted Shares to Aviation or Aviation Subco, as the case may be, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of liquidity or solvency requirements or other provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) shall be deemed to have occurred and the undersigned shall be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Aviation or Aviation Subco, as the case may be, to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation, Aviation and Aviation Subco that the undersigned:

[ ]      is       (select one)

[ ]      is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF A REPRESENTATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, ANY APPLICABLE WITHHOLDING ON ACCOUNT OF CANADIAN TAX WILL BE MADE FROM THE AMOUNTS PAYABLE HEREUNDER TO THE UNDERSIGNED.

The undersigned hereby represents and warrants to the Corporation, Aviation and Aviation Subco that the undersigned has full power and authority to give this notice and that the acquirer will acquire good title to the shares represented by this certificate to be acquired, free and clear of all liens, claims, encumbrances, security interests and adverse claims and interests.

         (Date)        (Signature of Shareholder)       (Guarantee of Signature)

[ ]      Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in and made payable to, or transferred into respectively the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) or other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed and all exigible transfer taxes are paid.

--------------------------------------------------------------------------------------------------------
Name of Person in Whose Name Securities or Cheque(s) or Other Non-Cash    Date
Assets Are to Be Registered, Issued or Delivered (please print)

--------------------------------------------------------------------------------------------------------
Street Address or P.O. Box                                                Signature of Shareholder

--------------------------------------------------------------------------------------------------------
City - Province                                                           Signature Guaranteed By

--------------------------------------------------------------------------------------------------------

NOTE: If the notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining shares will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power hereon is duly completed in respect of such shares.

U.S. Residents/Citizens must provide their Taxpayer Identification Number here:

                                  SCHEDULE "B*"
           NOTICE OF EXERCISE OF EXCHANGE RIGHT UPON INSOLVENCY EVENT

To: travelbyus.com ltd. (the "CORPORATION"), Aviation Group, Inc. ("AVIATION"), Aviation Group Canada Ltd. ("AVIATION SUBCO") and

         Montreal Trust Company of Canada (the "TRUSTEE")

In accordance with, and subject to, the Voting and Exchange Trust Agreement, the undersigned hereby instructs the Trustee to exercise the Exchange Right (as defined in the Voting and Exchange Trust Agreement) upon the occurrence and during continuance of an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) so as to require Aviation or Aviation Subco (as they shall determine) to purchase from the undersigned:

[ ]      all shares represented by this certificate; or

[ ]                                          shares only.

The undersigned hereby represents and warrants to the Corporation, Aviation and Aviation Subco and that the undersigned:

[ ]      is       (select one)

[ ]      is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF A REPRESENTATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, ANY APPLICABLE WITHHOLDING ON ACCOUNT OF CANADIAN TAX WILL BE MADE FROM THE AMOUNTS PAYABLE HEREUNDER TO THE UNDERSIGNED.

The undersigned hereby represents and warrants to the Corporation, Aviation and Aviation Subco, as the case may be, that the undersigned has full power and authority to give this notice and that Aviation or Aviation Subco, as the case may be, will acquire good title to the shares represented by this certificate to be acquired, free and clear of all liens, claims, encumbrances, security interests and adverse claims and interests.

         (Date)         (Signature of Shareholder)      (Guarantee of Signature)

[ ]      Please check box if the securities and any cheque(s) or other non-cash assets resulting from the exercise of the Exchange Right are to be held for pick-up by the shareholder at the principal transfer office of Montreal Trust Company of Canada in Toronto, Ontario failing which the securities and any cheque(s) or other non-cash assets will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the exercise of the Exchange Right will be issued and registered in and made payable to or transferred into respectively the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) or other non-cash assets resulting from such exchange will be delivered to such shareholder as indicated above unless the form appearing immediately below is duly completed and all exigible transfer taxes are paid.

-----------------------------------------------------------------------------------------------------------
Name of Person in Whose Name Securities or Cheque(s) or Other Non-Cash      Date
Assets Are to Be Registered, Issued or Delivered (please print)

-----------------------------------------------------------------------------------------------------------
Street Address or P.O. Box                                                  Signature of Shareholder

-----------------------------------------------------------------------------------------------------------
City - Province                                                             Signature Guaranteed By

-----------------------------------------------------------------------------------------------------------

NOTE: If the election to exchange is for less than all of the shares represented by this certificate, a certificate representing the remaining shares will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Stock Transfer Power hereon is duly completed in respect of such shares.

U.S. Residents/Citizens must provide their Taxpayer Identification Number here:

NOTICE: THE SIGNATURE TO THE STOCK TRANSFER POWER, NOTICE OF RETRACTION OR NOTICE OF EXERCISE OF EXCHANGE RIGHT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, TRUST COMPANY, MEMBER OF A RECOGNIZED STOCK EXCHANGE IN CANADA OR A MEMBER OF THE SECURITIES TRANSFER ASSOCIATION MEDALLION (STAMP) PROGRAM.

                                  Exhibit "B"

                          LIST OF COMPANY SECURITIES

                                                                      APPENDIX D

                   FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of _________, by and among Aviation Group, Inc. a corporation incorporated under laws of the State of Texas ("PARENT"), Aviation Group Canada Ltd., a corporation incorporated under the laws of the Province of Ontario ("AVIATION SUBCO"), travelbyus.com Ltd. a corporation incorporated under the laws of the Province of Ontario (the "COMPANY"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada (the "TRUSTEE").

WHEREAS pursuant to an Arrangement Agreement dated May 3, 2000 (the "ARRANGEMENT AGREEMENT") by and among the Company, Parent and Aviation Subco (collectively, the "TRANSACTION PARTIES"), the Transaction Parties agreed that at or prior to the Effective Time (as defined in the Arrangement Agreement), the Transaction Parties and the Trustee would execute and deliver a Voting and Exchange Trust Agreement on terms and conditions satisfactory to the parties thereto;

WHEREAS all capitalized terms when not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Arrangement Agreement;

WHEREAS pursuant to the arrangement effected by the Articles of Arrangement dated ___________ (the "ARTICLES OF ARRANGEMENT") filed pursuant to the Business Corporations Act (Ontario), each issued and outstanding common share (a "COMMON SHARE") of the Company (other than those Common Shares held by dissenters who have exercised their dissent rights and who are ultimately entitled to be paid the fair value for such Common Shares and other than those Common Shares held by Parent, Aviation Subco or any of their respective Subsidiaries) was exchanged for one Exchangeable Share of the Company. (individually an "EXCHANGEABLE SHARE" and collectively, the "EXCHANGEABLE SHARES");

WHEREAS the Articles of Arrangement set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "EXCHANGEABLE SHARE PROVISIONS");

WHEREAS Parent is to provide voting rights to each holder from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per Parent Common Stock;

WHEREAS Parent is to grant to and in favor of the holders from time to time of Exchangeable Shares certain rights to require Parent to purchase all or any part of the Exchangeable Shares held by the holders;

WHEREAS the parties desire to make appropriate provision and to establish a procedure (i) whereby voting rights in Parent shall be exercisable from time to time by holders of Exchangeable Shares by and through the Trustee which will hold legal title to one share of Special Voting Stock of Parent, par value US$0.01 (the "SPECIAL VOTING STOCK") to which voting rights attach for the benefit of such holders; and (ii) whereby the rights to require Parent to purchase Exchangeable Shares from the holders thereof shall be exercisable by such holders from time to time by and through the Trustee, which will hold legal title to such rights for the benefit of such holders; and

WHEREAS these recitals and all statements of fact in this Agreement are made by the Transaction Parties and not by the Trustee;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this Agreement the following terms shall have the following meanings:

"AGGREGATE EQUIVALENT VOTE AMOUNT" means with respect to any matter, proposition or question on which holders of Parent Common Stock are entitled to vote, consent or otherwise act, the product of; (a) the number of Exchangeable Shares then issued and outstanding and held by Holders (as hereinafter defined); multiplied by (b) the number of votes to which a holder of one share of Parent Common Stock is entitled with respect to such matter, proposition or question.

"APPLICABLE LAWS" has the meaning ascribed thereto in section 5.11.

"ARRANGEMENT" has the meaning ascribed thereto in the preambles to this Agreement.

"ARRANGEMENT AGREEMENT has the meaning ascribed thereto in the preambles to this Agreement.

"ARTICLES OF ARRANGEMENT" has the meaning ascribed thereto in the preambles to this Agreement.

"AUTOMATIC EXCHANGE RIGHTS" means the obligation of Parent or Aviation Subco (as they shall determine) to effect the automatic exchange of Parent Common Stock for Exchangeable Shares pursuant to section 5.13.

"BOARD OF DIRECTORS" means the board of directors of the Company.

"BUSINESS DAY" has the meaning ascribed thereto in the Arrangement Agreement.

"COMMON SHARES" has the meaning ascribed thereto in the preambles to this Agreement.

"EQUIVALENT VOTE AMOUNT" means with respect any matter, proposition or question on which holders of Parent Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Parent Common Stock is entitled with respect to such matter, proposition or question.

"EXCHANGE PUT RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"EXCHANGE RIGHT" has the meaning ascribed thereto in section 5.1.

"EXCHANGEABLE SHARE CONSIDERATION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"EXCHANGEABLE SHARE PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"EXCHANGEABLE SHARE PROVISIONS" has the meaning ascribed thereto in the preambles to this Agreement.

"EXCHANGEABLE SHARES" has the meaning ascribed thereto in the preambles to this Agreement.

"HOLDER VOTES" has the meaning ascribed thereto in section 4.3.

"HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Parent and its Subsidiaries.

"INSOLVENCY EVENT" means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws including without limitation, the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 30 days of becoming aware thereof or the consent by the Company to the filing of any such petition or to the appointment of a receiver or the making by the Company of a general assignment for the benefit of creditors or the admission in writing by the Company of its inability to pay its debts generally as they become due or the Company not being permitted, pursuant to liquidity or solvency requirements of Applicable Laws, to redeem any Retracted Shares pursuant to section 6.6 of the Exchangeable Share Provisions.

"LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"LIQUIDATION EVENT" has the meaning ascribed thereto in subsection 5.13(b).

"LIQUIDATION EVENT EFFECTIVE TIME" has the meaning ascribed thereto in subsection 5.13(c).

"LIST" has the meaning ascribed thereto in section 4.7.

"OBCA" means the Business Corporations Act (Ontario).

"OFFICER'S CERTIFICATE" means with respect to Parent, Aviation Subco or the Company, as the case may be, a certificate signed by the President, Chairman or any Vice-President of Parent, Aviation Subco or the Company, as the case may be.

"PARENT COMMON STOCK" means a share of common stock of Parent, par value
US$0.01.

"PARENT CONSENT" has the meaning ascribed thereto in section 4.3.

"PARENT MEETING" has the meaning ascribed thereto in section 4.3.

"PARENT SUCCESSOR" has the meaning ascribed thereto in subsection 11.1(a).

"PERSON" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"RETRACTED SHARES" has the meaning ascribed thereto in section 5.8.

"RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"SPECIAL VOTING STOCK" has the meaning ascribed thereto in the preambles to this Agreement.

"SUBSIDIARY" has the meaning ascribed thereto in the Exchangeable Share Provisions.

"SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof among the Transaction Parties.

"TRUST" means the trust created by this Agreement.

"TRUST ESTATE" means the Special Voting Stock, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

"VOTING RIGHTS" means the voting rights attached to the Special Voting Stock.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into Articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "ARTICLE" or "SECTION" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "THIS AGREEMENT", "HEREOF",

"HEREIN" and "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 NUMBER, GENDER, ETC. In this Agreement, words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1 ESTABLISHMENT OF TRUST. The purpose of this Agreement is to create the Trust for the benefit of the Holders as herein provided. The Trustee will hold the Special Voting Stock to enable the Trustee to exercise the Voting Rights. The Trustee will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights.

                                    ARTICLE 3
                              SPECIAL VOTING STOCK

3.1 ISSUANCE AND OWNERSHIP OF THE SPECIAL VOTING STOCK. Parent hereby issues to and deposits with the Trustee the Special Voting Stock to be hereafter held of record by the Trustee as trustee for and on behalf of and for the use and benefit of the Holders and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Stock by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement the Trustee shall possess and be vested with full legal ownership of the Special Voting Stock and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Stock, provided that:

        (a) the Trustee shall hold the Special Voting Stock and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

        (b) except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal with the Special Voting Stock and the Special Voting Stock shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

3.2 LEGENDED SHARE CERTIFICATES. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee as to exercise of the Voting Rights with respect to the Exchangeable Shares held by the Holders.

3.3 SAFE KEEPING OF CERTIFICATE. The certificate representing the Special Voting Stock shall at all times be held in safe keeping by the Trustee.


                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1 VOTING RIGHTS. As the holder of record of the Special Voting Stock, the Trustee shall be entitled to all of the Voting Rights including the right to consent to or to vote in person or by proxy the Special Voting Stock on any matter, question or proposition whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and shall remain vested in and exercised by the Trustee. Subject to section 7.15:

        (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Parent Consent is sought or a Parent Meeting is held; and

        (b) to the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

The Trustee acknowledges that the holder of the Special Voting Stock and the holders of Parent Common Stock shall vote or consent as a single class in respect of each matter, question or proposition to be voted on at a Parent Meeting or being consented to in connection with a Parent Consent, it being further acknowledged that in certain circumstances the holder of the Special Voting Stock shall additionally have a further vote as a separate class or series in respect of any particular matter, question or proposition.

4.2 CLASS MEETINGS OF SPECIAL VOTING STOCK. Provided that the holder of the Special Voting Stock is also entitled to vote with the holders of Parent Common Stock as a single class in accordance with the terms of the Special Voting Stock, with respect to any vote proposed for consideration by the holder of the Special Voting Stock voting separately as a series or class, either at a Parent Meeting (as defined below) or by Parent Consent (as defined below), other than a vote which, if passed, would affect the Voting Rights of each Holder, the President of Parent shall instruct the Trustee as to the manner in which the votes attached to the Special Voting Stock shall be cast in such class or series vote. When the holder of the Special Voting Stock is not entitled to vote with the holders of Parent Common Stock as a single class in accordance with the terms of the Special Voting Stock, the Holders may instruct the Trustee as to the exercise of the votes attached to the Special Voting Stock in such class or series vote.

4.3 NUMBER OF VOTES. With respect to all meetings of stockholders of Parent at which holders of Parent Common Stock are entitled to vote (a "PARENT MEETING") and with respect to all written consents sought by Parent from its stockholders including the holders of Parent Common Stock (a "PARENT CONSENT"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes (the "HOLDER VOTES") equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

4.4 MAILINGS TO SHAREHOLDERS. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or will otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Stock) to each of the Holders named in the List on the same day as the initial mailing or notice or other communication with respect thereto is commenced or given by Parent to its stockholders:

        (a) a copy of such notice together with any related materials to be provided to stockholders of Parent;

        (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or pursuant to section 4.8, to attend such Parent Meeting and to exercise personally the Holder Votes thereat;

        (c) a statement as to the manner in which such instructions may be given to the Trustee including an express indication that instructions may be given to the Trustee to give:

                (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Holder Votes;

        (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

        (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

        (f) a statement as to the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting and the method for revoking or amending such instructions.

The materials referred to above are to be provided by Parent to the Trustee but shall be subject to review and comment by the Trustee. For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Parent or by applicable law for the purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. Parent will notify the Trustee of any decision of the board of directors of Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent. Parent shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated in this section 4.4.

4.5 COPIES OF STOCKHOLDER INFORMATION. Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Stock) information statements, reports (including without limitation. all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent) received by the Trustee from Parent at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will also make available for inspection by any Holder at the Trustee's principal trust office in the City of Toronto all proxy materials, information statements, reports and other written communications that are:

        (a) received by the Trustee as the registered holder of the Special Voting Stock and made available by Parent generally to holders of Parent Common Stock; or

        (b) specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent.

4.6 OTHER MATERIALS. As soon as reasonably practicable after receipt by Parent or any stockholder of Parent (if such receipt is known by Parent) of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third Person, including without limitation dissident proxy and information circulars and related information and material and tender and exchange offer circulars and related information and material, Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material unless the same has been provided directly to Holders by such third Person to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof the Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal trust office in the City of Toronto.

4.7 LIST OF PERSONS ENTITLED TO VOTE. The Company shall; (a) prior to each annual and special Parent Meeting or the seeking of any Parent Consent; and (b) forthwith upon each request made at any time by the Trustee in writing; prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request or the record date for such meeting or seeking of consent, as the case may be and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Parent shall give the Company written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Company to perform its obligations under this section 4.7.

4.8 ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled; (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Holder Votes to which such Holder is entitled; or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.9     VOTING BY TRUSTEES AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING.

        (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 4.3, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions). Such written instructions must be received by the Trustee from the Holder prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 4.4.

        (b) The Trustee shall cause a representative who is empowered by the Trustee to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representative and at the Holder's request such representative shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

                (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting; or

                (ii) submits to the Trustee's representative written revocation of any such previous instructions.

At such meeting the Holder exercising Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.10 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Stock) to each Holder at its address as shown on the books of the Company. The Company shall provide or cause to be provided to the Trustee for this purpose on a timely basis and without charge or other expense:

        (a)     a current List; and

        (b) at the request of the Trustee, mailing labels to enable the Trustee to carry out its duties hereunder.

4.11 TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share Provisions, the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Parent and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the Automatic Exchange Right as specified in Article 5 (unless in any case neither Parent nor Aviation Subco shall have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders) or upon the redemption of Exchangeable Shares pursuant to the Exchangeable Share Provisions or upon the effective date of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs pursuant to the Exchangeable Share Provisions or upon the purchase of Exchangeable Shares from the holder thereof by Parent or Aviation Subco, as the case may be, pursuant to the exercise by Parent or Aviation Subco, as the case may be, of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. The Company hereby grants to the Trustee as trustee for and on behalf of and for the use and benefit of the Holders; (a) the Exchange Put Right; and (b) the right (the "EXCHANGE RIGHT") upon the occurrence and during the continuance of an Insolvency Event, to require Parent or Aviation Subco (as they shall determine) to purchase from each Holder all or any part of the Exchangeable Shares held by the Holders, all in accordance with the provisions of this Agreement and the Exchangeable Share Provisions. Parent and Aviation Subco hereby acknowledge receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right and the Exchange Right by Parent and Aviation Subco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right and the Exchange Right, provided that:

        (a) the Trustee shall hold the Exchange Put Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

        (b) except as specifically authorized by this Agreement, the Trustee shall have no power or authority to exercise or otherwise deal in or with the Exchange Put Right or the Exchange Right and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2 GRANT AND OWNERSHIP OF THE AUTOMATIC EXCHANGE RIGHTS. Parent and Aviation Subco hereby grant to the Trustee for and on behalf of and for the use and benefit of the Holders, the Automatic Exchange Rights in accordance with the provisions of this Agreement. Parent and Aviation Subco hereby acknowledge receipt from the Trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Rights by Parent and Aviation Subco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Rights, provided that:

        (a) the Trustee shall hold the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

        (b) except as specifically authorized by this Agreement, the Trustee shall have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Rights and the Trustee shall not exercise such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.3 LEGENDED SHARE CERTIFICATES. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

        (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

        (b)     the Automatic Exchange Rights.

5.4 GENERAL EXERCISE OF EXCHANGE PUT RIGHT AND EXCHANGE RIGHT. The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

5.5 PURCHASE PRICE. The purchase price payable by Parent or Aviation Subco, as the case may be, for each Exchangeable Share to be purchased by Parent or Aviation Subco, as the case may be; (a) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions; and (b) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Parent or Aviation Subco, as the case may be, will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by the Parent or Aviation Subco, as the case may be, issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price (less any amounts withheld pursuant to section 5.14).

5.6 EXERCISE INSTRUCTIONS. Subject to the terms and conditions set forth herein, upon the occurrence and during the continuance of an Insolvency Event, the Holder shall be entitled to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Company. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal trust office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Parent or Aviation Subco, as the case may be, to purchase, duly endorsed in blank and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Company and such additional documents and instruments as the Trustee may reasonably require, together with:

        (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

                (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Parent or Aviation Subco, as the case may be, to purchase from the Holder the number of Exchangeable Shares specified therein,

                (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Parent or Aviation Subco, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

                (iii) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

                (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

        (b) payment (or evidence satisfactory to the Trustee and the Company of payment) of the taxes (if any) payable as contemplated by section 5.9.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Parent or Aviation Subco, as the case may be, under the Exchange Right a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Company.

5.7     DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF
EXERCISE. Promptly after receipt of the certificates duly endorsed for transfer to Parent or Aviation Subco, as the case may be, representing the Exchangeable Shares which the Holder desires Parent or Aviation Subco, as the case may be, to purchase under the Exchange Put Right or the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.9), the Trustee shall notify the Company of its receipt of the same, which notice to the Company shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares and Parent shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right (less any amounts withheld pursuant to section 5.14) provided that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or shall have provided evidence satisfactory to the Trustee and the Company of the payment of) the taxes (if any) payable as contemplated by section
5.9. Immediately upon the giving of notice by the Trustee to the Company of the exercise of the Exchange Put Right or the Exchange Right, as provided in this section 5.7; (a) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred; (b) Parent or Aviation Subco, as the case may be, shall be required to take all action necessary to permit it to occur including delivery to the Trustee of the relevant Exchangeable Share Consideration no later than the close of business on the fifth Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid; and (c) the Holder of such Exchangeable Shares; (i) shall be deemed to have transferred to Parent all of its right, title and interest in and to the Exchangeable Shares and the related interest in the Trust Estate; (ii) shall cease to be a holder of such Exchangeable Shares; and (iii) shall not be entitled to exercise any of the rights of a holder in respect thereof other than the right to receive its proportionate part of the total purchase price therefor unless such Exchangeable Share Consideration is not delivered by Parent or Aviation Subco, as the case may be, to the Trustee by the date specified above in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Parent or Aviation Subco, as the case may be, and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of Parent Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing, until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this Agreement.

5.8 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its rights under the Exchangeable Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by it (the "RETRACTED SHARES") and is notified by the Company pursuant to the Exchangeable Share Provisions that the

Company will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Company and provided that Parent or Aviation Subco, as the case may be, shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Company pursuant to the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Company is unable to redeem. In any such event the Company shall immediately notify the Trustee of such prohibition against the Company's redeeming all of the Retracted Shares and shall immediately forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Company or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which the Company is not permitted to redeem and will require Parent or Aviation Subco, as the case may be, to purchase such shares in accordance with the provisions of this Article 5.

5.9 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Parent or Aviation Subco, as the case may be, pursuant to the Exchange Put Right or the Exchange Right or any sale of Exchangeable Shares to Parent or Aviation Subco, as the case may be, pursuant to the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold provided that such Holder:

        (a) shall pay (and none of Parent, Aviation Subco, the Company or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

        (b) shall have established to the satisfaction of the Trustee or Parent or Aviation Subco, as the case may be (in the case of the sale of Exchangeable Shares to Parent or Aviation Subco, as the case may be, pursuant to the Automatic Exchange Rights) and the Company that such taxes, if any, have been paid.

5.10 NOTICE OF INSOLVENCY EVENT. As soon as practicable following the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Company shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Company of the occurrence of an Insolvency Event the Trustee will mail to each Holder, at the expense of the Parent, a notice of such Insolvency Event in the form provided by Parent or Aviation Subco, as the case may be, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.11 QUALIFICATION OF PARENT COMMON STOCK. Parent covenants that if any Parent Common Stock is to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively the "APPLICABLE LAWS") before such shares may be issued by Parent and delivered by Parent or Aviation Subco, as the case may be, to the initial holder thereof or in order that such shares may be freely traded thereafter (other than contractual restrictions and any restrictions on transfer by reason of a holder being a "CONTROL PERSON" of Parent for purposes of Canadian federal or provincial securities law or an "AFFILIATE" of Parent or the Company for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such Parent Common Stock to be and remain duly registered, qualified or approved. Parent represents and warrants that it has in good faith taken all actions and has done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than contractual restrictions and restrictions on transfer by reason of a holder being a "CONTROL PERSON" of Parent for the purposes of Canadian federal and provincial securities law or an "AFFILIATE" of Parent or the Company for the purposes of United States federal or state securities law). Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all Parent Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

5.12 PARENT COMMON STOCK. Parent hereby represents, warrants and covenants that the Parent Common Stock issuable and deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable.

5.13    AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

        (a) Parent will give the Trustee written notice of each of the following events at the time set forth below:

                (i) in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                (ii) as soon as practicable following the earlier of: (A) receipt by Parent of notice of; or (B) Parent otherwise becoming aware of any threatened claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

        (b) Immediately following receipt by the Trustee from Parent of notice of any event (a "LIQUIDATION EVENT") contemplated by section 5.13(a)(i) or (ii), the Trustee will give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Stock provided for in section 5.13(c).

        (c) To enable the Holders to participate on a pro rata basis with the holders of Parent Common Stock in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective time (the "LIQUIDATION EVENT EFFECTIVE TIME") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Stock. To effect such automatic exchange, Parent shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

        (d) The closing of the transaction of purchase and sale contemplated by section 5.13(c) shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time and each Holder of Exchangeable Shares shall be deemed to have transferred to Parent all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Parent shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares (less any amounts withheld pursuant to section 5.14). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of Parent Common Stock delivered to it pursuant to the automatic exchange of Exchangeable Shares for

                Parent Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Stock delivered to the Holder pursuant to such automatic exchange.

        (e) Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Holder certificates representing the shares of Parent Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of Parent Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this Agreement.

5.14 WITHHOLDING RIGHTS. Parent, Aviation Subco, the Company and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or shares of Parent Common Stock such amounts as Parent, Aviation Subco, the Company or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, Aviation Subco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, Aviation Subco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, Aviation Subco or the Trustee shall notify the holder thereof and shall remit to such holder any unapplied balance of the net proceeds of such sale.

                                    ARTICLE 6
                RESTRICTIONS ON ISSUANCE OF SPECIAL VOTING STOCK

During the term of this Agreement, without the consent of the Holders at the relevant time of the Exchangeable Shares given in accordance with the Exchangeable Share Provisions, Parent will not issue any Parent Special Voting Stock in addition to the Special Voting Stock.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

        (a) receipt and deposit of the Special Voting Stock from Parent as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

        (b) granting proxies and distributing materials to Holders as provided in this Agreement;

        (c) voting the Holder Votes in accordance with the provisions of this Agreement;

        (d) receiving the Exchange Put Right and the Exchange Right from Parent and Aviation Subco and receiving the Automatic Exchange Rights from Parent and Aviation Subco as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

        (e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement and in connection therewith receiving from Holders, Exchangeable Shares and other requisite documents and distributing to such Holders Parent Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

        (f)     holding title to the Trust Estate;

        (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

        (h) taking action at the direction of a Holder or Holders to enforce the obligations of Parent, Aviation Subco and the Company under this Agreement; and

        (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have and is granted such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

7.2 NO CONFLICT OF INTEREST. The Trustee represents to the Company, Parent and Aviation Subco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. Within 60 days after the Trustee becomes aware that such a material conflict of interest exists the Trustee shall either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If notwithstanding the foregoing provisions of this section 7.2 the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as trustee hereunder.

7.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. The Company, Parent and Aviation Subco irrevocably authorize the Trustee, from time to time, to:

        (a) consult, communicate and otherwise deal with the respective registrars and transfer agents and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Stock; and

        (b) requisition, from time to time: (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the transfer agent of Parent Common Stock and any subsequent transfer agent of such shares to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 5 hereof, the share certificates issuable upon such exercise.

The Company, Parent and Aviation Subco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent and Aviation Subco covenant that they will supply their transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in each case pursuant to Article 5 hereof.

7.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by Parent, Aviation Subco and the Company, at the Trustee's principal trust office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation, all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before December 15, 2000 and on or before December 15 in every year thereafter so long as the Special Voting Stock is on deposit with the Trustee, the Trustee shall transmit to Parent, Aviation Subco and the Company a brief report, dated as of the preceding with respect to:

        (a)     property and funds comprising the Trust Estate as of that date;

        (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Parent or Aviation Subco, as the case may be, of Parent Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

        (c) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

7.5 INCOME TAX RETURNS AND REPORTS. To the extent necessary the Trustee shall prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded.

7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. No Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Stock pursuant to Article 4, subject to section 7.15 and with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5, subject to section 7.15 and with respect to the Automatic Exchange Rights pursuant to
Article 5. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7 ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and has furnished the Trustee with the funding, security and indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided and in any event for the equal benefit of all Holders.

7.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, the Trustee acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 7.9, if applicable and with any other applicable provisions of this Agreement.

7.9 EVIDENCE AND AUTHORITY TO TRUSTEE. The Company, Parent and Aviation Subco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by either of them or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including without limitation in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company, Parent or Aviation Subco forthwith if and when:

        (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

        (b) in the exercise of its rights, powers, duties and authorities under this Agreement, the Trustee gives the Company, Parent or Aviation Subco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of the Company, Parent or Aviation Subco or a statutory declaration or a certificate made by Persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement. Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and except as otherwise specifically provided herein such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such Person provided that if such report or opinion is furnished by a director, officer or employee of the Company, Parent or Aviation Subco, it shall be in the form of an Officer's Certificate or a statutory declaration. Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

        (a) declaring that such Person has read and understands the provisions of this Agreement relating to the condition in question;

        (b) describing the nature and scope of the examination or investigation upon which such Person based the statutory declaration, Officer's Certificate, opinion or report; and

        (c) declaring that such Person has made such examination or investigation as such Person believes is necessary to enable such. Person to make the statements or give the opinions contained or expressed therein.

7.10 EXPERTS, ADVISERS AND AGENTS. The Trustee may: (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee, the Company, Parent or Aviation Subco or otherwise and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and
(b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which under the laws of the Province of Ontario, trustees are authorized to invest trust moneys provided such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such moneys on the written direction of the Company. Pending the investment of any moneys as hereinbefore provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or with the consent of the Company in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13 TRUSTEE NOT BOUND TO ACT ON REQUEST. Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of the Company, Parent or Aviation Subco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to the Company, Parent and Aviation Subco that at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.14, the Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event. Within 60 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, the Trustee shall become so authorized or shall resign in the manner specified in Article 10.

7.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and in so doing the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

        (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

        (b) all differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created by and provided for in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8
                                  COMPENSATION

8.1 COMPENSATION. Parent, Aviation Subco and the Company jointly and severally agree to pay to the Trustee reasonable compensation for all the services rendered by the Trustee under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this Agreement provided that Parent, Aviation Subco and the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with negligence, recklessness or willful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 INDEMNIFICATION OF THE TRUSTEE. Parent, Aviation Subco and the Company jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement or any written or oral instructions delivered to the Trustee by Parent, Aviation Subco or the Company pursuant hereto. In no case shall Parent, Aviation Subco or the Company be liable under this indemnity for any claim against any of the Indemnified Parties until Parent, Aviation Subco and the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent, Aviation Subco and the Company shall be entitled to participate at their own expense in the defense and if Parent, Aviation Subco or the Company so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent, Aviation Subco or the Company; or (ii) the named parties to any such suit include both the Trustee and Parent, Aviation Subco or the Company and the Trustee shall have been advised by counsel acceptable to Parent, Aviation Subco or the Company that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Parent, Aviation Subco or the Company and that in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent, Aviation Subco and the Company shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the removal of the Trustee.

9.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1 RESIGNATION. The Trustee or any trustee hereafter appointed may at any time resign by giving written notice of such resignation to Parent, Aviation Subco and the Company specifying the date on which it desires to resign, provided such notice shall never be given less than 60 days before such desired resignation date unless Parent, Aviation Subco and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent, Aviation Subco and the Company shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Ontario Court of Justice (General Division) upon application of one or more of the parties hereto.

10.2 REMOVAL. The Trustee or any trustee hereafter appointed may be removed with or without cause at any time on not less than 30 days' prior notice by written instrument executed by Parent, Aviation Subco and the Company in duplicate one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that in connection with such removal provision is made for a replacement trustee similar to that contemplated in section 10.1.

10.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent, Aviation Subco and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement with like effect as if originally named as trustee in this Agreement. However on the written request of Parent, Aviation Subco and the Company or of the successor trustee, the trustee ceasing to act, shall upon payment of any amounts then due it pursuant to the provisions of this Agreement, shall execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, Aviation Subco, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, Parent, Aviation Subco and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified on the List. If Parent, Aviation Subco or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent, Aviation Subco and the Company.

                                   ARTICLE 11
                                PARENT SUCCESSORS

11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or in the case of a merger of the continuing corporation resulting therefrom but the Parent may do so if:

        (a) such other Person or continuing corporation (the "PARENT Successor") by operation of law becomes bound by the terms and provisions of this Agreement or if not so bound, prior to or contemporaneously with the consummation of such transaction executes an Agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

        (b) to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee such transaction shall be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2    VESTING OF POWERS IN PARENT SUCCESSOR. Whenever the conditions of section 11.1 have been duly observed and performed, if required by section 11.1, the Parent Successor, the Company and the Trustee shall execute and deliver the supplemental agreement provided for in Article 12, and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned subsidiary of Parent and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

12.1 AMENDMENTS, MODIFICATIONS, ETC. Subject to section 12.4, this Agreement may not be amended, modified or waived except by an agreement in writing executed by the Company, Parent and Aviation Subco and the Trustee and approved by the Holders in accordance with the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

        (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

        (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Parent, Aviation Subco and the Company and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

        (c) making such changes or corrections which, on the advice of counsel to the Company, Parent, Aviation Subco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error. The Trustee and its counsel and the board of directors of each of the Company, Parent and Aviation Subco must be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

12.3 MEETING TO CONSIDER AMENDMENTS. At the request of Parent, Aviation Subco or the Company, the Trustee shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Exchangeable Share Provisions and all applicable laws.

12.4 CHANGES IN CAPITAL OF PARENT AND THE COMPANY. At all times after the occurrence of an event pursuant to section 2.7 or section 2.8 of the Support Agreement, as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS. From time to time the Company (when authorized by a resolution of its Board of Directors), Parent or Aviation Subco (when authorized by a vote of their respective board of directors) and the Trustee may, subject to the provisions of these presents and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

        (a) evidencing the succession of any Parent Successors to Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

        (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights which in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Aviation Subco, the Company, the Trustee or this Agreement; and

        (c) for any other purposes not inconsistent with the provisions of this Agreement including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby provided that in the opinion of the Trustee and its counsel the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1 TERM. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

        (a)     no outstanding Exchangeable Shares are held by a Holder; and

        (b) the Company, Parent and Aviation Subco elect in writing to terminate the Trust and such termination is approved by the Holders in accordance with the Exchangeable Share Provisions.

13.2 SURVIVAL OF AGREEMENT. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder provided that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

                                   ARTICLE 14
                                     GENERAL

14.1 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2 ENUREMENT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

To Parent or Aviation Subco:

             Aviation Group, Inc.
             700 North Pearl Street
             Suite 2170
             Dallas, Texas  75201

             Attention:       Lee B. Sanders
             Facsimile Number:  (214) 922-9242

With copies to:

             Jenkens & Gilchrist, P.C.
             1445 Ross Avenue
             Suite 3200
             Dallas, Texas  75202-2799

             Attention:       Daryl B. Robertson, Esq.
             Facsimile Number:  (214) 855-4300


To the Company:

             travelbyus.com Ltd.
             204 - 3237 King George Highway
             South Surrey, British Columbia
             V4P 1B7

             Attention:       Bill Kerby
             Facsimile Number:  (604) 541-2450

With a copy to:

Cassels Brock & Blackwell LLP
Scotia Plaza, Suite 2100
40 King Street West
Toronto, Ontario M5H 3C2
CANADA

Attention: John H. Craig
Facsimile number: (416) 360-8877

And to:

Shearman & Sterling
Commerce Court West
199 Bay Street, Suite 4405
Toronto, Ontario
M5L 1E8
CANADA

Attention:  Bruce Czachor

Facsimile number:  (416) 360-2958

To the Trustee:

-------------
Attention:
          ------------------
Facsimile number:
                 ---------------

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4 NOTICE TO HOLDERS. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received if given or sent in such manner at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5 COUNTERPARTS. This Agreement may be executed in counterpart by original or telefacsimile signature, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

14.6 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall in all respects be treated as an Ontario contract.

14.7 ATTORNMENT. Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

                                          AVIATION GROUP, INC.

                                          PER:
                                              ----------------------------------


                                          AVIATION GROUP CANADA LTD.


                                          PER:
                                              ----------------------------------
                                          TRAVELBYUS.COM LTD.

                                          PER:
                                              ----------------------------------


                                          MONTREAL TRUST COMPANY OF
                                          CANADA

                                          PER:
                                              ----------------------------------
                                          PER:
                                              ----------------------------------

                                                                      APPENDIX E

                            FORM OF SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT is entered into as of ______, by and among Aviation Group, Inc., a corporation incorporated under laws of the State of Texas ("PARENT"), Aviation Group Canada Ltd., a corporation incorporated under the laws of the Province of Ontario ("AVIATION SUBCO"), and travelbyus.com Ltd., a corporation incorporated under the laws of the Province of Ontario (the "COMPANY").

WHEREAS pursuant to an Arrangement Agreement dated May 3, 2000 (the "ARRANGEMENT AGREEMENT"), by and among the Company, Parent and Aviation Subco, the parties agreed that on the Effective Date (as defined in the Arrangement Agreement), Parent, Aviation Subco and Company would execute and deliver a Support Agreement on terms and conditions satisfactory to the parties thereto;

WHEREAS pursuant to an arrangement (the "ARRANGEMENT") effected by the Articles of Arrangement dated ______ (the "ARTICLES OF ARRANGEMENT") filed pursuant to the Business Corporations Act (Ontario) (the "OBCA"), each issued and outstanding common share (a "COMMON SHARE") of the Company (other than those Common Shares held by dissenters who have exercised their dissent rights and who are ultimately entitled to be paid the fair value for such Common Shares and other than those Common Shares held by Parent, Aviation, Subco or their respective Subsidiaries), was exchanged for one Exchangeable Share of the Company (individually an "EXCHANGEABLE SHARE" and collectively, the "EXCHANGEABLE SHARES");

WHEREAS the Articles of Arrangement set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

WHEREAS all capitalized terms when not otherwise defined herein shall have the respective meanings ascribed thereto in the share provisions, as amended, of the Company contained in the Articles of Arrangement (collectively, the "SHARE PROVISIONS");

WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Company will be able to make certain payments and to deliver or cause to be delivered common stock of Parent, par value US$0.01 per share (the "PARENT COMMON STOCK") in satisfaction of the obligations of the Company under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into Articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "ARTICLE" or "SECTION" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "THIS AGREEMENT", "HEREOF", "HEREIN" and "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.2 NUMBER, GENDER, ETC. In this Agreement words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.3 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II
                                    COVENANTS

2.1 COVENANTS OF PARENT REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding:

(a) Parent will not declare or pay any dividend on the Parent Common Stock unless: (i) the Company will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend per share on the Exchangeable Shares; and (ii) subsection 2.1(b) shall be complied with in connection with such dividend;

(b) Parent will cause the Company to declare simultaneously with the declaration of any dividend on the Parent Common Stock an equivalent dividend per share on the Exchangeable Shares and when such dividend is paid on the Parent Common Stock will cause the Company to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Share Provisions;

(c) Parent will advise the Company sufficiently in advance of the declaration by Parent of any dividend on the Parent Common Stock and shall take all such other actions as are necessary in cooperation with the Company to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on the Parent Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal quotation system or stock exchange on which the Exchangeable Shares are listed, as applicable;

(d) Parent will ensure that the record date for any dividend declared on the Parent Common Stock is not less than ten Business Days after the declaration date for such dividend;

(e) Parent will take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by the Company, as the case may be, including without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Company to cause to be delivered the Parent Common Stock to the holders of Exchangeable Shares in accordance with the Share Provisions; and

(f) Parent will take all such actions and do all such things as are reasonably necessary or desirable in accordance with applicable law to perform its obligations or Aviation Subco's obligations, as the case may be, arising upon; (i) the exercise by Parent or Aviation Subco, as the case may be, of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right; or (ii) the exercise by a holder of Exchangeable Shares of the Exchange Put Right or the Exchange Right; or (iii) the automatic exchange of a holder's Exchangeable Shares in accordance with the rights set forth in section 5.13 of the Voting and Exchange Trust Agreement (the "AUTOMATIC EXCHANGE RIGHTS") including without limitation, all such actions and all such things as are reasonably necessary or desirable to cause the Parent Common Stock to be delivered to the holders of Exchangeable Shares in accordance with the Share Provisions and the Voting and Exchange Trust Agreement.

2.2 SEGREGATION OF FUNDS. Parent will cause the Company to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Company to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares. The Company will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3 RESERVATION OF SHARES OF PARENT COMMON STOCK. Parent hereby represents, warrants and covenants that Parent has irrevocably reserved for issuance and Parent will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock, such number of shares of Parent Common Stock or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by section 2.7 hereof: (i) as is equal to the sum of: (1) the number of Exchangeable Shares issued and outstanding from time to time; and (2) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (ii) as are now and may hereafter be required to enable and permit Parent and Aviation Subco to meet their respective obligations hereunder, under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent and/or Aviation Subco may now or hereafter be required to issue Parent Common Stock and to enable and permit the Company to meet its obligations or exercise its rights hereunder and under the Share Provisions.

2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist Parent and Aviation Subco to comply with their respective obligations hereunder and under the Voting and Exchange Trust Agreement the Company will give or cause the Transfer Agent to give Parent and Aviation Subco notice of each of the following events at the times set forth below:

(a) immediately in the event of any determination by the Board of Directors of the Company to take any action which would require a vote of the holders of Exchangeable Shares for approval;

(b) immediately upon the earlier of: (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs;

(c)     immediately upon receipt by the Company of a Retraction Request;

(d) if reasonably practicable, at least 130 days prior to any Automatic Redemption Date determined by the Board of Directors of the Company in accordance with the definition of Automatic Redemption Date in the Share Provisions unless the Automatic Redemption Date is January 1, 2003;

(e) as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5 DELIVERY OF SHARES OF PARENT COMMON STOCK. Upon notice from the Company of any event which requires the Company to cause to be delivered Parent Common Stock to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to the Company or Aviation Subco, as the case may be, the requisite Parent Common Stock to be received by and issued to the order of the former holder of the surrendered Exchangeable Shares as the Company or Aviation Subco, as the case may be, shall direct. All such Parent Common Stock shall be duly issued as fully paid and non-assessable. In consideration of the issuance and delivery of each such share of Parent Common Stock, to the extent possible, the Company shall issue to Parent, Aviation Subco or as Parent or Aviation Subco shall direct, shares or other securities having equivalent value.

2.6 QUALIFICATION OF SHARES OF PARENT COMMON STOCK. If any Parent Common Stock or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 2.7 to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "APPLICABLE LAWS") before such shares (or such other shares or securities) may be issued by Parent and delivered by Parent or Aviation Subco, as the case may be, at the direction of the Company, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares or such other shares or securities may be freely traded thereafter other than contractual restrictions or any restrictions on transfer by reason of a holder being a "CONTROL PERSON" of Parent for purposes of Canadian federal or provincial securities law or an "AFFILIATE" of Parent or the Company for purposes of United States federal or state securities law, Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such Parent Common Stock or such other shares or securities to be and remain duly registered, qualified or approved. Parent will in good faith take all actions and do all things as are reasonably necessary or desirable under Applicable Laws as they exist on the date hereof to cause the Parent Common Stock and such other shares or securities to be issued and delivered hereunder to be freely tradeable thereafter other than contractual restrictions or any restrictions on transfer by reason of a holder being a "CONTROL PERSON" of Parent for the purposes of Canadian federal and provincial securities law or an "AFFILIATE" of Parent or the Company for purposes of United States federal or state securities law. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary to cause all Parent Common Stock or such other shares or securities to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Stock or such other shares or securities are listed, quoted or posted for trading at such time.

2.7     ECONOMIC EQUIVALENCE.

(a) Without the prior approval of the Company or the holders of the Exchangeable Shares given in accordance with the Share Provisions, Parent will not:

        (i) issue or distribute Parent Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution; or

        (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Stock entitling them to subscribe for or to purchase Parent Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock; or

        (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Stock; (1) shares or securities of Parent of any class other than Parent Common Stock or other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Stock; (2) rights, options or warrants other than those referred to in subsection 2.7(a)(ii) above; (3) evidences of indebtedness of Parent; or
                (4) assets of Parent;

unless one or both of the Company, Parent and/or Aviation Subco is permitted under applicable law to issue and distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets to holders of the Exchangeable Shares and the economic equivalent on a per share basis of the items referred to in subsections 2.7(a)(i), (ii) and (iii) above, as applicable, is simultaneously issued or distributed to holders of the Exchangeable Shares.

(b) Without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Article 10 of the Share Provisions, Parent will not:

        (i) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

        (ii) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

        (iii) reclassify or otherwise change the Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock;

unless the Company is permitted under applicable law to make the same or an economically equivalent change to or in the rights of holders of the Exchangeable Shares and the same or an economically equivalent change is simultaneously made to or in the rights of the holders of the Exchangeable Shares.

(c) Parent will ensure that the record date for any event referred to in subsection 2.7 (a) or (b) above, or if no record date is applicable for such event, the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by Parent (with simultaneous notice thereof to be given by Parent to the Company).

(d) To the extent required upon due notice from Parent, the Company will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company or subdivisions, redivisions or changes are made to the Exchangeable Shares in order to implement the required economic equivalence with respect to the Parent Common Stock and Exchangeable Shares as provided for in this section 2.7.

(e) The Board of Directors of the Company shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or (b) above. Each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors, without excluding other factors determined by the Board of Directors of the Company to be relevant, shall be considered by the Board of Directors of the Company:

        (i) in the case of any stock dividend or other distribution payable in Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

        (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock, the relationship between the exercise price of each such right, option or warrant and the current market value as determined by the Board of Directors of the Company in the manner contemplated below of Parent Common Stock;

        (iii) in the case of the issuance or distribution of any other form of property including without limitation any shares or securities of Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in subsection 2.7 (e)(ii) above, any evidences of indebtedness of Parent or any assets of Parent, the relationship between the fair market value as determined by the Board of Directors of the Company in the manner contemplated below of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value of shares of Parent Common Stock as determined by the Board of Directors of the Company in the manner contemplated below;

        (iv) in the case of any subdivision, redivision or change of the then outstanding Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting Parent Common Stock, the effect thereof upon the then outstanding Parent Common Stock; and

        (v) in all such cases, the general tax consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the tax consequences to holders of Parent Common Stock as a result of differences between tax laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted. If in the opinion of the Board of Directors of the Company the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of the Company, in good faith and in its sole discretion. Any such determination by the Board of Directors of the Company shall be conclusive and binding on Parent.

2.8 TENDER OFFERS, ETC. If a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Stock (an "OFFER") is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent and the Exchangeable Shares are not redeemed by the Company or purchased by Parent or Aviation Subco, as the case may be, pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and to do all such things as are necessary or desirable to enable holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction shall be effective only upon and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect or limit the rights of the Company to redeem or Parent or Aviation Subco, as the case may be, to purchase, pursuant to the Redemption Call Right, Exchangeable Shares, as applicable, in the event of an Offer or an Automatic Redemption Date.

2.9 OWNERSHIP OF OUTSTANDING SHARES OF THE COMPANY. Without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with the Share Provisions, Parent covenants and agrees in favor of the Company that as long as any outstanding Exchangeable Shares are owned by any person or entity other than Parent or any of its Subsidiaries, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the Company. Notwithstanding the foregoing, nothing contained herein shall affect or limit the rights of the Company to redeem or Parent or Aviation Subco to purchase, pursuant to the Redemption Call Right, Exchangeable Shares, as applicable, in the event of an Automatic Redemption Date.

2.10 PARENT, AVIATION SUBCO AND SUBSIDIARIES NOT TO VOTE EXCHANGEABLE Shares. Parent covenants and agrees that Parent will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Parent, Aviation Subco and their respective Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not and will cause its Subsidiaries including without limitation, Aviation Subco, not to exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11 STOCK EXCHANGE LISTING. Parent covenants that as long as any outstanding Exchangeable Shares are owned by any person or entity other than Parent or any of its Subsidiaries, Parent will use its reasonable efforts to maintain a listing for such Exchangeable Shares on the TSE until December 31, 2001.

                                   ARTICLE III
                                PARENT SUCCESSORS

3.1 CERTAIN REQUIREMENTS IN RESPECT OF ARRANGEMENT, ETC. Parent shall not enter into any transaction whether by way of reorganization, consolidation, merger, transfer, sale, lease or otherwise whereby all or substantially all of its undertaking, property and assets would become the undertaking, property and assets of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom provided that Parent may do so if:

(a) such other Person or continuing corporation (the "PARENT SUCCESSOR") by operation of law becomes automatically bound by the terms and provisions of this Agreement or, if not so bound, executes prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b) such transaction shall be upon such terms as substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2     VESTING OF POWERS IN PARENT SUCCESSOR. Whenever the conditions of section 3.1 hereof, have been duly observed and performed if required by section
3.1 hereof, the Parties shall execute and deliver the supplemental agreement hereto and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned subsidiary of Parent and any such transactions are expressly permitted by this Article 3.

                                   ARTICLE IV
                                     GENERAL

4.1 TERM. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares are held by any party other than Parent, Aviation Subco and any of their respective Subsidiaries.

4.2 CHANGES IN CAPITAL OF PARENT AND THE COMPANY. Notwithstanding the provisions of section 4.4 at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended, modified or waived except by an agreement in writing executed by the Company, Parent and Aviation Subco and approved by the holders of the Exchangeable Shares in accordance with the Share Provisions.

4.5 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a) adding to the covenants of any or all parties provided that the Board of Directors of each of Parent, Aviation Subco and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of each of the Board of Directors of Parent, Aviation Subco and the Company it may be expedient to make provided that each such Board of Directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes or corrections which, on the advice of counsel to Parent, Aviation Subco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error provided that the Boards of Directors of Parent, Aviation Subco and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

4.6 MEETING TO CONSIDER AMENDMENTS. At the request of Parent the Company shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders pursuant to section 4.4. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Share Provisions and all applicable laws.

4.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by the parties hereto.

4.8 ENUREMENT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and the holders from time to time of the Exchangeable Shares and each of their respective heirs, administrators, legal representatives, successors and permitted assigns.

4.9 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given to a party if delivered by hand, sent by facsimile transmission with confirmation of transmission, sent via a reputable overnight delivery service with confirmation of receipt requested to the party at the following address and facsimile number (or at such other address or facsimile number for the party as the party shall specify by like notice) and shall be deemed given on the date on which delivered by hand or otherwise on the date of confirmation of receipt or transmission:

       To Parent or Aviation Subco:

             Aviation Group, Inc.
             700 North Pearl Street
             Suite 2170
             Dallas, Texas  75201

             Attention:       Lee B. Sanders
             Facsimile Number:  (214) 922-9242

       With copies to:

             Jenkens & Gilchrist, P.C.
             1445 Ross Avenue
             Suite 3200
             Dallas, Texas  75202-2799

             Attention:       Daryl B. Robertson, Esq.
             Facsimile Number:  (214) 855-4300

       To the Company:

             travelbyus.com Ltd.
             204 - 3237 King George Highway
             South Surrey, British Columbia
             V4P 1B7

             Attention:       Bill Kerby
             Facsimile Number:  (604) 541-2450

       With a copy to:

             Cassels Brock & Blackwell LLP
             Scotia Plaza, Suite 2100
             40 King Street West
             Toronto, Ontario M5H 3C2
             CANADA

             Attention:       John H. Craig
             Facsimile number:(416) 360-8877

       And with a copy to:

             Shearman & Sterling
             Commerce Court West
             199 Bay Street, Suite 4405
             Toronto, Ontario
             M5L 1E8
             CANADA

             Attention:       Bruce Czachor
             Facsimile number:(416) 360-2958

4.10 COUNTERPARTS. This Agreement may be executed in counterparts by original or telefacsimile signature, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

4.11 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall in all respects be treated as an Ontario contract.

4.12 ATTORNMENT. Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek and hereby waives any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date and year first above written.

                                          AVIATION GROUP, INC.


                                      Per:
                                          --------------------------------------



                                          AVIATION GROUP CANADA LTD.


                                      Per:
                                          --------------------------------------



                                          TRAVELBYUS. COM LTD.


                                      Per:
                                          --------------------------------------

                                                                      Appendix F


               SPECIAL RESOLUTION FOR TRAVELBYUS.COM SHAREHOLDERS


BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement (the "Arrangement") among travelbyus.com Ltd., Aviation Group, Inc. and Aviation Group Canada Ltd. pursuant to Section 182 of the Business Corporations Act (Ontario) as set out in the Plan of Arrangement and the Arrangement Agreement dated May 3, 2000 (the "Arrangement Agreement"), which are attached as Appendices B and A, respectively, to the Joint Proxy Statement/Prospectus dated November 8, 2000, be and is hereby approved and authorized;

2. the Arrangement Agreement among travelbyus.com Ltd., Aviation Group, Inc. and Aviation Group Canada Ltd. is hereby confirmed, ratified, approved and adopted;

3. the Board of Directors of travelbyus.com Ltd. be and is hereby authorized, in its sole discretion, to determine when to proceed with the implementation of the Arrangement and to determine the effective date thereof;

4. notwithstanding that this special resolution has been duly passed by the shareholders of travelbyus.com Ltd. and that the Arrangement has been approved by the Ontario Superior Court of Justice, the Board of Directors of travelbyus.com Ltd. is hereby authorized, at its discretion, to revoke this special resolution, to terminate the Arrangement Agreement, in accordance with the terms thereof, at any time prior to the final order of the Ontario Superior Court of Justice approving the Arrangement, and to determine not to proceed with the Arrangement, without further approval of shareholders of travelbyus.com Ltd.; and

5. any one director or officer of travelbyus.com Ltd. is hereby authorized and directed, acting for, in the name of and on behalf of travelbyus.com Ltd., to execute or to cause to be executed, under the corporate seal of travelbyus.com Ltd. or otherwise, and to deliver or to cause to be delivered, all such other documents and instruments, and to do or cause to be done all such other acts and things, as in the opinion of such director or officer of travelbyus.com Ltd. that may be necessary or desirable to carry out the intent of the foregoing special resolutions, such necessity to be conclusively evidenced by the execution and delivery of any such documents or instruments or the taking of any such actions.

               [LETTERHEAD OF WELLINGTON WEST CORPORATE FINANCE]


                                                                     Appendix G


May 11, 2000

Board of Directors
travelbyus.com.com Ltd.
204- 3237 King George Highway
South Surrey, British Columbia
VP4 1B7

Gentlemen:
   RE:  Fairness Opinion - Exchange Ratio - Aviation Group, Inc.  Transaction
   --------------------------------------------------------------------------

You have requested that we provide a written opinion (the "Fairness Opinion") to the Board of Directors as to the fairness to the shareholders of travelbyus.com Ltd. ("travelbyus.com") from a financial point of view of the Exchange Ratio as contemplated in the Arrangement Agreement dated May 3, 2000 (the "Arrangement Agreement") by and among Aviation Group, Inc. ("AGI"), Aviation Group Canada Ltd. ("AGC") and travelbyus.com. Wellington West Capital Inc. ("WWC") was first contacted and was engaged as of April 11, 2000 to provide the Fairness Opinion. WWC is receiving an advisory fee from travelbyus.com for preparing the Fairness Opinion. The fee is not contingent on any conclusions reached by WWC or on the success of the transactions contemplated by the Arrangement Agreement.

WWC is a full service investment dealer based in Winnipeg, Manitoba that is actively engaged in corporate finance initiatives involving public and private company debt and/or equity financing, merger and acquisition analysis and other financial advisory assignments including business valuation and fairness opinions. Responsibility for the engagement was undertaken by Kevin M. Hooke, Director and Vice President, Corporate Finance. Mr. Hooke has practiced in this area since 1993 and has conducted valuations in many industries.

WWC was engaged previously by travelbyus.com as an agent on a debenture offering that was completed in September 1999 and as agent on a Special Warrant offering completed in December 1999. WWC is not an insider, associate or affiliate of travelbyus.com and there is no understanding, commitment or agreement between WWC and travelbyus.com with respect to future dealings, although WWC may perform financial advisory services for travelbyus.com in the future. In the ordinary course of its business, WWC, its officers, employees and or its clients may trade securities of AGI and travelbyus.com and accordingly, may at any time hold a long or short position in such securities.

This Fairness Opinion has been prepared for the use the Board of Directors of travelbyus.com. This Fairness opinion was rendered solely with respect to the fairness from a financial point of view of the Exchange Ratio to the holders of travelbyus.com common shares. This Fairness Opinion does not constitute an opinion with respect to the fairness of the arrangement as a whole or any other aspect of the transaction contemplated by the Arrangement Agreement (including, without limiting the generality of the foregoing, the fairness of any potential tax consequences to shareholders of travelbyus.com), other than the Exchange Ratio. It is not to be used, circulated, quoted or otherwise referred to without our prior written permission in each specific circumstance. The analysis contained herein must be considered as a whole. Selecting portions of our analysis and of the factors considered could create a misleading view of the processes underlying the Fairness Opinion. In our analysis,

WWC has made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of any party involved in the Arrangement Agreement. In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by AGI and travelbyus.com and their respective employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of AGI provided to us, we assumed at the direction of AGI's management, without independent verification or investigation, that such forecasts were reasonably prepared on a basis reflecting the best available information, estimates and judgment of AGI's management. With respect to forecasts of future financial condition and operating results of travelbyus.com provided to us, we assumed at the direction of travelbyus.com's management, without independent verification or investigation, that such forecasts were reasonably prepared on a basis reflecting the best available information, estimates and judgment of travelbyus.com's management. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of AGI or travelbyus.com or their affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long term viability of travelbyus.com or the combined operation following the transactions contemplated by the Arrangement Agreement or the price at which AGI Common Stock or the Exchangeable Shares will trade subsequent to the transactions contemplated by the Arrangement Agreement. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist, and can be evaluated by us on the date thereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

We understand, based on representations of the management of AGI and travelbyus.com, as applicable, and documentation provided to date (without any verification), and are assuming that:

 . The Arrangement Agreement is predicated on the basis of travelbyus.com shareholders receiving Exchangeable Shares (as defined in the Arrangement Agreement) at an Exchange Ratio (as defined in the Arrangement Agreement) of one Exchangeable Share for each one Company Common Share (as defined in the Arrangement Agreement).

 . Each Exchangeable Share will be exchangeable, immediately or at any later time, at the holder's option for one share of Parent Common Stock (as defined in the Arrangement Agreement). On or before January 1, 2003 all outstanding Exchangeable Shares will be automatically exchanged.

 . The acquisition of Global Leisure Travel Inc. by AGI as contemplated in the Arrangement Agreement is based on the following consideration: (i.) issuance of AGI Convertible Preferred Shares convertible prior to February 28, 2001, at US$3.00 per share; (ii.) the issuance of warrants to purchase 750,000 common shares of AGI at US$3.50 per share; and (iii.) warrants to purchase 3,500,000 common shares of AGI at US$2.50 per share.

 . On completion of the transaction contemplated by the Arrangement Agreement, travelbyus.com shareholders would hold approximately 94.9% of the outstanding AGI shares.

 . The Arrangement Agreement is structured to provide, among other things that:
  (i.) travelbyus.com shareholders receive a tax-free exchange of their existing common shares into Exchangeable Shares and (ii.) the Exchangeable Shares be listed on the Toronto Stock Exchange.


In arriving at our opinion, we have examined and relied without further verification upon the following:

1.  the Arrangement Agreement dated May 3, 2000.

2. audited financial statements for AGI for the fiscal years ending June 30, 1997, 1998 and 1999 and the unaudited statements of AGI for the six months ending December 31, 1999, together with financial projections prepared by the management of AGI.

3. audited financial statements for travelbyus.com for the fiscal years ending December 31, 1998 and September 30, 1999 and the unaudited statements of travelbyus.com for the three months ending December 31, 1999 together with financial projections prepared by the management of travelbyus.com.

4. offering presentation materials prepared by the management of travelbyus.com respecting the September, 1999 travelbyus.com debenture offering and December, 1999 travelbyus.com Special Warrant offering, together with discussions with management respecting the key assumptions entailed in the forecasted performance.

5. due diligence and closing documentation relating to travelbyus.com acquisitions made to date.

6.  historical trading prices and trading volumes for AGI and travelbyus.com.

7. industry data and information; current and historical trading prices and volumes for publicly traded shares of comparable companies; comparable company offering documents, financial statements and investment company research reports; publicly available commentary and information of a general nature relating to the aviation and travel and leisure industries; and information pertaining to general economic conditions.

8. such other public and confidential information, discussions, investigations and analyses as we considered necessary to properly render the opinion below.

In assessing the fairness of the consideration to be received by the shareholders of travelbyus.com as contemplated by the Arrangement Agreement, and in particular as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of travelbyus.com common shares, we have:

1. assessed the Exchange Ratio relative to valuations of AGI and travelbyus.com applying both discounted cash flow analysis and comparable companies analysis.

2. assessed the Exchange Ratio in light of valuations reflected in recent financing agreements.

3. assessed the Exchange Ratio in light of the current share trading prices of AGI and travelbyus.com and the trading prices of AGI and travelbyus.com prior to the public announcement of the transaction contemplated by the Arrangement Agreement.

4. reviewed with the management of travelbyus.com the Arrangement Agreement and the transaction contemplated therein and the likelihood of a party, other than AGI, concluding an arrangement on terms more favorable than those of the Arrangement Agreement.

5. considered any other factors or analyses, which we judged, based on our experience in rendering such opinions, to be relevant.

Conclusion

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Arrangement Agreement is fair to the shareholders of travelbyus.com from a financial point of view. Wellington West Capital Inc. consents to the inclusion of this opinion in its entirety and any reference to this opinion in any prospectus, proxy statement or solicitation/recommendation statement, as the case may be, filed by Aviation or travelbyus.com in connection with the transaction contemplated by the Arrangement Agreement.

Yours truly,

WELLINGTON WEST CAPITAL INC.


/s/ Kevin M. Hooke
Kevin M. Hooke,
Director & Vice-President, Corporate Finance

                                                                      APPENDIX H

                                                May 3, 2000

CONFIDENTIAL

Board of Directors
Aviation Group, Inc.
700 North Pearl Street, Suite 2170
Dallas, Texas  75201

Gentlemen:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion (the "Fairness Opinion") to the Board of Directors as to the fairness to the stockholders of Aviation Group, Inc. ("Aviation"), from a financial point of view, of the consideration to be received by the stockholders of travelbyus.com ltd. ("Travelbyus") in connection with the business combination of Travelbyus with Aviation (the "Business Combination"), as provided in the Arrangement Agreement (the "Arrangement Agreement") by and among Aviation, Aviation Group Canada Ltd. (a wholly-owned subsidiary of Aviation), and Travelbyus. The consideration to be received by the stockholders of Travelbyus in the Business Combination consists of shares of a new class of capital stock of Travelbyus called "Exchangeable Shares," at an exchange ratio of one Exchangeable Share for each share of Travelbyus Common Stock. Each Exchangeable Share will have rights that will make it equivalent in substance to one share of Aviation Common Stock, will be redeemable at the option of the holder in exchange for one share of Aviation Common Stock and will be automatically redeemed no later than January 1, 2003 in exchange for one share of Aviation Common Stock.

In arriving at our Fairness Opinion, we:

(a) reviewed the draft of the Arrangement Agreement dated May 1, 2000 that was distributed on May 2, 2000;

(b) reviewed the audited financial statements of Aviation for the fiscal years ended June 30, 1997, 1998 and 1999, and the unaudited financial statements of Aviation for the six months ended December 31, 1999;

(c) reviewed the audited financial statements of Travelbyus for the fiscal years ended December 31, 1998 and September 30, 1999 and the unaudited financial statements of Travelbyus for the three months ended December 31, 1999;

(d) reviewed financial projections for Aviation, prepared and supplied by Aviation's management;

(e) reviewed financial projections for Travelbyus, prepared and supplied by Travelbyus' management;

(f) reviewed the historical market prices and trading volume for Aviation Common Stock;

Board of Directors
Aviation Group, Inc.
May 3, 2000
Page 2


(g) reviewed the historical market prices and trading volume for Travelbyus Common Stock;

(h) held discussions with senior management of Aviation and Travelbyus with respect to the business and prospects for future growth of Aviation and Travelbyus;

(i) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Aviation;

(j) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Travelbyus;

(k) performed discounted cash flow analyses of Aviation using certain assumptions of future performance provided to us by the management of Aviation;

(l) performed discounted cash flow analyses of Travelbyus using certain assumptions of future performance provided to us by the management of Travelbyus;

(m) reviewed and analyzed certain publicly available financial information for transactions that we deemed comparable to the Business Combination;

(n)     reviewed public information concerning Aviation and Travelbyus; and

(o) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by Aviation and Travelbyus and their respective employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Aviation provided to us, we assumed at the direction of Aviation's management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgment of Aviation's management. With respect to forecasts of future financial condition and operating results of Travelbyus provided to us, we assumed at the direction of Travelbyus' management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgment of Travelbyus' management. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of Aviation or Travelbyus or their affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long term viability of Aviation or the combined operations following the Business Combination, or the price at which Aviation Common Stock will trade subsequent to the Business Combination. We have assumed that the Business Combination will be completed in accordance with the terms of the Arrangement Agreement. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm the opinion.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

Board of Directors
Aviation Group, Inc.
May 3, 2000
Page 3


We have acted as financial advisor to the Board of Directors of Aviation in rendering this opinion and will receive a fee for our services. CIBC World Markets may in the future provide investment banking or other financial advisory services to Aviation or Travelbyus.

In the ordinary course of its business, CIBC World Markets and its affiliates may also actively trade securities of Aviation and Travelbyus for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of Travelbyus pursuant to the Arrangement Agreement is fair to the stockholders of Aviation from a financial point of view. This Fairness Opinion is for the use of the Board of Directors of Aviation. Neither this Fairness Opinion nor the services provided by CIBC World Markets in connection herewith may be publicly disclosed or referred to in any manner by Aviation without the prior written approval by CIBC World Markets. CIBC World Markets consents to the inclusion of this opinion in its entirety and any reference to this opinion, subject to the approval by CIBC World Markets of references to it or this opinion therein, in any prospectus, proxy statement or solicitation/recommendation statement, as the case may be, filed by Aviation or Travelbyus in connection with the Business Combination.

                                                Very Truly Yours,


                                                /s/ CIBC World Markets Corp.
                                                ----------------------------

                                                CIBC World Markets Corp.

                                                                      Appendix I



                      BUSINESS CORPORATIONS ACT (ONTARIO)



185. (1) Rights of dissenting shareholders. Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

     (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

     (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

     (c)  amalgamate with another corporation under sections 175 and 176;

     (d)  be continued under the laws of another jurisdiction under section 181;
          or

     (e) sell, lease or exchange all or substantially all its property under subsection 184(3);

a holder of shares of any class or series entitled to vote on the resolution may dissent.

     (2) Idem. If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

     (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

     (b)  subsection 170(5) or (6).

     (3) Exception. A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

     (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

     (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

     (4) Shareholders right to be paid fair value. In addition any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

     (5) No partial dissent. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

     (6) Objection. A dissenting shareholder shall send to the corporation, at or before any meeting of sh areholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

     (7) Idem. The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

     (8) Notice of adoption of resolution. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

     (9) Idem. A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

     (10) Demand for payment of fair value. A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

     (a)   the shareholder's name and address;

     (b) the number and class of shares in respect of which the shareholder dissents; and

     (c)   a demand for payment of the fair value of such shares.

     (11) Certificates to be sent in. Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

     (12)  Idem.  A dissenting shareholder who fails to comply with subsections
(6), (10) and (11 ) has no right to make a claim under this section.

     (13) Endorsement on certificate. A corporation or its transfer agent shall endorse on any share certificate received under subsection (11 ) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

     (14) Rights of dissenting shareholder. On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

     (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

     (b)   the corporation fails to make an offer in accordance with subsection
           (15) and the dissenting shareholder withdraws notice; or

     (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

     (15) Offer to pay. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

     (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

     (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

     (16) Idem. Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

     (17) Idem. Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

     (18) Application to court to fix fair value. Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

     (19)  Idem.  If a corporation fails to apply to the court under subsection
(18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

     (20) Idem. A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

     (21) Costs. If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

     (22) Notice to Shareholders. Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

     (a)   has sent to the corporation the notice referred to in subsection
           (10); and

     (b)   has not accepted an offer made by the corporation under subsection
           (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

     (23) Parties joined. All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

     (24)  Idem.  Upon an application to the court under subsection (18) or
(19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

     (25) Appraisers. The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

     (26) Final Order. The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b).

     (27) Interest. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

     (28) Where corporation unable to pay. Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

     (29) Idem. Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

     (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

     (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

     (30) Idem. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

     (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

     (31) Court order. Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

     (32) Commission may appear. The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31 ) if the corporation is an offering corporation.